FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-171508-04

The information in this free writing prospectus is preliminary and may be supplemented or changed.  These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered.  This  free writing prospectus and the accompanying prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED NOVEMBER 8, 2012
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

Free Writing Prospectus supplementing the Prospectus dated November 8, 2012

$1,083,364,000 (Approximate)
GS Mortgage Securities Trust 2012-GCJ9

as Issuing Entity

GS Mortgage Securities Corporation II

as Depositor

Jefferies LoanCore LLC
Goldman Sachs Mortgage Company
Citigroup Global Markets Realty Corp.
Archetype Mortgage Funding I LLC

as Sponsors

Commercial Mortgage Pass-Through Certificates, Series 2012-GCJ9

The Commercial Mortgage Pass-Through Certificates, Series 2012-GCJ9 will consist of 14 classes of certificates, 6 of which GS Mortgage Securities Corporation II is offering pursuant to this free writing prospectus.  The Series 2012-GCJ9 certificates will represent the beneficial ownership interests in the issuing entity, which will be GS Mortgage Securities Trust 2012-GCJ9.  The issuing entity’s main assets will be a pool of 74 fixed rate mortgage loans secured by generally first liens on various types of commercial, multifamily and manufactured housing community properties.

Classes of Offered Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Ratings (Moody’s/Fitch/KBRA)(3)	Rated Final Distribution Date(4)
Class A-1	$72,318,000		[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	November 2045
Class A-2	$202,504,000		[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	November 2045
Class A-3	$607,410,000		[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	November 2045
Class A-AB	$90,017,000		[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	November 2045
Class X-A	$1,083,364,000	(6)	[ ]%	Variable IO(7)	Aaa(sf) / AAA(sf) / AAA(sf)	November 2045
Class A-S	$111,115,000		[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	November 2045

(Footnotes to table begin on page 13)
You should carefully consider the risk factors beginning on page 51 of this free writing prospectus and page 4 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2012-GCJ9 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS FREE WRITING PROSPECTUS OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

Distributions to holders of the certificates of amounts to which they are entitled will be made monthly, commencing in December 2012.  Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this free writing prospectus.

The offered certificates will be offered by Goldman, Sachs & Co., Citigroup Global Markets Inc. and Jefferies & Company, Inc. when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part.  The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest, determined at the time of sale.  The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System in Europe against payment in New York, New York on or about November 29, 2012.

Goldman, Sachs & Co.	Jefferies
Citigroup
Co-Lead Managers and Joint Bookrunners

November [ ], 2012

GS Mortgage Securities Trust 2012-GCJ9

Commercial Mortgage Pass-Through Certificates, Series 2012-GCJ9

Wyoming
1 property
$4,937,342
0.4% of total
Minnesota
1 property
$2,061,802
0.1% of total
Illinois
28 properties
$103,372,378
7.4% of total
Wisconsin
2 properties
$29,064,471
2.1% of total
Indiana
2 properties
$6,291,111
0.5% of total
Michigan
11 properties
$56,685,102
4.1% of total
Pennsylvania
4 properties
$75,442,899
5.4% of total
New York
7 properties
$336,000,000
24.2% of total
Connecticut
2 properties
$16,030,313
1.2% of total
Ohio
3 properties
$10,892,510
0.8% of total
New Jersey
1 property
$8,250,000
0.6% of total
Delaware
1 property
$19,456,146
1.4% of total
Nevada
1 property
$6,450,000
0.5% of total
California
7 properties
$231,432,606
16.7% of total
West Virginia
1 property
$6,977,375
0.5% of total
Maryland
1 property
$4,994,599
0.4% of total
Virginia
1 property
$22,700,000
1.6% of total
Arizona
2 properties
$13,935,793
1.0% of total
Colorado
1 property
$3,426,251
0.2% of total
South Carolina
8 properties
$23,259,715
1.7% of total
North Carolina
8 properties
$83,416,283
6.0% of total
Georgia
8 properties
$61,585,583
4.4% of total
Oklahoma
1 property
$4,522,984
0.3% of total
Tennessee
8 properties
$59,427,348
4.3% of total
Kentucky
3 properties
$16,500,000
1.2% of total
Texas
8 properties
$52,756,072
3.8% of total
Alabama
1 property
$13,984,806
1.0% of total
Florida
13 properties
$115,074,735
8.3% of total
Mortgaged Properties by Property Type
Self Storage 4.0%
Manufactured Housing 1.5%
Multifamily 12.3%
Office 34.5%
Retail 12.8%
Mixed Use 16.9%
Hospitality 17.9%
>10.0% of Initial Pool Balance
>5.0 – 10.0% of Initial Pool Balance
>1.0 – 5.0% of Initial Pool Balance
0.1 – 1.0% of Initial Pool Balance

SUMMARY OF FREE WRITING		in Part on Who Controls the Borrower
PROSPECTUS	14	and Mortgaged Property	66
RISK FACTORS	51	The Borrower’s Form of Entity May Cause
The Offered Certificates May Not Be a		Special Risks	67
Suitable Investment for You	51	A Bankruptcy Proceeding May Result in
The Offered Certificates Are Limited		Losses and Delays in Realizing on the
Obligations	51	Mortgage Loans	68
The Volatile Economy, Credit Crisis and		Mortgage Loans Are Nonrecourse and Are
Downturn in the Real Estate Market Have		Not Insured or Guaranteed	68
Adversely Affected and May Continue To		Adverse Environmental Conditions at or
Adversely Affect the Value of CMBS	51	Near Mortgaged Properties May Result in
External Factors May Adversely Affect the		Losses	69
Value and Liquidity of Your Investment	52	Risks Related to Redevelopment and
The Certificates May Have Limited Liquidity		Renovation at Mortgaged Properties	69
and the Market Value of the Certificates		Risks Relating to Costs of Compliance with
May Decline	53	Applicable Laws and Regulations	70
Subordination of Subordinate Certificates	54	Litigation Regarding the Mortgaged
Limited Information Causes Uncertainty	54	Properties or Borrowers May Impair Your
Legal and Regulatory Provisions Affecting		Distributions	70
Investors Could Adversely Affect the		Other Financings or Ability To Incur Other
Liquidity of the Offered Certificates	55	Financings Entails Risk	70
Your Yield May Be Affected by Defaults,		Risks of Shari’ah Compliant Loans	72
Prepayments and Other Factors	56	Borrower May Be Unable To Repay
Nationally Recognized Statistical Rating		Remaining Principal Balance on Maturity
Organizations May Assign Different		Date	72
Ratings to the Certificates; Ratings of the		Risks Relating to Interest on Advances and
Certificates Reflect Only the Views of the		Special Servicing Compensation	73
Applicable Rating Agencies as of the		Increases in Real Estate Taxes
Dates Such Ratings Were Issued;		May Reduce Available Funds	73
Ratings May Affect ERISA Eligibility;		Some Mortgaged Properties May Not Be
Ratings May Be Downgraded	59	Readily Convertible to Alternative Uses	74
Commercial, Multifamily and Manufactured		Risks Related to Zoning Non-Compliance
Housing Community Lending Is		and Use Restrictions	75
Dependent on Net Operating Income	60	Risks Relating to Inspections of Properties	75
Underwritten Net Cash Flow Could Be		Availability of Earthquake, Flood and Other
Based On Incorrect or Failed		Insurance	76
Assumptions	60	Terrorism Insurance May Not Be Available
The Mortgage Loans Have Not Been		for All Mortgaged Properties	76
Reunderwritten by Us; Some Mortgage		Risks Associated with Blanket Insurance
Loans May Not Have Complied With		Policies or Self-Insurance	77
Another Originator’s Underwriting Criteria	61	State and Local Mortgage Recording Taxes
Static Pool Data Would Not Be Indicative of		May Apply Upon a Foreclosure or Deed
the Performance of this Pool	61	in Lieu of Foreclosure and Reduce Net
Appraisals May Not Reflect Current or		Proceeds	78
Future Market Value of Each Property	61	Risks Relating to a Bankruptcy of an
Performance of the Certificates Will Be		Originator, a Sponsor or the Depositor, or
Highly Dependent on the Performance of		a Receivership or Conservatorship of
Tenants and Tenant Leases	62	Goldman Sachs Bank USA	78
Concentrations Based on Property Type,		Interests and Incentives of the Originators,
Geography, Related Borrowers and		the Sponsors and Their Affiliates May Not
Other Factors May Disproportionately		Be Aligned With Your Interests	79
Increase Losses	65	Interests and Incentives of the Underwriter
Risks Relating to Enforceability of		Entities May Not Be Aligned With Your
Cross-Collateralization	66	Interests	80
The Performance of a Mortgage Loan and		Potential Conflicts of Interest of the Master
Its Related Mortgaged Property Depends		Servicer and the Special Servicer	82

Potential Conflicts of Interest of the		Sale of Mortgage Loans; Mortgage File
Operating Advisor	83	Delivery	143
Potential Conflicts of Interest of the		Cures, Repurchases and Substitutions	144
Controlling Class Representative and		Additional Information	146
2012-GC8 Controlling Class		TRANSACTION PARTIES	147
Representative	84	The Sponsors	147
Potential Conflicts of Interest in the		The Depositor	157
Selection of the Underlying Mortgage		The Originators	158
Loans	84	The Issuing Entity	176
Other Potential Conflicts of Interest		The Trustee and Certificate Administrator	177
May Affect Your Investment	85	Trustee and Certificate Administrator Fee	180
Special Servicer May Be Directed To Take		The Operating Advisor	180
Actions by an Entity That Has No Duty or		Servicers	182
Liability to Other Certificateholders	85	The Special Servicer	185
Your Lack of Control Over the Issuing		Servicing Compensation, Operating Advisor
Entity and Servicing of the Mortgage		Compensation and Payment of Expenses	187
Loans Can Create Risks	86	Affiliates and Certain Relationships	199
Rights of the Operating Advisor and the		DESCRIPTION OF THE OFFERED
Controlling Class Representative Could		CERTIFICATES	201
Adversely Affect Your Investment	87	General	201
Rights of the Controlling Class		Distributions	202
Representative Under the 2012-GC8		Subordination	214
Pooling and Servicing Agreement Could		Appraisal Reductions	215
Adversely Affect Your Investment	88	Voting Rights	218
You Will Not Have any Control Over the		Delivery, Form, Transfer and Denomination	219
Servicing of The Non-Serviced Loans	88	Certificateholder Communication	222
Sponsors May Not Be Able To Make		YIELD, PREPAYMENT AND MATURITY
Required Repurchases or Substitutions		CONSIDERATIONS	223
of Defective Mortgage Loans	88	Yield	223
Book-Entry Registration Will Mean You Will		Yield on the Class X-A Certificates	226
Not Be Recognized as a Holder of		Weighted Average Life of the Offered
Record	89	Certificates	226
Tax Matters and Changes in Tax Law		Price/Yield Tables	230
May Adversely Impact the Mortgage		THE POOLING AND SERVICING
Loans or Your Investment	89	AGREEMENT	233
Combination or “Layering” of Multiple Risks		General	233
May Significantly Increase Risk of Loss	91	Servicing of the Whole Loans	233
DESCRIPTION OF THE MORTGAGE POOL	92	Assignment of the Mortgage Loans	234
General	92	Servicing of the Mortgage Loans	235
Certain Calculations and Definitions	93	Advances	239
Statistical Characteristics of the Mortgage		Accounts	242
Loans	99	Application of Penalty Charges,
Environmental Considerations	114	Modification Fees and Assumption Fees	244
Litigation Considerations	115	Withdrawals from the Collection Account	244
Redevelopment and Renovation	116	Enforcement of “Due-On-Sale” and
Default History, Bankruptcy Issues and		“Due-On-Encumbrance” Clauses	245
Other Proceedings	116	Inspections	246
Tenant Issues	118	Evidence as to Compliance	247
Insurance Considerations	125	Certain Matters Regarding the Depositor,
Use Restrictions	126	the Master Servicer, the Special Servicer
Appraised Value	126	and the Operating Advisor	248
Nonrecourse Carve-out Limitations	126	Servicer Termination Events	250
Certain Terms of the Mortgage Loans	127	Rights Upon Servicer Termination Event	251
Non-Serviced Whole Loans	137	Waivers of Servicer Termination Events	252
Shari’ah Compliant Lending Structure	141	Termination of the Special Servicer	252
Exceptions to Underwriting Guidelines	142	Amendment	253
Significant Obligor	142	Realization Upon Mortgage Loans	256
Representations and Warranties	142	Controlling Class Representative	261
		Operating Advisor	266

Asset Status Reports	271	INDEX OF SIGNIFICANT DEFINITIONS	291
Rating Agency Confirmations	273
Termination; Retirement of Certificates	274
Optional Termination; Optional Mortgage
Loan Purchase	274	ANNEX A – STATISTICAL
Reports to Certificateholders; Available		CHARACTERISTICS OF THE
Information	275	MORTGAGE LOANS	A-1
Servicing of the Non-Serviced Loans	281	ANNEX B – STRUCTURAL AND
MATERIAL FEDERAL INCOME TAX		COLLATERAL TERM SHEET	B-1
CONSEQUENCES	282	ANNEX C – MORTGAGE POOL
General	282	INFORMATION	C-1
Tax Status of Offered Certificates	283	ANNEX D – FORM OF DISTRIBUTION
Taxation of Offered Certificates	283	DATE STATEMENT	D-1
Further Information	285	ANNEX E-1 – SPONSOR
STATE AND LOCAL TAX		REPRESENTATIONS AND
CONSIDERATIONS	285	WARRANTIES	E-1-1
ERISA CONSIDERATIONS	285	ANNEX E-2 – EXCEPTIONS TO SPONSOR
LEGAL INVESTMENT	287	REPRESENTATIONS AND
CERTAIN LEGAL ASPECTS OF THE		WARRANTIES	E-2-1
MORTGAGE LOANS	288	ANNEX F – CLASS A-AB SCHEDULED
RATINGS	289	PRINCIPAL BALANCE SCHEDULE	F-1
LEGAL MATTERS	290

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  YOU UNDERSTAND THAT, WHEN YOU ARE CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF OFFERED CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF OFFERED CERTIFICATES TO BE MADE TO INVESTORS.  ANY “INDICATIONS OF INTEREST” EXPRESSED BY YOU, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, YOU MAY COMMIT TO PURCHASE OFFERED CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE OFFERED CERTIFICATES MAY NOT BE ISSUED WITH THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  THE UNDERWRITERS’ OBLIGATIONS TO SELL OFFERED CERTIFICATES TO YOU IS CONDITIONED ON THE OFFERED CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, YOU WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ANY PORTION OF THE OFFERED CERTIFICATES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND YOU, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

YOU HAVE REQUESTED THAT THE UNDERWRITERS PROVIDE TO YOU INFORMATION IN CONNECTION WITH YOUR CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THIS FREE WRITING PROSPECTUS.  THIS FREE WRITING PROSPECTUS IS BEING PROVIDED TO YOU FOR INFORMATION PURPOSES ONLY IN RESPONSE TO YOUR SPECIFIC REQUEST.  THE UNDERWRITERS DESCRIBED IN THIS FREE WRITING PROSPECTUS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THIS FREE WRITING PROSPECTUS.  THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THIS FREE WRITING PROSPECTUS.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS INFORMATION DELIVERED TO YOU AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO YOU PRIOR TO THE TIME OF SALE.

THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE FINAL PROSPECTUS SUPPLEMENT.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this free writing prospectus, which describes the specific terms of the offered certificates.  The terms of the offered certificates contained in this free writing prospectus, including the annexes to this free writing prospectus, are intended to supplement the terms contained in the accompanying prospectus.  References in the accompanying prospectus to “prospectus supplement” should, in general, be treated as references to this free writing prospectus insofar as they relate to the certificates offered by this free writing prospectus.

You should rely only on the information contained in this free writing prospectus and the prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus.  The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus begins with two introductory sections describing the Series 2012-GCJ9 certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary,” commencing on page 13 of this free writing prospectus, which sets forth important statistical information relating to the Series 2012-GCJ9 certificates; and

●
the “Summary of Free Writing Prospectus,” commencing on page 14 of this free writing prospectus, which gives a brief introduction to the key features of the Series 2012-GCJ9 certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors,” commencing on page 51 of this free writing prospectus, describes the material risks that apply to the Series 2012-GCJ9 certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The Table of Contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page 292 of this free writing prospectus.  The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 108 of the prospectus.

In this free writing prospectus:

●	the terms “depositor,” “we,” “us” and “our” refer to GS Mortgage Securities Corporation II.

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the trust as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this free writing prospectus.

The Annexes attached to this free writing prospectus are incorporated into and made a part of this free writing prospectus.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS FREE WRITING PROSPECTUS.

THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

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“YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A CERTIFICATES” IN THIS FREE WRITING PROSPECTUS.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED.  AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.  ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS FREE WRITING PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL

NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES.   ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NEITHER THE ISSUING ENTITY NOR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150, NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE

WRITING PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE.

HONG KONG

THIS FREE WRITING PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS FREE WRITING PROSPECTUS HAVE NOT BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG.  YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS FREE WRITING PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.  THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

THE OFFERED CERTIFICATES MAY NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER THAN (I) IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG), OR (II) TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER, OR (III) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG), AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES MAY BE ISSUED OR MAY BE IN THE POSSESSION OF ANY PERSON FOR THE PURPOSE OF ISSUE (IN EACH CASE WHETHER IN HONG KONG OR ELSEWHERE), WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC IN HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER.

SINGAPORE

THIS FREE WRITING PROSPECTUS HAS NOT BEEN AND WILL NOT BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”).  ACCORDINGLY, THIS FREE WRITING PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:  (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN

ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 EXCEPT:  (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN $200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY OPERATION OF LAW.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES.  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS FREE WRITING PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.  AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

FORWARD-LOOKING STATEMENTS

In this free writing prospectus and the prospectus, we use certain forward-looking statements.  These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.  Forward-looking statements are also found elsewhere in this free writing prospectus and prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date of this free writing prospectus.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

Certificate Summary

Classes of Certificates	Initial Certificate Principal Amount or Notional Amount(1)			Approximate Credit Support	Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Ratings (Moody’s/Fitch/ KBRA)(3)	Expected Weighted Avg. Life (yrs.)(9)	Expected Principal Window(9)
Offered Certificates
Class A-1		$72,318,000		30.000%(10)	[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	2.39	12/12-06/17
Class A-2		$202,504,000		30.000%(10)	[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	4.80	06/17-11/17
Class A-3		$607,410,000		30.000%(10)	[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	9.78	06/22-11/22
Class A-AB		$90,017,000		30.000%(10)	[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	7.32	11/17-06/22
Class X-A		$1,083,364,000	(6)	N/A	[ ]%	Variable IO(7)	Aaa(sf) / AAA(sf) / AAA(sf)	N/A	N/A
Class A-S		$111,115,000		22.000%	[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	9.95	11/22-11/22
Non-Offered Certificates
Class X-B		$305,564,224	(6)	N/A	[ ]%	Variable IO(7)	Ba3(sf) / NR / AAA(sf)	N/A	N/A
Class B		$90,280,000		15.500%	[ ]%	(5)	Aa3(sf) / AA-(sf) / AA-(sf)	9.95	11/22-11/22
Class C		$57,293,000		11.375%	[ ]%	(5)	A3(sf) / A-(sf) / A-(sf)	9.95	11/22-11/22
Class D		$57,293,000		7.250%	[ ]%	(5)	Baa3(sf) / BBB-(sf) / BBB-(sf)	9.95	11/22-11/22
Class E		$27,779,000		5.250%	[ ]%	(5)	Ba2(sf) / BB(sf) / BB(sf)	9.95	11/22-11/22
Class F		$22,570,000		3.625%	[ ]%	(5)	B2(sf) / B(sf) / B+(sf)	9.95	11/22-11/22
Class G		$50,349,224		0.000%	[ ]%	(5)	NR / NR / NR	9.95	11/22-11/22
Class R(8)	$	N/A		N/A	N/A	N/A	NR / NR / NR	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)
It is a condition of issuance that the offered certificates receive the ratings set forth above.  Ratings shown are those of Moody’s Investors Service, Inc., Fitch, Inc. and Kroll Bond Rating Agency, Inc.  Subject to the discussion under “Ratings” in this free writing prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date.  Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this free writing prospectus.  Moody’s Investors Service, Inc., Fitch, Inc. and Kroll Bond Rating Agency, Inc. have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related rating agency’s website.

(4)	The rated final distribution date for each class of offered certificates is the distribution date in November 2045.

(5)
For any distribution date, the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage.

(6)
The Class X-A and Class X-B certificates will not have certificate principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A and Class X-B certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S certificates.  The notional amount of the Class X-B certificates will be equal to the aggregate certificate principal amounts of the Class B, Class C, Class D, Class E, Class F and Class G certificates.

(7)
The pass-through rate of the Class X-A certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S certificates as described in this free writing prospectus.  The pass-through rate of the Class X-B certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F and Class G certificates as described in this free writing prospectus.

(8)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates represent the residual interests in each of two separate REMICs, as further described in this free writing prospectus.  The Class R certificates will not be entitled to distributions of principal or interest.

(9)	Assuming no prepayments prior to maturity, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

(10)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3 and Class A-AB certificates are represented in the aggregate.

The Class X-B, Class B, Class C, Class D, Class E, Class F, Class G and Class R certificates are not offered by this free writing prospectus.

SUMMARY OF FREE WRITING PROSPECTUS

The following is only a summary. Detailed information appears elsewhere in this free writing prospectus and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See “Index of Significant Definitions” in this free writing prospectus and “Index of Defined Terms” in the prospectus for definitions of capitalized terms.

Title, Registration and Denomination of Certificates

The certificates to be issued are known as the GS Mortgage Securities Trust 2012-GCJ9, Commercial Mortgage Pass Through Certificates, Series 2012-GCJ9. The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants. You may hold your certificates through: (i) DTC in the United States or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System will be made in accordance with the usual rules and operating procedures of those systems. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination,” and “—Book-Entry Registration” in this free writing prospectus and “Description of the Certificates—General” in the prospectus.  All the offered certificates will be issued in registered form without coupons.  The offered certificates (other than the Class X-A certificates) that are initially offered and sold will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000.  The Class X-A certificates will be issued in minimum denominations of authorized initial notional amount of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Transaction Parties and Significant Dates, Events and Periods

Issuing Entity
GS Mortgage Securities Trust 2012-GCJ9, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity” in this free writing prospectus.

Depositor
GS Mortgage Securities Corporation II, a Delaware corporation. As depositor, GS Mortgage Securities Corporation II will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 200 West Street, New York, New York 10282 and its telephone number is (212) 902-1000.  See “Transaction Parties—The Depositor” in this free writing prospectus and “The Depositor” in the prospectus.

Sponsors	The mortgage loans will be sold to the depositor by the following sponsors, which have organized and initiated the transaction in which the certificates will be issued:

	●	Jefferies LoanCore LLC, a Delaware limited liability company (38.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Goldman Sachs Mortgage Company, a New York limited partnership (29.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Citigroup Global Markets Realty Corp., a New York corporation (22.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

● Archetype Mortgage Funding I LLC, a Delaware limited liability company (9.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

See “Transaction Parties—The Sponsors” in this free writing prospectus.

Originators	The mortgage loans were originated by the entities set forth in the following chart.

Originator	Sponsor	Number of Mortgage Loans	% of Initial Pool Balance
Jefferies LoanCore LLC	Jefferies LoanCore LLC	18	38.0%
Citigroup Global Markets Realty Corp.	Citigroup Global Markets Realty Corp.	27	21.7
Goldman Sachs Mortgage Company	Goldman Sachs Mortgage Company	6	12.6
GS Commercial Real Estate LP	Goldman Sachs Mortgage Company	1	10.1
Archetype Mortgage Capital LLC	Archetype Mortgage Funding I LLC	14	9.9
Goldman Sachs Commercial Mortgage Capital, L.P.	Goldman Sachs Mortgage Company	5	7.0
RAIT Partnership, L.P.	Citigroup Global Markets Realty Corp.	3	0.9
		74	100.0%

See “Transaction Parties—The Originators” in this free writing prospectus.

Trustee
U.S. Bank National Association is a national banking association.  The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle Street, 7th floor, Chicago, Illinois 60603.  Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan transferred to the issuing entity.  In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing.  See “Transaction Parties—The Trustee and Certificate Administrator” in this free writing prospectus.

Certificate Administrator
U.S. Bank National Association will initially act as certificate administrator, custodian, paying agent, certificate registrar and authenticating agent.  The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle Street, 7th Floor, Mail Code: MK-IL-SL7C, Chicago, Illinois 60603, Attention: GSMS 2012-GCJ9, and the office designated for purposes of certificate transfers and exchanges is located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services – GSMS 2012-GCJ9.  See “Transaction Parties—The Trustee and Certificate Administrator” in this free writing prospectus.

Operating Advisor
Pentalpha Surveillance LLC, a Delaware limited liability company.  At any time that (i) none of the classes of Class E, Class F and Class G certificates has an outstanding certificate principal amount (as reduced or notionally reduced by any realized losses and appraisal reductions allocable to such class) that is at least equal to 25% of the initial certificate principal amount of that class of certificates or (ii) a control termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this free writing prospectus (each, a “Control Termination Event”), the operating advisor will generally review the special servicer’s operational practices in respect of specially serviced loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced loans. In addition, at any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will consult with the special servicer with regard to certain major decisions with respect to the mortgage loans to the extent described in this free writing prospectus and the pooling and servicing agreement.

At any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform level basis.  Based on the operating advisor’s review of certain information described in this free writing prospectus, the operating advisor will be required (if any mortgage loans were specially serviced loans during the prior calendar year) to prepare an annual report to be provided to the trustee and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced loans.

At any time that (i) none of the classes of Class E, Class F and Class G certificates has an outstanding certificate principal amount, as reduced by any realized losses, but without regard to the application of any appraisal reductions, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or (ii) a consultation termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this free writing prospectus (each, a “Consultation Termination Event”), the operating advisor may recommend the replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Additionally, if the holders of at least 15% of the voting rights of the certificates other than the Class X-A, Class X-B and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class as reduced by payments of principal) request a vote to replace the operating advisor, then the operating advisor may be replaced by the holders of more than 50% of the voting rights of the certificates other than the Class X-A, Class X-B and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal) that exercise their right to vote; provided that holders of at least 50% of the voting rights of such certificates exercise their right to vote. See “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this free writing prospectus.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—Operating Advisor,” “Description of the Mortgage Pool—Non-Serviced Whole Loans” and “Transaction Parties—The Operating Advisor” in this free writing prospectus.

Master Servicer
Wells Fargo Bank, National Association, a national banking association.  The master servicer will initially service all of the mortgage loans either directly or through a sub-servicer pursuant to the pooling and servicing agreement, as well as the Gansevoort Park Avenue whole loan, the Miami Center whole loan and the 222 Broadway whole loan, also referred to in this free writing prospectus as the non-serviced whole loans, which will be serviced by Wells Fargo Bank, National Association as master servicer under the pooling and servicing agreement, dated as of September 1, 2012, among Citigroup Commercial Mortgage Securities Inc., as depositor, Situs Holdings, LLC, as operating advisor, Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Citibank, N.A., as certificate administrator, and U.S. Bank National Association, as trustee, also referred to as the “2012-GC8 pooling and servicing agreement” in this free writing prospectus.  The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.  See “Transaction Parties—Servicers—The Master Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

Special Servicer
Rialto Capital Advisors, LLC, a Delaware limited liability company, will be the initial special servicer with respect to all of the mortgage loans (other than with respect to the non-serviced loans) pursuant to the pooling and servicing agreement. Midland Loan Services, a Division of PNC Bank, National Association, currently acts as special servicer under the 2012-GC8 pooling and servicing agreement, which governs the servicing of the Gansevoort Park Avenue whole loan, the Miami Center whole loan and the 222 Broadway whole loan. Rialto Capital Advisors, LLC was appointed to be the special servicer at the request of the initial controlling class representative, an affiliate that on the closing date, is expected to purchase the Class E, Class F and Class G certificates. The primary servicing office of Rialto Capital, LLC is located at 730 NW 107th Avenue, Suite 400, Miami, Florida 33172. See “Transaction Parties—Servicers—The Special Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

The special servicer for the pool of mortgage loans may be removed, with or without cause, and a successor special servicer appointed, from time to time, as follows:

● prior to the occurrence and continuance of a Control Termination Event, the special servicer may be removed at the direction of the controlling class representative; and

●
after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates) or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal), vote affirmatively to so replace.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer.  In connection with such a recommendation, the special servicer would be replaced if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal), vote affirmatively to so replace.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Controlling Class Representative
The controlling class representative will be the controlling class certificateholder or representative selected by more than 50% of the controlling class certificateholders (by certificate principal amount).

The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an outstanding certificate principal amount, as reduced or notionally reduced by any realized losses and appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates.  See “Description of the Offered Certificates—Voting Rights” in this free writing prospectus.  No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

So long as a Control Termination Event does not exist, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the controlling class representative will terminate, and the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the controlling class representative will terminate.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

RREF CMBS AIV, LP, or one of its affiliates, is expected to purchase the Class E, Class F and Class G certificates and, on the closing date, is expected to appoint itself, or one of its affiliates, to be the initial controlling class representative.

So long as a Control Termination Event does not exist, (i) the special servicer may, at the direction of the controlling class representative, take actions with respect to the servicing of the mortgage loans (other than with respect to the non-serviced loans) that could adversely affect the holders of some or all of the classes of certificates and (ii) the special servicer may be removed without cause by the controlling class representative. Furthermore, the controlling class representative may have interests in conflict with those of the holders of the offered certificates.  See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative” in this free writing prospectus.

Notwithstanding anything to the contrary described in this free writing prospectus, at any time when the Class E certificates are the controlling class certificates, the holder of more than 50% of the controlling class certificates (by certificate principal amount) may waive its right to act as or appoint a controlling class representative and to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor. Any such waiver will remain effective with respect to such holder and the Class E certificates until such time as that certificateholder has (i) sold a majority of the Class E certificates (by certificate principal amount) to an unaffiliated third party and (ii) certified to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect controlling interest in the Class E certificates. Following any such transfer, the successor holder of more than 50% of the Class E certificates, if the Class E certificates are the controlling class certificates (by certificate principal amount) will again have the rights of the controlling class representative as described in this free writing prospectus without regard to any prior waiver by the predecessor certificateholder. The successor certificateholder will also have the right to irrevocably waive its right to act as or appoint a controlling class representative or to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative. No successor certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced loan prior to its acquisition of a majority of the Class E certificates that had not also become a corrected loan prior to such acquisition until such mortgage loan becomes a corrected loan.

Whenever such an “opt-out” by a controlling class certificateholder is in effect:

● a consultation termination event will be deemed to have occurred and continue; and

●
the rights of the holder of more than 50% of the Class E certificates, if they are the controlling class certificates (by certificate principal amount) to act as or appoint a controlling class representative and the rights of the controlling class representative will not be operative (notwithstanding whether a control termination event or a consultation termination event is or would otherwise then be in effect).

With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as Gansevoort Park Avenue, Miami Center and 222 Broadway, each of which also secures a companion loan, the controlling class representative will have limited consultation rights with the

2012-GC8 special servicer, as provided for in the related intercreditor agreement and as described under “Description of the Mortgage Loan Pool—Non-Serviced Whole Loans” in this free writing prospectus.

Under the 2012-GC8 pooling and servicing agreement, the holder of the controlling class for that transaction will have similar consent and consultation rights with respect to the Non-Serviced Loans as the Controlling Class under the 2012-GCJ9 pooling and servicing agreement.  The initial 2012-GC8 controlling class representative is Raith Capital Management, LLC.

Significant Affiliations
and Relationships
Goldman Sachs Mortgage Company and its affiliates are playing several roles in this transaction.  GS Mortgage Securities Corporation II is the depositor and an affiliate of Goldman Sachs Mortgage Company, a sponsor and an originator, Goldman Sachs Commercial Mortgage Capital, L.P., an originator, GS Commercial Real Estate LP, an originator and Goldman, Sachs & Co., one of the underwriters for the offering of the offered certificates.  In addition, Jefferies LoanCore LLC, a sponsor and an originator, and Jefferies & Company, Inc., one of the underwriters for the offering of the offered certificates, are affiliated with each other.  In addition, Citigroup Global Markets Realty Corp., a sponsor and an originator, and Citigroup Global Markets Inc., one of the underwriters for the offering of the offered certificates, are affiliated with each other.

Goldman Sachs Mortgage Company provides warehouse financing to Archetype Mortgage Funding I LLC through a repurchase facility.  All of the mortgage loans that Archetype Mortgage Funding I LLC will transfer to the depositor are subject to that repurchase facility.  Proceeds received by Archetype Mortgage Funding I LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

Goldman Sachs Mortgage Company provides warehouse financing to an affiliate of Jefferies LoanCore LLC through a repurchase facility.  As of November 8, 2012, ten (10) of the mortgage loans that Jefferies LoanCore LLC will transfer to the depositor with an aggregate principal balance of approximately $341,239,666 as of the cut-off date, are subject to that repurchase facility.  In addition to those ten (10) mortgage loans, it is expected that one (1) other mortgage loan that Jefferies LoanCore LLC will transfer to the depositor, with a principal balance of approximately $26,500,000 as of the cut-off date, will be subject to that repurchase facility as of the date of initial issuance of the certificates. Proceeds received by Jefferies LoanCore LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire those financed mortgage loans from, and make payments to, Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

Goldman Sachs Mortgage Company or an affiliate will, as of the date of initial issuance of the offered certificates hold a mezzanine loan secured by direct or indirect equity interests in the related borrower under the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Cooper Hotel Portfolio, representing approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Jefferies LoanCore LLC or an affiliate will, as of the date of initial issuance of the offered certificates hold a mezzanine loan secured by direct or indirect equity interests in the related borrower under each of the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as North Street Portfolio and First State Plaza, representing approximately 3.7% and 1.4%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is also the master servicer, and each of the entities indicated below, Wells Fargo Bank, National Association acts as interim servicer with respect to:

●	all of the mortgage loans to be contributed to this securitization by Jefferies LoanCore LLC, a sponsor, an originator and an affiliate of Jefferies & Company, Inc., one of the underwriters; and

●	all of the mortgage loans to be contributed to this securitization by Archetype Mortgage Funding I LLC, a sponsor and an originator.

Wells Fargo Bank, National Association, which is also the master servicer, is acting as the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by each of Jefferies LoanCore LLC, Goldman Sachs Mortgage Company and Citigroup Global Markets Realty Corp. (except with respect to the Gansevoort Park Avenue whole loan, the Miami Center whole loan and the 222 Broadway whole loan to the extent the related loan file is held by Citibank, N.A. as named custodian on behalf of the trustee under the 2012-GC8 pooling and servicing agreement).

U.S. Bank National Association, the trustee and certificate administrator, is also the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by Archetype Mortgage Funding I LLC.

Rialto Capital Advisors, LLC, the special servicer, is an affiliate of the entity expected to (a) purchase the Class E, Class F and Class G Certificates, (b) become the initial controlling class certificateholder and (c) be appointed as the initial controlling class representative.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “Risk Factors—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Significant Obligor
The portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Bristol Portfolio, securing a mortgage loan representing approximately 10.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is a “significant obligor” (as such term is used in Items 1101 and 1112 of Regulation AB) with respect to this offering.  See “Description of the Mortgage Pool—Significant Obligor” in this free writing prospectus and “Structural and Collateral Term Sheet—Bristol Portfolio” in Annex B to this free writing prospectus.

Cut-off Date	With respect to each mortgage loan, the later of the due date in November 2012 for that mortgage loan and the date of origination for that mortgage loan.

Closing Date	On or about November 29, 2012.

Distribution Date
The certificate administrator will make distributions on the certificates, to the extent of available funds, on the 4th business day following the related determination date of each month, beginning in December 2012, to the holders of record at the end of the previous month.  The first distribution date will be December 12, 2012.

Determination Date	The 6th day of the calendar month of the related distribution date or, if the 6th day is not a business day, the next business day.

Expected Final Distribution Date	Class A-1	June 2017
	Class A-2	November 2017
	Class A-3	November 2022
	Class A-AB	June 2022
	Class X-A	November 2022
	Class A-S	November 2022

The expected final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of the Class X-A certificates, the date on which their notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in November 2045.

Collection Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the applicable distribution date occurs and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.

Transaction Overview
On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date.  That common law trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of November 1, 2012, among the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator and the trustee.  The master servicer will service the mortgage loans (other than the specially-serviced mortgage loans and the non-serviced loans) in accordance with the pooling and servicing agreement and provide information to the certificate administrator as necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

The Mortgage Loans

General
The issuing entity’s primary assets will be 74 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $1,388,928,224.  The mortgage loans are secured by generally first liens on 135 commercial, multifamily and manufactured housing community properties located in 28 states.  See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income” in this free writing prospectus.

Fee Simple / Leasehold
One hundred thirty-three (133) mortgaged properties, representing approximately 92.8% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entirety of those mortgaged properties.  With respect to three (3) of these one hundred thirty-three (133) mortgaged properties, identified on Annex A to this free writing prospectus as North Street Portfolio—The Highlands, Chase Tower Milwaukee and A-1 Personal Self Storage Portfolio—A-1 Star Road (Wake Forest), which secure approximately 2.1%, 1.8% and 0.2%, respectively, of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, both the fee and leasehold interests in the entirety of those mortgaged properties are encumbered, and we have treated those situations as simply an encumbered fee interest.  The mortgaged property identified on Annex A to this free writing prospectus as Jamaica Center, which secures approximately 5.8% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in the entire mortgaged property.  With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Abercorn Common, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan is secured by the related borrower’s entire interest in the related mortgaged property which consists of a fee simple interest in 19.25 acres at the mortgaged property and a leasehold interest in a 1-acre portion that encumbers a small area of a parking lot at the mortgaged property.

The Whole Loans
Three (3) of the mortgage loans included in the mortgage pool, secured by the mortgaged properties identified on Annex A to this free writing prospectus as Gansevoort Park Avenue, Miami Center and 222 Broadway, representing approximately 4.7%, 4.1% and 2.5%, respectively, of the aggregate principal balance of the mortgage loans as of the cut-off date, have, in each case, a related companion loan that will be held outside of the trust.

All of these whole loans will be serviced under the 2012-GC8 pooling and servicing agreement.

With respect to all of the whole loans, the companion loans that are a part of the whole loan structure but not included in the trust are pari passu in right of payment with the related pool mortgage loans in the trust.

Certain information regarding the whole loans is identified in the following table.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as a % of Initial Loan Pool Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance
Gansevoort Park Avenue	$65,000,000	4.7%	$75,000,000	$140,000,000
Miami Center	$57,256,493	4.1%	$114,512,986	$171,769,480
222 Broadway	$35,000,000	2.5%	$100,000,000	$135,000,000

For more information regarding the whole loans, see “Description of the Mortgage Pool—Non-Serviced Whole Loans” in this free writing prospectus.

Second Lien Mortgage Debt	As described under “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this free writing prospectus, the mortgaged property identified on Annex A to this free writing prospectus as Green Exchange, which secures a mortgage loan (the “Green Exchange Mortgage Loan”) that represents approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is encumbered by a second lien mortgage loan in the amount of approximately $15,000,000 as of the cut-off date held by the City of Chicago, Illinois, acting through its department of community development.  Based on an intercreditor agreement between the holder of the Green Exchange Mortgage Loan and the Green Exchange subordinate mortgage lender, the Green Exchange subordinate mortgage loan is currently subordinate to only $20,000,000 of the Green Exchange Mortgage Loan pending receipt of such approvals from the City Counsel of the City of Chicago, Illinois as are necessary for the Green Exchange subordinate mortgage lender to have the authority to agree to the further subordination of the Green Exchange subordinate mortgage loan.  Accordingly, the $6,500,000 portion of the Green Exchange Mortgage Loan which would not be senior in priority to the Green Exchange subordinate mortgage loan was funded into a reserve, which, upon the subordination of the Green Exchange subordinate mortgage loan to the entire Green Exchange Mortgage Loan, is to be released to the borrower under the Green Exchange Mortgage Loan, among other things, to fund certain reserves and escrows.  However, if the Green Exchange subordinate mortgage loan is not fully subordinated to the Green Exchange Mortgage Loan by January 15, 2013, such reserve is to be instead used to reduce the outstanding principal balance of the Green Exchange Mortgage Loan.

Due Dates / Grace Periods	Subject in some cases to a next business day convention, monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.
Due Date	Default Grace Period Days		Number of Mortgage Loans	% of Initial Pool Balance
6	0	(1)	57	89.2%
1	5		17	10.8
			74	100.0%

	(1)	Three (3) loans allow for a 5-day grace period permitted for one monthly payment per calendar year.

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each mortgage loan.  See Annex A for information on the number of days before late payment charges are due under each mortgage loan.  The information on Annex A to this free writing prospectus regarding the number of days before a late payment charge is due is based on the express terms of the mortgage loans.  Some jurisdictions may impose a statutorily longer period.

Interest-Only Mortgage Loans / Amortizing Mortgage Loans

Three (3) of the mortgage loans, representing approximately 17.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of interest-only until their stated maturity dates.  The remaining seventy-one (71) mortgage loans, representing approximately

82.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of principal and interest based on an amortization schedule that is significantly longer than the remaining term of the mortgage loan.  Eight (8) of these seventy-one (71) mortgage loans, representing approximately 21.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an initial interest-only period ranging from 3 to 60 months following the related origination date.

Balloon Loans
All of the mortgage loans will have substantial principal payments due on their maturity dates, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

Additional Characteristics of the Mortgage Loans	General characteristics of the mortgage loans as of the cut-off date:
All Mortgage Loans
Initial Pool Balance(1)	$1,388,928,224
Number of Mortgage Loans	74
Number of Mortgaged Properties	135
Average Cut-off Date Mortgage Loan Balance	$18,769,300
Weighted Average Mortgage Loan Rate(2)	4.8853%
Range of Mortgage Loan Rates(2)	3.9500%-6.7000%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)	61.9%
Weighted Average Maturity Date Loan-to-Value Ratio(2)(3)(4)	51.6%
Weighted Average Cut-off Date Remaining Term to Maturity (months)	110
Weighted Average Cut-off Date DSCR(2)	1.66x
Full-Term Amortizing Balloon Mortgage Loans	61.1%
Partial Interest-Only Balloon Mortgage Loans	21.3%
Interest-Only Balloon Mortgage Loans	17.6%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)
In the case of each of the non-serviced loans, with respect to which the related Mortgaged Property also secures a pari passu companion loan, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information is generally presented in this free writing prospectus in a manner that takes account of that mortgage loan and its related companion loan.  Other than as specifically noted, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.  In addition, all statistics presented in this free writing prospectus with respect to the Green Exchange Mortgage Loan assume that the second mortgage encumbering the related mortgaged property is subordinate to the entire Cut-off Date Balance of the Green Exchange Mortgage Loan.

(3)
With respect to the mortgage loans secured by mortgaged properties identified on Annex A to this free writing prospectus as Reston Commons and Hurstbourne Office Portfolio-Neustar Building, representing approximately 1.6% and 0.4%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Cut-off Date Loan-to-Value Ratio and the Maturity Date Loan-to-Value Ratio were calculated using the “as stabilized” appraised value.  The Weighted Average Cut-off Date Loan-to-Value Ratio using the “as-is” appraised value for Reston Commons and Hurstbourne Office Portfolio-Neustar Building is 62.2%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus.
(4)
In certain cases the Maturity Date Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” appraised value instead of the related “as-is” appraised value.  See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

Modified and Refinanced Loans
Five (5) of the mortgage loans, collectively representing approximately 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay-offs as described below:

●
With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as North Street Portfolio, representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, proceeds from such mortgage loan refinanced prior mortgage debt secured by the related mortgaged properties in connection with a bankruptcy settlement as described under “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus.  An agreement for a discounted payoff price had been reached in 2011.

●
With respect to the mortgage loan secured in part by the mortgaged properties identified on Annex A to this free writing prospectus as Cooper Hotel Portfolio - Hilton - Naples and Cooper Hotel Portfolio – Hilton - Orlando / Altamonte Springs, collectively representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, such mortgage loan in part satisfied a forbearance agreement entered into as a result of maturity defaults by the two previous loans that had been secured by same mortgaged properties.

●
In connection with the origination of the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as The Village Shoppes of Madison, which mortgage loan represents approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, an affiliate of the related borrower purchased, at a discount, mortgage debt secured by the related mortgaged property and converted the amount of the discount received into an unsecured loan to the related borrower.  The holder of the unsecured loan, has executed a subordination and standstill agreement.

●
With respect to the mortgage loan secured by the pool of mortgaged properties identified on Annex A to this free writing prospectus as Mansell Commons, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the proceeds of such mortgage loan refinanced through a discounted payoff prior mortgage debt secured by such mortgaged properties.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Robin MHC, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loan refinanced a discounted payoff of a previously matured mortgage loan secured by the related mortgaged property.  The mortgage loan represented 75% of the discounted pay-off amount, with the remainder, as well as closing costs, supplied by new equity from the related mortgage borrower.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Interest Accrual Basis	All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year.

Prepayment / Defeasance / Property Release Provisions	The terms of each mortgage loan restrict the ability of the borrower to prepay the mortgage loan as follows:

●
Sixty-five (65) mortgage loans, representing approximately 72.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of at least 2 years following the closing date and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property (or, if applicable, one of the related mortgaged properties) instead of prepaying the mortgage loan.

●
Six (6) mortgage loans, representing approximately 12.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of 11 to 25 payments following the closing date to prepay the mortgage loan in whole or, in some cases, in connection with a partial release of a mortgaged property, in part, in each case with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open period.

●
One (1) mortgage loan, representing approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower, (a) at any time during a 2-year lockout period following the closing date, to prepay a portion of the mortgage loan and obtain a release of a mortgaged property or (b) after a 2-year lockout period following the closing date, to substitute U.S. government securities as collateral and obtain a release of one or more of the properties in the portfolio constituting the related mortgaged property instead of prepaying the mortgage loan.

●
One (1) mortgage loan, representing approximately 4.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower, after a 2-year lockout period following the closing date and prior to an open prepayment period described below, (a) to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property instead of prepaying the mortgage loan or (b) to prepay the mortgage loan in whole or, in the case of a partial release of a portion of the mortgaged property, in part, in each case with the payment of the greater of a yield maintenance charge and 1% of the prepaid amount if such prepayment occurs prior to the related open period.  The mortgage loan, representing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower to voluntarily prepay the mortgage loan at any time; provided that borrower pays an additional amount equal to the greater of (a) yield maintenance premium or (b) amount equal to 1% of the prepaid amount, if such prepayment occurs prior to the related open prepayment period.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this free writing prospectus.  As described above under “—Second Lien Mortgage Debt,” the Green Exchange Mortgage Loan will be subject to a $6.5 million prepayment (which $6.5 million has been reserved) if, by January 15, 2013, the second mortgage loan secured by the related mortgaged property is not fully subordinated to the Green Exchange Mortgage Loan.  The Green Exchange borrower has agreed to pay a yield maintenance charge in connection with any such prepayment.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	20	10.7%
4	46	71.6
5	2	11.7
7	6	6.0
Total	74	100.0%

Property Types	The following table lists the various property types of the mortgaged properties:

Property Types of the Mortgaged Properties(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Office	19	$479,730,503	34.5%
Hospitality	28	248,960,323	17.9
Mixed Use(2)	4	234,535,826	16.9
Retail	21	178,107,661	12.8
Multifamily	40	170,546,608	12.3
Self Storage	19	56,168,474	4.0
Manufactured Housing	4	20,878,830	1.5
Total	135	$1,388,928,224	100.0%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A.

	(2)	The mixed use properties include retail, office, multifamily, self storage, and/or warehouse.

Property Locations
The mortgaged properties are located in 28 states. The following table lists the states that have concentrations of mortgaged properties that secure 5.0% or more of the aggregate principal balance of the pool of mortgage loans by allocated loan amount as of the cut-off date:

Geographic Distribution(1)
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	7	$336,000,000	24.2%
California	7	$231,432,606	16.7%
Florida	13	$115,074,735	8.3%
Illinois	28	$103,372,378	7.4%
North Carolina	8	$83,416,283	6.0%
Pennsylvania	4	$75,442,899	5.4%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A.

Certain Calculations and Definitions

The descriptions in this free writing prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made and (ii) there are no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this “Summary of Free Writing Prospectus” are calculated as described under “Description of the Mortgage Pool” in this free writing prospectus and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

When information presented in this free writing prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one mortgaged property, the percentages are based on an allocated loan amount that has been assigned to those related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this free writing prospectus.

With respect to each of the Gansevoort Park Avenue loan, the Miami Center loan and the 222 Broadway loan, with respect to which the related mortgaged property also secures a pari passu companion loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot or unit, as applicable, in this free writing prospectus in a manner that takes account of that mortgage loan and its related companion loan. Other than as specifically noted, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness. In addition, all statistics presented in this free writing prospectus with respect to the Green Exchange Mortgage Loan assumes that the second lien mortgage encumbering the related mortgaged property is subordinate to the entire principal balance of the Green Exchange Mortgage Loan as of the cut-off date. See “Description of the Mortgage Pool—Non-Serviced Whole Loans” in this free writing prospectus for more information regarding the aggregate loan-to-value ratio and debt service coverage ratio for each mortgage loan with a companion loan.

None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund except as described in this free writing prospectus with respect to the non-serviced mortgage loans secured by the mortgaged properties respectively identified on Annex A to this free writing prospectus as Gansevoort Park Avenue, Miami Center and 222 Broadway, each of which also secures a companion loan not included in the trust fund.

Certain Variances from Underwriting Standards

Two (2) of the mortgage loans, representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, vary from the underwriting guidelines described under “Transaction Parties—The Originators” in this free writing prospectus with respect to the related third party materials requirements. See “Transaction Parties—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” in this free writing prospectus.

Mortgaged Properties with Limited or No Operating History

Two (2) of the mortgage loans, representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured in whole or in part by mortgaged properties that were constructed or substantially renovated within the 12-month period preceding the cut-off date and that have no or limited prior operating history and/or lack historical financial figures and information. See “Description of the Mortgage Pool—General” in this free writing prospectus.

Additionally, two (2) of the mortgage loans, representing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured in whole or in part by mortgaged properties that were acquired within the 12-month period preceding the cut-off date and that have no or limited prior operating history and/or lack historical financial figures and information. See “Description of the Mortgage Pool—General” in this free writing prospectus.

Certain Mortgage Loans with Material Lease Termination Options

Certain mortgage loans have material lease early termination options. See Annex B to this free writing prospectus for information regarding material lease termination options for the largest twenty (20) mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Removal of Mortgage Loans From the Mortgage Pool

Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this free writing prospectus, (b) the exercise of a purchase option by a mezzanine lender, if any, or a subordinate mortgage lender, if any or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors—The Timing of Prepayments and Repurchases May Change Your Anticipated

Yield,” “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

	The Securities

The Offered Certificates

A. General	We are offering the following classes of Commercial Mortgage Pass-Through Certificates from the Series 2012-GCJ9:

	●	Class A-1

	●	Class A-2

	●	Class A-3

	●	Class A-AB

	●	Class X-A

	●	Class A-S

The Series 2012-GCJ9 certificates will consist of the above classes, together with the following classes that are not being offered through this free writing prospectus and the prospectus: Class X-B, Class B, Class C, Class D, Class E, Class F, Class G and Class R certificates.

B. Certificate Principal Amounts or Notional Amounts

The offered certificates will have the approximate aggregate initial certificate principal amount (or notional amount, in the case of the Class X-A certificates) set forth below, subject to a variance of plus or minus 5%:

	Class A-1	$72,318,000
	Class A-2	$202,504,000
	Class A-3	$607,410,000
	Class A-AB	$90,017,000
	Class X-A	$1,083,364,000 (1)
	Class A-S	$111,115,000

	(1)	Notional Amount.

	See “Description of the Offered Certificates—General” in this free writing prospectus.

Pass-Through Rates

A. Offered Certificates
The offered certificates will accrue interest at an annual rate called a pass-through rate which is set forth below for each class (in every case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months). The approximate initial pass-through rate for each class of offered certificates is set forth below.

	Class A-1	[ ]	%(1)
	Class A-2	[ ]	%(1)
	Class A-3	[ ]	%(1)
	Class A-AB	[ ]	%(1)
	Class X-A	[ ]	%(2)
	Class A-S	[ ]	%(1)

(1)
For any distribution date, the pass-through rates of the offered certificates (other than Class X-A) will be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage.

(2)
The pass-through rate of the Class X-A certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S certificates as described in this free writing prospectus.

B. Interest Rate Calculation Convention

Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360” basis. For purposes of calculating the pass-through rates on the Class X-A certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

In addition, with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under “The Pooling and Servicing Agreement—Accounts” in this free writing prospectus.

See “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

Distributions

A. Amount and Order of Distributions

On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity, and net of yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3 and Class A-AB certificates to the extent of funds allocable to principal received or advanced on the mortgage loans:

(A)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this free writing prospectus for the relevant distribution date;

(B)
to principal on the Class A-1 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)
to principal on the Class A-2 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)
to principal on the Class A-3 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above; and

(E)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above.

However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts and without regard to the Class A-AB scheduled principal balance.

Third: Class A-1, Class A-2, Class A-3 and Class A-AB certificates: To reimburse the Class A-1, Class A-2, Class A-3 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

Fourth: Class A-S certificates: To Class A-S certificates as follows: (a) to interest on Class A-S certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-AB certificates), to principal on Class A-S certificates until their certificate principal amount has been reduced to zero; and (c) to reimburse Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

Fifth: Non-offered certificates: In the amounts and order of priority described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

For more information, see “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

B. Interest and Principal Entitlements

A description of each class’s interest entitlement can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal amount or notional amount.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus.

C. Servicing and Administrative Fees	The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans in the case of the master servicer, and from the collection account in the case of the special servicer. The master servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan in the issuing entity, and the master servicing fee rate (which includes any sub-servicing fee and primary servicing fee) ranges from 0.02% to 0.09% per annum (although with respect to each companion loan, the master servicing fee rate will be lower than the indicated rate). The master servicing fee rate includes the servicing fee payable to the master servicer under the Citigroup Commercial Mortgage Trust 2012-GC8 pooling and servicing agreement with respect to the non-serviced loans. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced loan or REO loan and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $2,000 for the related month. The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this free writing prospectus and the pooling and servicing agreement. In addition, the special servicer is entitled to (a) liquidation fees from the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of a specially serviced loan and (b) workout fees from collections on the related mortgage loan in connection with the workout of a specially serviced loan, in each case net of certain amounts and calculated as further described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus. The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and the operating advisor fee rate of 0.00124% per annum.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the trustee/certificate administrator fee rate of 0.0012% per annum. Each of the master servicing fee, the special servicing fee, the operating advisor fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan and prorated for any partial period. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

The administrative fee rate will be the sum of the master servicing fee rate, the operating advisor fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this free writing prospectus for each mortgage loan. The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees and, the trustee/certificate administrator fees will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this free writing prospectus.

With respect to the non-serviced loans, the 2012-GC8 master servicer, 2012-GC8 special servicer and 2012-GC8 operating advisor will generally be entitled to the same fees described above, payable with respect to the non-serviced loans in accordance with the terms of the 2012-GC8 pooling and servicing agreement. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

D. Prepayment Premiums
The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-A and/or Class X-B certificates, on the one hand, and certain of the classes entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this free writing prospectus.

Advances

A. Principal and Interest Advances
The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (including the non-serviced loans as described below under “Advances on the Non-Serviced Loans”) if it determines that the advance will be recoverable from collections on that mortgage loan. The master servicer will not be required to advance (a) balloon payments due at maturity or (b) interest in excess of a mortgage loan’s regular interest rate (without considering any default rate). The master servicer also is not required to advance amounts deemed non-recoverable, prepayment premiums or yield maintenance charges. In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus. If an advance is made, the master servicer will not advance its servicing fee, but will advance the certificate administrator’s fee, the trustee’s fee and the operating advisor’s fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

B. Property Protection Advances
The master servicer also is required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related loan documents with respect to the mortgage loans (other than the non-serviced loans). In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus. The master servicer or trustee, as applicable will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates. The 2012-GC8 Master Servicer and 2012-GC8 Trustee will also be entitled to reimbursement from general collections on the mortgage loans for the pro rata share of any non-recoverable property protection advance made by it on the non-serviced loans.

C. Interest on Advances
The master servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to that mortgage loan has expired.

The master servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually. If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a realized loss.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

D. Advances on the Non-Serviced Loans

The master servicer under the 2012-GC8 pooling and servicing agreement that controls servicing for the non-serviced loans is required to make property protection advances with respect to each mortgaged property related to the respective non-serviced loans, unless that master servicer determines that those advances would not be recoverable from collections on the related non-serviced loan. If that master servicer is required to but fails to make a required property protection advance, then the trustee under the 2012-GC8 pooling and servicing agreement that controls servicing for the related non-serviced loan will be required to make that property protection advance.

However, the master servicer under the pooling and servicing agreement is required to advance delinquent monthly mortgage loan payments with respect to any non-serviced mortgage loan, unless that master servicer determines that those advances would not be recoverable from collections on the related non-serviced loan.

Priority of Payments

Subordination / Allocation of Losses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows entitlement to receive principal and interest on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B certificates). Among the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B certificates, payment rights of certain classes will be as more particularly described in “Description of the Offered Certificates—Distributions” in this free writing prospectus. It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2012-GCJ9 certificates that are not being offered by this free writing prospectus). Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate principal amount of that class. However, no such principal losses will be allocated to the Class R, Class X-A or Class X-B certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-AB or Class A-S certificates) and Class X-B certificates (to the extent such losses are allocated to the Class B, Class C, Class D, Class E, Class F or Class G certificates) and, therefore, the amount of interest they accrue.

* Class X-A and Class X-B certificates are interest-only.
** Other than the Class R and Class X-B certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this free writing prospectus.

To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates with interest at the pass-through rate on those certificates.

B. Shortfalls in Available Funds
In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or other amounts collected from borrowers that are not paid to the master servicer or the special servicer as compensation, to the extent described in this free writing prospectus), the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated expenses of the issuing entity. These shortfalls, if they occur, would reduce distributions to the classes of certificates with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the interest bearing certificates, on a pro rata basis, to reduce the amount of interest payment on the certificates.

Additional Aspects of the Certificates

A. Information Available to Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.

B. Optional Termination
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this free writing prospectus. Exercise of this option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C and Class D certificates and the notional amount of the Class X-A certificates have been reduced to zero and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X-B certificates (but excluding the Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

C. Required Repurchase or Substitution of Mortgage Loans

Under the circumstances described in this free writing prospectus, the applicable sponsor (or Archetype Mortgage Capital LLC as guarantor of the repurchase and substitution obligations of Archetype Mortgage Funding I LLC) will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a breach of a representation and warranty or a document defect, that, in each case, materially and adversely affects (or is deemed to materially and adversely affect) the value of that mortgage loan (or related REO Property) or the interests of the certificateholders in that mortgage loan. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

D. Sale of Defaulted Mortgage Loans and REO Properties

Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans and REO properties and (subject to the controlling class representative’s right of first refusal with respect to defaulted mortgage loans) accept the first (and, if multiple bids are received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders (as a collective whole as if such certificateholders constituted a single lender).

Pursuant to the 2012-GC8 pooling and servicing agreement, the party acting as special servicer with respect to each non-serviced whole loan may offer to sell to any person (or may offer to purchase) for cash such non-serviced whole loan during such time as such non-serviced whole loan constitutes a defaulted mortgage loan and, in connection with any such sale, the 2012-GC8 special servicer is required to sell both the mortgage loan and related companion loan in any such non-serviced whole loan as a whole loan. Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, and pursuant to the intercreditor agreement with respect to the Green Exchange mortgage loan as to which there is a second mortgage loan, the holder of the related mezzanine loan or the Green Exchange second mortgage loan, as the case may be, has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this free writing prospectus. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional

Indebtedness” in this free writing prospectus, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—Non-Serviced Whole Loans—Sale of Non-Serviced Whole Loans” in this free writing prospectus.

Other Investment Considerations

Potential Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

	●	the ownership of any certificates by the depositor, sponsors, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

	●	the ownership of any subordinate loans or mezzanine debt by the sponsors, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

	●	the relationships, including financial dealings, of the sponsors, master servicer, special servicer, operating advisor or any of their affiliates with any borrower or any of its affiliates;

	●	the relationships, including financial dealings, of the sponsors, underwriters and their respective affiliates with each other;

	●	the obligation of the special servicer to take actions at the direction or recommendation of the controlling class representative or a companion loan holder;

	●	fee-sharing arrangements between one or more certificate holders or their respective representative and the special servicer;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class E, Class F and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool; and

	●	the activities of the master servicer, special servicer, operating advisor, sponsors or any of their affiliates in connection with any other transaction and, with respect to the non-serviced loans, the activities of the 2012-GC8 master servicer, 2012-GC8 special servicer, 2012-GC8 operating advisor, 2012-GC8 trustee, 2012-GC8 certificate administrator and any of their affiliates in connection with any other transaction.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests,” “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest of the Master Servicer and the Special Servicer,” “—Potential Conflicts of Interest of the Operating Advisor,” “—Potential Conflicts of Interest of the Controlling Class Representative,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans,” “—Conflicts of Interest May Occur as a Result of the Rights of Third Parties To Terminate the Special Servicer of the Whole Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Federal Income Tax Consequences
Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to the assets of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement (each, a “Trust REMIC”) are as follows:

●
The lower-tier REMIC (the “Lower-Tier REMIC”) will hold the mortgage loans and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to a second REMIC (the “Upper-Tier REMIC”).

●
The Upper-Tier REMIC will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates as classes of regular interests in the Upper-Tier REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

	●	Each class of offered certificates will constitute REMIC “regular interests”.

	●	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

	●	You will be required to report income on your certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class    certificates will be issued with original issue discount, that the Class     certificates will be issued with a de minimis amount of original issue discount and that the Class    certificates will be issued at a premium.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus, which may affect significantly the yields on your investment.

ERISA Considerations
Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or governmental plans (as defined in Section 3(32) of ERISA) that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code should carefully review with their legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption 89-88 (October 17, 1989), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b), transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which Goldman, Sachs & Co. serves as a manager or co-manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met. See “ERISA Considerations” in this free writing prospectus.

Ratings
It is a condition to the issuance of the offered certificates that each class of offered certificates be rated as follows by Moody’s Investors Service, Inc., Fitch, Inc. and Kroll Bond Rating Agency, Inc.:

		Moody’s	Fitch	KBRA
	Class A-1	Aaa(sf)	AAA(sf)	AAA(sf)
	Class A-2	Aaa(sf)	AAA(sf)	AAA(sf)
	Class A-3	Aaa(sf)	AAA(sf)	AAA(sf)
	Class A-AB	Aaa(sf)	AAA(sf)	AAA(sf)
	Class X-A	Aaa(sf)	AAA(sf)	AAA(sf)
	Class A-S	Aaa(sf)	AAA(sf)	AAA(sf)

*
Moody’s Investors Service, Inc., Fitch, Inc. and Kroll Bond Rating Agency, Inc. have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. Any security rating assigned to the offered certificates should be evaluated independently of any other security rating. A securities rating on mortgage pass-through certificates does not address the tax attributes of the certificates in question or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood, timing or frequency of prepayments on the related mortgage loans. A securities rating on mortgage pass-through certificates does not address the frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which the prepayments might differ from those originally anticipated, the yield to maturity that purchasers may experience as a result of the rate of principal prepayments, the likelihood of collection of default interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates in question.

A rating agency may downgrade, qualify or withdraw a rating at any time.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to Moody’s Investors Service, Inc., Fitch, Inc., Kroll Bond Rating Agency, Inc., DBRS, Inc., Standard & Poor’s Ratings Services and Morningstar Credit Ratings, LLC. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Fitch, Inc. and Kroll Bond Rating Agency, Inc., to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus. In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than engaged rating agencies) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of Moody’s Investors Service, Inc., Fitch, Inc. and Kroll Bond Rating Agency, Inc. no longer qualifies as a nationally recognized statistical rating organization or is no longer qualified to rate the offered certificates, and that determination also may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this free writing prospectus, the amounts payable with respect to the Class X-A certificates consist only of interest.

The Class X-A certificates are only entitled to interest distributions. If any the mortgage loans were to prepay in the initial month after the closing date, with the result that the holders of the Class X-A certificates receive only a single month’s interest, and therefore suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-A certificates. The notional amounts of the Class X-A certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings of the Class X-A certificates do not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount as so reduced from time to time. Therefore, the ratings of the Class X-A certificates should be evaluated independently from similar ratings on other types of securities.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors,” “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates, Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “Description of the Certificates” and “Yield Considerations” in the prospectus.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this free writing prospectus and in the prospectus.

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RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility.  The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate have resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial and multifamily real estate tenants and has resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate.  Any continued downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on CMBS that are backed by loans secured by such commercial and multifamily real estate and thus affect the values of such CMBS.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages.  A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years.  These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS.  Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrower to make principal and interest payments on the mortgage loan.  In the event of default by the borrowers under the mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Risks to the Financial Markets Relating to Terrorist Attacks

Future terrorist activities may occur in the United States or abroad.  It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

•
Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

•
Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•
The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS,” the secondary market for mortgage-backed securities recently experienced extremely limited liquidity.  The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally.  The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization.  A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•
legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

•
increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

•
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

•
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

•	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Subordination of Subordinate Certificates

As described in this free writing prospectus, unless your Certificates are Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A or Class X-B Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated to those of the holders of the offered certificates with a higher distribution priority.  See “Description of the Offered Certificates—Subordination” in this free writing prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are mortgage loans or senior notes in whole loans that were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed.  The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels.  However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source.  The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

•
Member States of the European Union (“EU”) have implemented Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended) (“Article 122a”), which applies to new securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date only where new assets are added or substituted after December 31, 2014.  Article 122a imposes a severe capital charge on a securitization position acquired by an EU-regulated credit institution unless, among other conditions, (a) the originator, sponsors or original lender for the securitization has explicitly disclosed to the EU-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of the securitization, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an ongoing basis.  For purposes of Article 122a, an EU-regulated credit institution may be subject to the capital requirements as a result of activities of its overseas affiliates, possibly including those that are based in the United States.  Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by European Economic Area (“EEA”) insurance and reinsurance undertakings and by investment funds managed by EEA alternative investment fund managers. None of the sponsors, the depositor or the issuing entity has taken, or intends to take, any steps to comply with the requirements of Article 122a.  As neither the depositor nor any sponsor will retain a 5% net economic interest with respect to the Certificates in one of the forms prescribed by Article 122a, the adverse effect of Article 122a to EU–regulated institutions and their affiliates may cause them not to invest in the certificates.

•
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions. Such regulations, including those that have been proposed to implement the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the attractiveness of investments in CMBS for regulatory purposes.

•
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this free writing prospectus and in the prospectus.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•
the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment.  Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases by a subordinate mortgage lender or a mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•
the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this free writing prospectus for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

In addition, if a sponsor (or the case of AMC, the guarantor) repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable.  Additionally, any subordinate mortgage lender or mezzanine loan lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges.  As a result of such a repurchase or purchase, investors in the Class X-A certificates and any other certificates purchased at a premium might not fully recoup their initial investment.  A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.  In this respect, see “Description of the

Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus.

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount.  Because the notional amount of the Class X-A certificates is based upon the outstanding certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S certificates, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the Mortgage Loans to the extent allocated to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S certificates.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.  The yield to maturity of the Class X-A certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates.  See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A Certificates” in this free writing prospectus.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates.  In addition, if the master servicer or the trustee reimburses itself or the 2012-GC8 Master Servicer or 2012-GC8 Trustee out of general collections on the mortgage loans included in the issuing entity for any advance that it (or, if applicable, the 2012-GC8 Master Servicer or 2012-GC8 Trustee) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount (or notional amount) of a class of certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.  Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date.  This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the Class X-A certificates) and extending the weighted average lives of the offered certificates with principal balances.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

In addition, to the extent losses are realized on the mortgage loans, first the G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3 and Class A-AB certificates, based on their respective certificate principal amounts, will bear such losses up to an amount equal to the respective outstanding certificate principal amount thereof.  A reduction in the certificate principal amount of the Class A-1, Class A-2, Class A-3, Class A-AB or Class A-S certificates will result in a corresponding reduction in the Notional Amount of the Class X-A Certificates.  No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the Mortgage Loans or as to the anticipated yield to maturity of any such offered certificate.  See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•
may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase those offered certificates.  See “ERISA Considerations” and “Legal Investment” in this free writing prospectus.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to Moody’s Investors Service, Inc., Fitch, Inc., Kroll Bond Rating Agency, Inc., DBRS, Inc., Standard & Poor’s Ratings Services and Morningstar Credit Ratings, LLC.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates.  Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” in this free writing prospectus for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties.  The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.  See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below. See “Risk Factors—Risks of Commercial and Multifamily Lending Generally” in the prospectus for a discussion of factors that could adversely affect the net operating income and property value of commercial properties.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus and Annex A to this free writing prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents future net cash flows. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.  The actual net cash flow could be significantly different than the underwritten net cash flow presented in this free writing prospectus, and this would change other numerical information presented in this free writing prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this free writing prospectus.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related loan documents.

The Mortgage Loans Have Not Been Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

We have not reunderwritten the mortgage loans or the related whole loans.  Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under  “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

If we had reunderwritten the mortgage loans or the related whole loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See “—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan or at or around the time of the acquisition of the mortgage loan by the related sponsor.  See Annex A to this free writing prospectus for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property.  The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.  Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this free writing prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties.  Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results.  In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the appraised value reflected in this free writing prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, the “as stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  See “Description of the Mortgage Pool—Appraised Value” in this free writing prospectus.

We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.  See “Transaction Parties—The Originators—The Goldman Originators—Origination and Underwriting Process”, “—Citigroup Global Markets Realty Corp.—Third Party Reports”, “—Jefferies LoanCore LLC—Assessments of Property Condition” and “—Archetype Mortgage Funding I LLC—Assessments of Property Condition” in this free writing prospectus for additional information regarding the appraisals.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•
space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•
leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans.  In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue.  See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this free writing prospectus for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.  See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts.  For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this free writing prospectus for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties.  Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant).  Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in this free writing prospectus for information regarding purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  Any such vacated space may not be re-let.  Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.  See “Description of the Mortgage Pool—Tenant Issues—Lease Terminations and Expirations” in this free writing prospectus for information on tenant lease expirations and early termination options.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Distribution of Remaining Terms to Maturity” in Annex C to this free writing prospectus for a stratification of the remaining terms to maturity of the mortgage loans.  Because principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.  Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, hospitality, mixed use, retail and multifamily properties. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” in this free writing prospectus for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.  For a description of the risks relating to the specific property types, see “Risk Factors—Retail Properties Have Special Risks”, “—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Office Properties Have Special Risks”, “—Manufactured Housing Community Properties Have Special Risks” and “—Multifamily Properties Have Special Risks” in the prospectus.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.  Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Florida, Illinois, North Carolina and Pennsylvania.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this free writing prospectus.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•
if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•
mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues—Avoidance Actions” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or are secured by multiple properties owned by multiple borrowers.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although there is already existing mezzanine/subordinate debt, and mezzanine/subordinate debt is permitted in the future, in the case of certain mortgage loans.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and

“—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this free writing prospectus.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.  The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements.  Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended.  That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.  Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants in common.  Delaware statutory trusts are restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.  In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. Absent other arrangements, a tenancy-in-common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants-in-common will result in significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage asset and/or early repayment of the related mortgage asset.  Although the conditions to a conversion to a tenancy-in-common include arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced.  See “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See  “—Other Financings or Ability To Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee.  The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans.  If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure.  The legislative session of the Georgia State House of Representatives ended without a vote on the bill.  As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are nonrecourse in nature, certain mortgage loans contain nonrecourse carve-outs for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters.  Certain mortgage loans set forth under “Description of the Mortgage Pool—Nonrecourse Carve-out Limitations” in this free writing prospectus either do not contain nonrecourse carve-outs or contain material limitations to nonrecourse carve-outs.  Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope or the guarantor’s sole asset may be its interest in the related borrower.  Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.  In all cases, however, the mortgage loans should be considered to be nonrecourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.  No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.  Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this free writing prospectus, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

Risks Related to Redevelopment and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.  To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations. In some circumstances, these renovations may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests.

We cannot assure you that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the related mortgaged property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.  See “Description of the Mortgage Pool—Redevelopment and Renovation” in this free writing prospectus for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of the Mortgage Loans—Americans With Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  In some cases, those pending or threatened legal proceedings or disputes also involve the originators, sponsors and/or Underwriter Entities.  We have not undertaken a search for all legal proceedings that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates.  Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision.  Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs.  We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Litigation Considerations” in this free writing prospectus for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated or unsecured loans), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

•
the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan;

•	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•
if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition   for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

•
Although the companion loans related to the non-serviced loans, and the second mortgage loan related to the Green Exchange Mortgage Loan, are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on such loans.  As a result, the trust fund is subject to additional risks, including:

•
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•
the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

As described under “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this free writing prospectus, the mortgaged property identified on Annex A to this free writing prospectus as Green Exchange, which secures a mortgage loan (the “Green Exchange Mortgage Loan”) that represents approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is encumbered by a second mortgage loan in the amount of $15 million held by the City of Chicago, Illinois, acting through its department of community development.  The Green Exchange subordinate mortgage lender entered into an intercreditor agreement with the original lender under the Green Exchange Mortgage Loan.  Such intercreditor agreement provides, among other things, that as of the date of closing of Green Exchange Mortgage Loan, the Green Exchange subordinate mortgage lender has subordinated the lien of the Green Exchange subordinate mortgage loan to only the first $20,000,000 of the Green Exchange Mortgage Loan, because the Green Exchange subordinate mortgage lender possessed only the authority to subordinate the lien of the Green Exchange subordinate mortgage loan to such amount at the time of closing of the Green Exchange Mortgage Loan.  Because the Green Exchange subordinate mortgage lender is a municipality, certain approvals from the City Counsel of the City of Chicago, Illinois are necessary for the Green Exchange subordinate mortgage lender to have the authority to agree to the further subordination of the Green Exchange subordinate mortgage loan.  Although the Department of Housing and Economic Development of the City of Chicago has endorsed a resolution to subordinate the lien of the Green Exchange subordinate mortgage loan to the full amount of the Green Exchange Mortgage Loan, there can be no guaranty that such resolution will be timely approved.  Accordingly, the $6,500,000 portion of the Green Exchange Mortgage Loan which would not be senior in priority to the Green Exchange subordinate mortgage loan was funded into a reserve (the “City Approval Reserve”), which, upon the subordination of the Green Exchange subordinate mortgage loan to the entire Green Exchange Mortgage Loan, is to be released to the borrower under the Green Exchange Mortgage Loan to, among other things, fund certain reserves and escrows.  However, if the Green Exchange subordinate mortgage loan is not fully subordinated to the Green Exchange Mortgage Loan by January 15, 2013, the City Approval Reserve is instead to be used to reduce the outstanding principal balance of the Green Exchange Mortgage Loan.  The Green Exchange borrower has agreed to pay a yield maintenance charge in connection with any such repayment.  If the City Approval Reserve is used to reduce the outstanding principal balance of the Green Exchange Mortgage Loan, the sponsor of the borrower under the Green Exchange Mortgage Loan may seek to obtain a mezzanine loan from Jefferies LoanCore LLC in an amount up to $8.5 million, for which a term sheet has been executed by each of the sponsor of the Green Exchange mortgage borrower and Jefferies LoanCore LLC.

For additional information, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this free writing prospectus.

Risks of Shari’ah Compliant Loans

One (1) mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Reston Commons, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is structured to comply with Islamic law (Shari’ah).  Title to the related mortgaged property is held by the borrower, who master leases the related mortgaged property to a master lessee, which is indirectly owned by certain investors understood to be of the Islamic faith.  The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the related mortgage loan.  At origination, the lender received a fee mortgage from the borrower on its interest in the related Mortgaged Property. The lender also secured a full subordination of the master lease which permits the lender (or the related borrower, at lender’s election), after an event of default, to terminate the master lease. In addition, the related master tenant entered an assignment of leases and rents in favor of the borrower as security for the obligations under the master lease and borrower collaterally assigned the rights under this assignment to the lender pursuant to an assignment of assignment of leases and rents.  There is a risk that in a bankruptcy case of the master lessee, the master lease could be recharacterized as a financing lease.  If such recharacterization occurs, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan.  For additional information regarding the foregoing mortgage loan and certain structural features mitigating such risk of recharacterization, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “—Shari’ah Compliant Lending Structure” in this free writing prospectus.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “Risk Factors—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in the prospectus);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

None of the mortgage loan sellers, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.  However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans (other than the non-serviced loans, which are being serviced pursuant to a separate pooling and servicing agreement) in a manner consistent with the Servicing Standard, subject to the limitations described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus.  We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.  Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

Neither the master servicer nor the special servicer will have the ability to extend or modify any non-serviced loan because such mortgage loan is being serviced by another master servicer and special servicer pursuant to the 2012-GC8 pooling and servicing agreement, which contains provisions that are similar to, but not identical to, the provisions of the pooling and servicing agreement for this transaction.  Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates, whether such delay is due to a borrower default or to modification of the related non-serviced loan by the applicable special servicer servicing such non-services mortgage loan, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance commercial mortgage loans at maturity.  These factors have increased the risks of refinancing mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this free writing prospectus, the master servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements.  Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

The mortgaged property identified on Annex A to this free writing prospectus as Jamaica Center, which secures a mortgage loan that represents approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, currently benefits from a real estate tax exemption.  Under this program such mortgaged property receives a full real estate tax exemption on the improvements located thereon for a period of 16 years from the completion of such improvements.  The exemption base then declines by 10% each year until the exemption is eliminated, for a total of 25 years.  Such mortgaged property is currently in year 13 of its real estate tax exemption and, as such, has 3 years left of full real estate tax exemption (i.e., until June 2016), at which point real estate taxes will phase in, increasing by 10% each year.

The mortgaged property identified on Annex A to this free writing prospectus as Green Exchange, which secures a mortgage loan that represents approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, has undergone renovations in part financed under the Federal Historic Preservation Tax Incentives Program, with Chevron U.S.A., a Pennsylvania corporation, being the tax credit investor.  Accordingly, Chevron U.S.A. purchased a 99.99% interest in GX Chicago Master Tenant, LLC, which is the tenant under a master lease with the borrower under the Green Exchange mortgage loan for the entire Green Exchange mortgaged property.  GX Chicago Master Tenant, LLC then in turn subleases the space to the tenants at the Green Exchange mortgaged property.  All cash flows from the Green Exchange mortgaged property are sent directly to a clearing account under the control of the lender, and during an event of default under the Green Exchange mortgage loan, no payments are sent to Chevron U.S.A.  To protect the tax status of the Chevron U.S.A. investment, a subordination and non-disturbance agreement with GX Chicago Master Tenant, LLC was entered into which provided for standard protections in similar tax credit transactions.

The Green Exchange mortgaged property is also the beneficiary of certain tax increment financing (“TIF Financing”) in an amount of up to $10,000,000 pursuant to a Redevelopment Agreement entered into by the owner under the Green Exchange mortgaged property whereby its development was required to be completed in compliance with LEED Gold requirements and providing contracts to minority and women-owned businesses.  In order to continue to benefit from  the TIF Financing, certain covenants with respect to employment and occupancy levels at the Green Exchange mortgaged property are required to be met with respect to the Green Exchange mortgaged property.  The proceeds of the TIF Financing were pledged to a separate subordinate lender as additional collateral for a second mortgage loan that encumbers the Green Exchange mortgaged property, and the borrower under the Green Exchange mortgage loan will lose the benefits of the TIF Financing if there is a default under that second mortgage loan.

As a commissioned landmark project, the Green Exchange mortgaged property also benefits from a Class L tax reduction which consists of a 60% tax reduction through 2020, a 40% tax reduction in 2021 and a 20% tax reduction in 2022.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.  For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.  Additionally, any vacancy with respect to self storage facilities, hospitality properties, bowling alleys, restaurants, theater space, medical offices, health clubs, gas stations, data centers, parking garages and warehouses would not be easily converted to other uses due to their unique construction requirements.  In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.  The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.  See “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Zoning or other restrictions also may prevent alternative uses.  See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”.  This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Use Restrictions” in this free writing prospectus for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  No additional property inspections were conducted in connection with the closing of the offered certificates.

Availability of Earthquake, Flood and Other Insurance

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, eight (8) mortgaged properties, securing approximately 17.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  Seismic reports were prepared with respect to these mortgaged properties, and based on those reports,  no mortgaged property has a seismic expected loss of 18% or greater.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress created the

Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration on December 31, 2014.

If TRIPRA is not extended or renewed upon its expiration:

•	premiums for terrorism insurance coverage will likely increase;

•
the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

•
to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance.  See ”Structural and Collateral Term Sheet” in Annex B to this free writing prospectus for a description of any requirements for terrorism insurance for the largest ten (10) mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant.  See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations” in this free writing prospectus.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage.  Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged.  If such challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor, is a direct subsidiary of GS Bank, a New York State chartered bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”).  If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well.  The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract is entitled to payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, will not qualify for the FDIC Safe Harbor.  However, this transfer is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to this transfer, the FDIC Safe Harbor is non-exclusive.  Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of Goldman Sachs Mortgage Company and therefore beyond the FDIC’s repudiation powers if GS Bank became subject to a receivership or conservatorship.

Likewise, an opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each other sponsor to the depositor would generally be respected as a sale in the event of a bankruptcy proceeding involving that sponsor.

A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases.  In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale.  If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  We make no representation as to whether this would apply to any of the sponsors.  In January 2011, the acting general counsel of the FDIC issued an opinion (the “Acting General Counsel’s Opinion”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, will not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company's estate under the Bankruptcy Code.  The opinion further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts, and until such time, the opinion would remain in effect. If, however, the FDIC were to disregard or differently interpret the Acting General Counsel’s Opinion, delays or reductions in payments on the offered certificates would occur.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates.  The sponsors will sell the mortgage loans to the depositor (an affiliate of Goldman Sachs Mortgage Company, one of the sponsors) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates.  In addition, certain mortgaged properties may have tenants that are affiliated with the related originator.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this free writing prospectus.  This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.  The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans.  The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans, subordinate loans and/or companion loans related to their mortgage loans.  For example, on the closing date, Goldman Sachs Mortgage Company, an originator and a sponsor, will be the holder of the mezzanine loan related to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Cooper Hotel Portfolio.  Additionally, on the closing date, Jefferies LoanCore LLC, an originator and a sponsor, or one of its affiliates, will be the holder of mezzanine loans related to the mortgage loans secured by a portfolio of the mortgaged properties identified on Annex A to this free writing prospectus as North Street Portfolio and the mortgaged property identified on Annex A to this free writing prospectus as First State Plaza.  The originators and/or their respective affiliates may retain such mezzanine loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates.  In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets.  The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to the mezzanine loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Wells Fargo Bank, National Association, the master servicer, acts as interim servicer for each of Jefferies LoanCore LLC and Archetype Mortgage Funding I LLC with regard to some or all of the mortgage loans contributed to this securitization and other mortgage loans not contributed to this securitization.

Goldman Sachs Mortgage Company, a sponsor, provides warehouse financing to Archetype Mortgage Funding I LLC through a repurchase facility.  All of the mortgage loans that Archetype Mortgage Funding I LLC will transfer to the depositor are subject to that repurchase facility.  Proceeds received by Archetype Mortgage Funding I LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty, thereby eliminating the economic exposure of Goldman Sachs Mortgage Company to those financed mortgage loans.

Goldman Sachs Mortgage Company provides warehouse financing to an affiliate of Jefferies LoanCore LLC through a repurchase facility.  As of November 8, 2012, ten (10) of the mortgage loans that Jefferies LoanCore LLC will transfer to the depositor with an aggregate principal balance of approximately $341,239,666 as of the cut-off date, are subject to that repurchase facility.  In addition to those ten (10) mortgage loans, it is expected that one (1) other mortgage loan that Jefferies LoanCore LLC will transfer to the depositor, with a principal balance of approximately $26,500,000 as of the cut-off date, will be subject to that repurchase facility as of the date of initial issuance of the certificates.   Proceeds received by Jefferies LoanCore LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire those financed mortgage loans from, and make payments to, Goldman Sachs Mortgage Company as the repurchase agreement counterparty, thereby eliminating the economic exposure of Goldman Sachs Mortgage Company to those financed mortgage loans.

Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.  See “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this free writing prospectus.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.  The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction.  Goldman, Sachs & Co., one of the underwriters, is an affiliate of GS Mortgage Securities Corporation II, the depositor, GS Commercial Real Estate LP, an originator, Goldman Sachs Commercial Mortgage Capital, L.P., an originator, and Goldman Sachs Mortgage Company, a sponsor, originator and warehouse lender to both Archetype Mortgage Funding I LLC and an affiliate of Jefferies LoanCore LLC.  In addition, Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citigroup Global Markets Realty Corp., a sponsor and an originator.  In addition, Jefferies & Company, Inc., one of the underwriters, is an affiliate of Jefferies LoanCore LLC, a sponsor and an originator.

See “Summary of Free Writing Prospectus—Significant Affiliations and Relationships” in this free writing prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering.  Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus.  The 2012-GC8 pooling and servicing agreement provides that the non-serviced whole loans are required to be administered in accordance with a servicing standard that is substantially similar to the servicing standard set forth in the pooling and servicing agreement.  See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of the non-serviced loans, the 2012-GC8 master servicer, a subservicer, the 2012-GC8 special servicer or any of their respective affiliates, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates of the 2012-GCJ9 transaction or the 2012-GC8 transaction, or has financial interests in or financial dealings with a borrower or a sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  The initial special servicer is an affiliate of RREF CMBS AIV, LP, which is anticipated to be the holder of the controlling class and the initial controlling class representative as of the closing date.  In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2012-GCJ9 non-offered certificates.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer.  See “Risk Factors—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Pursuant to separate interim servicing agreements between Wells Fargo Bank, National Association, the master servicer, and each of the entities indicated below, Wells Fargo Bank, National Association acts as interim servicer with respect to:

•	all of the mortgage loans to be contributed to this securitization by Jefferies LoanCore LLC, a sponsor, an originator and an affiliate of Jefferies & Company, Inc., one of the underwriters; and

•	all of the mortgage loans to be contributed to this securitization by Archetype Mortgage Funding I LLC, a sponsor and an originator.

Wells Fargo Bank, National Association, the master servicer, is also the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by each of Jefferies LoanCore LLC, Goldman Sachs Mortgage Company and Citigroup Global Markets Realty Corp. (except with respect to the Gansevoort Park Avenue whole loan, the Miami Center whole loan and the 222 Broadway whole loan to the extent the related loan file is held by Citibank, N.A. as named custodian on behalf of the trustee under the 2012-GC8 Pooling and Servicing Agreement).

U.S. Bank National Association, the trustee and certificate administrator, is also the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by Archetype Mortgage Funding I LLC.

Similarly, with respect to the non-serviced loans, conflicts described above may arise with respect to the 2012-GC8 master servicer, 2012-GC8 special servicer, a subservicer or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor.  See “Transaction Parties—The Operating Advisor” in this free writing prospectus.  After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer.  Additionally, after the occurrence and during the continuance of a Control Termination Event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related loan documents.  In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.

In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the controlling class representative or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Pentalpha Surveillance LLC performs its duties under the pooling and servicing agreement.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower.  Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Controlling Class Representative and 2012-GC8 Controlling Class Representative

It is expected that RREF CMBS AIV, LP, or one of its affiliates, will be the initial controlling class representative.  The special servicer may, at the direction of the controlling class representative (for so long as a Control Termination Event does not exist) take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates.  The controlling class representative will be controlled by the controlling class certificateholders.  The controlling class certificateholders may have interests in conflict with those of the other certificateholders.  As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus, the special servicer may be removed without cause by the controlling class representative (for so long as a Control Termination Event does not exist).  See “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Termination of the Special Servicer” in this free writing prospectus.

Similarly, the controlling class under the 2012-GC8 pooling and servicing agreement has certain consent and consultation rights with respect to non-serviced loans and has similar conflicts of interest with the holders of the Certificates and the holders of the 2012-GC8  certificates.

The controlling class representative (and the 2012-GC8 controlling class representative) and its affiliates may have interests that are in conflict with those of certain certificateholders, especially if the applicable controlling class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor (the “B-Piece Buyer”) in the Class E, Class F and Class G certificates was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans.  The B-Piece Buyer adjusted the mortgage pool as originally proposed by the sponsors by removing certain mortgage loans.  In addition, the B-Piece Buyer received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence.  The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class E, Class F and Class G certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The B-Piece Buyer or its designee will constitute the initial controlling class representative.  The controlling class representative will have certain rights to direct and consult with the special servicer.  In addition, the controlling class representative will generally have certain consultation rights with regard to the non-serviced loans.  See “The Pooling and Servicing Agreement—Controlling Class Representative” and “Description of the Mortgage Pool—Non-Serviced Loans—Consultation and Control” in this free writing prospectus.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders

For so long as a Control Termination Event does not exist, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.  The controlling class representative will be controlled by the controlling class certificateholders.  The controlling class representative may have interests in conflict with those of the certificateholders of the classes of offered certificates.  As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  Similarly, with respect to the non-serviced loans, the 2012-GC8 special servicer may, at the direction or upon the advice of the 2012-GC8 controlling class representative, take actions with respect to such non-serviced loans that could adversely affect such non-serviced loan, and therefore, the holders of some or all of the classes of certificates.  However, the special servicer and the 2012-GC8 special services are not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.  See “The Pooling and Servicing Agreement—General” in this free writing prospectus.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.  Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus, the special servicer may be removed without cause by the controlling class representative (for so long as a Control Termination Event does not exist).  With respect to the non-serviced loans, the controlling class representative under the 2012-GC8 pooling and servicing agreement has a similar, but not identical right to remove the 2012-GC8 special servicer.  See “The Pooling and Servicing Agreement—Controlling Class Representative” and “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

After the occurrence and during continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates) or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal) vote affirmatively to so terminate and replace.  In addition, after the occurrence and during the continuance of a Consultation Termination Event, the Operating Advisor may recommend the replacement of the special servicer.  That recommendation may result in the termination and replacement of the special servicer if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal) vote affirmatively to so terminate and replace.  With respect to the non-serviced loans, the holders of the certificates issued under the 2012-GC8 pooling and servicing agreement have a similar but not identical right to terminate and replace the 2012-GC8 special servicer.  See “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “Description of the Mortgage Pool—Non-Serviced Whole Loans” in this free writing prospectus.

In addition, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this free writing prospectus; provided, however, that the controlling class representative may lose any such rights upon the occurrence of certain events.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer at any time, the operating advisor has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a Control Termination Event or, in the case of a non-serviced whole loan, no consultation rights whatsoever, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class.  In all cases voting is based on the outstanding certificate principal amount, which is reduced by realized losses.  In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions.  These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You have no rights to vote on any servicing matters related to the non-serviced loans. See “Description of the Offered Certificates—Voting Rights” in this free writing prospectus.

Rights of the Operating Advisor and the Controlling Class Representative Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced loan, for so long as a Control Termination Event does not exist, the special servicer generally will be required to obtain the consent of the controlling class representative.  After the occurrence and during the continuance of a Control Termination Event, the special servicer generally will be required to consult with the controlling class representative (until the occurrence and during the continuance of a Consultation Termination Event) and the operating advisor. These actions and decisions include, among others, certain modifications to the mortgage loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus for a list of actions and decisions requiring consultation with the operating advisor and the controlling class representative. As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the controlling class representative: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the controlling class; (iii) does not have any duties to the holders of any class of certificates other than the controlling class; (iv) may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the controlling class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the controlling class representative for having so acted.

Rights of the Controlling Class Representative Under the 2012-GC8 Pooling and Servicing Agreement Could Adversely Affect Your Investment

•	the controlling class representative under the 2012-GC8 pooling and servicing agreement may have interests in conflict with those of the holders of some or all of the classes of certificates.

•
With respect to the non-serviced loans, although the 2012-GC8 special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the 2012-GC8 pooling and servicing agreement or the terms of the related loan documents, it is possible that the controlling class representative under the 2012-GC8 pooling and servicing agreement may direct the 2012-GC8 special servicer to take actions with respect to such non-serviced loans that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect the non-serviced loans, the controlling class representative under the 2012-GC8 pooling and servicing agreement:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	does not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the directing holder or any director, officer, employee, agent or principal of the directing holder for having so acted.

You Will Not Have any Control Over the Servicing of The Non-Serviced Loans

The Gansevoort Park Avenue loan, the Miami Center loan and the 222 Broadway loan are secured by mortgaged properties that also secure companion loans that are not assets of the trust and are serviced under the 2012-GC8 pooling and servicing agreement, which is separate from the pooling and servicing agreement under which your certificates are issued, by the master servicer and special servicer that are parties to the 2012-GC8 pooling and servicing agreement, and according to the servicing standard provided for in the 2012-GC8 pooling and servicing agreement.  As a result, you will have less control over the servicing of these non-serviced loans than you would if these non-serviced loans were being serviced by the master servicer and the special server under the pooling and servicing agreement for your certificates.

See “Description of the Mortgage Pool—Non-Serviced Whole Loans” in this free writing prospectus.

Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us.  However, solely in the case of Archetype Mortgage Funding I LLC, a sponsor, Archetype Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Archetype Mortgage Funding I LLC under the related mortgage loan purchase agreement as described in “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.  Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so.  We cannot assure you that the sponsors (or Archetype Mortgage Capital LLC, as a guarantor of the repurchase or substitution obligation of Archetype Mortgage Funding I LLC) will have the financial ability to effect such repurchases or substitutions.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus for a summary of certain representations and warranties.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this free writing prospectus and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan or companion loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property.  Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent.  Any net income from such operation (other than qualifying “rents from real property”) will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%).  In such event, the net proceeds available for distribution to certificateholders will be reduced.  “Rents from real property” does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.  The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally Effecting Foreclosure or the Sale of Defaulted Loans” in this free writing prospectus.  In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties.  Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  See “Material Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (the “IRS”) has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, final regulations and other guidance issued under the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”) modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured by real property” (within the meaning of the final regulations and such guidance). The IRS has issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not principally secured by real property, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be principally secured by real property following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents that occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less.  These regulations and other guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates.

If a mortgaged property was to be the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property had a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Code for REMIC status during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates.  We cannot assure you that holders of offered certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

DESCRIPTION OF THE MORTGAGE POOL

General

The issuing entity with respect to the Certificates will be GS Mortgage Securities Trust 2012-GCJ9 (the “Issuing Entity”).  The assets of the Issuing Entity will consist of a pool of 74 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the later of the due date for such Mortgage Loan in November 2012 and the date of origination for such Mortgage Loan (collectively, the “Cut-off Date”), after deducting payments of principal due on such respective dates, of approximately $1,388,928,224 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”).  Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and in each case secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a generally first lien on a fee simple and/or leasehold interest in an office, hospitality, mixed use, retail, multifamily, self storage or manufactured housing community commercial property (each, a “Mortgaged Property”).  The Mortgage Loans are generally non-recourse loans.  In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

Of the Mortgage Loans to be included in the Issuing Entity:

•
Eighteen (18) Mortgage Loans (the “JLC Mortgage Loans”), representing approximately 38.0% of the Initial Pool Balance, were originated by Jefferies LoanCore LLC, a Delaware limited liability company (“JLC”);

•
Twenty-seven (27) Mortgage Loans (and together with the RAIT Mortgage Loans, the “CGMRC Mortgage Loans”), representing approximately 21.7% of the Initial Pool Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”);

•
Six (6) Mortgage Loans (together with the GS CRE Mortgage Loan and the GSCMC Mortgage Loans the “GSMC Mortgage Loans”), representing approximately 12.6% of the Initial Pool Balance, was originated by Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”);

•
One (1) Mortgage Loan (the “GS CRE Mortgage Loan”), representing approximately 10.1% of the Initial Pool Balance, was originated by GS Commercial Real Estate LP, a Delaware limited partnership (“GS CRE”);

•
Fourteen (14) Mortgage Loans (the “AMC Mortgage Loans”), representing approximately 9.9% of the Initial Pool Balance, were originated by Archetype Mortgage Capital LLC, a Delaware limited liability company (“AMC”);

•
Five (5) Mortgage Loans (the “GSCMC Mortgage Loans”), representing approximately 7.0% of the Initial Pool Balance, were originated by Goldman Sachs Commercial Mortgage Capital, L.P., a Delaware limited partnership (“GSCMC”); and

•	Three (3) Mortgage Loans (the “RAIT Mortgage Loans”, representing approximately 0.9% of the Initial Pool Balance, was originated by RAIT Partnership, L.P., a Delaware limited partnership (“RAIT”).

JLC, GSMC, GS CRE, GSCMC, CGMRC, AMC and RAIT are referred to in this free writing prospectus as the “Originators”.  The GSCMC Mortgage Loans and the GS CRE Mortgage Loan were originated for sale to GSMC.  GSMC has acquired or will acquire the GSCMC Mortgage Loans and the

GS CRE Mortgage Loan on or prior to the Closing Date.  Archetype Mortgage Funding I LLC (“AMF I”) has acquired or will acquire the AMF I Mortgage Loans on or prior to the Closing Date.  CGMRC has acquired the RAIT Mortgage Loans.  GS Mortgage Securities Corporation II (the “Depositor”) will acquire the Mortgage Loans from JLC, GSMC, CGMRC and AMF I (collectively, the “Sponsors”) on or about November 29, 2012 (the “Closing Date”).  The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the 2012-GCJ9 pooling and servicing agreement, dated as of November 1, 2012 (the “Pooling and Servicing Agreement”)  among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

Certain Calculations and Definitions

This free writing prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of the tables presented in Annex A, Annex B and Annex C may not equal the indicated total due to rounding.  The information in Annex A, Annex B and Annex C to this free writing prospectus with respect to the Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date.  When information presented in this free writing prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this free writing prospectus.  The statistics in Annex A, Annex B and Annex C to this free writing prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

All information presented in this free writing prospectus with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Gansevoort Park Avenue, Miami Center and 222 Broadway, is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Companion Loan.

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report (each a “Third Party Report”) were prepared prior to the date of this free writing prospectus.  The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties.  The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports.  The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” means, for any Mortgage Loan, the current annualized debt service payable as of November 2012 on the related Mortgage Loan; provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under the Mortgage Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties, the most current appraised value of such property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards made not more than 6 months prior to the origination date of the related Mortgage Loan as described under “Appraisal Date” on Annex A to this free writing prospectus.  With respect to each Mortgaged Property, the Appraised Value is the “as-is” appraised value.  The appraisals for certain of the Mortgaged Properties state an “as stabilized” or “as renovated” value as well as an “as-is” value for such Mortgaged Properties that assume that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the Mortgaged Property, and such “as stabilized” or “as renovated” values may, to the extent indicated, be reflected elsewhere in this free writing prospectus, on Annex A to this free writing prospectus, and on Annex B to this free writing prospectus.  For such Appraised Values and other values on a property-by-property basis, see, Annex A of this free writing prospectus and the related footnotes.  In addition, for certain Mortgage Loans, the Cut-off Date LTV Ratio and/or LTV Ratio at Maturity was calculated based on the “as stabilized” appraised value for the related mortgaged property, as described under the definitions of “Cut-off Date LTV Ratio” and “LTV Ratio at Maturity”.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other.  Each Crossed Group is identified by a separate letter on Annex A to this free writing prospectus.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this free writing prospectus divided by (2) the Appraised Value of the related Mortgaged Property set forth on Annex A to this free writing prospectus, except as set forth below:

•	with respect to each Non-Serviced Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Non-Serviced Loan and the related Companion Loan;

•
with respect to the Mortgage Loan identified on Annex A to this free writing prospectus as Reston Commons, representing approximately 1.6% of the Initial Pool Balance, the calculation of Cut-off Date LTV is based on the “as stabilized” value of the related Mortgaged Property;

•
with respect to the Mortgage Loan identified on Annex A to this free writing prospectus as Hurstbourne Office Portfolio, representing approximately 1.2% of the Initial Pool Balance, calculation of the Cut-off Date LTV is based on the sum of the “as stabilized” value of the Hurstbourne Office Portfolio – Neustar Building Mortgaged Property and the Appraised Values of Hurstbourne Office Portfolio – Columns of Hurstbourne Green and Hurstbourne Office Portfolio –  Plainview Place Mortgaged Properties; and

•
with respect to the Mortgage Loan identified on Annex A to this free writing prospectus as Green Exchange, representing approximately 1.9% of the Initial Pool Balance, the calculation of the Cut-off Date LTV Ratio assumes that the related second mortgage loan is subordinated to the entire Cut-off Date Balance of the Green Exchange Mortgage Loan.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•
with respect to each Non-Serviced Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Non-Serviced Loan and the related Companion Loan; and

•
with respect to the Mortgage Loan identified on Annex A to this free writing prospectus as Green Exchange, representing approximately 1.9% of the Initial Pool Balance, the calculation of the Debt Yield on Underwritten Net Cash Flow assumes that the related second mortgage loan is subordinated to the entire Cut-off Date Balance of the Green Exchange Mortgage Loan.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•
with respect to each Non-Serviced Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Non-Serviced Loan and the related Companion Loan; and

•	with respect to the Mortgage Loan identified on Annex A to this free writing prospectus as Green Exchange, representing approximately 1.9% of the Initial Pool Balance, the calculation of the

Debt Yield on Underwritten Net Operating Income assumes that the related second mortgage loan is subordinated to the entire Cut-off Date Balance of the Green Exchange Mortgage Loan.

“DSCR”, “Debt Service Coverage Ratio”, “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

•
with respect to each Non-Serviced Loan, the calculation of the DSCR is based on the aggregate monthly debt service that is due in connection with such Non-Serviced Loan and the related Companion Loan unless expressly stated otherwise; and

•
with respect to the Mortgage Loan identified on Annex A to this free writing prospectus as Green Exchange, representing approximately 1.9% of the Initial Pool Balance, the calculation of the DSCR assumes that the related second mortgage loan is subordinated to the entire Cut-off Date Balance of the Green Exchange Mortgage Loan.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender.  Hospitality properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“LTV Ratio at Maturity”, “Maturity Date Loan-to-Value Ratio” or “Maturity Date LTV Ratio” with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the balloon balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property shown on Annex A to this free writing prospectus, except as set forth below:

•	with respect to each Non-Serviced Loan, the calculation of the LTV Ratio at Maturity is based on the aggregate principal balance of such Non-Serviced Loan and the related Companion Loan;

•
with respect to the Mortgage Loan identified on Annex A to this free writing prospectus as Green Exchange, representing approximately 1.9% of the Initial Pool Balance, the calculation of the LTV Ratio at Maturity assumes that the related second mortgage loan is subordinated to the entire Cut-off Date Balance of the Green Exchange Mortgage Loan; and

•
with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective LTV Ratio at Maturity was calculated using the related “as stabilized” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth below.

Mortgage Loan Name	% of Initial Pool Balance	Maturity Date LTV Ratio (“As Stabilized”)		“As Stabilized” Appraised Value	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Cooper Hotel Portfolio	6.9%	52.2%		$164,500,000	60.4%	$142,100,000
Gansevoort Park Avenue	4.7%	39.9%		$304,000,000	43.6%	$278,000,000
TMI Hotel Portfolio	3.4%	45.4%		$92,800,000	55.2%	$76,300,000
222 Broadway	2.5%	50.0%		$270,000,000	58.7%	$230,000,000
Green Exchange	1.9%	47.0%		$46,000,000	56.6%	$38,200,000
Chase Tower Milwaukee	1.8%	39.6%		$52,000,000	44.8%	$46,000,000
Reston Commons	1.6%	51.8%		$40,000,000	64.7%	$32,000,000
Abbott's Properties	1.5%	64.7	%(1)	$26,050,000	65.5%	$25,725,000
SST Stockade Self Storage Portfolio Phase I	1.3%	38.9	%(2)	$40,050,000	42.5%	$36,675,000
Hurstbourne Office Portfolio	1.2%	60.2	%(3)	$22,350,000	64.6%	$20,850,000
The Village Shoppes of Madison	1.0%	56.8%		$20,200,000	60.1%	$19,100,000
Residence Inn - Florence, SC	0.6%	45.6%		$13,500,000	50.9%	$12,100,000
Residence Inn - Albany Airport	0.5%	30.0%		$16,000,000	32.1%	$15,000,000
TownePlace Suites - Huntington	0.5%	42.2%		$12,400,000	46.3%	$11,300,000
Holiday Inn Express Hotel & Suites Lancaster - Lititz	0.4%	37.1%		$10,500,000	41.9%	$9,300,000
Park Place at Heathrow	0.4%	59.2%		$7,700,000	60.0%	$7,600,000
Springhill Suites - Florence, SC	0.4%	43.0%		$8,600,000	48.7%	$7,600,000
800-805 Peachtree Street	0.3%	39.7%		$9,750,000	40.7%	$9,500,000
Phoenix Realty Portfolio	0.3%	55.5	%(4)	$5,350,000	58.2%	$5,100,000
4 Seasons Self Storage	0.2%	46.2%		$5,375,000	49.9%	$4,975,000
Sumter Crossing SC	0.2%	34.6%		$5,650,000	35.2%	$5,550,000
Robin MHC	0.2%	46.4%		$4,700,000	58.2%	$3,750,000

(1)	The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the Abbott's Properties—Abbott's Landing Mortgaged Property.

(2)
The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the following Mortgaged Properties: 6195 South Kanner Highway, 120 Northpoint Drive, 3015 Ricks Industrial Park Drive, 1990 Northwest Federal Highway, 1060 King George Boulevard, 782 King George Boulevard and 512 Percival Road.

(3)	The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the Neustar Building Mortgaged Property.

(4)	The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the Fresenius Mortgaged Property.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A.  No representation is made that any Appraised Value presented in this free writing prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this free writing prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations.  Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization.  In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures.  Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles.  Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental, manufactured housing community and mixed-use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, mixed-use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date.  In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiations being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.  See footnotes to Annex A to this free writing prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy.  See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool.  Each Related Group is identified by a separate number on Annex A to this free writing prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.  Hospitality properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. In determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this free writing prospectus.  In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this free writing prospectus for such Mortgaged Property.  No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this free writing prospectus intended to represent such future cash flows.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this free writing prospectus.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI  for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this free writing prospectus.  In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this free writing prospectus for such Mortgaged Property.  No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this free writing prospectus intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees.  In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  See “—Tenant Issues” below.

“Units”, “Rooms”, “Beds” or “Pads”  means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$1,388,928,224
Number of Mortgage Loans	74
Number of Mortgaged Properties	135
Average Cut-off Date Mortgage Loan Balance	$18,769,300
Weighted Average Mortgage Loan Rate(2)	4.8853%
Range of Mortgage Loan Rates(2)	3.9500%-6.7000%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)	61.9%
Weighted Average Maturity Date Loan-to-Value Ratio(2)(3)(4)	51.6%
Weighted Average Cut-off Date Remaining Term to Maturity (months)	110
Weighted Average Cut-off Date DSCR(2)	1.66x
Full-Term Amortizing Balloon Mortgage Loans	61.1%
Partial Interest-Only Balloon Mortgage Loans	21.3%
Interest-Only Balloon Mortgage Loans	17.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
In the case of each of the Non-Serviced Loans, with respect to which the related Mortgaged Property also secures a pari passu companion loan, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information is generally presented in this free writing prospectus in a manner that takes account of that Mortgage Loan and its related companion loan.  Other than as specifically noted, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each Mortgage Loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.  In addition, all statistics presented in this free writing prospectus with respect to the Green Exchange Mortgage Loan assume that the second mortgage encumbering the related Mortgaged Property is subordinate to the entire Cut-off Date Balance of the Green Exchange Mortgage Loan.

(3)
With respect to the Mortgage Loans secured by Mortgaged Properties identified on Annex A to this free writing prospectus as Reston Commons and Hurstbourne Office Portfolio-Neustar Building, representing approximately 1.6% and 0.4%, respectively, of Initial Pool Balance, the Cut-off Date Loan-to-Value Ratio and the Maturity Date Loan-to-Value Ratio for the related Mortgage Loans were calculated using the “as stabilized” Appraised Value.  The Weighted Average Cut-off Date Loan-to-Value Ratio using the “as-is” Appraised Value for Reston Commons and Hurstbourne Office Portfolio-Neustar Building is 62.2%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus.

(4)
In certain cases the Maturity Date Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” Appraised Value instead of the related “as-is” Appraised Value.  See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus.

All of the Mortgage Loans are expected to have substantial remaining principal balances as of their respective stated maturity dates.  This includes sixty-three (63) Mortgage Loans, representing approximately 61.1% of the Initial Pool Balance which pay principal and interest for their entire terms, eight (8) Mortgage Loans, representing approximately 21.3% of the Initial Pool Balance, that pay interest-only for a portion of their respective terms and three (3) Mortgage Loans, representing approximately 17.6% of the Initial Pool Balance, that pay interest-only for their entire terms through maturity.

The issuing entity will include twelve (12) Mortgage Loans, representing approximately 30.8% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

Property Types

Office Properties

Nineteen (19) office properties, representing collateral for approximately 34.5% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, seventeen (17) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of office properties; see “Risk Factors—Office Properties Have Special Risks” in the prospectus.

Two (2) of the office properties identified on Annex A to this free writing prospectus as Miami Center and Chase Tower Milwaukee, which secure Mortgage Loans representing approximately 4.1% and 1.8%, respectively, of the Initial Pool Balance, each have a parking garage as part of the collateral and such parking garages account for approximately 6.1% and 9.6%, respectively, of Underwritten Revenues at the related Mortgaged Property. There are additional office properties that have a parking garage as part of the collateral for the related Mortgage Loan. These office properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.

Certain of the office Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as 9201 Sunset, Signature Place Office, Paramus Medical Plaza, 40 Hart Street and Phoenix Realty Portfolio—Fresenius, which secure Mortgage Loans representing approximately 5.0%, 1.8%, 0.6%, 0.6% and 0.1%, respectively, of the Initial Pool Balance by allocated loan amount, have tenants operating medical offices as part of the Mortgaged Property.

In addition, certain of the office Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Pinnacle I, 9201 Sunset, 222 Broadway and Signature Place Office, which secure approximately 9.3%, 5.0%, 2.5% and 1.8%, respectively, of the Initial Pool Balance have a restaurant as one of the five largest tenants (based on net rentable area). Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Hospitality Properties

Twenty-eight (28) hospitality properties, representing collateral for approximately 17.9% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 9 of the Mortgage Loans.  27 of the hospitality Mortgaged Properties, representing collateral for approximately 13.2% of the Initial Pool Balance by allocated loan amount, are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.  The Mortgaged Property identified on Annex A to this free writing prospectus as Gansevoort Park Avenue, representing collateral for approximately 4.7% of the Initial Pool Balance by allocated loan amount, is not affiliated with a national franchise. However, such Mortgaged Property is subject to a management agreement with Gansevoort Park Management LLC, an affiliate of the related borrower, which owns the name under which the hotel at such Mortgaged Property is operated.  A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation.  We cannot assure you that the franchise agreement or management agreement will remain in place or that the hotel will continue to be operated under a franchised brand or under its current name.

The following table shows each Mortgaged Property associated with a hotel brand through a license, franchise agreement or management agreement with an expiration date during the term of such Mortgage Loan and the expiration date of such agreement.  Securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.

Mortgage Loan Name	Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration of Related License/ Franchise Agreement	Maturity Date
Cooper Hotel Portfolio – Hilton – Naples	$16,355,000	1.2%	February 2015	November 2017
TMI Hotel Portfolio – Fairfield Inn - Cheyenne, WY	$4,937,342	0.4%	August 2014	October 2017
TMI Hotel Portfolio – Fairfield Inn & Suites - Racine, WI	$3,564,471	0.3%	November 2016	October 2017
TMI Hotel Portfolio – Fairfield Inn - Mankato, MN	$2,061,802	0.1%	April 2017	October 2017
Holiday Inn Express Hotel & Suites Lancaster – Lititz	$6,200,000	0.4%	January 2017	November 2022
Springhill Suites - Florence, SC	$4,934,027	0.4%	August 2022	September 2022

In each case described above, we cannot assure you the related franchise or management agreement will be renewed.

In addition, renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements.  See “—Redevelopment and Renovation” below.

A large number of factors may adversely affect the operation and value of hospitality properties; see “Risk Factors—Hospitality Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in the prospectus.

Mixed Use Properties

Four (4) mixed use properties, representing collateral for approximately 16.9% of the Initial Pool Balance by allocated loan amount, secure in whole or in part four (4) of the Mortgage Loans.  Each of these mixed use properties has one or more retail, office, multifamily, self storage and/or warehouse components.  To the extent a mixed use property has retail, office or multifamily components, such mortgaged property is subject to the risks relating to the property types described in “Risk Factors—Retail Properties Have Special Risks,” “—Office Properties Have Special Risks,” “—Self Storage Properties Have Special Risks” and “—Multifamily Properties Have Special Risks” in the prospectus.  For example, among the five largest tenants at the Mortgaged Property identified on Annex A to this free writing prospectus as Jamaica Center, with secures a Mortgage Loan representing approximately 5.8% of the Initial Pool Balance, are a movie theatre and a fitness center.  Furthermore, such Mortgaged Property includes a parking garage that accounts for approximately 5.3% of the Underwritten Revenues at such Mortgaged Property.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use Mortgaged Properties, including the Mortgaged Property identified on Annex A to this free writing prospectus as Bristol Portfolio – Bristol Plaza, which secures approximately 9.9% of the Initial Pool Balance by allocated loan amount, has a fitness center and several medical and dental tenants as part of the Mortgaged Property.  These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Retail Properties

Twenty-one (21) retail properties, representing collateral for approximately 12.8% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 20 of the Mortgage Loans.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Fourteen (14) of the Mortgaged Properties, representing collateral for approximately 10.4% of the Initial Pool Balance by allocated loan amount, consist of a regional mall or other retail property that is considered by the related sponsor to have at least one “anchor tenant”.  Six (6) of the Mortgaged Properties, representing collateral for approximately 2.0% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable sponsor to be “unanchored”.  One (1) of the Mortgaged Properties, representing collateral for approximately 0.4% of the Initial Pool Balance by allocated loan amount, is a retail property that is considered by the applicable sponsor to be “shadow anchored”.

One (1) of the retail Mortgaged Properties identified on Annex A to this free writing prospectus as 800-805 Peachtree Street, which secures a Mortgaged Loan representing approximately 0.3% of the Initial Pool Balance derives approximately 12.9% of the Underwritten Net Revenues from a parking lease of a portion of the related Mortgaged Property.

Certain of the retail Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as First State Plaza, which secures a Mortgage Loan representing approximately 1.4% of the Initial Pool Balance, has a theater as part of the Mortgaged Property.  Certain of the retail Mortgaged Properties, including the Mortgaged Property identified on Annex A to this free writing prospectus as The Point Shopping Center, which secures a Mortgage Loan representing approximately 2.2% of the Initial Pool Balance, has a gas station as part of the Mortgaged Property.  These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Certain of the retail Mortgaged Properties, identified on Annex A to this free writing prospectus as Hanes Commons, The Village Shoppes of Madison, Central Plaza, Kinderton Place, Park Place at Heathrow, Woodridge Plaza, Milford Mill Shopping Center, Village at Whitehall, Shoppes at Columbine and Sumter Crossing SC, which secure approximately 1.4%, 1.0%, 0.9%, 0.6%, 0.4%, 0.4%, 0.4%, 0.3%, 0.2% and 0.2%, respectively, or in the aggregate, 5.9% of the Initial Pool Balance by allocated loan amount, have a restaurant as one of the five largest tenants (based on net rentable area) or as a single tenant operating at the related mortgaged property. Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

A large number of factors may adversely affect the operation and value of retail properties; see “Risk Factors—Retail Properties Have Special Risks” in the prospectus.

Multifamily Properties

Forty (40) multifamily properties, representing collateral for approximately 12.3% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, fourteen (14) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of multifamily properties; see “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Additionally:

•
One (1) of the Mortgage Loans secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Abbott’s Properties, representing approximately 1.5% of the Initial Pool Balance, the related Mortgaged Properties are primarily dependent on personnel from a local military base for tenants.  Cutbacks at that military base could materially adversely affect property performance.

•
One (1) of the Mortgage Properties identified on Annex A to this free writing prospectus as Bristol Portfolio – 336 East 71st Street, representing collateral for approximately 0.2% of the Initial Pool Balance, by allocated loan amount has 17 units that are rent controlled and/or rent stabilized.

•
One (1) of the Mortgage Loans identified on Annex A to this free writing prospectus as Lehigh Student Housing Portfolio, representing collateral for approximately 0.7% of the Initial Pool Balance, is primarily occupied by student tenants.

•
One (1) of the Mortgage Loans secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Parkview Independent Living, representing collateral for approximately 1.3% of the Initial Pool Balance by allocated loan amount are senior independent living facilities.  Tenant turnover can be unpredictable and leasing trends can be impacted by economic factors beyond the landlord’s control.

•
Nineteen (19) Mortgaged Properties multifamily properties representing 1.8% of the Initial Pool Balance, have tenants that rely on rent subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  We cannot assure you that such program will be continued in its present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

A large number of factors may adversely affect the operation and value of multifamily properties; see “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Self Storage Properties

Nineteen (19) self storage properties, representing collateral for approximately 4.0% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, eight (8) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of self storage properties; see “Risk Factors—Self Storage Properties Have Special Risks” in the prospectus.

Two (2) of the self storage Mortgaged Properties identified on Annex A to this free writing prospectus as Storage Pro - Southfield and SpaceSavers Storage-Tampa, which secure Mortgage Loans representing approximately 0.3% and 0.3%, respectively, of the Initial Pool Balance, derive a portion of the Underwritten Net Revenues from the operation of a Penske Truck Rental franchise at each of the related Mortgaged Properties.

Certain self storage Mortgaged Properties also derive a portion of the Underwritten Net Revenues from one or more of (a) rent received from the United States Postal Service attributable to the operation of a post office located at the related Mortgaged Property, and/or (b) the leasing of (1) certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle and boat storage and/or (2) certain billboard space located at the related Mortgage Properties.

Manufactured Housing Community Properties

Four (4) manufactured housing community properties, representing collateral for approximately 1.5% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, four (4) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of manufactured housing community properties; see “Risk Factors—Manufactured Housing Community Properties Have Special Risks” in the prospectus.

Certain of the manufactured housing community Mortgaged Properties are not connected in their entirety to public water and/or sewer systems.  In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future.  In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Mortgage Loan Concentrations

The table below presents information regarding Mortgage Loans and related Mortgage Loan concentrations:

Pool of Mortgage Loans
	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Top Loan	$140,000,000	10.1%
Top 5 Loans	$515,250,000	37.1%
Top 10 Loans	$770,787,173	55.5%
Largest Related‑Borrower Concentration	$30,440,999	2.2%
Next Largest Related‑Borrower Concentration	$28,400,000	2.0%

Other than with respect to the largest ten (10) Mortgage Loans, each of the other Mortgage Loans represents no more than approximately 2.2% of the Initial Pool Balance. See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on the largest twenty (20) Mortgage Loans.

The following table shows each group of Mortgage Loans that have borrowers that are related to each other, with such groups collectively representing approximately 9.4% of the Initial Pool Balance.  No group of Mortgage Loans having related borrowers represents more than approximately 2.2% of the Initial Pool Balance.

Related Borrower Loans

Loan Name	Cut-off Date Principal Balance	% of Initial Pool Balance
Green Exchange	$26,500,000	1.9%
Barry Plaza	3,940,999	0.3
Subtotal	$30,440,999	2.2%

Hanes Commons	$19,800,000	1.4%
Kinderton Place	8,600,000	0.6
Subtotal	$28,400,000	2.0%

Glen Hill North	$14,200,000	1.0%
Crossroads Executive Center	7,800,000	0.6
Subtotal	$22,000,000	1.6%

40 Hart Street	$8,250,000	0.6%
Paramus Medical Plaza	8,250,000	0.6
Subtotal	$16,500,000	1.2%

Residence Inn - Albany Airport	$7,600,000	0.5%
Residence Inn - Buffalo	7,400,000	0.5
Subtotal	$15,000,000	1.1%

Residence Inn - Florence, SC	$8,272,330	0.6%
Springhill Suites - Florence, SC	4,934,027	0.4
Subtotal	$13,206,357	1.0%

CVS – Tavares, FL	$2,614,032	0.2%
CVS – Inverness, FL	2,539,345	0.2
Subtotal	$5,153,378	0.4%

Total	$130,700,733	9.4%

Mortgage loans with related borrowers are identified under “Related Group” on Annex A to this free writing prospectus.

Geographic Concentrations

This table shows the states with the concentrations of Mortgaged Properties of over 5.0%:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	7	$336,000,000	24.2%
California	7	$231,432,606	16.7%
Florida	13	$115,074,735	8.3%
Illinois	28	$103,372,378	7.4%
North Carolina	8	$83,416,283	6.0%
Pennsylvania	4	$75,442,899	5.4%

(1)
Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A to this free writing prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties.  For example:

•	Mortgaged Properties located in California, Tennessee and Nevada are more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.

•
Mortgaged Properties located in coastal states, which includes Mortgaged Properties located in, for example, Alabama, Florida, Georgia, North Carolina, South Carolina and Texas, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country.  Recent hurricanes (including Hurricane Sandy) in the Northeast and Mid-Atlantic States, Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not all require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

•
Mortgaged Properties, securing approximately 13.1% of the Initial Pool Balance by allocated loan amount, are located in, among other places, Alabama, Florida or Texas, which may be adversely affected by events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010. These events and similar events could lead to a regional economic downturn for the gulf coast region of the United States.

•
In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Mortgaged Properties With Limited Prior Operating History

Two (2) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as 222 Broadway and Park Place at Heathrow representing approximately 2.5% and 0.4%, respectively, of the Initial Pool Balance are secured in whole or in part by Mortgaged

Properties that were acquired within the 12-month period preceding the Cut-off Date and that have no or limited prior operating history and/or lack historical financial figures and information.

Additionally, two (2) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Green Exchange and Phoenix Realty Portfolio, representing approximately 1.9% and 0.3%, respectively, of the Initial Pool Balance, are secured in whole or in part by Mortgaged Properties that were constructed or substantially renovated within the 12-month period preceding the Cut-off Date and that have no or limited prior operating history and/or lack historical financial figures and information.  See “Risk Factors—Limited Information Causes Uncertainty” in this free writing prospectus.

Tenancies-in-Common; Delaware Statutory Trusts

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 9201 Sunset, which Mortgage Loan represents approximately 5.0% of the Initial Pool Balance, the related Mortgaged Property is not currently owned by tenants-in-common.  However, the related loan documents allow for the ownership of the related Mortgaged Property to be held by up to three (3) tenants-in-common.  The loan documents require a waiver of the right to partition in connection with the conversion to a tenants-in-common ownership structure.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 40 Hart Street, representing approximately 0.6% of the Initial Pool Balance, the related borrowers are tenants-in-common.  However, such tenants-in-common have waived their respective right to partition.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Southern Highlands Self Storage, representing approximately 0.5% of the Initial Pool Balance, the related borrowers are tenants-in-common.  However, such tenants-in-common have waived their respective right to partition.  Furthermore, the loan documents for that loan permit the borrowers (at any time after the 60th day following the Closing Date) to transfer the tenant-in-common interest in the related Mortgaged Properties into one of the tenant-in-common borrower entities and terminate the tenancy-in-common structure, subject to the conditions set forth in the related loan agreement.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus and “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

Condominium Interests

Five (5) of the Mortgage Loans, secured by Mortgaged Properties identified on Annex A to this free writing prospectus as Bristol Portfolio – Bristol Plaza, Miami Center, 222 Broadway, Lehigh Student Housing Portfolio and 800-805 Peachtree Street, representing approximately 9.9%, 4.1%, 2.5%, 0.7% and 0.3%, respectively, of the Initial Pool Balance by allocated loan amount, are secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to these properties:

•
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bristol Portfolio – Bristol Plaza, representing approximately 9.9% of the Initial Pool Balance by allocated loan amount, Bristol Portfolio – Bristol Plaza building is comprised of 308 residential units and one commercial unit. The related Mortgage Loan is secured in part by a first priority mortgage encumbering the commercial unit, 173 of the residential units, and borrower’s 54.4219% interest in the related common condominium elements.  The condominium is comprised of one board with seven members. Three members of the board are appointed by the owner of the Mortgaged Property so long as the borrowers own at least 15% of the common elements.  Most decisions by the condominium board require a simple majority of members present at a meeting, while the approval of 75% of the board members is necessary for certain decisions, including the imposition of any common charge for capital improvements and the establishment of any reserves.

•
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Miami Center, representing approximately 4.1% of the Initial Pool Balance, the building is a condominium comprised of two units, a hotel and an office unit.  The related Mortgage Loan is secured by a first priority mortgage encumbering the office unit and borrower’s 50% interest in the related common condominium elements.  The condominium is comprised of one board with four members. Two members of the board are appointed by the owner of the Mortgaged Property, and the other two members are appointed by the owner of the hotel unit. All actions of the board must be unanimously approved by all four board members.

•
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 222 Broadway, representing approximately 2.5% of the Initial Pool Balance, the borrower is permitted to declare a condominium regime at the Mortgaged Property made up of a retail condominium unit comprised of the existing basement, ground level and second floor of the Mortgaged Property and an office condominium unit comprised of the remainder of the Mortgaged Property. The creation of any such condominium is subject to the satisfaction of several conditions, including (i) lender’s approval of the condominium documents, (ii) each unit having a separate tax identification number, (iii) bylaws that permit the borrower to control the condominium board, (iv) lender approval of all amounts payable under the condominium documents, (v) condominium documents that prohibit the incurrence of any debt secured by the Mortgaged Property or any common elements of the condominium, (vi) delivery of an endorsement to the title insurance policy, (vii) receipt of Rating Agency Confirmation and (viii) no material adverse effect on the ability of the Mortgaged Property to generate net cash flow sufficient to service the Mortgage Loan.

•
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Lehigh Student Housing Portfolio, representing approximately 0.7% of the Initial Pool Balance, a portion of the Mortgaged Property is part of a nineteen (19) unit condominium regime located within two (2) adjacent buildings, of which twelve (12) units constitute part of the collateral for the related Mortgage Loan. The related Mortgage Loan is partially secured by a first priority mortgage encumbering the twelve (12) units owned by borrower, together with the borrower’s approximately 63% interest in the related common condominium elements.  The condominium is governed by a three (3) member executive board of unit owners, which executive board is controlled by the related borrower through its control of two (2) of the three (3) board positions.

•
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 800-805 Peachtree Street, representing approximately 0.3% of the Initial Pool Balance, a portion of the Mortgaged Property, identified as 805 Peachtree Street, was developed in conjunction with a vertical development, whereby the Mortgaged Property consists of grade level retail and parking space and lower level parking space located below a six (6) story, one hundred eighteen (118) unit condominium within the same structural building.  The Mortgaged Property is not subject to or a part of the condominium regime, but is subject to a declaration of covenants, conditions, restrictions, and easements pursuant to which certain rights and obligations relating to the operation, maintenance, and upkeep of the building are allocated between the owner of the Mortgaged Property and the condominium.

•
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 800-805 Peachtree Street, representing approximately 0.3% of the Initial Pool Balance, a portion of the Mortgaged Property, identified as 800 Peachtree Street, is the ground floor commercial retail unit of a two (2) unit multi-use condominium.  The related Mortgaged Property is located on the first floor of one of the buildings subject to the condominium regime.  The related Mortgage Loan is partially secured by a first priority mortgage encumbering the ground floor commercial retail condominium unit and borrower’s 6.42% interest in the related common condominium elements.  The condominium is governed by a master association of unit owners and managed by a board of directors comprised of two individuals, one appointed by each of the unit owners.  Each of the unit owners’ vote with respect to the master association and the individuals’ vote with respect to the board of directors is directly weighted in relation to such unit owner’s percentage of ownership of the common elements.  Therefore, the related borrower controls, directly or indirectly, 6.42% of each of the master association and board of directors of the condominium and the non-borrower owner of the second unit controls, directly or indirectly, 93.58% of each of the master association and board of directors of the condominium.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.  See “Risk Factors—Condominium Ownership May Limit Use and Improvements” in the prospectus.

Leasehold Interests

A leasehold interest under a ground lease or under a sublease secures all or a portion of the Mortgaged Loan identified on Annex A to this free writing prospectus as Jamaica Center, representing approximately 5.8% of the Initial Pool Balance.  For purposes of this free writing prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.  Three (3) Mortgaged Properties, identified on Annex A to this free writing prospectus as North Street Portfolio—The Highlands, Chase Tower Milwaukee and A-1 Personal Self Storage Portfolio—A-1 Star Road (Wake Forest), which secure approximately 2.1%, 1.8% and 0.2%, respectively, of the Initial Pool Balance by allocated loan amount, have both the fee and leasehold interests in the entirety of those mortgaged properties encumbered, and we have treated those situations as simply an encumbered fee interest.  With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Abercorn Common, representing approximately 1.4% of the Initial Pool Balance, the Mortgage Loan is secured by the related borrower’s entire interest in the Mortgaged Property which consists of a fee simple interest in 19.25 acres at the Mortgaged Property and a leasehold interest in a 1-acre portion that encumbers a small area of a parking lot at the Mortgaged Property.  See “Risk Factors—Risks Related to Ground Leases and Other Leasehold Interests” in the prospectus.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender.  However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•
the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•
although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

•
certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan.
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance	Companion Loan Rate	Cut-off Date Whole Loan LTV	Whole Loan DSCR
Gansevoort Park Avenue	$65,000,000	$ 75,000,000	$140,000,000	5.0200%	50.4%	1.77x
Miami Center	$57,256,493	$114,512,986	$171,769,480	5.1900%	64.1%	1.41x
222 Broadway	$35,000,000	$100,000,000	$135,000,000	4.8990%	58.7%	2.08x

See “—Non-Serviced Whole Loans” below for more information regarding these Companion Loans.

The Mortgaged Property identified on Annex A to this free writing prospectus as Green Exchange (the “Green Exchange Mortgaged Property”), which secures a Mortgage Loan (the “Green Exchange Mortgage Loan”) that represents approximately 1.9% of the Initial Pool Balance, is encumbered by a second mortgage loan in the amount of $15 million (the “Green Exchange Subordinate Loan”) held by the City of Chicago, Illinois, acting through its department of community development (the “Green Exchange Subordinate Lender”).  The Green Exchange Subordinate Loan accrues interest at an adjustable interest rate of LIBOR plus 0.20% and matures in December 2030.  Prior to August 1, 2014, payments of interest only are due under the Green Exchange Subordinate Loan.  From and after such date, annual principal payments in an approximate amount of $845,000 initially and increasing by $5,000 each subsequent year, are also due, based upon a schedule attached to the promissory note evidencing the Green Exchange Subordinate Loan.  Beginning in August 2013, a reserve account under the Green Exchange Mortgage Loan will be funded monthly in an amount equal to 1/12 of the annual payment due under the Green Exchange Subordinate Loan, such that amounts accumulated in such reserve account will be sufficient to pay all debt service due under the Green Exchange Subordinate Loan.

The Green Exchange Subordinate Lender entered into an intercreditor agreement with the original lender under the Green Exchange Mortgage Loan based on a standard CRE Financial Council form mortgage/mezzanine intercreditor agreement, modified to account for the junior/senior mortgage loan structure, but otherwise setting forth standard rights and priorities between the holders of the Green Exchange Mortgage Loan and the Green Exchange Subordinate Loan, including the right of the Green Exchange Subordinate Lender to cure defaults under the Green Exchange Mortgage Loan, to foreclose on the related Mortgaged Property (provided that, among other things, the proposed transferee is acceptable to the senior lender in its reasonable determination) and, in connection with the certain actual or reasonably foreseeable defaults under the Green Exchange Mortgage Loan, to purchase the Green Exchange Mortgage Loan for an amount generally equal to the outstanding principal balance thereof, plus accrued interest thereon at the non-default mortgage rate, plus certain other amounts due thereon.  Such intercreditor agreement provides, among other things, that as of the date of closing of the Green Exchange Mortgage Loan, the Green Exchange Subordinate Lender has subordinated the lien of the Green Exchange Subordinate Loan to only the first $20,000,000 of the Green Exchange Mortgage Loan, because the Green Exchange Subordinate Lender possessed only the authority to subordinate the lien of the Green Exchange Subordinate Loan to such amount at the time of such closing.  Because the Green Exchange Subordinate Lender is a municipality, certain approvals from the City Counsel of the City of Chicago, Illinois are necessary for the Green Exchange Subordinate Lender to have the authority to agree to the further subordination of the Green Exchange Subordinate Loan.  Although the Department of Housing and Economic Development of the City of Chicago has endorsed a resolution to subordinate the lien of the Green Exchange Subordinate Loan to the full amount of the Green Exchange Mortgage Loan, there can be no guaranty that such resolution will be timely approved.  Accordingly, the $6,500,000 portion of the Green Exchange Mortgage Loan which would not be senior in priority to the Green Exchange Subordinate Loan was funded into a reserve (the “City Approval Reserve”), which, upon the subordination of the Green Exchange Subordinate Loan to the entire Green Exchange Mortgage Loan, is to be released to the borrower under the Green Exchange Mortgage Loan to, among other things, fund certain reserves and escrows.  If the Green Exchange Subordinate Loan is not fully subordinated to the Green Exchange Mortgage Loan by January 15, 2013, the City Approval Reserve is instead to be used to reduce the outstanding principal balance of the Green Exchange Mortgage Loan.  The Green Exchange borrower has agreed to pay a yield maintenance charge in connection with any such repayment.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers.  Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property.  The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, each Sponsor has informed us that it is aware of the following mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Initial Principal Amount of Mezzanine Debt	Interest Rate on Mezzanine Loan	Maturity Date of Mezzanine Loan
Cooper Hotel Portfolio(1)	$95,250,000	6.9%	$16,750,000	12.000%	11/6/2017
Gansevoort Park Avenue	$65,000,000	4.7%	$20,000,000	10.500%	6/6/2022
North Street Portfolio(2)	$50,954,089	3.7%	$ 1,000,000	12.250%	10/6/2022
First State Plaza(2)	$19,456,146	1.4%	$ 3,045,000	6.700%	8/6/2022

(1)	Related mezzanine loan is currently held by Goldman Sachs Mortgage Company or an affiliate thereof.

(2)	Related mezzanine loan is currently held by Jefferies LoanCore LLC or an affiliate thereof.

Each of the mezzanine loans related to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Cooper Hotel Portfolio, Gansevoort Park Avenue, North Street Portfolio and the First State Plaza, are subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) provided that there is no event of default under the related Mortgage Loan, the related mezzanine loan lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the

Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine loan lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fee payable under the Pooling and Servicing Agreement, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” below.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

As of the Cut-off Date, except as disclosed above, each Sponsor has informed us that it is not aware of any mezzanine indebtedness with respect to any Mortgage Loan it is selling to the Depositor.  With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR		Combined Minimum Debt Yield
Pinnacle I	$129,000,000	70%	Contingent(1)		8.75%
Miami Center	$57,256,493	75%	1.20	x	9.00%
Lehigh Student Housing Portfolio	$9,900,000	70%	1.25	x	10.00%
Paramus Medical Plaza	$8,250,000	75%	1.30	x	NAP
40 Hart Street	$8,250,000	75%	1.30	x	NAP
Residence Inn – Albany Airport(2)	$7,600,000	65%	1.60	x	NAP
Residence Inn – Buffalo(2)	$7,400,000	65%	1.60	x	NAP
Chelsea Park	$4,994,014	70%	1.25	x	9.00%

(1)	The Combined Minimum DSCR is 2.20x if the related Mortgage Loan is an interest only loan but 1.50x if it is an amortizing loan.

(2)
Upon a sale of the related Mortgaged Property and assumption of that Mortgage Loan, ownership interests may be pledged to secure a mezzanine loan provided certain conditions are satisfied provided, inter alia, the total indebtedness does not exceed 65% of the lesser of (i) the fair market value of the Mortgaged Property according to a recent appraisal or (ii) actual sales price.

In addition, if the City Approval Reserve is used to reduce the outstanding principal balance of the Green Exchange Mortgage Loan, the sponsor of the borrower under the Green Exchange Mortgage Loan may seek to obtain a mezzanine loan from Jefferies LoanCore LLC, as to which mezzanine loan a term sheet has been executed by each of the sponsor of the borrower under the Green Exchange Mortgage

Loan and Jefferies LoanCore LLC.  Such term sheet provides that such mezzanine loan:  (i) would have an original principal balance no greater than $8.5 million; (ii) would be co-terminus with the Green Exchange Mortgage Loan; (iii) would be secured by, among other collateral, a pledge of 100% of the equity interests in the borrower under the Green Exchange Mortgage Loan; (iv) would be freely prepayable; (v) would provide for payments of interest only; and (vi) would accrue interest at a floating rate equal to one-month LIBOR (subject to a 1% per annum floor) plus 8.0%.  The pooling and servicing agreement will provide that the master servicer will waive any due-on-encumbrance provision under the Green Exchange Mortgage Loan in connection with that mezzanine loan and, on behalf of the issuing entity, enter into an intercreditor agreement with the mezzanine lender, which intercreditor agreement will be comparable to those applicable to any other JLC Mortgage Loan with associated mezzanine debt.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt.  Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Pinnacle I, which Mortgage Loan represents approximately 9.3% of the Initial Pool Balance, the related loan documents permit the pledge of direct or indirect ownership interests in the related Mortgage Loan borrower, provided that (a) such pledge is to secure a corporate credit facility or facilities from a financial institution meeting the criteria set forth in the related loan documents (a“Qualified Financial Institution”), including a Qualified Financial Institution acting as collateral agent or other agent for a syndicate of Qualified Financial Institutions (each, a “Qualified Credit Facility”), (b) any such Qualified Credit Facility is also secured by a pledge of interests in entities owning, directly or indirectly, a majority of the properties owned directly or indirectly by Hudson Pacific Properties, L.P., and (c) prior to the exercise of any remedies under such Qualified Credit Facility with respect to such collateral pledge that result in (i) a foreclosure or a deed-in-lieu of (or other negotiated settlement in lieu of) foreclosure with respect to the pledged collateral, (ii) Hudson Pacific Properties, Inc. owning directly or indirectly less than 10% of the ownership interest in the Mortgage Loan borrower, the related nonrecourse guarantor and any affiliated property manager or (iii) a direct or indirect change in control of the Mortgage Loan borrower, a rating confirmation must be obtained from each “approved rating agency” (within the meaning of the related loan documents) with respect to any change of direct or indirect ownership interests in, and/or direct or indirect control of, the Mortgage Loan borrower or certain other restricted parties.  In connection with the foregoing, the lender may require, among other things, an acceptable intercreditor agreement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Mansell Commons, which Mortgage Loan represents approximately 0.8% of the Initial Pool Balance:

•
there exists a note in the amount of approximately $3.15 million, held by MC Lender, LLC (comprised of partners of Rodbell Properties, LLLP, the sole member of the Mortgage Loan borrower), secured by a pledge of partnership interests in Rodbell Properties, LLLP; and

•	there exist notes to third parties and partners of Rodbell Properties, LLLP, totaling approximately $2.8 million, also secured by pledges of partnership interests in Rodbell Properties, LLLP.

The notes referred to in the preceding two bullets are subject to consent, subordination and standstill agreements which prohibit the holders of such notes from taking any action to collect thereon until the subject Mortgage Loan is paid in full.

In addition, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers.  Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as The Village Shoppes of Madison, which Mortgage Loan represents approximately 1.0% of the Initial Pool Balance, there exists an unsecured note with an outstanding principal balance of approximately $3,993,000, from the Mortgage Loan borrower in favor of Madbor, LLC, an affiliate of the Mortgage Loan borrower.

Certain risks relating to additional debt are described in “Risk Factors—Other Financings or Ability To Incur Other Financings Entails Risk” in this free writing prospectus.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 10 months prior to the Cut-off Date.  See Annex A to this free writing prospectus for the date of the environmental report for each Mortgaged Property.  The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a  “Phase I” environmental assessment.  In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age.  Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to evaluate further certain environmental issues.  A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

•	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

•	for which an operations and maintenance plan or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

•	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

•	for which an environmental insurance policy will have been obtained from a third party insurer;

•
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

•	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

•
as to which the borrower or other responsible party will have obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

•	for which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property.  Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.  Other identified conditions could, for example, include leaks from storage tanks and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of the environmental reports prepared for each Mortgaged Property and environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

Litigation Considerations

Below are descriptions of litigation matters relating to certain Mortgage Loans.  Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this free writing prospectus.

In the case of the Mortgage Loan secured by the portfolio Mortgaged Properties identified on Annex A to this free writing prospectus as TMI Hotel Portfolio, representing approximately 3.4% of the Initial Pool Balance, two class action lawsuits have been brought against a party or parties affiliated with and/or constituting the sellers of the ownership interests in the guarantor of certain non-recourse carve-out obligations respecting the related Mortgage Loan (which also owns equity interests in the related borrower), relating to, among other things, the transactions by which such ownership interests were acquired, and the party(ies) defendant to such lawsuits have claimed to be entitled to indemnification for such lawsuits from such guarantor. This may adversely affect the related Mortgage Loan if the guarantor is required to indemnify these parties.  See “Structural and Collateral Term Sheet—TMI Hotel Portfolio” in Annex B to this free writing prospectus.

With respect to the Mortgaged Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Chelsea Park representing approximately 0.4% of the Initial Pool Balance, the controlling equity owner, Robert Nicolls, of the related Borrower and non-recourse carveout guarantor of the related Mortgage Loan was convicted of a felony related to his misappropriation of his then current employer’s funds, and sentenced in 1998 to three years’ probation and a $15,000 fine.  The $15,000 fine was paid in full as of July 13, 1998.   Further, in addition to the criminal fraud conviction, Mr. Nicolls reached a civil settlement with his then current employer involving the payment of $69,980.11.

With respect to the Mortgaged Loan secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as 800-805 Peachtree Street representing approximately 0.3% of the Initial

Pool Balance, one of the related non-recourse carveout guarantors was the indirect equityholder of the borrower on a commercial mortgage loan secured by property which was foreclosed upon in April 2010.  The related non-recourse carveout guarantor challenged the foreclosure and filed suit against foreclosing servicer.  CGMRC has been advised that the case objecting to the foreclosure was dismissed and the related non-recourse carveout guarantor agreed to turn over cash flow during this dispute.  In addition, the related non-recourse carveout guarantor was the sponsor of another commercial real estate loan pursuant to which the lender foreclosed on the property, without contest from the related non-recourse carveout guarantor, in September 2010 and subsequently sold the applicable property in June 2011.  Further, the related non-recourse carveout guarantor has two outstanding judgments totaling approximately $725,000 relating to personal guarantees on leases for an unrelated restaurant operating entity.  In connection with the appeal of both judgments and ongoing settlement discussions, per information provided by the related non-recourse carveout guarantor; the wages of the related non-recourse carveout guarantor are being garnished to satisfy the judgment amounts.

With respect to the Mortgaged Loan secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Pinewood MHC representing approximately 0.6% of the Initial Pool Balance, the related non-recourse carveout guarantor of the related Mortgage Loan, Mark Coleman is subject to a lawsuit brought by a mortgage lender on a loan made to an affiliate of the related Mortgagor, pursuant to which the mortgage lender is seeking recovery under the recourse carveout guaranty provided by Mr. Coleman in connection with such loan.  Mr. Coleman and the lender under such mortgage loan have completed a discounted pay-off of the related loan and the case against Mr. Coleman was dismissed without prejudice in September 2012.

We cannot assure you that these above-described litigations would not have an adverse effect on, or provide any indication of the future performance of the obligors under, the related Mortgage Loans.

Redevelopment and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.  Below are descriptions of certain of such Mortgaged Properties.  Certain risks related to redevelopment and renovation at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment and Renovation at Mortgaged Properties” in this free writing prospectus.

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as TMI Hotel Portfolio, representing approximately 3.4% of the Initial Pool Balance, certain of the related Mortgaged Properties are undergoing or will be undergoing certain capital and other improvements, remodeling and renovations (including, with respect to one of the Mortgaged Properties, a reflagging of the hotel from a Fairfield Inn to a Fairfield Inn & Suites) as part of property improvement programs in place as the origination date of the Mortgage Loan under the related franchise agreements with the franchisors, for which reserves aggregating $8,484,475 (120% of the budgeted remaining costs of such existing property improvement programs) were established with the mortgage lender at the time of origination of the Mortgage Loan.  Additional capital and other improvements, remodeling and/or renovations may be undertaken at the Mortgaged Properties from time to time pursuant to requirements in the applicable franchise agreements or otherwise.  See “Structural and Collateral Term Sheet—TMI Hotel Portfolio” in Annex B to this free writing prospectus.

Other hotel properties may, and likely do, have property improvements plans in various stages of completion or planning.  See “Structural and Collateral Term Sheet” for additional information on the 10 largest Mortgage Loans.

Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity.

Five (5) of the Mortgage Loans, representing in the aggregate approximately 12.6% of the Initial Pool Balance were refinancings of loans in default at the time of refinancing or otherwise involved discounted pay-offs as described below:

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as North Street Portfolio, representing approximately 3.7% of the Initial Pool Balance, proceeds from such Mortgage Loan refinanced prior mortgage debt secured by the related mortgaged properties in connection with a bankruptcy settlement as described below in this

“—Default History, Bankruptcy Issues and Other Proceedings” subsection.  An agreement for a discounted payoff price had been reached in 2011.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Cooper Hotel Portfolio – Hilton - Naples and Cooper Hotel Portfolio-Hilton - Orlando / Altamonte Springs, collectively representing approximately 2.0% of the Initial Pool Balance by allocated amount, such Mortgage Loan in part satisfied a forbearance agreement entered into as a result of maturity defaults by the two previous loans.

In connection with the origination of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as The Village Shoppes of Madison, which Mortgage Loan represents approximately 1.0% of the Initial Pool Balance, an affiliate of the related borrower purchased, at a discount, mortgage debt secured by the related Mortgaged Property and converted the amount of the discount received into an unsecured loan to the related borrower.  The holder of the unsecured loan has executed a subordination and standstill agreement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Mansell Commons, representing approximately 0.8% of the Initial Pool Balance, the proceeds of such Mortgage Loan refinanced through a discounted payoff prior mortgage debt secured by such Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Robin MHC, representing approximately 0.2% of the Initial Pool Balance, the related Mortgage Loan refinanced a discounted payoff of a previously matured mortgage loan secured by the related Mortgaged Property.  The Mortgage Loan represented 75% of the discounted pay-off amount, with the remainder, as well as closing costs, supplied by new equity from the related mortgage borrower.

Below are descriptions of bankruptcy matters relating to certain Mortgage Loans.  Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as North Street Portfolio, representing approximately 3.7% of the Initial Pool Balance, the related Mortgaged Properties previously were owned indirectly by the spouse of the current non-recourse carveout guarantor and were encumbered by cross-defaulted mortgage loans.  The previous owners of the related mortgaged properties filed for bankruptcy protection in May and August 2010, after the lender on such cross-defaulted mortgage loans filed a foreclosure action against one of the related Mortgaged Properties in December 2009.  Such previous lender then sold its mortgage loans to another institutional lender that then reached a bankruptcy settlement pursuant to which the ownership interests in the related Mortgaged Properties were transferred to, or to entities controlled by, the current non-recourse carveout guarantor.  Upon origination of the subject Mortgage Loan to be included in this securitization transaction, the related Mortgaged Properties emerged from bankruptcy court’s jurisdiction and the prior mortgage loans were the subject of a discounted payoff.  In addition, the spouse of the current non-recourse carveout guarantor had an ownership interest in an airfield that was foreclosed upon in 2010.  Facing foreclosure, the spouse of the current non-recourse carveout guarantor filed for Chapter 11 protection in August of 2010 and lost control of the airfield.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Signature Place Office, representing approximately 1.8% of the Initial Pool Balance, one of the related borrower’s non-recourse carve-out and environmental indemnitors, who is also a key principal of the managing member of the related borrower, filed for Chapter 7 bankruptcy in 2005 after a non-real estate related company that such key principal owned had failed.  The bankruptcy was subsequently discharged in 2006.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.  This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office and mixed use Mortgaged Property.

The Mortgaged Properties have certain single tenant concentrations as set forth below:

•
Six (6) of the Mortgaged Properties, securing in whole or in part five (5) Mortgage Loans, representing in the aggregate approximately 2.6% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

•
Other than Mortgaged Properties that are part of a portfolio of Mortgaged Properties, no Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 1.6% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.  For example, with respect to the Mortgaged Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Phoenix Realty Portfolio, representing approximately 0.3% of the Initial Pool Balance, 2 of the 3 individual Mortgaged Properties are occupied by a single tenant, Family Dollar, under leases which expire 5 months and 13 months, respectively, prior to the maturity of the Mortgage Loan.  Additionally, under each lease, Family Dollar maintains the right to “go dark” at any time during the lease term.

The Mortgaged Properties have certain tenant concentrations (among the five largest tenants (based on net rentable area)) across multiple Mortgaged Properties representing collateral for 2.0% or more of the Initial Pool Balance, as set forth below:

•	For example, Bank of America is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 12.4% of the Initial Pool Balance based on allocated loan amount.

•	In addition, Old Navy is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 6.7% of the Initial Pool Balance based on allocated loan amount.

•	In addition, JPMorgan Chase is a tenant at each of three (3) Mortgaged Properties, and such Mortgaged Properties secure approximately 4.6% of the Initial Pool Balance based on allocated loan amount.

•	In addition, Dollar Tree is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 3.6% of the Initial Pool Balance based on allocated loan amount.

•	In addition, Staples is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 3.0% of the Initial Pool Balance based on allocated loan amount.

•	In addition, HomeGoods is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 2.8% of the Initial Pool Balance based on allocated loan amount.

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan.  In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Terminations and Expirations

Expirations.  See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office and mixed use Mortgaged Property.  Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan.  Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease terminations or concentrations of lease terminations with respect to the Mortgaged Properties:

•	In certain cases, the lease of a major or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

•
With respect to the Mortgaged Properties identified on Annex A to this free writing prospectus as Pinnacle I, Jamaica Center, Green Exchange, Hanes Commons, Kinderton Place, Hurstbourne Office Portfolio – Neustar Building, Hurstbourne Office Portfolio – Plainview Place and Sumter Crossing SC, representing collateral for approximately 9.3%, 5.8%, 1.9%, 1.4%, 0.6%, 0.4%, 0.3%  and 0.2%, respectively, of the Initial Pool Balance, one or more leases representing approximately 49.6%, 62.8%, 68.1%, 64.2%, 58.7%, 52.9%, 61.2% and 77.3%, respectively, of the net rentable square footage of the related Mortgaged Property expire in the same calendar year prior to or the same year as the maturity of the related Mortgage Loan.  Certain other Mortgaged Properties, leases representing a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property expire in the same calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

•
With respect to the Mortgaged Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Hurstbourne Office Portfolio – Columns of Hurstbourne Green, representing approximately 0.4% of the Initial Pool Balance by allocated loan amount, the Mortgaged Property is occupied by a single tenant, Firstsource, under a lease which expires prior to the maturity of the Mortgage Loan.

•
With respect to the Mortgaged Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Chase Tower Milwaukee, representing approximately 1.8% of the Initial Pool Balance, a tenant with leases representing approximately 49.2% of the net rentable square footage of such Mortgaged Property, operates under leases expiring prior to the maturity of the Mortgage Loan.

Terminations.  Certain Mortgage Loans have material lease early termination options.  Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant's use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant's use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right or (viii) if the landlord defaults on its obligations under the lease. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain other termination rights or situations in which the tenant may no longer occupy its leased space rights with respect to the ten(10) largest loans, or in cases where such tenant leases at least 20% of the square footage at the Mortgaged Property:

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 222 Broadway, representing approximately 2.5% of the Initial Pool Balance, the largest tenant, Bank of America, has the right under its lease to contract the size of the premises that it leases by up to 91,609 rentable square feet on May 31, 2014 (the “First Contraction Option”), and by up to an additional 115,112 rentable square feet on December 31, 2019 (the “Second Contraction Option”), which Second Contraction Option is exercisable after the maturity of the Mortgage Loan.  Such contraction options are exercisable in contiguous, full floor increments, upon 12 months’ notice for the First Contraction Option, and 18 months’ notice for the Second Contraction Option.  The related non-recourse carve-out guarantors, BCSP VI U.S. Investments, L.P. and L&L Holding Company, LLC have guaranteed the payment of all tenant improvement costs and leasing commissions incurred in connection with re-tenanting any space at the Mortgaged Property that becomes vacant as a result of the exercise of the First Contraction Option by the Bank of America tenant, capped at $3,000,000.

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 9201 Sunset, which Mortgage Loan represents approximately 4.1% of the Initial Pool Balance, the fifth largest tenant (by net rentable area leased) at the related Mortgaged Property, currently occupying approximately 5.0% of the net rentable square feet, is entitled to terminate its lease at any time after the seventh anniversary of the lease commencement date. The lease commencement date was December 1, 2005. The scheduled expiration date of the lease is November 30, 2015.

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Miami Center, which secures a Mortgage Loan representing 4.1% of the Initial Pool Balance, the largest tenant (by net rentable area leased) at such Mortgaged Property, currently occupying approximately 20.0% of the total net rentable square feet is entitled to terminate its lease on January 31, 2016 with 12 months’ notice and payment of a termination fee equal to 6 months of base rent plus unamortized tenant improvement allowances, leasing commissions, and rent abatements. The scheduled expiration date of the lease is January 31, 2020.

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Green Exchange, which Mortgage Loan represents approximately 1.9% of the Initial Pool Balance, the largest tenant (by net rentable area leased) at such Mortgaged Property, currently occupying approximately 57.3% of the total net rentable square feet (which will increase to approximately 63.8% of the total net rentable square feet after such tenant takes certain additional space that it is obligated to take by April 2014), is entitled to terminate its lease on June 16, 2019 upon delivery of notice to the landlord no later than June 16, 2018.  The scheduled expiration date of the lease is April 30, 2022.

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Chase Tower Milwaukee, representing approximately 1.8% of the Initial Pool Balance, the largest tenant, JPMorgan has the right to terminate its office lease space in its entirety, which represents 47.1% of the square footage at the related Mortgaged Property without a termination fee on September 30, 2016.   Additionally the second largest tenant, Infinity Healthcare has the right to terminate its lease in its entirety, which represents 13.0% of the square footage at the related Mortgaged Property with three terminations options, in February 2015, in February 2018 and February 2023,  with 9 months notice and a specified termination fee.  See “Structural and Collateral Term Sheet—Chase Tower Milwaukee” in Annex B to this free writing prospectus.

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Barrett Summit, which secures a Mortgage Loan representing 1.1% of the Initial Pool Balance, the second largest tenant (by net rentable area leased) at such Mortgaged Property, occupying approximately 29.9% of the total net rentable square feet, is entitled to terminate its lease on December 31, 2017 with one (1) year’s prior notice.  The scheduled expiration date of the lease is January 31, 2020.

•
With respect to the Mortgaged Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Sumter Crossing SC representing approximately 0.2% of the Initial Pool Balance, the main “anchor” tenant, Winn Dixie, representing approximately 77.3% of the net rentable area at the Mortgaged Property, has the right to terminate its lease in the event that (i) an act or omission on behalf of the related borrower prohibits or prevents Winn Dixie from expanding to the additional space to which Winn Dixie maintains an option (exercisable every five (5) years) to expand under its lease and (ii) two (2) consecutive quarters of earnings before interest, tax, depreciation and amortization are negative.

•
With respect to the Mortgaged Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Village at Whitehall representing approximately 0.3% of the Initial Pool Balance, the largest tenant, Concentra Health, representing approximately 27.7% of the net rentable area at the related Mortgaged Property, maintains the right to terminate its lease in 2018 and has the option to “go dark” at any time during the lease term.

•
With respect to the Mortgaged Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Expressway Plaza, representing approximately 0.4% of the Initial Pool Balance, the largest tenant, Hastings, representing approximately 44.4% of the net rentable area at the related Mortgaged Property, maintains the right to terminate its lease effective August 31, 2017, and has the option to “go dark” at any time during the lease term.

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

Certain of the Mortgaged Properties as set forth in the table below, may be leased in whole or in part by government sponsored tenants. Government tenants frequently have the right to cancel their leases at any time or after a specific time  (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent could also have these types of risks.
Mortgage Loan Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Base Rent
First State Plaza	1.4%	U.S. Post Office	6.3%	9.3%
Jamaica Center	5.8%	Queens Educational Opportunity Center	17.4%	21.5%
Reston Commons	1.6%	BAE Systems Information Solutions, Inc.(1)	100.0%	100.0%

(1)	The tenant has the option, exercisable on April 30, 2019 with at least 12 months’ notice, to terminate its lease and pay a penalty of $4,320,797.

•
Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.  For example, we are aware of the following Mortgage Loan as to which a related tenant intends to sublet more than 5% of the net rentable area at the related Mortgaged Property.  In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Central Plaza, representing approximately 0.9% of the Initial Pool Balance, a tenant that is leasing approximately 39.3% of the net rentable area has subleased a portion of its space to a third party.

•
Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its leases and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.  For example, with respect to the Mortgage Loan identified on Annex A as Central Plaza to this free writing prospectus, representing approximately 0.9% of the Initial Pool Balance, a tenant, Carters, representing approximately 2.9% of the net rentable square footage of the related Mortgaged Property, has termination options based on failure to meet certain sales targets.

•
Further, certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark.  For example, with respect to the Mortgaged Property identified on Annex A to this free writing prospectus as Hanes Commons, representing approximately 1.4% of the Initial Pool Balance, a tenant, Ross Dress for Less, representing approximately 19.8% of the net rentable square footage of the related Mortgaged Property, may terminate its lease if a tenant at such Mortgaged Property or at an adjacent or nearby property terminates its lease or goes dark.

•
In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on termination options relating to the largest twenty (20) Mortgage Loans.

Other.  Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation as set forth below:

•
Certain tenants of the Mortgaged Properties have executed leases, but have not yet taken occupancy.  For example, in the case of the Mortgaged Property identified on Annex A to this free writing prospectus as 9201 Sunset, securing a Mortgage Loan that represents 5.0% of the Initial Pool Balance, the largest tenant (by net rentable area leased) at such Mortgaged Property has executed a lease but the restaurant is not scheduled to open until early 2013. In the case of the Mortgaged Property identified on Annex A to this free writing prospectus as Green Exchange,securing a Mortgage Loan that represents approximately 1.9% of the Initial Pool Balance, the largest tenant (by net rentable area leased) at such Mortgaged Property has committed to take an additional 14,720 square feet of space by April 1, 2014.  In the case of the Mortgaged Property identified on Annex A to this free writing prospectus as Hanes Commons, securing a Mortgage Loan representing approximately 1.4% of the Initial Pool Balance, Sweet Frog – Yogurt, a tenant leasing approximately 1.7% of the net rentable area at the Mortgaged Property, has executed a lease on its space and has taken possession of the premises but has not yet commenced paying rent or operating from the mortgaged property.  In the case of the Mortgaged Property identified on Annex A to this free writing prospectus as The Village Shoppes of Madison, securing a Mortgage Loan that represents 1.0% of the Initial Pool Balance, several tenants have executed leases but are not yet operating or are only partially operating.  We cannot assure you that this tenant will commence paying rent or take occupancy at the related Mortgaged Property.

•
In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Central Plaza and The Point Shopping Center, representing 0.9% and 2.2%, respectively, of the Initial Pool Balance, a Staples store is currently one of the five (5) largest tenants at such Mortgaged Property.  On September 25, 2012, Staples, Inc. (“Staples”), announced a restructuring during which it plans to close 30 stores and downsize 30 stores.  As of the Cut-off Date, Staples has not released a proposed list of the stores it plans to close in connection with this restructuring.  Accordingly, we cannot assure you that the Staples stores at either of these Mortgaged Properties will not be closed by Staples, or that such closure will not have a materially adverse effect on your investment.

•
In addition, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed.

In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases.  If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant.  We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

In addition, with respect to the Mortgaged Property identified on Annex A to this free writing prospectus as The Point Shopping Center, securing a Mortgage Loan that represents approximately 2.2% of the Initial Pool Balance, the 8th largest tenant (by net rentable square feet), Fashion Bug, is currently occupying its premises, but is expected to vacate in January 2013.  We cannot assure you that this vacant space will be leased in a timely manner.  See “—Redevelopment and Renovation” and “Risk Factors—Risks Related to Redevelopment and Renovation of the Property” in this free writing prospectus.

With respect to the Mortgaged Property identified on Annex A to this free writing prospectus as Jamaica Center, which secures a Mortgage Loan representing 5.8% of the Initial Pool Balance, the fourth largest tenant (by net rentable square feet) at such Mortgaged Property, Bally’s Total Fitness, most recently emerged from bankruptcy in 2009.

See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on other tenant matters relating to the largest twenty (20) Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal with respect to certain of the Mortgaged Properties.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 222 Broadway, representing approximately 2.5% of the Initial Pool Balance, after Bank of America receives notice from the landlord of its desire to sell the building, including landlord’s determination of purchase price, Bank of America will have the right to purchase the building on landlord’s terms so long as it is in occupancy of at least 200,000 square feet at the Mortgaged Property.  If Bank of America does not exercise its right to accept the landlord’s offer within 30 days or does accept but a sale is not closed within 120 days, the landlord may sell the building to any third party on any terms and conditions.  Bank of America's right of first offer terminates at the expiration of its lease on May 31, 2022, and does not apply to a foreclosure or deed in lieu by lender.

With respect to Mortgaged Property identified on Annex A to this free writing prospectus as Green Exchange, which secures a Mortgage Loan representing approximately 1.9% of the Initial Pool Balance, the largest tenant (by net rentable area leased) at such Mortgaged Property has a right of first offer to purchase a “controlled interest” in the related Mortgaged Property based on the same terms and conditions that the landlord plans to offer such controlling interest to other prospective buyers.  For this purpose, “controlling interest” is intended to mean either (i) 51% or more of the ownership interest with voting control in the entity that owns the subject Mortgaged Property or (ii) all or any portion of the building located at the subject Mortgaged Property.  The tenant has agreed with the lender that this right will not apply in connection with a foreclosure or conveyance in lieu of foreclosure exercised by the lender.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Reston Commons, representing approximately 1.6% of the Initial Pool Balance, which was structured as a Shari’ah compliant loan, the related master tenant has the right to purchase the Mortgaged Property from the borrower at certain times including: (i) the maturity of the Mortgage Loan, (ii) an event of default under the Mortgage Loan documents and (iii) the assumption or defeasance of the Mortgage Loan. This purchase option is typical with Shari’ah compliant Mortgage Loans, as a method of making the balloon payment in event of a loan payoff. Such right is fully subordinated to the Mortgage Loan documents and is exercisable only in accordance with the loan agreement. In addition, any such transfer is subject to the standard transfer and assumption provisions noted in the Mortgage Loan documents.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Hanes Commons, representing approximately 1.4% of the Initial Pool Balance, the lease between the related borrower and Longhorn Steakhouse, a tenant, grants to Longhorn Steakhouse a right of first refusal to purchase the portion of the Mortgaged Property that they occupy.  While this right of first refusal is applicable only if the borrower attempts to sell this portion of the Mortgaged Property separately from the rest of the Mortgaged Property, the Mortgage Loan documents do not allow partial releases of any of the collateral.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as TMI Hotel Portfolio, representing approximately 3.4% of the Initial Pool Balance, five (5) of the related Mortgage Properties, securing approximately 1.7% of the Initial Pool Balance by allocated loan amount Residence Inn – Peoria, AZ, Residence Inn – Waco, TX, TownePlace Suites – Houston, TX, Fairfield Inn & Suites – Racine, WI and Fairfield Inn – Cheyenne, WY are subject to franchise agreements which provide the related franchisor a right of first refusal in the event the franchisee seeks to sell the applicable Mortgaged Property to a competitor of the franchisor.  Each related franchisor has agreed with the lender that such right to purchase the related Mortgaged Property will not apply in the event of a foreclosure or deed-in-lieu of foreclosure by the lender so long as the lender is not a competitor of the related franchisor or an affiliate of any competitor of the related franchisor.  The Mortgage Loan Documents restrict the borrower’s rights to sell such Mortgaged Properties to the extent such sale would trigger a franchisor’s purchase right.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates.  For example:

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 1300 Woodfield, representing 0.6% of the Initial Pool Balance, an affiliate of the non-controlling member of the related borrower has leased 19,744 square feet of the net rentable area at the related Mortgaged Property, which represents approximately 14.7% of the net rentable area.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the net rentable area of the related Mortgaged Property.

Certain of the Mortgaged Properties are leased in whole or in part by Originator and Sponsor affiliates.  For example:

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Miami Center, representing approximately 4.1% of the Initial Pool Balance, an affiliate of Citigroup Global Markets Inc., one of the underwriters, has leased 157,553  square feet of the net rentable area at the related Mortgaged Property, which represents approximately 20.0% of the net rentable area.

Insurance Considerations

In the case of ninety-nine (99) Mortgaged Properties which secure in whole or in part forty-one (41) Mortgage Loans, representing approximately 61.3% of the Initial Pool Balance, the related borrower maintains insurance under blanket policies.

In addition, certain Mortgaged Properties may be insured by a sole or significant tenant.  For example:

•
With respect to the Mortgaged Property that secures the Mortgage Loan identified on Annex A to this free writing prospectus as Signature Place Office, representing approximately 1.8% of the Initial Pool Balance, the borrower is permitted to rely on the property coverage obtained by Bank of North Carolina, a tenant at such property, to satisfy the portion of its insurance requirements relating to the leased premises occupied by that tenant.

•
With respect to the Mortgaged Property that secures the Mortgage Loan identified on Annex A to this free writing prospectus as First State Plaza, representing approximately 1.4% of the Initial Pool Balance, the borrower is permitted to rely on the property coverage obtained by McDonald’s, a tenant at such property, to satisfy the portion of its insurance requirements relating to the leased premises occupied by that tenant.

•
With respect to the Mortgaged Properties that secure the Mortgage Loans identified on Annex A to this free writing prospectus as CVS – Tavares, FL and CVS – Inverness, FL, representing approximately 0.2% and 0.2%, respectively, of the Initial Pool Balance, the borrower is permitted to rely on the property coverage obtained by CVS to satisfy the portion of its insurance requirements relating to the leased premises occupied by that tenant.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in this free writing prospectus.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this free writing prospectus.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use.  In addition, certain of the Mortgaged Properties may be subject to restrictions relating to their current use.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions” in this free writing prospectus.

Appraised Value

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the appraised value reflected in this free writing prospectus with respect to each Mortgaged Property reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies, other than as follows:

•
With respect to the loan-to-value ratios at maturity of twenty-two (22) Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A to this free writing prospectus as identified in the definition of “Maturity Date LTV”, the related LTV Ratio at Maturity, reflected in this free writing prospectus, are calculated using an “as stabilized” appraised value.

•
With respect to the Mortgaged Properties identified on Annex A to this free writing prospectus as Reston Commons and Hurstbourne Office Portfolio – Neustar Building, representing collateral for approximately 1.6% and 0.4%, respectively, of the Initial Pool Balance by allocated loan amount, the Cut-off Date LTV Ratio reflects the “as stabilized” value.

See “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this free writing prospectus.

Nonrecourse Carve-out Limitations

While the Mortgage Loans generally contain nonrecourse carve-outs for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans that do not contain such carve-outs or contain limitations to such carve-outs, such as the Mortgage Loans set forth below:

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Miami Center, representing approximately 4.1% of the Initial Pool Balance, in lieu of recourse for the commission of intentional material physical waste at the Mortgaged Property, the loan agreement provides for recourse to the extent of losses in connection with damage or destruction to the Mortgaged Property caused by the willful or grossly negligent acts or omissions of Mortgagor and/or the removal or disposal of any portion of the Mortgaged Property after an event of default under the Mortgage Loan Documents.

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Gansevoort Park Avenue, representing approximately 4.7% of the Initial Pool Balance, the loan agreement provides that voluntary transfers of the related Mortgaged Property or equity interests in related borrower is recourse to the extent of losses, rather than being full recourse to related borrower and non-recourse carveout guarantor.

In addition, certain other Mortgage Loans have additional limitations to the non-recourse carveouts as described on Annex E-2 to this free writing prospectus.  See “Risk Factors—Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed” in this free writing prospectus.

There can be no assurance that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty.  In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Pinnacle I, which Mortgage Loan represents approximately 9.3% of the Initial Pool Balance, the borrower is owned and controlled by Hudson MC Partners, LLC, a joint venture between Hudson Pacific Properties, L.P. and M. David Paul Ventures, LLC.  The non-recourse carveout guarantors under such Mortgage Loan are Hudson MC Partners, LLC and, subject to an aggregate $20 million maximum liability, Hudson Pacific Properties, L.P. and M. David Paul Ventures, LLC. Hudson MC Partners, LLC is permitted to acquire Pinnacle II (the building adjacent to the related Mortgaged Property), directly or indirectly.  In the event of such acquisition, Hudson Pacific Properties, L.P. and M. David Paul Ventures, LLC will be released as the non-recourse carveout guarantors under the subject Mortgage Loan, provided that Hudson MC Partners, LLC satisfies the minimum net worth and liquidity requirements set forth in the guaranty.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Loan Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days		Number of Mortgage Loans	% of Initial Loan Pool Balance
6	0	(1)	57	89.2%
1	5		17	10.8
			74	100.0%

(1)	Three (3) loans allow for a 5-day grace period permitted for one monthly payment per calendar year.

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan.  See Annex A to this free writing prospectus for information on the number of days before late payment charges are due under the Mortgage Loan.  The information on Annex A to this free writing prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans.  Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.  All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Three (3) of the Mortgage Loans, representing approximately 17.6% of the Initial Pool Balance, provide for monthly payments of interest-only until its stated maturity date (each, an “Interest-Only Mortgage Loan”).  Except as described below, the remaining seventy-one (71) Mortgage Loans, representing approximately 82.4% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (together with the Interest-Only Mortgage Loans, the “Balloon Mortgage Loans”).  Eight (8) of these Balloon Mortgage Loans, representing approximately 21.3% of the Initial Pool Balance, provide for monthly payments of interest-only for a period of 3 months to 60 months following the related origination date.  The Balloon Mortgage Loans will have balloon payments due at their stated maturity dates unless prepaid prior thereto.

Single Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities.  However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities”.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower.  Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed.  For example, there are certain Mortgage Loans, particularly most or all Mortgage Loans with principal balances less than $20,000,000, for which there is no independent director, manager or trustee in place with respect to the related borrower.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the loan documents.  See “—Additional Indebtedness” above in this free writing prospectus.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions.  Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan is prepaid within a specified period (ranging from approximately 3 to 7 payments) prior to the stated maturity date.  See Annex A to this free writing prospectus for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis.

With respect to the Green Exchange Mortgage Loan, representing approximately 1.9% of the Initial Pool Balance, if the Green Exchange Subordinate Loan is not fully subordinated to the Green Exchange Mortgage Loan by January 15, 2013, the $6.5 million City Approval Reserve is to be used to pay down the Green Exchange Mortgage Loan.  The Green Exchange borrower has agreed to pay a yield maintenance charge in connection with any such repayment.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.  We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•
will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•
if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A and “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on reserves relating to the largest twenty (20) Mortgage Loans.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld).  Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company)  and transfers to persons satisfying qualification criteria set forth in the related loan documents.  Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers or as to which the borrower is a Delaware Statutory Trust, transfers to new tenant-in-common borrowers or new beneficial owners in the Delaware Statutory Trust, as applicable.  Furthermore, the loan documents for the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Southern Highlands Self Storage, representing approximately 0.5% of the Initial Pool Balance, permit the borrowers (at any time after the 60th day following the Closing Date) to transfer the tenant-in-common interest in the related Mortgaged Properties to one of the existing tenant-in-common borrowers and terminate the tenancy-in-common structure, subject to the conditions set forth in the related loan agreement.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

•
a Rating Agency Confirmation has been obtained from each of Moody’s Investors Service, Inc. (“Moody’s”), Fitch, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”, and collectively with Moody’s and Fitch, the “Rating Agencies”);

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•
the assumption fee has been received (which assumption fee will be paid applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges, Modification Fees and Assumption Fees” in this free writing prospectus, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer.  See “—Additional Indebtedness” above.

The Master Servicer (with respect to non-Specially Serviced Loans and with the Special Servicer’s consent but not with respect to the Non-Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans but not with respect to the Non-Serviced Loans) will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the Controlling Class Representative to any waiver of any such clause.  See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Due-on-Sale Provisions” in the prospectus.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right of way or similar agreement.

Defeasance; Collateral Substitution

The terms of 66 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 79.8% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.  In addition, the Mortgage Loan identified on Annex A to this free writing prospectus as Miami Center, representing approximately 4.1% of the Initial Pool Balance, permit the related borrower to defease or prepay as described under “—Voluntary Prepayments” below).  With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan, or under the defeased portion of the Mortgage Loan in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related loan documents.  Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower.  Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan.  If a Mortgage Loan is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Voluntary Prepayments

Sixty-six (66) Mortgage Loans, representing approximately 79.8% of the Initial Pool Balance, permit the related borrower after a lockout period of at least 2 years following the Closing Date and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property (or, if applicable, one of the related Mortgaged Properties) instead of prepaying the mortgage loan.

Six (6) of the mortgage loans, representing approximately 12.7% of the Initial Pool Balance of the pool of mortgage loans as of the Cut-off Date, permit the related borrower after a lockout period of 11 to 25 payments following the closing date to prepay the Mortgage Loan in whole or, in some cases, in connection with a partial release of a mortgaged property, in part, in each case with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open period.

One (1) Mortgage Loan, representing approximately 4.1% of the Initial Pool Balance, permits the related borrower, after a 2-year lockout period following the Closing Date and prior to an open prepayment period described below, (a) to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property instead of prepaying the Mortgage Loan or (b) to prepay the Mortgage Loan in whole or, in the case of a partial release of a portion of the Mortgaged Property, in part, in each case with the payment of the greater of a yield maintenance charge and 1% of the prepaid amount if such prepayment occurs prior to the related open period.

One (1) Mortgage Loan, representing approximately 3.4% of the Initial Pool Balance, permits the related borrower to voluntarily prepay the Mortgage Loan at any time; provided that the borrower pays an additional amount equal to the greater (a) a yield maintenance premium or (b) amount equal to 1% of the prepaid amount, if such prepayment occurs prior to July 6, 2017.

With respect to the Green Exchange Mortgage Loan, representing approximately 1.9% of the Initial Pool Balance, if the Green Exchange Subordinate Loan is not fully subordinated to the Green Exchange Mortgage Loan by January 15, 2013, the $6.5 million City Approval Reserve is to be used to pay down the Green Exchange Mortgage Loan.  The Green Exchange borrower has agreed to pay a yield maintenance charge in connection with any such repayment.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	20	10.7%
4	46	71.6
5	2	11.7
7	6	6.0
Total	74	100.0%

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the satisfaction of certain other conditions.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bristol Portfolio, representing approximately 10.1% of the Initial Pool Balance, the Mortgage Loan documents permit the release of some of up to 20 residential units (or a greater number, if required by law) after December 5, 2014, provided that, among other things, (i) such release is in connection with an arms-length transaction to an unaffiliated third party, (ii) no default under the mortgage loan documents is continuing, (iii) the related borrower has provided at least 5 business days prior written notice of its intention to obtain the requested release, (iv) the related borrower has defeased an amount equal to greater of (x) the minimum release price for the applicable unit (as set forth in a schedule to the related loan agreement) and (y) 100% of net sales proceeds of the applicable unit, (v) the unit being released is a legally separate tax lot from the remainder of the Bristol Portfolio Mortgaged Property, (vi) after giving effect to the release of a residential unit, there are no less than 42 unfurnished residential units at the Bristol Portfolio Mortgaged Property, unless such requirement is contrary to applicable legal requirements and (vii) the borrower must deliver a Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Cooper Hotel Portfolio, representing approximately 6.9% of the Initial Pool Balance, the Mortgage Loan documents permit the release of one or more of the Cooper Hotel Portfolio Mortgaged Properties, provided that certain conditions are satisfied, including among others: (a) if such release occurs prior to December 6, 2014, (i) thirty (30) days prior written notice to the lender, (ii) the borrower seeks to obtain the release of a single Cooper Hotel Portfolio Mortgaged Property (other than the Hilton - Naples Property, the DoubleTree - Memphis Property, the Hilton - Orlando / Altamonte Springs Property and the Hilton Garden Inn - Detroit Airport Property) in connection with a bona fide third party sale of such property, (iii) payment of a release price equal to 115% or 125% of the allocated loan amount (as designated in the loan documents) for the applicable property and a yield maintenance premium of at least 2% of the amount prepaid, (iv) after giving effect to the release, the debt service coverage ratio for the remaining Cooper Hotel Portfolio Mortgaged Properties is no less than the greater of (a) 1.10x and (b) the debt service coverage ratio immediately prior to the release, (v) after giving effect to the release, the fair market value of the remaining Cooper Hotel Portfolio Mortgaged Properties (as calculated in a manner satisfactory to the lender) is at least 80% of the loan's principal balance, (vi) if the mezzanine loan is outstanding, the mezzanine lender has consented in writing, and the mezzanine borrowers have prepaid a portion of the mezzanine loan to comply with any prepayment requirements under the mezzanine loan agreement and (vii) delivery of Rating Agency Confirmation, and (b) if such release occurs on or after December 6, 2014, (i) the borrower seeks to obtain the release of one or more of the Cooper Hotel Portfolio Mortgaged Properties, (ii) (A) defeasance of the entire loan, or (B) payment of a release price equal to 115% or 125% of the allocated loan amount (as designated in the loan documents) for the applicable property, (iii) if only defeasing a portion of the loan, after giving effect to the release, the debt service coverage ratio for the remaining Cooper Hotel Portfolio Mortgaged Properties is no less than the greater of (a) 1.10x and (b) the debt service coverage ratio immediately prior to the release, (iv) delivery of defeasance collateral sufficient to defease an amount equal to (A) pay the interest and principal due on the due dates in respect of a portion of the loan being defeased and (B) repay the outstanding principal balance of such portion of the loan on August 6, 2017, (v) the satisfaction of any conditions in the mezzanine loan agreement, (vi) the delivery of a REMIC opinion from counsel and (vii) delivery of Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as North Street Portfolio, which Mortgage Loan represents approximately 3.7% of the Initial Pool Balance, subsequent to the second anniversary of the closing date for this securitization transaction, any related borrower may obtain the release of an individual Mortgaged Property upon a bona fide third-party sale of such property, provided that the following conditions, among others, are satisfied:  (a) the related borrowers defease an amount of principal equal to 120% of the allocated loan amount of the Mortgaged Property to be released; and (b) after giving effect to the release and partial defeasance, the debt yield for the remaining Mortgaged Property will be no less than the greater of (i) the debt yield immediately preceding such release and (ii) 8.0%.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as TMI Hotel Portfolio, representing approximately 3.4% of the Initial Pool Balance, the Mortgage Loan documents permit the release of individual Mortgaged Properties at any time subject to satisfaction of certain conditions, including (i) the debt service coverage ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release notice date and (b) 1.74x, (ii) the loan-to-value ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is not greater than the lesser of (a) 62.10% and (b) the loan-to-value ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release notice date or the release date, as applicable, (iii) the debt yield calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is greater than the greater of (a) the debt yield for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage

Loan immediately prior to the release notice date and (b) 12.15% and (iv) partial prepayment of the Mortgage Loan (with accompanying yield maintenance calculated pursuant to the loan documents) in an amount equal to the greater of (a) 125% of the allocated loan amount for the Mortgaged Property to be released and (b) 80% of the net sales proceeds from the sale of the Mortgaged Property to be released in the event of the simultaneous sale of such Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 222 Broadway, representing approximately 2.5% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to obtain the release of a portion of the Mortgaged Property in connection with the declaration of a condominium regime at the Mortgaged Property.  Such regime would create a retail condominium unit comprised of the existing basement, ground level and second floor of the Mortgaged Property and an office condominium unit comprised of the remainder of the Mortgaged Property.  The creation of any such condominium is subject to the satisfaction of the conditions set forth in the loan documents, including, among other things (i) lender’s approval of the condominium documents, (ii) each unit having a separate tax identification number, (iii) bylaws that permit the borrower to control the condominium board, (iv) lender approval of all amounts payable under the condominium documents, (v) condominium documents that prohibit the incurrence of any debt secured by the Mortgaged Property or any common elements of the condominium, (vi) delivery of an endorsement to the title insurance policy, (vii) receipt of Rating Agency Confirmation and (viii) no material adverse effect on the ability of the Mortgaged Property to generate net cash flow sufficient to service the Mortgage Loan.  After the creation of a retail condominium unit as described above, the retail condominium unit may be released from the lien of the mortgage encumbering the Mortgaged Property at any time after the earlier to occur of (a) December 5, 2014, and (b) the second anniversary of the securitization date of the 222 Broadway Companion Loan, provided that (i) no event of default is continuing under the Mortgage Loan, (ii) after giving effect to such release, the debt service coverage ratio for the Mortgaged Property is no less than the greater of 1.27x and the debt service coverage ratio for the trailing 12-month period ending in the most recently ended fiscal quarter and (iii) the borrower must have defeased the Mortgage Loan in an amount equal to $51,400,000 (or such greater amount as necessary to achieve the debt service coverage ratio required pursuant to preceding clause (ii)).

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as SST Stockade Self Storage Portfolio Phase I, representing approximately 1.3% of the Initial Pool Balance, the Mortgage Loan documents permit the release of individual Mortgaged Properties (A) at any time after the second anniversary of the Closing Date, if borrower defeases a portion of the Mortgage Loan, or (B) at any time after the monthly payment date occurring three (3) months prior to the maturity date, if borrower prepays a portion of the Mortgage Loan, each (A) and (B) subject to satisfaction of certain conditions, including: (i) borrower must prepay or defease an amount equal to 125% of the allocated loan amount for the Mortgaged Property to be released, (ii) after giving effect to the release, the debt service coverage ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan for the twelve (12) full calendar months immediately preceding the release date and (b) 1.59x, (iii) after giving effect to the release, the loan-to-value ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is not greater than the lesser of (a) 49.63% and (b) the loan-to-value ratio for all then-remaining Mortgaged Properties securing the Mortgage Loan immediately prior to the release date, (iv) after giving effect to such release, the debt yield calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is equal to or greater than the greater of (a) the debt yield for all Mortgaged Properties securing the Mortgage Loan immediately prior to the release date and (b) 9.78%, (v) after giving effect to such release, borrower may not have collected rents more than one (1) month in advance in excess of five percent (5%) of gross rents payable under the leases for the remaining Mortgaged Properties, (vi) borrower is required to provide a REMIC opinion.  Further, the Mortgage Loan documents permit the release of individual Mortgaged Properties at any time during the term of the loan, if, after a casualty or condemnation affecting any individual Mortgaged Property, lender does not make any net proceeds available to borrower for the restoration of the applicable individual Mortgaged Property, subject to borrower (x) prepaying an amount sufficient to satisfy the conditions contained in the foregoing clauses (ii), (iii) and (iv), and (y) satisfying the conditions contained in the foregoing (v) and (vi).

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Parkview Independent Living, which Mortgage Loan represents approximately 1.3% of the Initial Pool Balance, subsequent to the second anniversary of the closing date for this securitization transaction, any related borrower may obtain the release of an individual Mortgaged Property upon a bona fide third-party sale of such property, provided that the following conditions, among others, are satisfied:  (a) the related borrowers defease an amount of principal equal to 125% of the allocated loan amount of the Mortgaged Property to be released; and (b) after giving effect to the release and partial defeasance, (i) the debt yield for the remaining Mortgaged Property will be no less than the greater of (A) the debt yield immediately preceding such release and (B) 11.5%, (ii) the debt service coverage ratio for the remaining Mortgaged Property will be no less than the greater of (A) the debt service coverage ratio immediately preceding such release and (B) 1.55x and (iii) the loan-to-value ratio for the remaining Mortgaged Property will be no greater than the lesser of (A) the loan-to-value ratio immediately preceding such release and (B) 70%.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Hurstbourne Office Portfolio, representing approximately 1.2% of the Initial Pool Balance, provided no event of default occurs under the Mortgage Loan Documents, the borrower may release any individual property securing the Mortgage Loan at any time after the date that is two (2) years after the Closing Date of the securitization, subject to the prepayment in an amount equal to the greater of (a)(i) with respect to Plainview Place and Columns of Hurstbourne Green properties, 120% of the allocated loan amount for each such individual property and (ii) with respect to Neustar Building, 130% of the allocated loan amount for such individual property or (b) the amount which would result in the aggregate debt yield on the then remaining loan balance on the property remaining after giving effect to such release being not less than the greater of (i) 10% or (ii) the aggregate debt yield for the portfolio immediately prior to such release, as determined by lender in its sole discretion.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Bakersfield Multifamily Portfolio, which Mortgage Loan represents approximately 1.0% of the Initial Pool Balance, subsequent to the second anniversary of the closing date for this securitization transaction, the related borrower may obtain the release of an individual Mortgaged Property upon a bona fide third-party sale of such property, provided that the following conditions, among others, are satisfied:  (a) the related borrower defeases an amount of principal equal to the greater of (x) 100% of the net sales proceeds with respect to the Mortgaged Property to be released and (y) 115% of the allocated loan amount for the Mortgaged Property to be released; and (b) after giving effect to the release and partial defeasance, the debt service coverage ratio for the remaining Mortgaged Property will be no less than the greater of (i) the debt service coverage ratio immediately preceding such release and (ii) 1.20x.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Battle Creek Multifamily Portfolio, representing approximately 0.8% of the Initial Pool Balance, the borrower may release an individual property securing the Mortgage Loan at any time after the date that is two (2) years after the Closing Date of the securitization up to and including August 1, 2022 upon delivery of a partial prepayment in the amount equal to the greatest of (i) 125% of the allocated loan amount, (ii) the amount that will result in the loan-to-value ratio on the remaining properties, after giving effect to the release, being no greater than 69% or (iii) the amount that will result in the debt service coverage ratio of the remaining properties, after giving effect to the release, being no less than the greater of the debt service coverage ratio immediately prior to the release or 1.45x.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as A-1 Personal Self Storage Portfolio, which Mortgage Loan represents approximately 0.4% of the Initial Pool Balance, subsequent to the second anniversary of the closing date for this securitization transaction, the related borrower may obtain the release of an individual Mortgaged Property upon a bona fide third-party sale of such property, provided that the following conditions, among others, are satisfied:  (a) the related borrower defeases an amount of principal equal to

125% of the allocated loan amount of the Mortgaged Property to be released; and (b) after giving effect to the release and partial defeasance, (i) the debt yield for the remaining Mortgaged Property will be no less than the greater of (A) the debt yield immediately preceding such release and (B) 11.0%, (ii) the debt service coverage ratio for the remaining Mortgaged Property will be no less than the greater of (A) the debt service coverage ratio immediately preceding such release and (B) 1.60x, and (iii) the loan-to-value ratio for the remaining Mortgaged Property will be no greater than the lesser of (A) the loan-to-value ratio immediately preceding such release and (B) 65%.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Woodridge Plaza, which Mortgage Loan represents approximately 0.4% of the Initial Pool Balance, subsequent to the second anniversary of the closing date for this securitization transaction, the related borrower may obtain the release of a specified parcel, designated as “Lot 2”, at the related Mortgaged Property upon a bona fide third-party sale of such parcel, provided that the following conditions, among others, are satisfied:  (a) the related borrower repays an amount of principal equal to $812,500, which repayment is to be accompanied by a yield maintenance charge; and (b) after giving effect to the release and partial repayment, the debt service coverage ratio for the related Mortgaged Property (excluding Lot 2) shall be no less than the greater of (i) the debt service coverage ratio immediately preceding such release and (ii) 1.35x.  El Burrito Loco is currently operating a restaurant on Lot 2.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Pinnacle I, which Mortgage Loan represents approximately 9.3% of the Initial Pool Balance, the related borrower thereunder has the right to transfer and obtain the release from the lien of the mortgage excess development rights which benefit the Mortgaged Property and are otherwise transferrable upon satisfaction of, among other things, (a) confirmation that the property will continue to comply with applicable legal requirements and (b) upon lender request, the delivery of a REMIC opinion.

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Escrows

Sixty-nine (69) of the Mortgage Loans, representing approximately 85.6% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Seventy (70) of the Mortgage Loans, representing approximately 77.1% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Sixty-four (64) of the Mortgage Loans, representing approximately 63.4% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Thirty-two (32) of the Mortgage Loans, representing approximately 53.6% of that portion of the Initial Pool Balance secured by office, retail and mixed use properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail and mixed use properties only.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related loan documents.

Additional Mortgage Loan Information

Each of the tables presented in Annex B sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable.  For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this free writing prospectus.  For a brief summary of the 10 largest Mortgage Loans in the pool of Mortgage Loans, see “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus.

Non-Serviced Whole Loans

General

Three (3) of the Mortgage Loans, representing approximately 11.3% of the Cut-off Date Initial Pool Balance, referred to in this free writing prospectus as a “Non-Serviced Loan”, are each part of a whole loan structure where each such Mortgage Loan is represented by a note that has a companion note that is pari passu in right of payment to the related Pari Passu Mortgage Loan.  The pari passu companion note will be held outside the Trust Fund and is also referred to in this free writing prospectus as a “Non-Serviced Companion Loan” and, together with the related Non-Serviced Loan, a “Non-Serviced Whole Loan”).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Gansevoort Park Avenue, representing approximately 4.7% of the Initial Pool Balance (the “Gansevoort Park Avenue Loan”), the related Mortgaged Property (the “Gansevoort Park Avenue Mortgaged Property”) also secures one other loan that is pari passu in right of payment with the Gansevoort Park Avenue Loan (the “Gansevoort Park Avenue Companion Loan” and, together with the Gansevoort Park Avenue Loan, the “Gansevoort Park Avenue Whole Loan”).  The Gansevoort Park Avenue Companion Loan has a principal balance as of the Cut-off Date of approximately $75,000,000.  Only the Gansevoort Park Avenue Loan is included in the Issuing Entity.  The Gansevoort Park Avenue Companion Loan is not an asset of the Issuing Entity and is a Non-Serviced Companion Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Miami Center, representing approximately 4.1% of the Initial Pool Balance (the “Miami Center Loan”), the related Mortgaged Property (the “Miami Center Mortgaged Property”) also secures one other loan that is pari passu in right of payment with the Miami Center Loan (the “Miami Center Companion Loan” and, together with the Miami Center Loan, the “Miami Center Whole Loan”).  The Miami Center Companion Loan has a principal balance as of the Cut-off Date of approximately $114,512,986.  Only the Miami Center Loan is included in the Issuing Entity.  The Miami Center Companion Loan is not an asset of the Issuing Entity and is a Non-Serviced Companion Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 222 Broadway, representing approximately 2.5% of the Initial Pool Balance (the “222 Broadway Loan”), the related Mortgaged Property (the “222 Broadway Mortgaged Property”) also secures one other loan that is pari passu in right of payment with the 222 Broadway Loan (the “222 Broadway Companion Loan” and, together with the 222 Broadway Loan, the “222 Broadway Whole Loan”).  The 222 Broadway Companion Loan has a principal balance as of the Cut-off Date of approximately $100,000,000.  Only the 222 Broadway Loan is included in the Issuing Entity.  The 222 Broadway Companion Loan is not an asset of the Issuing Entity and is a Non-Serviced Companion Loan.

Each of the Gansevoort Park Avenue Whole Loan, the Miami Center Whole Loan and the 222 Broadway Whole Loan are referred to as a “Whole Loan,” each of the Gansevoort Park Avenue Companion Loan, the Miami Center Companion Loan and the 222 Broadway Companion Loan are referred to as a “Companion Loan” and each holder of a Companion Loan is referred to as a “Companion Loan Holder”.

With respect to each of the Whole Loans, the related Mortgage Loan and Companion Loan are cross-collateralized and cross-defaulted.

In connection with each Whole Loan, the rights between the Issuing Entity, as holder of the Mortgage Loans and the Companion Loan holder are generally governed by an intercreditor agreement (each, an “Intercreditor Agreement”).

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan.
Mortgage Loan Name	Mortgage Loan Cut-off Date Principal Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance	Companion Loan Rate	Cut-off Date Whole Loan LTV	Whole Loan DSCR
Gansevoort Park Avenue	$65,000,000	$ 75,000,000	$140,000,000	5.0200%	50.4%	1.77x
Miami Center	$57,256,493	$114,512,986	$171,769,480	5.1900%	64.1%	1.41x
222 Broadway	$35,000,000	$100,000,000	$135,000,000	4.8990%	58.7%	2.08x

Servicing of the Non-Serviced Whole Loans

The Non-Serviced Loans will be serviced in accordance with the pooling and servicing agreement (the “2012-GC8 Pooling and Servicing Agreement”), dated as of September 1, 2012, among Citigroup Commercial Mortgage Securities Inc., as depositor, Situs Holdings, LLC, as operating advisor, Wells Fargo Bank, National Association, as master servicer (the “2012-GC8 Master Servicer”), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “2012-GC8 Special Servicer”), Citibank, N.A., as certificate administrator, and U.S. Bank National Association, as trustee which is separate from the Pooling and Servicing Agreement under which your Certificates are issued as described below, by the 2012-GC8 Master Servicer and the 2012-GC8 Special Servicer, and subject to the servicing standard provided for in the 2012-GC8 Pooling and Servicing Agreement, which standard is substantially similar to, but not necessarily identical to, the servicing standard provided for in the Pooling and Servicing Agreement.

Amounts payable to the Issuing Entity as holder of the Mortgage Loan that is part of each Non-Serviced Whole Loan pursuant to the related Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus.

Application of Payments under the Intercreditor Agreements

The Intercreditor Agreement with respect to each of the Non-Serviced Whole Loans sets forth the respective rights of the holder of the Mortgage Loan and the holder of the Non-Serviced Companion Loan with respect to distributions of funds received in respect of such Non-Serviced Whole Loan, and provides, in general, that:

•
the Mortgage Loan and the related Non-Serviced Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•
all payments, proceeds and other recoveries on or in respect of the Non-Serviced Whole Loan or the Mortgaged Property will be applied to the Mortgage Loan and the related Non-Serviced Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the 2012-GC8 Master Servicer, the 2012-GC8 Special Servicer, the 2012-GC8 Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the Intercreditor Agreement and the 2012-GC8 Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the Non-Serviced Whole Loan will be allocated, on a pro rata and pari passu basis, to the Mortgage Loan and the related Non-Serviced Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to any Mortgage Loan that is part of a Non-Serviced Whole Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the related Non-Serviced Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to a Non-Serviced Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on that Non-Serviced Companion Loan or from general collections with respect to the securitization of that Non-Serviced Companion Loan.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control

Pursuant to the Intercreditor Agreements, the directing holder with respect to each Non-Serviced Whole Loan, as of any date of determination, will be the trustee under the 2012-GC8 Pooling and Servicing Agreement as holder of the Non-Serviced Companion Loan; provided that, unless a control termination event exists under the 2012-GC8 Pooling and Servicing Agreement, the 2012-GC8 controlling class representative will be entitled to exercise the rights of the directing holder with respect to the Non-Serviced Whole Loans.  In its capacity as representative of the directing holder under the related Intercreditor Agreements, the 2012-GC8 controlling class representative will be entitled to exercise all of the rights of the 2012-GC8 controlling class representative (which rights are substantially similar to, but not necessarily identical to the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Controlling Class Representative”) with respect to each Non-Serviced Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to a Non-Serviced Whole Loan will require the approval of the 2012-GC8 controlling class representative (which approval rights are substantially similar to, but not necessarily identical to those rights described herein under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports”). Pursuant to the terms of the 2012-GC8 Pooling and Servicing Agreement, the 2012-GC8 controlling class representative will have the same consent and/or consultation rights with respect to the Non-Serviced Whole Loans as it does, and for so long as it does, with respect to the other mortgage loans included in the 2012-GC8 trust.

In addition, pursuant to the terms of each Intercreditor Agreement, the Issuing Entity as holder of the related Non-Serviced Loan will have a right to receive copies of all notices, information and reports that the 2012-GC8 Master Servicer or 2012-GC8 Special Servicer, as applicable, is required to provide to the 2012-GC8 controlling class representative (within the same time frame such notices, information and reports are or would have been required to be provided to the 2012-GC8 controlling class representative under the 2012-GC8 Pooling and Servicing Agreement without regard to the occurrence of a control termination event under the 2012-GC8 Pooling and Servicing Agreement or consultation termination event under the 2012-GC8 Pooling and Servicing Agreement) with respect to any 2012-GC8 “major decisions” (which are substantially similar to, but not necessarily identical to the Major Decisions defined below under “The Pooling and Servicing Agreement—Controlling Class Representative”) to be taken with respect to the subject Non-Serviced Whole Loan or the implementation of any recommended action outlined in an asset status report relating to such Non-Serviced Whole Loan and have the right to be consulted on a strictly non-binding basis with respect to any 2012-GC8 “major decisions” to be taken with respect to such Non-Serviced Whole Loan or the implementation of any recommended action outlined in an asset status report relating to such Non-Serviced Whole Loan.  The consultation right of the Issuing Entity will be exercised by the Controlling Class Holder (for so long as no Control Termination Event has occurred and is continuing) and then the Operating Advisor (if a Control Termination Event has occurred and is continuing).  This right to consult will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the Controlling Class Holder or the Operating Advisor, as applicable, has responded within such period; provided that if the 2012-GC8 Master Servicer (or 2012-GC8 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew.  Notwithstanding the consultation rights described above, the 2012-GC8 Master Servicer or 2012-GC8 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the related Non-Serviced Companion Loan and such Non-Serviced Loan.  Neither the 2012-GC8 Master Servicer nor the 2012-GC8 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Controlling Class Holder (for so long as a Control Termination Event has not occurred) or the Operating Advisor (if a Control Termination Event has occurred and is continuing), on behalf of the Issuing Entity, as holder of the related Non-Serviced Loan.

Neither the 2012-GC8 Master Servicer nor the 2012-GC8 Special Servicer may follow any advice or consultation provided by the Controlling Class Holder (for so long as a Control Termination Event has not occurred) or the Operating Advisor (if a Control Termination Event has occurred and is continuing), on behalf of the Issuing Entity, as holder of the related Non-Serviced Loan that would require or cause the 2012-GC8 Master Servicer or the 2012-GC8 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the 2012-GC8 Pooling and Servicing Agreement, require or cause the 2012-GC8 Master Servicer or the 2012-GC8 Special Servicer, as applicable, to violate provisions of the applicable Intercreditor Agreement or the 2012-GC8 Pooling and Servicing Agreement, require or cause the 2012-GC8 Master Servicer or the 2012-GC8 Special Servicer, as applicable, to violate the terms of the applicable Non-Serviced Whole Loan, or materially expand the scope of any of the 2012-GC8 Master Servicer’s or the 2012-GC8 Special Servicer’s, as applicable, responsibilities under the applicable Intercreditor Agreement.

In addition to the consultation rights of the Controlling Class Holder (if no Control Termination Event has occurred or is continuing) and the Operating Advisor (if a Control Termination Event has occurred and is continuing), on behalf of the Issuing Entity, as holder of the related Non-Serviced Loan described above will have the right to attend (in-person or telephonic) annual meetings with the 2012-GC8 Master Servicer or 2012-GC8 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the 2012-GC8 Master Servicer or 2012-GC8 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the related Non-Serviced Whole Loan.

Application of Penalty Charges

Each Intercreditor Agreement provides that, penalty charges paid on the related Non-Serviced Whole Loan must first, be used to reduce, on a pro rata basis, the amounts payable on each of the Non-Serviced Loan and the Non-Serviced Companion Loan by the amount necessary to reimburse the 2012-GC8 Master Servicer, the 2012-GC8 Trustee or the 2012-GC8 Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the 2012-GC8 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Non-Serviced Loan and the Non-Serviced Companion Loan by the amount necessary to pay the Master Servicer and the Trustee and the 2012-GC8 Master Servicer and the 2012-GC8 Trustee, for any interest accrued on any P&I Advance (or analogous P&I Advance made pursuant to the Pooling and Servicing Agreement) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the 2012-GC8 Pooling and Servicing Agreement), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Non-Serviced Loan and the Non-Serviced Companion Loan by the amount necessary to pay additional trust fund expenses (other than 2012-GC8 Special Servicing Fees, unpaid 2012-GC8 Workout Fees and 2012-GC8 Liquidation Fees) incurred with respect to the Non-Serviced Whole Loan (as specified in the 2012-GC8 Pooling and Servicing Agreement) and, finally, in the case of the remaining amount of penalty charges allocable to the Non-Serviced Loan and the related Non-Serviced Companion Loan, be paid to the 2012-GC8 Master Servicer and/or the 2012-GC8 Special Servicer as additional servicing compensation as provided in the 2012-GC8 Pooling and Servicing Agreement.

Sale of Defaulted Non-Serviced Whole Loans

Pursuant to the terms of each Intercreditor Agreement, if the related Non-Serviced Whole Loan becomes a Defaulted Mortgage Loan, and if the 2012-GC8 Special Servicer determines to sell the related Non-Serviced Companion Loan that has become a Defaulted Mortgage Loan in accordance with the

2012-GC8 Pooling and Servicing Agreement, then the 2012-GC8 Special Servicer will be required to sell the related Non-Serviced Loan together with such Non-Serviced Companion Loan as one whole loan.  In connection with any such sale, the 2012-GC8 Special Servicer will be required to follow procedures substantially similar to, but not necessarily identical to those procedures set forth below under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Notwithstanding the foregoing, the 2012-GC8 Special Servicer will not be permitted to sell a Non-Serviced Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of the Master Servicer or Special Servicer, as applicable, on behalf of the Issuing Entity, as holder of the related Non-Serviced Loan, or any subsequent holder of the Non-Serviced Loan (provided that such consent is not required if such holder is the borrower or an affiliate of the borrower) unless the 2012-GC8 Special Servicer has delivered to such Non-Serviced Loan holder: (a) at least 15 business days prior written notice of any decision to attempt to sell such Non-Serviced Whole Loan (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 2012-GC8 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for such Non-Serviced Whole Loan, and any documents in the servicing file reasonably requested by such Non-Serviced Loan holder that are material to the price of the Non-Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the 2012-GC8 controlling class representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the 2012-GC8 Master Servicer or the 2012-GC8 Special Servicer in connection with the proposed sale; provided that the Master Servicer or Special Servicer, as applicable, on behalf of the Issuing Entity, as holder of the related Non-Serviced Loan, and any subsequent holder may waive any of the delivery or timing requirements set forth in this sentence.  The Master Servicer or Special Servicer, as applicable, on behalf of the Issuing Entity, as holder of the related Non-Serviced Loan will be permitted to bid at any sale of a Non-Serviced Whole Loan.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” below in this free writing prospectus.

Special Servicer Appointment Rights

Pursuant to each Intercreditor Agreement, the directing holder with respect to each Non-Serviced Whole Loan (which, as of any date of determination, will be the 2012-GC8 trustee as holder of the Non-Serviced Companion Loan, or its representative) will have the right, with or without cause, to replace the 2012-GC8 Special Servicer then acting with respect to the subject Non-Serviced Whole Loan and appoint a replacement 2012-GC8 Special Servicer in lieu thereof without the consent of the Master Servicer or Special Servicer, as applicable, on behalf of the Issuing Entity, as holder of the related Non-Serviced Loan.  The 2012-GC8 controlling class representative, as representative of the 2012-GC8 directing holder (prior to a 2012-GC8 control termination event), and the applicable 2012-GC8 certificateholders with the requisite percentage of voting rights (after a 2012-GC8 control termination event) will have the right, with or without cause, to replace the 2012-GC8 Special Servicer then acting with respect to each Non-Serviced Whole Loan and appoint a replacement 2012-GC8 Special Servicer in lieu thereof, upon similar circumstances as those described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Shari’ah Compliant Lending Structure

The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Reston Commons (the “Reston Commons Mortgage Loan”), representing approximately 1.6% of the  Initial Pool Balance, was structured as a Shari’ah compliant loan.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with the Shari’ah laws propagated thereunder.  Although there are many requirements under the Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah rules prohibit transactions involving interest.  This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person.  To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent.  This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase).

Title to the related Mortgaged Property is held by the borrower, who master leases the related mortgaged property to a master lessee, which is indirectly owned by certain investors understood to be of the Islamic faith.  The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related Mortgage Loan, as well as reserve payments and any other sums due under the related mortgage loan.  At origination, the lender received a fee mortgage from the borrower on its interest in the related Mortgaged Property. The lender also secured a full subordination of the master lease which permits the lender (or the related borrower, at lender’s election), after an event of default, to terminate the master lease. In addition, the related master tenant entered an assignment of leases and rents in favor of the borrower as security for the obligations under the master lease and borrower collaterally assigned the rights under this assignment to the lender pursuant to an assignment of assignment of leases and rents.

Exceptions to Underwriting Guidelines

As described under “Transaction Parties—The Originators—The Goldman Originators” in this free writing prospectus, two (2) Mortgage Loans, representing approximately 3.1% of the Initial Pool Balance, were originated by the Goldman Originators with exceptions to its underwriting guidelines, including third party material requirements.

Significant Obligor

The Mortgaged Property identified on Annex A to this free writing prospectus as Bristol Portfolio, securing a Mortgage Loan that represents 10.1% of the Initial Pool Balance, is a “significant obligor” as such term is used in Items  1101 and 1112 of Regulation AB (“Regulation AB”) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to this offering.  The borrowers under the related Mortgage Loan are 336 East 71 LLC and 200/210 East 65 LLC.  See “Structural and Collateral Term Sheet—Bristol Portfolio” in Annex B to this free writing prospectus.

Representations and Warranties

As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this free writing prospectus, subject to the exceptions set forth on Annex E-2 to this free writing prospectus.  Each Sponsor will make such representations and warranties in the related mortgage loan purchase agreement, to be dated November 1, 2012 (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

•	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

•	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

•
in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this free writing prospectus.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in such Mortgage Loan (or any related REO Property), then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor described under “—Cures, Repurchases and Substitutions” below.  Archetype Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Archetype Mortgage Funding I LLC under the related Mortgage Loan Purchase Agreement.

We cannot assure you that the applicable Sponsor (or AMC, as a guarantor of the repurchase or substitution obligation of AMF I) will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached.  See “Risk Factors—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” in this free writing prospectus.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  Under the related transaction documents, the Depositor will require each Sponsor to deliver to the Trustee or to a document custodian on behalf of the Trustee, which in this case will initially be the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan sold by the applicable Sponsor (collectively, as to each Mortgage Loan, the “Mortgage File”):  (i) the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office) or a copy of such assignment (if the related Sponsor or its designee, rather than the Trustee or Certificate Administrator, is responsible for the recording thereof); (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form or a copy of such assignment (if the related Sponsor or its designee, rather than the Trustee or Certificate Administrator, is responsible for the recording thereof); (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease relating to a Mortgage Loan, if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement; (xi) an original of any guaranty under a Mortgage Loan, if any; (xii) an original or copy of the lockbox agreement or cash management agreement relating to a Mortgage Loan, if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement; (xv) an original assignment of the related security agreement in favor of the Trustee; (xvi) in the case of each Whole Loan, a copy of the related Intercreditor Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee and UCC-2 and/or UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements (if the related Sponsor or its designee, rather than the Trustee or the Certificate Administrator, is responsible for the filing thereof); (xviii) an original or copy of any mezzanine/subordinate loan intercreditor agreement, if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any letter of credit relating to a Mortgage Loan and any related assignment thereof (with the original to be delivered to the Master Servicer) and (xxi) copies of any franchise agreement or hotel management agreement and related comfort letters and/or estoppel letters relating to such Mortgage Loan and any related assignment of such agreement or letters.  Notwithstanding anything to the contrary contained herein, in the case of each Non-Serviced Loan, the preceding document delivery requirement shall be met by the delivery by the related Sponsor of, with respect to clauses (i) and (xvi), executed originals of the related documents and, with respect to clauses (ii) through (xv) and (xvii) through (xxi) above, copies of the related documents.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator or other appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.

Cures, Repurchases and Substitutions

If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above and as set forth on Annex E-1 to this free writing prospectus, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

•
within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

•	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (“Repurchase Price”) generally equal to the sum of—

•	the outstanding principal balance of that Mortgage Loan at the time of purchase; plus

•	all outstanding interest, other than default interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase; plus

•	all unreimbursed property protection advances relating to that Mortgage Loan; plus

•	all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan; plus

•
to the extent not otherwise covered by the immediately preceding sub-bullet, all outstanding Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

•
if the affected Mortgage Loan is not repurchased by the Sponsor within 180 days after discovery by or notice to the applicable Sponsor of such Material Breach or Material Document Defect or defeasance, a Liquidation Fee in connection with such repurchase.

With respect to the AMF I Mortgage Loans, Archetype Mortgage Capital LLC (“AMC”), a Delaware limited liability company, will be guaranteeing the repurchase obligations of the related Sponsor under the related Mortgage Loan Purchase Agreement in the event such Sponsor fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

In addition, each Mortgage Loan Purchase Agreement provides that with respect to each Non-Serviced Loan if a “material document defect” exists under the 2012-GC8 Pooling and Servicing Agreement, and the related Seller repurchases the related Non-Serviced Companion Loan from the Citigroup Commercial Mortgage Trust 2012-GC8, such Seller shall repurchase the related Non-Serviced Loan; provided, however, that such repurchase obligation does not apply to any material document defect related to the promissory note for the related Non-Serviced Companion Loan.

A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).

A “Material Document Defect” is a document defect that materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).  Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” under “—Sale of Mortgage Loans; Mortgage File Delivery” above for any Mortgage Loan will be deemed a Material Document Defect; provided, however, that no document defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution:  (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is 3 years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file and (r) be current in the payment of all scheduled payments of principal and interest then due.  In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Loan Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Sequential Pay Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement mortgage loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the responsible party’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Breach or Material Document Defect, as the case may be.  However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the Series 2012-GCJ9 certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor (or, in the case of the AMF Mortgage Loans, AMC) defaults on its obligations to do so.  We cannot assure you that the applicable Sponsor (or, in the case of the AMF Mortgage Loans, AMC) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in November 2045.

Additional Information

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus supplement.

TRANSACTION PARTIES

The Sponsors

Jefferies LoanCore LLC, Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp. and Archetype Mortgage Funding I LLC are the sponsors of the commercial mortgage securitization and, accordingly, are referred to as the “Sponsors” in this free writing prospectus.

Jefferies LoanCore LLC

General

Jefferies LoanCore LLC (“Jefferies LoanCore” or “JLC”) is a Sponsor with respect to, and a seller of certain mortgage loans (the “JLC Mortgage Loans”) into, the securitization described in this free writing prospectus. Jefferies LoanCore is a limited liability company organized under the laws of the State of Delaware.

Jefferies LoanCore is a privately held company that commenced operations in February 2011. Jefferies LoanCore is a company that was formed for the purpose of acquiring, originating, syndicating and securitizing real estate-related debt. The executive offices of Jefferies LoanCore are located at 80 Field Point Road, Greenwich, Connecticut 06830.

According to its consolidated balance sheet (unaudited), as of October 31, 2012, Jefferies LoanCore and its consolidated subsidiaries had total assets of approximately $673.2 million, total liabilities of approximately $179.8 million and total members’ capital of approximately $493.4 million.

Goldman Sachs Mortgage Company and certain other third party lenders provide warehouse financing to certain affiliates of Jefferies LoanCore (the “JLC Financing Affiliates”) through various repurchase facilities. Jefferies LoanCore guarantees certain obligations of the JLC Financing Affiliates under such repurchase facilities. All of the JLC Mortgage Loans, are subject to such repurchase facilities. If such is the case at the time the Certificates are issued, then Jefferies LoanCore will use the proceeds from its sale of the JLC Mortgage Loans to the Depositor to, among other things, acquire the warehoused JLC Mortgage Loans from the JLC Financing Affiliates, and the JLC Financing Affiliates will, in turn, use the funds that they receive from Jefferies LoanCore to, among other things, reacquire the warehoused JLC Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  As of November 8, 2012, Goldman Sachs Mortgage Company is the repurchase agreement counterparty with respect to ten (10) JLC Mortgage Loans with an aggregate Cut-off Date Balance of approximately $341,239,666, which represents approximately 24.6% of the Initial Pool Balance. In addition to those ten (10) JLC Mortgage Loans, it is expected that, as of the date of initial issuance of the Certificates, Goldman Sachs Mortgage Company will also be the repurchase agreement counterparty with respect to one (1) other JLC Mortgage Loan with an aggregate Cut-off Date Balance of approximately $26,500,000, which represents approximately 1.9% of the Initial Pool Balance. Wells Fargo Bank, National Association acts as interim servicer with respect to all of the JLC Mortgage Loans with an aggregate Cut-off Date Balance of approximately $527,119,321, which represents approximately 38.0% of the Initial Pool Balance. Wells Fargo Bank, National Association is the interim custodian of the loan files with respect to all of the JLC Mortgage Loans with an aggregate Cut-off Date Balance of approximately $527,119,321, which represents approximately 38.0% of the Initial Pool Balance.

JLC’s Commercial Mortgage Securitization Program

Jefferies LoanCore has acted as a sponsor and/or loan seller with respect to one (1) prior securitization (which occurred earlier this year) with respect to mortgage loans with an aggregate outstanding balance of approximately $749,575,944 as of the cut-off date for such securitization.

Jefferies LoanCore originates, and acquires from unaffiliated third party originators, mortgage loans secured by, and mezzanine loans secured by indirect and/or direct interests in entities that own, commercial and multifamily real properties located throughout the United States. The following table sets forth information with respect to originations of fixed rate and floating rate mortgage loans secured by, and mezzanine loans secured by direct and/or indirect interests in entities that own, commercial and multifamily real properties, by Jefferies LoanCore from its inception in February 2011 through November 30, 2011 and from December 1, 2011 to and including November 8, 2012.

Originations of Fixed and Floating Rate
Commercial and Multifamily Mortgage Loans and Mezzanine Loans
	2011(1)		2012(2)
	No. of Loans(3)	Approximate Aggregate Principal Balance of Loans at Origination(4)	No. of Loans(3)	Approximate Aggregate Principal Balance of Loans at Origination(4)
Fixed	19	$566,050,515	34	$780,915,000
Floating	6	$207,440,000	9	$181,851,402

(1)	Reflects activity from February 23, 2011 to and including November 30, 2011.

(2)	Reflects activity from December 1, 2011 to and including November 8, 2012.

(3)	A/B and pari passu split note structures are treated as one loan, and a mortgage loan and related mezzanine loan are treated as two loans.

(4)	Balances shown include any unfunded future funding commitments.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, Jefferies LoanCore will generally transfer the applicable mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized.

Jefferies LoanCore will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Jefferies LoanCore will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. Jefferies LoanCore has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment. We cannot assure you that Jefferies LoanCore will have the financial ability to repurchase or replace, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan.

Review of JLC’s Mortgage Loans

Overview. Jefferies LoanCore has conducted a review of the JLC Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the JLC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Jefferies LoanCore (the “JLC Review Team”). The review procedures described below were employed with respect to all of the JLC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JLC Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each JLC Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related JLC Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the JLC Review Team during the underwriting process. After origination of each JLC Mortgage Loan, the JLC Review Team updated the information in the database and the related asset summary report with respect to such JLC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JLC Review Team.

A data tape (the “JLC Data Tape”) containing detailed information regarding each JLC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JLC Data Tape was used to provide the numerical information regarding the JLC Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. Jefferies LoanCore engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Jefferies LoanCore, relating to information in this free writing prospectus regarding the JLC Mortgage Loans. These procedures included:

•	comparing the information in the JLC Data Tape against various source documents provided by Jefferies LoanCore that are described under “—Review of JLC Mortgage Loans—Database” above;

•	comparing numerical information regarding the JLC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the JLC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the JLC Mortgage Loans disclosed in this free writing prospectus.

Legal Review. Jefferies LoanCore engaged various law firms to conduct certain legal reviews of the JLC Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of certain of the JLC Mortgage Loans, Jefferies LoanCore’s origination counsel for each JLC Mortgage Loan reviewed Jefferies LoanCore’s representations and warranties set forth on Annex E-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the JLC Mortgage Loans. Such assistance included, among other things, (i) a review of Jefferies LoanCore’s preliminary or final asset summary report for each JLC Mortgage Loan, (ii) a review of various statistical data tapes prepared by Jefferies LoanCore, (iii) a review of the representations and warranties and exception reports referred to above relating to the JLC Mortgage Loans prepared by origination counsel (to the extent that securitization counsel did not also act as origination counsel) and (iv) the review of select provisions in certain loan documents with respect to certain of the JLC Mortgage Loans.

Origination counsel and/or securitization counsel also assisted in the preparation of the individual JLC Mortgage Loan summaries included in Annex B to this free writing prospectus based on their respective reviews of the related asset summary reports and the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which Jefferies LoanCore was aware at the origination of any JLC Mortgage Loan, Jefferies LoanCore requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. The JLC Review Team also reviewed the JLC Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any JLC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—Jefferies LoanCore LLC” below.

Findings and Conclusions. Based on the foregoing review procedures, Jefferies LoanCore determined that the disclosure regarding the JLC Mortgage Loans in this free writing prospectus is accurate in all material respects. Jefferies LoanCore also determined that the JLC Mortgage Loans were originated in accordance with Jefferies LoanCore’s origination procedures and underwriting criteria. Jefferies LoanCore attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Jefferies LoanCore most recently filed a Form ABS-15G on August 9, 2012.  CGMRC’s Central Index Key is 0001555524.  With respect to the period from and including January 1, 2011 to and including September 30, 2012, Jefferies LoanCore does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a Sponsor.  GSMC is a New York limited partnership.  GSMC was formed in 1984.  Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA.  GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  GSMC is an affiliate of the Depositor, an affiliate of Goldman Sachs Commercial Mortgage Capital, L.P., an Originator, GS Commercial Real Estate LP, an Originator, and Goldman, Sachs & Co., one of the underwriters.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity.  In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Commercial Real Estate LP and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through September 30, 2012, GSMC originated or acquired approximately 2,041 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $63.0 billion.  As of September 30, 2012, GSMC had acted as a sponsor and mortgage loan seller on 63 fixed and floating-rate commercial mortgage-backed securitization transactions.  GSMC securitized approximately $1.064 billion and $2.165 billion of commercial loans in public and private offerings in calendar years 2010 and 2011, respectively.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Review of GSMC Mortgage Loans

Overview.  GSMC, in its capacity as the Sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”).  The review procedures described below were employed with respect to all of the

GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originators during the underwriting process.  After  origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this free writing prospectus regarding the GSMC Mortgage Loans.  These procedures included:

•	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

•	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the GSMC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents.  In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.  In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet—Bristol Portfolio,” “—Cooper Hotel Portfolio” and “—222 Broadway” in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.  The applicable borrowers and borrowers’ counsel reviewed these Mortgage Loan summaries as well.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan.  If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originators  to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—The Goldman Originators—Origination and Underwriting Process,” as well as to identify any material deviations from those origination and underwriting criteria.  See “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this free writing prospectus is accurate in all material respects.  GSMC also determined that the GSMC Mortgage Loans were originated in accordance with the Goldman Originators’ origination procedures and underwriting criteria except as described below under “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria”.  GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

GSMC most recently filed a Form ABS-15G on August 14, 2012.  GSMC’s Central Index Key is 0001541502.  With respect to the period from and including January 1, 2011 to and including June 30, 2012, GSMC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Citigroup Global Markets Realty Corp.

General

Citigroup Global Markets Realty Corp. (“CGMRC”) is a Sponsor.  CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation.  CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group.  Its facsimile number is (212) 723-8604.  CGMRC is an affiliate of Citigroup Global Markets, Inc., one of the underwriters. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

CGMRC’s Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $1.05 billion and $1.25 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010 and 2011, respectively.  CGMRC securitized approximately $1,314,412,727 million of multifamily and commercial mortgage loans in public and private offerings during the first nine months of 2012.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of CGMRC Mortgage Loans

General.  In connection with the preparation of this free writing prospectus, CGMRC conducted a review of the Mortgage Loans that it is selling to the Depositor.  The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans.  No sampling procedures were used in the review process.

Database.  First, CGMRC created a database of information (the “CGMRC Securitization Database”) obtained in connection with the origination of the CGMRC Mortgage Loans, including:

•	certain information from the loan documents;

•	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

•	insurance information for the related Mortgaged Properties;

•	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

•	bankruptcy searches with respect to the related borrowers; and

•	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting process.

CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the loan documents, and information otherwise brought to the attention of the CGMRC securitization team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File”) and provided that file to the Depositor for the inclusion in this free writing prospectus (particularly in Annexes A, B and C to this free writing prospectus) of information regarding the CGMRC Mortgage Loans.

Data Comparison and Recalculation. CGMRC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CGMRC, relating to information in this free writing prospectus regarding the CGMRC Mortgage Loans.  These procedures included:

•	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

•	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the CGMRC Data File; and

•	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  CGMRC also reviewed and responded to a due diligence questionnaire relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this free writing prospectus to the extent material.

CGMRC also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this free writing prospectus and requested that origination counsel identify exceptions to such representations and warranties.  CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this free writing prospectus.  In addition, for each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

For each CGMRC Mortgage Loan, if any, purchased by CGMRC or its affiliates from a third party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related loan documents and third party reports concerning the related mortgaged property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this free writing prospectus.

In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain loan document provisions as necessary for disclosure of such provisions in this free writing prospectus, such as property release provisions and other provisions specifically disclosed in this free writing prospectus.

Certain Updates.  Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination.  Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries.  Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next ten largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus.

Findings and Conclusions.  Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this free writing prospectus is accurate in all material respects.  CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria, except as otherwise described under “—The Originators—Citigroup Global Markets Realty Corp.—Exceptions to Underwriting Criteria” below.  CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CGMRC most recently filed a Form ABS-15G on February 13, 2012.  CGMRC’s Central Index Key is 0001541001.  With respect to the period from and including January 1, 2011 to and including September 30, 2012, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Archetype Mortgage Funding I LLC

General

Archetype Mortgage Funding I LLC (“AMF I”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of AMC (together with its subsidiaries, including AMF I, “Archetype”).  AMC is affiliated with LNR Property LLC, an international commercial real estate company specializing in property development, specialty finance, asset management, investing and special servicing of CMBS loans.  AMF I is a Sponsor of, and a seller of certain mortgage loans into, the securitization described in this free writing prospectus.  Archetype was formed to invest in commercial real estate debt.  The executive offices of Archetype are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139.  Archetype also maintains offices in Charlotte, North Carolina and New York, New York.

GSMC provides short-term warehousing of mortgage loans originated by AMF I through a master repurchase facility.  The AMF I Mortgage Loans are subject to such master repurchase facility.  AMF I is using the proceeds from its sale of the AMF I Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such mortgage loans from GSMC free and clear of any liens.

Archetype’s Securitization Program

This is the sixth commercial mortgage securitization to which Archetype is contributing loans; however, certain key members of the senior management team of AMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, L.L.C., Wachovia Bank and Banc of America Securities.  These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.  Archetype securitized approximately $614 million of commercial loans in its prior securitizations.

Archetype originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed-use, self storage and industrial properties located in North America.  Archetype’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years.  Additionally, Archetype may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of AMF I Mortgage Loans

Overview.  AMF I has conducted a review of the AMF I Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the AMF I Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Archetype or one or more of its affiliates (the “Archetype Review Team”). The review procedures described below were employed with respect to all of the AMF I Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Archetype Review Team created a database of loan-level and property-level information relating to each AMF I Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Archetype Review Team during the underwriting process.  After origination of each AMF I Mortgage Loan, the Archetype Review Team updated the information in the database with respect to such AMF I Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Archetype Review Team.

A data tape (the “AMF I Data Tape”) containing detailed information regarding each AMF I Mortgage Loan was created from the information in the database referred to in the prior paragraph. The AMF I Data Tape was used to provide the numerical information regarding the AMF I Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. AMF I engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by AMF I, relating to information in this free writing prospectus regarding the AMF I Mortgage Loans.  These procedures included:

•	comparing the information in the AMF I Data Tape against various source documents provided by AMF I that are described above under “—Database”;

•	comparing numerical information regarding the AMF I Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the AMF I Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the AMF I Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Archetype engaged various law firms to conduct certain legal reviews of the AMF I Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization of each AMF I Mortgage Loan, Archetype’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Archetype’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the AMF I Mortgage Loans.  Such assistance included, among other things, (i) a review of Archetype’s internal credit memorandum for each AMF I Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the AMF I Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Archetype Review Team of a due diligence questionnaire relating to the AMF I Mortgage Loans and (iv) the review of certain loan documents with respect to the AMF I Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation of which Archetype was aware at the origination of any AMF I Mortgage Loan, Archetype requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Archetype Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the AMF I Mortgage Loans to determine whether any AMF I Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—Archetype Mortgage Funding I LLC” below.  See “—The Originators—Archetype Mortgage Funding I LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, Archetype determined that the disclosure regarding the AMF I Mortgage Loans in this free writing prospectus is accurate in all material respects.  Archetype also determined that the AMF I Mortgage Loans were originated in accordance with Archetype’s origination procedures and underwriting criteria.  AMF I attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Archetype has no history as a securitizer prior to February 2012.  AMC most recently filed a Form ABS-15G on May 4, 2012.  AMC’s Central Index Key is 0001548405.  Archetype has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this free writing prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)     the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans, over

(b)     the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this free writing prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.

The Depositor

GS Mortgage Securities Corporation II is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”).  The Depositor is a Delaware corporation and was formed in 1995 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates.  The sole shareholder of the Depositor is The Goldman Sachs Group, Inc. (NYSE:GS).  The Depositor’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  The Depositor will not have any material assets.  The Depositor is an affiliate of GSMC, a Sponsor and an Originator, an affiliate of Goldman Sachs Commercial Mortgage Capital, L.P., an Originator, and an affiliate of Goldman, Sachs & Co., one of the underwriters.

After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s ongoing duties will include:  (i) appointing a successor trustee or certificate administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Certificate Administrator any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  See “The Depositor” in the prospectus.

The Originators

Jefferies LoanCore LLC, Citigroup Global Markets Realty Corp., Goldman Sachs Mortgage Company, GS Commercial Real Estate LP, Archetype Mortgage Capital LLC, Goldman Sachs Commercial Mortgage Capital, L.P. and RAIT Partnership, L.P. are referred to in this free writing prospectus as the “Originators” in this free writing prospectus.

The information set forth in this free writing prospectus concerning the Originators and their underwriting standards has been provided by the Originators.

Jefferies LoanCore LLC

General.  Each of the JLC Mortgage Loans was originated by Jefferies LoanCore. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated by Jefferies LoanCore.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan originated by Jefferies LoanCore  will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular JLC Mortgage Loans, see “—Exceptions to Underwriting Criteria” below and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this free writing prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from Jefferies LoanCore. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, Jefferies LoanCore’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Jefferies LoanCore and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Jefferies LoanCore or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(1)         Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, and the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(2)         Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(3)         Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(4)         Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and Jefferies LoanCore or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (v) if a survey was prepared, the legal description of the Mortgaged Property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Jefferies LoanCore typically requires that the related Mortgaged Property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any Mortgaged Property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, each mortgage instrument typically also requires the borrower to maintain: (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial or multifamily mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a Mortgaged Property may constitute a legal non-conforming use or structure. In such cases, Jefferies LoanCore may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) the insurance proceeds received in connection with a major casualty should be sufficient to satisfy the mortgage loan; or (iv) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (v) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a Mortgaged Property, Jefferies LoanCore may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan originated or acquired by Jefferies LoanCore. Furthermore, Jefferies LoanCore may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Jefferies LoanCore may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Jefferies LoanCore may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated by Jefferies LoanCore are as follows:

•
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related Mortgaged Property is required to pay taxes directly.

•
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related Mortgaged Property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

•
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related Mortgaged Property or other third party is responsible for all repairs and maintenance, or (ii) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.  Such escrows may also not be required unless a particular trigger event (for example, an event relating to property performance) has occurred and is continuing.

•
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or upon the occurrence and during the continuance of a particular trigger event (for example, an event relating to property performance) to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor or a key principal of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related Mortgaged Property or other third party is responsible for the repairs, or (iv) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor or a key principal of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the JLC Mortgage Loans, please see Annex A to this free writing prospectus.

Exceptions to Underwriting Criteria.  The JLC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Servicing.  Interim servicing for all loans originated by Jefferies LoanCore prior to securitization is typically performed by an interim servicer that is unaffiliated with Jefferies LoanCore.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

The Goldman Originators

Overview.  Each of GSCMC, GS CRE and GSMC, each an Originator, are affiliated with each other and with Goldman, Sachs & Co., one of the underwriters.  GSCMC, GS CRE and GSMC are referred to as the “Goldman Originators” in this free writing prospectus.

The primary business of each Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.  The commercial mortgage loans originated by each Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.  Many of the commercial mortgage loans originated by GSCMC and GS CRE are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans
Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
As of September 30, 2012	$2.9 billion	$2.9 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

Floating Rate Commercial Mortgage Loans

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
As of September 30, 2012	$567 million	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

Origination and Underwriting Process.  Each Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below.  However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the applicable Goldman Originator.  Therefore, this general description of the Goldman Originators’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Underwriting Criteria” below and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this free writing prospectus.

The underwriting process for each mortgage loan originated by a Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer.  This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.  In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the applicable Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The applicable Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower.  Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the applicable Goldman Originator.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Each Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%.  However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the applicable Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  It is possible that a Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Each Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves.  In addition, each Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originators.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

•
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

•
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

•
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

•
Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

•
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

•
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this free writing prospectus.

Each Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and each Goldman Originator or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, each Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:  (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates.  In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective Mortgage Loans, the Goldman Originators generally considered the results of third party reports as described below:

•
Appraisal—Each Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved by the applicable Goldman Originator.  Each Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or an otherwise qualified appraiser.  Each Goldman Originator generally requires that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

•
Environmental Report—Each Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Goldman Originator.  Each Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

•
Physical Condition Report—Each Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the applicable Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems.  Each Goldman Originator and a third party structural consultant engaged by the Goldman Originator typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

•
Seismic—Each Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property.

Exceptions to Underwriting Criteria.  With respect to the Mortgaged Property securing the 222 Broadway Mortgage Loan, representing approximately 2.5% of the Initial Pool Balance, an environmental report was not obtained by the Goldman Originator but instead was ordered and obtained by the borrower in conjunction with the borrower’s acquisition of the related Mortgaged Property.  With respect to the Mortgaged Property securing the Residence Inn – Albany Airport Mortgage Loan representing approximately 0.5% of the Initial Pool Balance, an appraisal was not obtained by the Goldman Originator but was instead ordered and obtained by another potential lender in conjunction with the borrower’s refinancing of the related Mortgaged Property.  The Goldman Originator reviewed the scope of work in the third party reports obtained by the respective related borrowers, engaged a consultant to review the third party reports and obtained a reliance letter from each of the respective original consultants engaged to provide the third party reports.  Based on these compensating factors, GSMC approved inclusion of the 222 Broadway Mortgage Loan and the Residence Inn – Albany Airport Mortgage Loan into this transaction.

Servicing.  Interim servicing for all loans originated by a Goldman Originator prior to securitization is typically performed by Archon Group, L.P., an affiliate of the Goldman Originators.  However, primary servicing may occasionally be retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the applicable Goldman Originator, which may be retained post-securitization including the applicable fees.  Otherwise, servicing responsibilities are transferred from Archon Group, L.P. to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, Archon Group, L.P. may retain primary servicing.

Citigroup Global Markets Realty Corp. and RAIT Partnership, L.P.

Overview.  CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below.  The RAIT Mortgage Loans, while originated by RAIT, were re-underwritten by CGMRC in accordance with the underwriting criteria described below prior to CGMRC’s purchase of those mortgage loans from RAIT.  However, variations from these procedures and criteria may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CGMRC.  Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process.  The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC.  This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available:  historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering (see “—Escrow Requirements,” “—Title Insurance Policy,” “—Property Insurance,” “—Third Party Reports—Appraisal,” “—Third Party Reports—Environmental Report” and “—Third Party Reports—Physical Condition Report” below).  In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available.  Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval.  All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements.  CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and maximum loan-to-value ratio (LTV) of 80%.  However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects.  Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by the related Mortgaged Property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements.  While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term.  If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this free writing prospectus and Annex A to this free writing prospectus reflect a calculation on the future (larger) amortizing loan payment.  See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements.  CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves.  In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions.  Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

Generally, CGMRC requires escrows as follows:

•
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

•
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the related borrower maintaining a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

•
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

•
Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) the rent for the space in question is considered below market.

•
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

•
Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CGMRC Mortgage Loans, please see Annex A to this free writing prospectus.

Title Insurance Policy.  The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property.  The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph 6 on Annex E-1 to this free writing prospectus without any exception that CGMRC deems material.

Property Insurance.  CGMRC requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 16 and 29 on Annex E-1 to this free writing prospectus without any exceptions that CGMRC deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CGMRC Mortgage Loans, CGMRC generally considered the results of third party reports as described below.  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

•
Appraisal.  CGMRC obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 41 on Annex E-1 to this free writing prospectus.  In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

•
Environmental Report.  CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC.  CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph 40 on Annex E-1 to this free writing prospectus without any exception that CGMRC deems material.

•
Physical Condition Report.  CGMRC generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CGMRC.  CGMRC, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing.  Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer.  In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date.  Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, the interim servicer may retain primary servicing.  Notwithstanding the foregoing, interim servicing for the RAIT Mortgage Loans was performed by RAIT prior to the transfer of those Mortgage Loans to CGMRC, upon which the Mortgage Loans were serviced by a nationally recognized rated third party interim servicer.  The interim servicer’s servicing responsibilities for the RAIT Mortgage Loans will be transferred to the master servicer of the securitization trust at closing of the securitization.

Exceptions to Underwriting Criteria.  None of the CGMRC Mortgage Loans have exceptions to the related underwriting criteria.

Archetype Mortgage Funding I LLC

Overview.  Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Archetype for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors.  Therefore, this general description of AMF I’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of an AMF I Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan.  The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable and obtained.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.  Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval.  All mortgage loans originated by Archetype require approval by a loan credit committee which includes senior executives of AMC.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Generally, the debt service coverage ratio for mortgage loans originated by Archetype will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Archetype will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors.  For example, Archetype may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Archetype’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Archetype, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.  Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt.  Certain mortgage loans originated by Archetype may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured.  It is possible that an affiliate of Archetype may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below generally will be obtained:

•
Appraisals.  Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan.  Archetype requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Archetype) and the Uniform Standards of Professional Appraisal Practice.

•
Environmental Assessment.  Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

•
Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

•
Property Condition Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan.  The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

•
Zoning and Building Code Compliance.  With respect to each mortgage loan, Archetype will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

•
However, the underwriting guidelines provide that Archetype may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements.  Generally, Archetype requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Archetype are as follows:

•
Taxes—typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Archetype with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

•
Insurance—if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Archetype with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

•
Replacement Reserves—replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

•
Completion Repair/Environmental Remediation—typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Archetype generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

•
Tenant Improvement/Lease Commissions—in most cases, various tenants have lease expirations within the loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

•
Furthermore, Archetype may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Archetype may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Archetype’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the AMF I Mortgage Loans, please see Annex A to this free writing prospectus.

Title Insurance Policy.  The borrower is required to provide, and Archetype or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  Archetype typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to Underwriting Criteria.  None of the AMF I Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for all loans originated by Archetype prior to securitization is typically performed by Wells Fargo Bank, National Association.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

The Issuing Entity

The Issuing Entity, GS Mortgage Securities Trust 2012-GCJ9, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this free writing prospectus.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments and/or servicing advances to the Issuing Entity, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.  A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee and Certificate Administrator,” “—Servicers—The Master Servicer,” “—Servicers—The Special Servicer,” “—The Operating Advisor,” “Description of the Offered Certificates” and “The Pooling and Servicing Agreement” in this free writing prospectus.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (which includes, with respect to the Non-Serviced Whole Loans, the Trust’s interest in any REO property acquired with respect to such Non-Serviced Whole Loans pursuant to the 2012-GC8 Pooling and Servicing Agreement) are the Distribution Accounts and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Accounts and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, including, with respect to the Non-Serviced Whole Loans, the Trust’s interest in any REO property acquired pursuant to the 2012-GC8 Pooling and Servicing Agreement, and the other activities described in this free writing prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee and Certificate Administrator

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee (in such capacity, the “Trustee”) and as certificate administrator (in that capacity, the “Certificate Administrator”), the Custodian and the Paying Agent under the Pooling and Servicing Agreement.

U.S. Bancorp, with total assets exceeding $353 billion as of June 30, 2012, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of June 30, 2012, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and 3 international cities. The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle, 7th Floor, Chicago, Illinois 60603 (and for certificate transfer services, 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services – GSMS 2012-GCJ9).

U.S. Bank has provided corporate trust services since 1924. As of June 30, 2012, U.S. Bank was acting as trustee with respect to over 88,000 issuances of securities with an aggregate outstanding principal balance of over $3.4 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

In December of 2010, U.S. Bank acquired a portfolio of securitization trust administration business primarily consisting of residential and commercial mortgage backed securitization trusts (the “Acquired Platform”). In connection with this acquisition, a review of the related payment models was conducted which identified certain calculation and reporting errors. Following the identification of any errors, appropriate corrective actions were implemented with respect to the calculations to mitigate these errors prospectively. In addition, in connection with the conversion and integration process for the Acquired Platform, U.S. Bank implemented new controls, comparable to those for the legacy U.S. Bank platform, to further remediate future calculation and reporting issues.

U.S. Bank’s Report on Compliance with Applicable Servicing Criteria Pursuant to Item 1122 for the U.S. Bank Corporate Trust Asset Backed Securities Acquired Platform for the period ending December 31, 2011 (the “2011 Assessment”) describes the following material instances of noncompliance: “1122(d)(3)(i)(B) – Certain reports to investors did not provide information calculated in accordance with the terms specified in the transaction agreements. 1122(d)(3)(ii) – Amounts due to investors were not allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements”. (For a complete description, see the 2011 Assessment.) While it is unclear whether these errors constitute a default, U.S. Bank has elected to disclose the errors and has taken action to fully remediate such errors. For those trusts in the Acquired Platform that require on-going 1123 reporting, U.S. Bank disclosed transaction specific material instances of non-compliance, as applicable.

The certificate administrator will make each monthly statement available to the Certificateholders via the certificate administrator’s internet website at http://www.usbank.com/abs. Certificateholders with questions may direct them to the certificate administrator’s bondholder services group at (800) 934-6802.

As of June 30, 2012, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee, paying agent, registrar and securities administrator on 255 issuances of commercial mortgage backed securities with an outstanding aggregate principal balance of approximately $211,436,600,000.

Under the terms of the Pooling and Servicing Agreement, U.S. Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. The distribution reports will be reviewed by an analyst and then by a supervisor using a transaction-specific review spreadsheet. Any corrections identified by the supervisor will be corrected by the analyst and reviewed by the supervisor. The supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items.  As securities administrator, U.S. Bank National Association is also responsible for the preparation and filing of all REMIC tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. In the past three years, the securities administrator has not made material changes to the policies and procedures of its securities administration services for commercial mortgage backed securities.

U.S. Bank will also act as custodian of the underlying mortgage files pursuant to the Pooling and Servicing Agreement. As custodian, U.S. Bank is responsible for holding all the underlying mortgage files on behalf of the trustee. U.S. Bank will hold the mortgage files in one of its custodial vaults, which are located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116 Attention: Document Custody Services– GSMS 2012-GCJ9. The mortgage files are tracked electronically to identify that they are held by U.S. Bank pursuant to the Pooling and Servicing Agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the mortgage files held on behalf of the trustee. As of June 30, 2012, U.S. Bank holds approximately 8,620,000 document files for approximately 980 entities and has been acting as a custodian for approximately 21 years.

In its capacity as trustee on commercial mortgage securitizations, U.S. Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage backed securities transaction.

The information contained in the preceding eleven (11) paragraphs has been provided by U.S. Bank.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Pursuant to an interim custodial agreement, U.S. Bank is also the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by Archetype Mortgage Funding I LLC.

Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable, the Operating Advisor and the Rating Agencies.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Trustee or Certificate Administrator, as applicable.  If no successor Trustee or Certificate Administrator is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee or Certificate Administrator, as applicable.

The Depositor may remove the Trustee or Certificate Administrator if, among other things, the Trustee or Certificate Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator or its property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator or of its property.  The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all Certificates may remove the Trustee or Certificate Administrator upon written notice to the Depositor, the Master Servicer and the Trustee or Certificate Administrator, as applicable.

Any resignation or removal of the Trustee or Certificate Administrator and appointment of a successor Trustee or Certificate Administrator will not become effective until acceptance by the successor Trustee or Certificate Administrator of the appointment.  Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus, in the case of the Trustee, reimbursement for all

Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement.  The Trustee or Certificate Administrator will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Trustee or Certificate Administrator as and to the extent required under the Pooling and Servicing Agreement; provided that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing aggregate Voting Rights of more than 50% of the Certificates as provided in this paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations of the Trustee or Certificate Administrator, as applicable, to a successor Trustee or Certificate Administrator.  Any successor Trustee or Certificate Administrator must have a combined capital and surplus of at least $50,000,000, and a rating on its unsecured long-term debt of at least (i) “A+” by Fitch and (ii) “Aa3” by Moody’s (or “A1” by Moody’s if the Trustee or Certificate Administrator has a short-term debt rating of at least “P-1” from Moody’s) (or such other rating with respect to which the Rating Agencies have provided and a Rating Agency Confirmation must be obtained.

In addition, certain provisions regarding the obligations and duties of the Trustee and Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a  TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

The Issuing Entity will indemnify each of the Trustee and the Certificate Administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee or Certificate Administrator may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Trustee or Certificate Administrator in any action or proceeding between the Issuing Entity and the Trustee or Certificate Administrator or between the Trustee or Certificate Administrator and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator.  Each of the Trustee and the Certificate Administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, or by reason of negligent disregard of the Trustee or Certificate Administrator’s obligations or duties, under the Pooling and Servicing Agreement.  Neither the Trustee nor the Certificate Administrator will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee or Certificate Administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Trustee (except for the information under the first eleven (11) paragraphs of this section entitled “—The Trustee”) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this free writing prospectus or related documents.

Each of the Trustee, if no Servicer Termination Event has occurred and after the curing or waiver of all Servicer Termination Events which may have occurred, and the Certificate Administrator is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee or Certificate Administrator is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Trustee or Certificate Administrator, as applicable, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Trustee or Certificate Administrator in its commercial capacity), nor will the Trustee or Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except, in the case of the Trustee, advancing as described in this free writing prospectus), the Special Servicer, Trustee or the Certificate Administrator, as applicable, or the Operating Advisor under the Pooling and Servicing Agreement unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Operating Advisor in accordance with the terms of the Pooling and Servicing Agreement.

Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, at the cost and expense of the Depositor (other than with respect to the Distribution Date statements), based upon reports, documents, and other information provided to the Certificate Administrator, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.00120% per annum (the “Trustee/Certificate Administrator Fee Rate”) which, together with the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this free writing prospectus as the “Administrative Fee Rate”.  The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.  The Certificate Administrator also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Certificate Administrator will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

The Operating Advisor

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as operating advisor under the Pooling and Servicing Agreement (in such capacity, the “Operating Advisor”).

Pentalpha Surveillance, located at 375 N. French Road, Amherst, New York, is privately held and exclusively dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.  Pentalpha Surveillance is an affiliate of the privately-owned Pentalpha group of companies, which is headquartered at Greenwich Office Park, Building Two, Greenwich, Connecticut.  The Pentalpha group of companies was founded in 1995 and is managed by James Callahan.  Mr. Callahan has historically focused on subordinate debt trading of commercial mortgage-backed securities and residential mortgage-backed securities, as well as securities backed by consumer and corporate loans.

Pentalpha Surveillance maintains proprietary software and a team of industry operations veterans dedicated to investigating and resolving securitization matters including, but not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes.  Loans collateralized by commercial and residential real estate debt represent the majority of its focus.  Some of the company’s oversight assignments utilize “after the action” compliance reviews while others are more proactive and include delegated authority that requires Pentalpha Surveillance to provide “loan-level preapprovals” before a vendor takes an action.  More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the US Government.  Pentalpha Surveillance has acted as operating advisor or trust advisor for approximately $20.9 billion of commercial mortgage-backed securities securitizations issued in approximately 19 transactions since October 2010.

Pentalpha Surveillance is not an affiliate of the Issuing Entity, the Depositor, the Sponsors, the Mortgage Loan Sellers, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any “originators” (within the meaning of Item 1110 of Regulation AB), any “significant obligors” (within the meaning of Items 1101 and 1112 of Regulation AB) with respect to the Issuing Entity or the initial controlling class representative.

From time to time Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business.  However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as Operating Advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the Certificates.

The foregoing information has been provided by Pentalpha Surveillance.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

For further information regarding the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, see  “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.

Servicers

General

Each of the Master Servicer (directly or through one or more sub servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Mortgage Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus.  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third party sub-servicers, with the consent of the Depositor.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for the Mortgage Loans (other than the Non-Serviced Loans) (in such capacity, the “Master Servicer”).  Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo.  Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia began to integrate their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.  That integration is continuing.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:
Commercial and Multifamily Mortgage Loans	As of 12/31/2009	As of 12/31/2010	As of 12/31/2011	As of 9/30/12
By Approximate Number:	41,703	39,125	38,132	35,857
By Approximate Aggregate Unpaid Principal Balance (in billions):	$473.4	$451.09	$437.68	$426.45

Within this portfolio, as of September 30, 2012, are approximately 25,174 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $347.1 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of September 30, 2012, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).
Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2009	$370,868,977,095	$492,576,563	0.13%
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
YTD Q3 2012	$330,088,512,584	$2,101,992,686	0.64%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, Standard & Poor’s Ratings Services (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P	Morningstar
Primary Servicer:	CPS2+	Above Average	MOR CS2
Master Servicer:	CMS2	Above Average	MOR CS2
Special Servicer	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch.  The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master

Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

•	entry of new loan data;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this free writing prospectus.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2011, furnished pursuant to Item 1122 of Regulation AB by the Commercial Mortgage Servicing division of Wells Fargo (the “2011 Wells CMS Assessment”), discloses the following material instances of noncompliance with respect to the servicing criteria described in Item 1122(d)(4)(i) of Regulation AB:

“With respect to certain commercial mortgage loans, [Wells Fargo] failed to timely file continuation statements for certain Uniform Commercial Code (“UCC”) financing statements as required by the transaction agreements, thereby causing such UCC financing statements to lapse.  As a result of the non-compliance described above, certain non-possessory security interests in certain types of personal property collateral for these loans became unperfected and, as a result, subject to a possible loss of priority”.

The 2011 Wells CMS Assessment also states that it promptly filed new UCC financing statements for these loans and made improvements to its systems and procedures for the filing of UCC continuation statements.

Pursuant to an interim servicing agreement between Wells Fargo and Jefferies LoanCore, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by Jefferies LoanCore, including, prior to their inclusion in the Issuing Entity, certain of the Mortgage Loans to be contributed to this securitization by Jefferies LoanCore.

Pursuant to an interim servicing agreement between Wells Fargo and AMF I, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by AMF I, including, prior to their inclusion in the Issuing Entity, certain of the Mortgage Loans to be contributed to this securitization by AMF I.

The foregoing information has been provided by Wells Fargo.  None of the Depositor, the underwriters, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus), including all fees of any subservicers retained by it.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), will act as the special servicer (in such capacity, the “Special Servicer”) and in such capacity will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the Pooling and Servicing Agreement. Rialto maintains its principal servicing office at 730 NW 107th Avenue, Suite 400, Miami, Florida, 33172.

Rialto became approved as a commercial mortgage-based securities special servicer by Fitch on June 22, 2012.  Rialto currently has a special servicer rating of “CSS2-” by Fitch.

Rialto is a wholly owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and a wholly owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN). RCM is the sponsor of, and investor in, an approximately $700 million private equity fund (the “Fund”) focused on distressed and value-add real estate related investments. To date, RCM has acquired and is managing over $5.8 billion of non- and sub-performing real estate assets, representing over 8,000 loans. Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”).  RCM is also a sub-advisor and investor in an approximately $4.6 billion Public Private Investment Fund with the U.S. Department of the Treasury.

RCM has over 230 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes six satellite offices located in Las Vegas, Nevada, Phoenix, Arizona, Aliso Viejo, California, Denver, Colorado, Portland, Oregon and

Charlotte, North Carolina. It is also supported in local markets by the Lennar infrastructure which provides access to over 4,000 employees across the country’s largest real estate markets.

RCM has underwritten and purchased, primarily for the Fund, almost $780 million in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 14 different securitizations totaling over $15 billion in overall transaction size.  RCM has the right to appoint the special servicer for each of these transactions.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB of the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Fund. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of September 30, 2012, Rialto and its affiliates were actively special servicing approximately 4,200 portfolio loans with a principal balance of approximately $2 billion and were responsible for over 2,300 portfolio REO assets with a principal balance of approximately $2.1 billion. Rialto is also currently performing special servicing for five commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 894 assets with a principal balance of approximately $4.5 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial and other income-producing properties as well as residential and commercial land.

In its capacity as Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer.

From time-to-time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to the certificateholders. Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the Pooling and Servicing Agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of the entity expected to (i) purchase the Class E, Class F and Class G certificates on the closing date, (ii) become the initial Controlling Class Certificateholder and (iii) be appointed as the initial Controlling Class Representative.

The foregoing information has been provided by Rialto.  None of the Depositor, the underwriters, the Master Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus).

The Special Servicer may be terminated, with respect to the Mortgage Loans and the Whole Loans, without cause by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Controlling Class Representative (for so long as a Control Termination Event does not exist), as described in “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Servicing Compensation, Operating Advisor Compensation and Payment of Expenses

Master Servicing Compensation.  The fee of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the related Mortgage Loan (including a Specially Serviced Loan or Non-Serviced Loan) or any successor REO Mortgage Loan.  With respect to each Mortgage Loan (including each Specially Serviced Loan) or any successor REO Mortgage Loan or successor REO Companion Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which together with the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate is equal to the per annum rate set forth on Annex A to this free writing prospectus as the Administrative Fee Rate with respect to such Mortgage Loan; (b) be calculated on the same basis as interest is calculated on the related Mortgage Loan and (c) be prorated for partial periods.  The Servicing Fee includes all amounts required to be paid to any primary or sub-servicer, including without limitation, the 0.02000% per annum servicing fee required to be paid to the master servicer under the 2012-GC8 Pooling and Servicing Agreement with respect to the Gansevoort Park Avenue Whole Loan, the Miami Center Whole Loan and the 222 Broadway Whole Loan.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Mortgage Loans to the extent not needed to make Compensating Interest Payments.  In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Excess Assumption Fees with respect to each Mortgage Loan (which may be zero) and (b) 100% of any assumption application fees with respect to each Mortgage Loan that is not a Specially Serviced Loan and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan.  The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Although the Master Servicer is required to service and administer the pool of Mortgage Loans and the Companion Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Loan), any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Mortgage Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Mortgage Loan documents.

“Excess Assumption Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Loan), the sum of (A) the excess of (i) any and all Assumption Fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees) over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower (including indirect reimbursement from Penalty Charges or otherwise), but excluding Special Servicing Fees, Workout Fees, Liquidation Fees and Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Mortgage Loan and reimbursed from such assumption fees (which additional expenses will be reimbursed from such assumption fees) and (B) expenses previously paid or reimbursed from Assumption Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Loan), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Mortgage Loan, over (ii) all unpaid or unreimbursed Advances and additional expenses (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by the borrower (including indirect reimbursement from Penalty Charges or otherwise), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Mortgage Loan and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise.  For each modification, extension, waiver or amendment of a Mortgage Loan in connection with working out that Mortgage Loan, the Excess Modification Fees (other than Excess Modification Fees with respect to property releases and permitted transfers that are contemplated by, and performed in accordance with, the terms of the related loan agreement) collected from or on behalf of the related borrower (taken in the aggregate with any other Excess Modification Fees collected from or on behalf of the related borrower within the prior 12 months) will be subject to a cap of 1.0% of the outstanding principal balance of such Mortgage Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment); provided that no Modification Fee will be less than $25,000 as a result of the imposition of such cap.  All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan or REO Property; provided that if the Mortgage Loan ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Mortgage Loan ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan ceased to be a Corrected Loan within 12 months of it becoming a modified Mortgage Loan.  In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be offset to the extent described above.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Loan), any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Mortgage Loan (other than a Non-Serviced Loan) (or successor REO Mortgage Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest, but excluding any amounts allocable to a Companion Loan pursuant to the related Intercreditor Agreement.

“Ancillary Fees” means, with respect to any Mortgage Loan, any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, assumption fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Mortgage Loan (other than a Non-Serviced Loan) and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Mortgage Loan during the Collection Period, over (ii) all unpaid or unreimbursed additional expenses (including without limitation reimbursement of Advances and interest thereon to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity with respect to any Mortgage Loan and reimbursed from such Penalty Charges (which additional expenses will be reimbursed from such Penalty Charges) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Loan), any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

Special Servicing Compensation.  The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan (other than a Non-Serviced Loan) at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same basis as interest is calculated on the related Specially Serviced Loans and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan (other than a Non-Serviced Loan) or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) that would be less than $2,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $2,000 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan (other than a Non-Serviced Loan) and will be calculated by application of the applicable Workout Fee Rate to each collection of interest and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Mortgage Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan, the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout.  The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan as described in the definition of “Excess Modification Fees,” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan again becomes a Corrected Loan.

The “Workout Fee Rate” will be a rate equal to (a) 0.75% with respect to any Corrected Loan with an outstanding principal balance after the applicable Mortgage Loan becomes a Corrected Loan greater than $25,000,000 or (b) 1.0% with respect to any Corrected Loan with an outstanding principal balance after the applicable Mortgage Loan becomes a Corrected Loan equal to or less than $25,000,000, or (c) if the rate in clause (a) or clause (b) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest on any Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Mortgage Loans that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly

Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan.  The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Loan (other than a Non-Serviced Loan) as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Mortgage Loan repurchased or substituted, any Specially Serviced Loan or any REO Property as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds.  The Liquidation Fee for each Specially Serviced Loan or REO Property will be payable from, and will be calculated by application of the applicable Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees,” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related proceeds are received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” will be a rate equal to (a) 0.75% with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Loan and each REO Property as to which the recovered Liquidation Proceeds, insurance proceeds, condemnation proceeds or other payments are equal to or greater than $25,000,000 or (b) 1.0% with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Loan and each REO Property as to which the recovered Liquidation Proceeds, insurance proceeds, condemnation proceeds or other payments are less than $25,000,000.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within 180 days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation, (ii) the purchase of any Specially Serviced Loan by the Controlling Class Representative (based on the Controlling Class Purchase Option), a subordinate mortgage lender, if any, or a mezzanine loan holder, if any, in each case within 90 days of (x) when the related purchase option first becomes exercisable or (y) with respect to the Controlling Class Representative, the later of (1) the date such Mortgage Loan becomes a Defaulted Mortgage Loan and (2) the date such Mortgage Loan becomes a Specially Serviced Loan or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity.  The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds) and condemnation proceeds received in connection with a liquidation of a Mortgage Loan (other than a Non-Serviced Loan) or Mortgaged Property.

“Defaulted Mortgage Loan” means a Mortgage Loan (i) that is delinquent at least sixty days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Note and without regard to any acceleration of payments under the related Mortgage and Note or (ii)

as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related note.

The Special Servicer will also be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Excess Assumption Fees with respect to each Mortgage Loan and 100% of any assumption application fees with respect to Specially Serviced Loans and (b) any interest or other income earned on deposits in the REO Accounts.

Although the Special Servicer is required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

If at any time a Mortgage Loan becomes a Specially Serviced Loan, the Special Servicer will be required to use its reasonable efforts to collect the amount of any Special Servicing Fee,  Liquidation Fee and/or Workout Fee from the related borrower pursuant to the related loan documents, including exercising all remedies available under such loan documents that would be in accordance with the Servicing Standard, specifically taking into account the costs or likelihood of success of any such collection efforts and the Realized Loss that would be incurred by Certificateholders in connection therewith as opposed to the Realized Loss that would be incurred as a result of not collecting such amounts from the related borrower.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Loan) or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement other than any special servicing compensation to which the Special Servicer is entitled under the Pooling and Servicing Agreement in the form of Excess Penalty Charges, Excess Assumption Fees, Excess Modification Fees, Consent Fees, Ancillary Fees, extension fees or other income earned on deposits in the REO Accounts to the extent not reported in the CREFC Reports.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

Operating Advisor Compensation.  An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.00124% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000, or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this free writing prospectus, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Fees and Expenses.  The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:
Type/Recipient	Amount	Frequency	Source of Funds

Servicing Fee and Sub-Servicing Fee / Master Servicer and 2012-GC8 Master Servicer
with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue on the related Stated Principal Balance at a rate, which together with the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this free writing prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (including any Non-Serviced Loan) (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	interest collections

Type/Recipient		Amount	Frequency	Source of Funds

Additional Servicing Compensation / Master Servicer	–	a specified percentage of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Excess Assumption Fees with respect to each Mortgage Loan	from time to time	the related fee/ investment income

	–	100% of assumption application fees on non-Specially Serviced Loans and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan	from time to time

	–	all investment income earned on amounts on deposit in the collection account and certain reserve accounts	monthly

Special Servicing Fee/ Special Servicer	with respect to any Specially Serviced Loan or REO Mortgage Loan, will accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property that would be less than $2,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $2,000 for such month with respect to such Specially Serviced Loans or REO Property (in each case, calculated on the Stated Principal Balance and same basis as interest is calculated on the related Specially Serviced Loan or REO Property and prorated for partial periods)		monthly	general collections

Special Servicing Fee / 2012-GC8 Special Servicer	with respect to any Specially Serviced Loan or REO Mortgage Loan, will accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Mortgage Loan that would be less than $2,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Mortgage Loan will be the higher per annum rate as would result in a Special Servicing Fee equal to $2,000 for such month with respect to such Specially Serviced Loans or REO Mortgage Loan (in each case, calculated on the Stated Principal Balance and same basis as interest is calculated on the related Specially Serviced Loan or REO Mortgage Loan and prorated for partial periods)		monthly	First out of collections on the related Non-Serviced Loan and then from general collections in the Collection Account (subject to certain limitations).

Type/Recipient	Amount	Frequency	Source of Funds

Work-out Fee / Special Servicer	(a) 0.75% of each collection of principal and interest with respect to any Corrected Loan with an outstanding principal balance after the Mortgage Loan becomes a Corrected Loan greater than $25,000,000, or (b) 1.0% of each collection of principal and interest with respect to any Corrected Loan with an outstanding principal balance after the Mortgage Loan becomes a Corrected Loan equal to or less than $25,000,000, or (c) if such rate in clause (a) or clause (b) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the related maturity date	monthly	the related collections of principal and interest

Workout Fee / 2012-GC8 Special Servicer	(a) 0.75% of each collection of principal and interest with respect to any Corrected Loan with an outstanding principal balance after the Non-Serviced Loan becomes a Corrected Loan greater than $25,000,000, or (b) 1.0% of each collection of principal and interest with respect to any Corrected Loan with an outstanding principal balance after the Non-Serviced Loan becomes a Corrected Loan equal to or less than $25,000,000, or (c) if such rate in clause (a) or clause (b) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest on such Non-Serviced Loan from the date such Non-Serviced Loan becomes a Corrected Loan through and including the related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest on such Non-Serviced Loan from the date such Non-Serviced Loan becomes a Corrected Loan through and including the related maturity date	monthly	The related collection of principal or interest.

Liquidation Fee / Special Servicer	(a) 0.75% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Loan and each REO Property with Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, equal to or greater than $25,000,000 or (b) 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Loan and each REO Property with Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, less than $25,000,000	upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Type/Recipient		Amount	Frequency	Source of Funds

Liquidation Fee / 2012-GC8 Special Servicer	with some limited exceptions, (a) 0.75% of each recovery by the 2012-GC8 Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Non-Serviced Loan repurchased or substituted for by a Sponsor, for each Specially Serviced Loan (or REO Property) with Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, equal to or greater than $25,000,000, or (b) 1.0% of each recovery by the 2012-GC8 Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Non-Serviced Loan repurchased or substituted for by a Sponsor, for each Specially Serviced Loan (or REO Property) with Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, less than $25,000,000		Upon receipt of payoff or liquidation proceeds.	The payoff or related liquidation proceeds.

Additional Special Servicing Compensation/ Special Servicer	–	a specified percentage of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Excess Assumption Fees	from time to time	the related fee/ investment income

	–	100% of assumption application fees on Specially Serviced Loans	from time to time

	–	all investment income received on funds in any REO Account	from time to time

Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	accrues at a per annum rate equal to 0.00120% which, together with the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the Administrative Fee Rate with respect to each Mortgage Loan and the Stated Principal Balance of the Mortgage Loans (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)		monthly	general collections

Operating Advisor Fee / Operating Advisor	accrues at a per annum rate equal to 0.00124% which, together with the Servicing Fee Rate and the Trustee/Certificate Administrator Fee Rate, is equal to the Administrative Fee Rate, with respect to each Mortgage Loan and the Stated Principal Balance of the Mortgage Loans (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)		monthly	general collections

Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan		time to time	paid by related borrower

Type/Recipient	Amount	Frequency	Source of Funds

Property Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on Property Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed
first from default interest/late payment fees, modification fees and assumption fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Type/Recipient	Amount	Frequency	Source of Funds

P&I Advances / 2012-GC8 Master Servicer and 2012-GC8 Trustee	With respect to servicing advances on any Non-Serviced Whole Loan, the related Non-Serviced Loan’s pro rata share of such servicing advance.	From time to time.
Recoveries on the related Non-Serviced Loan or any related REO Property acquired with respect to any Non-Serviced Whole Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations).

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed
first from default interest/late payment fees, modification fees and assumption fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

Interest on Servicing Advances / 2012-GC8 Master Servicer and 2012-GC8 Special Servicer / 2012-GC8 Trustee	at Prime Rate	When the advance is reimbursed.
First from late payment charges and default interest on the related Non-Serviced Loan in excess of the regular interest rate, and then from general collections in the Collection Account (subject to certain limitations).

Indemnification Expenses / Depositor, Certificate Administrator, paying agent, custodian Certificate Registrar, Trustee, Operating Advisor, Master Servicer and Special Servicer
amounts for which the Depositor,  the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification
		time to time	general collections

Type/Recipient	Amount	Frequency	Source of Funds

Indemnification Expenses / 2012-GC8 Trustee, 2012-GC8 Certificate Administrator, 2012-GC8 Master Servicer and 2012-GC8 Special Servicer	time to time	From time to time.	general collections

Affiliates and Certain Relationships

The Depositor is an affiliate of Goldman Sachs Mortgage Company, a Sponsor and an Originator, GS Commercial Real Estate LP, an Originator, Goldman Sachs Commercial Mortgage Capital, L.P., an Originator, and Goldman Sachs & Co., one of the underwriters.  In addition, Citigroup Global Markets Realty Corp., a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the underwriters, are affiliated with each other.  In addition, Jefferies LoanCore LLC, a Sponsor and an Originator, and Jefferies & Company, Inc., one of the underwriters, are affiliated with each other.

GSMC or an affiliate will, as of the date of initial issuance of the offered certificates, hold a mezzanine loan secured by direct or indirect equity interests in the related borrower under the Mortgage Loans secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Cooper Hotel Portfolio, representing approximately 6.9% of the Initial Pool Balance.

Jefferies LoanCore LLC or an affiliate will, as of the date of initial issuance of the offered certificates, hold a mezzanine loan secured by direct or indirect equity interests in the related borrower under each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as North Street Portfolio and First State Plaza, representing approximately 3.7% and 1.4%, respectively, of the Initial Pool Balance.

Pursuant to separate interim servicing agreements between Wells Fargo Bank, National Association, the master servicer, and each of the entities indicated below, Wells Fargo Bank, National Association acts as interim servicer with respect to:

•
all of the Mortgage Loans to be contributed to this securitization by Jefferies LoanCore LLC, a Sponsor, an Originator and an affiliate of Jefferies & Company, Inc., one of the underwriters, as well as other mortgage loans owned by Jefferies LoanCore LLC; and

•	all of the Mortgage Loans to be contributed to this securitization by AMF I, a Sponsor and an Originator as well as other mortgage loans owned by AMF I.

Wells Fargo Bank, National Association is also the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by Jefferies LoanCore LLC, Goldman Sachs Mortgage Company and Citigroup Global Markets Realty Corp. (except with respect to the Gansevoort Park Avenue whole loan, the Miami Center whole loan and the 222 Broadway whole loan to the extent the related loan file is held by Citibank, N.A. as named custodian on behalf of the trustee under the 2012-GC8 Pooling and Servicing Agreement).

U.S. Bank National Association is the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by AMF I.

In addition, Goldman Sachs Mortgage Company, a sponsor, provides warehouse financing to Archetype Mortgage Funding I LLC through a repurchase facility.  All of the mortgage loans that Archetype Mortgage Funding I LLC will transfer to the Depositor are subject to that repurchase facility.  Proceeds received by Archetype Mortgage Funding I LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

Goldman Sachs Mortgage Company and certain other third party lenders provide warehouse financing to JLC Financing Affiliates through various repurchase facilities. Jefferies LoanCore LLC guarantees certain obligations of the JLC Financing Affiliates under such repurchase facilities. Most of the JLC Mortgage Loans, are subject to such repurchase facilities. If such is the case at the time the Certificates are issued, then Jefferies LoanCore LLC will use the proceeds from its sale of the JLC Mortgage Loans to the Depositor to, among other things, acquire the warehoused JLC Mortgage Loans from the JLC Financing Affiliates, and the JLC Financing Affiliates will, in turn, use the funds that they receive from Jefferies LoanCore LLC to, among other things, reacquire the warehoused JLC Mortgage Loans from the repurchase agreement counterparties free and clear of any liens. As of November 8, 2012, Goldman Sachs Mortgage Company is the repurchase agreement counterparty with respect to ten (10) JLC Mortgage Loans with an aggregate Cut-off Date Balance of $341,239,666, which represents approximately 24.6% of the Initial Pool Balance. In addition to those ten (10) JLC Mortgage Loans, it is expected that, as of the date of initial issuance of the Certificates, Goldman Sachs Mortgage Company will also be the repurchase agreement counterparty with respect to one (1) other JLC Mortgage Loan with an aggregate Cut-off Date Balance of approximately $26,500,000, which represents approximately 1.9% of the Initial Pool Balance.

Rialto Capital Advisors, LLC, the special servicer, is an affiliate of the entity expected to (a) purchase the Class E, Class F and Class G Certificates, (b) become the initial controlling class certificateholder and (c) be appointed as the initial controlling class representative.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of fourteen (14) classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class R Certificates (collectively, the “Certificates”).  Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates, the Class X-A Certificates and the Class A-S Certificates (collectively, the “Offered Certificates”) are offered by this free writing prospectus.  The Class X-A Certificates and the Class X-B Certificates are referred to as the “Class X Certificates” in this free writing prospectus.  The Certificates other than the Class R Certificates are referred to as the “Regular Certificates” in this free writing prospectus. The Class X-B Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class R Certificates are not offered by this free writing prospectus.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property”) or, in the case of the Non-Serviced Loans, a beneficial interest in a Mortgaged Property acquired upon a foreclosure of any Non-Serviced Loan under the 2012-GC8 Pooling and Servicing Agreement, (iii) all of the Trustee’s rights in any reserve account or lock-box account (to the extent of the Issuing Entity’s interest the lock-box account) and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any account established in connection with REO Properties (an “REO Account”), (iv) the Trustee’s rights in any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the Master Servicer’s and the Trustee’s rights under all insurance policies with respect to the Mortgage Loans and (vi) the Trustee’s rights under any environmental indemnity agreements relating to the Mortgaged Properties.  The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the underwriters, the borrowers, the property managers or any of their respective affiliates.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Sequential Pay Certificates”) will have the respective Certificate Principal Amounts and the Class X Certificates will have the respective Notional Amounts shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Principal Amount or Notional Amount
Class A-1	$72,318,000
Class A-2	$202,504,000
Class A-3	$607,410,000
Class A-AB	$90,017,000
Class X-A	$1,083,364,000
Class X-B	$305,564,224
Class A-S	$111,115,000
Class B	$90,280,000
Class C	$57,293,000
Class D	$57,293,000
Class E	$27,779,000
Class F	$22,570,000
Class G	$50,349,224

The “Certificate Principal Amount” of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount to which its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this free writing prospectus.  The Certificate Principal Amount of each Class of Sequential Pay Certificates will in each case be reduced by amounts actually distributed to that Class that are allocable to principal and by any Realized Losses allocated to that Class and may be increased by recoveries of such Realized Losses as described under “—Distributions—Realized Losses” below.  In the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates in reduction of their Certificate Principal Amounts are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, holders of such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth below under
“—Distributions—Payment Priorities” in this free writing prospectus.

The Class X Certificates will not have Certificate Principal Amounts.  Each Class of Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this free writing prospectus on its respective notional principal amount (each, a “Notional Amount”).  The Notional Amount of the Class X-A Certificates will equal the sum of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates immediately prior to the related Distribution Date.  The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates.  The Notional Amount of the Class X-B Certificates will equal the sum of the Certificate Principal Amounts of the Class B, Class C, Class D, Class E, Class F and Class G Certificates immediately prior to the related Distribution Date.  The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class B, Class C, Class D, Class E, Class F and Class G Certificates.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made on the 4th business day following the related Determination Date of each month (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) are required to be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the “Record Date”).  Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder.  The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution.  All distributions made with respect to a Class of Offered Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than a Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of the related Class.

The aggregate distribution to be made on the Certificates on any Distribution Date (exclusive of distributions of yield maintenance charges and prepayment premiums) will equal the Available Funds.  The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

(i)         the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

(A)      all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period (without regard to grace periods);

(B)      all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance and condemnation proceeds and other unscheduled recoveries received after the related Determination Date;

(C)      all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(D)      with respect to each Mortgage Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(E)      all yield maintenance charges and prepayment premiums;

(F)      all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error; and

(G)     any late payment charges, any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

(ii)        all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(iii)        for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

“Monthly Payment” with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate which is payable by the related borrower on such Due Date.  The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan or (ii) any Mortgage Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.

“Collection Period” with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in December 2012, beginning on the day after the Cut-off Date) and ending on and including the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Determination Date” with respect to any Distribution Date is the sixth day of the calendar month of the related Distribution Date or, if the sixth day is not a business day, the next business day, commencing in December 2012.

Payment Priorities

As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date.  Calculations of interest on the Regular Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of a Class of Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and (ii) in the case of a Class of Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Pass-Through Rate” with respect to any Class of Regular Certificates for any Interest Accrual Period and the related Distribution Date is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period. The Pass-Through Rates are as follows:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to [   ]%.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to [   ]%.

The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to [   ]%.

The Pass-Through Rate on the Class A-AB Certificates is a per annum rate equal to [   ]%.

The Pass-Through Rate on the Class A-S Certificates is a per annum rate equal to [   ]%.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to [   ]%.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to [   ]%.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to [   ]%.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to [   ]%.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to [   ]%.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to [   ]%.

The Pass-Through Rate on the Class X-A Certificates is variable and, for each Distribution Date, will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date).  The

Pass-Through Rate on the Class X-B Certificates is variable and, for each Distribution Date, will equal the weighted average of the Class X Strip Rates for the Class B, Class C, Class D, Class E, Class F and Class G Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date). The approximate initial Pass-Through Rate on each Class of the Class X Certificates is set forth in the “Certificate Summary” of this free writing prospectus.

The “Class X Strip Rate” for each Class of Sequential Pay Certificates for any Distribution Date will be a per annum rate equal to the excess of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate of such Class of Sequential Pay Certificates for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.  Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of each Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.  However, for purposes of calculating Pass-Through Rates and the WAC Rate, with respect to each Mortgage Loan, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined net of the related Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts.  For purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or the 2012-GC8 Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.

The “Administrative Fee Rate” for any Mortgage Loan (including any REO Mortgage Loan) as of any date of determination will be equal to the sum of the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate.

The “Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Mortgage Note or Intercreditor Agreement in each case without giving effect to the default rate.

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of related principal payments received by the Issuing Entity or advanced for such Distribution Date.  The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  If any Mortgage Loan is paid in full or the Mortgage Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the first Determination Date on or before which the payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan will be zero.

The “Principal Distribution Amount” for any Distribution Date will be equal to:

(a)  the sum, without duplication, of:

(1)        the principal component of all scheduled Monthly Payments and balloon payments due on the Mortgage Loans (including the REO Mortgage Loans) on the Due Date immediately preceding such Distribution Date (if received or (other than balloon payments) advanced by the Master Servicer or Trustee, in respect of such Distribution Date);

(2)        the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(3)        Unscheduled Payments on deposit in the Collection Account as of the related Determination Date; and

(4)        the Principal Shortfall, if any, for such Distribution Date, less

(b)  the sum, without duplication, of the amount of any reimbursements of:

(1)        Non-Recoverable Advances, with interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(2)        Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts of the type described in clauses (b)(1) and (b)(2) above that were allocated to reduce the Principal Distribution Amount for a prior Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

The “Unscheduled Payments” for any Distribution Date will equal the aggregate of:  (a) all prepayments of principal received on the Mortgage Loans (including any Non-Serviced Loan) during the applicable one-month period ending on the related Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties (including any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) during the applicable one-month period ending on the related Determination Date, whether in the form of Liquidation Proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property (including any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of Liquidation Proceeds, insurance proceeds and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Issuing Entity incurred in connection with the related Mortgage Loan.

An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property or a beneficial interest in a Mortgaged Property acquired upon a foreclosure of any of the Non-Serviced Loans under the 2012-GC8 Pooling and Servicing Agreement.

On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

Second, to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:

(i)      to the Class A-AB Certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Amount of the Class A-AB Certificates to the scheduled principal balance set forth on Annex F to this free writing prospectus with respect to the Class A-AB Certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date;

(ii)      to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero;

(iii)     to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-2 Certificates is reduced to zero;

(iv)     to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-3 Certificates is reduced to zero; and

(v)      to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Fourth, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fifth, to the Class A-S Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Sixth, to the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Seventh, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eighth, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Ninth, to the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eleventh, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twelfth, to the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Eighteenth, to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-first, to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-fourth, to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

Twenty-fifth, to the Class R Certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date the Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates) is (or is expected to be) reduced to zero (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, in reduction of their respective Certificate Principal Amounts.

Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date is required to be distributed to Certificateholders as follows: (a) pro rata, between (i) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S and Class X-A Certificates, and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of Class B, Class C, Class D and Class X-B Certificates, based upon the aggregate of principal distributed to the Classes of Sequential Pay Certificates in each YM Group on such Distribution Date, and (b) as among the Classes of Certificates in each YM Group, in the following manner:  (1) the holders of each Class of Sequential Pay Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (z) the portion of such yield maintenance charge allocated to such YM Group, and (2) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class of Class X Certificates in such YM Group.   If there is more than one Class of Sequential Pay Certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C and Class D Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one.  If such discount rate is greater than or equal to the lesser of (x) the Mortgage Loan Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, if such discount rate is greater than the Mortgage Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E Certificates, the Class F Certificates, the Class G Certificates or the Class R Certificates.  Instead, after the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C and Class D Certificates and the Notional Amount of the Class X-A Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-B Certificates.

We cannot assure you that any yield maintenance charge or prepayment premium is required or, even if required, would be paid.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions,” “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

Allocation Priority of Mortgage Loan Collections

Absent express provisions in the loan documents, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan (other than the Non-Serviced Loans, which amounts will be allocated in a similar manner under the 2012-GC8 Pooling and Servicing Agreement) in the form of payments from the borrowers, Liquidation Proceeds, condemnation proceeds or insurance proceeds in the absence of such express provisions and in any event after an event of default under the related Mortgage Loan (to the extent not cured or waived) will be deemed allocated for purposes of collecting amounts due under the Mortgage Loan, in each case only to the extent such amount is an obligation of the related borrower in the related Mortgage Loan documents, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances and any interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any default interest and late payment charges then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

Pursuant to the Pooling and Servicing Agreement, any recoveries related to a Non-Serviced Loan are required to be allocated in accordance with the terms and conditions of the 2012-GC8 Pooling and Servicing Agreement, the related Intercreditor Agreement and the related Non-Serviced Loan.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus; provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan exceeds 125%, must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (other than the Non-Serviced Loans, which amounts will be allocated in a similar manner under the 2012-GC8 Pooling and Servicing Agreement) (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property) will be deemed allocated for purposes of collecting amounts due under the deemed REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related borrower in the related Mortgage Loan documents, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances or interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates or clause Fifth of the Waterfall under “—Payment Priorities” above);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the Waterfall under “—Payment Priorities” above) on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any default interest and late payment charges then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees).

Pursuant to the Pooling and Servicing Agreement, payments, collections and recoveries related to a Non-Serviced Loan are required to be allocated in accordance with the terms and conditions of the 2012-GC8 Pooling and Servicing Agreement and the related Intercreditor Agreement, as applicable, and the related Non-Serviced Loan.  See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

Realized Losses

The Certificate Principal Amount of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such

Class on such Distribution Date.  A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Non-Recoverable Advances).  Any such write-offs will be applied to the following Classes of Certificates in the following order, until the Certificate Principal Amount of each such Class is reduced to zero:  first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, based on their respective Certificate Principal Amounts.  The Notional Amount of the Class X-A Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates resulting from allocations of Realized Losses.  The Notional Amount of the Class X-B Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class B, Class C, Class D, Class E, Class F and Class G Certificates resulting from allocations of Realized Losses.  Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Non-Recoverable Advances to the Master Servicer or Trustee (or a servicer under the 2012-GC8 Pooling and Servicing Agreement) from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Amount of the Certificates previously subject to a reduction as a result of the allocation of Realized Losses in an amount equal to the amount recovered.

Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Modification Fees or Assumption Fees on the related Mortgage Loan or Penalty Charges on any Mortgage Loan, extraordinary expenses of the Issuing Entity, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses (not constituting Realized Losses) will reduce the amounts distributable on the Classes of Sequential Pay Certificates in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and/or default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”.  Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”.  Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.  The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Regular Certificates, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Loan, Specially Serviced Loan or Defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, for the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.02% per annum for the related Distribution Date with respect to each Mortgage Loan (and related REO Mortgage Loan) (other than with respect to the Non-Serviced Loans) for which such Servicing Fees are being paid in respect of the related Collection Period and (b) all Prepayment Interest Excesses and net investment earnings on the Prepayment Interest Excesses with respect to the related Distribution Date; provided that if any Prepayment Interest Shortfall occurs as a result of the Master Servicer’s failure to enforce the related loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan.  No Compensating Interest Payments will be made by the Master Servicer for the Non-Serviced Loans and the 2012-GC8 Master Servicer will not be required to make Compensating Interest Payments on the Non-Serviced Loans.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B Certificates.  The Class A-S Certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F and Class G Certificates.

On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, pro rata based on Certificate Principal Amount, until their respective Certificate Principal Amounts have been reduced to zero.  Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above.  Allocation to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline.  Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Sequential Pay Certificates other than the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates by the other Sequential Pay Certificates.

Additionally, on and after the Cross Over Date, losses will be applied to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, pro rata based on Certificate Principal Amount.

This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate to that Class and (ii) by the allocation of Realized Losses:  first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and, finally, to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, pro rata, based on their respective Certificate Principal Amounts.  No other form of credit enhancement will be available with respect to any Class of Certificates.

Appraisal Reductions

After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated.  An “Appraisal Reduction Event” will occur with respect to a Mortgage Loan (other than a Non-Serviced Loan) on the earliest of:

•
the date on which a modification of the Mortgage Loan that, among other things, reduces the amount of Monthly Payments on a Mortgage Loan, or changes any other material economic term of the Mortgage Loan or impairs the security of the Mortgage Loan, becomes effective as a result of a modification of the related Mortgage Loan following the occurrence of a Servicing Transfer Event;

•	the date on which the Mortgage Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

•
solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

•	the date on which the related Mortgaged Property became an REO Property;

•	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

•	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); or

•	the date on which the Mortgage Loan remains outstanding five (5) years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards.  No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate.  The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the delivery of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction.  In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received.  The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

The “Appraisal Reduction” for any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Loan) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan at a per annum rate equal to the Mortgage Loan Rate, (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable, and/or for which funds have not been escrowed).  The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction amount.

Pursuant to the 2012-GC8 Pooling and Servicing Agreement, similar but not identical events to those described in the definition of Appraisal Reduction Event will require the calculation of a similar “appraisal reduction amount” under the 2012-GC8 Pooling and Servicing Agreement, which will be applied pro rata among the applicable Non-Serviced Loan and the related Companion Loan.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B Certificates).  See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

With respect to each Mortgage Loan (other than a Non-Serviced Loan) as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Mortgage Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance.  Based upon the appraisal, the Special Servicer is required to redetermine the amount of the Appraisal Reduction with respect to the Mortgage Loan.

Any Mortgage Loan previously subject to an Appraisal Reduction which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, Appraisal Reductions will be allocated to each class of Sequential Pay Certificates in reverse sequential order to notionally reduce the Certificate Principal Amount until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on Certificate Principal Amount, to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates).  With respect to any Appraisal Reduction calculated for purposes of determining the Non-Reduced Certificates or the Controlling Class, as well as the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such Appraisal Reduction, who will be required to promptly notify in writing the holders of each class of Control Eligible Certificates of the determination of any such Appraisal Reduction.

The holders of Certificates representing the majority of the Certificate Principal Amount of any Class of Certificates that is or would be determined to no longer be the Controlling Class (such class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction in respect of such Class will have the right to challenge the Special Servicer’s Appraisal Reduction determination and, at their sole expense, obtain a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”).  The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards.  The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction to the Special Servicer and the Certificate Administrator within such 10-day period as described above.  If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event.  After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Principal Amount of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its Appraised Value, and the Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction is warranted and, if so warranted, to recalculate such Appraisal Reduction based upon such additional appraisal.  If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows: (a) 0% in the case of the Class R Certificates; (b) 1% in the aggregate in the case of the Class X-A and Class X-B Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date; and (c) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of the Sequential Pay Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates).  The Voting Rights of any Class of Certificates are required to be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.  In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “Operating Advisor—Termination of the Operating Advisor Without Cause” in this free writing prospectus, Voting Rights will only be exercisable by Non-Reduced Certificates.

“Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a) (1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reductions allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with the name of the beneficial owner or potential transferee), except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property, a borrower or any of their respective affiliates will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained.  Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer,

the Trustee, the Operating Advisor, the Certificate Administrator or any of their affiliates will be deemed to be outstanding; provided that such amendment does not relate to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator or any of their affiliates, in which case such Certificate will be deemed not to be outstanding.  Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer, if any, as a member of the Controlling Class or (ii) to any affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, as applicable.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders.  See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Certificate Administrator’s website representing that such person executing the certificate is a Certificateholder, a Certificate Owner, a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing) and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower and (B) such person has received a copy of the final prospectus supplement and the prospectus and/or (ii) for purposes of exercising Voting Rights, (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing and (C) such person has received a copy of the final free writing prospectus and the prospectus; provided that if such person is an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, such person certifies to the existence or non-existence of appropriate policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, as applicable.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000.  The Class X-A Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of a nominee of The Depository Trust Company (“DTC”).  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under  “—Definitive Certificates” below.  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this free writing prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with

DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners.  Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus, Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates.  Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.  Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such Certificate is credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in numerous currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream is regulated as a bank by the Luxembourg Monetary Institute.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of numerous currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.  The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the underwriters takes any responsibility for the accuracy or completeness of this information.

Definitive Certificates

Owners of beneficial interests in book-entry Certificates of any Class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry Certificates of such Class or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Trustee or the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will post a special notice prepared by such Certifying Certificateholder to its website and mail such notice to the Certificateholders at their respective addresses appearing on the certificate register stating that the Certifying Certificateholder wishes to be contacted by other holders and beneficial owners of Certificates, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the Certifying Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates (which will also reduce the Notional Amount of the Class X-A Certificates in the case of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates), the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default.  While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation.  The Green Exchange Mortgage Loan provides that funds held in the City Approval Reserve may be applied to repay such Mortgage Loan if the conditions for the release of such funds to the related borrower are not satisfied within the requisite time period as described under “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this free writing prospectus.  Additionally, one (1) Mortgage Loan, identified on Annex A to this free writing prospectus, as TMI Hotel Portfolio, representing approximately 3.4% of the Initial Pool Balance, does not have a lockout period.  One (1) additional Mortgage Loan identified on Annex A to this free writing prospectus as Cooper Hotel Portfolio, representing approximately 6.9% of the Initial Pool Balance, permits partial prepayment with no lockout period in connection with a property release.  In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Offered Certificates (which will also reduce the Notional Amount of the Class X-A Certificates in the case of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsors (or Archetype Mortgage Capital LLC, in the case of Archetype Mortgage Funding I LLC) due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus, the exercise of purchase options by the holder of a mezzanine loan, if any, or a second lien mortgage loan, if any.  To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Principal Amount or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction.  In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Sequential Pay Certificates.  Realized Losses are likely to occur only in connection with a default on a Mortgage Loan, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance on a Distribution Date.  Any reduction of the Certificate Principal Amount of a Class of Sequential Pay Certificates as a result of the application of Realized Losses will also reduce the Notional Amount of the related Class of Class X Certificates.  Realized Losses will be allocated to the respective Classes of the Sequential Pay Certificates in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this free writing prospectus.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received.  Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans.  The terms of the Mortgage Loans (in particular, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates.  For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this free writing prospectus and Annex A to this free writing prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate.  The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-3 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2 and Class A-3 Certificates were outstanding.

Any changes in the weighted average lives of your Certificates may adversely affect your yield.  The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation.  In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity.  As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this free writing prospectus. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty.  Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Sequential Pay Certificates and will result in a reduction of the Certificate Principal Amount of a Class of Sequential Pay Certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.  Likewise, if the Master Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Sequential Pay Certificates on that Distribution Date.  This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates (other than the Class X-A certificates) and extending the weighted average life of the Offered Certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.  An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.  The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield.  An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amounts (and consequently reduction of the Notional Amount) of the Offered Certificates, may coincide with periods of low prevailing interest rates.  During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate.  Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates (and consequently reduction of the Notional Amount) may coincide with periods of high prevailing interest rates.  During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Offered Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

Yield on the Class X-A Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.  Investors in the Class X-A Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class R Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor.  The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made.  Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this free writing prospectus, and are based on the following additional assumptions (“Modeling Assumptions”):  (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and/or yield maintenance options or fixed prepayment premiums, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates (assumed in all cases to be the first day of the month), (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this free writing prospectus, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex A to this free writing prospectus with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reductions allocated to any class of Certificates, (ix) distributions on the Certificates are made on the 10th day (each assumed to be a business day) of each month, commencing in December 2012, (x) the Certificates will be issued on November 29, 2012, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus, (xii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification and (xiii) the initial Certificate Principal Amounts or Notional Amounts of the Certificates are set forth in the “Certificate Summary” of this free writing prospectus.

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Offered Certificate is distributed to the investor (or, in the case of a Class X-A Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal (or, in the case of a Class X-A Certificate, reduce the Notional Amount) of such Offered Certificate.  The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each Class of Offered Certificates.  The tables have been prepared on the basis of, among others, the Modeling Assumptions.  To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class A-AB or Class A-S Certificates may mature earlier or later than indicated by the tables.  The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this free writing prospectus.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.  In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables.  Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Principal Amount of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 10, 2013	81%	81%	81%	81%	81%
November 10, 2014	61%	61%	61%	61%	61%
November 10, 2015	38%	38%	38%	38%	38%
November 10, 2016	13%	13%	13%	13%	13%
November 10, 2017	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.39	2.38	2.38	2.38	2.38
First Principal Payment Date	Dec 12	Dec 12	Dec 12	Dec 12	Dec 12
Last Principal Payment Date	Jun 17	Apr 17	Apr 17	Mar 17	Mar 17

Percentages of the Initial Certificate Principal Amount of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 10, 2013	100%	100%	100%	100%	100%
November 10, 2014	100%	100%	100%	100%	100%
November 10, 2015	100%	100%	100%	100%	100%
November 10, 2016	100%	100%	100%	100%	100%
November 10, 2017	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.80	4.79	4.78	4.76	4.57
First Principal Payment Date	Jun 17	Apr 17	Apr 17	Mar 17	Mar 17
Last Principal Payment Date	Nov 17	Nov 17	Nov 17	Nov 17	Nov 17

Percentages of the Initial Certificate Principal Amount of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 10, 2013	100%	100%	100%	100%	100%
November 10, 2014	100%	100%	100%	100%	100%
November 10, 2015	100%	100%	100%	100%	100%
November 10, 2016	100%	100%	100%	100%	100%
November 10, 2017	100%	100%	100%	100%	100%
November 10, 2018	100%	100%	100%	100%	100%
November 10, 2019	100%	100%	100%	100%	100%
November 10, 2020	100%	100%	100%	100%	100%
November 10, 2021	100%	100%	100%	100%	100%
November 10, 2022	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.78	9.75	9.73	9.69	9.49
First Principal Payment Date	Jun 22	Feb 22	Feb 22	Feb 22	Feb 22
Last Principal Payment Date	Nov 22	Oct 22	Oct 22	Oct 22	Aug 22

Percentages of the Initial Certificate Principal Amount of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 10, 2013	100%	100%	100%	100%	100%
November 10, 2014	100%	100%	100%	100%	100%
November 10, 2015	100%	100%	100%	100%	100%
November 10, 2016	100%	100%	100%	100%	100%
November 10, 2017	100%	100%	100%	100%	100%
November 10, 2018	80%	80%	80%	80%	80%
November 10, 2019	58%	58%	58%	58%	58%
November 10, 2020	36%	36%	36%	36%	36%
November 10, 2021	12%	12%	12%	12%	12%
November 10, 2022	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.32	7.32	7.32	7.32	7.32
First Principal Payment Date	Nov 17	Nov 17	Nov 17	Nov 17	Nov 17
Last Principal Payment Date	Jun 22	Jun 22	Jun 22	Jun 22	Jun 22

Percentages of the Initial Certificate Principal Amount of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 10, 2013	100%	100%	100%	100%	100%
November 10, 2014	100%	100%	100%	100%	100%
November 10, 2015	100%	100%	100%	100%	100%
November 10, 2016	100%	100%	100%	100%	100%
November 10, 2017	100%	100%	100%	100%	100%
November 10, 2018	100%	100%	100%	100%	100%
November 10, 2019	100%	100%	100%	100%	100%
November 10, 2020	100%	100%	100%	100%	100%
November 10, 2021	100%	100%	100%	100%	100%
November 10, 2022	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.95	9.94	9.91	9.86	9.70
First Principal Payment Date	Nov 22	Oct 22	Oct 22	Oct 22	Aug 22
Last Principal Payment Date	Nov 22	Nov 22	Nov 22	Oct 22	Aug 22

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions.  Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including November 1, 2012 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of the respective Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
8-00
9-00
10-00
11-00
12-00
13-00
14-00
15-00
16-00

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

We cannot assure you that the Mortgage Loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

The servicing of the Mortgage Loans (other than the Non-Serviced Loans) and any REO Properties (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) will be governed by the Pooling and Servicing Agreement.  The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Loans) and any REO Properties.  The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.  Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Loans) and any REO Properties.  The information in this free writing prospectus supplements any information set forth in the prospectus.

Servicing of the Whole Loans

With respect to the Non-Serviced Loans, each Non-Serviced Loan and the related Companion Loan are being serviced and administered in accordance with the 2012-GC8 Pooling and Servicing Agreement and the related Intercreditor Agreements (and all decisions, consents, waivers, approvals and other actions on the part of the holders of each Non-Serviced Loan and the related Companion Loan will be effected in accordance with the 2012-GC8 Pooling and Servicing Agreement and the related Intercreditor Agreements).  Consequently, the servicing provisions set forth in this free writing prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Non-Serviced Loans, but instead such servicing and administration of the Non-Serviced Loans will be governed by the 2012-GC8 Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer and the Trustee have no obligation or authority to supervise the 2012-GC8 Master Servicer, the 2012-GC8 Special Servicer and/or the 2012-GC8 Trustee under the 2012-GC8 Pooling and Servicing Agreement or to make property protection advances with respect to the related Non-Serviced Loans or P&I Advances with respect to the Companion Loans.  The obligation of the Master Servicer and the Special Servicer to provide information or remit collections on the Non-Serviced Loans are dependent on its receipt of the same from the applicable party under the 2012-GC8 Pooling and Servicing Agreement.  The 2012-GC8 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization.  The servicing arrangements under the 2012-GC8 Pooling and Servicing Agreement are generally similar but not identical to the servicing arrangements under the Pooling and Servicing Agreement.  For more detailed information, please see “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

As used in this free writing prospectus, references to the Mortgage Loans, when discussing servicing activities of the Mortgage Loans, does not include, unless otherwise specifically indicated, the Non-Serviced Loans.  In certain instances references are made that specifically exclude the Non-Serviced Loans from the servicing provisions in this free writing prospectus by indicating actions are taken with respect of the Mortgage Loans “other than the Non-Serviced Loans” or “except with respect to the Non-Serviced Loans” or words of similar import.  These exclusions are intended to highlight particular provisions to draw prospective investor’s attention to the fact that the Master Servicer, Special Servicer or Trustee are not responsible for the particular servicing or administrative activity and are not intended to imply that when other servicing actions are described in this free writing prospectus without such specific carveouts, that the Master Servicer, Special Servicer or Trustee are responsible for those duties with respect to the Non-Serviced Loans.  Servicing of the Non-Serviced Loans is handled under the 2012-GC8 Pooling and Servicing Agreement.  While the terms of the 2012-GC8 Pooling and Servicing Agreement are similar to, but not identical to the servicing provisions discussed in this free writing prospectus related to the Mortgage Loans, prospective investors are nonetheless encouraged to review “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus for a discussion of certain important servicing terms related to the Non-Serviced Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans.  Except as expressly permitted by the Pooling and Servicing Agreement, all documents included in the Mortgage File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Sponsor’s interest in the Mortgage Loan to the Trustee, as described in the Pooling and Servicing Agreement, has been retained by the recording office for the applicable jurisdiction or has not yet been returned from recordation, the related Sponsor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the related Sponsor will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Certificate Administrator, in its capacity as custodian, as soon as available; provided, further, that, with respect to Non-Serviced Loans, all documents other than the related Mortgage Note and Intercreditor Agreement may be copies as further described in the definition of “Mortgage File”.  See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this free writing prospectus.

The Certificate Administrator, or any custodian for the Certificate Administrator, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price.  AMC is guaranteeing the repurchase and substitution obligations of AMF I under the related Mortgage Loan Purchase Agreement in the event that AMF I fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to, a Material Document Defect or Material Breach.  This substitution or purchase obligation (and the guaranty obligations of AMC in respect of AMF I) will constitute the sole remedy available to the Certificateholders or the Trustee for a Material Document Defect. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (other than the Non-Serviced Loans) for which it is responsible (as described below).  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans (including in Wells Fargo’s capacity as master servicer with respect to the Non-Serviced Loans under the 2012-GC8 Pooling and Servicing Agreement) to one or more third-party sub-servicers, with the consent of the Depositor.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator and the Certificateholders for the servicing and administering of the Mortgage Loans (other than Non-Serviced Loans) in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer and the Special Servicer, as the case may be, will be required to service and administer the Mortgage Loans (other than the Non-Serviced Loans) and each REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with:

•	the higher of the following standards of care:

1.      with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO Properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO Properties; and

2.      with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans;

•	with a view to—

1.      the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans; or

2.      in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan to the Certificateholders (as if they were one lender) of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

1.      any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.      the ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer;

3.      the obligation, if any, of the Master Servicer to make Advances;

4.      the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.      the ownership, servicing or management for others of any mortgage loan or property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer (the “Servicing Standard”).

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment.  The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations.  If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan (other than the Non-Serviced Loans)—

•	which is not a Specially Serviced Loan; or

•	that is a Corrected Loan.

A “Specially Serviced Loan” means any Mortgage Loan (excluding a Non-Serviced Loan) (but including an REO Mortgage Loan) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)  the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

•	except in the case of a Mortgage Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

•
solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Master Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b)  there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing) determines materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of

Certificateholders, and continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; or

(c)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force and not dismissed for a period of 60 days; or

(d)  the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)  the related borrower admits in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f)   the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)  the Master Servicer or Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing determines that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affect the interests of Certificateholders and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan).

An “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) occurs if the related loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the Controlling Class Representative will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative, the Special Servicer will not be required to do so.  In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Mortgage Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

•
with respect to the circumstances described in clause (a) of the definition of Specially Serviced Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

•
with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

•
with respect to the circumstances described in clause (b) of the definition of Specially Serviced Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

•	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Loan, the proceedings are terminated.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Mortgage Loan (excluding the Non-Serviced Loans) as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan.  The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets.  In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Mortgage Loan (other than a Non-Serviced Loan) to the Special Servicer when that Mortgage Loan becomes a Specially Serviced Loan.  The Special Servicer will return the servicing of that Mortgage Loan (other than a Non-Serviced Loan) to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan).

The 2012-GC8 Pooling and Servicing Agreement provides for servicing transfer events that are similar but not identical to those set forth above.  Upon the occurrence of a servicing transfer event under the 2012-GC8 Pooling and Servicing Agreement, servicing of the both the Non-Serviced Loans and their respective Companion Loan will be transferred to the related special servicer under the 2012-GC8 Pooling and Servicing Agreement.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee) on a Mortgage Loan (excluding each Companion Loan but including the Non-Serviced Loans) that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date).  In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced.  The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest or prepayment premiums or yield maintenance charges.  The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan and REO Property (other than the Non-Serviced Loans) to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Non-Recoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Non-Recoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement.  The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement.  The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance.  The Special Servicer will have no obligation to make any Property Advance.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

•	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

•	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Non-Recoverable Advance.

The Master Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate (the “Advance Rate”), compounded annually, as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period.  If the interest on such Advance is not recovered from Modification Fees or Assumption Fees on the related Mortgage Loan or Penalty Charges on any Mortgage Loan, a shortfall will result which may have the same effect as a Realized Loss.  The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, New York edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties.  Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

The 2012-GC8 Master Servicer will be obligated to make servicing advances with respect to the Non-Serviced Whole Loans and will be entitled to reimbursement for such servicing advances pursuant to provisions that are substantially similar to, but not identical to, the provisions set forth above.  In addition, if any such servicing advance is determined to be a nonrecoverable advance under the 2012-GC8 Pooling and Servicing Agreement, then the 2012-GC8 Master Servicer or the 2012-GC8 Trustee, as applicable, will be entitled to reimbursement from general collections on the Mortgage Loans in this securitization for the pro rata portion of such nonrecoverable advances allocable to the related Mortgage Loan pursuant to the terms of the Gansevoort Park Avenue Intercreditor Agreement, the Miami Center Intercreditor Agreement or the 222 Broadway Intercreditor Agreement, as applicable.

Neither of the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made.  In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable from the foregoing sources (any such Advance, a “Non-Recoverable Advance”), then the Master Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.  Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be evidenced by an officers’ certificate delivered to the other such parties and to the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.  In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Non-Recoverable Advance and may deliver to the Master Servicer, the Trustee and, prior to the occurrence of and continuance of a Consultation Termination Event, the Controlling Class Representative notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee (but this statement will not be construed to entitle the Special Servicer to reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that a P&I Advance constitutes or would constitute a Nonrecoverable Advance); provided, however, that the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer, and the Master Servicer may conclusively rely upon any determination by the Special Servicer.  Although the Special Servicer may determine whether an outstanding Property Advance is a Non-Recoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Property Advance to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable. With respect to the Non-Serviced Loans and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and Trustee may make their own independent determination as to nonrecoverability notwithstanding any determination of nonrecoverability by the 2012-GC8 Master Servicer or 2012-GC8 Trustee. In addition, the 2012-GC8 Master Servicer under the 2012-GC8 Pooling and Servicing Agreement will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to any Non-Serviced Loans.

Notwithstanding anything in this free writing prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or Special Servicer has determined that such a Property Advance would be nonrecoverable if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders (as a collective whole as if such Certificateholders constitute a single lender).

The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all P&I Advances made with respect to each Non-Serviced Loan, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges, Modification Fees and Assumption Fees on the related Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of 6 months will be subject to the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing).  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest thereon).  The Master Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance immediately (together with interest on that Non-Recoverable Advance).  An election by the Master Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election).  The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders.  The Master Servicer’s or the Trustee’s decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement.

The Certificate Administrator will be required to establish and maintain two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier Distribution Account” and (ii) the “Upper-Tier Distribution Account” (collectively with the Lower-Tier Distribution Account, the “Distribution Accounts”).  With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date the Available Funds and any prepayment premiums or yield maintenance charges.  In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account, as applicable, as described in this free writing prospectus.  On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates first, from the Lower-Tier Distribution Account, and deposit such amounts in the Upper-Tier Distribution Account for distribution on the Certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account.  On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (commencing in 2013) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan, an amount equal to one day’s interest at the related Net Mortgage Loan Rate on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”).  On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may be a sub-account of a Distribution Account.  To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset realized losses previously allocated to the Sequential Pay Certificates, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied to all amounts due and payable on the Regular Certificates and all Realized Losses on such Certificates after application of the Available Funds for such Distribution Date.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

The Collection Account, any REO Account, each Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account will be held in the name of the Trustee (or the Master Servicer (in the case of the Collection Account) or the Special Servicer (in the case of any REO Account) on behalf of the Trustee) on behalf of the holders of Certificates.  Each of the Collection Account, any REO Account, each Distribution Account, the Interest Reserve Account, any escrow account and the Excess Liquidation Proceeds Reserve Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Collection Account, each Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.  Interest or other income earned on funds in the Collection Account will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.  Interest or other income earned on funds in each Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account will be payable to the Certificate Administrator.

If with respect to any Mortgage Loan the related Mortgage Loan documents permit the lender to, at its option, prior to an event of default under the related Mortgage Loan,  apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, the Master Servicer or Special Servicer, as applicable, may not apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account.  Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Mortgage Loan upon a subsequent default.

Application of Penalty Charges, Modification Fees and Assumption Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply (except as provided below) all Penalty Charges, Modification Fees and Assumption Fees  received with respect to a Mortgage Loan or a Non-Serviced Loan (to the extent remitted to the Master Servicer by the 2012-GC8 Master Servicer and, in any event, subject to the related Intercreditor Agreement) during the related one-month period ending on the related Determination Date:

first, to the extent of all Penalty Charges, Modification Fees and Assumption Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Non-Recoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan;

second, to the extent of all remaining Penalty Charges, Modification Fees and Assumption Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Non-Recoverable Advances and related interest on Non-Recoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges, Modification Fees and Assumption Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan previously paid from the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements;

fourth, (a) to the extent of all remaining Penalty Charges, to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances with respect to any Mortgage Loan that have been determined to be Non-Recoverable Advances and related interest on Non-Recoverable Advances; and (b) to the extent of any remaining Modification Fees and any remaining Assumption Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation;

fifth, to the extent of all remaining Penalty Charges, as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to any Mortgage Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account, unless such amounts were previously paid or reimbursed by the borrower (and such amounts will be deposited in the Collection Account as recoveries of such Non-Recoverable Advances);

sixth, to the extent of all remaining Penalty Charges, as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to any Mortgage Loan previously paid from the Collection Account (and such amounts will be deposited in the Collection Account as recoveries of such additional expenses of the Issuing Entity); and

seventh, to the extent of all remaining Penalty Charges, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted, as well as any other purpose described in this free writing prospectus (the order set forth below not constituting an order of priority for such withdrawals):  (i) to remit on or before each Master

Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the related Available Funds and any prepayment premiums or yield maintenance charges and (II) the Trustee/Certificate Administrator Fee for the related Distribution Date, (B) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any, and (C) to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts,” (ii) to pay or reimburse the Master Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Collection Period, (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (viii) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (ix) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.  The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the 2012-GC8 Pooling and Servicing Agreement pursuant to the related intercreditor agreement.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-on-Sale

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below, the Master Servicer (with respect to non-Specially Serviced Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine (other than with respect to Non-Serviced Loans), in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan may have under a due-on-sale clause (which includes, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan.  With respect to non-Specially Serviced Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below) to approve or disapprove the transaction.  However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

•	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

•
such Mortgage Loan (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Due-on-Encumbrance

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below, the Master Servicer (with respect to non-Specially Serviced Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan (other than a Non-Serviced Loan) may have under a due-on-encumbrance clause (which includes, without limitation, any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan.  With respect to non-Specially Serviced Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below) to approve or disapprove the transaction.  However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

•	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

•
such Mortgage Loan (A) represents less than 2% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan and the principal amount of the proposed additional lien) and (E) is not one of the ten (10) largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $5,000,000).

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the prospectus.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Loan) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to

Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2013; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months.  The Special Servicer is required to inspect the Mortgaged Property securing each Mortgage Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist.  The cost of any such inspection is required to be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and the Master Servicer and the Certificate Administrator are required to cause any sub-servicer (required under Regulation AB) retained by it to deliver) annually to the Certificate Administrator, the Depositor and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of an additional servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of a sub-servicer, as applicable, in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause each servicing function participant (or, in the case of each servicing function participant that a Sponsor requires the Master Servicer to retain, to use commercially reasonable efforts to cause such servicing function participant) to furnish), annually, to the Certificate Administrator, the Operating Advisor (in the case of the Special Servicer only and after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year covered by the Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

•
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation.  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation.  The Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator.  No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain).  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in shortfalls in distributions on the Certificates.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of the Certificates or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement.  In addition, each of the Master Servicer, the Special Servicer and the Operating Advisor will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s, as the case may be, obligations or duties, under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense:  (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured.  The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement.  In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that each of the 2012-GC8 Master Servicer, 2012-GC8 Special Servicer, and the depositor and trustee under the 2012-GC8 Pooling and Servicing Agreement, and any of their respective directors, officers, employees or agents (each, a “Pari Passu Indemnified Party”), will be indemnified by the Trust Fund and held harmless against the Trust Fund’s pro rata share (subject to the related Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the related Non-Serviced Whole Loan under the 2012-GC8 Pooling and Servicing Agreement or the Pooling and Servicing Agreement (but excluding any such losses allocable to the related Companion Loans), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Pari Passu Indemnified Party’s willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the 2012-GC8 Pooling and Servicing Agreement.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the Master Servicer to make a required deposit to the Collection Account on the day such deposit was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made under the Pooling and Servicing Agreement;

(c)  any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

(d)  any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)   either Moody’s or KBRA has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or (ii) placed one or more Classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency within 60 days of such event);

(g)  the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; and

(h)  the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act (any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates to the Trustee, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder).  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be).  If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a Rating Agency Confirmation regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further that, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to approve a successor Special Servicer.  Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; provided, further that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable.  Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in clauses (f) or (g) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby has made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and has offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates, except (a) a Servicer Termination Event under clause (h) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and (b) a default in making any required deposits to or payments from the Collection Account or any Distribution Account or in remitting payments as received may be waived only by all of the Certificateholders of the affected Classes, in each case in accordance with the Pooling and Servicing Agreement.

Termination of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)  if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the Controlling Class Representative; and

(b)  if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (a) holders of Regular Certificates evidencing at least 75% of the aggregate Voting Rights of the Regular Certificates or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates.

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate

Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register.  Upon the written direction of (a) holders of Regular Certificates evidencing at least 75% of the Voting Rights of the Regular Certificates or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then that written direction will have no force and effect.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The appointment of a successor Special Servicer will be subject to the receipt of a Rating Agency Confirmation.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed as Special Servicer if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer.  Upon the written direction of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates within 180 days of the initial request for a vote, the Certificate Administrator will be required to obtain a Rating Agency Confirmation from each Rating Agency, and the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement, and appoint the recommended successor Special Servicer.  If written direction of the holders of the required Non-Reduced Certificates is not provided within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to remove and replace the Special Servicer will lapse and be of no force and effect.  The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity.

In addition, the Depositor may terminate the Special Servicer upon 5 business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates:

(a)  to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(b)  to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in the final prospectus supplement or the prospectus, or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)  to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee (see “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates” in the prospectus) or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e)  to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(f)   to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder;

(g)  to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(h)  in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

With respect to paragraph (h) above, a recent federal district court ruling on a motion to dismiss (Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012)) held that the Trust Indenture Act of 1939, as amended (the “TIA”), was applicable to certain agreements that are similar to the Pooling and Servicing Agreement. This ruling is contrary to published guidance of the Division of Corporation Finance of the SEC and historical industry practice, and, as a result, the Pooling and Servicing Agreement has not been qualified under the TIA. However, on May 3, 2012, the Division of Corporation Finance of the SEC advised that it is considering Trust Indenture Act CDI 202.01 in light of this ruling.  In the event that subsequent to the date of this free writing prospectus the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor or (iv) change in any manner the obligations or rights of any underwriter without the consent of the related underwriter.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66-2/3% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders or (7) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity or cause either Trust REMIC to fail to qualify as a REMIC.  The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

In addition, certain amendments to the Pooling and Servicing Agreement may require the delivery of certain other opinions of counsel at the expense of the Issuing Entity.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Loan), the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”).  However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate.  The cost of any Updated Appraisal will be a Property Advance.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer is not required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative.

Notwithstanding anything in this free writing prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator or the Issuing Entity or the holders of Certificates would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:  (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation.  If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates.  Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan will be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code for federal income tax purposes at any time that any Certificate is outstanding.  Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard.  The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B).  If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property.  The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code.  Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant.  No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.  Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.  Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service.  No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations.  It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor.  Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property.  Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property.  Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax.  These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall.  The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan.  In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Mortgage Loan (other than a Non-Serviced Loan) becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) to attempt to sell such Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price.  The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the defaulted Mortgage Loan.  The Special Servicer is required to notify the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan if the highest bidder is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any defaulted Mortgage Loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Defaulted Mortgage Loan and the state of the local economy.

If the highest bidder is an Interested Person (provided that the Trustee may not be a bidder), then the Trustee will be required to determine whether the cash bid constitutes a fair price.  However, no bid from an Interested Person will constitute a fair price unless (i) it is the highest bid received and (ii) at least two other bids are received from independent third parties.  In determining whether any offer received from an

Interested Person represents a fair price for any such defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.  The cost of any appraisal will be covered by, and will be reimbursable as, a Property Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan. If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person; provided that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

Except following the occurrence and during the continuance of a Consultation Termination Event, any sale of any Mortgage Loan for less than the Repurchase Price (excluding the amount described in clause (6) of the definition of “Repurchase Price”) will be subject to the right of the Controlling Class Representative to match the price at which such Mortgage Loan is to be sold and purchase such Mortgage Loan instead of the original bidder (the “Controlling Class Purchase Option”).  The Controlling Class Representative will be required to notify the Special Servicer of its intention to exercise such Controlling Class Purchase Option within 5 business days of written notice from the Special Servicer, and will be required to purchase the applicable Defaulted Mortgage Loan within 15 business days of the written notice from the Special Servicer.  In the event the Controlling Class Representative does not exercise its Controlling Class Purchase Option and any contemplated sale is not ultimately consummated, the Controlling Class Representative will have the Controlling Class Purchase Option with respect to any subsequent sale of that Defaulted Mortgage Loan by the Special Servicer.  If the Controlling Class Representative exercises the Controlling Class Purchase Option, then the Trustee will be required to determine whether the purchase price constitutes a fair price pursuant to the Pooling and Servicing Agreement.  Any costs and fees of the Trustee in connection with the Controlling Class Representative’s exercise of the Controlling Class Purchase Option will be reimbursable by the Controlling Class Representative.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a purchase price by the Controlling Class Representative constitutes a fair price, the Trustee may (at its option and at the expense of the Controlling Class Representative) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan. If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Controlling Class Representative; provided that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

Upon a Non-Serviced Loan becoming a defaulted mortgage loan, the special servicer under the 2012-GC8 Pooling and Servicing Agreement will be required to sell such Non-Serviced Loan in a similar manner pursuant to the 2012-GC8 Pooling and Servicing Agreement.  See “—Servicing of the Non-Serviced Loans” in this free writing prospectus.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and to sell each REO Property in the same manner as with respect to a defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, but subject to the Controlling Class Purchase Option with respect to a Defaulted Mortgage Loan, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan or REO Property if the Special Servicer determines (in consultation with the Controlling Class Representative), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders, and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Controlling Class Representative, any Sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any non-Specially Serviced Loan (other than the Non-Serviced Loans), the Master Servicer (subject to the Special Servicer’s consent if the related modification, waiver or amendment constitutes a Major Decision), or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the consulting rights of the Operating Advisor and the consent or consulting rights of the Controlling Class Representative, to modify, waive or amend any term of any Mortgage Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage Loan or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation shall exclude the value of personal property and going concern value, if any.

With respect to non-Specially Serviced Loans, the Master Servicer, prior to taking any action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) will be required to prepare and submit its written analysis and recommendation to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus) to approve or disapprove any modification, waiver or amendment that constitutes a Major Decision.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is 3 years prior to the Rated Final Distribution Date or (ii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Rating Agencies, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan and the date of the modification and deliver a copy to the Trustee, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), and the original to the Certificate Administrator of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Mortgage Loan will be applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges, Modification Fees and Assumption Fees” in this free writing prospectus.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

Controlling Class Representative

General

For so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Loans and (2) the Special Servicer, with respect to non-Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below.  The provisions summarized below will be subject to the right of certain Controlling Class Certificateholders to “opt-out” of its rights under certain circumstances described in this free writing prospectus, as provided for in the Pooling and Servicing Agreement.

Except as otherwise described in the succeeding paragraphs below or under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Controlling Class Representative has objected in writing within ten business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the ten-day or, if applicable, 20-day period, the Controlling Class Representative will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A)           any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

(B)           any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Mortgage Loan or any extension of the maturity date of such Mortgage Loan;

(C)           any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus) for less than the applicable Repurchase Price (excluding the amount described in clause (6) of the definition of “Repurchase Price”);

(D)           any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)           any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan and for which there is no lender discretion;

(F)           any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)           any property management company changes (with respect to a Mortgage Loan with a Stated Principal Balance greater than $2,500,000) or franchise changes (with respect to a Mortgage Loan for which the lender is required to consent or approve under the Mortgage Loan documents);

(H)           releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan and for which there is no lender discretion;

(I)           any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

(J)           the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)           following a default or an event of default with respect to a Mortgage Loan, any acceleration of the Mortgage Loan, or initiation of judicial, bankruptcy or similar proceedings under the related loan documents or with respect to the related borrower or Mortgaged Property;

(L)           any modification, waiver or amendment of an intercreditor agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(M)           any determination of an Acceptable Insurance Default;

(N)           any proposed modification or waiver of any material provision in the related loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(O)           any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole as if such

Certificateholders constituted a single lender), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Controlling Class Representative’s (or, if applicable, the Special Servicer’s) response.  The Special Servicer is not required to obtain the consent of the Controlling Class Representative for any of the foregoing actions following the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be required to consult with the Controlling Class Representative (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of the Control Termination Event; provided that such consultation is not binding on the Special Servicer.

In addition, unless a Control Termination Event has occurred and is continuing, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan as the Controlling Class Representative may reasonably deem advisable.  Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Controlling Class Representative that would cause it to violate applicable law, the related Mortgage Loan documents or any intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Principal Amount, as identified by notice to the Certificate Registrar by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Trustee and the Certificate Administrator; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling Class will be the Controlling Class Representative as identified to the Certificate Registrar pursuant to the procedures set forth in the Pooling and Servicing Agreement.

The initial Controlling Class Representative will be RREF CMBS AIV, LP, and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby is the Controlling Class Representative on behalf of RREF CMBS AIV, LP or one of its affiliates, as holder (or beneficial owner) of each Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative or (b) notice that RREF CMBS AIV, LP or one of its affiliates is no longer the holder (or beneficial owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates).

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, as notionally reduced by any Appraisal Reductions allocable to such Class, at least equal to 25% of the initial Certificate Principal Amount of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Consultation Termination Event” will occur when (i) there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (without regard to the application of any Appraisal Reductions) at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described in this section.  After the occurrence and during the continuance of a Consultation Termination Event, no Class of Certificates will act as the Controlling Class and the Controlling Class Representative will have no rights under the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer or the Trustee may request that the Certificate Administrator determine which Class of Certificates is the then-current Controlling Class and the Certificate Administrator must thereafter provide such information to the requesting party.  The Master Servicer, the Special Servicer, the Trustee or the Operating Advisor may request that the Certificate Administrator provide, and the Certificate Administrator must so provide, (1) a list of the holders (or beneficial owners, if applicable, at the expense of the Issuing Entity) of the Controlling Class and (2) confirmation as to whether a Control Termination Event has occurred in the previous calendar year preceding any such request.  The Master Servicer, the Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided.

A “Control Termination Event” will occur when (i) there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (as notionally reduced by any Appraisal Reductions allocable to such class) that is at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described in this section.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative.  However, the Controlling Class Representative will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Controlling Class Representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard) and/or intercreditor agreement or the REMIC provisions of the Code.

The Controlling Class Representative has certain rights to remove and replace the Special Servicer as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.  In addition, upon the request of the Master Servicer, the Special Servicer or the Trustee, as applicable, the Certificate Registrar will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party.

If at any time the initial Controlling Class Certificateholder, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the Certificateholder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Principal Amount and the Certificate Registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Registrar receives either such notice.

Notwithstanding anything to the contrary described in this free writing prospectus, at any time when the Class E Certificates are the Controlling Class Certificates, the holder of more than 50% of the Controlling Class Certificates (by Certificate Principal Amount) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class E Certificates until such time as that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Principal Amount) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E Certificates. Following any such transfer, the successor holder of more than 50% of the Class E Certificateholders, if Class E Certificates are the Controlling Class Certificates (by Certificate Principal Amount) will again have the rights of the Controlling Class Representative as described in this free writing prospectus without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates that had not also become a Corrected Loan prior to such acquisition until such Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

•	a Consultation Termination Event will be deemed to have occurred and continue; and

•
the rights of the holder of more than 50% of the Class E Certificates, if they are the Controlling Class Certificates (by Certificate Principal Amount), to act as or appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

With respect to the Non-Serviced Loans, any consent or approvals on actions to be taken by the special servicer or master servicer under the 2012-GC8 Pooling and Servicing Agreement are governed by the terms of the 2012-GC8 Pooling and Servicing Agreement and the related Intercreditor Agreements and described under “Description of the Mortgage Pool” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this free writing prospectus.

Limitation on Liability of the Controlling Class Representative

The Controlling Class Representative will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling

Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative:

(a)    may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)    may act solely in the interests of the holders of the Controlling Class;

(c)    does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class;

(d)    may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates; and

(e)    will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the Controlling Class Representative for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Controlling Class Representative, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement or any intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, subject to the restrictions and limitations described in this free writing prospectus, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to the servicing of the Specially Serviced Loans to the extent described in this free writing prospectus and set forth in the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent described in this free writing prospectus and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor's review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific Specially Serviced Loan is only to provide background information to the Operating Advisor and to allow more meaningful interaction with the Special Servicer.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks” in this free writing prospectus.

Following the occurrence and during the continuation of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions as described under “
Controlling Class Representative” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—Non-Serviced Whole Loans—Consultation and Control” in this free writing prospectus.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC servicer watch list and Specially Serviced Loans and (ii) each Final Asset Status Report.  Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this free writing prospectus or set forth in the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will deliver to the Operating Advisor each Final Asset Status Report.  Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer or Controlling Class Representative in connection with the Controlling Class Representative’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

In addition, prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor after they have been finalized.  The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction calculations and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Controlling Class Representative and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Controlling Class Representative under the Pooling and Servicing Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, as evidenced by an opinion of counsel (which will be an additional expense of the Issuing Entity) delivered to each of the Master Servicer, the Special Servicer, the Controlling Class Representative, the Certificate Administrator and the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor or the Controlling Class Representative, in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the Controlling Class Representative, with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations to the Operating Advisor and the Operating Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in either case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the Controlling Class Representative and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will (if any Mortgage Loans were Specially Serviced Loans during the prior calendar year) prepare an annual report to be provided to the Depositor (who will deliver the annual report to the Rating Agencies), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans and with respect to each asset status report delivered to the Operating Advisor by the Special Servicer during the prior calendar year.

The Operating Advisor will be required to deliver any annual report produced by the Operating Advisor (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer and (b) for so long as a Consultation Termination Event does not exist, the Controlling Class Representative.  The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer or the Controlling Class Representative.

Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans based on the limited review required in the Pooling and Servicing Agreement.  Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Termination of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus, subject to Companion Loan holder consent as described under “The Pooling and Servicing Agreement—Rights Upon Servicer Termination Event” in this free writing prospectus.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting

Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)  any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)  the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)   the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor operating advisor that is an Eligible Operating Advisor, which successor operating advisor may be an affiliate of the Trustee.  If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor operating advisor.  The Trustee will be required to provide written notice of the appointment of a successor operating advisor to the Special Servicer and the Operating Advisor within one business day of such appointment.  Except as described below under “—Termination of the Operating Advisor Without Cause,” the appointment of a successor operating advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor and, if a Consultation

Termination Event does not exist, the Controlling Class Representative.  Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement.  Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, KBRA, S&P, Morningstar, DBRS Limited or DBRS, Inc. (together with DBRS Limited, “DBRS”) but has not been special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P, Morningstar or DBRS has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) is not the Special Servicer, Controlling Class Representative or an affiliate of the Special Servicer or Controlling Class Representative and (iv) that has not been paid any fees, compensation or other renumeration by any Special Servicer or successor special servicer any (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation of a successor special servicer to become the Special Servicer.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor.  Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be delivered to the Controlling Class Representative (but only prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (but only after the occurrence and during continuance of a Control Termination Event), each Rating Agency and the Certificate Administrator.  For so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not disapprove of an asset status report within 10 business days of receipt, the Controlling Class Representative will be deemed to have approved the asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders, and (prior to the occurrence and continuance of a Control Termination Event) the Special Servicer has made a reasonable effort to contact the Controlling Class Representative.  The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval.  For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such asset status report until the Controlling Class Representative fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders.  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the Controlling Class Representative, provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report.  Following the occurrence and continuance of a Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor or the Controlling Class Representative, as applicable.  The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor (and, during the continuance of such Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor or the Controlling Class Representative that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Mortgage Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, result in the imposition of a tax upon either Trust REMIC or the loss of REMIC status, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to (i) confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again and (ii) if there is no response to either such Rating Agency Confirmation request within five (5) business days of such second request (after seeking to confirm that the applicable Rating Agency received such second request), as applicable, or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) will be required to determine (with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing) pursued by the Special Servicer (but in each case only in the case of actions that would otherwise be Major Decisions), which consent shall be deemed given if such Controlling Class Representative does not respond within seven (7) Business Days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in the best interests of the Certificateholders (as a collective whole, as if such Certificateholders constituted a single lender), and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in the best interest of the Certificateholders), then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any Rating Agency Confirmation requirement that the Master Servicer or Special Servicer would have been permitted to waive pursuant to the Pooling and Servicing Agreement will not apply without any such determination by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) (it being understood that the Requesting Party (or the Master Servicer, or the Special Servicer, as applicable) will in any event review the other conditions required under the related Mortgage Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied)), and (y) with respect to a replacement of the Master Servicer or Special Servicer, such condition will be considered satisfied if:

(1)
Moody’s has not cited servicing concerns of the applicable replacement Master Servicer or Special Servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, as applicable;

(2)
the applicable replacement Master Servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement Special Servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency; and

(3)
KBRA has not cited servicing concerns of the applicable replacement Master Servicer or Special Servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, as applicable.

For all other matters or actions (a) not specifically discussed above in clauses (x) or (y), or (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from the Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will not apply.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below.  Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (6) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the purchasing Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or the Special Servicer, as applicable, in connection with such purchase).  We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (but excluding the Class R Certificates), including the Class X-B Certificates, for the Mortgage Loans and each REO Property remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C and Class D Certificates and the Notional Amount of the Class X-A Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D to this free writing prospectus providing information relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)
a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex C to this free writing prospectus in the tables under the caption “Mortgage Pool Information,” calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Certificate Administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this free writing prospectus;

(2)	a CRE Finance Council (“CREFC”) delinquent loan status report;

(3)	a CREFC historical loan modification and corrected loan report;

(4)	a CREFC advance recovery report;

(5)	a CREFC total loan report;

(6)	a CREFC operating statement analysis report;

(7)	a CREFC comparative financial status report;

(8)	a CREFC net operating income adjustment worksheet;

(9)	a CREFC real estate owned status report;

(10)	a CREFC servicer watch list;

(11)	a CREFC loan level reserve and letter of credit report;

(12)	a CREFC property file;

(13)	a CREFC financial file;

(14)	a CREFC loan setup file; and

(15)	a CREFC loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential.  None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor, the 2012-GC8 Master Servicer, the 2012-GC8 Special Servicer or other similar party under the 2012-GC8 Pooling and Servicing Agreement or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable.  Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means:

•	a CREFC property file;

•	a CREFC financial file;

•	a CREFC loan setup file; and

•	a CREFC loan periodic update file.

In addition, the Master Servicer or Special Servicer, as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

•
Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending March 31, 2013, a CREFC operating statement analysis report but only to the extent the related borrower is required by the loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter.  The Master Servicer or Special Servicer, as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Companion Loan by electronic means the operating statement analysis upon request.

•
Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans) or the Master Servicer (with respect to non-Specially Serviced Loans) of an annual operating statement commencing within 30 days of receipt of such annual operating statement for the calendar year ending December 31, 2012, a CREFC net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (7) above.  The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Companion Loan by electronic means the CREFC net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Companion Loan who have certified to the Certificate Administrator their beneficial ownership of any Certificate or Companion Loan, as applicable, may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement.  Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners.  See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record” in this free writing prospectus.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person (provided that the final prospectus supplement, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below (collectively, the “Public Documents”) will be made available to the general public) via the Certificate Administrator’s website:

(A)  the following “deal documents”:

•	the prospectus and the final prospectus supplement; and

•
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

(B)  the following “SEC EDGAR filings”:

•
any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)  the following “periodic reports”:

•	the Distribution Date statements;

•	the CREFC bond level files;

•	the CREFC collateral summary files;

•	the CREFC Reports (provided they are received by the Certificate Administrator); and

•	the annual reports prepared by the Operating Advisor;

(D)  the following “additional documents”:

•	the summary of any final asset status report delivered to the Certificate Administrator in electronic format; and

•	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)  the following “special notices”:

•
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this free writing prospectus;

•
notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

•	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

•	notice of final payment on the Certificates;

•	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

•
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee);

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

•	any notice of the termination of the Issuing Entity;

•	any notice of the occurrence and continuance of a Control Termination Event;

•	any notice of the occurrence and continuance of a Consultation Termination Event;

•	any Assessment of Compliance delivered to the Certificate Administrator; and

•	any Attestation Reports delivered to the Certificate Administrator;

(F)  the “Investor Q&A Forum”; and

(G) solely to Certificateholders and Certificate Owners, the “Investor Registry”.

•
The Certificate Administrator may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will be required to make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where Certificateholders and Certificate Owners may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such an annual report and (d) view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate person.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that (i) the inquiry is not of a type described above, (ii) answering the inquiry (A) would not be in the best interests of the Issuing Entity and/or the Certificateholders, (B) would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable Mortgage Loan documents, (C) would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or (D) would reasonably be expected to result in the waiver of an attorney client privilege or the disclosure of attorney work product or (iii) it is otherwise not advisable to answer.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.  No party to the Pooling and Servicing Agreement will be permitted to disclose Privileged Information in the Investor Q&A Forum.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will be required to make the “Investor Registry” available to any Certificateholder and Certificate Owner via the Certificate Administrator’s website.  Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or Certificate Owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.usbank.com/abs.

Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Certificate Administrator’s website.  The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

In connection with providing access to the Certificate Administrator’s website, the Certificate Administrator may require registration and the acceptance of a disclaimer.  The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them.  In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source.  Assistance in using the website can be obtained by calling the Certificate Administrator’s customer service desk at 866-252-4360.

“Privileged Person” means the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative (but only for so long as a Consultation Termination Event has not occurred and is not continuing), any holder of a Companion Loan that delivers an Investor Certification, the Trustee, the Certificate Administrator, the Operating Advisor, the Sponsors, a designee of the Depositor and any person who provides the Certificate Administrator with an Investor Certification, which Investor Certification may be submitted electronically via the Certificate Administrator’s website; provided that in no event will a borrower, manager of a Mortgaged Property, an affiliate of a borrower, an affiliate of a manager of a Mortgaged Property or an agent of any borrower be considered a Privileged Person.

Other Information

The Certificate Administrator will make available at its offices, during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are held by the Certificate Administrator:

•	the prospectus and the final prospectus supplement;

•
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

•	all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

•	all Distribution Date statements and all CREFC Reports delivered or made available to Certificateholders;

•	all Assessments of Compliance and Attestation Reports delivered to the Certificate Administrator since the Closing Date;

•
the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

•	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

•
the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans entered into or consented to by the Master Servicer, the Special Servicer, other Master Servicer or the Other Special Servicer and delivered to the Certificate Administrator;

•
the summary of any final asset status report delivered to the Certificate Administrator and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

•
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Other Master Servicer, the Other Special Servicer or the Other Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee);

•
notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

•	all special notices sent by the Certificate Administrator to the Certificateholders pursuant to the Pooling and Servicing Agreement;

•	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

•	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

The Certificate Administrator will provide copies of the items described above upon reasonable written request.  The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential.  Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential.  The Master Servicer may, but is not required to, make information available over the internet.

The Certificate Administrator will make available all distribution date statements, CREFC Reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e. Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited).

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form-10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

The Master Servicer may (but will not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the related Mortgaged Properties or the related borrower that is not Privileged Information, for review by the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

Servicing of the Non-Serviced Loans

The Non-Serviced Loans, and any related REO Property, are being serviced under the pooling and servicing agreement that governs the 2012-GC8 transaction (the “2012-GC8 Pooling and Servicing Agreement”). Accordingly, the master servicer under the 2012-GC8 Pooling and Servicing Agreement (the “2012-GC8 Master Servicer”) will generally make servicing advances and remit collections on each of the Non-Serviced Loans to or on behalf of the Trust Fund.  However, the Master Servicer will generally be obligated to compile reports that include information on the Non-Serviced Loans, and, to the extent required by the Servicing Standard, to enforce the rights as holders of the related Non-Serviced Loans under the terms of the related Intercreditor Agreement and make P&I Advances with respect to the Non-Serviced Loans, subject to their non-recoverability determination.  The servicing arrangements under the 2012-GC8 Pooling and Servicing Agreement differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•
The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the 2012-GC8 Master Servicer, the 2012-GC8 Special Servicer, the 2012-GC8 Certificate Administrator or the 2012-GC8 Trustee or (b) make Servicing Advances with respect to the Non-Serviced Loans.  The obligation of the Master Servicer to provide information and collections and make P&I Advances to the Certificate Administrator for the benefit of the Certificateholders with respect to the Non-Serviced Loans is dependent on its receipt of the corresponding information and/or collections from the 2012-GC8 Master Servicer or the 2012-GC8 Special Servicer.

•
Pursuant to the 2012-GC8 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Non-Serviced Loans will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement.

•
The Master Servicer will be required to make P&I Advances with respect to the Non-Serviced Loans, unless (i) the Master Servicer has determined that such advance would not be recoverable from collections on such Non-Serviced Loan or (ii) the 2012-GC8 Master Servicer has made a similar determination with respect to an advance on the related Companion Loan.

•
The 2012-GC8 Master Servicer is obligated to make servicing advances with respect to each Non-Serviced Whole Loan.  If the 2012-GC8 Master Servicer determines that a servicing advance it made with respect to the related Non-Serviced Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related Non-Serviced Loan and Companion Loan, on a pro rata basis (based on each such loan's outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the related 2012-GC8 trust, on a pro rata basis (based on each such loan's outstanding principal balance).

•
The 2012-GC8 Special Servicer will be required to take actions with respect to any Non-Serviced Loan that becomes a Defaulted Mortgage Loan that are substantially similar to the actions described under “—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

•
With respect to the Non-Serviced Loans, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

•
The 2012-GC8 Master Servicer and 2012-GC8 Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

Prospective investors are encouraged to review the full provisions of the 2012-GC8 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of the Treasury.  Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Federal Income Tax Consequences” in the prospectus.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, respectively). The Lower-Tier REMIC and the Upper-Tier REMIC are referred to collectively as the “Trust REMICs”.  The Lower-Tier REMIC will hold the Mortgage Loans, the proceeds of the Mortgage Loans and any property (including a beneficial interest on real property in the case of the Non-Serviced Loans) that secures the Mortgage Loans, and will issue certain uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Lower-Tier REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and proceeds of the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (together, the “Regular Certificates”) as classes of regular interests in the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and each Intercreditor Agreement, (3) compliance with the provisions of the 2012-GC8 Pooling and Servicing Agreement and the continued qualification of each REMIC formed under that pooling and servicing agreement and (4) compliance with applicable changes in the Code, including the REMIC provisions of the Code, for federal income tax purposes (a)  the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC, (b) the Regular Certificates will evidence the “regular interests” in the Upper-Tier REMIC, (c) the Lower-Tier Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC, and (d) the Class R Certificates will represent the sole class of

“residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of the REMIC provisions of the Code.

Tax Status of Offered Certificates

Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust REMICs would be so treated.  For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC.  If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  The Offered Certificates will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” under Code Section 7701(a)(19)(C)(v) to the extent the loans are secured by multifamily properties.  As of the Cut-off Date, Mortgage Loans representing approximately 22.2% of the Initial Pool Balance by allocated loan amount are secured, in whole or in part, by multifamily properties.  Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their Certificates.  Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates” in the prospectus.

Taxation of Offered Certificates

General

Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes.  Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting.

Original Issue Discount

Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the conference committee report to the Tax Reform Act of 1986.  Holders of Offered Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates.  Investors are advised to consult their own tax advisors as to the discussions in this free writing prospectus and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Material Federal Income Tax Consequence—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in the income of a holder of an Offered Certificate.  The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price”.  The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate

Administrator will treat the issue price of Offered Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Certificates.  The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates (other than the Class X-A Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).  Based on the foregoing, it is anticipated that the Class [   ] Certificates will be issued with original issue discount.

In addition, it is anticipated that the Certificate Administrator will treat the Class X-A Certificates as having no qualified stated interest.  Accordingly, such Class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on such Class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A Certificate may be entitled to a loss deduction to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Class, assuming no further prepayments.  In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such Class.  Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR (the “Prepayment Assumption”).  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Based on the forgoing, it is anticipated that the Class [  ] Certificates will be issued with a de minimis amount of original issue discount.

Premium

An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  It is anticipated that the Class [  ] Certificates will be issued at a premium.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this free writing prospectus.  It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge.  Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.  Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this free writing prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto.  Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption 89-88 (October 17, 1989) (the “Exemption”).  The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman, Sachs & Co., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief:

•	The acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

•	The Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Fitch, Moody’s or DBRS.

•
The Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter.  The “Restricted Group” consists of any underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Issuing Entity and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

•
The sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection with those services.

•	The investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings required by the Exemption.  As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates satisfy the second and third general conditions set forth above.  A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the Issuing Entity meet the following requirements:  (1) the Issuing Entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Fitch, Moody’s or DBRS. for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the Depositor, any of the underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan.  For purposes of this free writing prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage Loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute “securities” for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law.  See “ERISA Considerations” in the prospectus.  A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretative uncertainties.  No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any Class of Offered Certificates by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”), to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.  See “Legal Investment” in the prospectus.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in New York and California and representing approximately 24.2% and 16.7%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature.  The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a nonjudicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.  A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”.  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.  On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Other Aspects.  Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that they be rated as follows by Moody’s Investors Service, Inc. (“Moody’s”), Fitch, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”, and collectively with Moody’s and Fitch, the “Rating Agencies”):
Class	Ratings Moody’s / Fitch / KBRA *
Class A-1	Aaa(sf) / AAA(sf) / AAA(sf)
Class A-2	Aaa(sf) / AAA(sf) / AAA(sf)
Class A-3	Aaa(sf) / AAA(sf) / AAA(sf)
Class A-AB	Aaa(sf) / AAA(sf) / AAA(sf)
Class X-A	Aaa(sf) / AAA(sf) / AAA(sf)
Class A-S	Aaa(sf) / AAA(sf) / AAA(sf)

*
Moody’s, Fitch and KBRA have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related Rating Agency’s website.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer, the 2012-GC8 Master Servicer, the 2012-GC8 Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates.  A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans or the degree to which the payments might differ from those originally contemplated.  In addition, a rating does not address the likelihood, timing or frequency of voluntary or mandatory prepayments of the related mortgage loans, the tax attributes of the certificates in question or of the related issuing entity, the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made, or the likelihood or frequency of yield maintenance charges, assumption fees, modification fees or penalty charges.  See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this free writing prospectus.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates.  The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary.  The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time.  Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies.  The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to S&P, Moody’s, Fitch, DBRS, KBRA and Morningstar.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Offered Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, a NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this free writing prospectus.  In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this free writing prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate the Offered Certificates.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.  Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, Charlotte, North Carolina.

INDEX OF SIGNIFICANT DEFINITIONS

	Page		Page
2011 Assessment	177	CGMRC Data File	154
2011 Wells CMS Assessment	184	CGMRC Mortgage Loans	92
2012‑GC8 Master Servicer	138, 281	CGMRC Securitization Database	153
2012‑GC8 Pooling and Servicing Agreement	138, 281	City Approval Reserve	71, 111
2012‑GC8 Special Servicer	138	Class	201
222 Broadway Companion Loan	137	Class A‑AB Scheduled Principal Balance	207
222 Broadway Loan	137	Class X Certificates	201
222 Broadway Mortgaged Property	137	Class X Strip Rate	205
222 Broadway Whole Loan	137	Clearstream	219
Acceptable Insurance Default	237	Clearstream Participants	221
Acquired Platform	177	Closing Date	93
Acting General Counsel’s Opinion	79	CMBS	51
Actual/360 Basis	127	Code	46, 90, 282
Administrative Fee Rate	180, 205	Collection Account	242
ADR	93	Collection Period	203
Advance Rate	240	Companion Loan	137
Advances	239	Companion Loan Holder	137
AMC	92, 145	Compensating Interest Payment	214
AMC Mortgage Loans	92	Consent Fees	188
AMF I	93, 155	Consultation Termination Event	16, 263
AMF I Data Tape	156	Control Eligible Certificates	218
Ancillary Fees	189	Control Termination Event	16, 264
Annual Debt Service	93	Controlling Class	263
Appraisal Reduction	216	Controlling Class Certificateholder	263
Appraisal Reduction Event	215	Controlling Class Purchase Option	259
Appraised Value	93	Controlling Class Representative	263
Appraised‑Out Class	217	Corrected Loan	238
Appraiser	216	CPR	226
Archetype	155	CREFC	275
Archetype Review Team	156	CREFC Reports	275
Article 122a	55	Cross Over Date	209
Assessment of Compliance	247	Crossed Group	94
Assumption Fees	189	Cut-off Date	92
Attestation Report	248	Cut-off Date Balance	92
Available Funds	202	Cut-off Date DSCR	95
Balloon Mortgage Loans	127	Cut-off Date Loan‑to‑Value Ratio	94
Bankruptcy Code	52	Cut-off Date LTV Ratio	94
Base Interest Fraction	210	DBRS	271
Beds	99	Debt Service Coverage Ratio	95
Borrower Delayed Reimbursements	189	Debt Yield on Underwritten NCF	94
B‑Piece Buyer	84	Debt Yield on Underwritten Net Cash Flow	94
CBE	230	Debt Yield on Underwritten Net Operating Income	94
Certificate Administrator	177	Debt Yield on Underwritten NOI	94
Certificate Owners	221	Defaulted Mortgage Loan	191
Certificate Principal Amount	201	Defeasance Deposit	131
Certificate Registrar	220	Defeasance Loans	130
Certificateholder	218	Defeasance Lock‑Out Period	130
Certificates	201	Defeasance Option	130
Certifying Certificateholder	222
CGMRC	92, 152

Definitive Certificate	219	GSMC Mortgage Loans	92
Depositaries	220	Hard Lockbox	95
Depositor	93, 157	Indirect Participants	220
Determination Date	203	Initial Pool Balance	92
Disclosable Special Servicer Fees	192	In‑Place Cash Management	95
Distribution Accounts	242	Intercreditor Agreement	138
Distribution Date	202	Interest Accrual Amount	204
DSCR	95	Interest Accrual Period	204
DTC	219	Interest Distribution Amount	204
DTC Participants	220	Interest Reserve Account	243
Due Date	127	Interest Shortfall	204
EEA	55	Interested Person	260
Eligible Operating Advisor	271	Interest‑Only Mortgage Loan	127
ERISA	285	Investor Certification	219
ERISA Plan	285	Investor Q&A Forum	278
EU	55	Investor Registry	279
Euroclear	219	IRS	90
Euroclear Operator	222	Issuing Entity	92
Euroclear Participants	221	Jefferies LoanCore	147
Excess Assumption Fees	188	JLC	92, 147
Excess Liquidation Proceeds Reserve Account	243	JLC Data Tape	149
Excess Modification Fees	188	JLC Financing Affiliates	147
Excess Penalty Charges	189	JLC Mortgage Loans	92, 147
Excess Prepayment Interest Shortfall	213	JLC Review Team	148
Exchange Act	146	KBRA	130, 289
Excluded Plan	287	Largest Tenant	95
Exemption	285	Largest Tenant Lease Expiration	95
FDIA	78	Lennar	185
FDIC	78, 185	Liquidation Fee	191
FDIC Safe Harbor	78	Liquidation Fee Rate	191
Final Asset Status Report	268	Liquidation Proceeds	191
First Contraction Option	120	Loan Per Unit	95
Fitch	130, 289	Lower‑Tier Distribution Account	242
Form 8‑K	146	Lower‑Tier Regular Interests	282
FSMA	9	Lower‑Tier REMIC	45, 282
Fund	185	LTV Ratio at Maturity	95
Gansevoort Park Avenue Companion Loan	137	MAI	215
Gansevoort Park Avenue Loan	137	Major Decision	261
Gansevoort Park Avenue Mortgaged Property	137	Master Servicer	182
Gansevoort Park Avenue Whole Loan	137	Master Servicer Remittance Date	239
Goldman Originators	163	Material Breach	145
Green Exchange Mortgage Loan	26, 71, 110	Material Document Defect	145
Green Exchange Mortgaged Property	110	Maturity Date Loan‑to‑Value Ratio	95
Green Exchange Subordinate Lender	110	Maturity Date LTV Ratio	95
Green Exchange Subordinate Loan	110	Miami Center Companion Loan	137
GS Bank	78	Miami Center Loan	137
GS CRE	92	Miami Center Mortgaged Property	137
GS CRE Mortgage Loan	92	Miami Center Whole Loan	137
GSCMC	92	Modeling Assumptions	226
GSCMC Mortgage Loans	92	Modification Fees	189
GSMC	92, 150	Monthly Payment	203
GSMC Data Tape	151	Moody’s	130, 289
GSMC Deal Team	150	Morningstar	183
		Mortgage	92
		Mortgage File	143
		Mortgage Loan Purchase Agreement	142

Mortgage Loan Rate	205	Public Documents	277
Mortgage Loan Schedule	234	Qualified Credit Facility	113
Mortgage Loans	92	Qualified Financial Institution	113
Mortgage Note	92	Qualified Substitute Mortgage Loan	145
Mortgage Pool	92	RAIT	92
Mortgaged Property	92	RAIT Mortgage Loans	92
Most Recent NOI	96	Rated Final Distribution Date	146
Net Cash Flow	98	Rating Agencies	130, 289
Net Mortgage Loan Rate	205	Rating Agency Confirmation	274
Non‑Recoverable Advance	240	Rating Agency Declination	274
Non‑Reduced Certificates	218	RCM	185
Non‑Serviced Companion Loan	137	Realized Loss	213
Non-Serviced Loan	137	Record Date	202
Non‑Serviced Whole Loan	137	Regular Certificates	201, 282
Notional Amount	202	Regulation AB	142
NRSRO	287	Related Group	97
Occupancy	96	Release Date	131
Occupancy Date	97	REMIC	282
Offered Certificates	201	REO Account	201
OID Regulations	283	REO Mortgage Loan	207
OLA	79	REO Property	201
Operating Advisor	180	Repurchase Price	144, 259
Operating Advisor Consulting Fee	193	Requesting Holders	217
Operating Advisor Fee	193	Requesting Party	273
Operating Advisor Fee Rate	193	Reston Commons Mortgage Loan	141
Operating Advisor Standard	267	Restricted Group	286
Operating Advisor Termination Event	269	Restricted Party	268
Original Balance	97	RevPAR	97
Originators	92, 158	Rialto	185
P&I	183	Rooms	99
P&I Advance	239	Rule 17g‑5	254
Pads	99	Rules	221
Pari Passu Indemnified Party	249	S&P	183
Participants	219	SEC	146
Pass‑Through Rate	204	Second Contraction Option	120
PCR	168, 172	Securities Act	142
Penalty Charges	189	SEL	161, 168
Pentalpha Surveillance	180	Sequential Pay Certificates	201
Percentage Interest	202	Servicer Termination Events	250
Permitted Special Servicer/Affiliate Fees	192	Servicing Fee	187
Plan	285	Servicing Fee Rate	187
PML	161, 168	Servicing Standard	236
Pooling and Servicing Agreement	93	Servicing Transfer Event	236
PPA	183	Similar Law	285
Prepayment Assumption	284	Soft Lockbox	97
Prepayment Interest Excess	213	Special Servicer	185
Prepayment Interest Shortfall	213	Special Servicing Fee	190
Prepayment Penalty Description	97	Special Servicing Fee Rate	190
Prepayment Provision	97	Specially Serviced Loan	236
Prime Rate	240	Sponsors	93, 147
Principal Distribution Amount	206	Springing Cash Management	97
Principal Shortfall	206	Springing Lockbox	97
Privileged Information	268	Stated Principal Balance	205
Privileged Information Exception	268	Terms and Conditions	222
Privileged Person	279	Third Party Report	93
Property Advances	239	TIA	254

TIA Applicability Determination	255	Underwritten Revenues	98
TIF Financing	74	Units	99
Trailing 12 NOI	96	Unscheduled Payments	206
TRIA	9	UPB	183
TRIPRA	77	Updated Appraisal	256
Trust REMIC	45	Upper‑Tier Distribution Account	242
Trust REMICs	282	Upper‑Tier REMIC	45, 282
Trustee	177	Voting Rights	218
Trustee/Certificate Administrator Fee	180	WAC Rate	205
Trustee/Certificate Administrator Fee Rate	180	Wachovia	182
U.S. Bank	177	Weighted Average Mortgage Loan Rate	99
UCC	185	Wells Fargo	182
Underwriter Entities	80	Whole Loan	137
Underwritten EGI	98	Withheld Amounts	243
Underwritten Expenses	97	Workout Fee	190
Underwritten NCF	98	Workout Fee Rate	190
Underwritten NCF DSCR	95	Workout‑Delayed Reimbursement Amount	242
Underwritten Net Cash Flow	98	YM Group A	209
Underwritten Net Operating Income	98	YM Group B	209
Underwritten NOI	98	YM Groups	209

ANNEX A

STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS

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GSMS 2012-GCJ9 Annex A

Control	Loan /		Mortgage								General	Detailed
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	Property Type	Property Type	Year Built
1	Loan	8, 9, 10, 11	GSMC	Bristol Portfolio	NAP	NAP
1.01	Property	9, 10		Bristol Plaza			200 East 65th Street	New York	New York	10065	Mixed Use	Retail/Office/Multifamily	1988
1.02	Property	12		336 East 71st Street			336 East 71st Street	New York	New York	10021	Multifamily	Mid Rise	1910
2	Loan		JLC	Pinnacle I	NAP	NAP	3400 West Olive Avenue	Burbank	California	91505	Office	General Suburban	2002
3	Loan	13, 14, 15	GSMC	Cooper Hotel Portfolio	NAP	NAP
3.01	Property	13		Hilton - Naples			5111 Tamiami Trail North	Naples	Florida	34103	Hospitality	Full Service	2000
3.02	Property	13		Hilton - Orlando / Altamonte Springs			350 Northlake Boulevard	Altamonte Springs	Florida	32701	Hospitality	Full Service	1985
3.03	Property	13		DoubleTree - Memphis			5069 Sanderlin Avenue	Memphis	Tennessee	38117	Hospitality	Full Service	1986
3.04	Property	13		Hilton Garden Inn - Detroit Airport			31800 Smith Road	Romulus	Michigan	48174	Hospitality	Limited Service	2000
3.05	Property	13		Hampton Inn and Suites - Detroit Airport			31700 Smith Road	Romulus	Michigan	48174	Hospitality	Limited Service	2010
3.06	Property	13		DoubleTree - Murfreesboro / Nashville			1850 Old Fort Parkway	Murfreesboro	Tennessee	37129	Hospitality	Full Service	1988
3.07	Property	13		Crowne Plaza - Fort Myers			13051 Bell Tower Drive	Fort Myers	Florida	33907	Hospitality	Full Service	1987
3.08	Property	13		DoubleTree - Jackson			1770 Highway 45 Bypass	Jackson	Tennessee	38305	Hospitality	Full Service	1989
3.09	Property	13		DoubleTree - Johnson City			211 Mockingbird Lane	Johnson City	Tennessee	37604	Hospitality	Full Service	1986
3.10	Property	13		DoubleTree - Oak Ridge / Knoxville			215 South Illinois Avenue	Oak Ridge	Tennessee	37830	Hospitality	Full Service	1986
3.11	Property	13		Embassy Suites - Detroit Airport			8600 Wickham Road	Romulus	Michigan	48174	Hospitality	Full Service	1989
4	Loan	16, 17	JLC	Jamaica Center	NAP	NAP	15902 Jamaica Avenue	Jamaica	New York	11432	Mixed Use	Retail/Office	2002
5	Loan	18	JLC	9201 Sunset	NAP	NAP	9201 Sunset Boulevard	West Hollywood	California	90069	Office	Medical	1963
6	Loan	13, 19	CGMRC	Gansevoort Park Avenue	NAP	NAP	420 Park Avenue South	New York	New York	10016	Hospitality	Full Service	2010
7	Loan	20, 21	CGMRC	Miami Center	NAP	NAP	201 South Biscayne Boulevard	Miami	Florida	33131	Office	CBD	1983
8	Loan	22	JLC	North Street Portfolio	NAP	NAP
8.01	Property			The Highlands			100 Lincoln Highlands Drive	Coraopolis	Pennsylvania	15108	Multifamily	Garden	1999
8.02	Property			Park Towers			3905 Tower Drive	Richton Park	Illinois	60471	Multifamily	Mid Rise	1974
9	Loan	13	CGMRC	TMI Hotel Portfolio	NAP	NAP
9.01	Property	13		Homewood Suites - Houston, TX			2424 Rogerdale Road	Houston	Texas	77042	Hospitality	Extended Stay	1998
9.02	Property	13		Residence Inn - Peoria, AZ			8435 West Paradise Lane	Peoria	Arizona	85382	Hospitality	Extended Stay	1998
9.03	Property	13		Residence Inn - Waco, TX			501 South University Parks Drive	Waco	Texas	76706	Hospitality	Extended Stay	1997
9.04	Property	13		Homewood Suites- Maumee, OH			1410 Arrowhead Road	Maumee	Ohio	43537	Hospitality	Extended Stay	1997
9.05	Property	13		Fairfield Inn - Cheyenne, WY			1415 Stillwater Avenue	Cheyenne	Wyoming	82009	Hospitality	Limited Service	1994
9.06	Property	13		Hampton Inn - Shawnee, OK			4851 North Kickapoo Avenue	Shawnee	Oklahoma	74804	Hospitality	Limited Service	1996
9.07	Property	13		Homewood Suites - Grand Rapids, MI			3920 Stahl Drive Southeast	Grand Rapids	Michigan	49546	Hospitality	Extended Stay	1997
9.08	Property	13		TownePlace Suites - Houston, TX			15155 Katy Freeway	Houston	Texas	77094	Hospitality	Extended Stay	1997
9.09	Property	13		Fairfield Inn & Suites - Racine, WI			6421 Washington Avenue	Mount Pleasant	Wisconsin	53406	Hospitality	Limited Service	1991
9.10	Property	13		Fairfield Inn - Mankato, MN			141 Apache Place	Mankato	Minnesota	56001	Hospitality	Limited Service	1997
10	Loan	13, 23, 24, 25	GSMC	222 Broadway	NAP	NAP	222 Broadway	New York	New York	10038	Office	CBD	1961
11	Loan	26	GSMC	The Point Shopping Center	NAP	NAP	4203 Union Deposit Road	Harrisburg	Pennsylvania	17111	Retail	Anchored	1970, 1999, 2001-2002
12	Loan	13, 27, 28, 29	JLC	Green Exchange	Group 1	NAP	2545 West Diversey Avenue	Chicago	Illinois	60647	Office	CBD	1913
13	Loan	13, 30, 31, 32	GSMC	Chase Tower Milwaukee	NAP	NAP	111 East Wisconsin Avenue	Milwaukee	Wisconsin	53202	Office	CBD	1961
14	Loan		JLC	Signature Place Office	NAP	NAP	3200 Northline Avenue	Greensboro	North Carolina	27408	Office	General Suburban	1975
15	Loan	33, 34, 35	GSMC	Reston Commons	NAP	NAP	11487 Sunset Hills Road	Reston	Virginia	20190	Office	General Suburban	2002
16	Loan	13	JLC	Abbott's Properties	NAP	NAP
16.01	Property			Abbott's Park			6320 Abbott’s Park Road	Fayetteville	North Carolina	28311	Multifamily	Garden/Military	2006
16.02	Property	13		Abbott's Landing			581 Abbott’s Landing Circle	Fayetteville	North Carolina	28314	Multifamily	Garden/Military	2006
17	Loan		GSMC	Hanes Commons	Group 2	NAP	1033 Hanes Mall Boulevard	Winston-Salem	North Carolina	27103	Retail	Anchored	2001
18	Loan	36	JLC	First State Plaza	NAP	NAP	1600-1800 West Newport Pike	Stanton	Delaware	19804	Retail	Anchored	1987-1993
19	Loan	37, 38, 39, 40	AMF I	Abercorn Common	NAP	NAP	8108 Abercorn Street	Savannah	Georgia	31406	Retail	Anchored	1969
20	Loan	13	CGMRC	SST Stockade Self Storage Portfolio Phase I	NAP	NAP
20.01	Property			4777 Highway 80 East			4777 Highway 80 East	Wilmington Island	Georgia	31410	Self Storage	Self Storage	1999
20.02	Property			298 Red Cedar Street			298 Red Cedar Street	Bluffton	South Carolina	29910	Self Storage	Self Storage	2008
20.03	Property	13		6195 South Kanner Highway			6195 South Kanner Highway	Stuart	Florida	34997	Self Storage	Self Storage	2006
20.04	Property	13		120 Northpoint Drive			120 Northpoint Drive	Lexington	South Carolina	29072	Self Storage	Self Storage	1998, 2003
20.05	Property	13		3015 Ricks Industrial Park Drive			3015 Ricks Industrial Park Drive	Myrtle Beach	South Carolina	29588	Self Storage	Self Storage	2001
20.06	Property	13		1990 Northwest Federal Highway			1990 Northwest Federal Highway	Stuart	Florida	34994	Self Storage	Self Storage	2002
20.07	Property	13		1060 King George Boulevard			1060 King George Boulevard	Savannah	Georgia	31419	Self Storage	Self Storage	2002
20.08	Property	13		782 King George Boulevard			782 King George Boulevard	Savannah	Georgia	31419	Self Storage	Self Storage	2001
20.09	Property	13		512 Percival Road			512 Percival Road	Columbia	South Carolina	29206	Self Storage	Self Storage	2003
20.10	Property			890 Saint Peters Church Road			890 Saint Peters Church Road	Lexington	South Carolina	29072	Self Storage	Self Storage	2010
21	Loan		JLC	Parkview Independent Living	NAP	NAP
21.01	Property			Parkview West			10914 Kingston Pike	Knoxville	Tennessee	37934	Multifamily	Senior Living	2008
21.02	Property			Parkview Fountain City			5405 Colonial Circle	Knoxville	Tennessee	37918	Multifamily	Senior Living	1999, 2004
22	Loan	41, 45	AMF I	Hurstbourne Office Portfolio	NAP	NAP
22.01	Property	41, 42, 44		Neustar Building			1650 Lyndon Farm Court	Louisville	Kentucky	40223	Office	General Suburban	1997
22.02	Property			Columns of Hurstbourne Green			1661 Lyndon Farm Court	Louisville	Kentucky	40223	Office	General Suburban	2001
22.03	Property	43		Plainview Place			10180 Linn Station Road	Louisville	Kentucky	40223	Office	General Suburban	1980
23	Loan	46	JLC	Barrett Summit	NAP	NAP	1990 Vaughn Road Northwest	Kennesaw	Georgia	30144	Office	General Suburban	2000, 2003
24	Loan	47, 48	AMF I	Pangea 3 Multifamily Portfolio	NAP	NAP
24.01	Property			7801-7813 South Essex Avenue			7801-7813 South Essex Avenue	Chicago	Illinois	60649	Multifamily	Mid Rise	1925
24.02	Property			7800-7806 South Essex Avenue			7800-7806 South Essex Avenue	Chicago	Illinois	60649	Multifamily	Garden	1928
24.03	Property			8148-8156 South Ingleside Avenue			8148-8156 South Ingleside Avenue	Chicago	Illinois	60619	Multifamily	Garden	1926
24.04	Property			7800-7810 South Kingston Avenue			7800-7810 South Kingston Avenue	Chicago	Illinois	60649	Multifamily	Garden	1924
24.05	Property			7801-7811 South Kingston Avenue			7801-7811 South Kingston Avenue	Chicago	Illinois	60649	Multifamily	Garden	1923
24.06	Property			6000 South Prairie Avenue			6000 South Prairie Avenue	Chicago	Illinois	60637	Multifamily	Garden	1908
24.07	Property			8236 South Maryland Avenue			8236 South Maryland Avenue	Chicago	Illinois	60619	Multifamily	Mid Rise	1928
24.08	Property			8051 South Ingleside Avenue			8051 South Ingleside Avenue	Chicago	Illinois	60619	Multifamily	Garden	1927
24.09	Property			8241-8249 South Ellis Avenue			8241-8249 South Ellis Avenue	Chicago	Illinois	60619	Multifamily	Garden	1926
24.10	Property			9244 South Saginaw Avenue			9244 South Saginaw Avenue	Chicago	Illinois	60617	Multifamily	Garden	1930
24.11	Property			4853-4859 South Prairie Avenue			4853-4859 South Prairie Avenue	Chicago	Illinois	60615	Multifamily	Garden	1903
24.12	Property			8200-8204 South Ingleside Avenue			8200-8204 South Ingleside Avenue	Chicago	Illinois	60619	Multifamily	Garden	1928
24.13	Property			7348 South Dr. Martin Luther King Drive			7348 South Dr. Martin Luther King Drive	Chicago	Illinois	60619	Multifamily	Garden	1919
24.14	Property			7801 South Saginaw Avenue			7801 South Saginaw Avenue	Chicago	Illinois	60649	Multifamily	Garden	1929
24.15	Property			7941 South Marquette Avenue			7941 South Marquette Avenue	Chicago	Illinois	60617	Multifamily	Mid Rise	1927
24.16	Property			8000-8004 South Drexel Avenue			8000-8004 South Drexel Avenue	Chicago	Illinois	60619	Multifamily	Mid Rise	1927
24.17	Property			8231-8237 South Ellis Avenue			8231-8237 South Ellis Avenue	Chicago	Illinois	60619	Multifamily	Garden	1964
24.18	Property			8155 South Maryland Avenue			8155 South Maryland Avenue	Chicago	Illinois	60619	Multifamily	Garden	1924
24.19	Property			8255 South Maryland Avenue			8255 South Maryland Avenue	Chicago	Illinois	60619	Multifamily	Garden	1947
24.20	Property			7914-7916 South Kingston Avenue			7914-7916 South Kingston Avenue	Chicago	Illinois	60617	Multifamily	Garden	1929
24.21	Property			8514 South Crandon Avenue			8514 South Crandon Avenue	Chicago	Illinois	60617	Multifamily	Garden	1925
25	Loan		JLC	Bakersfield Multifamily Portfolio	NAP	NAP
25.01	Property			Autumn Glen			4025-4407 & 4100-4412 McCray Street	Bakersfield	California	93308	Multifamily	Garden	1972
25.02	Property			Serena Vista			1000 Pacheco Road	Bakersfield	California	93307	Multifamily	Garden	1971
26	Loan	49	AMF I	Glen Hill North	Group 3	NAP	800 Roosevelt Road	Glen Ellyn	Illinois	60137	Office	General Suburban	1968, 1978, 1981, 1983
27	Loan	13, 50, 51	JLC	The Village Shoppes of Madison	NAP	NAP	12050-12120 County Line Road	Madison	Alabama	35756	Retail	Anchored	2008
28	Loan	52	GSMC	Central Plaza	NAP	NAP	6205 Slide Road	Lubbock	Texas	79414	Retail	Power Center / Big Box	1979-1980, 1999-2000
29	Loan	53	JLC	Mansell Commons	NAP	NAP	993-1011 Mansell Road	Roswell	Georgia	30076	Mixed Use	Warehouse/Office/Retail	1984, 1987
30	Loan		AMF I	Battle Creek Multifamily Portfolio	NAP	NAP
30.01	Property			Wyndtree Apartments			10 Wyndtree Drive	Springfield	Michigan	49037	Multifamily	Garden	1955, 2000-2001
30.02	Property			Forest Hills Apartments			907 Capital Avenue Southwest	Battle Creek	Michigan	49015	Multifamily	Garden	1965
30.03	Property			Tree Top Apartments			120 Riverside Drive	Battle Creek	Michigan	49015	Multifamily	Garden	1996
31	Loan	54	CGMRC	Lehigh Student Housing Portfolio	NAP	NAP	Various	Bethlehem	Pennsylvania	18015	Multifamily	Student Housing	Various
32	Loan		JLC	San Antonio Self Storage Portfolio	NAP	NAP
32.01	Property			1st American Storage (San Antonio)			25300 and 28730 Interstate Highway 10 West	San Antonio	Texas	78257	Self Storage	Self Storage	1983-2005
32.02	Property			1st American Storage (Floresville)			512 10th Street	Floresville	Texas	78114	Self Storage	Self Storage	1983-2006
33	Loan		GSMC	Kinderton Place	Group 2	NAP	258 NC Highway 801 North	Bermuda Run	North Carolina	27006	Retail	Anchored	2002
34	Loan	55	CGMRC	1300 Woodfield	NAP	NAP	1300 East Woodfield Road	Schaumburg	Illinois	60173	Office	General Suburban	1988
35	Loan	13	CGMRC	Residence Inn - Florence, SC	Group 6	NAP	2660 Hospitality Boulevard	Florence	South Carolina	29501	Hospitality	Limited Service	2009
36	Loan	56, 57	AMF I	Paramus Medical Plaza	Group 4	NAP	30 West Century Road	Paramus	New Jersey	07652	Office	Medical	1979
37	Loan	58, 59	AMF I	40 Hart Street	Group 4	NAP	40 Hart Street	New Britain	Connecticut	06052	Office	Medical	1966, 1975, 1983, 1991
38	Loan		AMF I	Park Place MHP	NAP	NAP	306 South Recker Road	Mesa	Arizona	85206	Manufactured Housing	Manufactured Housing	1959, 1979
39	Loan		CGMRC	Pinewood MHC	NAP	NAP	22831 Pinewood Place Drive	Tomball	Texas	77375	Manufactured Housing	Manufactured Housing	1984
40	Loan	60	AMF I	Crossroads Executive Center	Group 3	NAP	3601 Algonquin Road	Rolling Meadows	Illinois	60008	Office	General Suburban	1972
41	Loan	61, 62, 63	AMF I	Calabasas Gardens	NAP	NAP	4764, 4766 & 4768 Park Granada	Calabasas	California	91302	Office	General Suburban	1979
42	Loan		CGMRC	Bradley Court Apartments	NAP	NAP	277-287 Elm Street	Windsor Locks	Connecticut	06096	Multifamily	Garden	1967
43	Loan	13, 64	GSMC	Residence Inn - Albany Airport	Group 5	NAP	1 Residence Inn Drive	Latham	New York	12110	Hospitality	Extended Stay	1989
44	Loan	65	GSMC	Residence Inn - Buffalo	Group 5	NAP	100 Maple Road	Buffalo	New York	14221	Hospitality	Extended Stay	1986
45	Loan	13, 66	GSMC	TownePlace Suites - Huntington	NAP	NAP	157 Kinetic Drive	Huntington	West Virginia	25701	Hospitality	Extended Stay	2009
46	Loan		CGMRC	Southern Highlands Self Storage	NAP	NAP	11330 Dean Martin Drive	Las Vegas	Nevada	89141	Self Storage	Self Storage	2005
47	Loan	13, 67	JLC	Holiday Inn Express Hotel & Suites Lancaster - Lititz	NAP	NAP	101 Crosswinds Drive	Lititz	Pennsylvania	17543	Hospitality	Limited Service	2005
48	Loan		CGMRC	Expressway Plaza	NAP	NAP	1500 and 1600 Lowe's Boulevard	Killeen	Texas	76542	Retail	Shadow Anchored	2000, 2006
49	Loan	68, 69, 70	AMF I	Pedro Point Shopping Center	NAP	NAP	5550-5560 Coast Highway	Pacifica	California	94044	Retail	Anchored	1961
50	Loan	13	CGMRC	Park Place at Heathrow	NAP	NAP	1541 International Parkway	Lake Mary	Florida	32746	Retail	Unanchored	2003
51	Loan		JLC	A-1 Personal Self Storage Portfolio	NAP	NAP
51.01	Property			A-1 Star Road (Wake Forest)			10880 Star Road	Wake Forest	North Carolina	27587	Self Storage	Self Storage	2005
51.02	Property			A-1 Durant II			10104 Durant Road	Raleigh	North Carolina	27614	Self Storage	Self Storage	2008
52	Loan		JLC	Woodridge Plaza	NAP	NAP	2401-2501 75th Street and 7520-7546 Janes Avenue	Woodridge	Illinois	60517	Retail	Unanchored	1965
53	Loan		CGMRC	Royal Glen Apartments	NAP	NAP	4306 Royal Glen Drive Northeast	Comstock Park	Michigan	49321	Multifamily	Garden	1987
54	Loan	71	AMF I	Milford Mill Shopping Center	NAP	NAP	8053 Liberty Road	Windsor Mill	Maryland	21244	Retail	Anchored	1965
55	Loan		CGMRC	Chelsea Park	NAP	NAP	25900 Chelsea Park Drive	Taylor	Michigan	48180	Multifamily	Garden	2002
56	Loan	13	CGMRC	Springhill Suites - Florence, SC	Group 6	NAP	2670 Hospitality Boulevard	Florence	South Carolina	29501	Hospitality	Limited Service	2003
57	Loan	72, 73	AMF I	Berkley Hills Apartments	NAP	NAP	300 Berkley Drive	Madison	Tennessee	37115	Multifamily	Garden	1969
58	Loan	74	AMF I	Self Storage of America	NAP	NAP	7339 East Washington Street	Indianapolis	Indiana	46219	Self Storage	Self Storage	1993
59	Loan		CGMRC	Storage Pro - Southfield	NAP	NAP	28117 Telegraph Road	Southfield	Michigan	48034	Self Storage	Self Storage	1993
60	Loan	13	CGMRC	800-805 Peachtree Street	NAP	NAP	800 & 805 Peachtree Street Northeast	Atlanta	Georgia	30308	Retail	Unanchored	1946
61	Loan		CGMRC	Village at Whitehall	NAP	NAP	8943 South Tyron Street	Charlotte	North Carolina	28273	Retail	Unanchored	2003
62	Loan	75	JLC	Tribune Press Building	NAP	NAP	1205 Franklin Street	Oakland	California	94612	Mixed Use	Self Storage/Retail/Office	1912
63	Loan		CGMRC	Barry Plaza	Group 1	NAP	3019-3059 North Pulaski Road	Chicago	Illinois	60641	Retail	Unanchored	1987
64	Loan	13	CGMRC	Phoenix Realty Portfolio	NAP	NAP
64.01	Property	13		Fresenius			13648 Olivia Way	Fishers	Indiana	46037	Office	Medical	2012
64.02	Property			Family Dollar - New Port Richey			8080 Moon Lake Road	New Port Richey	Florida	34654	Retail	Single Tenant Retail	2012
64.03	Property			Family Dollar - Hudson			12021 State Road 52	Hudson	Florida	34669	Retail	Single Tenant Retail	2011
65	Loan		CGMRC	SpaceSavers Storage-Tampa	NAP	NAP	14529 Bruce B Downs Boulevard	Tampa	Florida	33613	Self Storage	Self Storage	1999
66	Loan		CGMRC	Shoppes at Columbine	NAP	NAP	5950 South Platte Canyon Road	Littleton	Colorado	80123	Retail	Unanchored	1981
67	Loan	13	CGMRC	4 Seasons Self Storage	NAP	NAP	1622 Lee Road	Lithia Springs	Georgia	30122	Self Storage	Self Storage	2007-2008
68	Loan	13	CGMRC	Sumter Crossing SC	NAP	NAP	500 West Gulf Atlantic Highway	Wildwood	Florida	34785	Retail	Anchored	2001
69	Loan		CGMRC	Orchard Grove Apartments	NAP	NAP	5190 Orchard End	Groveport	Ohio	43125	Multifamily	Garden	1972-1974
70	Loan	13	CGMRC	Robin MHC	NAP	NAP	3218 State Route 82	Mantua	Ohio	44255	Manufactured Housing	Manufactured Housing	1970
71	Loan		CGMRC	CVS - Tavares, FL	Group 7	NAP	550 West Burleigh Boulevard	Tavares	Florida	32778	Retail	Single Tenant Retail	2001
72	Loan	76	CGMRC	CVS - Inverness, FL	Group 7	NAP	602 West Main Street	Inverness	Florida	34450	Retail	Single Tenant Retail	1998
73	Loan		CGMRC	Wilmor Estates MHC	NAP	NAP	1111 Richard Drive	Summerville	South Carolina	29483	Manufactured Housing	Manufactured Housing	1971
74	Loan		CGMRC	Mill Creek Apartments	NAP	NAP	303 Smith Street	Clio	Michigan	48420	Multifamily	Garden	1973

GSMS 2012-GCJ9 Annex A

												Allocated Cut-off						Monthly	Annual		Interest
Control	Loan /		Mortgage			Units, Pads,	Unit	Loan Per	Ownership	Original	Cut-off Date	Date Balance	% of Initial	Balloon	Mortgage	Administrative	Net Mortgage	Debt	Debt		Accrual
Number	Property Flag	Footnotes	Loan Seller	Property Name	Year Renovated	Rooms, Sq Ft	Description	Unit ($)	Interest	Balance ($)	Balance ($)	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Loan Rate (%)	Service ($) (2)	Service ($)	Amortization Type	Method	Seasoning
1	Loan	8, 9, 10, 11	GSMC	Bristol Portfolio		Various	Units / SF	506.15		140,000,000	140,000,000	140,000,000	10.1%	140,000,000	4.94250%	0.02244%	4.92006%	584,633.68	7,015,604.16	Interest Only	Actual/360	2
1.01	Property	9, 10		Bristol Plaza	2002-2003, 2012	45 (Multifamily Unfurnished), 128 (Multifamily Furnished), 102,530 (Retail and Office), 33,278 (Garage)	Units / SF		Fee Simple			137,691,640
1.02	Property	12		336 East 71st Street	2012	30	Units		Fee Simple			2,308,360
2	Loan		JLC	Pinnacle I	NAP	393,411	SF	327.90	Fee Simple	129,000,000	129,000,000	129,000,000	9.3%	116,976,938	3.95400%	0.02244%	3.93156%	612,449.62	7,349,395.44	Interest Only, Then Amortizing	Actual/360	0
3	Loan	13, 14, 15	GSMC	Cooper Hotel Portfolio		2,128	Rooms	44,760.34		95,250,000	95,250,000	95,250,000	6.9%	85,797,242	5.7620997%	0.02244%	5.7396597%	599,920.51	7,199,046.12	Amortizing	Actual/360	0
3.01	Property	13		Hilton - Naples	2007-2009	199	Rooms		Fee Simple			16,355,000
3.02	Property	13		Hilton - Orlando / Altamonte Springs	2008-2010	311	Rooms		Fee Simple			11,663,000
3.03	Property	13		DoubleTree - Memphis	2009	266	Rooms		Fee Simple			10,122,000
3.04	Property	13		Hilton Garden Inn - Detroit Airport	NAP	165	Rooms		Fee Simple			10,054,000
3.05	Property	13		Hampton Inn and Suites - Detroit Airport	NAP	126	Rooms		Fee Simple			8,044,000
3.06	Property	13		DoubleTree - Murfreesboro / Nashville	2008	168	Rooms		Fee Simple			7,574,000
3.07	Property	13		Crowne Plaza - Fort Myers	2005, 2006	225	Rooms		Fee Simple			6,837,000
3.08	Property	13		DoubleTree - Jackson	2009	166	Rooms		Fee Simple			6,435,000
3.09	Property	13		DoubleTree - Johnson City	2007	184	Rooms		Fee Simple			6,368,000
3.10	Property	13		DoubleTree - Oak Ridge / Knoxville	2007	167	Rooms		Fee Simple			6,100,000
3.11	Property	13		Embassy Suites - Detroit Airport	2007	151	Rooms		Fee Simple			5,698,000
4	Loan	16, 17	JLC	Jamaica Center	NAP	215,806	SF	375.34	Leasehold	81,000,000	81,000,000	81,000,000	5.8%	64,955,812	4.27000%	0.02244%	4.24756%	399,420.28	4,793,043.36	Amortizing	Actual/360	0
5	Loan	18	JLC	9201 Sunset	2003, 2005	168,923	SF	414.39	Fee Simple	70,000,000	70,000,000	70,000,000	5.0%	70,000,000	3.95000%	0.02244%	3.92756%	233,616.90	2,803,402.80	Interest Only	Actual/360	0
6	Loan	13, 19	CGMRC	Gansevoort Park Avenue	NAP	249	Rooms	562,249.00	Fee Simple	65,000,000	65,000,000	65,000,000	4.7%	56,273,070	5.02000%	0.03244%	4.98756%	349,728.99	4,196,747.88	Interest Only, Then Amortizing	Actual/360	5
7	Loan	20, 21	CGMRC	Miami Center	NAP	786,836	SF	218.30	Fee Simple	57,500,000	57,256,493	57,256,493	4.1%	47,564,893	5.19000%	0.03244%	5.15756%	315,383.64	3,784,603.68	Amortizing	Actual/360	4
8	Loan	22	JLC	North Street Portfolio		538	Units	94,710.20		51,000,000	50,954,089	50,954,089	3.7%	42,833,662	5.68000%	0.02244%	5.65756%	295,358.15	3,544,297.80	Amortizing	Actual/360	1
8.01	Property			The Highlands	NAP	268	Units		Both Fee/Leasehold			29,342,899
8.02	Property			Park Towers	2012	270	Units		Fee Simple			21,611,190
9	Loan	13	CGMRC	TMI Hotel Portfolio		766	Rooms	61,784.06		47,400,000	47,326,591	47,326,591	3.4%	42,149,380	4.97000%	0.02244%	4.94756%	276,267.82	3,315,213.84	Amortizing	Actual/360	1
9.01	Property	13		Homewood Suites - Houston, TX	NAP	96	Rooms		Fee Simple			7,393,532
9.02	Property	13		Residence Inn - Peoria, AZ	NAP	90	Rooms		Fee Simple			5,935,793
9.03	Property	13		Residence Inn - Waco, TX	NAP	78	Rooms		Fee Simple			5,306,769
9.04	Property	13		Homewood Suites- Maumee, OH	2010	78	Rooms		Fee Simple			5,161,993
9.05	Property	13		Fairfield Inn - Cheyenne, WY	2004	62	Rooms		Fee Simple			4,937,342
9.06	Property	13		Hampton Inn - Shawnee, OK	2008	63	Rooms		Fee Simple			4,522,984
9.07	Property	13		Homewood Suites - Grand Rapids, MI	2010	78	Rooms		Fee Simple			4,298,333
9.08	Property	13		TownePlace Suites - Houston, TX	NAP	94	Rooms		Fee Simple			4,143,573
9.09	Property	13		Fairfield Inn & Suites - Racine, WI	NAP	63	Rooms		Fee Simple			3,564,471
9.10	Property	13		Fairfield Inn - Mankato, MN	2010	64	Rooms		Fee Simple			2,061,802
10	Loan	13, 23, 24, 25	GSMC	222 Broadway	2008-2011	776,448	SF	173.87	Fee Simple	35,000,000	35,000,000	35,000,000	2.5%	35,000,000	4.89900%	0.03244%	4.86656%	144,872.05	1,738,464.60	Interest Only	Actual/360	5
11	Loan	26	GSMC	The Point Shopping Center	2011	268,037	SF	111.92	Fee Simple	30,000,000	30,000,000	30,000,000	2.2%	24,233,176	4.47900%	0.02244%	4.45656%	151,631.49	1,819,577.88	Amortizing	Actual/360	0
12	Loan	13, 27, 28, 29	JLC	Green Exchange	2011	228,043	SF	116.21	Fee Simple	26,500,000	26,500,000	26,500,000	1.9%	21,603,736	4.75000%	0.02244%	4.72756%	138,236.54	1,658,838.48	Amortizing	Actual/360	0
13	Loan	13, 30, 31, 32	GSMC	Chase Tower Milwaukee	2000, 2002, 2004-2006, 2010-2012	481,801	SF	52.93	Both Fee/Leasehold	25,500,000	25,500,000	25,500,000	1.8%	20,586,855	4.46300%	0.02244%	4.44056%	128,644.75	1,543,737.00	Amortizing	Actual/360	0
14	Loan		JLC	Signature Place Office	1998	299,897	SF	83.29	Fee Simple	25,000,000	24,979,279	24,979,279	1.8%	21,198,881	6.00000%	0.02244%	5.97756%	149,887.63	1,798,651.56	Amortizing	Actual/360	1
15	Loan	33, 34, 35	GSMC	Reston Commons	2012-2013	133,806	SF	169.65	Fee Simple	22,700,000	22,700,000	22,700,000	1.6%	20,708,153	4.31000%	0.05244%	4.25756%	112,469.15	1,349,629.80	Interest Only, Then Amortizing	Actual/360	1
16	Loan	13	JLC	Abbott's Properties		356	Units	56,827.11		20,250,000	20,230,453	20,230,453	1.5%	16,861,104	5.40000%	0.02244%	5.37756%	113,709.99	1,364,519.88	Amortizing	Actual/360	1
16.01	Property			Abbott's Park	NAP	232	Units		Fee Simple			13,447,182
16.02	Property	13		Abbott's Landing	NAP	124	Units		Fee Simple			6,783,271
17	Loan		GSMC	Hanes Commons	NAP	152,503	SF	129.83	Fee Simple	19,800,000	19,800,000	19,800,000	1.4%	16,866,312	4.40200%	0.02244%	4.37956%	99,174.05	1,190,088.60	Interest Only, Then Amortizing	Actual/360	1
18	Loan	36	JLC	First State Plaza	NAP	160,673	SF	121.09	Fee Simple	19,500,000	19,456,146	19,456,146	1.4%	16,867,204	6.70000%	0.02244%	6.67756%	125,829.21	1,509,950.52	Amortizing	Actual/360	3
19	Loan	37, 38, 39, 40	AMF I	Abercorn Common	2005-2006	185,244	SF	102.57	Both Fee/Leasehold	19,000,000	19,000,000	19,000,000	1.4%	15,898,302	4.70000%	0.02244%	4.67756%	98,541.18	1,182,494.16	Interest Only, Then Amortizing	Actual/360	0
20	Loan	13	CGMRC	SST Stockade Self Storage Portfolio Phase I		549,598	SF	33.12		18,200,000	18,200,000	18,200,000	1.3%	15,585,755	4.60000%	0.04244%	4.55756%	93,301.28	1,119,615.36	Interest Only, Then Amortizing	Actual/360	1
20.01	Property			4777 Highway 80 East	NAP	69,355	SF		Fee Simple			4,330,000
20.02	Property			298 Red Cedar Street	NAP	68,390	SF		Fee Simple			2,500,000
20.03	Property	13		6195 South Kanner Highway	NAP	45,400	SF		Fee Simple			2,085,000
20.04	Property	13		120 Northpoint Drive	NAP	76,850	SF		Fee Simple			1,875,000
20.05	Property	13		3015 Ricks Industrial Park Drive	NAP	57,051	SF		Fee Simple			1,500,000
20.06	Property	13		1990 Northwest Federal Highway	NAP	30,735	SF		Fee Simple			1,425,000
20.07	Property	13		1060 King George Boulevard	NAP	68,440	SF		Fee Simple			1,400,000
20.08	Property	13		782 King George Boulevard	NAP	43,776	SF		Fee Simple			1,250,000
20.09	Property	13		512 Percival Road	NAP	59,676	SF		Fee Simple			935,000
20.10	Property			890 Saint Peters Church Road	NAP	29,925	SF		Fee Simple			900,000
21	Loan		JLC	Parkview Independent Living		152	Units	118,316.33		18,000,000	17,984,082	17,984,082	1.3%	15,149,874	5.75000%	0.02244%	5.72756%	105,043.11	1,260,517.32	Amortizing	Actual/360	1
21.01	Property			Parkview West	NAP	84	Units		Fee Simple			11,811,945
21.02	Property			Parkview Fountain City	NAP	68	Units		Fee Simple			6,172,137
22	Loan	41, 45	AMF I	Hurstbourne Office Portfolio		173,391	SF	95.16		16,500,000	16,500,000	16,500,000	1.2%	13,463,077	4.77600%	0.02244%	4.75356%	86,330.58	1,035,966.96	Amortizing	Actual/360	0
22.01	Property	41, 42, 44		Neustar Building	2009	68,611	SF		Fee Simple			6,250,000
22.02	Property			Columns of Hurstbourne Green	NAP	38,959	SF		Fee Simple			5,800,000
22.03	Property	43		Plainview Place	2012	65,821	SF		Fee Simple			4,450,000
23	Loan	46	JLC	Barrett Summit	NAP	179,742	SF	88.81	Fee Simple	16,000,000	15,963,690	15,963,690	1.1%	13,152,212	5.00000%	0.02244%	4.97756%	85,891.46	1,030,697.52	Amortizing	Actual/360	2
24	Loan	47, 48	AMF I	Pangea 3 Multifamily Portfolio		454	Units	33,700.44		15,300,000	15,300,000	15,300,000	1.1%	12,510,553	4.84000%	0.02244%	4.81756%	80,644.14	967,729.68	Amortizing	Actual/360	0
24.01	Property			7801-7813 South Essex Avenue	2011	36	Units		Fee Simple			1,152,542
24.02	Property			7800-7806 South Essex Avenue	2011	36	Units		Fee Simple			1,152,542
24.03	Property			8148-8156 South Ingleside Avenue	2011	27	Units		Fee Simple			1,008,475
24.04	Property			7800-7810 South Kingston Avenue	2011	27	Units		Fee Simple			979,661
24.05	Property			7801-7811 South Kingston Avenue	2011	27	Units		Fee Simple			950,847
24.06	Property			6000 South Prairie Avenue	2011	24	Units		Fee Simple			922,034
24.07	Property			8236 South Maryland Avenue	2011	26	Units		Fee Simple			893,220
24.08	Property			8051 South Ingleside Avenue	2011	25	Units		Fee Simple			806,780
24.09	Property			8241-8249 South Ellis Avenue	2011	24	Units		Fee Simple			777,966
24.10	Property			9244 South Saginaw Avenue	2011	22	Units		Fee Simple			777,966
24.11	Property			4853-4859 South Prairie Avenue	2011	18	Units		Fee Simple			691,525
24.12	Property			8200-8204 South Ingleside Avenue	2011	19	Units		Fee Simple			662,712
24.13	Property			7348 South Dr. Martin Luther King Drive	2011	20	Units		Fee Simple			633,898
24.14	Property			7801 South Saginaw Avenue	2011	18	Units		Fee Simple			633,898
24.15	Property			7941 South Marquette Avenue	2011	24	Units		Fee Simple			605,085
24.16	Property			8000-8004 South Drexel Avenue	2011	19	Units		Fee Simple			605,085
24.17	Property			8231-8237 South Ellis Avenue	2011	14	Units		Fee Simple			518,644
24.18	Property			8155 South Maryland Avenue	2011	15	Units		Fee Simple			489,831
24.19	Property			8255 South Maryland Avenue	2011	12	Units		Fee Simple			374,576
24.20	Property			7914-7916 South Kingston Avenue	2011	12	Units		Fee Simple			374,576
24.21	Property			8514 South Crandon Avenue	2011	9	Units		Fee Simple			288,136
25	Loan		JLC	Bakersfield Multifamily Portfolio		250	Units	57,795.23		14,500,000	14,448,808	14,448,808	1.0%	13,559,630	5.97400%	0.02244%	5.95156%	86,692.59	1,040,311.08	Amortizing	Actual/360	4
25.01	Property			Autumn Glen	NAP	120	Units		Fee Simple			7,971,756
25.02	Property			Serena Vista	2012	130	Units		Fee Simple			6,477,052
26	Loan	49	AMF I	Glen Hill North	NAP	257,724	SF	55.10	Fee Simple	14,200,000	14,200,000	14,200,000	1.0%	11,626,097	4.87900%	0.07244%	4.80656%	75,182.05	902,184.60	Amortizing	Actual/360	0
27	Loan	13, 50, 51	JLC	The Village Shoppes of Madison	NAP	143,632	SF	97.37	Fee Simple	14,000,000	13,984,806	13,984,806	1.0%	11,474,965	4.91000%	0.02244%	4.88756%	74,386.86	892,642.32	Amortizing	Actual/360	1
28	Loan	52	GSMC	Central Plaza	NAP	151,351	SF	81.12	Fee Simple	12,278,250	12,278,250	12,278,250	0.9%	10,819,970	4.79150%	0.02244%	4.76906%	64,356.66	772,279.92	Interest Only, Then Amortizing	Actual/360	1
29	Loan	53	JLC	Mansell Commons	NAP	222,913	SF	52.27	Fee Simple	11,700,000	11,651,784	11,651,784	0.8%	11,001,711	6.40000%	0.02244%	6.37756%	73,184.19	878,210.28	Amortizing	Actual/360	5
30	Loan		AMF I	Battle Creek Multifamily Portfolio		396	Units	29,040.40		11,500,000	11,500,000	11,500,000	0.8%	8,483,073	4.64000%	0.06244%	4.57756%	64,838.00	778,056.00	Amortizing	Actual/360	0
30.01	Property			Wyndtree Apartments	NAP	160	Units		Fee Simple			6,250,000
30.02	Property			Forest Hills Apartments	NAP	136	Units		Fee Simple			3,750,000
30.03	Property			Tree Top Apartments	NAP	100	Units		Fee Simple			1,500,000
31	Loan	54	CGMRC	Lehigh Student Housing Portfolio	NAP	391	Beds	25,319.69	Fee Simple	9,900,000	9,900,000	9,900,000	0.7%	7,478,910	5.00000%	0.02244%	4.97756%	57,874.41	694,492.92	Interest Only, Then Amortizing	Actual/360	3
32	Loan		JLC	San Antonio Self Storage Portfolio		259,910	SF	37.13		9,650,000	9,650,000	9,650,000	0.7%	7,325,550	5.43000%	0.02244%	5.40756%	58,856.72	706,280.64	Amortizing	Actual/360	0
32.01	Property			1st American Storage (San Antonio)	NAP	203,713	SF		Fee Simple			7,222,066
32.02	Property			1st American Storage (Floresville)	NAP	56,197	SF		Fee Simple			2,427,934
33	Loan		GSMC	Kinderton Place	NAP	69,918	SF	123.00	Fee Simple	8,600,000	8,600,000	8,600,000	0.6%	6,959,488	4.53200%	0.02244%	4.50956%	43,738.61	524,863.32	Amortizing	Actual/360	0
34	Loan	55	CGMRC	1300 Woodfield	2010	133,949	SF	64.13	Fee Simple	8,600,000	8,590,645	8,590,645	0.6%	7,046,584	4.90000%	0.02244%	4.87756%	45,642.50	547,710.00	Amortizing	Actual/360	1
35	Loan	13	CGMRC	Residence Inn - Florence, SC	NAP	94	Rooms	88,003.51	Fee Simple	8,300,000	8,272,330	8,272,330	0.6%	6,159,248	4.80000%	0.06244%	4.73756%	47,558.75	570,705.00	Amortizing	Actual/360	2
36	Loan	56, 57	AMF I	Paramus Medical Plaza	1999	33,746	SF	244.47	Fee Simple	8,250,000	8,250,000	8,250,000	0.6%	6,771,509	4.95500%	0.02244%	4.93256%	44,061.17	528,734.04	Amortizing	Actual/360	0
37	Loan	58, 59	AMF I	40 Hart Street	NAP	54,072	SF	152.57	Fee Simple	8,250,000	8,250,000	8,250,000	0.6%	6,754,822	4.88000%	0.02244%	4.85756%	43,684.72	524,216.64	Amortizing	Actual/360	0
38	Loan		AMF I	Park Place MHP	1986	460	Pads	17,391.30	Fee Simple	8,000,000	8,000,000	8,000,000	0.6%	6,466,847	4.50000%	0.05244%	4.44756%	40,534.82	486,417.84	Amortizing	Actual/360	0
39	Loan		CGMRC	Pinewood MHC	1997	352	Pads	22,173.17	Fee Simple	7,830,000	7,804,955	7,804,955	0.6%	6,478,621	5.20000%	0.02244%	5.17756%	42,995.38	515,944.56	Amortizing	Actual/360	3
40	Loan	60	AMF I	Crossroads Executive Center	NAP	142,853	SF	54.60	Fee Simple	7,800,000	7,800,000	7,800,000	0.6%	6,386,166	4.87900%	0.07244%	4.80656%	41,297.18	495,566.16	Amortizing	Actual/360	0
41	Loan	61, 62, 63	AMF I	Calabasas Gardens	2006-2007	41,211	SF	189.06	Fee Simple	7,800,000	7,791,396	7,791,396	0.6%	6,378,413	4.84000%	0.02244%	4.81756%	41,112.70	493,352.40	Amortizing	Actual/360	1
42	Loan		CGMRC	Bradley Court Apartments	NAP	146	Units	53,289.82	Fee Simple	7,800,000	7,780,313	7,780,313	0.6%	6,300,943	4.48000%	0.02244%	4.45756%	39,428.82	473,145.84	Amortizing	Actual/360	2
43	Loan	13, 64	GSMC	Residence Inn - Albany Airport	2010-2012	112	Rooms	67,857.14	Fee Simple	7,600,000	7,600,000	7,600,000	0.5%	4,807,643	5.10000%	0.02244%	5.07756%	50,577.43	606,929.16	Amortizing	Actual/360	0
44	Loan	65	GSMC	Residence Inn - Buffalo	2011-2012	112	Rooms	66,071.43	Fee Simple	7,400,000	7,400,000	7,400,000	0.5%	4,681,127	5.10000%	0.02244%	5.07756%	49,246.44	590,957.28	Amortizing	Actual/360	0
45	Loan	13, 66	GSMC	TownePlace Suites - Huntington	NAP	86	Rooms	81,132.27	Fee Simple	7,000,000	6,977,375	6,977,375	0.5%	5,230,904	4.99000%	0.02244%	4.96756%	40,880.53	490,566.36	Amortizing	Actual/360	2
46	Loan		CGMRC	Southern Highlands Self Storage	NAP	109,335	SF	58.99	Fee Simple	6,450,000	6,450,000	6,450,000	0.5%	5,897,272	4.45000%	0.02244%	4.42756%	32,489.86	389,878.32	Amortizing	Actual/360	0
47	Loan	13, 67	JLC	Holiday Inn Express Hotel & Suites Lancaster - Lititz	2007	90	Rooms	68,888.89	Fee Simple	6,200,000	6,200,000	6,200,000	0.4%	3,896,700	4.94000%	0.02244%	4.91756%	40,712.03	488,544.36	Amortizing	Actual/360	0
48	Loan		CGMRC	Expressway Plaza	NAP	78,764	SF	78.45	Fee Simple	6,200,000	6,178,994	6,178,994	0.4%	4,583,837	4.70000%	0.06244%	4.63756%	35,169.21	422,030.52	Amortizing	Actual/360	2
49	Loan	68, 69, 70	AMF I	Pedro Point Shopping Center	2009	20,295	SF	295.64	Fee Simple	6,000,000	6,000,000	6,000,000	0.4%	4,907,726	4.85000%	0.05244%	4.79756%	31,661.51	379,938.12	Amortizing	Actual/360	0
50	Loan	13	CGMRC	Park Place at Heathrow	NAP	36,067	SF	155.09	Fee Simple	5,600,000	5,593,621	5,593,621	0.4%	4,557,994	4.70000%	0.02244%	4.67756%	29,043.72	348,524.64	Amortizing	Actual/360	1
51	Loan		JLC	A-1 Personal Self Storage Portfolio		91,785	SF	59.86		5,500,000	5,494,238	5,494,238	0.4%	4,530,186	5.06000%	0.02244%	5.03756%	29,727.20	356,726.40	Amortizing	Actual/360	1
51.01	Property			A-1 Star Road (Wake Forest)	NAP	63,630	SF		Both Fee/Leasehold			2,815,797
51.02	Property			A-1 Durant II	NAP	28,155	SF		Fee Simple			2,678,441
52	Loan		JLC	Woodridge Plaza	1978, 1987	48,162	SF	112.74	Fee Simple	5,435,000	5,429,545	5,429,545	0.4%	4,502,625	5.24000%	0.02244%	5.21756%	29,978.62	359,743.44	Amortizing	Actual/360	1
53	Loan		CGMRC	Royal Glen Apartments	1990	170	Units	30,807.19	Fee Simple	5,250,000	5,237,223	5,237,223	0.4%	4,267,126	4.66000%	0.05244%	4.60756%	27,102.41	325,228.92	Amortizing	Actual/360	2
54	Loan	71	AMF I	Milford Mill Shopping Center	1986	41,644	SF	119.94	Fee Simple	5,000,000	4,994,599	4,994,599	0.4%	4,100,901	4.93000%	0.02244%	4.90756%	26,627.58	319,530.96	Amortizing	Actual/360	1
55	Loan		CGMRC	Chelsea Park	NAP	160	Units	31,212.59	Fee Simple	5,000,000	4,994,014	4,994,014	0.4%	4,039,272	4.48000%	0.09244%	4.38756%	25,274.88	303,298.56	Amortizing	Actual/360	1
56	Loan	13	CGMRC	Springhill Suites - Florence, SC	2012	95	Rooms	51,937.13	Fee Simple	4,950,000	4,934,027	4,934,027	0.4%	3,700,344	5.00000%	0.06244%	4.93756%	28,937.21	347,246.52	Amortizing	Actual/360	2
57	Loan	72, 73	AMF I	Berkley Hills Apartments	NAP	251	Units	19,299.87	Fee Simple	4,860,000	4,844,266	4,844,266	0.3%	3,630,419	4.98000%	0.02244%	4.95756%	28,354.47	340,253.64	Amortizing	Actual/360	2
58	Loan	74	AMF I	Self Storage of America	2004	144,566	SF	33.49	Fee Simple	4,850,000	4,842,111	4,842,111	0.3%	3,585,312	4.69500%	0.02244%	4.67256%	27,497.49	329,969.88	Amortizing	Actual/360	1
59	Loan		CGMRC	Storage Pro - Southfield	2008	70,552	SF	67.96	Fee Simple	4,800,000	4,794,532	4,794,532	0.3%	3,906,853	4.70000%	0.02244%	4.67756%	24,894.61	298,735.32	Amortizing	Actual/360	1
60	Loan	13	CGMRC	800-805 Peachtree Street	1999	34,179	SF	138.82	Fee Simple	4,750,000	4,744,589	4,744,589	0.3%	3,866,156	4.70000%	0.02244%	4.67756%	24,635.30	295,623.60	Amortizing	Actual/360	1
61	Loan		CGMRC	Village at Whitehall	NAP	28,200	SF	152.92	Fee Simple	4,322,000	4,312,314	4,312,314	0.3%	3,559,682	5.06000%	0.02244%	5.03756%	23,360.17	280,322.04	Amortizing	Actual/360	2
62	Loan	75	JLC	Tribune Press Building	2007	43,284	SF	96.86	Fee Simple	4,200,000	4,192,402	4,192,402	0.3%	3,566,339	6.05000%	0.02244%	6.02756%	25,316.29	303,795.48	Amortizing	Actual/360	2
63	Loan		CGMRC	Barry Plaza	NAP	35,370	SF	111.42	Fee Simple	3,950,000	3,940,999	3,940,999	0.3%	3,244,832	4.98000%	0.02244%	4.95756%	21,156.20	253,874.40	Amortizing	Actual/360	2
64	Loan	13	CGMRC	Phoenix Realty Portfolio		24,608	SF	145.68		3,585,000	3,585,000	3,585,000	0.3%	2,970,680	5.25000%	0.02244%	5.22756%	19,796.50	237,558.00	Amortizing	Actual/360	0
64.01	Property	13		Fresenius	NAP	8,608	SF		Fee Simple			1,449,000
64.02	Property			Family Dollar - New Port Richey	NAP	8,000	SF		Fee Simple			1,083,000
64.03	Property			Family Dollar - Hudson	NAP	8,000	SF		Fee Simple			1,053,000
65	Loan		CGMRC	SpaceSavers Storage-Tampa	NAP	47,700	SF	73.21	Fee Simple	3,500,000	3,492,074	3,492,074	0.3%	2,877,985	5.01000%	0.07244%	4.93756%	18,810.15	225,721.80	Amortizing	Actual/360	2
66	Loan		CGMRC	Shoppes at Columbine	2007-2011	41,959	SF	81.66	Fee Simple	3,430,000	3,426,251	3,426,251	0.2%	2,808,585	4.88000%	0.02244%	4.85756%	18,162.25	217,947.00	Amortizing	Actual/360	1
67	Loan	13	CGMRC	4 Seasons Self Storage	2012	65,080	SF	49.87	Fee Simple	3,250,000	3,245,520	3,245,520	0.2%	2,482,152	5.60000%	0.02244%	5.57756%	20,152.40	241,828.80	Amortizing	Actual/360	1
68	Loan	13	CGMRC	Sumter Crossing SC	NAP	52,079	SF	59.11	Fee Simple	3,100,000	3,078,170	3,078,170	0.2%	1,954,205	5.01000%	0.02244%	4.98756%	20,475.76	245,709.12	Amortizing	Actual/360	3
69	Loan		CGMRC	Orchard Grove Apartments	NAP	120	Units	25,000.00	Fee Simple	3,000,000	3,000,000	3,000,000	0.2%	2,460,348	4.93000%	0.02244%	4.90756%	15,976.55	191,718.60	Amortizing	Actual/360	0
70	Loan	13	CGMRC	Robin MHC	NAP	234	Pads	11,668.88	Fee Simple	2,737,500	2,730,517	2,730,517	0.2%	2,181,141	5.30000%	0.02244%	5.27756%	15,775.17	189,302.04	Amortizing	Actual/360	2
71	Loan		CGMRC	CVS - Tavares, FL	NAP	10,908	SF	239.64	Fee Simple	2,625,000	2,614,032	2,614,032	0.2%	2,175,607	5.25000%	0.02244%	5.22756%	14,495.35	173,944.20	Amortizing	Actual/360	4
72	Loan	76	CGMRC	CVS - Inverness, FL	NAP	10,908	SF	232.80	Fee Simple	2,550,000	2,539,345	2,539,345	0.2%	2,113,448	5.25000%	0.02244%	5.22756%	14,081.19	168,974.28	Amortizing	Actual/360	4
73	Loan		CGMRC	Wilmor Estates MHC	NAP	133	Pads	17,619.23	Fee Simple	2,350,000	2,343,358	2,343,358	0.2%	1,977,949	5.75000%	0.02244%	5.72756%	13,713.96	164,567.52	Amortizing	Actual/360	3
74	Loan		CGMRC	Mill Creek Apartments	NAP	174	Units	11,867.82	Fee Simple	2,065,000	2,065,000	2,065,000	0.1%	1,702,942	5.10000%	0.02244%	5.07756%	11,211.91	134,542.92	Amortizing	Actual/360	0

GSMS 2012-GCJ9 Annex A

					Original	Remaining	Original Term To	Remaining	Original	Remaining									Grace
Control	Loan /		Mortgage		Interest-Only	Interest-Only	Maturity	Term To	Amortization Term	Amortization Term	Origination	Due	First	Last IO	First P&I		ARD	Final	Period-
Number	Property Flag	Footnotes	Loan Seller	Property Name	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)	Date	Date	Due Date	Due Date	Due Date	Maturity Date	(Yes / No)	Maturity Date	Late Fee
1	Loan	8, 9, 10, 11	GSMC	Bristol Portfolio	120	118	120	118	0	0	8/23/2012	6	10/6/2012	9/6/2022		9/6/2022	No		0
1.01	Property	9, 10		Bristol Plaza
1.02	Property	12		336 East 71st Street
2	Loan		JLC	Pinnacle I	60	60	120	120	360	360	11/8/2012	6	12/6/2012	11/6/2017	12/6/2017	11/6/2022	No		2
3	Loan	13, 14, 15	GSMC	Cooper Hotel Portfolio	0	0	60	60	300	300	10/24/2012	6	12/6/2012		12/6/2012	11/6/2017	No		0
3.01	Property	13		Hilton - Naples
3.02	Property	13		Hilton - Orlando / Altamonte Springs
3.03	Property	13		DoubleTree - Memphis
3.04	Property	13		Hilton Garden Inn - Detroit Airport
3.05	Property	13		Hampton Inn and Suites - Detroit Airport
3.06	Property	13		DoubleTree - Murfreesboro / Nashville
3.07	Property	13		Crowne Plaza - Fort Myers
3.08	Property	13		DoubleTree - Jackson
3.09	Property	13		DoubleTree - Johnson City
3.10	Property	13		DoubleTree - Oak Ridge / Knoxville
3.11	Property	13		Embassy Suites - Detroit Airport
4	Loan	16, 17	JLC	Jamaica Center	0	0	120	120	360	360	10/31/2012	6	12/6/2012		12/6/2012	11/6/2022	No		5
5	Loan	18	JLC	9201 Sunset	120	120	120	120	0	0	10/31/2012	6	12/6/2012	11/6/2022		11/6/2022	No		0
6	Loan	13, 19	CGMRC	Gansevoort Park Avenue	24	19	120	115	360	360	6/1/2012	6	7/6/2012	6/6/2014	7/6/2014	6/6/2022	No		0
7	Loan	20, 21	CGMRC	Miami Center	0	0	120	116	360	356	6/8/2012	6	8/6/2012		8/6/2012	7/6/2022	No		0
8	Loan	22	JLC	North Street Portfolio	0	0	120	119	360	359	9/7/2012	6	11/6/2012		11/6/2012	10/6/2022	No		0
8.01	Property			The Highlands
8.02	Property			Park Towers
9	Loan	13	CGMRC	TMI Hotel Portfolio	0	0	60	59	300	299	9/14/2012	6	11/6/2012		11/6/2012	10/6/2017	No		0
9.01	Property	13		Homewood Suites - Houston, TX
9.02	Property	13		Residence Inn - Peoria, AZ
9.03	Property	13		Residence Inn - Waco, TX
9.04	Property	13		Homewood Suites- Maumee, OH
9.05	Property	13		Fairfield Inn - Cheyenne, WY
9.06	Property	13		Hampton Inn - Shawnee, OK
9.07	Property	13		Homewood Suites - Grand Rapids, MI
9.08	Property	13		TownePlace Suites - Houston, TX
9.09	Property	13		Fairfield Inn & Suites - Racine, WI
9.10	Property	13		Fairfield Inn - Mankato, MN
10	Loan	13, 23, 24, 25	GSMC	222 Broadway	60	55	60	55	0	0	5/29/2012	6	7/6/2012	6/6/2017		6/6/2017	No		0
11	Loan	26	GSMC	The Point Shopping Center	0	0	120	120	360	360	10/19/2012	6	12/6/2012		12/6/2012	11/6/2022	No		5 days following Lender's written demand
12	Loan	13, 27, 28, 29	JLC	Green Exchange	0	0	120	120	360	360	10/31/2012	6	12/6/2012		12/6/2012	11/6/2022	No		0
13	Loan	13, 30, 31, 32	GSMC	Chase Tower Milwaukee	0	0	120	120	360	360	10/24/2012	6	12/6/2012		12/6/2012	11/6/2022	No		0
14	Loan		JLC	Signature Place Office	0	0	120	119	360	359	9/17/2012	6	11/6/2012		11/6/2012	10/6/2022	No		0
15	Loan	33, 34, 35	GSMC	Reston Commons	60	59	120	119	360	360	9/10/2012	6	11/6/2012	10/6/2017	11/6/2017	10/6/2022	No		0
16	Loan	13	JLC	Abbott's Properties	0	0	120	119	360	359	10/1/2012	6	11/6/2012		11/6/2012	10/6/2022	No		0
16.01	Property			Abbott's Park
16.02	Property	13		Abbott's Landing
17	Loan		GSMC	Hanes Commons	24	23	120	119	360	360	10/1/2012	6	11/6/2012	10/6/2014	11/6/2014	10/6/2022	No		0
18	Loan	36	JLC	First State Plaza	0	0	120	117	360	357	7/10/2012	6	9/6/2012		9/6/2012	8/6/2022	No		0
19	Loan	37, 38, 39, 40	AMF I	Abercorn Common	12	12	120	120	360	360	10/15/2012	1	12/1/2012	11/1/2013	12/1/2013	11/1/2022	No		0
20	Loan	13	CGMRC	SST Stockade Self Storage Portfolio Phase I	24	23	120	119	360	360	10/1/2012	6	11/6/2012	10/6/2014	11/6/2014	10/6/2022	No		0
20.01	Property			4777 Highway 80 East
20.02	Property			298 Red Cedar Street
20.03	Property	13		6195 South Kanner Highway
20.04	Property	13		120 Northpoint Drive
20.05	Property	13		3015 Ricks Industrial Park Drive
20.06	Property	13		1990 Northwest Federal Highway
20.07	Property	13		1060 King George Boulevard
20.08	Property	13		782 King George Boulevard
20.09	Property	13		512 Percival Road
20.10	Property			890 Saint Peters Church Road
21	Loan		JLC	Parkview Independent Living	0	0	120	119	360	359	10/1/2012	6	11/6/2012		11/6/2012	10/6/2022	No		0
21.01	Property			Parkview West
21.02	Property			Parkview Fountain City
22	Loan	41, 45	AMF I	Hurstbourne Office Portfolio	0	0	120	120	360	360	10/9/2012	1	12/1/2012		12/1/2012	11/1/2022	No		0
22.01	Property	41, 42, 44		Neustar Building
22.02	Property			Columns of Hurstbourne Green
22.03	Property	43		Plainview Place
23	Loan	46	JLC	Barrett Summit	0	0	120	118	360	358	8/13/2012	6	10/6/2012		10/6/2012	9/6/2022	No		0
24	Loan	47, 48	AMF I	Pangea 3 Multifamily Portfolio	0	0	120	120	360	360	10/15/2012	1	12/1/2012		12/1/2012	11/1/2022	No		0
24.01	Property			7801-7813 South Essex Avenue
24.02	Property			7800-7806 South Essex Avenue
24.03	Property			8148-8156 South Ingleside Avenue
24.04	Property			7800-7810 South Kingston Avenue
24.05	Property			7801-7811 South Kingston Avenue
24.06	Property			6000 South Prairie Avenue
24.07	Property			8236 South Maryland Avenue
24.08	Property			8051 South Ingleside Avenue
24.09	Property			8241-8249 South Ellis Avenue
24.10	Property			9244 South Saginaw Avenue
24.11	Property			4853-4859 South Prairie Avenue
24.12	Property			8200-8204 South Ingleside Avenue
24.13	Property			7348 South Dr. Martin Luther King Drive
24.14	Property			7801 South Saginaw Avenue
24.15	Property			7941 South Marquette Avenue
24.16	Property			8000-8004 South Drexel Avenue
24.17	Property			8231-8237 South Ellis Avenue
24.18	Property			8155 South Maryland Avenue
24.19	Property			8255 South Maryland Avenue
24.20	Property			7914-7916 South Kingston Avenue
24.21	Property			8514 South Crandon Avenue
25	Loan		JLC	Bakersfield Multifamily Portfolio	0	0	60	56	360	356	6/8/2012	6	8/6/2012		8/6/2012	7/6/2017	No		0
25.01	Property			Autumn Glen
25.02	Property			Serena Vista
26	Loan	49	AMF I	Glen Hill North	0	0	120	120	360	360	10/9/2012	1	12/1/2012		12/1/2012	11/1/2022	No		0
27	Loan	13, 50, 51	JLC	The Village Shoppes of Madison	0	0	120	119	360	359	9/28/2012	6	11/6/2012		11/6/2012	10/6/2022	No		0
28	Loan	52	GSMC	Central Plaza	36	35	120	119	360	360	9/21/2012	6	11/6/2012	10/6/2015	11/6/2015	10/6/2022	No		0
29	Loan	53	JLC	Mansell Commons	0	0	60	55	360	355	5/9/2012	6	7/6/2012		7/6/2012	6/6/2017	No		0
30	Loan		AMF I	Battle Creek Multifamily Portfolio	0	0	120	120	300	300	10/19/2012	1	12/1/2012		12/1/2012	11/1/2022	No		5
30.01	Property			Wyndtree Apartments
30.02	Property			Forest Hills Apartments
30.03	Property			Tree Top Apartments
31	Loan	54	CGMRC	Lehigh Student Housing Portfolio	3	0	120	117	300	300	7/24/2012	6	9/6/2012	11/6/2012	12/6/2012	8/6/2022	No		0
32	Loan		JLC	San Antonio Self Storage Portfolio	0	0	120	120	300	300	10/31/2012	6	12/6/2012		12/6/2012	11/6/2022	No		0
32.01	Property			1st American Storage (San Antonio)
32.02	Property			1st American Storage (Floresville)
33	Loan		GSMC	Kinderton Place	0	0	120	120	360	360	10/11/2012	6	12/6/2012		12/6/2012	11/6/2022	No		0
34	Loan	55	CGMRC	1300 Woodfield	0	0	120	119	360	359	10/3/2012	6	11/6/2012		11/6/2012	10/6/2022	No		0
35	Loan	13	CGMRC	Residence Inn - Florence, SC	0	0	120	118	300	298	8/10/2012	6	10/6/2012		10/6/2012	9/6/2022	No		0
36	Loan	56, 57	AMF I	Paramus Medical Plaza	0	0	120	120	360	360	10/17/2012	1	12/1/2012		12/1/2012	11/1/2022	No		5
37	Loan	58, 59	AMF I	40 Hart Street	0	0	120	120	360	360	10/16/2012	1	12/1/2012		12/1/2012	11/1/2022	No		5
38	Loan		AMF I	Park Place MHP	0	0	120	120	360	360	10/9/2012	1	12/1/2012		12/1/2012	11/1/2022	No		0
39	Loan		CGMRC	Pinewood MHC	0	0	120	117	360	357	7/31/2012	6	9/6/2012		9/6/2012	8/6/2022	No		0
40	Loan	60	AMF I	Crossroads Executive Center	0	0	120	120	360	360	10/9/2012	1	12/1/2012		12/1/2012	11/1/2022	No		0
41	Loan	61, 62, 63	AMF I	Calabasas Gardens	0	0	120	119	360	359	9/18/2012	1	11/1/2012		11/1/2012	10/1/2022	No		0
42	Loan		CGMRC	Bradley Court Apartments	0	0	120	118	360	358	8/28/2012	6	10/6/2012		10/6/2012	9/6/2022	No		0
43	Loan	13, 64	GSMC	Residence Inn - Albany Airport	0	0	120	120	240	240	10/29/2012	6	12/6/2012		12/6/2012	11/6/2022	No		0
44	Loan	65	GSMC	Residence Inn - Buffalo	0	0	120	120	240	240	10/29/2012	6	12/6/2012		12/6/2012	11/6/2022	No		0
45	Loan	13, 66	GSMC	TownePlace Suites - Huntington	0	0	120	118	300	298	8/9/2012	6	10/6/2012		10/6/2012	9/6/2022	No		0
46	Loan		CGMRC	Southern Highlands Self Storage	0	0	60	60	360	360	10/10/2012	6	12/6/2012		12/6/2012	11/6/2017	No		0
47	Loan	13, 67	JLC	Holiday Inn Express Hotel & Suites Lancaster - Lititz	0	0	120	120	240	240	10/12/2012	6	12/6/2012		12/6/2012	11/6/2022	No		0
48	Loan		CGMRC	Expressway Plaza	0	0	120	118	300	298	8/27/2012	6	10/6/2012		10/6/2012	9/6/2022	No		0
49	Loan	68, 69, 70	AMF I	Pedro Point Shopping Center	0	0	120	120	360	360	10/23/2012	1	12/1/2012		12/1/2012	11/1/2022	No		0
50	Loan	13	CGMRC	Park Place at Heathrow	0	0	120	119	360	359	9/27/2012	1	11/1/2012		11/1/2012	10/1/2022	No		5
51	Loan		JLC	A-1 Personal Self Storage Portfolio	0	0	120	119	360	359	10/2/2012	6	11/6/2012		11/6/2012	10/6/2022	No		15
51.01	Property			A-1 Star Road (Wake Forest)
51.02	Property			A-1 Durant II
52	Loan		JLC	Woodridge Plaza	0	0	120	119	360	359	9/21/2012	6	11/6/2012		11/6/2012	10/6/2022	No		0
53	Loan		CGMRC	Royal Glen Apartments	0	0	120	118	360	358	8/30/2012	6	10/6/2012		10/6/2012	9/6/2022	No		0
54	Loan	71	AMF I	Milford Mill Shopping Center	0	0	120	119	360	359	10/1/2012	1	11/1/2012		11/1/2012	10/1/2022	No		0
55	Loan		CGMRC	Chelsea Park	0	0	120	119	360	359	9/27/2012	6	11/6/2012		11/6/2012	10/6/2022	No		0
56	Loan	13	CGMRC	Springhill Suites - Florence, SC	0	0	120	118	300	298	8/10/2012	6	10/6/2012		10/6/2012	9/6/2022	No		0
57	Loan	72, 73	AMF I	Berkley Hills Apartments	0	0	120	118	300	298	8/27/2012	1	10/1/2012		10/1/2012	9/1/2022	No		0
58	Loan	74	AMF I	Self Storage of America	0	0	120	119	300	299	10/1/2012	1	11/1/2012		11/1/2012	10/1/2022	No		0
59	Loan		CGMRC	Storage Pro - Southfield	0	0	120	119	360	359	9/14/2012	6	11/6/2012		11/6/2012	10/6/2022	No		0
60	Loan	13	CGMRC	800-805 Peachtree Street	0	0	120	119	360	359	9/12/2012	6	11/6/2012		11/6/2012	10/6/2022	No		0
61	Loan		CGMRC	Village at Whitehall	0	0	120	118	360	358	8/7/2012	6	10/6/2012		10/6/2012	9/6/2022	No		0
62	Loan	75	JLC	Tribune Press Building	0	0	120	118	360	358	8/17/2012	6	10/6/2012		10/6/2012	9/6/2022	No		0
63	Loan		CGMRC	Barry Plaza	0	0	120	118	360	358	8/30/2012	6	10/6/2012		10/6/2012	9/6/2022	No		0
64	Loan	13	CGMRC	Phoenix Realty Portfolio	0	0	120	120	360	360	10/12/2012	1	12/1/2012		12/1/2012	11/1/2022	No		5
64.01	Property	13		Fresenius
64.02	Property			Family Dollar - New Port Richey
64.03	Property			Family Dollar - Hudson
65	Loan		CGMRC	SpaceSavers Storage-Tampa	0	0	120	118	360	358	9/4/2012	6	10/6/2012		10/6/2012	9/6/2022	No		0
66	Loan		CGMRC	Shoppes at Columbine	0	0	120	119	360	359	9/27/2012	1	11/1/2012		11/1/2012	10/1/2022	No		5
67	Loan	13	CGMRC	4 Seasons Self Storage	0	0	120	119	300	299	9/14/2012	6	11/6/2012		11/6/2012	10/6/2022	No		0
68	Loan	13	CGMRC	Sumter Crossing SC	0	0	120	117	240	237	8/2/2012	6	9/6/2012		9/6/2012	8/6/2022	No		0
69	Loan		CGMRC	Orchard Grove Apartments	0	0	120	120	360	360	10/15/2012	6	12/6/2012		12/6/2012	11/6/2022	No		0
70	Loan	13	CGMRC	Robin MHC	0	0	120	118	330	328	8/29/2012	6	10/6/2012		10/6/2012	9/6/2022	No		0
71	Loan		CGMRC	CVS - Tavares, FL	0	0	120	116	360	356	7/3/2012	6	8/6/2012		8/6/2012	7/6/2022	No		0
72	Loan	76	CGMRC	CVS - Inverness, FL	0	0	120	116	360	356	7/3/2012	6	8/6/2012		8/6/2012	7/6/2022	No		0
73	Loan		CGMRC	Wilmor Estates MHC	0	0	120	117	360	357	7/10/2012	6	9/6/2012		9/6/2012	8/6/2022	No		0
74	Loan		CGMRC	Mill Creek Apartments	0	0	120	120	360	360	10/12/2012	6	12/6/2012		12/6/2012	11/6/2022	No		0

GSMS 2012-GCJ9 Annex A

					Grace		Third	Third	Second	Second
Control	Loan /		Mortgage		Period-		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten	Underwritten	Underwritten Net
Number	Property Flag	Footnotes	Loan Seller	Property Name	Default	Prepayment Provision (3)	NOI ($)	NOI Date	NOI ($)	NOI Date	EGI (if past 2011) ($)	Expenses (if past 2011) ($)	NOI (if past 2011) ($)	NOI Date (if past 2011)	EGI ($)	Expenses ($)	Operating Income ($)
1	Loan	8, 9, 10, 11	GSMC	Bristol Portfolio	0	Lockout/26_Defeasance/89_0%/5	9,931,246	12/31/2010	10,135,802	12/31/2011	22,689,938	11,914,382	10,775,556	9/30/2012	19,832,662	7,205,111	12,627,550
1.01	Property	9, 10		Bristol Plaza			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.02	Property	12		336 East 71st Street			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	Loan		JLC	Pinnacle I	0	Lockout/18_>YM or 1%/98_0%/4	11,565,941	12/31/2010	12,153,035	12/31/2011	16,817,013	4,815,008	12,002,005	7/31/2012	18,786,753	5,666,522	13,120,231
3	Loan	13, 14, 15	GSMC	Cooper Hotel Portfolio	0	Lockout/24_Defeasance/32_0%/4	8,429,233	12/31/2010	12,380,230	12/31/2011	70,151,825	56,738,529	13,413,296	9/30/2012	70,151,825	56,943,206	13,208,619
3.01	Property	13		Hilton - Naples			1,227,231	12/31/2010	2,137,651	12/31/2011	11,931,861	9,776,591	2,155,270	9/30/2012	11,931,861	9,781,689	2,150,172
3.02	Property	13		Hilton - Orlando / Altamonte Springs			412,753	12/31/2010	1,566,740	12/31/2011	9,408,376	7,736,432	1,671,944	9/30/2012	9,408,376	7,805,874	1,602,502
3.03	Property	13		DoubleTree - Memphis			802,650	12/31/2010	1,205,567	12/31/2011	7,633,689	6,175,124	1,458,565	9/30/2012	7,633,689	6,224,059	1,409,630
3.04	Property	13		Hilton Garden Inn - Detroit Airport			1,054,240	12/31/2010	1,178,048	12/31/2011	4,830,170	3,537,091	1,293,079	9/30/2012	4,830,170	3,541,460	1,288,710
3.05	Property	13		Hampton Inn and Suites - Detroit Airport			197,629	12/31/2010	880,899	12/31/2011	3,487,305	2,542,703	944,602	9/30/2012	3,487,305	2,557,338	929,967
3.06	Property	13		DoubleTree - Murfreesboro / Nashville			669,202	12/31/2010	800,604	12/31/2011	5,348,111	4,167,179	1,180,932	9/30/2012	5,348,111	4,171,663	1,176,448
3.07	Property	13		Crowne Plaza - Fort Myers			515,444	12/31/2010	552,970	12/31/2011	7,515,135	6,727,919	787,216	9/30/2012	7,515,135	6,733,975	781,160
3.08	Property	13		DoubleTree - Jackson			1,218,176	12/31/2010	1,154,604	12/31/2011	5,334,678	4,331,714	1,002,964	9/30/2012	5,334,678	4,336,965	997,713
3.09	Property	13		DoubleTree - Johnson City			695,691	12/31/2010	961,787	12/31/2011	4,933,539	3,839,349	1,094,190	9/30/2012	4,933,539	3,844,254	1,089,285
3.10	Property	13		DoubleTree - Oak Ridge / Knoxville			901,972	12/31/2010	1,053,248	12/31/2011	4,311,848	3,389,201	922,647	9/30/2012	4,311,848	3,393,659	918,189
3.11	Property	13		Embassy Suites - Detroit Airport			734,244	12/31/2010	888,112	12/31/2011	5,417,113	4,515,224	901,889	9/30/2012	5,417,113	4,552,268	864,845
4	Loan	16, 17	JLC	Jamaica Center	0	Lockout/24_Defeasance/92_0%/4	7,258,737	12/31/2010	7,125,523	12/31/2011	9,512,335	1,912,757	7,599,578	6/30/2012	10,650,775	2,686,060	7,964,715
5	Loan	18	JLC	9201 Sunset	0	Lockout/24_Defeasance/92_0%/4	6,564,861	12/31/2010	6,954,731	12/31/2011	9,572,563	2,587,756	6,984,807	6/1/2012	10,549,836	2,768,110	7,781,726
6	Loan	13, 19	CGMRC	Gansevoort Park Avenue	0	Lockout/29_Defeasance/87_0%/4	N/A	N/A	14,439,604	12/31/2011	41,748,559	26,762,337	14,986,222	8/31/2012	43,419,651	25,920,845	17,498,806
7	Loan	20, 21	CGMRC	Miami Center	0	Lockout/28_>YM or 1% or Defeasance/88_0%/4	12,374,843	3/31/2011	14,663,005	3/31/2012	24,551,235	9,103,335	15,447,900	5/31/2012	28,571,950	11,100,950	17,471,000
8	Loan	22	JLC	North Street Portfolio	0	Lockout/25_Defeasance/91_0%/4	3,203,445	12/31/2010	3,682,440	12/31/2011	7,088,487	3,102,587	3,985,900	6/30/2012	7,240,697	2,836,495	4,404,202
8.01	Property			The Highlands			1,833,220	12/31/2010	1,954,952	12/31/2011	3,799,028	1,634,577	2,164,451	6/30/2012	3,910,135	1,396,804	2,513,331
8.02	Property			Park Towers			1,370,225	12/31/2010	1,727,488	12/31/2011	3,289,459	1,468,010	1,821,449	6/30/2012	3,330,562	1,439,690	1,890,872
9	Loan	13	CGMRC	TMI Hotel Portfolio	0	>YM or 1%/56_0%/4	5,475,327	12/31/2010	6,480,389	12/31/2011	20,444,616	13,369,969	7,074,647	7/31/2012	19,733,286	13,183,837	6,549,448
9.01	Property	13		Homewood Suites - Houston, TX			808,775	12/31/2010	1,005,443	12/31/2011	3,288,548	2,235,416	1,053,133	7/31/2012	3,179,437	2,200,484	978,952
9.02	Property	13		Residence Inn - Peoria, AZ			701,986	12/31/2010	819,916	12/31/2011	2,390,670	1,586,746	803,924	7/31/2012	2,384,138	1,589,900	794,238
9.03	Property	13		Residence Inn - Waco, TX			657,175	12/31/2010	661,398	12/31/2011	2,176,656	1,471,430	705,226	7/31/2012	2,170,709	1,459,028	711,681
9.04	Property	13		Homewood Suites- Maumee, OH			650,998	12/31/2010	744,443	12/31/2011	2,316,940	1,548,112	768,828	7/31/2012	2,310,610	1,534,864	775,746
9.05	Property	13		Fairfield Inn - Cheyenne, WY			622,955	12/31/2010	804,899	12/31/2011	1,724,698	911,234	813,464	7/31/2012	1,549,935	869,387	680,548
9.06	Property	13		Hampton Inn - Shawnee, OK			552,480	12/31/2010	626,034	12/31/2011	1,673,562	948,233	725,329	7/31/2012	1,581,430	963,192	618,238
9.07	Property	13		Homewood Suites - Grand Rapids, MI			570,121	12/31/2010	635,730	12/31/2011	2,252,313	1,609,173	643,140	7/31/2012	2,133,090	1,541,711	591,379
9.08	Property	13		TownePlace Suites - Houston, TX			349,562	12/31/2010	387,602	12/31/2011	2,055,084	1,410,147	644,936	7/31/2012	1,966,112	1,337,472	628,641
9.09	Property	13		Fairfield Inn & Suites - Racine, WI			255,335	12/31/2010	473,812	12/31/2011	1,396,364	902,192	494,172	7/31/2012	1,392,549	908,256	484,292
9.10	Property	13		Fairfield Inn - Mankato, MN			305,940	12/31/2010	321,112	12/31/2011	1,169,781	747,286	422,495	7/31/2012	1,065,276	779,543	285,733
10	Loan	13, 23, 24, 25	GSMC	222 Broadway	0	Lockout/29_Defeasance/27_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	34,139,182	19,575,604	14,563,578
11	Loan	26	GSMC	The Point Shopping Center	0	Lockout/24_Defeasance/92_0%/4	2,643,106	12/31/2010	2,900,117	12/31/2011	4,052,740	894,207	3,158,534	8/31/2012	3,950,881	929,570	3,021,311
12	Loan	13, 27, 28, 29	JLC	Green Exchange	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4,896,155	1,355,771	3,540,384
13	Loan	13, 30, 31, 32	GSMC	Chase Tower Milwaukee	0	Lockout/24_Defeasance/89_0%/7	3,646,887	12/31/2010	3,724,627	12/31/2011	8,437,387	4,749,054	3,688,333	8/31/2012	8,254,251	5,126,936	3,127,315
14	Loan		JLC	Signature Place Office	0	Lockout/25_Defeasance/92_0%/3	3,026,530	12/31/2010	2,984,010	12/31/2011	4,821,795	1,843,639	2,978,156	5/31/2012	4,880,172	1,918,161	2,962,011
15	Loan	33, 34, 35	GSMC	Reston Commons	0	Lockout/11_>YM or 1%/104_0%/5	3,675,353	12/31/2010	3,631,299	12/31/2011	4,988,882	1,286,973	3,701,909	9/30/2012	4,498,147	1,347,778	3,150,369
16	Loan	13	JLC	Abbott's Properties	0	Lockout/25_Defeasance/91_0%/4	1,949,757	12/31/2010	2,019,671	12/31/2011	2,855,202	1,034,426	1,820,776	7/31/2012	2,941,455	1,040,626	1,900,829
16.01	Property			Abbott's Park			1,317,516	12/31/2010	1,371,946	12/31/2011	1,862,833	629,944	1,232,889	7/31/2012	1,874,008	632,701	1,241,307
16.02	Property	13		Abbott's Landing			632,241	12/31/2010	647,725	12/31/2011	992,369	404,482	587,886	7/31/2012	1,067,448	407,926	659,522
17	Loan		GSMC	Hanes Commons	0	Lockout/25_Defeasance/91_0%/4	1,888,651	12/31/2010	1,952,272	12/31/2011	2,555,901	609,915	1,945,986	8/31/2012	2,539,446	635,848	1,903,598
18	Loan	36	JLC	First State Plaza	0	Lockout/27_Defeasance/90_0%/3	1,986,701	12/31/2010	1,919,436	12/31/2011	N/A	N/A	N/A	N/A	2,738,124	771,416	1,966,708
19	Loan	37, 38, 39, 40	AMF I	Abercorn Common	5	Lockout/24_Defeasance/92_0%/4	1,548,081	12/31/2010	1,887,403	12/31/2011	2,913,996	883,923	2,030,073	8/31/2012	2,942,985	867,227	2,075,758
20	Loan	13	CGMRC	SST Stockade Self Storage Portfolio Phase I	0	Lockout/25_Defeasance/92_0%/3	1,489,071	12/31/2010	1,642,747	12/31/2011	3,541,421	1,716,265	1,825,156	7/31/2012	3,632,791	1,768,504	1,864,288
20.01	Property			4777 Highway 80 East			465,027	12/31/2010	526,523	12/31/2011	770,573	212,247	558,326	7/31/2012	748,158	236,918	511,240
20.02	Property			298 Red Cedar Street			120,973	12/31/2010	244,587	12/31/2011	503,001	195,174	307,827	7/31/2012	535,529	238,076	297,453
20.03	Property	13		6195 South Kanner Highway			130,242	12/31/2010	152,505	12/31/2011	357,197	184,205	172,992	7/31/2012	374,218	150,856	223,362
20.04	Property	13		120 Northpoint Drive			188,856	12/31/2010	137,818	12/31/2011	380,315	212,366	167,949	7/31/2012	382,935	225,912	157,022
20.05	Property	13		3015 Ricks Industrial Park Drive			133,704	12/31/2010	150,179	12/31/2011	289,964	140,354	149,610	7/31/2012	298,526	160,124	138,402
20.06	Property	13		1990 Northwest Federal Highway			113,992	12/31/2010	116,979	12/31/2011	261,716	136,450	125,266	7/31/2012	270,501	128,753	141,748
20.07	Property	13		1060 King George Boulevard			167,148	12/31/2010	121,673	12/31/2011	295,621	165,099	130,522	7/31/2012	305,738	169,781	135,957
20.08	Property	13		782 King George Boulevard			130,979	12/31/2010	99,762	12/31/2011	259,264	159,613	99,651	7/31/2012	268,570	166,363	102,207
20.09	Property	13		512 Percival Road			70,235	12/31/2010	64,308	12/31/2011	223,668	162,890	60,778	7/31/2012	226,406	168,001	58,406
20.10	Property			890 Saint Peters Church Road			(32,085)	12/31/2010	28,413	12/31/2011	200,102	147,867	52,235	7/31/2012	222,210	123,719	98,491
21	Loan		JLC	Parkview Independent Living	0	Lockout/25_Defeasance/91_0%/4	1,509,193	12/31/2010	1,712,680	12/31/2011	3,902,735	1,929,596	1,973,139	6/30/2012	3,929,444	1,994,298	1,935,146
21.01	Property			Parkview West			868,275	12/31/2010	1,015,404	12/31/2011	2,234,484	985,520	1,248,964	6/30/2012	2,320,208	1,025,192	1,295,016
21.02	Property			Parkview Fountain City			640,918	12/31/2010	697,276	12/31/2011	1,668,251	944,076	724,175	6/30/2012	1,609,235	969,106	640,130
22	Loan	41, 45	AMF I	Hurstbourne Office Portfolio	5	Lockout/24_Defeasance/89_0%/7	1,778,729	12/31/2010	1,729,775	12/31/2011	2,738,722	1,140,204	1,598,518	8/31/2012	2,807,739	1,156,070	1,651,669
22.01	Property	41, 42, 44		Neustar Building			312,091	12/31/2010	320,435	12/31/2011	618,536	390,563	227,973	8/31/2012	947,814	410,747	537,067
22.02	Property			Columns of Hurstbourne Green			656,947	12/31/2010	682,482	12/31/2011	992,591	303,162	689,429	8/31/2012	919,218	310,338	608,881
22.03	Property	43		Plainview Place			809,691	12/31/2010	726,858	12/31/2011	1,127,595	446,479	681,116	8/31/2012	940,707	434,985	505,722
23	Loan	46	JLC	Barrett Summit	0	Lockout/26_Defeasance/90_0%/4	2,674,010	12/31/2010	1,595,175	12/31/2011	3,044,630	1,374,765	1,669,865	6/30/2012	3,184,763	1,280,207	1,904,556
24	Loan	47, 48	AMF I	Pangea 3 Multifamily Portfolio	5	Lockout/24_Defeasance/89_0%/7	N/A	N/A	823,315	12/31/2011	3,216,173	1,540,145	1,676,028	8/31/2012	3,314,490	1,539,004	1,775,486
24.01	Property			7801-7813 South Essex Avenue			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.02	Property			7800-7806 South Essex Avenue			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.03	Property			8148-8156 South Ingleside Avenue			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.04	Property			7800-7810 South Kingston Avenue			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.05	Property			7801-7811 South Kingston Avenue			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.06	Property			6000 South Prairie Avenue			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.07	Property			8236 South Maryland Avenue			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.08	Property			8051 South Ingleside Avenue			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.09	Property			8241-8249 South Ellis Avenue			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.10	Property			9244 South Saginaw Avenue			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.11	Property			4853-4859 South Prairie Avenue			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.12	Property			8200-8204 South Ingleside Avenue			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.13	Property			7348 South Dr. Martin Luther King Drive			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.14	Property			7801 South Saginaw Avenue			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.15	Property			7941 South Marquette Avenue			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.16	Property			8000-8004 South Drexel Avenue			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.17	Property			8231-8237 South Ellis Avenue			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.18	Property			8155 South Maryland Avenue			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.19	Property			8255 South Maryland Avenue			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.20	Property			7914-7916 South Kingston Avenue			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.21	Property			8514 South Crandon Avenue			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
25	Loan		JLC	Bakersfield Multifamily Portfolio	0	Lockout/28_Defeasance/29_0%/3	740,463	12/31/2010	1,198,988	12/31/2011	2,295,717	1,024,407	1,271,310	4/30/2012	2,438,257	1,042,049	1,396,208
25.01	Property			Autumn Glen			351,850	12/31/2010	645,987	12/31/2011	1,143,513	468,699	674,814	4/30/2012	1,251,287	479,503	771,785
25.02	Property			Serena Vista			388,613	12/31/2010	553,001	12/31/2011	1,152,204	555,708	596,496	4/30/2012	1,186,969	562,547	624,423
26	Loan	49	AMF I	Glen Hill North	5	Lockout/24_Defeasance/92_0%/4	1,638,795	12/31/2010	1,882,512	12/31/2011	3,297,562	1,349,871	1,947,691	5/31/2012	3,196,886	1,503,759	1,693,128
27	Loan	13, 50, 51	JLC	The Village Shoppes of Madison	0	Lockout/25_Defeasance/91_0%/4	1,067,932	12/31/2010	1,189,957	12/31/2011	1,744,240	386,357	1,357,882	7/31/2012	1,934,350	407,173	1,527,178
28	Loan	52	GSMC	Central Plaza	0	Lockout/25_Defeasance/91_0%/4	1,236,743	12/31/2010	1,327,737	12/31/2011	1,800,368	439,841	1,360,527	8/31/2012	1,726,544	469,162	1,257,382
29	Loan	53	JLC	Mansell Commons	0	Lockout/29_Defeasance/27_0%/4	1,268,160	12/31/2010	1,274,510	12/31/2011	1,592,373	496,648	1,095,725	7/31/2012	1,865,298	538,593	1,326,705
30	Loan		AMF I	Battle Creek Multifamily Portfolio	5	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	N/A	2,706,529	1,505,678	1,200,851	8/31/2012	2,679,421	1,455,281	1,224,140
30.01	Property			Wyndtree Apartments			593,715	12/31/2010	691,751	12/31/2011	1,337,086	642,824	694,262	8/31/2012	1,289,744	647,761	641,983
30.02	Property			Forest Hills Apartments			N/A	N/A	379,514	12/31/2011	858,147	436,753	421,394	8/31/2012	855,788	442,849	412,939
30.03	Property			Tree Top Apartments			N/A	N/A	N/A	N/A	511,296	426,101	85,195	8/31/2012	533,889	364,671	169,218
31	Loan	54	CGMRC	Lehigh Student Housing Portfolio	0	Lockout/27_Defeasance/86_0%/7	(523,361)	12/31/2010	N/A	N/A	1,966,125	867,572	1,098,553	3/31/2012	1,987,785	923,207	1,064,578
32	Loan		JLC	San Antonio Self Storage Portfolio	0	Lockout/24_Defeasance/92_0%/4	803,967	12/31/2010	910,515	12/31/2011	1,529,190	523,882	1,005,308	8/31/2012	1,564,896	552,511	1,012,385
32.01	Property			1st American Storage (San Antonio)			657,774	12/31/2010	729,596	12/31/2011	1,153,453	378,973	774,480	8/31/2012	1,175,433	400,772	774,661
32.02	Property			1st American Storage (Floresville)			146,193	12/31/2010	180,919	12/31/2011	375,737	144,909	230,828	8/31/2012	389,464	151,739	237,724
33	Loan		GSMC	Kinderton Place	0	Lockout/24_Defeasance/92_0%/4	902,676	12/31/2010	884,900	12/31/2011	1,054,287	165,880	888,407	8/31/2012	1,034,002	150,977	883,024
34	Loan	55	CGMRC	1300 Woodfield	0	Lockout/25_Defeasance/92_0%/3	137,379	12/31/2010	608,173	12/31/2011	2,016,251	997,620	1,018,631	6/30/2012	2,295,921	1,207,561	1,088,360
35	Loan	13	CGMRC	Residence Inn - Florence, SC	0	Lockout/26_Defeasance/90_0%/4	1,116,755	12/31/2010	1,147,098	12/31/2011	3,071,300	1,782,105	1,289,195	5/31/2012	2,923,245	1,771,443	1,151,802
36	Loan	56, 57	AMF I	Paramus Medical Plaza	5	Lockout/24_Defeasance/89_0%/7	866,003	12/31/2010	827,785	12/31/2011	N/A	N/A	N/A	N/A	1,172,842	349,431	823,411
37	Loan	58, 59	AMF I	40 Hart Street	5	Lockout/24_Defeasance/89_0%/7	839,799	12/31/2010	777,496	12/31/2011	1,441,468	597,814	843,654	6/30/2012	1,436,052	590,756	845,296
38	Loan		AMF I	Park Place MHP	5	Lockout/24_Defeasance/92_0%/4	801,282	12/31/2010	804,901	12/31/2011	1,451,741	565,166	886,575	8/30/2012	1,451,741	619,842	831,899
39	Loan		CGMRC	Pinewood MHC	0	Lockout/27_Defeasance/90_0%/3	602,676	3/31/2011	749,231	3/31/2012	1,259,825	474,546	785,279	5/31/2012	1,284,252	521,538	762,714
40	Loan	60	AMF I	Crossroads Executive Center	5	Lockout/24_Defeasance/92_0%/4	614,902	12/31/2010	1,183,984	12/31/2011	2,233,418	920,545	1,312,873	5/31/2012	2,164,008	1,262,219	901,790
41	Loan	61, 62, 63	AMF I	Calabasas Gardens	5	Lockout/25_Defeasance/91_0%/4	712,399	12/31/2010	730,581	12/31/2011	1,221,772	469,697	752,075	7/31/2012	1,170,992	426,344	744,648
42	Loan		CGMRC	Bradley Court Apartments	0	Lockout/26_Defeasance/91_0%/3	707,776	12/31/2010	710,944	12/31/2011	1,443,658	654,199	789,459	7/31/2012	1,443,658	697,601	746,057
43	Loan	13, 64	GSMC	Residence Inn - Albany Airport	0	Lockout/24_Defeasance/92_0%/4	1,001,293	12/31/2010	1,242,183	12/31/2011	3,855,644	2,735,116	1,120,528	7/31/2012	4,123,650	2,844,380	1,279,270
44	Loan	65	GSMC	Residence Inn - Buffalo	0	Lockout/24_Defeasance/92_0%/4	876,242	12/31/2010	1,058,093	12/31/2011	3,654,703	2,679,159	975,544	7/31/2012	3,702,278	2,730,842	971,436
45	Loan	13, 66	GSMC	TownePlace Suites - Huntington	0	Lockout/11_>YM or 1%/105_0%/4	1,170,872	12/31/2010	1,180,737	12/31/2011	2,537,840	1,376,699	1,161,141	8/31/2012	2,537,840	1,391,232	1,146,608
46	Loan		CGMRC	Southern Highlands Self Storage	0	Lockout/24_>YM or 1%/32_0%/4	581,236	12/31/2010	661,779	12/31/2011	1,037,767	318,615	719,152	8/31/2012	1,039,927	329,224	710,703
47	Loan	13, 67	JLC	Holiday Inn Express Hotel & Suites Lancaster - Lititz	0	Lockout/24_Defeasance/92_0%/4	713,879	12/31/2010	841,705	12/31/2011	2,392,843	1,339,083	1,053,759	8/31/2012	2,386,305	1,428,416	957,889
48	Loan		CGMRC	Expressway Plaza	0	Lockout/26_Defeasance/91_0%/3	451,398	12/31/2010	707,694	12/31/2011	1,065,843	303,046	762,797	4/30/2012	1,147,203	368,410	778,793
49	Loan	68, 69, 70	AMF I	Pedro Point Shopping Center	5	Lockout/11_>YM or 1%/105_0%/4	654,639	12/31/2010	546,555	12/31/2011	657,168	92,756	564,412	8/31/2012	717,060	150,450	566,609
50	Loan	13	CGMRC	Park Place at Heathrow	5	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	884,705	266,041	618,664
51	Loan		JLC	A-1 Personal Self Storage Portfolio	0	Lockout/25_Defeasance/91_0%/4	441,265	12/31/2010	466,020	12/31/2011	905,680	314,251	591,429	8/31/2012	893,028	305,976	587,052
51.01	Property			A-1 Star Road (Wake Forest)			164,044	12/31/2010	196,214	12/31/2011	527,104	225,657	301,447	8/31/2012	514,043	198,753	315,289
51.02	Property			A-1 Durant II			277,221	12/31/2010	269,806	12/31/2011	378,576	88,594	289,982	8/31/2012	378,985	107,223	271,762
52	Loan		JLC	Woodridge Plaza	0	Lockout/25_>YM or 1%/91_0%/4	666,997	12/31/2010	659,372	12/31/2011	823,233	238,082	585,151	7/31/2012	786,369	246,286	540,084
53	Loan		CGMRC	Royal Glen Apartments	0	Lockout/26_Defeasance/90_0%/4	574,131	12/31/2010	662,545	12/31/2011	1,149,287	495,377	653,910	5/31/2012	1,144,356	505,708	638,648
54	Loan	71	AMF I	Milford Mill Shopping Center	5	Lockout/25_Defeasance/91_0%/4	564,667	12/31/2010	677,623	12/31/2011	903,814	261,273	642,541	8/31/2012	868,733	261,519	607,214
55	Loan		CGMRC	Chelsea Park	0	Lockout/25_Defeasance/92_0%/3	436,312	12/31/2010	778,202	12/31/2011	1,582,348	804,146	778,202	7/31/2012	1,564,944	847,640	717,304
56	Loan	13	CGMRC	Springhill Suites - Florence, SC	0	Lockout/26_Defeasance/90_0%/4	623,836	12/31/2010	559,959	12/31/2011	2,278,735	1,627,808	650,927	5/31/2012	2,272,509	1,609,435	663,074
57	Loan	72, 73	AMF I	Berkley Hills Apartments	5	Lockout/26_Defeasance/90_0%/4	524,155	12/31/2010	N/A	N/A	1,605,693	941,496	664,197	8/31/2012	1,643,287	961,531	681,755
58	Loan	74	AMF I	Self Storage of America	5	Lockout/25_Defeasance/91_0%/4	524,022	12/31/2010	554,247	12/31/2011	731,403	174,081	557,322	7/31/2012	731,403	221,701	509,703
59	Loan		CGMRC	Storage Pro - Southfield	0	Lockout/25_Defeasance/91_0%/4	225,774	12/31/2010	405,849	12/31/2011	818,067	318,050	500,017	7/31/2012	818,023	319,127	498,897
60	Loan	13	CGMRC	800-805 Peachtree Street	0	Lockout/25_Defeasance/92_0%/3	412,409	12/31/2010	449,149	12/31/2011	638,690	205,484	433,206	6/30/2012	875,437	182,798	692,639
61	Loan		CGMRC	Village at Whitehall	0	Lockout/26_Defeasance/91_0%/3	N/A	N/A	341,968	12/31/2011	779,105	250,020	529,085	6/30/2012	745,395	243,324	502,071
62	Loan	75	JLC	Tribune Press Building	0	Lockout/26_Defeasance/90_0%/4	255,226	12/31/2010	349,938	12/31/2011	732,629	366,517	366,112	5/31/2012	782,068	354,635	427,433
63	Loan		CGMRC	Barry Plaza	0	Lockout/26_Defeasance/91_0%/3	458,384	12/31/2010	394,076	12/31/2011	656,408	244,608	411,800	7/31/2012	716,595	277,205	439,390
64	Loan	13	CGMRC	Phoenix Realty Portfolio	5	Lockout/24_Defeasance/93_0%/3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	440,845	76,486	364,359
64.01	Property	13		Fresenius			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
64.02	Property			Family Dollar - New Port Richey			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
64.03	Property			Family Dollar - Hudson			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
65	Loan		CGMRC	SpaceSavers Storage-Tampa	0	Lockout/26_Defeasance/90_0%/4	325,588	12/31/2010	301,159	12/31/2011	667,867	297,898	369,969	6/30/2012	664,831	297,690	367,141
66	Loan		CGMRC	Shoppes at Columbine	5	Lockout/25_Defeasance/91_0%/4	246,304	2/28/2011	329,364	2/29/2012	536,810	197,256	339,553	4/30/2012	642,302	261,397	380,905
67	Loan	13	CGMRC	4 Seasons Self Storage	0	Lockout/25_Defeasance/92_0%/3	269,697	12/31/2010	360,107	12/31/2011	487,834	111,666	376,168	5/31/2012	487,824	174,578	313,246
68	Loan	13	CGMRC	Sumter Crossing SC	0	Lockout/27_Defeasance/90_0%/3	432,220	12/31/2010	476,206	12/31/2011	601,720	165,339	436,321	8/31/2012	625,006	169,219	455,788
69	Loan		CGMRC	Orchard Grove Apartments	0	Lockout/24_Defeasance/93_0%/3	267,024	12/31/2010	361,789	12/31/2011	806,104	448,407	357,697	8/31/2012	806,104	458,507	347,597
70	Loan	13	CGMRC	Robin MHC	0	Lockout/26_Defeasance/91_0%/3	331,838	12/31/2010	363,152	12/31/2011	661,619	299,737	361,883	5/31/2012	628,498	280,659	347,840
71	Loan		CGMRC	CVS - Tavares, FL	0	Lockout/28_Defeasance/89_0%/3	276,715	12/31/2010	276,702	12/31/2011	277,076	353	276,723	5/31/2012	294,957	30,978	263,978
72	Loan	76	CGMRC	CVS - Inverness, FL	0	Lockout/28_Defeasance/89_0%/3	264,959	12/31/2010	264,329	12/31/2011	265,311	353	264,958	5/31/2012	307,790	49,509	258,281
73	Loan		CGMRC	Wilmor Estates MHC	0	Lockout/27_Defeasance/89_0%/4	270,558	12/1/2010	257,475	12/31/2011	344,042	73,278	270,764	3/31/2012	343,482	109,397	234,085
74	Loan		CGMRC	Mill Creek Apartments	0	Lockout/24_Defeasance/93_0%/3	275,394	12/31/2010	349,103	12/31/2011	984,875	657,253	327,622	8/31/2012	1,017,985	637,045	380,940

GSMS 2012-GCJ9 Annex A

					Debt Yield on	Underwritten				Debt Yield on
Control	Loan /		Mortgage		Underwritten Net	Replacement /	Underwritten	Underwritten Net	Underwritten NCF	Underwritten			As Stabilized	As Stabilized	Cut-off Date	LTV Ratio
Number	Property Flag	Footnotes	Loan Seller	Property Name	Operating Income (%)	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Appraised Value ($)	Appraisal Date	LTV Ratio (%)	at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)
1	Loan	8, 9, 10, 11	GSMC	Bristol Portfolio	9.0%	67,249	62,786	12,497,515	1.78	8.9%	345,700,000	Various	NAP	NAP	40.5%	40.5%	Various		NAP	NAP
1.01	Property	9, 10		Bristol Plaza		N/A	N/A	N/A			340,000,000	7/2/2012	NAP	NAP			88.9% (Multifamily Unfurnished), 48.0% (Multifamily Furnished), 100.0% (Retail, Office, Garage)	8/31/2012, Furnished Units 12/31/2011	NAP	NAP
1.02	Property	12		336 East 71st Street		N/A	N/A	N/A			5,700,000	7/12/2012	NAP	NAP			93.3%	8/31/2012	NAP	NAP
2	Loan		JLC	Pinnacle I	10.2%	78,682	855,512	12,186,037	1.66	9.4%	224,000,000	9/11/2012	NAP	NAP	57.6%	52.2%	91.8%	6/30/2012	NAP	NAP
3	Loan	13, 14, 15	GSMC	Cooper Hotel Portfolio	13.9%	2,806,073	0	10,402,546	1.44	10.9%	142,100,000	Various	164,500,000	Various	67.0%	52.2%	68.5%		99.63	68.22
3.01	Property	13		Hilton - Naples		477,274	0	1,672,898			24,400,000	9/5/2012	26,900,000	9/1/2014			80.0%	9/30/2012	129.34	103.41
3.02	Property	13		Hilton - Orlando / Altamonte Springs		376,335	0	1,226,167			17,400,000	8/30/2012	21,200,000	9/1/2015			61.2%	9/30/2012	89.05	54.54
3.03	Property	13		DoubleTree - Memphis		305,348	0	1,104,282			15,100,000	9/5/2012	17,900,000	9/1/2015			67.8%	9/30/2012	95.29	64.59
3.04	Property	13		Hilton Garden Inn - Detroit Airport		193,207	0	1,095,503			15,000,000	8/30/2012	16,600,000	9/1/2014			73.0%	9/30/2012	91.55	66.82
3.05	Property	13		Hampton Inn and Suites - Detroit Airport		139,492	0	790,475			12,000,000	8/30/2012	13,000,000	9/1/2014			71.7%	9/30/2012	103.36	74.07
3.06	Property	13		DoubleTree - Murfreesboro / Nashville		213,924	0	962,523			11,300,000	8/30/2012	13,200,000	9/1/2015			71.8%	9/30/2012	97.58	70.07
3.07	Property	13		Crowne Plaza - Fort Myers		300,605	0	480,555			10,200,000	8/31/2012	12,300,000	9/1/2015			64.3%	9/30/2012	92.72	59.61
3.08	Property	13		DoubleTree - Jackson		213,387	0	784,326			9,600,000	9/4/2012	11,400,000	9/1/2015			70.9%	9/30/2012	92.70	65.71
3.09	Property	13		DoubleTree - Johnson City		197,342	0	891,943			9,500,000	9/4/2012	10,900,000	9/1/2014			63.9%	9/30/2012	98.45	62.93
3.10	Property	13		DoubleTree - Oak Ridge / Knoxville		172,474	0	745,715			9,100,000	9/5/2012	11,500,000	9/1/2015			54.4%	9/30/2012	101.77	55.37
3.11	Property	13		Embassy Suites - Detroit Airport		216,685	0	648,160			8,500,000	8/30/2012	9,600,000	9/1/2014			82.8%	9/30/2012	105.27	87.21
4	Loan	16, 17	JLC	Jamaica Center	9.8%	53,952	185,032	7,725,731	1.61	9.5%	125,500,000	10/1/2012	NAP	NAP	64.5%	51.8%	100.0%	8/31/2012	NAP	NAP
5	Loan	18	JLC	9201 Sunset	11.1%	50,677	430,655	7,300,394	2.60	10.4%	128,500,000	10/8/2012	NAP	NAP	54.5%	54.5%	94.1%	6/30/2012	NAP	NAP
6	Loan	13, 19	CGMRC	Gansevoort Park Avenue	12.5%	1,518,966	0	15,979,840	1.77	11.4%	278,000,000	5/4/2012	304,000,000	5/1/2015	50.4%	39.9%	84.0%	8/31/2012	377.16	323.39
7	Loan	20, 21	CGMRC	Miami Center	10.2%	199,973	1,227,546	16,043,480	1.41	9.3%	268,000,000	3/28/2012	NAP	NAP	64.1%	53.2%	83.7%	6/1/2012	NAP	NAP
8	Loan	22	JLC	North Street Portfolio	8.6%	134,500	0	4,269,702	1.20	8.4%	71,250,000	Various	NAP	NAP	71.5%	60.1%	93.9%		NAP	NAP
8.01	Property			The Highlands		67,000	0	2,446,331			37,000,000	5/25/2012	NAP	NAP			96.3%	8/15/2012	NAP	NAP
8.02	Property			Park Towers		67,500	0	1,823,372			34,250,000	7/27/2012	NAP	NAP			91.5%	8/15/2012	NAP	NAP
9	Loan	13	CGMRC	TMI Hotel Portfolio	13.8%	789,330	0	5,760,116	1.74	12.2%	76,300,000	Various	92,800,000	Various	62.0%	45.4%	76.8%		93.62	72.17
9.01	Property	13		Homewood Suites - Houston, TX		127,177	0	851,775			12,100,000	7/2/2012	14,100,000	8/1/2015			80.0%	7/31/2012	112.33	89.86
9.02	Property	13		Residence Inn - Peoria, AZ		95,366	0	698,872			10,000,000	7/6/2012	12,900,000	8/1/2014			70.9%	7/31/2012	100.75	71.44
9.03	Property	13		Residence Inn - Waco, TX		86,828	0	624,853			8,700,000	7/6/2012	10,100,000	8/1/2013			77.8%	7/31/2012	96.62	75.13
9.04	Property	13		Homewood Suites- Maumee, OH		92,424	0	683,321			7,600,000	7/9/2012	8,900,000	8/1/2015			79.5%	7/31/2012	100.37	79.77
9.05	Property	13		Fairfield Inn - Cheyenne, WY		61,997	0	618,551			7,300,000	7/5/2012	9,300,000	7/1/2015			80.5%	7/31/2012	94.10	70.57
9.06	Property	13		Hampton Inn - Shawnee, OK		63,257	0	554,981			6,600,000	7/5/2012	7,600,000	8/1/2015			79.2%	7/31/2012	91.55	68.66
9.07	Property	13		Homewood Suites - Grand Rapids, MI		85,324	0	506,055			7,400,000	7/2/2012	9,200,000	8/1/2013			84.2%	7/31/2012	92.72	74.17
9.08	Property	13		TownePlace Suites - Houston, TX		78,644	0	549,996			6,100,000	7/5/2012	7,600,000	8/1/2014			79.2%	7/31/2012	74.47	56.60
9.09	Property	13		Fairfield Inn & Suites - Racine, WI		55,702	0	428,591			6,100,000	7/6/2012	6,300,000	8/1/2013			67.1%	7/31/2012	89.75	60.21
9.10	Property	13		Fairfield Inn - Mankato, MN		42,611	0	243,122			4,400,000	7/6/2012	6,800,000	8/1/2016			66.6%	7/31/2012	75.54	46.84
10	Loan	13, 23, 24, 25	GSMC	222 Broadway	10.8%	217,405	407,600	13,938,573	2.08	10.3%	230,000,000	5/1/2012	270,000,000	5/1/2015	58.7%	50.0%	80.2%	11/1/2012	NAP	NAP
11	Loan	26	GSMC	The Point Shopping Center	10.1%	74,514	180,119	2,766,678	1.52	9.2%	40,200,000	9/24/2012	NAP	NAP	74.6%	60.3%	96.6%	9/1/2012	NAP	NAP
12	Loan	13, 27, 28, 29	JLC	Green Exchange	13.4%	45,609	91,000	3,403,775	2.05	12.8%	38,200,000	9/19/2012	46,000,000	10/1/2015	69.4%	47.0%	80.2%	9/10/2012	NAP	NAP
13	Loan	13, 30, 31, 32	GSMC	Chase Tower Milwaukee	12.3%	154,176	439,146	2,533,993	1.64	9.9%	46,000,000	9/21/2012	52,000,000	10/1/2013	55.4%	39.6%	82.6%	10/31/2012	NAP	NAP
14	Loan		JLC	Signature Place Office	11.9%	74,974	333,394	2,553,642	1.42	10.2%	36,000,000	7/12/2012	NAP	NAP	69.4%	58.9%	96.0%	9/11/2012	NAP	NAP
15	Loan	33, 34, 35	GSMC	Reston Commons	13.9%	26,761	126,051	2,997,556	2.22	13.2%	32,000,000	8/16/2012	40,000,000	3/1/2013	56.8%	51.8%	100.0%	9/1/2012	NAP	NAP
16	Loan	13	JLC	Abbott's Properties	9.4%	106,800	0	1,794,029	1.31	8.9%	25,725,000	8/6/2012	26,050,000	Various	78.6%	64.7%	88.8%		NAP	NAP
16.01	Property			Abbott's Park		69,600	0	1,171,707			17,100,000	8/6/2012	NAP	NAP			90.1%	9/1/2012	NAP	NAP
16.02	Property	13		Abbott's Landing		37,200	0	622,322			8,625,000	8/6/2012	8,950,000	8/6/2013			86.3%	9/1/2012	NAP	NAP
17	Loan		GSMC	Hanes Commons	9.6%	32,316	87,040	1,784,242	1.50	9.0%	27,000,000	9/6/2012	NAP	NAP	73.3%	62.5%	96.4%	8/17/2012	NAP	NAP
18	Loan	36	JLC	First State Plaza	10.1%	32,135	60,091	1,874,483	1.24	9.6%	25,350,000	5/17/2012	NAP	NAP	76.8%	66.5%	84.9%	10/1/2012	NAP	NAP
19	Loan	37, 38, 39, 40	AMF I	Abercorn Common	10.9%	37,049	148,195	1,890,514	1.60	10.0%	26,800,000	9/25/2012	NAP	NAP	70.9%	59.3%	95.6%	10/12/2012	NAP	NAP
20	Loan	13	CGMRC	SST Stockade Self Storage Portfolio Phase I	10.2%	82,440	0	1,781,848	1.59	9.8%	36,675,000	Various	40,050,000	Various	49.6%	38.9%	66.7%		NAP	NAP
20.01	Property			4777 Highway 80 East		10,403	0	500,837			6,625,000	9/25/2012	NAP	NAP			96.8%	7/31/2012	NAP	NAP
20.02	Property			298 Red Cedar Street		10,259	0	287,195			5,900,000	7/25/2012	NAP	NAP			82.9%	7/31/2012	NAP	NAP
20.03	Property	13		6195 South Kanner Highway		6,810	0	216,552			3,300,000	7/21/2012	3,700,000	7/1/2014			64.2%	7/31/2012	NAP	NAP
20.04	Property	13		120 Northpoint Drive		11,528	0	145,495			4,600,000	7/25/2012	5,200,000	8/1/2014			58.1%	7/31/2012	NAP	NAP
20.05	Property	13		3015 Ricks Industrial Park Drive		8,558	0	129,845			3,300,000	7/25/2012	3,700,000	8/1/2014			62.3%	7/31/2012	NAP	NAP
20.06	Property	13		1990 Northwest Federal Highway		4,610	0	137,137			2,700,000	7/21/2012	3,250,000	6/1/2015			59.5%	7/31/2012	NAP	NAP
20.07	Property	13		1060 King George Boulevard		10,266	0	125,691			2,825,000	9/25/2012	3,325,000	9/25/2014			51.7%	7/31/2012	NAP	NAP
20.08	Property	13		782 King George Boulevard		6,566	0	95,641			2,475,000	9/25/2012	2,900,000	9/25/2014			58.8%	7/31/2012	NAP	NAP
20.09	Property	13		512 Percival Road		8,951	0	49,454			2,850,000	7/25/2012	3,350,000	8/1/2014			46.0%	7/31/2012	NAP	NAP
20.10	Property			890 Saint Peters Church Road		4,489	0	94,002			2,100,000	7/25/2012	NAP	NAP			88.3%	7/31/2012	NAP	NAP
21	Loan		JLC	Parkview Independent Living	10.8%	45,600	0	1,889,546	1.50	10.5%	25,060,000	8/9/2012	NAP	NAP	71.8%	60.5%	94.7%		NAP	NAP
21.01	Property			Parkview West		25,200	0	1,269,816			16,460,000	8/9/2012	NAP	NAP			96.4%	6/28/2012	NAP	NAP
21.02	Property			Parkview Fountain City		20,400	0	619,730			8,600,000	8/9/2012	NAP	NAP			92.6%	6/28/2012	NAP	NAP
22	Loan	41, 45	AMF I	Hurstbourne Office Portfolio	10.0%	34,678	173,391	1,443,600	1.39	8.7%	20,850,000	9/5/2012	22,350,000	Various	73.8%	60.2%	96.6%		NAP	NAP
22.01	Property	41, 42, 44		Neustar Building		13,722	68,611	454,734			6,950,000	9/5/2012	8,450,000	9/5/2012			97.0%	10/1/2012	NAP	NAP
22.02	Property			Columns of Hurstbourne Green		7,792	38,959	562,130			7,900,000	9/5/2012	NAP	NAP			100.0%	10/1/2012	NAP	NAP
22.03	Property	43		Plainview Place		13,164	65,821	426,736			6,000,000	9/5/2012	NAP	NAP			94.1%	10/1/2012	NAP	NAP
23	Loan	46	JLC	Barrett Summit	11.9%	35,948	186,755	1,681,853	1.63	10.5%	22,500,000	5/2/2012	NAP	NAP	70.9%	58.5%	90.3%	5/9/2012	NAP	NAP
24	Loan	47, 48	AMF I	Pangea 3 Multifamily Portfolio	11.6%	113,500	0	1,661,986	1.72	10.9%	26,550,000	Various	NAP	NAP	57.6%	47.1%	92.7%		NAP	NAP
24.01	Property			7801-7813 South Essex Avenue		N/A	N/A	N/A			2,000,000	8/24/2012	NAP	NAP			91.7%	10/16/2012	NAP	NAP
24.02	Property			7800-7806 South Essex Avenue		N/A	N/A	N/A			2,000,000	8/24/2012	NAP	NAP			91.7%	10/16/2012	NAP	NAP
24.03	Property			8148-8156 South Ingleside Avenue		N/A	N/A	N/A			1,750,000	8/23/2012	NAP	NAP			81.5%	10/16/2012	NAP	NAP
24.04	Property			7800-7810 South Kingston Avenue		N/A	N/A	N/A			1,700,000	8/24/2012	NAP	NAP			92.6%	10/16/2012	NAP	NAP
24.05	Property			7801-7811 South Kingston Avenue		N/A	N/A	N/A			1,650,000	8/24/2012	NAP	NAP			85.2%	10/16/2012	NAP	NAP
24.06	Property			6000 South Prairie Avenue		N/A	N/A	N/A			1,600,000	8/23/2012	NAP	NAP			95.8%	10/16/2012	NAP	NAP
24.07	Property			8236 South Maryland Avenue		N/A	N/A	N/A			1,550,000	8/23/2012	NAP	NAP			100.0%	10/16/2012	NAP	NAP
24.08	Property			8051 South Ingleside Avenue		N/A	N/A	N/A			1,400,000	8/23/2012	NAP	NAP			84.0%	10/16/2012	NAP	NAP
24.09	Property			8241-8249 South Ellis Avenue		N/A	N/A	N/A			1,350,000	8/23/2012	NAP	NAP			95.8%	10/16/2012	NAP	NAP
24.10	Property			9244 South Saginaw Avenue		N/A	N/A	N/A			1,350,000	8/24/2012	NAP	NAP			90.9%	10/16/2012	NAP	NAP
24.11	Property			4853-4859 South Prairie Avenue		N/A	N/A	N/A			1,200,000	8/23/2012	NAP	NAP			94.4%	10/16/2012	NAP	NAP
24.12	Property			8200-8204 South Ingleside Avenue		N/A	N/A	N/A			1,150,000	8/23/2012	NAP	NAP			94.7%	10/16/2012	NAP	NAP
24.13	Property			7348 South Dr. Martin Luther King Drive		N/A	N/A	N/A			1,100,000	8/23/2012	NAP	NAP			100.0%	10/16/2012	NAP	NAP
24.14	Property			7801 South Saginaw Avenue		N/A	N/A	N/A			1,100,000	8/24/2012	NAP	NAP			100.0%	10/16/2012	NAP	NAP
24.15	Property			7941 South Marquette Avenue		N/A	N/A	N/A			1,050,000	8/24/2012	NAP	NAP			91.7%	10/16/2012	NAP	NAP
24.16	Property			8000-8004 South Drexel Avenue		N/A	N/A	N/A			1,050,000	8/23/2012	NAP	NAP			100.0%	10/16/2012	NAP	NAP
24.17	Property			8231-8237 South Ellis Avenue		N/A	N/A	N/A			900,000	8/23/2012	NAP	NAP			100.0%	10/16/2012	NAP	NAP
24.18	Property			8155 South Maryland Avenue		N/A	N/A	N/A			850,000	8/23/2012	NAP	NAP			86.7%	10/16/2012	NAP	NAP
24.19	Property			8255 South Maryland Avenue		N/A	N/A	N/A			650,000	8/23/2012	NAP	NAP			91.7%	10/16/2012	NAP	NAP
24.20	Property			7914-7916 South Kingston Avenue		N/A	N/A	N/A			650,000	8/24/2012	NAP	NAP			91.7%	10/16/2012	NAP	NAP
24.21	Property			8514 South Crandon Avenue		N/A	N/A	N/A			500,000	8/24/2012	NAP	NAP			100.0%	10/16/2012	NAP	NAP
25	Loan		JLC	Bakersfield Multifamily Portfolio	9.7%	75,000	0	1,321,208	1.27	9.1%	19,350,000	5/15/2012	NAP	NAP	74.7%	70.1%	97.6%		NAP	NAP
25.01	Property			Autumn Glen		36,000	0	735,785			10,750,000	5/15/2012	NAP	NAP			96.7%	7/31/2012	NAP	NAP
25.02	Property			Serena Vista		39,000	0	585,423			8,600,000	5/15/2012	NAP	NAP			98.5%	7/31/2012	NAP	NAP
26	Loan	49	AMF I	Glen Hill North	11.9%	114,841	192,285	1,386,002	1.54	9.8%	20,700,000	7/3/2012	NAP	NAP	68.6%	56.2%	81.3%	9/25/2012	NAP	NAP
27	Loan	13, 50, 51	JLC	The Village Shoppes of Madison	10.9%	28,726	97,025	1,401,426	1.57	10.0%	19,100,000	8/30/2012	20,200,000	9/1/2014	73.2%	56.8%	86.8%	10/1/2012	NAP	NAP
28	Loan	52	GSMC	Central Plaza	10.2%	24,216	67,908	1,165,258	1.51	9.5%	16,400,000	8/3/2012	NAP	NAP	74.9%	66.0%	97.1%	9/6/2012	NAP	NAP
29	Loan	53	JLC	Mansell Commons	11.4%	44,583	121,236	1,160,887	1.32	10.0%	17,800,000	3/19/2012	NAP	NAP	65.5%	61.8%	84.8%	8/31/2012	NAP	NAP
30	Loan		AMF I	Battle Creek Multifamily Portfolio	10.6%	123,538	0	1,100,602	1.41	9.6%	16,900,000	9/10/2012	NAP	NAP	68.0%	50.2%	92.2%		NAP	NAP
30.01	Property			Wyndtree Apartments		50,188	0	591,795			8,500,000	9/10/2012	NAP	NAP			91.3%	8/31/2012	NAP	NAP
30.02	Property			Forest Hills Apartments		39,135	0	373,804			5,000,000	9/10/2012	NAP	NAP			95.6%	8/31/2012	NAP	NAP
30.03	Property			Tree Top Apartments		34,215	0	135,003			3,400,000	9/10/2012	NAP	NAP			89.0%	8/31/2012	NAP	NAP
31	Loan	54	CGMRC	Lehigh Student Housing Portfolio	10.8%	72,335	0	992,243	1.43	10.0%	17,000,000	5/31/2012	NAP	NAP	58.2%	44.0%	97.4%	9/12/2012	NAP	NAP
32	Loan		JLC	San Antonio Self Storage Portfolio	10.5%	38,986	0	973,399	1.38	10.1%	14,150,000	9/12/2012	NAP	NAP	68.2%	51.8%	92.5%		NAP	NAP
32.01	Property			1st American Storage (San Antonio)		30,557	0	744,104			10,480,000	9/12/2012	NAP	NAP			91.2%	9/5/2012	NAP	NAP
32.02	Property			1st American Storage (Floresville)		8,430	0	229,295			3,670,000	9/12/2012	NAP	NAP			97.0%	9/5/2012	NAP	NAP
33	Loan		GSMC	Kinderton Place	10.3%	17,885	35,953	829,187	1.58	9.6%	11,850,000	9/17/2012	NAP	NAP	72.6%	58.7%	97.5%	10/1/2012	NAP	NAP
34	Loan	55	CGMRC	1300 Woodfield	12.7%	26,774	174,928	886,658	1.62	10.3%	14,100,000	7/13/2012	NAP	NAP	60.9%	50.0%	91.2%	7/27/2012	NAP	NAP
35	Loan	13	CGMRC	Residence Inn - Florence, SC	13.9%	116,930	0	1,034,872	1.81	12.5%	12,100,000	7/1/2012	13,500,000	7/1/2015	68.4%	45.6%	88.0%	5/31/2012	96.33	84.78
36	Loan	56, 57	AMF I	Paramus Medical Plaza	10.0%	7,424	33,886	782,101	1.48	9.5%	11,000,000	8/27/2012	NAP	NAP	75.0%	61.6%	100.0%	10/15/2012	NAP	NAP
37	Loan	58, 59	AMF I	40 Hart Street	10.2%	10,814	67,752	766,730	1.46	9.3%	11,000,000	7/10/2012	NAP	NAP	75.0%	61.4%	90.7%	10/15/2012	NAP	NAP
38	Loan		AMF I	Park Place MHP	10.4%	23,000	0	808,899	1.66	10.1%	12,500,000	9/6/2012	NAP	NAP	64.0%	51.7%	68.5%	9/7/2012	NAP	NAP
39	Loan		CGMRC	Pinewood MHC	9.8%	17,600	0	745,114	1.44	9.5%	10,900,000	6/14/2012	NAP	NAP	71.6%	59.4%	76.4%	6/12/2012	NAP	NAP
40	Loan	60	AMF I	Crossroads Executive Center	11.6%	48,916	130,294	722,579	1.46	9.3%	11,700,000	7/3/2012	NAP	NAP	66.7%	54.6%	76.8%	9/25/2012	NAP	NAP
41	Loan	61, 62, 63	AMF I	Calabasas Gardens	9.6%	10,303	41,355	692,990	1.40	8.9%	11,400,000	8/8/2012	NAP	NAP	68.3%	56.0%	94.1%	8/31/2012	NAP	NAP
42	Loan		CGMRC	Bradley Court Apartments	9.6%	43,800	0	702,257	1.48	9.0%	10,500,000	6/6/2012	NAP	NAP	74.1%	60.0%	96.6%	10/8/2012	NAP	NAP
43	Loan	13, 64	GSMC	Residence Inn - Albany Airport	16.8%	164,946	0	1,114,324	1.84	14.7%	15,000,000	5/1/2012	16,000,000	5/1/2014	50.7%	30.0%	85.8%	7/31/2012	107.99	92.67
44	Loan	65	GSMC	Residence Inn - Buffalo	13.1%	148,091	0	823,345	1.39	11.1%	11,400,000	9/5/2012	NAP	NAP	64.9%	41.1%	79.4%	7/31/2012	111.12	88.20
45	Loan	13, 66	GSMC	TownePlace Suites - Huntington	16.4%	101,514	0	1,045,094	2.13	15.0%	11,300,000	6/20/2012	12,400,000	7/1/2015	61.7%	42.2%	84.8%	8/31/2012	93.70	79.43
46	Loan		CGMRC	Southern Highlands Self Storage	11.0%	16,400	0	694,302	1.78	10.8%	9,400,000	8/28/2012	NAP	NAP	68.6%	62.7%	76.7%	7/31/2012	NAP	NAP
47	Loan	13, 67	JLC	Holiday Inn Express Hotel & Suites Lancaster - Lititz	15.4%	95,452	0	862,437	1.77	13.9%	9,300,000	8/20/2012	10,500,000	9/1/2014	66.7%	37.1%	66.0%	8/31/2012	108.98	71.95
48	Loan		CGMRC	Expressway Plaza	12.6%	24,230	56,927	697,636	1.65	11.3%	9,140,000	4/28/2012	NAP	NAP	67.6%	50.2%	96.2%	9/21/2012	NAP	NAP
49	Loan	68, 69, 70	AMF I	Pedro Point Shopping Center	9.4%	4,059	20,400	542,150	1.43	9.0%	9,500,000	8/27/2012	NAP	NAP	63.2%	51.7%	90.8%	10/22/2012	NAP	NAP
50	Loan	13	CGMRC	Park Place at Heathrow	11.1%	8,295	26,585	583,783	1.68	10.4%	7,600,000	9/13/2012	7,700,000	12/13/2012	73.6%	59.2%	86.9%	9/1/2012	NAP	NAP
51	Loan		JLC	A-1 Personal Self Storage Portfolio	10.7%	14,516	0	572,535	1.60	10.4%	8,000,000	9/7/2012	NAP	NAP	68.7%	56.6%	81.1%		NAP	NAP
51.01	Property			A-1 Star Road (Wake Forest)		9,903	0	305,386			4,100,000	9/7/2012	NAP	NAP			76.3%	8/31/2012	NAP	NAP
51.02	Property			A-1 Durant II		4,613	0	267,150			3,900,000	9/7/2012	NAP	NAP			91.8%	8/31/2012	NAP	NAP
52	Loan		JLC	Woodridge Plaza	9.9%	29,860	34,502	475,721	1.32	8.8%	7,300,000	7/30/2012	NAP	NAP	74.4%	61.7%	83.5%	7/1/2012	NAP	NAP
53	Loan		CGMRC	Royal Glen Apartments	12.2%	42,500	0	596,148	1.83	11.4%	7,030,000	7/11/2012	NAP	NAP	74.5%	60.7%	98.8%	8/13/2012	NAP	NAP
54	Loan	71	AMF I	Milford Mill Shopping Center	12.2%	8,329	51,435	547,450	1.71	11.0%	8,400,000	8/12/2012	NAP	NAP	59.5%	48.8%	100.0%	8/23/2012	NAP	NAP
55	Loan		CGMRC	Chelsea Park	14.4%	42,400	0	674,904	2.23	13.5%	9,900,000	8/3/2012	NAP	NAP	50.4%	40.8%	96.3%	8/8/2012	NAP	NAP
56	Loan	13	CGMRC	Springhill Suites - Florence, SC	13.4%	90,900	0	572,173	1.65	11.6%	7,600,000	7/1/2012	8,600,000	7/1/2015	64.9%	43.0%	74.7%	5/31/2012	86.12	64.36
57	Loan	72, 73	AMF I	Berkley Hills Apartments	14.1%	112,950	0	568,805	1.67	11.7%	8,120,000	8/1/2012	NAP	NAP	59.7%	44.7%	95.2%	10/22/2012	NAP	NAP
58	Loan	74	AMF I	Self Storage of America	10.5%	14,500	0	495,203	1.50	10.2%	6,800,000	7/31/2012	NAP	NAP	71.2%	52.7%	91.0%	9/30/2012	NAP	NAP
59	Loan		CGMRC	Storage Pro - Southfield	10.4%	14,816	0	484,081	1.62	10.1%	6,500,000	8/20/2012	NAP	NAP	73.8%	60.1%	96.1%	8/31/2012	NAP	NAP
60	Loan	13	CGMRC	800-805 Peachtree Street	14.6%	8,276	40,521	643,842	2.18	13.6%	9,500,000	7/10/2012	9,750,000	5/1/2013	49.9%	39.7%	87.2%	6/30/2012	NAP	NAP
61	Loan		CGMRC	Village at Whitehall	11.6%	4,230	32,654	465,188	1.66	10.8%	6,700,000	7/8/2012	NAP	NAP	64.4%	53.1%	100.0%	6/30/2012	NAP	NAP
62	Loan	75	JLC	Tribune Press Building	10.2%	8,669	7,977	410,787	1.35	9.8%	5,660,000	9/20/2012	NAP	NAP	74.1%	63.0%	95.1%	7/13/2012	NAP	NAP
63	Loan		CGMRC	Barry Plaza	11.1%	9,550	22,320	407,520	1.61	10.3%	5,750,000	8/2/2012	NAP	NAP	68.5%	56.4%	92.1%	8/2/2012	NAP	NAP
64	Loan	13	CGMRC	Phoenix Realty Portfolio	10.2%	3,691	12,304	348,364	1.47	9.7%	5,100,000	Various	5,350,000	Various	70.3%	55.5%	100.0%		NAP	NAP
64.01	Property	13		Fresenius		N/A	N/A	N/A			2,000,000	8/2/2012	2,250,000	9/1/2012			100.0%	9/13/2012	NAP	NAP
64.02	Property			Family Dollar - New Port Richey		N/A	N/A	N/A			1,560,000	6/29/2012	NAP	NAP			100.0%	9/13/2012	NAP	NAP
64.03	Property			Family Dollar - Hudson		N/A	N/A	N/A			1,540,000	6/29/2012	NAP	NAP			100.0%	9/13/2012	NAP	NAP
65	Loan		CGMRC	SpaceSavers Storage-Tampa	10.5%	12,770	0	354,371	1.57	10.1%	5,100,000	8/3/2012	NAP	NAP	68.5%	56.4%	83.1%	7/31/2012	NAP	NAP
66	Loan		CGMRC	Shoppes at Columbine	11.1%	9,651	27,273	343,981	1.58	10.0%	5,000,000	5/28/2012	NAP	NAP	68.5%	56.2%	90.2%	10/31/2012	NAP	NAP
67	Loan	13	CGMRC	4 Seasons Self Storage	9.7%	9,762	0	303,484	1.25	9.4%	4,975,000	7/31/2012	5,375,000	7/31/2013	65.2%	46.2%	78.6%	8/22/2012	NAP	NAP
68	Loan	13	CGMRC	Sumter Crossing SC	14.8%	10,416	41,005	404,366	1.65	13.1%	5,550,000	6/14/2012	5,650,000	2/1/2013	55.5%	34.6%	100.0%	8/2/2012	NAP	NAP
69	Loan		CGMRC	Orchard Grove Apartments	11.6%	42,000	0	305,597	1.59	10.2%	4,000,000	7/23/2012	NAP	NAP	75.0%	61.5%	92.5%	9/30/2012	NAP	NAP
70	Loan	13	CGMRC	Robin MHC	12.7%	11,700	0	336,140	1.78	12.3%	3,750,000	7/10/2012	4,700,000	7/1/2017	72.8%	46.4%	76.1%	6/14/2012	NAP	NAP
71	Loan		CGMRC	CVS - Tavares, FL	10.1%	3,667	4,087	256,225	1.47	9.8%	4,275,000	6/11/2012	NAP	NAP	61.1%	50.9%	100.0%	6/15/2012	NAP	NAP
72	Loan	76	CGMRC	CVS - Inverness, FL	10.2%	5,647	4,534	248,099	1.47	9.8%	3,650,000	6/11/2012	NAP	NAP	69.6%	57.9%	100.0%	6/15/2012	NAP	NAP
73	Loan		CGMRC	Wilmor Estates MHC	10.0%	6,650	0	227,435	1.38	9.7%	3,150,000	4/2/2012	NAP	NAP	74.4%	62.8%	99.2%	9/13/2012	NAP	NAP
74	Loan		CGMRC	Mill Creek Apartments	18.4%	52,200	0	328,740	2.44	15.9%	2,950,000	9/12/2012	NAP	NAP	70.0%	57.7%	98.9%	9/28/2012	NAP	NAP

GSMS 2012-GCJ9 Annex A

									Second	Second		Third	Third		Fourth
Control	Loan /		Mortgage			Largest Tenant	Largest Tenant	Second	Largest Tenant	Largest Tenant	Third	Largest Tenant	Largest Tenant	Fourth	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft
1	Loan	8, 9, 10, 11	GSMC	Bristol Portfolio
1.01	Property	9, 10		Bristol Plaza	Memorial Sloan-Kettering	66,513	5/31/2027	Bristol 65 Parking LLC (Icon)	33,278	8/31/2023	Bank of America	11,786	12/31/2018	TD Bank	6,050
1.02	Property	12		336 East 71st Street	NAP			NAP			NAP			NAP
2	Loan		JLC	Pinnacle I	Warner Music Group	195,166	12/31/2019	AM/FM Operating, Inc.	107,715	9/30/2016	NBCUniversal	37,066	12/31/2014	Sony Pictures Television Inc.	9,005
3	Loan	13, 14, 15	GSMC	Cooper Hotel Portfolio
3.01	Property	13		Hilton - Naples	NAP			NAP			NAP			NAP
3.02	Property	13		Hilton - Orlando / Altamonte Springs	NAP			NAP			NAP			NAP
3.03	Property	13		DoubleTree - Memphis	NAP			NAP			NAP			NAP
3.04	Property	13		Hilton Garden Inn - Detroit Airport	NAP			NAP			NAP			NAP
3.05	Property	13		Hampton Inn and Suites - Detroit Airport	NAP			NAP			NAP			NAP
3.06	Property	13		DoubleTree - Murfreesboro / Nashville	NAP			NAP			NAP			NAP
3.07	Property	13		Crowne Plaza - Fort Myers	NAP			NAP			NAP			NAP
3.08	Property	13		DoubleTree - Jackson	NAP			NAP			NAP			NAP
3.09	Property	13		DoubleTree - Johnson City	NAP			NAP			NAP			NAP
3.10	Property	13		DoubleTree - Oak Ridge / Knoxville	NAP			NAP			NAP			NAP
3.11	Property	13		Embassy Suites - Detroit Airport	NAP			NAP			NAP			NAP
4	Loan	16, 17	JLC	Jamaica Center	National Amusements	83,000	5/31/2022	QEOC	37,511	6/30/2022	Old Navy	29,885	5/31/2017	Bally Total Fitness	26,055
5	Loan	18	JLC	9201 Sunset	HH Sunset - Innovative Dining	13,258	9/30/2022	Oncotherapeutics	9,815	6/30/2014	Gary Motykie	7,746	2/28/2022	David L. Matlock M.D	7,109
6	Loan	13, 19	CGMRC	Gansevoort Park Avenue	NAP			NAP			NAP			NAP
7	Loan	20, 21	CGMRC	Miami Center	Citicorp	157,553	1/31/2020	Shook Hardy & Bacon LLP	86,151	7/31/2022	Shutts & Bowen LLP	68,727	10/31/2015	Morgan Stanley Smith Barney	46,404
8	Loan	22	JLC	North Street Portfolio
8.01	Property			The Highlands	NAP			NAP			NAP			NAP
8.02	Property			Park Towers	NAP			NAP			NAP			NAP
9	Loan	13	CGMRC	TMI Hotel Portfolio
9.01	Property	13		Homewood Suites - Houston, TX	NAP			NAP			NAP			NAP
9.02	Property	13		Residence Inn - Peoria, AZ	NAP			NAP			NAP			NAP
9.03	Property	13		Residence Inn - Waco, TX	NAP			NAP			NAP			NAP
9.04	Property	13		Homewood Suites- Maumee, OH	NAP			NAP			NAP			NAP
9.05	Property	13		Fairfield Inn - Cheyenne, WY	NAP			NAP			NAP			NAP
9.06	Property	13		Hampton Inn - Shawnee, OK	NAP			NAP			NAP			NAP
9.07	Property	13		Homewood Suites - Grand Rapids, MI	NAP			NAP			NAP			NAP
9.08	Property	13		TownePlace Suites - Houston, TX	NAP			NAP			NAP			NAP
9.09	Property	13		Fairfield Inn & Suites - Racine, WI	NAP			NAP			NAP			NAP
9.10	Property	13		Fairfield Inn - Mankato, MN	NAP			NAP			NAP			NAP
10	Loan	13, 23, 24, 25	GSMC	222 Broadway	Bank of America	595,953	5/31/2022	JPMorgan Chase	14,961	6/30/2021	Peltz & Walker	9,000	3/31/2014	Au Bon Pain	1,325
11	Loan	26	GSMC	The Point Shopping Center	Burlington Coat Factory	76,665	1/31/2016	Giant Food	73,042	7/29/2021	A.C. Moore Arts & Crafts	24,890	4/30/2020	Staples	24,000
12	Loan	13, 27, 28, 29	JLC	Green Exchange	Coyote Logistics	145,438	4/30/2022	Rainforest Learning Center, Inc.	9,922	2/28/2022	St. Augustine College	9,746	3/14/2015	The Greenhouse Loft LLC	7,479
13	Loan	13, 30, 31, 32	GSMC	Chase Tower Milwaukee	JPMorgan Chase Bank N.A.	226,817	9/30/2021	Infinity Healthcare	62,610	2/29/2028	ONeil Cannon Hollman & Dejong SC	21,390	4/30/2019	WUWM Milwaukee Public Radio	21,085
14	Loan		JLC	Signature Place Office	Novartis Animal Health US	106,799	6/30/2014	Greensboro Orthopaedics	58,398	1/31/2025	Tanger Properties Ltd.	34,378	3/31/2021	K&W Cafeterias, Inc.	20,694
15	Loan	33, 34, 35	GSMC	Reston Commons	BAE Systems Information Solutions, Inc.	133,806	2/28/2023	NAP			NAP			NAP
16	Loan	13	JLC	Abbott's Properties
16.01	Property			Abbott's Park	NAP			NAP			NAP			NAP
16.02	Property	13		Abbott's Landing	NAP			NAP			NAP			NAP
17	Loan		GSMC	Hanes Commons	Ross Dress for Less	30,187	1/31/2017	Babies R Us (GL)	30,000	1/31/2017	HomeGoods	25,000	1/31/2017	Cost Plus World Market	18,294
18	Loan	36	JLC	First State Plaza	Shop-Rite	57,319	9/30/2030	Cinemark	29,452	10/31/2016	Dollar Tree	12,882	11/30/2017	US Post Office	10,072
19	Loan	37, 38, 39, 40	AMF I	Abercorn Common	Ashley Home Store	34,069	9/30/2020	HomeGoods	30,528	10/31/2023	Michaels Stores Inc.	25,012	2/28/2015	Office Depot	19,747
20	Loan	13	CGMRC	SST Stockade Self Storage Portfolio Phase I
20.01	Property			4777 Highway 80 East	NAP			NAP			NAP			NAP
20.02	Property			298 Red Cedar Street	NAP			NAP			NAP			NAP
20.03	Property	13		6195 South Kanner Highway	NAP			NAP			NAP			NAP
20.04	Property	13		120 Northpoint Drive	NAP			NAP			NAP			NAP
20.05	Property	13		3015 Ricks Industrial Park Drive	NAP			NAP			NAP			NAP
20.06	Property	13		1990 Northwest Federal Highway	NAP			NAP			NAP			NAP
20.07	Property	13		1060 King George Boulevard	NAP			NAP			NAP			NAP
20.08	Property	13		782 King George Boulevard	NAP			NAP			NAP			NAP
20.09	Property	13		512 Percival Road	NAP			NAP			NAP			NAP
20.10	Property			890 Saint Peters Church Road	NAP			NAP			NAP			NAP
21	Loan		JLC	Parkview Independent Living
21.01	Property			Parkview West	NAP			NAP			NAP			NAP
21.02	Property			Parkview Fountain City	NAP			NAP			NAP			NAP
22	Loan	41, 45	AMF I	Hurstbourne Office Portfolio
22.01	Property	41, 42, 44		Neustar Building	Neustar, Inc.	36,283	12/31/2021	Farm Credit Services of Mid-America	17,468	2/29/2020	Jefferson Development	6,839	12/31/2017	Coolbaker's Inc.	3,671
22.02	Property			Columns of Hurstbourne Green	Firstsource	38,959	1/31/2021	NAP			NAP			NAP
22.03	Property	43		Plainview Place	KHESLC	40,303	5/31/2022	A Technological Advantage	10,830	5/31/2017	CompuCom	10,822	10/31/2012	NAP
23	Loan	46	JLC	Barrett Summit	Brasfield & Gorrie, LLC	69,613	2/28/2021	Total System Services, Inc.	53,728	1/31/2020	Phoenix Aviation Managers	31,855	9/30/2019	Excel Electrical Technologies	7,146
24	Loan	47, 48	AMF I	Pangea 3 Multifamily Portfolio
24.01	Property			7801-7813 South Essex Avenue	NAP			NAP			NAP			NAP
24.02	Property			7800-7806 South Essex Avenue	NAP			NAP			NAP			NAP
24.03	Property			8148-8156 South Ingleside Avenue	NAP			NAP			NAP			NAP
24.04	Property			7800-7810 South Kingston Avenue	NAP			NAP			NAP			NAP
24.05	Property			7801-7811 South Kingston Avenue	NAP			NAP			NAP			NAP
24.06	Property			6000 South Prairie Avenue	NAP			NAP			NAP			NAP
24.07	Property			8236 South Maryland Avenue	NAP			NAP			NAP			NAP
24.08	Property			8051 South Ingleside Avenue	NAP			NAP			NAP			NAP
24.09	Property			8241-8249 South Ellis Avenue	NAP			NAP			NAP			NAP
24.10	Property			9244 South Saginaw Avenue	NAP			NAP			NAP			NAP
24.11	Property			4853-4859 South Prairie Avenue	NAP			NAP			NAP			NAP
24.12	Property			8200-8204 South Ingleside Avenue	NAP			NAP			NAP			NAP
24.13	Property			7348 South Dr. Martin Luther King Drive	NAP			NAP			NAP			NAP
24.14	Property			7801 South Saginaw Avenue	NAP			NAP			NAP			NAP
24.15	Property			7941 South Marquette Avenue	NAP			NAP			NAP			NAP
24.16	Property			8000-8004 South Drexel Avenue	NAP			NAP			NAP			NAP
24.17	Property			8231-8237 South Ellis Avenue	NAP			NAP			NAP			NAP
24.18	Property			8155 South Maryland Avenue	NAP			NAP			NAP			NAP
24.19	Property			8255 South Maryland Avenue	NAP			NAP			NAP			NAP
24.20	Property			7914-7916 South Kingston Avenue	NAP			NAP			NAP			NAP
24.21	Property			8514 South Crandon Avenue	NAP			NAP			NAP			NAP
25	Loan		JLC	Bakersfield Multifamily Portfolio
25.01	Property			Autumn Glen	NAP			NAP			NAP			NAP
25.02	Property			Serena Vista	NAP			NAP			NAP			NAP
26	Loan	49	AMF I	Glen Hill North	DCFS	17,922	4/30/2014	American Guardian	16,582	8/31/2013	Play Mechanics	9,589	6/30/2014	Hospice of America	9,482
27	Loan	13, 50, 51	JLC	The Village Shoppes of Madison	Publix	54,340	1/31/2028	Tuesday Morning	10,000	7/31/2016	Carson's Grill	7,000	11/30/2017	The Play Place	5,000
28	Loan	52	GSMC	Central Plaza	Old Navy	44,497	1/1/2017	Bed Bath & Beyond	29,778	1/31/2018	Staples	23,206	2/29/2016	Shoe Carnival (Old Navy sublease)	15,000
29	Loan	53	JLC	Mansell Commons	The Esani Institute, LLC	20,800	2/28/2015	Europe2You	12,320	7/31/2016	Griffen Antiques Holdings Inc.	11,554	12/31/2013	Henry Schein, Inc.	10,254
30	Loan		AMF I	Battle Creek Multifamily Portfolio
30.01	Property			Wyndtree Apartments	NAP			NAP			NAP			NAP
30.02	Property			Forest Hills Apartments	NAP			NAP			NAP			NAP
30.03	Property			Tree Top Apartments	NAP			NAP			NAP			NAP
31	Loan	54	CGMRC	Lehigh Student Housing Portfolio	NAP			NAP			NAP			NAP
32	Loan		JLC	San Antonio Self Storage Portfolio
32.01	Property			1st American Storage (San Antonio)	NAP			NAP			NAP			NAP
32.02	Property			1st American Storage (Floresville)	NAP			NAP			NAP			NAP
33	Loan		GSMC	Kinderton Place	Lowes Foods	41,060	9/17/2022	Rite Aid	13,824	11/30/2022	Chilo's Mexican	4,590	4/30/2019	Yadkin Valley Telephone	2,619
34	Loan	55	CGMRC	1300 Woodfield	Hostmark	19,744	11/30/2014	Lake Forest Graduate School of Management	14,299	11/30/2021	Texas Instruments	13,055	9/30/2017	Ericcson Communications	11,539
35	Loan	13	CGMRC	Residence Inn - Florence, SC	NAP			NAP			NAP			NAP
36	Loan	56, 57	AMF I	Paramus Medical Plaza	Paramus Surgical Center	8,648	5/31/2015	Dr. Stoller	5,584	4/30/2015	St. Joseph's Hospital	3,594	1/31/2022	US Path, Inc	2,598
37	Loan	58, 59	AMF I	40 Hart Street	Hospital of Central CT	15,008	4/30/2014	New Britain OB/GYN, PC	5,905	3/31/2016	Orthopedic Surgeons of Central CT, PC	4,456	12/31/2012	Cancer Center of Central Conn., LLC	3,772
38	Loan		AMF I	Park Place MHP	NAP			NAP			NAP			NAP
39	Loan		CGMRC	Pinewood MHC	NAP			NAP			NAP			NAP
40	Loan	60	AMF I	Crossroads Executive Center	Futurewei	15,182	2/29/2016	Woodfield Fund	8,850	6/14/2013	Olivet Nazarene University	5,440	6/29/2020	PI International, LLC	4,875
41	Loan	61, 62, 63	AMF I	Calabasas Gardens	Dilbeck Estates	5,634	12/31/2013	Mashcole Property Mgmt	2,750	10/31/2016	Ellias Construction	2,700	9/30/2014	Fine Artists Mgmt	2,394
42	Loan		CGMRC	Bradley Court Apartments	NAP			NAP			NAP			NAP
43	Loan	13, 64	GSMC	Residence Inn - Albany Airport	NAP			NAP			NAP			NAP
44	Loan	65	GSMC	Residence Inn - Buffalo	NAP			NAP			NAP			NAP
45	Loan	13, 66	GSMC	TownePlace Suites - Huntington	NAP			NAP			NAP			NAP
46	Loan		CGMRC	Southern Highlands Self Storage	NAP			NAP			NAP			NAP
47	Loan	13, 67	JLC	Holiday Inn Express Hotel & Suites Lancaster - Lititz	NAP			NAP			NAP			NAP
48	Loan		CGMRC	Expressway Plaza	Hastings	35,000	8/31/2020	Guitar Center	9,576	3/31/2017	Cato	8,100	1/31/2013	Anna's Linens	8,000
49	Loan	68, 69, 70	AMF I	Pedro Point Shopping Center	Fresh & Easy	17,315	2/1/2029	The Truth Tattoo Parlor	1,120	12/1/2017	NAP			NAP
50	Loan	13	CGMRC	Park Place at Heathrow	Ichiban Hibachi Buffett	8,657	5/31/2019	Friendly's Sports Bar	5,214	7/31/2015	Moe's Southwest Grill	2,671	5/31/2013	Winter Park Cycles	2,576
51	Loan		JLC	A-1 Personal Self Storage Portfolio
51.01	Property			A-1 Star Road (Wake Forest)	NAP			NAP			NAP			NAP
51.02	Property			A-1 Durant II	NAP			NAP			NAP			NAP
52	Loan		JLC	Woodridge Plaza	Unimart	8,100	12/31/2016	Beauty Company of Chicago	5,050	7/31/2015	Lifetouch/Prestige Portraits	4,143	6/30/2015	Big Suchir	3,644
53	Loan		CGMRC	Royal Glen Apartments	NAP			NAP			NAP			NAP
54	Loan	71	AMF I	Milford Mill Shopping Center	Alko Distributors, Inc.	20,104	4/30/2016	Liberty Fish and Chicken	2,681	1/31/2015	Cricket Wireless	2,386	2/28/2014	Beauty Outlet	1,787
55	Loan		CGMRC	Chelsea Park	NAP			NAP			NAP			NAP
56	Loan	13	CGMRC	Springhill Suites - Florence, SC	NAP			NAP			NAP			NAP
57	Loan	72, 73	AMF I	Berkley Hills Apartments	NAP			NAP			NAP			NAP
58	Loan	74	AMF I	Self Storage of America	NAP			NAP			NAP			NAP
59	Loan		CGMRC	Storage Pro - Southfield	NAP			NAP			NAP			NAP
60	Loan	13	CGMRC	800-805 Peachtree Street	Bobby Berk Home Atlanta, LLC	7,073	10/31/2016	Il Mio Il Tuo, Inc.	5,730	2/28/2016	Modernest, LLC	5,434	6/30/2017	Simcol Lifestyles, Inc.	3,692
61	Loan		CGMRC	Village at Whitehall	Concentra	7,800	12/31/2021	Don Pedro Mexican Restaurant	3,900	11/30/2018	McAlister's Deli	3,900	10/31/2013	Fortune Cookie Chinese Restaurant	2,400
62	Loan	75	JLC	Tribune Press Building	Yu Strandberg Engineering	2,719	12/31/2017	17th St. Studios, Inc.	1,419	2/28/2013	Studio T-Sq	1,419	8/31/2013	Lozeau Drury	1,376
63	Loan		CGMRC	Barry Plaza	AutoZone	8,556	7/31/2013	ETA Wholesale	3,554	9/30/2014	Rent-A-Center	3,550	2/28/2016	JPMorgan Chase	3,245
64	Loan	13	CGMRC	Phoenix Realty Portfolio
64.01	Property	13		Fresenius	Fresenius Medical Center	7,432	8/31/2027	Nephrology & Internal Medicine	1,176	8/31/2024	NAP			NAP
64.02	Property			Family Dollar - New Port Richey	Family Dollar	8,000	6/1/2022	NAP			NAP			NAP
64.03	Property			Family Dollar - Hudson	Family Dollar	8,000	9/30/2021	NAP			NAP			NAP
65	Loan		CGMRC	SpaceSavers Storage-Tampa	NAP			NAP			NAP			NAP
66	Loan		CGMRC	Shoppes at Columbine	Graham's Creative Kids	5,240	7/31/2022	4 G's Mexican Restaurant	4,601	2/28/2016	Futo Kan MMA	3,945	2/28/2014	School of Rock	2,846
67	Loan	13	CGMRC	4 Seasons Self Storage	NAP			NAP			NAP			NAP
68	Loan	13	CGMRC	Sumter Crossing SC	Winn Dixie	40,244	5/30/2021	Papa Johns	2,515	9/30/2017	H&R Block	2,000	4/30/2014	China Jade	1,600
69	Loan		CGMRC	Orchard Grove Apartments	NAP			NAP			NAP			NAP
70	Loan	13	CGMRC	Robin MHC	NAP			NAP			NAP			NAP
71	Loan		CGMRC	CVS - Tavares, FL	CVS	10,908	2/22/2026	NAP			NAP			NAP
72	Loan	76	CGMRC	CVS - Inverness, FL	CVS	10,908	12/1/2023	NAP			NAP			NAP
73	Loan		CGMRC	Wilmor Estates MHC	NAP			NAP			NAP			NAP
74	Loan		CGMRC	Mill Creek Apartments	NAP			NAP			NAP			NAP

GSMS 2012-GCJ9 Annex A

					Fourth		Fifth	Fifth	Environmental		Environmental				Earthquake
Control	Loan /		Mortgage		Largest Tenant	Fifth	Largest Tenant	Largest Tenant	Phase I	Environmental	Phase II	Engineering	Seismic		Insurance	Upfront RE	Ongoing RE	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Report Date	Phase II	Report Date	Report Date	Report Date	PML or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)
1	Loan	8, 9, 10, 11	GSMC	Bristol Portfolio											No	0	0	0	0
1.01	Property	9, 10		Bristol Plaza	8/31/2016	Dreyfus Foundation of Health	5,009	9/30/2014	8/6/2012	No	NAP	8/21/2012	NAP	NAP	No
1.02	Property	12		336 East 71st Street		NAP			8/6/2012	No	NAP	8/21/2012	NAP	NAP	No
2	Loan		JLC	Pinnacle I	10/31/2013	Morton's Steakhouse	8,257	11/3/2017	9/21/2012	No	NAP	9/19/2012	9/21/2012	11%	No	200,864	200,864	0	0
3	Loan	13, 14, 15	GSMC	Cooper Hotel Portfolio											No	154,492	438,732	0	0
3.01	Property	13		Hilton - Naples		NAP			9/17/2012	No	NAP	9/20/2012	NAP	NAP	No
3.02	Property	13		Hilton - Orlando / Altamonte Springs		NAP			9/17/2012	No	NAP	9/20/2012	NAP	NAP	No
3.03	Property	13		DoubleTree - Memphis		NAP			9/20/2012	No	NAP	9/20/2012	9/20/2012	10%	No
3.04	Property	13		Hilton Garden Inn - Detroit Airport		NAP			9/19/2012	No	NAP	9/20/2012	NAP	NAP	No
3.05	Property	13		Hampton Inn and Suites - Detroit Airport		NAP			9/20/2012	No	NAP	9/20/2012	NAP	NAP	No
3.06	Property	13		DoubleTree - Murfreesboro / Nashville		NAP			9/18/2012	No	NAP	9/20/2012	NAP	NAP	No
3.07	Property	13		Crowne Plaza - Fort Myers		NAP			9/18/2012	No	NAP	9/20/2012	NAP	NAP	No
3.08	Property	13		DoubleTree - Jackson		NAP			9/17/2012	No	NAP	9/20/2012	NAP	NAP	No
3.09	Property	13		DoubleTree - Johnson City		NAP			9/21/2012	No	NAP	9/20/2012	NAP	NAP	No
3.10	Property	13		DoubleTree - Oak Ridge / Knoxville		NAP			9/21/2012	No	NAP	9/20/2012	NAP	NAP	No
3.11	Property	13		Embassy Suites - Detroit Airport		NAP			9/19/2012	No	NAP	9/20/2012	NAP	NAP	No
4	Loan	16, 17	JLC	Jamaica Center	6/30/2017	K&G Fashion Superstore	15,115	5/31/2022	9/27/2012	No	NAP	9/27/2012	NAP	NAP	No	83,000	20,090	12,750	20,700
5	Loan	18	JLC	9201 Sunset	12/31/2016	Hair Club for Men	7,062	11/30/2015	10/2/2012	No	NAP	10/3/2012	10/22/2012	14%	No	311,343	44,478	8,747	2,916
6	Loan	13, 19	CGMRC	Gansevoort Park Avenue		NAP			6/5/2012	No	NAP	5/14/2012	NAP	NAP	No	572,300	100,775	35,444	38,101
7	Loan	20, 21	CGMRC	Miami Center	1/31/2020	BNP Paribas	28,261	4/30/2019	4/12/2012	No	NAP	4/23/2012	NAP	NAP	No	2,993,565	332,618	279,650	139,825
8	Loan	22	JLC	North Street Portfolio											No	75,000	69,500	10,000	10,400
8.01	Property			The Highlands		NAP			8/7/2012	No	NAP	8/7/2012	NAP	NAP	No
8.02	Property			Park Towers		NAP			8/7/2012	No	NAP	8/7/2012	NAP	NAP	No
9	Loan	13	CGMRC	TMI Hotel Portfolio											No	501,730	16,463	0	0
9.01	Property	13		Homewood Suites - Houston, TX		NAP			7/18/2012	No	NAP	7/18/2012	NAP	NAP	No
9.02	Property	13		Residence Inn - Peoria, AZ		NAP			7/18/2012	No	NAP	7/18/2012	NAP	NAP	No
9.03	Property	13		Residence Inn - Waco, TX		NAP			7/18/2012	No	NAP	7/18/2012	NAP	NAP	No
9.04	Property	13		Homewood Suites- Maumee, OH		NAP			7/18/2012	No	NAP	7/18/2012	NAP	NAP	No
9.05	Property	13		Fairfield Inn - Cheyenne, WY		NAP			7/18/2012	No	NAP	7/18/2012	NAP	NAP	No
9.06	Property	13		Hampton Inn - Shawnee, OK		NAP			7/18/2012	No	NAP	7/18/2012	NAP	NAP	No
9.07	Property	13		Homewood Suites - Grand Rapids, MI		NAP			7/18/2012	No	NAP	7/18/2012	NAP	NAP	No
9.08	Property	13		TownePlace Suites - Houston, TX		NAP			7/18/2012	No	NAP	7/18/2012	NAP	NAP	No
9.09	Property	13		Fairfield Inn & Suites - Racine, WI		NAP			7/18/2012	No	NAP	7/18/2012	NAP	NAP	No
9.10	Property	13		Fairfield Inn - Mankato, MN		NAP			7/18/2012	No	NAP	7/18/2012	NAP	NAP	No
10	Loan	13, 23, 24, 25	GSMC	222 Broadway	MTM	Management Office	731	MTM	4/25/2012	No	NAP	5/4/2012	NAP	NAP	No	2,424,670	404,112	0	0
11	Loan	26	GSMC	The Point Shopping Center	8/31/2018	Dollar Tree	8,140	12/31/2016	5/30/2012	Yes	10/15/2012	9/28/2012	NAP	NAP	No	0	0	0	0
12	Loan	13, 27, 28, 29	JLC	Green Exchange	1/13/2017	Family Federal Savings of Illinois	3,805	9/28/2018	9/25/2012	No	NAP	9/26/2012	NAP	NAP	No	106,000	36,700	27,000	4,500
13	Loan	13, 30, 31, 32	GSMC	Chase Tower Milwaukee	1/31/2025	Gonzalez, Saggio & Harlan LLP	18,995	4/30/2022	10/9/2012	No	NAP	9/21/2012	NAP	NAP	No	0	0	110,384	9,105
14	Loan		JLC	Signature Place Office	9/30/2023	Piedmont Healthcare for Women	16,370	3/31/2024	7/16/2012	No	NAP	7/16/2012	NAP	NAP	No	377,089	39,075	23,451	2,951
15	Loan	33, 34, 35	GSMC	Reston Commons		NAP			8/21/2012	No	NAP	8/23/2012	NAP	NAP	No	224,592	44,918	0	0
16	Loan	13	JLC	Abbott's Properties											No	0	22,334	37,057	5,294
16.01	Property			Abbott's Park		NAP			8/16/2012	No	NAP	8/17/2012	NAP	NAP	No
16.02	Property	13		Abbott's Landing		NAP			8/27/2012	No	NAP	8/17/2012	NAP	NAP	No
17	Loan		GSMC	Hanes Commons	1/31/2015	Buffalo Wild Wings	5,580	5/31/2014	9/10/2012	No	NAP	9/9/2012	NAP	NAP	No	258,811	25,881	2,816	666
18	Loan	36	JLC	First State Plaza	5/31/2021	Rainbow	5,800	1/31/2016	7/6/2012	No	NAP	6/6/2012	NAP	NAP	No	140,000	12,930	25,000	25,000
19	Loan	37, 38, 39, 40	AMF I	Abercorn Common	6/30/2022	Party City of Savannah	14,582	8/31/2020	10/4/2012	No	NAP	10/4/2012	NAP	NAP	No	61,911	30,955	17,161	7,265
20	Loan	13	CGMRC	SST Stockade Self Storage Portfolio Phase I											No	236,488	39,415	64,471	5,373
20.01	Property			4777 Highway 80 East		NAP			7/17/2012	No	NAP	7/13/2012	NAP	NAP	No
20.02	Property			298 Red Cedar Street		NAP			7/11/2012	No	NAP	7/13/2012	NAP	NAP	No
20.03	Property	13		6195 South Kanner Highway		NAP			7/13/2012	No	NAP	7/13/2012	NAP	NAP	No
20.04	Property	13		120 Northpoint Drive		NAP			7/13/2012	No	NAP	7/13/2012	NAP	NAP	No
20.05	Property	13		3015 Ricks Industrial Park Drive		NAP			7/6/2012	No	NAP	7/13/2012	NAP	NAP	No
20.06	Property	13		1990 Northwest Federal Highway		NAP			7/10/2012	No	NAP	7/13/2012	NAP	NAP	No
20.07	Property	13		1060 King George Boulevard		NAP			7/13/2012	No	NAP	7/13/2012	NAP	NAP	No
20.08	Property	13		782 King George Boulevard		NAP			7/13/2012	No	NAP	7/13/2012	NAP	NAP	No
20.09	Property	13		512 Percival Road		NAP			8/24/2012	No	NAP	7/11/2012	NAP	NAP	No
20.10	Property			890 Saint Peters Church Road		NAP			7/13/2012	No	NAP	7/13/2012	NAP	NAP	No
21	Loan		JLC	Parkview Independent Living											No	0	14,574	28,299	3,537
21.01	Property			Parkview West		NAP			8/8/2012	No	NAP	8/22/2012	NAP	NAP	No
21.02	Property			Parkview Fountain City		NAP			8/8/2012	No	NAP	8/22/2012	NAP	NAP	No
22	Loan	41, 45	AMF I	Hurstbourne Office Portfolio											No	136,130	12,376	0	3,105
22.01	Property	41, 42, 44		Neustar Building	12/31/2012	Auto Insurance Company	3,604	8/31/2014	9/19/2012	No	NAP	9/19/2012	NAP	NAP	No
22.02	Property			Columns of Hurstbourne Green		NAP			9/19/2012	No	NAP	9/19/2012	NAP	NAP	No
22.03	Property	43		Plainview Place		NAP			9/19/2012	No	NAP	9/20/2012	NAP	NAP	No
23	Loan	46	JLC	Barrett Summit	9/30/2013	NAP			5/15/2012	No	NAP	5/15/2012	NAP	NAP	No	439,230	28,076	13,885	2,314
24	Loan	47, 48	AMF I	Pangea 3 Multifamily Portfolio											No	48,928	16,309	44,599	7,433
24.01	Property			7801-7813 South Essex Avenue		NAP			9/4/2012	No	NAP	9/10/2012	NAP	NAP	No
24.02	Property			7800-7806 South Essex Avenue		NAP			9/4/2012	No	NAP	9/10/2012	NAP	NAP	No
24.03	Property			8148-8156 South Ingleside Avenue		NAP			9/10/2012	No	NAP	9/10/2012	NAP	NAP	No
24.04	Property			7800-7810 South Kingston Avenue		NAP			9/10/2012	No	NAP	9/10/2012	NAP	NAP	No
24.05	Property			7801-7811 South Kingston Avenue		NAP			9/4/2012	No	NAP	9/10/2012	NAP	NAP	No
24.06	Property			6000 South Prairie Avenue		NAP			9/10/2012	No	NAP	9/10/2012	NAP	NAP	No
24.07	Property			8236 South Maryland Avenue		NAP			9/10/2012	No	NAP	9/10/2012	NAP	NAP	No
24.08	Property			8051 South Ingleside Avenue		NAP			9/12/2012	No	NAP	9/10/2012	NAP	NAP	No
24.09	Property			8241-8249 South Ellis Avenue		NAP			9/10/2012	No	NAP	9/10/2012	NAP	NAP	No
24.10	Property			9244 South Saginaw Avenue		NAP			9/11/2012	No	NAP	9/11/2012	NAP	NAP	No
24.11	Property			4853-4859 South Prairie Avenue		NAP			9/10/2012	No	NAP	9/10/2012	NAP	NAP	No
24.12	Property			8200-8204 South Ingleside Avenue		NAP			9/10/2012	No	NAP	9/10/2012	NAP	NAP	No
24.13	Property			7348 South Dr. Martin Luther King Drive		NAP			9/10/2012	No	NAP	9/10/2012	NAP	NAP	No
24.14	Property			7801 South Saginaw Avenue		NAP			9/11/2012	No	NAP	9/10/2012	NAP	NAP	No
24.15	Property			7941 South Marquette Avenue		NAP			9/10/2012	No	NAP	9/10/2012	NAP	NAP	No
24.16	Property			8000-8004 South Drexel Avenue		NAP			9/11/2012	No	NAP	9/10/2012	NAP	NAP	No
24.17	Property			8231-8237 South Ellis Avenue		NAP			9/10/2012	No	NAP	9/10/2012	NAP	NAP	No
24.18	Property			8155 South Maryland Avenue		NAP			9/10/2012	No	NAP	9/10/2012	NAP	NAP	No
24.19	Property			8255 South Maryland Avenue		NAP			9/10/2012	No	NAP	9/10/2012	NAP	NAP	No
24.20	Property			7914-7916 South Kingston Avenue		NAP			9/10/2012	No	NAP	9/10/2012	NAP	NAP	No
24.21	Property			8514 South Crandon Avenue		NAP			9/11/2012	No	NAP	9/10/2012	NAP	NAP	No
25	Loan		JLC	Bakersfield Multifamily Portfolio											No	47,304	15,768	33,708	5,618
25.01	Property			Autumn Glen		NAP			5/24/2012	No	NAP	5/25/2012	6/6/2012	14%	No
25.02	Property			Serena Vista		NAP			5/24/2012	No	NAP	5/25/2012	6/6/2012	8%	No
26	Loan	49	AMF I	Glen Hill North	12/31/2017	Exact Software	8,451	3/31/2013	7/13/2012	No	NAP	7/12/2012	NAP	NAP	No	146,976	36,744	31,536	3,942
27	Loan	13, 50, 51	JLC	The Village Shoppes of Madison	12/31/2012	Reliance Bank	4,500	9/23/2022	8/31/2012	No	NAP	8/31/2012	NAP	NAP	No	133,346	12,520	49,710	4,267
28	Loan	52	GSMC	Central Plaza	12/31/2016	Logan's Roadhouse	7,674	6/30/2019	8/9/2012	No	NAP	8/10/2012	NAP	NAP	No	116,699	11,670	21,467	2,683
29	Loan	53	JLC	Mansell Commons	2/28/2018	Waterworks Atlanta Inc.	9,617	3/31/2017	3/29/2012	No	NAP	3/29/2012	NAP	NAP	No	168,601	18,699	11,173	1,016
30	Loan		AMF I	Battle Creek Multifamily Portfolio											No	115,439	19,240	76,856	8,540
30.01	Property			Wyndtree Apartments		NAP			9/25/2012	No	NAP	9/27/2012	NAP	NAP	No
30.02	Property			Forest Hills Apartments		NAP			9/25/2012	No	NAP	9/27/2012	NAP	NAP	No
30.03	Property			Tree Top Apartments		NAP			9/25/2012	No	NAP	9/27/2012	NAP	NAP	No
31	Loan	54	CGMRC	Lehigh Student Housing Portfolio		NAP			7/20/2012	No	NAP	7/24/2012	NAP	NAP	No	17,236	17,236	9,728	4,864
32	Loan		JLC	San Antonio Self Storage Portfolio											No	0	12,110	9,054	1,257
32.01	Property			1st American Storage (San Antonio)		NAP			10/8/2012	No	NAP	9/27/2012	NAP	NAP	No
32.02	Property			1st American Storage (Floresville)		NAP			9/27/2012	No	NAP	9/27/2012	NAP	NAP	No
33	Loan		GSMC	Kinderton Place	9/30/2013	Carvel Ice Cream	1,325	3/1/2016	10/8/2012	No	NAP	10/10/2012	NAP	NAP	No	45,414	4,129	1,434	282
34	Loan	55	CGMRC	1300 Woodfield	9/30/2015	Stenograph	8,886	4/30/2016	7/30/2012	No	NAP	7/31/2012	NAP	NAP	No	134,205	33,551	4,558	1,519
35	Loan	13	CGMRC	Residence Inn - Florence, SC		NAP			6/25/2012	No	NAP	6/25/2012	NAP	NAP	No	106,885	11,876	14,307	2,044
36	Loan	56, 57	AMF I	Paramus Medical Plaza	2/28/2013	Dr. Tuckerman	2,589	1/31/2014	9/13/2012	No	NAP	9/14/2012	NAP	NAP	No	9,050	9,050	2,137	2,137
37	Loan	58, 59	AMF I	40 Hart Street	7/31/2016	Central CT Neurosurgery and Spine, LLC	3,750	12/31/2012	9/25/2012	No	NAP	9/18/2012	NAP	NAP	No	71,763	14,353	14,014	2,336
38	Loan		AMF I	Park Place MHP		NAP			9/12/2012	No	NAP	9/12/2012	NAP	NAP	No	7,784	3,892	0	1,931
39	Loan		CGMRC	Pinewood MHC		NAP			6/22/2012	No	NAP	6/22/2012	NAP	NAP	No	29,068	2,907	5,119	1,706
40	Loan	60	AMF I	Crossroads Executive Center	1/31/2014	VIVA USA Inc.	4,747	11/14/2013	7/13/2012	No	NAP	7/12/2012	NAP	NAP	No	189,840	47,460	20,304	2,538
41	Loan	61, 62, 63	AMF I	Calabasas Gardens	1/31/2013	Smile Today Dental Group/I.D.E.A., LLC	2,021	2/28/2017	8/10/2012	No	NAP	8/14/2012	8/14/2012	9%	No	78,326	8,703	4,198	1,049
42	Loan		CGMRC	Bradley Court Apartments		NAP			6/12/2012	No	NAP	6/13/2012	NAP	NAP	No	35,214	11,738	26,858	3,837
43	Loan	13, 64	GSMC	Residence Inn - Albany Airport		NAP			10/2/2012	No	NAP	10/17/2012	NAP	NAP	No	43,134	21,567	27,542	6,886
44	Loan	65	GSMC	Residence Inn - Buffalo		NAP			10/2/2012	No	NAP	10/17/2012	NAP	NAP	No	49,391	24,696	24,114	6,028
45	Loan	13, 66	GSMC	TownePlace Suites - Huntington		NAP			7/2/2012	No	NAP	7/2/2012	NAP	NAP	No	5,636	5,636	7,056	2,352
46	Loan		CGMRC	Southern Highlands Self Storage		NAP			9/11/2012	No	NAP	9/10/2012	NAP	NAP	No	16,026	5,342	1,516	758
47	Loan	13, 67	JLC	Holiday Inn Express Hotel & Suites Lancaster - Lititz		NAP			8/24/2012	No	NAP	8/21/2012	NAP	NAP	No	8,500	8,500	48,000	4,240
48	Loan		CGMRC	Expressway Plaza	1/7/2018	Tuesday Morning	7,888	12/31/2017	5/8/2012	No	NAP	5/8/2012	NAP	NAP	No	139,889	11,657	6,823	2,274
49	Loan	68, 69, 70	AMF I	Pedro Point Shopping Center		NAP			9/4/2012	No	NAP	9/4/2012	8/29/2012	18%	No	20,803	5,201	3,949	359
50	Loan	13	CGMRC	Park Place at Heathrow	5/15/2015	Crown Consulting Firm	2,540	12/31/2014	9/17/2012	No	NAP	9/17/2012	NAP	NAP	No	85,244	7,749	4,179	2,089
51	Loan		JLC	A-1 Personal Self Storage Portfolio											No	0	5,449	9,138	1,305
51.01	Property			A-1 Star Road (Wake Forest)		NAP			9/13/2012	No	NAP	9/13/2012	NAP	NAP	No
51.02	Property			A-1 Durant II		NAP			9/13/2012	No	NAP	9/14/2012	NAP	NAP	No
52	Loan		JLC	Woodridge Plaza	9/30/2014	El Burrito Loco	2,135	4/30/2013	10/8/2012	No	NAP	10/8/2012	NAP	NAP	No	31,250	15,625	1,600	1,560
53	Loan		CGMRC	Royal Glen Apartments		NAP			7/30/2012	No	NAP	7/30/2012	NAP	NAP	No	33,776	11,259	14,552	2,079
54	Loan	71	AMF I	Milford Mill Shopping Center	11/30/2014	Greek Village	1,652	12/31/2013	8/21/2012	No	NAP	8/21/2012	NAP	NAP	No	20,845	5,211	2,294	328
55	Loan		CGMRC	Chelsea Park		NAP			8/14/2012	No	NAP	8/14/2012	NAP	NAP	No	61,601	15,400	37,310	2,870
56	Loan	13	CGMRC	Springhill Suites - Florence, SC		NAP			6/25/2012	No	NAP	6/25/2012	NAP	NAP	No	67,808	7,534	20,801	2,972
57	Loan	72, 73	AMF I	Berkley Hills Apartments		NAP			8/13/2012	No	NAP	8/10/2012	NAP	NAP	No	66,247	8,281	15,262	4,377
58	Loan	74	AMF I	Self Storage of America		NAP			8/21/2012	No	NAP	8/22/2012	NAP	NAP	No	0	7,507	15,348	1,279
59	Loan		CGMRC	Storage Pro - Southfield		NAP			9/7/2012	No	NAP	9/13/2012	NAP	NAP	No	26,441	8,814	5,080	1,016
60	Loan	13	CGMRC	800-805 Peachtree Street	7/31/2016	Lee Bryan Interior	2,163	2/28/2017	7/17/2012	No	NAP	7/17/2012	NAP	NAP	No	60,970	5,233	13,715	1,926
61	Loan		CGMRC	Village at Whitehall	4/30/2014	Starbucks	1,500	9/30/2013	7/16/2012	No	NAP	7/16/2012	NAP	NAP	No	66,292	5,524	1,375	687
62	Loan	75	JLC	Tribune Press Building	9/30/2015	Anh Ngoc Tieu & Minh Van Ma	777	7/31/2013	1/26/2012	No	NAP	1/27/2012	1/27/2012	18%	No	53,958	7,710	5,733	960
63	Loan		CGMRC	Barry Plaza	4/30/2014	ClearStaff, Inc.	1,950	4/30/2016	8/8/2012	No	NAP	8/8/2012	NAP	NAP	No	32,296	10,766	2,450	490
64	Loan	13	CGMRC	Phoenix Realty Portfolio											No	45,223	1,915	10,341	1,098
64.01	Property	13		Fresenius		NAP			9/12/2012	No	NAP	9/12/2012	NAP	NAP	No
64.02	Property			Family Dollar - New Port Richey		NAP			7/5/2012	No	NAP	7/5/2012	NAP	NAP	No
64.03	Property			Family Dollar - Hudson		NAP			7/5/2012	No	NAP	7/5/2012	NAP	NAP	No
65	Loan		CGMRC	SpaceSavers Storage-Tampa		NAP			8/17/2012	No	NAP	8/13/2012	NAP	NAP	No	32,909	4,701	0	0
66	Loan		CGMRC	Shoppes at Columbine	6/30/2022	Pho Bowlevard	2,527	11/30/2014	5/31/2012	No	NAP	5/31/2012	NAP	NAP	No	76,993	10,999	10,480	1,497
67	Loan	13	CGMRC	4 Seasons Self Storage		NAP			8/3/2012	No	NAP	8/3/2012	NAP	NAP	No	24,505	4,243	1,124	970
68	Loan	13	CGMRC	Sumter Crossing SC	8/31/2013	Wash Saloon	1,500	12/31/2016	6/27/2012	No	NAP	6/27/2012	NAP	NAP	No	30,921	4,417	17,182	1,562
69	Loan		CGMRC	Orchard Grove Apartments		NAP			8/3/2012	No	NAP	8/3/2012	NAP	NAP	No	54,186	9,031	18,049	2,256
70	Loan	13	CGMRC	Robin MHC		NAP			7/19/2012	No	NAP	7/19/2012	NAP	NAP	No	9,387	4,693	1,927	300
71	Loan		CGMRC	CVS - Tavares, FL		NAP			6/28/2012	No	NAP	6/28/2012	NAP	NAP	No	0	0	0	0
72	Loan	76	CGMRC	CVS - Inverness, FL		NAP			6/28/2012	No	NAP	6/27/2012	NAP	NAP	No	0	0	0	0
73	Loan		CGMRC	Wilmor Estates MHC		NAP			4/12/2012	No	NAP	4/12/2012	NAP	NAP	No	13,820	1,974	384	384
74	Loan		CGMRC	Mill Creek Apartments		NAP			9/21/2012	No	NAP	9/21/2012	NAP	NAP	No	47,786	9,557	15,925	2,275

GSMS 2012-GCJ9 Annex A

Control	Loan /		Mortgage		Upfront	Ongoing	Replacement	Upfront	Ongoing		Upfront Debt	Ongoing Debt	Upfront Deferred	Ongoing Deferred	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Replacement Reserve ($)	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)	Maintenance Reserve ($)	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)
1	Loan	8, 9, 10, 11	GSMC	Bristol Portfolio	0	0	0	0	0	0	0	0	0	0	0	0
1.01	Property	9, 10		Bristol Plaza
1.02	Property	12		336 East 71st Street
2	Loan		JLC	Pinnacle I	0	0	0	0	0	0	0	0	0	0	0	0
3	Loan	13, 14, 15	GSMC	Cooper Hotel Portfolio	0	240,201	0	0	0	0	850,000	0	0	0	0	0
3.01	Property	13		Hilton - Naples
3.02	Property	13		Hilton - Orlando / Altamonte Springs
3.03	Property	13		DoubleTree - Memphis
3.04	Property	13		Hilton Garden Inn - Detroit Airport
3.05	Property	13		Hampton Inn and Suites - Detroit Airport
3.06	Property	13		DoubleTree - Murfreesboro / Nashville
3.07	Property	13		Crowne Plaza - Fort Myers
3.08	Property	13		DoubleTree - Jackson
3.09	Property	13		DoubleTree - Johnson City
3.10	Property	13		DoubleTree - Oak Ridge / Knoxville
3.11	Property	13		Embassy Suites - Detroit Airport
4	Loan	16, 17	JLC	Jamaica Center	0	5,395	130,000	200,000	11,200	400,000	0	0	11,250	0	0	0
5	Loan	18	JLC	9201 Sunset	0	2,112	0	0	0	0	0	0	0	0	0	0
6	Loan	13, 19	CGMRC	Gansevoort Park Avenue	0	73,134	0	0	0	0	0	0	0	0	0	0
7	Loan	20, 21	CGMRC	Miami Center	16,664	16,664	0	0	98,355	0	0	0	664,495	0	0	0
8	Loan	22	JLC	North Street Portfolio	0	11,208	403,500	0	0	0	0	0	100,000	0	0	0
8.01	Property			The Highlands
8.02	Property			Park Towers
9	Loan	13	CGMRC	TMI Hotel Portfolio	0	65,778	0	0	0	0	0	0	60,656	0	0	0
9.01	Property	13		Homewood Suites - Houston, TX
9.02	Property	13		Residence Inn - Peoria, AZ
9.03	Property	13		Residence Inn - Waco, TX
9.04	Property	13		Homewood Suites- Maumee, OH
9.05	Property	13		Fairfield Inn - Cheyenne, WY
9.06	Property	13		Hampton Inn - Shawnee, OK
9.07	Property	13		Homewood Suites - Grand Rapids, MI
9.08	Property	13		TownePlace Suites - Houston, TX
9.09	Property	13		Fairfield Inn & Suites - Racine, WI
9.10	Property	13		Fairfield Inn - Mankato, MN
10	Loan	13, 23, 24, 25	GSMC	222 Broadway	0	18,353	0	9,000,000	0	0	0	0	0	0	0	0
11	Loan	26	GSMC	The Point Shopping Center	0	0	0	0	0	0	0	0	0	0	0	0
12	Loan	13, 27, 28, 29	JLC	Green Exchange	0	4,570	0	0	28,505	0	0	0	500	0	0	0
13	Loan	13, 30, 31, 32	GSMC	Chase Tower Milwaukee	1,056,000	33,750	0	0	41,667	2,000,000	0	0	1,146,365	0	0	0
14	Loan		JLC	Signature Place Office	0	6,248	0	1,500,000	31,239	1,500,000	0	0	0	0	0	0
15	Loan	33, 34, 35	GSMC	Reston Commons	0	2,230	0	0	0	1,500,000	526,913	0	0	0	0	0
16	Loan	13	JLC	Abbott's Properties	0	8,900	320,000	0	0	0	0	0	19,580	0	0	0
16.01	Property			Abbott's Park
16.02	Property	13		Abbott's Landing
17	Loan		GSMC	Hanes Commons	0	1,950	0	0	4,167	150,000	0	0	0	0	0	0
18	Loan	36	JLC	First State Plaza	0	2,678	0	0	0	750,000	0	0	150,229	0	0	0
19	Loan	37, 38, 39, 40	AMF I	Abercorn Common	0	0	0	300,000	0	300,000	0	0	0	0	0	0
20	Loan	13	CGMRC	SST Stockade Self Storage Portfolio Phase I	0	6,870	0	0	0	0	0	0	226,958	0	0	0
20.01	Property			4777 Highway 80 East
20.02	Property			298 Red Cedar Street
20.03	Property	13		6195 South Kanner Highway
20.04	Property	13		120 Northpoint Drive
20.05	Property	13		3015 Ricks Industrial Park Drive
20.06	Property	13		1990 Northwest Federal Highway
20.07	Property	13		1060 King George Boulevard
20.08	Property	13		782 King George Boulevard
20.09	Property	13		512 Percival Road
20.10	Property			890 Saint Peters Church Road
21	Loan		JLC	Parkview Independent Living	0	3,800	75,000	0	0	0	0	0	4,950	0	0	0
21.01	Property			Parkview West
21.02	Property			Parkview Fountain City
22	Loan	41, 45	AMF I	Hurstbourne Office Portfolio	0	2,890	0	360,448	18,000	0	0	0	0	0	0	0
22.01	Property	41, 42, 44		Neustar Building
22.02	Property			Columns of Hurstbourne Green
22.03	Property	43		Plainview Place
23	Loan	46	JLC	Barrett Summit	0	2,996	107,845	0	11,667	400,000	0	0	0	0	0	0
24	Loan	47, 48	AMF I	Pangea 3 Multifamily Portfolio	0	9,458	340,500	0	0	0	0	0	0	0	0	0
24.01	Property			7801-7813 South Essex Avenue
24.02	Property			7800-7806 South Essex Avenue
24.03	Property			8148-8156 South Ingleside Avenue
24.04	Property			7800-7810 South Kingston Avenue
24.05	Property			7801-7811 South Kingston Avenue
24.06	Property			6000 South Prairie Avenue
24.07	Property			8236 South Maryland Avenue
24.08	Property			8051 South Ingleside Avenue
24.09	Property			8241-8249 South Ellis Avenue
24.10	Property			9244 South Saginaw Avenue
24.11	Property			4853-4859 South Prairie Avenue
24.12	Property			8200-8204 South Ingleside Avenue
24.13	Property			7348 South Dr. Martin Luther King Drive
24.14	Property			7801 South Saginaw Avenue
24.15	Property			7941 South Marquette Avenue
24.16	Property			8000-8004 South Drexel Avenue
24.17	Property			8231-8237 South Ellis Avenue
24.18	Property			8155 South Maryland Avenue
24.19	Property			8255 South Maryland Avenue
24.20	Property			7914-7916 South Kingston Avenue
24.21	Property			8514 South Crandon Avenue
25	Loan		JLC	Bakersfield Multifamily Portfolio	750,000	6,250	0	0	0	0	0	0	0	0	0	0
25.01	Property			Autumn Glen
25.02	Property			Serena Vista
26	Loan	49	AMF I	Glen Hill North	0	9,570	0	0	16,108	1,000,000	0	0	23,875	0	0	0
27	Loan	13, 50, 51	JLC	The Village Shoppes of Madison	0	2,394	0	150,000	8,333	250,000	0	0	0	0	0	0
28	Loan	52	GSMC	Central Plaza	0	2,018	0	0	8,333	150,000	0	0	17,446	0	0	0
29	Loan	53	JLC	Mansell Commons	0	3,715	75,000	200,000	18,576	200,000	0	0	0	0	0	0
30	Loan		AMF I	Battle Creek Multifamily Portfolio	0	10,294	0	0	0	0	0	0	146,188	0	0	0
30.01	Property			Wyndtree Apartments
30.02	Property			Forest Hills Apartments
30.03	Property			Tree Top Apartments
31	Loan	54	CGMRC	Lehigh Student Housing Portfolio	0	6,028	0	0	0	0	0	0	545,750	0	192,825	0
32	Loan		JLC	San Antonio Self Storage Portfolio	0	3,313	0	0	0	0	0	0	0	0	0	0
32.01	Property			1st American Storage (San Antonio)
32.02	Property			1st American Storage (Floresville)
33	Loan		GSMC	Kinderton Place	0	1,165	0	75,000	0	75,000	0	0	0	0	0	0
34	Loan	55	CGMRC	1300 Woodfield	0	2,231	0	150,000	13,901	250,000	0	0	0	0	0	0
35	Loan	13	CGMRC	Residence Inn - Florence, SC	0	9,280	0	0	0	0	0	0	0	0	0	0
36	Loan	56, 57	AMF I	Paramus Medical Plaza	0	619	0	150,000	4,167	300,000	0	0	0	0	0	0
37	Loan	58, 59	AMF I	40 Hart Street	0	901	0	150,000	5,667	250,000	0	0	0	0	0	0
38	Loan		AMF I	Park Place MHP	0	958	0	0	0	0	0	0	141,250	0	0	0
39	Loan		CGMRC	Pinewood MHC	0	1,467	0	0	0	0	0	0	3,750	0	0	0
40	Loan	60	AMF I	Crossroads Executive Center	0	4,076	0	0	8,921	535,000	0	0	33,719	0	0	0
41	Loan	61, 62, 63	AMF I	Calabasas Gardens	0	859	31,000	300,000	0	200,000	0	0	0	0	0	0
42	Loan		CGMRC	Bradley Court Apartments	0	3,650	0	0	0	0	0	0	69,194	0	50,000	0
43	Loan	13, 64	GSMC	Residence Inn - Albany Airport	0	12,852	0	0	0	0	0	0	0	0	0	0
44	Loan	65	GSMC	Residence Inn - Buffalo	0	12,186	0	0	0	0	0	0	0	0	0	0
45	Loan	13, 66	GSMC	TownePlace Suites - Huntington	0	8,393	0	0	0	0	0	0	0	0	0	0
46	Loan		CGMRC	Southern Highlands Self Storage	0	1,367	0	0	0	0	0	0	0	0	0	0
47	Loan	13, 67	JLC	Holiday Inn Express Hotel & Suites Lancaster - Lititz	0	7,954	0	0	0	0	0	0	0	0	0	0
48	Loan		CGMRC	Expressway Plaza	0	2,019	0	200,000	0	200,000	0	0	6,875	0	0	0
49	Loan	68, 69, 70	AMF I	Pedro Point Shopping Center	0	338	16,236	0	1,700	20,400	0	0	10,563	0	527,277	0
50	Loan	13	CGMRC	Park Place at Heathrow	0	691	27,051	100,000	3,456	124,431	0	0	0	0	0	0
51	Loan		JLC	A-1 Personal Self Storage Portfolio	0	1,210	0	0	0	0	0	0	0	0	0	0
51.01	Property			A-1 Star Road (Wake Forest)
51.02	Property			A-1 Durant II
52	Loan		JLC	Woodridge Plaza	0	2,378	0	0	2,723	172,600	0	0	61,533	0	0	0
53	Loan		CGMRC	Royal Glen Apartments	279,000	3,542	0	0	0	0	0	0	4,375	0	0	0
54	Loan	71	AMF I	Milford Mill Shopping Center	0	694	0	0	3,500	150,000	0	0	0	0	0	0
55	Loan		CGMRC	Chelsea Park	0	3,533	0	0	0	0	0	0	0	0	0	0
56	Loan	13	CGMRC	Springhill Suites - Florence, SC	0	7,400	0	0	0	0	0	0	0	0	0	0
57	Loan	72, 73	AMF I	Berkley Hills Apartments	0	9,413	200,000	0	0	0	0	0	170,250	0	0	0
58	Loan	74	AMF I	Self Storage of America	0	1,205	43,370	0	0	0	0	0	0	0	0	0
59	Loan		CGMRC	Storage Pro - Southfield	0	1,235	0	0	0	0	0	0	17,250	0	0	0
60	Loan	13	CGMRC	800-805 Peachtree Street	0	690	0	80,000	2,848	0	0	0	5,625	0	0	0
61	Loan		CGMRC	Village at Whitehall	0	353	0	0	2,616	0	0	0	0	0	0	0
62	Loan	75	JLC	Tribune Press Building	0	722	0	0	665	0	0	0	0	0	0	0
63	Loan		CGMRC	Barry Plaza	0	796	0	100,000	2,443	150,000	0	0	0	0	0	0
64	Loan	13	CGMRC	Phoenix Realty Portfolio	0	308	0	0	1,025	36,912	0	0	0	0	0	0
64.01	Property	13		Fresenius
64.02	Property			Family Dollar - New Port Richey
64.03	Property			Family Dollar - Hudson
65	Loan		CGMRC	SpaceSavers Storage-Tampa	40,000	1,064	0	0	0	0	0	0	0	0	0	0
66	Loan		CGMRC	Shoppes at Columbine	804	804	0	2,273	2,273	0	0	0	18,750	0	0	0
67	Loan	13	CGMRC	4 Seasons Self Storage	0	814	0	0	0	0	0	0	0	0	0	0
68	Loan	13	CGMRC	Sumter Crossing SC	0	868	0	0	2,707	0	0	0	10,313	0	0	0
69	Loan		CGMRC	Orchard Grove Apartments	98,888	3,500	0	0	0	0	0	0	27,438	0	0	0
70	Loan	13	CGMRC	Robin MHC	0	975	0	0	0	0	0	0	23,625	0	0	0
71	Loan		CGMRC	CVS - Tavares, FL	0	306	0	0	0	0	0	0	0	0	0	0
72	Loan	76	CGMRC	CVS - Inverness, FL	0	807	0	0	0	0	0	0	4,069	0	75,000	0
73	Loan		CGMRC	Wilmor Estates MHC	0	554	0	0	0	0	0	0	15,088	0	0	0
74	Loan		CGMRC	Mill Creek Apartments	0	4,350	156,600	0	0	0	0	0	49,900	0	0	0

GSMS 2012-GCJ9 Annex A

Control	Loan /		Mortgage		Upfront	Ongoing	Other Reserve			Loan	Loan Amount
Number	Property Flag	Footnotes	Loan Seller	Property Name	Other Reserve ($)	Other Reserve ($)	Description	Borrower Name	Carve-out Guarantor	Purpose	(sources)
1	Loan	8, 9, 10, 11	GSMC	Bristol Portfolio	0	0		336 East 71 LLC and 200/210 East 65 LLC	Howard P. Milstein	Recapitalization	140,000,000
1.01	Property	9, 10		Bristol Plaza
1.02	Property	12		336 East 71st Street
2	Loan		JLC	Pinnacle I	3,155,000	0	Free Rent Reserve	P1 Hudson MC Partners, LLC	Hudson Pacific Properties, L.P., M. David Paul Ventures, LLC and Hudson MC Partners, LLC	Recapitalization	129,000,000
3	Loan	13, 14, 15	GSMC	Cooper Hotel Portfolio	1,000,000	18,500	Upfront Hilton Naples PIP Reserve ($1,000,000); Monthly Hilton Naples PIP Reserve ($18,500, capped at $499,500)	Naples Hospitality Limited Partnership, Altamonte Hospitality, LP, FM Hotel Company, LTD., Romulus Suites Limited Partnership, Detroit Airport Hotel Limited Partnership, Detroit Airport Hotel Limited Partnership II, GP Memphis, L.P., GP Murfreesboro, L.P., GP Jackson, L.P., GP Oak Ridge, L.P. and GP Johnson City, L.P.	Pace Cooper	Refinance	95,250,000
3.01	Property	13		Hilton - Naples
3.02	Property	13		Hilton - Orlando / Altamonte Springs
3.03	Property	13		DoubleTree - Memphis
3.04	Property	13		Hilton Garden Inn - Detroit Airport
3.05	Property	13		Hampton Inn and Suites - Detroit Airport
3.06	Property	13		DoubleTree - Murfreesboro / Nashville
3.07	Property	13		Crowne Plaza - Fort Myers
3.08	Property	13		DoubleTree - Jackson
3.09	Property	13		DoubleTree - Johnson City
3.10	Property	13		DoubleTree - Oak Ridge / Knoxville
3.11	Property	13		Embassy Suites - Detroit Airport
4	Loan	16, 17	JLC	Jamaica Center	0	12,500	Ground Rent Reserve	Mattone Group Jamaica Co., LLC	Carl F. Mattone and Michael X. Mattone	Refinance	81,000,000
5	Loan	18	JLC	9201 Sunset	0	0		Mani Brothers Sunset Medical Tower (DE), LLC	Simon Mani and Daniel Mani	Refinance	70,000,000
6	Loan	13, 19	CGMRC	Gansevoort Park Avenue	0	250,000	Seasonality Reserve	TGA II, LLC	William Achenbaum, Saul Tawill	Refinance	140,000,000
7	Loan	20, 21	CGMRC	Miami Center	4,506,816	0	Unfunded Obligations Reserve ($3,264,336.52); Rent Abatement Reserve ($1,242,479)	CP MIAMI CENTER LLC (f/k/a SCOA Miami Center LLC and Crescent Miami Center, LLC)	Thomas J. Crocker, Crocker Partners V LP	Acquisition	172,500,000
8	Loan	22	JLC	North Street Portfolio	0	0		Highlands Operator LLC and Park Towers Owner LLC	Angelina Djurin	Refinance	51,000,000
8.01	Property			The Highlands
8.02	Property			Park Towers
9	Loan	13	CGMRC	TMI Hotel Portfolio	8,484,475	0	PIP Reserve	Midwest Heritage Inn of Racine, Inc., Midwest Heritage Inn of Cheyenne, Inc., F.I. Management of Mankato, Inc., R.I. Heritage Inn of Peoria AZ, Inc., Heritage Inn Number LII. Limited Partnership, Heritage Inn Number XLI. Limited Partnership, Heritage Inn Number XL. Limited Partnership, H.S. Heritage Inn of Grand Rapids, Inc., H.S. Heritage Inn of Toledo, Inc., and Midwest Heritage Inn of Shawnee, Inc.	TMI Hospitality, Inc.	Refinance	47,400,000
9.01	Property	13		Homewood Suites - Houston, TX
9.02	Property	13		Residence Inn - Peoria, AZ
9.03	Property	13		Residence Inn - Waco, TX
9.04	Property	13		Homewood Suites- Maumee, OH
9.05	Property	13		Fairfield Inn - Cheyenne, WY
9.06	Property	13		Hampton Inn - Shawnee, OK
9.07	Property	13		Homewood Suites - Grand Rapids, MI
9.08	Property	13		TownePlace Suites - Houston, TX
9.09	Property	13		Fairfield Inn & Suites - Racine, WI
9.10	Property	13		Fairfield Inn - Mankato, MN
10	Loan	13, 23, 24, 25	GSMC	222 Broadway	0	0		222 Broadway Owner LLC	BCSP VI U.S. Investments, L.P. and L&L Holding Company, LLC	Acquisition	135,000,000
11	Loan	26	GSMC	The Point Shopping Center	0	0		The Point Associates, L.P.	Cedar Realty Trust Partnership, L.P.	Recapitalization	30,000,000
12	Loan	13, 27, 28, 29	JLC	Green Exchange	4,928,472	0	Outstanding TI/LC Reserves ($2,351,226), Adjacent Property Reserve ($1,227,000), Contingency Reserve ($1,000,000) and Free Rent Reserve ($350,246)	GX Chicago, LLC	David Baum and Douglas Baum	Refinance	26,500,000
13	Loan	13, 30, 31, 32	GSMC	Chase Tower Milwaukee	101,414	0	Loeb & Herman Tenant Improvements ($65,000), Leasing Commissions ($18,690) and Rent Abatement ($17,724); WUWM Reserve - beginning February 2018 lender will escrow $8,833.33 monthly capped at $210,850	BREOF Midwest II Lessee LLC	Brookfield US Real Estate Opportunity Fund I, L.P.	Recapitalization	25,500,000
14	Loan		JLC	Signature Place Office	854,202	0	Landlord Obligation Reserve ($800,000) and Free Rent Reserve ($54,201.88)	Signature Place Rollup, LLC	Christopher K. Sadler and Stevens M. Sadler	Refinance	25,000,000
15	Loan	33, 34, 35	GSMC	Reston Commons	5,753,658	0	Unfunded TI Obligation	Reston Owner Corp.	Prism Office Holdings LLC	Refinance	22,700,000
16	Loan	13	JLC	Abbott's Properties	0	0		Abbotts Fayetteville, LLC	John Edward Littlefield	Refinance	20,250,000
16.01	Property			Abbott's Park
16.02	Property	13		Abbott's Landing
17	Loan		GSMC	Hanes Commons	0	0		Winston-Salem (Hanes), LLC	Stanley Werb and Jonathan S. Gaines	Refinance	19,800,000
18	Loan	36	JLC	First State Plaza	0	0		FSSC, LLC	Bernard Kenny	Acquisition	19,500,000
19	Loan	37, 38, 39, 40	AMF I	Abercorn Common	230,477	10,328	Upfront Tenant Specific TI/LC Reserve ($230,476.54); Monthly Ground Rent Reserve ($10,328.28)	A.C./SAV, LLC	David Garfunkel	Acquisition	19,000,000
20	Loan	13	CGMRC	SST Stockade Self Storage Portfolio Phase I	0	0		SSTI 4777 Highway 80 EAST, LLC, SSTI 3015 Ricks Industrial Park DR, LLC, SSTI 1060 King George BLVD, LLC, SSTI 782 King George BLVD, LLC, SSTI 512 Percival RD, LLC, SSTI 890 St Peters Church RD, LLC, SSTI 1990 NW Federal Hwy 1, LLC, SSTI 120 Northpoint DR, LLC, SSTI 6195 South Kanner HWY, LLC, SSTI 298 Red Cedar ST, LLC	Strategic Storage Trust, Inc.	Acquisition	18,200,000
20.01	Property			4777 Highway 80 East
20.02	Property			298 Red Cedar Street
20.03	Property	13		6195 South Kanner Highway
20.04	Property	13		120 Northpoint Drive
20.05	Property	13		3015 Ricks Industrial Park Drive
20.06	Property	13		1990 Northwest Federal Highway
20.07	Property	13		1060 King George Boulevard
20.08	Property	13		782 King George Boulevard
20.09	Property	13		512 Percival Road
20.10	Property			890 Saint Peters Church Road
21	Loan		JLC	Parkview Independent Living	25,000	0	Excess Liability Insurance Reserve	Parkview Independent Living, LLC	John V. McBride and G. Todd Johnson	Refinance	18,000,000
21.01	Property			Parkview West
21.02	Property			Parkview Fountain City
22	Loan	41, 45	AMF I	Hurstbourne Office Portfolio	965,135	0	Unpaid Landlord TI Reserve ($764,310.16); Rent Reserve ($200,825)	Icon Properties - Plainview Place, LLC, LFC Hurstbourne Green, LLC and The Columns of Hurstbourne Green, LLC	Kevin Cogan	Refinance	16,500,000
22.01	Property	41, 42, 44		Neustar Building
22.02	Property			Columns of Hurstbourne Green
22.03	Property	43		Plainview Place
23	Loan	46	JLC	Barrett Summit	539,924	0	Brasfield & Gorrie, LLC and Total System Services, Inc. TI Reserve	Barrett Summit Properties, L.P.	Anthony Dilweg	Recapitalization	16,000,000
24	Loan	47, 48	AMF I	Pangea 3 Multifamily Portfolio	0	0		P3 AMC 1, LLC, P3 AMC 2, LLC and P3 AMC 3, LLC	Pangea Equity Partners, L.P.	Refinance	15,300,000
24.01	Property			7801-7813 South Essex Avenue
24.02	Property			7800-7806 South Essex Avenue
24.03	Property			8148-8156 South Ingleside Avenue
24.04	Property			7800-7810 South Kingston Avenue
24.05	Property			7801-7811 South Kingston Avenue
24.06	Property			6000 South Prairie Avenue
24.07	Property			8236 South Maryland Avenue
24.08	Property			8051 South Ingleside Avenue
24.09	Property			8241-8249 South Ellis Avenue
24.10	Property			9244 South Saginaw Avenue
24.11	Property			4853-4859 South Prairie Avenue
24.12	Property			8200-8204 South Ingleside Avenue
24.13	Property			7348 South Dr. Martin Luther King Drive
24.14	Property			7801 South Saginaw Avenue
24.15	Property			7941 South Marquette Avenue
24.16	Property			8000-8004 South Drexel Avenue
24.17	Property			8231-8237 South Ellis Avenue
24.18	Property			8155 South Maryland Avenue
24.19	Property			8255 South Maryland Avenue
24.20	Property			7914-7916 South Kingston Avenue
24.21	Property			8514 South Crandon Avenue
25	Loan		JLC	Bakersfield Multifamily Portfolio	0	0		1000 Pacheco Road Apartments, LLC and 4021 McCray Street Apartments, LLC	The Bascom Group, LLC	Refinance	14,500,000
25.01	Property			Autumn Glen
25.02	Property			Serena Vista
26	Loan	49	AMF I	Glen Hill North	0	0		Glen Hill North, LLC	Michael A. Stahelin and Leland M. Stahelin	Refinance	14,200,000
27	Loan	13, 50, 51	JLC	The Village Shoppes of Madison	85,000	0	Landlord Obligation Reserve (Crestwood TI)	Bordeaux Associates, LLC	Aharon Alcalay and Ben Zion Alcalay	Refinance	14,000,000
28	Loan	52	GSMC	Central Plaza	0	0		Central Plaza Dunhill LLC	William L. Hutchinson	Acquisition	12,278,250
29	Loan	53	JLC	Mansell Commons	0	0		APG Mansell, LLC	Jonathan Rodbell and Court Thomas	Refinance	11,700,000
30	Loan		AMF I	Battle Creek Multifamily Portfolio	500,000	0	Capital Improvements Reserve	Forest Hills Battle Creek LLC, Treetop Ridge LLC and Wyndtree Townhomes LLC	Roger J. Thornburg and A&A Equities LLC	Refinance	11,500,000
30.01	Property			Wyndtree Apartments
30.02	Property			Forest Hills Apartments
30.03	Property			Tree Top Apartments
31	Loan	54	CGMRC	Lehigh Student Housing Portfolio	1,300,000	0	Renovations Reserve ($1,000,000); Holdback Reserve ($300,000)	Mountain Hawk Apartment Investors, LLC	David Salmanson, The David E. Salmanson GST Exempt Trust-2007	Acquisition	9,900,000
32	Loan		JLC	San Antonio Self Storage Portfolio	0	0		San Antonio Self-Storage III, LLC	American Spectrum Realty, Inc.	Refinance	9,650,000
32.01	Property			1st American Storage (San Antonio)
32.02	Property			1st American Storage (Floresville)
33	Loan		GSMC	Kinderton Place	0	0		Advance (Kinderton) UY, LLC	Stanley Werb and Jonathan S. Gaines	Refinance	8,600,000
34	Loan	55	CGMRC	1300 Woodfield	0	0		Woodfield Corners, LLC	Michael Nortman, Edward W. Ross, Constantine Cataldo and Robert Cataldo	Refinance	8,600,000
35	Loan	13	CGMRC	Residence Inn - Florence, SC	22,080	0	Seasonality Reserve	Palmetto Hospitality Ventures, Inc.	Mark Grey Raines and David Gray Raines	Refinance	8,300,000
36	Loan	56, 57	AMF I	Paramus Medical Plaza	0	0		Paramus Medical Plaza, LP	Michele Igal Arazi and Nathan Lindenberg	Acquisition	8,250,000
37	Loan	58, 59	AMF I	40 Hart Street	0	0		Oaks CC 2012, LLC and Oaks RR 2012, LLC	Michele Igal Arazi	Refinance	8,250,000
38	Loan		AMF I	Park Place MHP	696,625	14,825	Upfront Sewer Conversion Reserve ($681,800); Seasonality Reserve ($14,825 upfront; $14,825 collected monthly from November through May subject to a cap of $100,000; released monthly from July through September)	New Hope and Park Place Home Community LLC	Sun Home Communities Trust and Madeleine Gross	Refinance	8,000,000
39	Loan		CGMRC	Pinewood MHC	392,094	0	Rent Reserve ($383,000); School Tax Reserve ($9,093.83)	Pinewood Community Limited Partnership	Mark Coleman	Refinance	7,830,000
40	Loan	60	AMF I	Crossroads Executive Center	0	0		3601 Crossroads, LLC	Michael A. Stahelin and Leland M. Stahelin	Refinance	7,800,000
41	Loan	61, 62, 63	AMF I	Calabasas Gardens	0	0		Camp Granada LLC	Steven T. Brunell	Refinance	7,800,000
42	Loan		CGMRC	Bradley Court Apartments	0	0		Bradley Court I, LLC	Eli Stefansky and Rafael Stefansky	Refinance	7,800,000
43	Loan	13, 64	GSMC	Residence Inn - Albany Airport	0	0		Veedergate Realty L.P.	Lawrence C. Gates	Refinance	7,600,000
44	Loan	65	GSMC	Residence Inn - Buffalo	0	0		Rockgate Inns, a Limited Partnership	Lawrence C. Gates	Refinance	7,400,000
45	Loan	13, 66	GSMC	TownePlace Suites - Huntington	0	0		Kinetic Park Hotel Associates, LLC	Donald L. Howard, Jr., Timothy G. Howard and Jeffrey A. Yeary	Refinance	7,000,000
46	Loan		CGMRC	Southern Highlands Self Storage	0	0		CP Southern Highlands, LLC and M & L Southern Highlands, LLC	Gregory J. Drennan, Timothy E. Wright, Kenneth M. Pratt, Arthur Misaki	Acquisition	6,450,000
47	Loan	13, 67	JLC	Holiday Inn Express Hotel & Suites Lancaster - Lititz	485,000	0	Franchise Renewal Reserve ($400,000), Seasonality Reserve ($35,000) and Refrigerator Reserve ($50,000)	R.R.R. Hospitality, LLC	Kirit Patel	Refinance	6,200,000
48	Loan		CGMRC	Expressway Plaza	0	0		Morris Venture Partners V, LLC	Sharon Kay and William C. Morris III Partnership No. One Ltd., Sharon K. Morris and William C. Morris IV	Acquisition	6,200,000
49	Loan	68, 69, 70	AMF I	Pedro Point Shopping Center	0	0		SHP Pacifica, LLC	Peter Pau	Refinance	6,000,000
50	Loan	13	CGMRC	Park Place at Heathrow	36,215	0	Rent Abatement Reserve	IMA-Park Place, LLC	Ralph Sheppard, Daniel Baumgard and Ira Mitzner	Acquisition	5,600,000
51	Loan		JLC	A-1 Personal Self Storage Portfolio	7,000	0	Ground Rents Reserve	A-1 Personal Storage, LLC	Daniel R. Caster	Refinance	5,500,000
51.01	Property			A-1 Star Road (Wake Forest)
51.02	Property			A-1 Durant II
52	Loan		JLC	Woodridge Plaza	650,000	0	Lot 2 Reserve	Woodridge Plaza Investors LLC	Jerry M. Wise and Ronald Z. Harris	Refinance	5,435,000
53	Loan		CGMRC	Royal Glen Apartments	0	0		Royal Glen Associates Limited Partnership	Michael J. Doyle and John S. Newsome	Refinance	5,250,000
54	Loan	71	AMF I	Milford Mill Shopping Center	0	0		Liberty-Milford, LLC	Gary D. Rappaport	Refinance	5,000,000
55	Loan		CGMRC	Chelsea Park	0	0		MIMG XXVI Chelsea Park, LLC	C. Robert Nicolls, II	Refinance	5,000,000
56	Loan	13	CGMRC	Springhill Suites - Florence, SC	182,000	0	Seasonality Reserve	MDR I, Inc.	Mark Grey Raines and David Gray Raines	Refinance	4,950,000
57	Loan	72, 73	AMF I	Berkley Hills Apartments	0	0		Berkley Hills Apartments LLC	Roger Beit and Mark Paley	Acquisition	4,860,000
58	Loan	74	AMF I	Self Storage of America	0	0		Jacob International, LLC	Robert B. Walker and Joni Walker	Refinance	4,850,000
59	Loan		CGMRC	Storage Pro - Southfield	0	0		Storage Pros Southfield LLC	David M. Levenfeld, Ian Burnstein	Refinance	4,800,000
60	Loan	13	CGMRC	800-805 Peachtree Street	0	0		800-805 Peachtree, LLC	Robert C. Loudermilk, Jr. and George W. Rohrig, Jr.	Refinance	4,750,000
61	Loan		CGMRC	Village at Whitehall	0	0		Whitehall Investments, LLC	Francisco Ramirez, Martin Schoffel and Michael Elliott	Acquisition	4,322,000
62	Loan	75	JLC	Tribune Press Building	0	7,827	17th Street Studios Supplemental Rollover Reserve ($3,286) and Strandberg Engineering Supplemental Rollover Reserve ($4,540.73)	Press Building Associates, LLC	John Protopappas	Refinance	4,200,000
63	Loan		CGMRC	Barry Plaza	85,000	0	Specified Tenant Lease Reserve	Barry Center, LLC	Scott Goldman, David Baum	Acquisition	3,950,000
64	Loan	13	CGMRC	Phoenix Realty Portfolio	0	0		Phoenix New Port Richey, LLC and Phoenix Hudson, LLC	Sidney Weiner and Ann Weiner	Acquisition	3,585,000
64.01	Property	13		Fresenius
64.02	Property			Family Dollar - New Port Richey
64.03	Property			Family Dollar - Hudson
65	Loan		CGMRC	SpaceSavers Storage-Tampa	0	0		Amsdell Storage Ventures IX, LLC	Robert J. Amsdell and Barry L. Amsdell	Acquisition	3,500,000
66	Loan		CGMRC	Shoppes at Columbine	11,012	0	Rent Abatement Reserve	ARC Camelback, LLC	Mark W. Thomas, George Ray and The Ray Living Trust	Refinance	3,430,000
67	Loan	13	CGMRC	4 Seasons Self Storage	200,000	0	Economic Holdback	4 Seasons Storage LLC	James A. Duryea	Refinance	3,250,000
68	Loan	13	CGMRC	Sumter Crossing SC	0	0		Sumter Crossing Properties, Inc.	James H. Bingham, Thomas E. Oakley and Daniel C. McCormic	Refinance	3,100,000
69	Loan		CGMRC	Orchard Grove Apartments	0	0		Orchard Grove Apartment Complex, LLC	Kenneth P. Erickson	Refinance	3,000,000
70	Loan	13	CGMRC	Robin MHC	0	0		Rockin Robin Associates Limited Partnership	Ronald K. Weiss and David F. Gross	Refinance	2,737,500
71	Loan		CGMRC	CVS - Tavares, FL	0	0		AEM Abmarsch, LLC	Jorge L. Rodriguez	Refinance	2,625,000
72	Loan	76	CGMRC	CVS - Inverness, FL	0	0		AEM Anfang, LLC	Jorge L. Rodriguez	Refinance	2,550,000
73	Loan		CGMRC	Wilmor Estates MHC	140,000	0	Additional Reserve Funds	Summerville MHP, LLC	David H. Reynolds	Acquisition	2,350,000
74	Loan		CGMRC	Mill Creek Apartments	0	0		Mill Creek Acquisitions LLC	Ron Gunsberg	Acquisition	2,065,000

GSMS 2012-GCJ9 Annex A

Control	Loan /		Mortgage		Principal's New Cash	Subordinate							Principal Equity				Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Contribution (7)	Debt	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox	Management
1	Loan	8, 9, 10, 11	GSMC	Bristol Portfolio	0	0	0	140,000,000	0	0	5,888,347	0	134,111,653	0	140,000,000	Hard(Commercial)/Soft(Residential)	In Place
1.01	Property	9, 10		Bristol Plaza
1.02	Property	12		336 East 71st Street
2	Loan		JLC	Pinnacle I	87,760,402	0	0	216,760,402	0	212,500,000	904,538	3,355,864	0	0	216,760,402	Hard	Springing
3	Loan	13, 14, 15	GSMC	Cooper Hotel Portfolio	3,751,060	16,750,000	0	115,751,060	111,056,912	0	2,689,656	2,004,492	0	0	115,751,060	Hard	Springing
3.01	Property	13		Hilton - Naples
3.02	Property	13		Hilton - Orlando / Altamonte Springs
3.03	Property	13		DoubleTree - Memphis
3.04	Property	13		Hilton Garden Inn - Detroit Airport
3.05	Property	13		Hampton Inn and Suites - Detroit Airport
3.06	Property	13		DoubleTree - Murfreesboro / Nashville
3.07	Property	13		Crowne Plaza - Fort Myers
3.08	Property	13		DoubleTree - Jackson
3.09	Property	13		DoubleTree - Johnson City
3.10	Property	13		DoubleTree - Oak Ridge / Knoxville
3.11	Property	13		Embassy Suites - Detroit Airport
4	Loan	16, 17	JLC	Jamaica Center	0	0	0	81,000,000	56,666,530	0	1,453,661	307,000	15,429,607	7,143,202	81,000,000	Hard	Springing
5	Loan	18	JLC	9201 Sunset	0	0	0	70,000,000	50,276,290	0	509,920	320,089	18,893,701	0	70,000,000	Soft	Springing
6	Loan	13, 19	CGMRC	Gansevoort Park Avenue	0	20,000,000	100,000	160,100,000	158,319,800	0	850,626	607,744	310,181	11,650	160,100,000	Hard	Springing
7	Loan	20, 21	CGMRC	Miami Center	84,132,608	0	18,288,475	274,921,082	0	262,500,000	3,959,892	8,461,190	0	0	274,921,082	Hard	Springing
8	Loan	22	JLC	North Street Portfolio	396,368	1,000,000	0	52,396,368	49,524,662	0	2,686,706	185,000	0	0	52,396,368	Soft	In Place
8.01	Property			The Highlands
8.02	Property			Park Towers
9	Loan	13	CGMRC	TMI Hotel Portfolio	0	0	185,000	47,585,000	34,829,559	0	1,297,467	9,046,861	2,411,113	0	47,585,000	Hard	In-Place
9.01	Property	13		Homewood Suites - Houston, TX
9.02	Property	13		Residence Inn - Peoria, AZ
9.03	Property	13		Residence Inn - Waco, TX
9.04	Property	13		Homewood Suites- Maumee, OH
9.05	Property	13		Fairfield Inn - Cheyenne, WY
9.06	Property	13		Hampton Inn - Shawnee, OK
9.07	Property	13		Homewood Suites - Grand Rapids, MI
9.08	Property	13		TownePlace Suites - Houston, TX
9.09	Property	13		Fairfield Inn & Suites - Racine, WI
9.10	Property	13		Fairfield Inn - Mankato, MN
10	Loan	13, 23, 24, 25	GSMC	222 Broadway	106,827,924	0	0	241,827,924	0	230,000,000	231,410	11,424,670	0	171,844	241,827,924	Hard	In Place
11	Loan	26	GSMC	The Point Shopping Center	0	0	0	30,000,000	0	0	497,947	0	29,502,053	0	30,000,000	Hard	Springing
12	Loan	13, 27, 28, 29	JLC	Green Exchange	1,315,878	0	0	27,815,878	18,142,107	0	4,611,800	5,061,972	0	0	27,815,878	Hard	In Place
13	Loan	13, 30, 31, 32	GSMC	Chase Tower Milwaukee	0	0	0	25,500,000	0	0	544,159	2,414,163	22,541,679	0	25,500,000	Soft	Springing
14	Loan		JLC	Signature Place Office	286,063	0	0	25,286,063	22,063,805	0	467,517	2,754,741	0	0	25,286,063	Hard	In Place
15	Loan	33, 34, 35	GSMC	Reston Commons	7,523,945	0	0	30,223,945	22,426,308	0	1,292,473	6,505,163	0	0	30,223,945	Hard	Springing
16	Loan	13	JLC	Abbott's Properties	0	0	0	20,250,000	16,152,447	0	566,294	56,637	3,474,622	0	20,250,000	Hard	In Place
16.01	Property			Abbott's Park
16.02	Property	13		Abbott's Landing
17	Loan		GSMC	Hanes Commons	0	0	0	19,800,000	12,522,355	0	176,386	261,626	6,839,634	0	19,800,000	Springing	Springing
18	Loan	36	JLC	First State Plaza	3,643,821	3,045,000	0	26,188,821	0	24,354,706	768,886	1,065,229	0	0	26,188,821	Hard	In Place
19	Loan	37, 38, 39, 40	AMF I	Abercorn Common	7,348,334	0	0	26,348,334	0	25,200,000	538,786	609,549	0	0	26,348,334	Springing	Springing
20	Loan	13	CGMRC	SST Stockade Self Storage Portfolio Phase I	18,917,268	0	150,000	37,267,268	0	36,400,000	339,351	527,917	0	0	37,267,268	Springing	Springing
20.01	Property			4777 Highway 80 East
20.02	Property			298 Red Cedar Street
20.03	Property	13		6195 South Kanner Highway
20.04	Property	13		120 Northpoint Drive
20.05	Property	13		3015 Ricks Industrial Park Drive
20.06	Property	13		1990 Northwest Federal Highway
20.07	Property	13		1060 King George Boulevard
20.08	Property	13		782 King George Boulevard
20.09	Property	13		512 Percival Road
20.10	Property			890 Saint Peters Church Road
21	Loan		JLC	Parkview Independent Living	0	0	0	18,000,000	16,713,857	0	474,619	58,249	753,276	0	18,000,000	None	NAP
21.01	Property			Parkview West
21.02	Property			Parkview Fountain City
22	Loan	41, 45	AMF I	Hurstbourne Office Portfolio	243,602	0	0	16,743,602	14,749,770	0	532,119	1,461,714	0	0	16,743,602	Springing	Springing
22.01	Property	41, 42, 44		Neustar Building
22.02	Property			Columns of Hurstbourne Green
22.03	Property	43		Plainview Place
23	Loan	46	JLC	Barrett Summit	0	0	0	16,000,000	12,478,767	0	917,530	993,040	1,610,663	0	16,000,000	Hard	Springing
24	Loan	47, 48	AMF I	Pangea 3 Multifamily Portfolio	0	0	0	15,300,000	13,145,740	0	372,494	93,526	1,688,239	0	15,300,000	None	NAP
24.01	Property			7801-7813 South Essex Avenue
24.02	Property			7800-7806 South Essex Avenue
24.03	Property			8148-8156 South Ingleside Avenue
24.04	Property			7800-7810 South Kingston Avenue
24.05	Property			7801-7811 South Kingston Avenue
24.06	Property			6000 South Prairie Avenue
24.07	Property			8236 South Maryland Avenue
24.08	Property			8051 South Ingleside Avenue
24.09	Property			8241-8249 South Ellis Avenue
24.10	Property			9244 South Saginaw Avenue
24.11	Property			4853-4859 South Prairie Avenue
24.12	Property			8200-8204 South Ingleside Avenue
24.13	Property			7348 South Dr. Martin Luther King Drive
24.14	Property			7801 South Saginaw Avenue
24.15	Property			7941 South Marquette Avenue
24.16	Property			8000-8004 South Drexel Avenue
24.17	Property			8231-8237 South Ellis Avenue
24.18	Property			8155 South Maryland Avenue
24.19	Property			8255 South Maryland Avenue
24.20	Property			7914-7916 South Kingston Avenue
24.21	Property			8514 South Crandon Avenue
25	Loan		JLC	Bakersfield Multifamily Portfolio	915,902	0	0	15,415,902	10,336,678	0	404,415	831,012	0	3,843,797	15,415,902	Soft	Springing
25.01	Property			Autumn Glen
25.02	Property			Serena Vista
26	Loan	49	AMF I	Glen Hill North	0	0	0	14,200,000	10,342,682	0	290,360	202,387	3,364,570	0	14,200,000	Soft	Springing
27	Loan	13, 50, 51	JLC	The Village Shoppes of Madison	553,377	0	0	14,553,377	14,000,000	0	135,322	418,056	0	0	14,553,377	None	NAP
28	Loan	52	GSMC	Central Plaza	4,526,196	0	0	16,804,446	0	16,371,552	277,281	155,613	0	0	16,804,446	Hard	Springing
29	Loan	53	JLC	Mansell Commons	2,623,069	0	0	14,323,069	13,624,310	0	318,986	379,774	0	0	14,323,069	None	NAP
30	Loan		AMF I	Battle Creek Multifamily Portfolio	0	0	0	11,500,000	8,448,213	0	276,638	838,484	1,936,665	0	11,500,000	None	NAP
30.01	Property			Wyndtree Apartments
30.02	Property			Forest Hills Apartments
30.03	Property			Tree Top Apartments
31	Loan	54	CGMRC	Lehigh Student Housing Portfolio	7,950,288	0	577,869	18,428,157	0	15,230,000	1,132,618	2,065,539	0	0	18,428,157	Soft	Springing
32	Loan		JLC	San Antonio Self Storage Portfolio	1,031,028	0	0	10,681,028	10,275,393	0	396,581	9,054	0	0	10,681,028	Soft	In Place
32.01	Property			1st American Storage (San Antonio)
32.02	Property			1st American Storage (Floresville)
33	Loan		GSMC	Kinderton Place	0	0	0	8,600,000	6,700,163	0	118,811	121,848	1,659,178	0	8,600,000	Springing	Springing
34	Loan	55	CGMRC	1300 Woodfield	0	0	34,938	8,634,938	6,297,798	0	164,602	288,764	1,883,774	0	8,634,938	Springing	Springing
35	Loan	13	CGMRC	Residence Inn - Florence, SC	0	0	88,169	8,388,169	8,073,898	0	170,999	143,272	0	0	8,388,169	Hard	Springing
36	Loan	56, 57	AMF I	Paramus Medical Plaza	3,239,807	0	0	11,489,807	0	11,000,000	328,620	161,187	0	0	11,489,807	Soft	Springing
37	Loan	58, 59	AMF I	40 Hart Street	0	0	0	8,250,000	6,639,252	0	167,924	235,777	1,207,048	0	8,250,000	Soft	Springing
38	Loan		AMF I	Park Place MHP	0	0	0	8,000,000	4,869,507	0	211,209	845,659	2,073,625	0	8,000,000	None	NAP
39	Loan		CGMRC	Pinewood MHC	0	0	1,764	7,831,764	5,299,443	0	153,306	430,031	1,948,985	0	7,831,764	Springing	Springing
40	Loan	60	AMF I	Crossroads Executive Center	0	0	0	7,800,000	5,912,396	0	183,938	243,863	1,459,803	0	7,800,000	Soft	Springing
41	Loan	61, 62, 63	AMF I	Calabasas Gardens	29,248	0	0	7,829,248	7,293,388	0	153,336	382,524	0	0	7,829,248	Soft	Springing
42	Loan		CGMRC	Bradley Court Apartments	0	0	24,714	7,824,714	7,045,255	0	119,481	181,266	478,712	0	7,824,714	Springing	Springing
43	Loan	13, 64	GSMC	Residence Inn - Albany Airport	0	0	0	7,600,000	5,515,368	0	194,425	70,676	1,819,531	0	7,600,000	Hard	Springing
44	Loan	65	GSMC	Residence Inn - Buffalo	0	0	0	7,400,000	5,287,290	0	173,647	73,505	1,865,559	0	7,400,000	Hard	Springing
45	Loan	13, 66	GSMC	TownePlace Suites - Huntington	0	0	0	7,000,000	5,159,599	0	263,938	12,692	1,563,772	0	7,000,000	Springing	Springing
46	Loan		CGMRC	Southern Highlands Self Storage	2,370,000	0	228,258	9,048,258	0	8,600,000	430,716	17,541	0	0	9,048,258	Springing	Springing
47	Loan	13, 67	JLC	Holiday Inn Express Hotel & Suites Lancaster - Lititz	32,500	0	0	6,232,500	3,996,536	0	222,507	541,500	1,471,957	0	6,232,500	Hard	In Place
48	Loan		CGMRC	Expressway Plaza	1,931,669	0	1,155,456	9,287,125	0	8,641,169	292,369	353,587	0	0	9,287,125	Hard	Springing
49	Loan	68, 69, 70	AMF I	Pedro Point Shopping Center	0	0	0	6,000,000	4,645,832	0	129,706	562,591	661,871	0	6,000,000	Soft	In Place
50	Loan	13	CGMRC	Park Place at Heathrow	1,780,956	0	0	7,380,956	0	7,000,000	155,318	225,638	0	0	7,380,956	Springing	Springing
51	Loan		JLC	A-1 Personal Self Storage Portfolio	50,000	0	0	5,550,000	5,327,949	0	205,913	16,138	0	0	5,550,000	None	NAP
51.01	Property			A-1 Star Road (Wake Forest)
51.02	Property			A-1 Durant II
52	Loan		JLC	Woodridge Plaza	1,726,534	0	0	7,161,534	6,327,036	0	90,115	744,383	0	0	7,161,534	Soft	Springing
53	Loan		CGMRC	Royal Glen Apartments	0	0	35,000	5,285,000	4,105,642	0	229,213	331,703	618,442	0	5,285,000	Springing	Springing
54	Loan	71	AMF I	Milford Mill Shopping Center	0	0	0	5,000,000	3,422,766	0	129,716	23,138	1,424,380	0	5,000,000	Hard	In Place
55	Loan		CGMRC	Chelsea Park	0	0	32,550	5,032,550	2,041,611	0	204,124	98,911	2,687,905	0	5,032,550	Soft	Springing
56	Loan	13	CGMRC	Springhill Suites - Florence, SC	0	0	50,000	5,000,000	4,492,170	0	131,632	270,610	105,588	0	5,000,000	Hard	Springing
57	Loan	72, 73	AMF I	Berkley Hills Apartments	2,247,368	0	0	7,107,368	0	6,693,750	161,860	251,758	0	0	7,107,368	None	NAP
58	Loan	74	AMF I	Self Storage of America	0	0	0	4,850,000	4,669,840	0	152,094	15,348	12,718	0	4,850,000	None	NAP
59	Loan		CGMRC	Storage Pro - Southfield	0	0	37,500	4,837,500	4,630,874	0	106,634	48,771	51,222	0	4,837,500	Springing	Springing
60	Loan	13	CGMRC	800-805 Peachtree Street	22,098	0	50,000	4,822,098	4,504,090	0	157,698	160,310	0	0	4,822,098	Hard	Springing
61	Loan		CGMRC	Village at Whitehall	1,757,520	0	362,161	6,441,681	0	6,112,500	261,514	67,667	0	0	6,441,681	Hard	Springing
62	Loan	75	JLC	Tribune Press Building	235,969	0	0	4,435,969	4,260,730	0	115,548	59,691	0	0	4,435,969	Hard	Springing
63	Loan		CGMRC	Barry Plaza	1,274,202	0	322,185	5,546,387	0	5,100,000	226,641	219,746	0	0	5,546,387	Soft	Springing
64	Loan	13	CGMRC	Phoenix Realty Portfolio	2,057,773	0	0	5,642,773	0	5,365,601	221,608	55,564	0	0	5,642,773	Hard	Springing
64.01	Property	13		Fresenius
64.02	Property			Family Dollar - New Port Richey
64.03	Property			Family Dollar - Hudson
65	Loan		CGMRC	SpaceSavers Storage-Tampa	1,530,627	0	205,676	5,236,303	0	5,050,000	113,394	72,909	0	0	5,236,303	Springing	Springing
66	Loan		CGMRC	Shoppes at Columbine	0	0	0	3,430,000	2,914,180	0	191,373	120,312	196,989	7,146	3,430,000	Springing	Springing
67	Loan	13	CGMRC	4 Seasons Self Storage	0	0	266,445	3,516,445	2,730,979	0	177,445	225,629	382,392	0	3,516,445	Soft	Springing
68	Loan	13	CGMRC	Sumter Crossing SC	0	0	50,000	3,150,000	2,868,729	0	122,476	58,415	100,380	0	3,150,000	Hard	Springing
69	Loan		CGMRC	Orchard Grove Apartments	225,108	0	50,000	3,275,108	2,963,781	0	112,766	198,561	0	0	3,275,108	Springing	Springing
70	Loan	13	CGMRC	Robin MHC	812,519	0	25,000	3,575,019	3,450,000	0	90,081	34,938	0	0	3,575,019	Springing	Springing
71	Loan		CGMRC	CVS - Tavares, FL	0	0	0	2,625,000	2,140,605	0	226,978	0	254,818	2,598	2,625,000	Hard	Springing
72	Loan	76	CGMRC	CVS - Inverness, FL	0	0	0	2,550,000	2,140,605	0	77,907	79,069	242,353	10,066	2,550,000	Hard	Springing
73	Loan		CGMRC	Wilmor Estates MHC	1,045,538	0	37,435	3,432,973	0	3,097,358	166,324	169,291	0	0	3,432,973	Springing	Springing
74	Loan		CGMRC	Mill Creek Apartments	753,496	0	387,636	3,206,132	0	2,950,000	142,521	113,611	0	0	3,206,132	Springing	Springing

GSMS 2012-GCJ9 Annex A

											Cut-off Date
Control	Loan /		Mortgage		Cash Management	Ground	Ground Lease	Annual Ground	Cut-off Date	B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	Triggers	Lease Y/N	Expiration Date	Lease Payment ($)	B Note Balance ($)	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
1	Loan	8, 9, 10, 11	GSMC	Bristol Portfolio	Event of Default								Yes	1
1.01	Property	9, 10		Bristol Plaza		No							Yes	1.01
1.02	Property	12		336 East 71st Street		No							Yes	1.02
2	Loan		JLC	Pinnacle I	(i) the occurrence of an Event of Default, (ii) any Bankruptcy Action of Borrower, Guarantor or Manager, (iii) the entry into of any Approved Mezzanine Loan, (iv) DSCR is less than 1.10x	No							Yes	2
3	Loan	13, 14, 15	GSMC	Cooper Hotel Portfolio	(i) the occurrence of an Event of Default, (ii) failure to deliver financial statements as required in the Loan Agreement, (iii) Borrower does not replenish the Debt Service Reserve, (iv) a PIP is required to be implemented for any property other than the Naples property, (v) failure to deposit any deficiency in the PIP account for the Naples property, (vi) any period during the occurrence of any Mezzanine Debt Event of Default						16,750,000	12.00000%	Yes	3
3.01	Property	13		Hilton - Naples		No							Yes	3.01
3.02	Property	13		Hilton - Orlando / Altamonte Springs		No							Yes	3.02
3.03	Property	13		DoubleTree - Memphis		No							Yes	3.03
3.04	Property	13		Hilton Garden Inn - Detroit Airport		No							Yes	3.04
3.05	Property	13		Hampton Inn and Suites - Detroit Airport		No							Yes	3.05
3.06	Property	13		DoubleTree - Murfreesboro / Nashville		No							Yes	3.06
3.07	Property	13		Crowne Plaza - Fort Myers		No							Yes	3.07
3.08	Property	13		DoubleTree - Jackson		No							Yes	3.08
3.09	Property	13		DoubleTree - Johnson City		No							Yes	3.09
3.10	Property	13		DoubleTree - Oak Ridge / Knoxville		No							Yes	3.10
3.11	Property	13		Embassy Suites - Detroit Airport		No							Yes	3.11
4	Loan	16, 17	JLC	Jamaica Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	Yes	6/7/2099	150,000					Yes	4
5	Loan	18	JLC	9201 Sunset	(i) the Stated Maturity Date, (ii) the occurrence of an Event of Default, (iii) DSCR is less than 1.10x	No							Yes	5
6	Loan	13, 19	CGMRC	Gansevoort Park Avenue	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x (inclusive of the mezzanine debt service), (iii) any default or termination of the Franchise Agreement and/or licensing agreement, (iv) the date that is one (1) year prior to the expiration of the Franchise Agreement and/or licensing agreement (the “Franchise Renewal Cash Sweep”)	No					20,000,000	10.50000%	Yes	6
7	Loan	20, 21	CGMRC	Miami Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	No							Yes	7
8	Loan	22	JLC	North Street Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.03x						1,000,000	12.25000%	Yes	8
8.01	Property			The Highlands		Yes	8/21/2042	10					Yes	8.01
8.02	Property			Park Towers		No							Yes	8.02
9	Loan	13	CGMRC	TMI Hotel Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Franchise Agreement Trigger Period (iv) the naming of TMI as a defendant in either Class Action, (v) the occurrence of a Franchise Renewal Trigger Event for any Individual Property, (vi) the occurrence of a PIP Trigger								Yes	9
9.01	Property	13		Homewood Suites - Houston, TX		No							Yes	9.01
9.02	Property	13		Residence Inn - Peoria, AZ		No							Yes	9.02
9.03	Property	13		Residence Inn - Waco, TX		No							Yes	9.03
9.04	Property	13		Homewood Suites- Maumee, OH		No							Yes	9.04
9.05	Property	13		Fairfield Inn - Cheyenne, WY		No							Yes	9.05
9.06	Property	13		Hampton Inn - Shawnee, OK		No							Yes	9.06
9.07	Property	13		Homewood Suites - Grand Rapids, MI		No							Yes	9.07
9.08	Property	13		TownePlace Suites - Houston, TX		No							Yes	9.08
9.09	Property	13		Fairfield Inn & Suites - Racine, WI		No							Yes	9.09
9.10	Property	13		Fairfield Inn - Mankato, MN		No							Yes	9.10
10	Loan	13, 23, 24, 25	GSMC	222 Broadway	(i) the occurrence of an Event of Default, from and after the 12-month anniversary of the Closing Date (i) NOI is less than the Trigger Level (Prior to any release of the Retail Unit, $7,500,000 and following the release of the Retail Unit, $6,100,000), (ii) failure to deliver financial statements as required in the Loan Agreement, (iii) Bank of America exercises Contraction Rights	No							Yes	10
11	Loan	26	GSMC	The Point Shopping Center	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) any Anchor Tenant, defined as any tenant covering more than 40,000 SF, fails to exercise its renewal option, vacates (or notifies borrower of its intent to vacate), or ceases to operate	No							Yes	11
12	Loan	13, 27, 28, 29	JLC	Green Exchange	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No							Yes	12
13	Loan	13, 30, 31, 32	GSMC	Chase Tower Milwaukee	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) JPMorgan Chase terminates its existing lease or fails to renew its lease at least nine (9) months prior to its expiration date	Yes	10/25/2042	$100, paid in advance for the life of the ground lease					Yes	13
14	Loan		JLC	Signature Place Office	(i) Day 1 until Novartis lease renewal is secured for at least 80% of their currently leased space, (ii) Debt Yield less than 9.0%	No							Yes	14
15	Loan	33, 34, 35	GSMC	Reston Commons	(i) the occurrence of an Event of Default, (ii) failure to deliver financial statements as required in the Loan Agreement	No							Yes	15
16	Loan	13	JLC	Abbott's Properties	(i) the occurrence of an Event of Default, (ii) Debt Yield less than 7.75%								Yes	16
16.01	Property			Abbott's Park		No							Yes	16.01
16.02	Property	13		Abbott's Landing		No							Yes	16.02
17	Loan		GSMC	Hanes Commons	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 70% of Closing Date NOI	No							Yes	17
18	Loan	36	JLC	First State Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No					3,038,152	6.70000%	Yes	18
19	Loan	37, 38, 39, 40	AMF I	Abercorn Common	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	Yes	7/31/2056	123,939					Yes	19
20	Loan	13	CGMRC	SST Stockade Self Storage Portfolio Phase I	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.0% during the first Loan Year, (iii) DSCR is less than 1.20x after the first Loan Year								Yes	20
20.01	Property			4777 Highway 80 East		No							Yes	20.01
20.02	Property			298 Red Cedar Street		No							Yes	20.02
20.03	Property	13		6195 South Kanner Highway		No							Yes	20.03
20.04	Property	13		120 Northpoint Drive		No							Yes	20.04
20.05	Property	13		3015 Ricks Industrial Park Drive		No							Yes	20.05
20.06	Property	13		1990 Northwest Federal Highway		No							Yes	20.06
20.07	Property	13		1060 King George Boulevard		No							Yes	20.07
20.08	Property	13		782 King George Boulevard		No							Yes	20.08
20.09	Property	13		512 Percival Road		No							Yes	20.09
20.10	Property			890 Saint Peters Church Road		No							Yes	20.10
21	Loan		JLC	Parkview Independent Living	NAP								Yes	21
21.01	Property			Parkview West		No							Yes	21.01
21.02	Property			Parkview Fountain City		No							Yes	21.02
22	Loan	41, 45	AMF I	Hurstbourne Office Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x								Yes	22
22.01	Property	41, 42, 44		Neustar Building		No							Yes	22.01
22.02	Property			Columns of Hurstbourne Green		No							Yes	22.02
22.03	Property	43		Plainview Place		No							Yes	22.03
23	Loan	46	JLC	Barrett Summit	(i) the occurrence of an Event of Default, (ii) the occurrence of a Lease Sweep Period	No							Yes	23
24	Loan	47, 48	AMF I	Pangea 3 Multifamily Portfolio	NAP								Yes	24
24.01	Property			7801-7813 South Essex Avenue		No							Yes	24.01
24.02	Property			7800-7806 South Essex Avenue		No							Yes	24.02
24.03	Property			8148-8156 South Ingleside Avenue		No							Yes	24.03
24.04	Property			7800-7810 South Kingston Avenue		No							Yes	24.04
24.05	Property			7801-7811 South Kingston Avenue		No							Yes	24.05
24.06	Property			6000 South Prairie Avenue		No							Yes	24.06
24.07	Property			8236 South Maryland Avenue		No							Yes	24.07
24.08	Property			8051 South Ingleside Avenue		No							Yes	24.08
24.09	Property			8241-8249 South Ellis Avenue		No							Yes	24.09
24.10	Property			9244 South Saginaw Avenue		No							Yes	24.10
24.11	Property			4853-4859 South Prairie Avenue		No							Yes	24.11
24.12	Property			8200-8204 South Ingleside Avenue		No							Yes	24.12
24.13	Property			7348 South Dr. Martin Luther King Drive		No							Yes	24.13
24.14	Property			7801 South Saginaw Avenue		No							Yes	24.14
24.15	Property			7941 South Marquette Avenue		No							Yes	24.15
24.16	Property			8000-8004 South Drexel Avenue		No							Yes	24.16
24.17	Property			8231-8237 South Ellis Avenue		No							Yes	24.17
24.18	Property			8155 South Maryland Avenue		No							Yes	24.18
24.19	Property			8255 South Maryland Avenue		No							Yes	24.19
24.20	Property			7914-7916 South Kingston Avenue		No							Yes	24.20
24.21	Property			8514 South Crandon Avenue		No							Yes	24.21
25	Loan		JLC	Bakersfield Multifamily Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x								Yes	25
25.01	Property			Autumn Glen		No							Yes	25.01
25.02	Property			Serena Vista		No							Yes	25.02
26	Loan	49	AMF I	Glen Hill North	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No							Yes	26
27	Loan	13, 50, 51	JLC	The Village Shoppes of Madison	NAP	No							Yes	27
28	Loan	52	GSMC	Central Plaza	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No							Yes	28
29	Loan	53	JLC	Mansell Commons	NAP	No							Yes	29
30	Loan		AMF I	Battle Creek Multifamily Portfolio	NAP								Yes	30
30.01	Property			Wyndtree Apartments		No							Yes	30.01
30.02	Property			Forest Hills Apartments		No							Yes	30.02
30.03	Property			Tree Top Apartments		No							Yes	30.03
31	Loan	54	CGMRC	Lehigh Student Housing Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No							Yes	31
32	Loan		JLC	San Antonio Self Storage Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x								Yes	32
32.01	Property			1st American Storage (San Antonio)		No							Yes	32.01
32.02	Property			1st American Storage (Floresville)		No							Yes	32.02
33	Loan		GSMC	Kinderton Place	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 70% of Closing Date NOI	No							Yes	33
34	Loan	55	CGMRC	1300 Woodfield	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) the occurrence of a Specified Tenant Trigger Period	No							Yes	34
35	Loan	13	CGMRC	Residence Inn - Florence, SC	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) default or cancellation of franchise agreement, (iv) the occurrence of a Franchise Renewal Cash Sweep Event	No							Yes	35
36	Loan	56, 57	AMF I	Paramus Medical Plaza	(i) the occurrence of a monetary Event of Default, (ii) DSCR is less than 1.10x, (iii) Mezzanine Loan is entered into	No							Yes	36
37	Loan	58, 59	AMF I	40 Hart Street	(i) the occurrence of a monetary Event of Default, (ii) DSCR is less than 1.10x, (iii) Mezzanine Loan is entered into	No							Yes	37
38	Loan		AMF I	Park Place MHP	NAP	No							Yes	38
39	Loan		CGMRC	Pinewood MHC	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No							Yes	39
40	Loan	60	AMF I	Crossroads Executive Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No							Yes	40
41	Loan	61, 62, 63	AMF I	Calabasas Gardens	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No							Yes	41
42	Loan		CGMRC	Bradley Court Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No							Yes	42
43	Loan	13, 64	GSMC	Residence Inn - Albany Airport	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) 18 months prior to the expiration of the franchise agreement to the extent the borrower has not satisfied the New License Conditions	No							Yes	43
44	Loan	65	GSMC	Residence Inn - Buffalo	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) 18 months prior to the expiration of the franchise agreement to the extent the borrower has not satisfied the New License Conditions	No							Yes	44
45	Loan	13, 66	GSMC	TownePlace Suites - Huntington	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No							Yes	45
46	Loan		CGMRC	Southern Highlands Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x	No							Yes	46
47	Loan	13, 67	JLC	Holiday Inn Express Hotel & Suites Lancaster - Lititz	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 11.5%	No							Yes	47
48	Loan		CGMRC	Expressway Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (ii) during the occurrence of a Specified Tenant Trigger Period	No							Yes	48
49	Loan	68, 69, 70	AMF I	Pedro Point Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Fresh and Easy goes "dark"	No							Yes	49
50	Loan	13	CGMRC	Park Place at Heathrow	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No							Yes	50
51	Loan		JLC	A-1 Personal Self Storage Portfolio	NAP								Yes	51
51.01	Property			A-1 Star Road (Wake Forest)		Yes	10/2/2052	28,000					Yes	51.01
51.02	Property			A-1 Durant II		No							Yes	51.02
52	Loan		JLC	Woodridge Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No							Yes	52
53	Loan		CGMRC	Royal Glen Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No							Yes	53
54	Loan	71	AMF I	Milford Mill Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No							Yes	54
55	Loan		CGMRC	Chelsea Park	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x	No							Yes	55
56	Loan	13	CGMRC	Springhill Suites - Florence, SC	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) default or cancellation of franchise agreement, (iv) the occurrence of a Franchise Renewal Cash Sweep Event	No							Yes	56
57	Loan	72, 73	AMF I	Berkley Hills Apartments	NAP	No							Yes	57
58	Loan	74	AMF I	Self Storage of America	NAP	No							Yes	58
59	Loan		CGMRC	Storage Pro - Southfield	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x	No							Yes	59
60	Loan	13	CGMRC	800-805 Peachtree Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No							Yes	60
61	Loan		CGMRC	Village at Whitehall	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No							Yes	61
62	Loan	75	JLC	Tribune Press Building	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.9%, (iii) the monthly gross revenues of the Property are less than $55,000 for a period of one calendar month	No							Yes	62
63	Loan		CGMRC	Barry Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No							Yes	63
64	Loan	13	CGMRC	Phoenix Realty Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) any Individual Property is less than 90% occupied by tenants and upon lease terms acceptable to the lender, (iv) 12 months prior to the expiration date of any Family Dollar lease								Yes	64
64.01	Property	13		Fresenius		No							Yes	64.01
64.02	Property			Family Dollar - New Port Richey		No							Yes	64.02
64.03	Property			Family Dollar - Hudson		No							Yes	64.03
65	Loan		CGMRC	SpaceSavers Storage-Tampa	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the Debt Yield is less than 8.75%	No							Yes	65
66	Loan		CGMRC	Shoppes at Columbine	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No							Yes	66
67	Loan	13	CGMRC	4 Seasons Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No							Yes	67
68	Loan	13	CGMRC	Sumter Crossing SC	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No							Yes	68
69	Loan		CGMRC	Orchard Grove Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No							Yes	69
70	Loan	13	CGMRC	Robin MHC	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No							Yes	70
71	Loan		CGMRC	CVS - Tavares, FL	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	No							Yes	71
72	Loan	76	CGMRC	CVS - Inverness, FL	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	No							Yes	72
73	Loan		CGMRC	Wilmor Estates MHC	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No							Yes	73
74	Loan		CGMRC	Mill Creek Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x	No							Yes	74

Footnotes to Annex A

(1)	The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may be paying rent.

(6)
The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)
If the purpose of the Mortgage Loan is to finance an acquisition of the Mortgaged Property, the field "Principal's New Cash Contribution" reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition.  If the purpose of the Mortgage Loan is to refinance the Mortgaged Property, the field "Principal's New Cash Contribution" reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)
Allocated loan amounts for this Mortgage Loan are based on the percentage of Appraised Value attributable to each Mortgaged Property relative to the total Appraised Value for all of the properties securing this Mortgage Loan.

(9)	The Bristol Plaza Mortgaged Property is subject to a condominium regime.

(10)
The Appraised Value of the Bristol Portfolio – Bristol Plaza Mortgaged Property is based on the primary valuation scenario which assumes the current rental mix of furnished and unfurnished units at the Bristol Portfolio – Bristol Plaza Mortgaged Property.  The appraisal for the Bristol Portfolio – Bristol Plaza Mortgaged Property also sets forth two alternative valuation scenarios: 1) a valuation of $282,000,000 which assumes that all of the units are rented as unfurnished units and 2) a valuation of $292,000,000 which assumes a condo sellout scenario.

(11)	One environmental phase I report with a date of August 6, 2012 was completed and one engineering report with a date of August 21, 2012 was completed.

(12)	The 336 East 71st Street Mortgaged Property has a Soft Lockbox with Springing Cash Management.

(13)
The Appraised Value presents the "as-is" Appraised Value of the Mortgaged Property. The Cut-off Date LTV Ratio is calculated on the basis of such "as-is" Appraised Value. The LTV Ratio at Maturity is calculated in whole or in part on the basis of the "as stabilized" Appraised Value.

(14)	Monthly Tax Reserves are currently $438,732.03 per month through February 2013, beginning in March 2013 through November 2013, the monthly amount will be $172,496.34.

(15)
Monthly Replacement Reserves, for the first through twelfth Due Dates will be $240,200.82, which is the sum of the Monthly Replacement Reserve amounts for each of the 11 Mortgaged Properties as described in the loan agreement.  Beginning with the 13th Due Date, the Monthly Replacement Reserve amount will be adjusted to the greater of the monthly amount required per the applicable franchise agreements or for the DoubleTree - Memphis Mortgaged Property, 1/12 of 5% of the actual annual revenue of the property for the previous 12 month period, calculated on the anniversary of the loan closing date and for every other property 1/12 of 4% of the actual annual revenue of the property for the previous 12 month period, calculated on the anniversary of the loan closing date.  Borrower may request a recalculation of the Monthly Replacement Reserve once every 6 months.  In the event there are insufficient funds on deposit at any individual property for their Replacement Reserve, borrower is allowed to request a disbursement from another property's replacement reserve account, other than from the Hilton - Naples or DoubleTree - Memphis Mortgaged Properties accounts.

(16)	Ongoing payments of $11,200 commence on the Due Date occurring in December 2013.

(17)
Other Reserve consists of two reserves: (i) Borrower is required to fund a Rollover Reserve in the monthly amount of $50,000 following the date that is fifteen (15) months prior to the end of the term of the National Amusements Lease subject to a cap of $750,000 and (ii) Borrower is required to fund a ground rent reserve in the monthly amount of $12,500.

(18)
Ongoing TI/LC Reserve payments of $25,000 commence on the first Due Date to occur after (a) the occupancy rate for the Mortgaged Property falls below 70% of the NRA or (b) the DSCR of the Mortgaged Property falls below 1.50x, and continuing on each Due Date thereafter until such occupancy rate equals or exceeds 70% and the DSCR equals or exceeds 1.50x. The Rollover Reserve may not exceed $600,000.

(19)
The Gansevoort Park Avenue Loan is part of the Gansevoort Park Avenue Whole Loan, totaling $140,000,000, which was bifurcated into two pari passu loan components (notes A-1 and A-2).  The Gansevoort Park Avenue Loan, but not the related pari passu note A-1, will be contributed to the GS Mortgage Securities Trust 2012-GCJ9.  The related pari passu note A-1 was securitized in the Citigroup Commercial Mortgage Trust 2012-GC8 transaction. Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, Debt Yield Based on Underwritten NOI / NCF and Cut-off Date Balance per SF calculations are based on the aggregate cut-off date principal balance of $140,000,000.

(20)
The Miami Center Loan is part of the Miami Center Whole Loan, totaling $172,500,000, which was bifurcated into two pari passu loan components (notes A-1 and A-2).  The Miami Center Loan, but not the related pari passu note A-1, will be contributed to the GS Mortgage Securities Trust 2012-GCJ9.  The related pari passu note A-1 was securitized in the Citigroup Commercial Mortgage Trust 2012-GC8 transaction. Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, Debt Yield Based on Underwritten NOI / NCF and Cut-off Date Balance per SF calculations are based on the aggregate cut-off date principal balance of $171,769,480.

(21)
The Miami Center Loan is secured by a first mortgage encumbering the office condominium unit, the Miami Center Property, of the Miami Center Condominium.  The Miami Center Condominium is comprised of an office building and the adjoining Intercontinental-flagged hotel.  The adjoining Intercontinental-flagged hotel is under separate ownership and is not collateral for the Miami Center Whole Loan.

(22)	Amortizing payments commence on 10/6/2014.

(23)
The 222 Broadway Loan is part of the 222 Broadway Whole Loan, totaling $135,000,000, which was bifurcated into two pari passu loan components (notes A-1 and A-2).  The 222 Broadway Loan, but not the related pari passu note A-1, will be contributed to the GS Mortgage Securities Trust 2012-GCJ9.  The related pari passu note A-1 was securitized in the Citigroup Commercial Mortgage Trust 2012-GC8 transaction.  Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, Debt Yield Based on Underwritten NOI / NCF and Cut-off Date Balance per SF calculations are based on the aggregate cut-off date principal balance of $135,000,000.

(24)
JPMorgan Chase (14,961 SF) has subleased 2,200 SF to Au Bon Pain at a current annual base rent of $280,478 increasing to $332,684 on 11/1/2012. JPMorgan Chase had the option to terminate the sublease at any time prior to 11/1/2012 and elected not to exercise that option.  Additionally, Au Bon Pain leases 1,325 SF of basement storage space on a MTM basis.

(25)
Monthly Replacement Reserves of $18,352.88, provided that upon the release of the retail unit, the amount will be reduced by an amount equal to the product of $0.28 times the number of square feet comprising the retail unit times (1/12) (684,091 SF will be remaining following the potential release of the retail unit).

(26)	Proceeds of the Mortgage Loan were used to payoff the borrower sponsor's credit facility, for which the Mortgaged Property was previously collateral.

(27)
In the event that the Rollover Reserve balance exceeds $2,500,000, borrower’s obligation to make monthly payments to the reserve must be reduced to an amount equal to $14,253 until the first Due Date following the date on which the amount in the Rollover Reserve falls below $2,000,000, at which time monthly payments shall increase to $28,505.

(28)	By May 2013, Chevron U.S.A. Inc. will contribute $1,500,000 of the $2,351,226 into the Outstanding TI/LC Reserve.

(29)
Ongoing payments in the amount of 1/12th of the annual payment under the subordinate loan commence on the Due Date occurring in August 2013.  Funds collected will be deposited into the Subordinate Loan Debt Service Reserve Subaccount.

(30)
The fee simple interest in the Chase Tower Milwaukee Mortgaged Property is owned by a party affiliated with the borrower and leased to the borrower for a term of 30 years. Lender’s collateral consists of both the fee and leasehold interest in the Chase Tower Milwaukee Mortgaged Property.

(31)
Monthly escrows for insurance are not required so long as borrower provides evidence of timely payment of applicable premiums and renewal of the existing insurance policies required to be maintained in accordance with the loan documents.

(32)	Monthly Replacement Reserves are currently $33,750 for the 1st through 36th Due Dates and $5,883.33 beginning with the 37th Due Date.

(33)
The Reston Commons Mortgage Loan has an “as stabilized” value of $40,000,000 as of 3/1/2013 when the rent abatement period for BAE Systems Information Solutions, Inc. (“BAE”) expires, at which time BAE will begin paying full, unabated rent. The Cut-off Date LTV Ratio and the LTV Ratio at Maturity are calculated on the basis of the “as stabilized” appraised value.  The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value are 70.9% and 64.7%, respectively.

(34)	Monthly Tax Reserve will increase to $46,265.95 with the December 2012 payment.

(35)
$526,913.07 was reserved at closing for the Debt Service Reserve for the first four Due Dates following the loan closing date.  One quarter of this amount will be withdrawn to make the monthly interest payment, monthly replacement reserve payment and monthly tax payment.  After this four month period, BAE will have begun paying rent and these payments will come from the rent paid by the tenant.

(36)
$750,000 was reserved upfront for TI/LC Reserve in the form of a letter of credit.  Should the borrower not lease the property up to 87.3% by January 1, 2013, the borrower will be required to post an additional $50,000 to the reserve ($800,000 total).  There are currently no required on-going TI/LC Reserve collections as the TI/LC Reserve has a minimum balance of $250,000.  Should the reserve drop below the $250,000 threshold, ongoing collections will commence based upon $1.50/SF.

(37)
The Mortgaged Property consists of both the fee simple interest in an approximately nineteen (19) acre parcel and the leasehold interest in a one (1) acre parcel, which parcel encompasses a portion of the parking lot.

(38)	The Replacement Reserve and TI/LC Reserve are commingled in one reserve account.

(39)
If, at any time, the amount of funds on deposit in the Ongoing TI/LC Reserve is less than $300,000, the borrower is required to deposit $15,438 on each Due Date until the amount of such funds on deposit in the Ongoing TI/LC Reserve is equal to $300,000.

(40)
Annual ground lease payment of $123,939.24 is subject to increase every six (6) years to the amount which is the greater of i) the product of the then current fair market value of the ground leased parcel and 8.048% and ii) the current rent due under the ground lease.

(41)
The Appraised Value for the portion of the Mortgaged Property known as the Neustar Building represents the "as-is" Appraised Value of such portion of the Mortgaged Property. The Cut-off Date  LTV Ratio and the LTV Ratio at Maturity are each calculated on the basis of the "as stabilized" Appraised Value of such property and on the basis of the "as-is" Appraised Values for the portions of the Mortgaged Property known as Plainview Place and the Columns of Hurstbourne Green, respectively.

(42)
Farm Credit Services of Mid-America (17,468 SF) has a signed lease but is not expected to take occupancy until December 2012 at which time the tenant  is entitled to a three-month free rent period.  Neustar, Inc. (36,283 SF) has a signed lease for 18,385 SF of expansion space but is not expected to take occupancy of such expansion space until January 2013.  Jefferson Development (6,839 SF) has a signed lease but is not expected to take occupancy of its leased space until January 2013.  At closing, the borrower deposited $200,825 into a Rent Reserve representing full, unabated rent for Farm Credit Services of Mid-America, Neustar, Inc. and Jefferson Development from the loan closing date until the rent commencement dates for each such tenant.  Additionally, at closing, the borrower deposited $764,310 into an Unpaid Landlord TI Reserve representing amounts owed for tenant improvements for Farm Credit Services of Mid-America, Neustar, Inc. and Jefferson Development, respectively.

(43)	CompuCom is currently negotiating the renewal of its lease, which expired on 10/31/2012.

(44)
Coolbaker's Inc. (3,671 SF) will vacate its space at the expiration of its lease on 12/31/2012.  Jefferson Development (6,839 SF) is scheduled to occupy the space previously occupied by Coolbaker's Inc. as well as additional vacant space at the Mortgaged Property under a lease commencing in January 2013.

(45)	The Ongoing TI/LC Reserve collections are scheduled to commence on 12/1/2014 (the 25th Due Date).

(46)	Loan contains one (1) 5-day grace period per calendar year for a default.

(47)
Allocated loan amounts for this Mortgage Loan are based on the percentage of Appraised Value attributable to each Mortgaged Property relative to the total Appraised Value for all of the Mortgaged Properties securing this Mortgage Loan. The terms of the related Mortgage Loan do not permit the release of any portion of the collateral securing the related Mortgage Loan.  Accordingly, these allocated loan amounts are not relevant in that regard.

(48)
If, at any time, the amount of funds on deposit in the Ongoing Replacement Reserve is less than $340,500, the borrower is required to deposit $9,458.33 on each Due Date until the amount  of such funds on deposit in the Ongoing Replacement Reserve is equal to $340,500.

(49)
If, at any time, the amount of funds on deposit in the Ongoing TI/LC Reserve is less than $1,000,000, the borrower is required to deposit $16,108 on each Due Date until the amount of such funds on deposit in the Ongoing TI/LC Reserve is equal to $1,000,000.

(50)	Loan contains one (1) 5-day grace period per calendar year for a default.

(51)	TI/LC Reserve Cap reduced to $125,000 once physical occupancy of 90% is achieved.

(52)
Old Navy (44,497 SF) has subleased to Shoe Carnival 15,000 SF until December 31, 2016 at a rate of $11.00/SF with one option to renew until December 31, 2021 at a rate of $12.00/SF.  Lease expiration shown reflects the terms of the sublease.

(53)	Loan contains one (1) 5-day grace period per calendar year for a default.

(54)
The address for the buildings in the Lehigh Student Housing Portfolio are as follows: 302, 306, 308 Summit Street, 214 Warren Square, 424, 426, 428, 438, 440, 462 Birkel Avenue, 109 East Morton Street, 410, 412, 414, 416, 418, 420 South New Street, 6 West 4th Street, 102 East 4th Street, 328, 409, 413, 419 Adams Street, 429, 443, 451 Webster Street, 220, 223, 226, 227, 229, 231, 305, 307, 308, 309, 312, 315, 325, 421, 510, 515, 517, 519, 521, 523 East 5th Street, 518 Polk Street, 511, 523 Fillmore Street, 548, 552, 554, 556, 556.5, 557, 558, 559, 561, 564, 566, 618, 619, 625 Hillside Avenue, 519, 532 Thomas Street, 622, 624, 632 Pierce Street, and 631 Parkhill Street

(55)
The borrower deposited $150,000 into the Upfront TI/LC reserve at closing and must deposit $13,901.17 monthly into the Ongoing TI/LC Reserve until such time the amount on deposit in the TI/LC reserve equals $250,000.  If at any thereafter the amount on deposit in the TI/LC reserve is less than $150,000, then the borrower shall recommence the $13,901.17 monthly deposit into the Ongoing TI/LC Reserve until such time the amount on deposit in the TI/LC Reserve equals $150,000.

(56)
If, at any time, the amount of funds on deposit in the Ongoing TI/LC Reserve is less than $300,000 (the "Cap"), the borrower is required to deposit $4,167 on each Due Date until the amount of such funds on deposit in the Ongoing TI/LC Reserve is equal to the Cap.  Notwithstanding the foregoing, provided that: (i) no event of default then exists under the Mortgage Loan, (ii) a mezzanine loan permitted under the loan documents has not been entered into, (iii) (a) Paramus Surgical Center satisfactorily renews its lease and delivers an estoppel certificate or (b) a satisfactory replacement tenant executes a satisfactory replacement lease and delivers an estoppel certificate, (iv) the DSCR is no less than 1.30x and (v) the economic and physical occupancy of the Mortgaged Property is no less than 93%, then any funds on deposit in the TI/LC Reserve shall be released to the borrower, the Cap will be reduced to $150,000 (the “New Cap”) and the borrower will be required to deposit $4,167 on each Due Date until the amount of such funds on deposit in the Ongoing TI/LC Reserve is equal to the New Cap.

(57)	Future mezzanine debt is permitted subject to (i) an aggregate LTV ratio based on an "as is" Appraised Value of no greater than 75.0% and (ii) an aggregate DSCR no less than 1.30x.

(58)
If, at any time, the amount of funds on deposit in the Ongoing TI/LC Reserve is less than $250,000, the borrower is required to deposit $5,667 on each Due Date until the amount of such funds on deposit in the Ongoing TI/LC Reserve is equal to $250,000.

(59)	Future mezzanine debt is permitted subject to (i) an aggregate LTV ratio based on an "as is" Appraised Value of no greater than 75.0% and (ii) an aggregate DSCR no less than 1.30x.

(60)
If, at any time, the amount of funds on deposit in the Ongoing TI/LC Reserve is less than $535,000, the borrower is required to deposit $8,921 on each Due Date until the amount of such funds on deposit in the Ongoing TI/LC Reserve is equal to $535,000.

(61)
If, at any time, the amount of funds on deposit in the Ongoing Replacement Reserve is less than $31,000, the borrower is required to deposit $858.56 on each Due Date until the amount of such funds on deposit in the Ongoing Replacement Reserve is equal to $31,000.

(62)
Monthly deposits into the Ongoing TI/LC Reserve are initially suspended and will commence if the balance of funds in the Ongoing TI/LC Reserve falls to $100,000 or below, at which time the borrower is required to make deposits in an amount equal to $3,434.25 on each Due Date until the amount of funds in the Ongoing TI/LC Reserve is equal to $200,000.

(63)
The related non-recourse carve-out guarantor, Steven T. Brunell, will have an initial recourse obligation in the amount of $1,170,000 plus any interest accrued thereon.  Such recourse obligation will cease at such time as (i) either a) new leases or b) renewals or extensions for at least 14,988 SF of the tenant spaces expiring in 2013 and the tenant spaces vacant at the origination of the Mortgage Loan have been entered into, (ii) such new leases or renewals or extensions, as applicable, have been signed at a weighted average lease term of two (2) years or greater, (iii) the combined annual rent on such new or extended leases must meet or exceed a minimum annual rent of $464,839 and (iv) the occupancy of the Mortgage Property is no less than 89.3%.

(64)
Monthly Replacement Reserve is $12,852.17 for the first through the 12th Due Dates and thereafter the greater of the monthly amount required pursuant to the Franchise Agreement or 1/12th of 4% of actual annual revenue of the Mortgaged Property for the previous 12 month period as determined on the anniversary of the Mortgage Loan origination date.

(65)
Monthly Replacement Reserve is $12,185.67 for the first through the twelfth Due Dates, and thereafter the greater of the monthly amount required to be reserved pursuant to the Franchise Agreement or 1/12th of 4% of actual annual revenue of the Mortgaged Property for the previous 12 month period as determined on the anniversary of the Mortgage Loan origination date.

(66)
Monthly Replacement Reserve is $8,393.19 for the first through twelfth Due Dates and thereafter the greater of the monthly amount required pursuant to the Franchise Agreement or 1/12th of 4% of actual annual revenue of the Mortgaged Property for the previous 12 month period as determined on the anniversary of the Mortgage Loan origination date.

(67)
Borrower must make monthly payments of $3,900 per month for the months of March through and including November into the seasonality reserve as long as the reserve balance does not exceed its cap of $35,000.

(68)
The Truth Tattoo Parlor (1,120 SF) has a signed lease but is not expected to take occupancy until December 2012, after which the tenant is entitled to an eight-month rent abatement period, during which rent will be $17.14 / SF.  Unabated rent of $30.00 / SF will commence in August 2013.

(69)
If, at any time, the amount of funds on deposit in the Ongoing Replacement Reserve is less than $16,236, the borrower is required to deposit $338.25 on each Due Date until the amount of  such funds on deposit in the Ongoing Replacement Reserve is equal to $16,236.

(70)
If, at any time, the amount of funds on deposit in the Ongoing TI/LC Reserve is less than $20,400, the borrower is required to deposit $1,700 on each Due Date until the amount of such funds on deposit in the Ongoing TI/LC Reserve is equal to $20,400.

(71)
If, at any time, the amount of funds on deposit in the Ongoing TI/LC Reserve is less than $150,000, the borrower is required to deposit $3,500 on each Due Date until the amount of such funds on deposit in the Ongoing TI/LC Reserve is equal to $150,000.

(72)	Property operating information is unavailable for year end 2011 due to the transition of management of the Mortgaged Property from a receiver to a new property manager.

(73)
If, at any time, the amount of funds on deposit in the Ongoing Replacement Reserve is less than $200,000, the borrower is required to deposit $9,413 on each Due Date until the amount of such funds on deposit in the Ongoing Replacement Reserve is equal to $200,000.

(74)
If, at any time, the amount of funds on deposit in the Ongoing Replacement Reserve is less than $43,370, the borrower is required to deposit $1,205 on each Due Date until the amount of such funds on deposit in the Ongoing Replacement Reserve is equal to $43,370.

(75)
Payable each Due Date from October 2012 through February 2013  in connection with tenant 17th Street Studios, Inc.  Also payable at a revised rate of $2,743.81 during the six (6) month period prior to the expiration of  a lease covering the 17th Street Studios, Inc. space.  Provided that no Event of Default has occurred and is continuing, if Borrower provides: (A) evidence to Lender that tenant 17th Street Studios, Inc. has renewed its lease at the 17th Street Studios, Inc. space, or alternatively, that a replacement tenant has executed a lease for all such space, for a term of not less than five (5) years, (B) an estoppel certificate (or other evidence reasonably acceptable to Lender) from such tenant confirming that all landlord work has been completed at such space, (C) if the tenant is a replacement tenant (i.e., not 17th Street Studios, Inc.), evidence (which may consist of a copy of a rent check) that such tenant has commenced paying full, unabated rent for the 17th Street Studios, Inc. space, and (D) Borrower provides a certification that all leasing commissions and tenant improvement costs payable in connection with such lease (or lease extension) have been paid in full, then Lender must, as applicable: (1) return to Borrower the balance of the 17th Street Funds, and (2) not require Borrower to continue to make the supplemental deposit in connection with 17th Street Studios, Inc.

(76)	Commencing on the Due Date in July 2017, and continuing on each Due Date thereafter, the Ongoing Replacement Reserve amount will be reduced from $806.67 to $136.00.

ANNEX B

STRUCTURAL AND COLLATERAL TERM SHEET

[THIS PAGE INTENTIONALLY LEFT BLANK]

November 8, 2012

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,388,928,224
(Approximate Mortgage Pool Balance)

$1,083,364,000
(Offered Certificates)

GS Mortgage Securities Trust 2012-GCJ9
As Issuing Entity

GS Mortgage Securities Corporation II
As Depositor

Commercial Mortgage Pass-Through Certificates
Series 2012-GCJ9

Jefferies LoanCore LLC
Goldman Sachs Mortgage Company
Citigroup Global Markets Realty Corp.
Archetype Mortgage Funding I LLC
As Sponsors

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or m´ore classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Goldman, Sachs & Co.	Jefferies

Citigroup
Co-Lead Managers and Joint Bookrunners

CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Class	Expected Ratings (Moody’s/Fitch/KBRA)(1)	Initial Certificate Principal or Notional Amount(2)		Approximate Initial Credit Support	Initial Pass- Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class A-1	Aaa(sf) / AAA(sf) / AAA(sf)	$72,318,000		30.000%(5)	[___]%	(6)	2.39	12/12 – 06/17
Class A-2	Aaa(sf) / AAA(sf) / AAA(sf)	$202,504,000		30.000%(5)	[___]%	(6)	4.80	06/17 – 11/17
Class A-3	Aaa(sf) / AAA(sf) / AAA(sf)	$607,410,000		30.000%(5)	[___]%	(6)	9.78	06/22 – 11/22
Class A-AB	Aaa(sf) / AAA(sf) / AAA(sf)	$90,017,000		30.000%(5)	[___]%	(6)	7.32	11/17 – 06/22
Class X-A	Aaa(sf) / AAA(sf) / AAA(sf)	$1,083,364,000	(7)	N/A	[___]%	Variable IO(8)	N/A	N/A
Class A-S	Aaa(sf) / AAA(sf) / AAA(sf)	$111,115,000		22.000%	[___]%	(6)	9.95	11/22 – 11/22

NON-OFFERED CERTIFICATES

Non-Offered Class	Expected Ratings (Moody’s/Fitch/KBRA)(1)	Initial Certificate Principal or Notional Amount(2)		Approximate Initial Credit Support	Initial Pass- Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class X-B	Ba3 / NR / AAA(sf)	$305,564,224	(7)	N/A	[___]%	Variable IO(8)	N/A	N/A
Class B	Aa3(sf) / AA-(sf) / AA-(sf)	$90,280,000		15.500%	[___]%	(6)	9.95	11/22 – 11/22
Class C	A3(sf) / A-(sf) / A-(sf)	$57,293,000		11.375%	[___]%	(6)	9.95	11/22 – 11/22
Class D	Baa3(sf) / BBB-(sf) / BBB-(sf)	$57,293,000		7.250%	[___]%	(6)	9.95	11/22 – 11/22
Class E	Ba2(sf) / BB(sf) / BB(sf)	$27,779,000		5.250%	[___]%	(6)	9.95	11/22 – 11/22
Class F	B2(sf) / B(sf) / B+(sf)	$22,570,000		3.625%	[___]%	(6)	9.95	11/22 – 11/22
Class G	NR / NR / NR	$50,349,224		0.000%	[___]%	(6)	9.95	11/22 – 11/22
Class R(9)	N/A	N/A		N/A	N/A	N/A	N/A	N/A

(1)
It is a condition of issuance that the offered certificates receive the ratings set forth above.  The anticipated ratings shown are those of Moody’s Investors Service, Inc., Fitch, Inc and Kroll Bond Rating Agency, Inc.  Subject to the discussion under “Ratings” in the Free Writing Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date.  Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Free Writing Prospectus.  Moody’s Investors Service, Inc., Fitch, Inc. and Kroll Bond Rating Agency, Inc. have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related rating agency’s website.

(2)	Approximate, subject to a variance of plus or minus 5%.

(3)	Approximate per annum rate as of the closing date.

(4)	Assuming no prepayments and based on the Modeling Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

(5)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3 and Class A-AB certificates are represented in the aggregate.

(6)
For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage.

(7)
The Class X-A and Class X-B certificates will not have principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A and Class X-B certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S certificates from time to time.  The notional amount of the Class X-B certificates will be equal to the aggregate principal amounts of the Class B, Class C, Class D, Class E, Class F and Class G certificates from time to time.

(8)
The pass-through rate on the Class X-A certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S certificates, as described in the Free Writing Prospectus. The pass-through rate on the Class X-B certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F and Class G certificates, as described in the Free Writing Prospectus.

(9)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates represent the residual interest in each of two separate REMICs, as further described in the Free Writing Prospectus.  The Class R certificates will not be entitled to distributions of principal or interest.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance	$1,388,928,224
Number of Mortgage Loans	74
Number of Mortgaged Properties	135
Average Cut-off Date Mortgage Loan Balance	$18,769,300
Weighted Average Mortgage Interest Rate	4.8853%
Weighted Average Remaining Term to Maturity (months)	110
Weighted Average Remaining Amortization Term (months)(2)	345
Weighted Average Cut-off Date LTV Ratio(3)	61.9%
Weighted Average Maturity Date LTV Ratio(4)	51.6%
Weighted Average Underwritten Debt Service Coverage Ratio(5)	1.66x
Weighted Average Debt Yield on Underwritten NOI(6)	11.1%
% of Mortgage Loans with Additional Debt	19.4%
% of Mortgaged Properties with Single Tenants	2.6%

(1)
Each of the Gansevoort Park Avenue mortgage loan, the Miami Center mortgage loan and the 222 Broadway mortgage loan, has a related pari passu companion loan and calculations include the related pari passu companion loan unless otherwise indicated. These loans will be serviced pursuant to the pooling and servicing agreement for the CGCMT 2012-GC8 transaction. In addition, all statistics presented in this Term Sheet with respect to the Green Exchange mortgage loan assume that the second lien mortgage encumbering the related mortgaged property is subordinate to the entire principal balance of the Green Exchange mortgage loan as of the Cut-off Date.

(2)	Excludes mortgage loans that are interest only for the entire term.

(3)
Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to the Reston Commons mortgaged property and the Hurstbourne Office Portfolio-Neustar Building mortgaged property, the Cut-off Date LTV Ratio for the related mortgage loan is calculated based on the “as stabilized” appraised value. The Cut-off Date LTV Ratio for the mortgage pool calculated based on the “as-is” appraised value of the Reston Commons and Hurstbourne Office Portfolio mortgage loans is 62.2%.

(4)
Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value.  With respect to 22 mortgage loans representing approximately 31.9% of the initial pool balance, the respective Maturity Date LTV Ratios were each calculated using the related “as stabilized” appraised value. See “Description of the Mortgage Pool – Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date LTV Ratio.

(5)
Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio is calculated by taking the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties and dividing by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. See “Description of the Mortgage Pool – Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(6)
Unless otherwise indicated, the Debt Yield on Underwritten NOI is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of the mortgage loan, and the Debt Yield on Underwritten NCF is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of the mortgage loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Goldman, Sachs & Co. Jefferies & Company, Inc. Citigroup Global Markets Inc.
Depositor:	GS Mortgage Securities Corporation II
Initial Pool Balance:	$1,388,928,224
Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Rialto Capital Advisors, LLC
Trustee:	U.S. Bank National Association
Operating Advisor:	Pentalpha Surveillance LLC
Pricing:	November 2012
Closing Date:	November 29, 2012
Cut-off Date:	For each mortgage loan, the later of the related due date of each mortgage loan in November 2012 and the date of origination for such mortgage loan
Determination Date:	The 6th day of each month or next business day
Distribution Date:	The 4th business day after the Determination Date, commencing in December 2012
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	November 2045
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to Class X-A: $1,000,000 minimum); $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

TRANSACTION HIGHLIGHTS

■	$1,388,928,224 (Approximate) New-Issue Multi-Borrower CMBS:

—
Overview: The mortgage pool consists of 74 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,388,928,224 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $18,769,300 and are secured by 135 mortgaged properties located throughout 28 states

—	LTV: 61.9% weighted average Cut-off Date LTV Ratio

—	DSCR: 1.66x weighted average Underwritten Debt Service Coverage Ratio

—	Debt Yield: 11.1% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-AB

■	Loan Structural Features:

—	Amortization: 82.4% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	61.1% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

–	21.3% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

—	Hard Lockboxes: 54.2% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—
Cash Traps: 73.5% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 69 mortgage loans representing 85.6% of the Initial Pool Balance

–	Insurance: 64 mortgage loans representing 63.4% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 70 mortgage loans representing 77.1% of Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 32 mortgage loans representing 53.6% of the allocated Initial Pool Balance of office, retail, industrial and mixed use properties only

—	Predominantly Defeasance: 79.8% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

–	4.1% of the mortgage loans by Initial Pool Balance permit either defeasance or yield maintenance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Total Pool:

—	Office: 34.5% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Hospitality: 17.9% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—	Mixed Use: 16.9% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

—	Retail: 12.8% of the mortgaged properties by allocated Initial Pool Balance are retail properties (9.0% are anchored retail properties)

—	Multifamily: 12.3% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

■
Geographic Diversity:  The 135 mortgaged properties are located throughout 28 states, with only two states having greater than 10.0% of the allocated Initial Pool Balance: New York (24.2%), California (16.7%)

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller
Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Jefferies LoanCore LLC	18	24	$527,119,321	38.0%
Goldman Sachs Mortgage Company	12	23	411,105,625	29.6
Citigroup Global Markets Realty Corp.	30	50	313,430,906	22.6
Archetype Mortgage Funding I LLC	14	38	137,272,372	9.9
Total	74	135	$1,388,928,224	100.0%

Ten Largest Mortgage Loans
Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Rooms / Units	Cut-off Date Balance Per SF / Room / Unit	UW NCF DSCR		UW NOI Debt Yield	Cut-off Date LTV Ratio
Bristol Portfolio	$140,000,000	10.1%	Various	Various	$506	1.78	x	9.0%	40.5%
Pinnacle I	129,000,000	9.3	Office	393,411	$328	1.66	x	10.2%	57.6%
Cooper Hotel Portfolio	95,250,000	6.9	Hospitality	2,128	$44,760	1.44	x	13.9%	67.0%
Jamaica Center	81,000,000	5.8	Mixed Use	215,806	$375	1.61	x	9.8%	64.5%
9201 Sunset	70,000,000	5.0	Office	168,923	$414	2.60	x	11.1%	54.5%
Gansevoort Park Avenue	65,000,000	4.7	Hospitality	249	$562,249	1.77	x	12.5%	50.4%
Miami Center	57,256,493	4.1	Office	786,836	$218	1.41	x	10.2%	64.1%
North Street Portfolio	50,954,089	3.7	Multifamily	538	$94,710	1.20	x	8.6%	71.5%
TMI Hotel Portfolio	47,326,591	3.4	Hospitality	766	$61,784	1.74	x	13.8%	62.0%
222 Broadway	35,000,000	2.5	Office	776,448	$174	2.08	x	10.8%	58.7%
Top 10 Total / Wtd. Avg.	$770,787,173	55.5%				1.72	x	10.8%	57.2%
Remaining Total / Wtd. Avg.	618,141,051	44.5				1.59	x	11.4%	67.8%
Total / Wtd. Avg.	$1,388,928,224	100.0%				1.66	x	11.1%	61.9%

Pari Passu Companion Loan Summary
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Whole Loan Cut- off Date Balance	Controlling Pooling & Servicing Agreement	UW NCF DSCR		UW NOI Debt Yield	Cut-off Date LTV Ratio
Gansevoort Park Avenue	$65,000,000	$75,000,000	$140,000,000	CGCMT 2012-GC8	1.77	x	12.5%	50.4%
Miami Center	$57,256,493	$114,512,986	$171,769,480	CGCMT 2012-GC8	1.41	x	10.2%	64.1%
222 Broadway	$35,000,000	$100,000,000	$135,000,000	CGCMT 2012-GC8	2.08	x	10.8%	58.7%

Mortgage Loans with Existing Secured, Mezzanine and Other Financing
Mortgage Loan Name	Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Other Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Mezzanine / Other Debt Interest Rate	Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Mortgage Loan DSCR	Total Debt DSCR
Cooper Hotel Portfolio	$95,250,000	$16,750,000	NA	$112,000,000	12.0000%	6.6950%	67.0%	78.8%	1.44x	1.12x
Gansevoort Park Avenue	$65,000,000	$20,000,000	NA	$160,000,000	10.5000%	5.7050%	50.4%	57.6%	1.77x	1.43x
North Street Portfolio	$50,954,089	$1,000,000	NA	$51,954,089	12.2500%(4)	5.8063%	71.5%	72.9%	1.20x	1.16x
Green Exchange(2)	$26,500,000	NA	$15,000,000	NA	3M LIBOR+20bps	NA	69.4%	NA	2.05x	NA
First State Plaza	$19,456,146	$3,038,152	NA	$22,494,298	6.7000%	6.7000%	76.8%	88.7%	1.24x	1.07x
Mansell Commons(3)	$11,651,784	NA	$5,950,000	NA	Various	Various	65.5%	NA	1.32x	NA

(1)
The Total Debt Interest Rate is the weighted average of the non-default interest rates on the subject mortgage loan and the related mezzanine loan as of the cut-off date (and, in the case of the North Street Portfolio mezzanine loan, which accrues interest at one-month LIBOR + 12%, assuming one-month LIBOR is 0.25% per annum).

(2)
The Green Exchange mortgaged property is subject to a $15,000,000 second lien mortgage loan held by the City of Chicago, Illinois (the “Green Exchange Second Lien Loan”). The Green Exchange Second Lien Loan is subordinate to only $20,000,000 of the Green Exchange mortgage loan that is to be securitized (such mortgage loan, in its entirety, the “Green Exchange Loan”), but approval to increase this amount to $26,500,000 is pending with the City Counsel of the City of Chicago. If such approvals are not obtained by January 15, 2013, a $6,500,000 reserve will be applied to prepay the Green Exchange Loan with yield maintenance. If such approvals are obtained by that date, such reserve funds will be released to the borrower to, among other things, fund certain fees and escrows. The statistical presentation of the Green Exchange Loan in this Term Sheet assumes that the Green Exchange Loan is entirely senior to the entire Green Exchange Second Lien Loan.

(3)
There are $5,950,000 of existing notes secured by the partnership interests in the sole member of the mortgage borrower. The notes are subject to consent, subordination and standstill agreements that prohibit the taking of any action to collect on such notes until the related mortgage loan is paid in full.

(4)	Assuming one-month LIBOR is 0.25% per annum.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgage Loans(1)(2)
Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut- off Date Balance	% of Initial Pool Balance	Previous Securitization(s)
Pinnacle I	JLC	Burbank	CA	Office	$129,000,000	9.3%	GCCFC 2003-C2
Jamaica Center	JLC	Jamaica	NY	Mixed Use	$81,000,000	5.8%	GCCFC 2002-C1
9201 Sunset	JLC	West Hollywood	CA	Office	$70,000,000	5.0%	GCCFC 2005-GG5
Gansevoort Park Avenue	CGMRC	New York	NY	Hospitality	$65,000,000	4.7%	CGCMT 2012-GC8 (pari passu)
Miami Center	CGMRC	Miami	FL	Office	$57,256,493	4.1%	GSMS 2003-C1; LBUBS 2007-C7; CGCMT 2012-GC8 (pari passu)
Homewood Suites - Houston, TX	CGMRC	Houston	TX	Hospitality	$7,393,532	0.5%	WBCMT 2005-C17
Residence Inn - Peoria, AZ	CGMRC	Peoria	AZ	Hospitality	$5,935,793	0.4%	WBCMT 2005-C17
Residence Inn - Waco, TX	CGMRC	Waco	TX	Hospitality	$5,306,769	0.4%	WBCMT 2005-C17
Homewood Suites- Maumee, OH	CGMRC	Maumee	OH	Hospitality	$5,161,993	0.4%	WBCMT 2005-C17
Fairfield Inn - Cheyenne, WY	CGMRC	Cheyenne	WY	Hospitality	$4,937,342	0.4%	MLMT 2005-MCP1
Hampton Inn - Shawnee, OK	CGMRC	Shawnee	OK	Hospitality	$4,522,984	0.3%	MLMT 2005-MCP1
Homewood Suites - Grand Rapids, MI	CGMRC	Grand Rapids	MI	Hospitality	$4,298,333	0.3%	WBCMT 2005-C17
TownePlace Suites - Houston, TX	CGMRC	Houston	TX	Hospitality	$4,143,573	0.3%	WBCMT 2005-C17
Fairfield Inn & Suites - Racine, WI	CGMRC	Mount Pleasant	WI	Hospitality	$3,564,471	0.3%	MLMT 2005-MCP1
Fairfield Inn - Mankato, MN	CGMRC	Mankato	MN	Hospitality	$2,061,802	0.1%	WBCMT 2005-C17
222 Broadway	GSMC	New York	NY	Office	$35,000,000	2.5%	CGCMT 2012-GC8 (pari passu)
Chase Tower Milwaukee	GSMC	Milwaukee	WI	Office	$25,500,000	1.8%	MSC 2007-XLFA
Reston Commons	GSMC	Reston	VA	Office	$22,700,000	1.6%	CSFB 2003-CK2
Hanes Commons	GSMC	Winston-Salem	NC	Retail	$19,800,000	1.4%	BSCMS 2003-T10
First State Plaza	JLC	Stanton	DE	Retail	$19,456,146	1.4%	JPMCC 2005-LDP4
Abercorn Common	AMF I	Savannah	GA	Retail	$19,000,000	1.4%	GCCFC 2007-GG9
1st American Storage (San Antonio)	JLC	San Antonio	TX	Self Storage	$7,222,066	0.5%	MSC 2007-IQ15
1st American Storage (Floresville)	JLC	Floresville	TX	Self Storage	$2,427,934	0.2%	MSC 2007-IQ15
Kinderton Place	GSMC	Bermuda Run	NC	Retail	$8,600,000	0.6%	WBCMT 2003-C3
40 Hart Street	AMF I	New Britain	CT	Office	$8,250,000	0.6%	LBCMT 1998-C1
Park Place MHP	AMF I	Mesa	AZ	Manufactured Housing	$8,000,000	0.6%	CSFB 2003-C3
Pinewood MHC	CGMRC	Tomball	TX	Manufactured Housing	$7,804,955	0.6%	JPMCC 2002-CIB5
Milford Mill Shopping Center	AMF I	Windsor Mill	MD	Retail	$4,994,599	0.4%	GCCFC 2002-C1
Berkley Hills Apartments	AMF I	Madison	TN	Multifamily	$4,844,266	0.3%	JPMCC 2005-CB13
800-805 Peachtree Street	CGMRC	Atlanta	GA	Retail	$4,744,589	0.3%	LBUBS 2002-C4
Village at Whitehall	CGMRC	Charlotte	NC	Retail	$4,312,314	0.3%	WBCMT 2006-C24
Barry Plaza	CGMRC	Chicago	IL	Retail	$3,940,999	0.3%	SASC 1996-CFL
Robin MHC	CGMRC	Mantua	OH	Manufactured Housing	$2,730,517	0.2%	MSC 1997-HF1; CSFB 2005-C1
Mill Creek Apartments	CGMRC	Clio	MI	Multifamily	$2,065,000	0.1%	CSFB 2002-CKS4

(1)
The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)	Includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such property was included in a securitization.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Property Types
Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Wtd. Avg. Underwritten NCF DSCR(2)		Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Office	19	$479,730,503	34.5%	1.80	x	61.5%	11.1%
General Suburban	11	247,525,010	17.8	1.64	x	62.0%	11.0%
CBD	4	144,256,493	10.4	1.73	x	62.2%	11.3%
Medical	4	87,949,000	6.3	2.37	x	58.6%	10.9%
Hospitality	28	$248,960,323	17.9%	1.64	x	61.0%	13.7%
Full Service	10	142,152,000	10.2	1.59	x	59.4%	13.3%
Extended Stay	9	54,217,367	3.9	1.76	x	60.8%	14.5%
Limited Service	9	52,590,956	3.8	1.64	x	65.6%	14.0%
Mixed Use	4	$234,535,826	16.9%	1.69	x	50.6%	9.4%
Retail / Office / Multifamily	1	137,691,640	9.9	1.78	x	40.5%	9.0%
Retail / Office	1	81,000,000	5.8	1.61	x	64.5%	9.8%
Warehouse / Office / Retail	1	11,651,784	0.8	1.32	x	65.5%	11.4%
Self Storage / Retail / Office	1	4,192,402	0.3	1.35	x	74.1%	10.2%
Retail	21	$178,107,661	12.8%	1.53	x	71.2%	10.6%
Anchored	9	124,913,721	9.0	1.50	x	72.3%	10.4%
Unanchored	6	27,447,319	2.0	1.67	x	66.8%	11.5%
Power Center / Big Box	1	12,278,250	0.9	1.51	x	74.9%	10.2%
Single Tenant Retail	4	7,289,378	0.5	1.47	x	66.8%	10.2%
Shadow Anchored	1	6,178,994	0.4	1.65	x	67.6%	12.6%
Multifamily	40	$170,546,608	12.3%	1.43	x	69.3%	10.2%
Garden	29	95,256,592	6.9	1.48	x	68.6%	10.6%
Mid Rise	6	27,175,482	2.0	1.31	x	67.2%	9.0%
Garden / Military	2	20,230,453	1.5	1.31	x	78.6%	9.4%
Senior Living	2	17,984,082	1.3	1.50	x	71.8%	10.8%
Student Housing	1	9,900,000	0.7	1.43	x	58.2%	10.8%
Self Storage	19	$56,168,474	4.0%	1.55	x	62.8%	10.4%
Manufactured Housing	4	$20,878,830	1.5%	1.56	x	69.2%	10.4%
Total / Wtd. Avg.	135	$1,388,928,224	100.0%	1.66	x	61.9%	11.1%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Geographic Distribution
Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI	% of Total Underwritten NOI
New York	7	$336,000,000	24.2%	$1,005,600,000	35.9%	$54,905,355	29.6%
California	7	231,432,606	16.7	398,410,000	14.2	24,036,855	13.0
Florida	13	115,074,735	8.3	355,275,000	12.7	24,550,887	13.2
Illinois	28	103,372,378	7.4	158,550,000	5.7	11,869,494	6.4
North Carolina	8	83,416,283	6.0	115,275,000	4.1	8,738,584	4.7
Pennsylvania	4	75,442,899	5.4	103,500,000	3.7	7,557,109	4.1
Georgia	8	61,585,583	4.4	93,500,000	3.3	7,062,308	3.8
Tennessee	8	59,427,348	4.3	87,780,000	3.1	8,208,166	4.4
Michigan	11	56,685,102	4.1	86,180,000	3.1	7,134,830	3.8
Texas	8	52,756,072	3.8	77,490,000	2.8	6,130,548	3.3
Wisconsin	2	29,064,471	2.1	52,100,000	1.9	3,611,607	1.9
South Carolina	8	23,259,715	1.7	41,600,000	1.5	2,798,735	1.5
Virginia	1	22,700,000	1.6	32,000,000	1.1	3,150,369	1.7
Delaware	1	19,456,146	1.4	25,350,000	0.9	1,966,708	1.1
Kentucky	3	16,500,000	1.2	20,850,000	0.7	1,651,670	0.9
Connecticut	2	16,030,313	1.2	21,500,000	0.8	1,591,353	0.9
Alabama	1	13,984,806	1.0	19,100,000	0.7	1,527,178	0.8
Arizona	2	13,935,793	1.0	22,500,000	0.8	1,626,137	0.9
Ohio	3	10,892,510	0.8	15,350,000	0.5	1,471,183	0.8
New Jersey	1	8,250,000	0.6	11,000,000	0.4	823,411	0.4
West Virginia	1	6,977,375	0.5	11,300,000	0.4	1,146,608	0.6
Nevada	1	6,450,000	0.5	9,400,000	0.3	710,703	0.4
Indiana	2	6,291,111	0.5	8,800,000	0.3	656,971	0.4
Maryland	1	4,994,599	0.4	8,400,000	0.3	607,214	0.3
Wyoming	1	4,937,342	0.4	7,300,000	0.3	680,548	0.4
Oklahoma	1	4,522,984	0.3	6,600,000	0.2	618,238	0.3
Colorado	1	3,426,251	0.2	5,000,000	0.2	380,905	0.2
Minnesota	1	2,061,802	0.1	4,400,000	0.2	285,733	0.2
Total	135	$1,388,928,224	100.0%	$2,804,110,000	100.0%	$185,499,407	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Appraised Values and Underwritten NOI reflect the aggregate values with respect to pari passu companion loans.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

Distribution of Cut-off Date Balances				Distribution of Cut-off Date LTV Ratios(1)
	Number		% of				% of
	of		Initial		Number of		Initial
Range of Cut-off Date	Mortgage	Cut-off Date	Pool	Range of Cut-off	Mortgage		Pool
Balances ($)	Loans	Balance	Balance	Date LTV (%)	Loans	Cut-off Date Balance	Balance
2,065,000 - 5,000,000	21	$78,713,119	5.7%	40.5 - 44.9	1	$140,000,000	10.1%
5,000,001 - 10,000,000	23	169,250,634	12.2	45.0 - 49.9	2	22,944,589	1.7
10,000,001 - 20,000,000	14	220,267,566	15.9	50.0 - 54.9	4	147,594,014	10.6
20,000,001 - 30,000,000	6	149,909,732	10.8	55.0 - 59.9	9	250,317,035	18.0
30,000,001 - 50,000,000	2	82,326,591	5.9	60.0 - 64.9	11	234,411,477	16.9
50,000,001 - 70,000,000	4	243,210,582	17.5	65.0 - 69.9	19	258,562,209	18.6
70,000,001 - 110,000,000	2	176,250,000	12.7	70.0 - 74.9	23	275,912,301	19.9
110,000,001 - 140,000,000	2	269,000,000	19.4	75.0 - 78.6	5	59,186,599	4.3
Total	74	$1,388,928,224	100.0%	Total	74	$1,388,928,224	100.0%
				(1) Cut-off Date LTV Ratio is calculated on the basis of the “as stabilized” appraised value for 2 of the mortgage loans. See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.
Distribution of Underwritten DSCRs(1)
			% of
	Number of		Initial
	Mortgage		Pool	Distribution of Maturity Date LTV Ratios(1)
Range of UW DSCR (x)	Loans	Cut-off Date Balance	Balance				% of
1.20 - 1.29	4	$88,104,563	6.3%		Number of		Initial
1.30 - 1.39	8	77,397,541	5.6	Range of Maturity	Mortgage		Pool
1.40 - 1.49	15	261,300,814	18.8	Date LTV (%)	Loans	Cut-off Date Balance	Balance
1.50 - 1.59	12	149,807,574	10.8	30.0 - 39.9	7	$130,322,759	9.4%
1.60 - 1.69	16	330,225,494	23.8	40.0 - 44.9	7	179,049,683	12.9
1.70 - 1.79	8	288,001,707	20.7	45.0 - 49.9	7	108,369,557	7.8
1.80 - 1.99	3	21,109,553	1.5	50.0 - 54.9	17	559,694,588	40.3
2.00 - 2.60	8	172,980,978	12.5	55.0 - 59.9	16	142,460,653	10.3
Total	74	$1,388,928,224	100.0%	60.0 - 64.9	17	222,847,780	16.0
(1) See footnote (5) to the table entitled “Mortgage Pool Characteristics” above.				65.0 - 70.1	3	46,183,205	3.3
				Total	74	$1,388,928,224	100.0%
Distribution of Amortization Types(1)
(1)    Maturity Date LTV Ratio is calculated on the basis of the “as stabilized” appraised value for 22 of the mortgage loans. See footnote (4) to the table entitled “Mortgage Pool Characteristics” above.

			% of
	Number of		Initial
	Mortgage		Pool
Amortization Type	Loans	Cut-off Date Balance	Balance	Distribution of Loan Purpose
Amortizing (30 Years)	47	$618,020,073	44.5%				% of
Amortizing (25 Years)	11	203,021,214	14.6		Number of		Initial
Amortizing (20 Years)	4	24,278,170	1.7		Mortgage		Pool
Amortizing (27.5 Years)	1	2,730,517	0.2	Loan Purpose	Loans	Cut-off Date Balance	Balance
Interest Only, Then	8	295,878,250	21.3	Refinance	51	$826,318,021	59.5%
Amortizing(2)				Acquisition	18	222,146,514	16.0
Interest Only	3	245,000,000	17.6	Recapitalization	5	340,463,690	24.5
Total	74	$1,388,928,224	100.0%	Total	74	$1,388,928,224	100.0%
(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only periods range from 3 to 60 months.				Distribution of Mortgage Interest Rates
							% of
Distribution of Lockboxes					Number of		Initial
			% of	Range of Mortgage	Mortgage		Pool
	Number of		Initial	Interest Rates (%)	Loans	Cut-off Date Balance	Balance
	Mortgage		Pool	3.950 - 4.250	2	$199,000,000	14.3%
Lockbox Type	Loans	Cut-off Date Balance	Balance	4.251 - 4.500	9	206,224,327	14.8
Hard	29	$752,586,703	54.2%	4.501 - 4.750	11	115,191,069	8.3
Soft	16	250,354,371	18.0	4.751 - 5.000	25	413,725,225	29.8
Springing	19	152,385,864	11.0	5.001 - 5.250	14	177,671,166	12.8
Hard(Commercial)/				5.251 - 6.700	13	277,116,437	20.0
Soft(Residential)	1	140,000,000	10.1	Total	74	$1,388,928,224	100.0%
None	9	93,601,286	6.7
Total	74	$1,388,928,224	100.0%

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

Distribution of Debt Yield on Underwritten NOI(1)				Distribution of Original Amortization Terms(1)
			% of				% of
Range of	Number of		Initial	Range of Original	Number of		Initial
Debt Yields on	Mortgage		Pool	Amortization	Mortgage		Pool
Underwritten NOI (%)	Loans	Cut-off Date Balance	Balance	Terms (months)	Loans	Cut-off Date Balance	Balance
8.6 - 9.9	12	$364,485,079	26.2%	Interest Only	3	$245,000,000	17.6%
10.0 - 10.9	27	466,706,868	33.6	240 - 300	16	237,199,384	17.1
11.0 - 11.9	13	186,617,937	13.4	301 - 360	55	906,728,840	65.3
12.0 - 12.9	7	118,231,977	8.5	Total	74	$1,388,928,224	100.0%
13.0 - 13.9	7	212,382,948	15.3	(1) All of the mortgage loans will have balloon payments at maturity.
14.0 - 15.9	5	23,861,039	1.7
16.0 - 18.4	3	16,642,375	1.2	Distribution of Remaining Amortization Terms(1)
Total	74	$1,388,928,224	100.0%	Range of			% of
(1) See footnote (6) to the table entitled “Mortgage Pool Characteristics” above.				Remaining	Number of		Initial
				Amortization	Mortgage		Pool
				Terms (months)	Loans	Cut-off Date Balance	Balance
Distribution of Debt Yield on Underwritten NCF(1)				Interest Only	3	$245,000,000	17.6%
			% of	237 - 300	16	237,199,384	17.1
Range of	Number of		Initial	301 - 360	55	906,728,840	65.3
Debt Yields on	Mortgage		Pool	Total	74	$1,388,928,224	100.0%
Underwritten NCF (%)	Loans	Cut-off Date Balance	Balance	(1) All of the mortgage loans will have balloon payments at maturity.
8.4 - 8.9	6	$240,905,482	17.3%
9.0 - 9.9	25	505,644,623	36.4	Distribution of Prepayment Provisions
10.0 - 10.9	24	400,600,424	28.8				% of
11.0 - 11.9	7	98,589,109	7.1		Number of		Initial
12.0 - 12.9	4	84,829,438	6.1	Prepayment	Mortgage		Pool
13.0 - 14.9	6	49,316,773	3.6	Provision	Loans	Cut-off Date Balance	Balance
15.0 - 15.9	2	9,042,375	0.7	Defeasance	66	$1,107,788,219	79.8%
Total	74	$1,388,928,224	100.0%	Yield Maintenance	7	223,883,512	16.1
(1) See footnotes (6) to the table entitled “Mortgage Pool Characteristics” above.				Defeasance or Yield
				Maintenance	1	57,256,493	4.1
				Total	74	$1,388,928,224	100.0%
Mortgage Loans with Original Partial Interest Only Periods
Range of Original			% of	Distribution of Escrow Types
Partial Interest	Number of		Initial				% of
Only Period	Mortgage		Pool		Number of		Initial
(months)	Loans	Cut-off Date Balance	Balance		Mortgage		Pool
3 - 24	5	$131,900,000	9.5%	Escrow Type	Loans	Cut-off Date Balance	Balance
25 - 36	1	$12,278,250	0.9%	Replacement
37 - 60	2	$151,700,000	10.9%	Reserves(1)	70	$1,070,928,224	77.1%
				Real Estate Tax	69	$1,188,274,847	85.6%
Distribution of Original Terms to Maturity				Insurance	64	$881,006,182	63.4%
			% of	TI/LC(2)	32	$478,372,826	53.6%
Range of Original	Number of		Initial	(1) Includes mortgage loans with FF&E reserves.
Term to Maturity	Mortgage		Pool	(2) Percentage of total office, retail, industrial and mixed use properties only.
(months)	Loans	Cut-off Date Balance	Balance
60	6	$210,127,184	15.1%
120	68	1,178,801,041	84.9
Total	74	$1,388,928,224	100.0%

Distribution of Remaining Terms to Maturity
Range of			% of
Remaining Terms	Number of		Initial
to Maturity	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
55 – 60	6	$210,127,184	15.1%
61 – 120	68	1,178,801,041	84.9
Total	74	$1,388,928,224	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW

Distributions
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-AB, X-A and X-B certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B certificates, pro rata, in each case in accordance with their respective interest entitlements.

2.   Class A-1, A-2, A-3 and A-AB certificates: (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance for the related Distribution Date set forth in Annex F to the Free Writing Prospectus, all funds allocable to principal attributable to all mortgage loans, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, and then (v) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above.  If the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts.

3.   Class A-1, A-2, A-3 and A-AB certificates: To reimburse Class A-1, Class A-2, Class A-3 and Class A-AB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

4.   Class A-S certificates:  (i) first, to interest on Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-AB certificates), to principal on Class A-S certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

5.   Non-offered certificates: after Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any previously unreimbursed losses to the Class B, Class C, Class D, Class E, Class F and Class G certificates sequentially in that order in a manner analogous to the Class A-S certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses
The certificate principal amounts of the Class A-1, A-2, A-3, A-AB, A-S, B, C, D, E, F and G certificates (the “Sequential Pay Certificates”) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the such class on such Distribution Date. Any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate principal amount is reduced to zero:  first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates; sixth, to the Class B certificates; seventh, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, and Class A-AB certificates, based on their then current respective certificate principal amounts.  The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the Class B, Class C, Class D, Class E, Class F and Class G certificates resulting from allocations of losses realized on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges
On each Distribution Date, any yield maintenance charge collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed to certificateholders as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S and Class X-A certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of Class B, Class C, Class D and Class X-B certificates, based upon the aggregate of principal distributed to the Classes of Sequential Pay Certificates in each YM Group on such Distribution Date, and (2) as among the classes of certificates in each YM Group, in the following manner:  (A) the holders of each Class of Sequential Pay Certificates in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate portion of such yield maintenance charge allocated to such YM Group, and (B) any portion of such yield maintenance charge allocated to such YM Group, and remaining after such distributions to the applicable Sequential Pay Certificates, will be distributed to the Class X-A or Class X-B certificates, as applicable, in such YM Group.  If there is more than one class of Sequential Pay Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are allocable to such YM Group, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Sequential Pay Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one.  If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction shall equal zero; provided, however, if such discount rate is greater than the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related mortgage loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G or Class R certificates.  Instead, after the certificate principal amounts or notional amount, as applicable, of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class X-A, Class B, Class C, and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates.  For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Free Writing Prospectus.  See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

Advances
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reductions that may occur.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Appraisal Reductions
An appraisal reduction generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.  As a result of calculating an appraisal reduction for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates (exclusive of the Class R certificates) in reverse alphabetical order of the classes (except that interest payments on the Class X-A, Class X-B, Class A-1, Class A-2, Class A-3 and Class  A-AB certificates would be affected on a pari passu basis and interest payments on the Class A-S certificates will be affected before interest payments on the Class X-A, Class X-B, Class A-1, Class A-2, Class A-3 and Class A-AB certificates).  A mortgage loan will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction, when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Free Writing Prospectus.

Age of Appraisals
Appraisals (which can be an update of a prior appraisal) are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Free Writing Prospectus.

Sale of Defaulted Loans
There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property subject to the Controlling Class Representative’s right of first refusal with respect to the sale of defaulted loans.

Cleanup Call
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus.  Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the certificate principal amounts or notional amount, as applicable, of the Class A-1, A-2, A-3, A-AB, A-S, X-A, B, C and D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X-B certificates (but excluding the Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Controlling Class Representative
The “Controlling Class Representative” will be the controlling class certificateholder or representative designated by at least a majority of the voting rights of the controlling class.  The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an aggregate certificate principal amount as reduced by principal payments, and as further reduced by realized losses (and appraisal reductions) allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates.  At any time when the Class E certificates is the controlling class, the majority Controlling Class Representative may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Free Writing Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that RREF CMBS AIV, LP will be the initial controlling class holder and is expected to appoint itself to be the initial Controlling Class Representative.

Control/Consultation Rights
The Controlling Class Representative will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) until no class of the Class E, Class F and Class G certificates has an aggregate certificate principal amount as reduced by principal payments, and as further reduced by realized losses (and appraisal reductions) allocated to such class, that is equal to or greater than 25% of the initial certificate amount of that class of certificates (a “Control Termination Event”).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a loan and will also have the right to notice and consent to certain material actions that would constitute major decisions that the master servicer and the special servicer plan on taking with respect to a mortgage loan subject to the servicing standard and other restrictions as described in the Free Writing Prospectus.

Following the occurrence and during the continuation of a Control Termination Event until such time no Class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount, as reduced by any principal payments and realized losses, but without regard to the application of any appraisal reductions, that is equal to or greater 25% of the initial certificate principal amount of that class of certificates (a “Consultation Termination Event”), all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions in which it previously had approval rights.  After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

Following the occurrence and during the continuation of a Consultation Termination Event, all rights of the Controlling Class Representative will terminate.

If at any time that RREF CMBS AIV, LP, or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificate holder (or beneficial owner) of at least a majority of the Controlling Class by certificate principal amount and the certificate registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate registrar receives either such notice.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Non-Serviced Loans
With respect to the non-serviced loans, each non-serviced loan and the related companion loan are being serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of each non-serviced loan and the related companion loan will be effected in accordance with, the 2012-GC8 pooling and servicing agreement and the related intercredtor agreements.  Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will be governed by the 2012-GC8 pooling and servicing agreement. The 2012-GC8 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization.

Servicing Standard
In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders (as a collective whole as if such certificateholders constituted a single lender).  The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:
—   for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the note rate and (iii) the yield on the most recently issued 10-year US treasuries; and

—   for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer
Prior to the occurrence and continuance of a Control Termination Event the special servicer may be replaced at any time by the Controlling Class Representative.

With respect to the pool of mortgage loans, after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates), or (b) more than 50% of the voting rights of each class of Sequential Pay Certificates (but only those classes of Sequential Pay Certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal), vote affirmatively to so replace.

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer resulting in a solicitation of a certificateholder vote.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of Sequential Pay Certificates, (but only those classes of Sequential Pay Certificates that have, in each such case, an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class of Certificates, as reduced by payments of principal), vote affirmatively to so replace.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Servicing Fees
Modification Fees: All fees resulting from modifications, amendments, waivers or any other changes to the terms of the mortgage loan documents, as more fully described in the Free Writing Prospectus, will be used to offset expenses on the related mortgage loan (i.e. reimburse the trust for certain expenses including advances and interest on advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future).  Within any given 12 month period, all such fees will be capped at 1.0% of the outstanding principal balance of such mortgage loan, subject to a minimum fee cap of $25,000.  All such modification fees received by the special servicer as compensation on the related mortgage loan (together with any other modification fee earned on that mortgage loan for a prior modification done within 12 months) will offset future workout and liquidation fees earned on that mortgage loan as further described in the Free Writing Prospectus.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on all mortgage loans and any excess will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while specially serviced loan).  To the extent any amounts reimbursed out of penalty charges are subsequently recovered on the related mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at 0.75% for specially serviced mortgage loans and REO properties as to which the payments or proceeds recovered by the special servicer are equal to or larger than $25mm and 1.0% for all other specially serviced mortgage loans and REO properties, subject to a minimum liquidation fee of $25,000.  Workout Fees will be calculated at 0.75% for all mortgage loans with a principal balance (after such mortgage loan becomes a corrected mortgage loan) larger than $25mm and 1.0% for all other mortgage loans (or such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan through and including the related maturity date).

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related mortgage loan within 90 days of the maturity default.

Operating Advisor
Prior to the occurrence of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights.  After a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The operating advisor will be subject to termination if at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote.  The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Deal Website
The certificate administrator will maintain a deal website including, but not limited to:
—   all special notices delivered
—   summaries of final asset status reports
—   all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates
—   an “Investor Q&A Forum” and
—   a voluntary investor registry

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■
“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 6 months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as stabilized” value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property.  For purposes of calculating the Cut-off Date LTV Ratio and/or the Maturity Date LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool – Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date LTV Ratio.

■
“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower.  The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■
“Hard Lockbox”: Means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender.  Hospitality properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■
“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-Reduced Certificates”: Each class of Sequential Pay Certificates that has a certificate principal amount as may be reduced by principal payments and by appraisal reductions and realized losses allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of Sequential Pay Certificates as reduced by principal payments.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■
“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■
“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, rooms, units or pads in the property that is owned by the related borrower.  In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and / or assumptions regarding the re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■
“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by Moody’s Investors Service, Inc., Fitch, Inc. and Kroll Bond Rating Agency, Inc.. that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates. However, such confirmation will be deemed received or not required in certain circumstances as further described in the Free Writing Prospectus.  See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Free Writing Prospectus.

■	“RevPAR”: Means, with respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■
“Soft Lockbox”: Means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality properties are considered to have a soft lockbox if credit card receivables and cash or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■
“Springing Lockbox”: Means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■
“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Means the Terrorism Risk Insurance Program Reauthorization Act of 2007.

■	“TTM”: Means trailing twelve months.

■
“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■
“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.  In determining rental revenue for multifamily rental, manufactured housing community and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.  The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■
“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or whole loan, if applicable) adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

■
“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and in certain cases contractual rent increases generally within 12 months past the Cut-off Date, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees.  In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

BRISTOL PORTFOLIO

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BRISTOL PORTFOLIO

BRISTOL PORTFOLIO

1	Bristol Plaza	200 East 65th Street	New York, NY	10065
2	336 East 71st Street	336 East 71st Street	New York, NY	10021

METROPOLITAN MUSEUM OF ART
CENTRAL PARK
CENTRAL PARK ZOO
UPPER EAST SIDE
LENOX HILL
MIDTOWN NORTH
SUTTON PLACE
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SECOND AVENUE
FIRST AVENUE
YORK AVENUE
FDR DRIVE
LENOX HILL HOSPITAL
HUNTER COLLEGE
7TH REGIMENT ARMY CONSERVATORY
BLOOMINGDALE'S
BLOOMBERG TOWER
SIDNEY KIMMEL CENTER FOR PROSTATE AND UROLOGIC CANCERS
MEMORIAL SLOAN KETTERING CANCER CENTER (MEMORIAL HOSPITAL)
ROCKEFELLER UNIVERSITY
NEW YORK PRESBYTERIAN/ WEILL CORNELL MEDICAL CENTER
BENDHEIM INTEGRATIVE MEDICINE CENTER
MSKCC IMAGING CENTER
EVELYN H. LAUDER BREAST CENTER
ROOSEVELT ISLAND AERIAL TRAMWAY
QUEENSBORO BRIDGE
WEST CHANNEL
SUTTON PLACE PARK
W 57TH STREET
E 57TH STREET
MAP © 2012 CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BRISTOL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller	GSMC
Location (City/State)	New York, New York	Cut-off Date Principal Balance		$140,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF		$506.15
Size (SF)	276,597	Percentage of Initial Pool Balance		10.1%
Total Occupancy as of 8/31/2012(1)	Various	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/31/2012(1)	Various	Type of Security		Fee Simple
Year Built / Latest Renovation(2)	1988 / 2002-2003, 2012	Mortgage Rate		4.9425%
Appraised Value	$345,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)(3)		0
Underwritten Revenues	$19,832,662
Underwritten Expenses	$7,205,111	Escrows
Underwritten Net Operating Income (NOI)	$12,627,550		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$12,497,515	Taxes	$0	$0
Cut-off Date LTV Ratio	40.5%	Insurance	$0	$0
Maturity Date LTV Ratio	40.5%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.80x / 1.78x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.0% / 8.9%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$140,000,000	100.0%	Principal Equity Distribution	$134,111,653	95.8%
			Closing Costs	5,888,347	4.2

Total Sources	$140,000,000	100.0%	Total Uses	$140,000,000	100.0%

(1)
As of 8/31/2012, the Bristol Plaza commercial occupancy was 100.0%, and the unfurnished residential occupancy was 88.9% (45 total units).  The Bristol Plaza average 2011 furnished residential occupancy was 48.0% (128 total units).  As of 8/31/2012, the East 71st Street occupancy was 93.1%.

(2)	The dates shown are for Bristol Plaza. East 71st Street was originally constructed in 1910; a certificate of occupancy was issued in 1936 and was renovated in 2012.
(3)	Interest only for the entire term.

■
The Mortgage Loan.  The mortgage loan (the “Bristol Portfolio Loan”) is evidenced by a note in the original principal amount of $140,000,000 and is secured by a first mortgage encumbering (i) certain commercial condominium units and residential condominium units spanning the full block located at 200 East 65th Street in New York, New York (“Bristol Plaza”) and (ii) the building and improvements located at 336 East 71st Street (“East 71st Street”, together with Bristol Plaza, the “Bristol Portfolio Properties”).  The Bristol Portfolio Loan was originated by GS Commercial Real Estate LP and will be purchased by Goldman Sachs Mortgage Company on or prior to the Closing Date.  The Bristol Portfolio Loan was originated on August 23, 2012 and represents approximately 10.1% of the Initial Pool Balance.  The note evidencing the Bristol Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $140,000,000 and has an interest rate of 4.9425% per annum.  The proceeds of the Bristol Portfolio Loan were used for a recapitalization.

The Bristol Portfolio Loan had an initial term of 120 months and has a remaining term of 118 months.  The Bristol Portfolio Loan requires monthly interest only payments.  The scheduled maturity date is the due date in September 2022.  Voluntary prepayment of the Bristol Portfolio Loan is prohibited prior to May 6, 2022.  Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the Closing Date.

■
The Mortgaged Properties.  Bristol Plaza was constructed in 1988 and was renovated in 2002-2003 and 2012.  The Bristol Plaza borrowers own 173 residential units (comprising 122,864 SF) and the commercial unit (comprising 82,494 SF of office, 20,036 SF of retail and a 33,278 SF garage space) at Bristol Plaza. East 71st Street is a 30 unit apartment building (comprising 17,925 SF) located in New York, New York.  East 71st Street was constructed in 1910 and renovated in 2012.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BRISTOL PORTFOLIO

The following table presents certain information relating to the major commercial tenants (of which, certain tenants may have co-tenancy provisions) at the Bristol Portfolio Properties:

Largest Owned Commercial Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
Memorial Sloan-Kettering(2)	AA / Aa2 / AA-	66,513	49.0%	$5,406,000	52.1%	$81.28	5/31/2027	NA	NA	NA
Bank of America(3)	A / Baa2 / A-	11,786	8.7	1,300,000	12.5	110.30	12/31/2018	NA	NA	NA
TD Bank(4)	AA- / Aaa / AA-	6,050	4.5	1,295,029	12.5	214.05	8/31/2016	NA	NA	2, 5-year options
AT&T Corporate Real Estate	A / A2 / A-	2,200	1.6	660,268	6.4	300.12	4/30/2013	NA	NA	NA
Bristol 65 Parking LLC (Icon)	NR / NR / NR	33,278	24.5	510,000	4.9	15.33	8/31/2023	NA	NA	NA
Dreyfus Foundation of Health	NR / NR / NR	5,009	3.7	381,862	3.7	76.24	9/30/2014	NA	NA	2, 5-year options
New York Bone & Joint Specialists	NR / NR / NR	2,892	2.1	236,107	2.3	81.64	9/30/2015	NA	NA	NA
Gregory K. Harmon MD PC	NR / NR / NR	3,364	2.5	235,921	2.3	70.13	7/31/2017	NA	NA	1, 5-year option
Manhattan Dental Concepts	NR / NR / NR	2,564	1.9	213,475	2.1	83.26	5/31/2020	NA	NA	1, 5-year option
Paolini & F. Vahidi, DRS	NR / NR / NR	2,152	1.6	129,120	1.2	60.00	8/31/2014	NA	NA	NA
Largest Owned Tenants		135,808	100.0%	$10,367,783	100.0%	$76.34
Remaining Owned Tenants		0	0.0	0	0.0	0.00
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		135,808	100.0%	$10,367,783	100.0%	$76.34

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Ratings represent Memorial Sloan-Kettering’s senior revenue bonds.
(3)	The Bank of America space includes 8,000 SF of below grade space.
(4)	The TD Bank space includes 1,200 SF of below grade space.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BRISTOL PORTFOLIO

The following table presents general descriptions and renewal options of the major commercial tenants at the Bristol Portfolio Properties:

Tenant Name	Description	Renewal Options
Memorial Sloan-Kettering
Based in New York, Memorial Sloan-Kettering is a cancer hospital network that provides cancer treatment services for various types of cancers. Its hospital also engages in biomedical research for cancer, as well as offers education and training programs to physicians and scientists. Memorial Sloan-Kettering also operates outpatient treatment centers in Commack, Long Island, Rockville Centre, Hauppauge, Sleepy Hollow, Westchester, Basking Ridge, and Manhattan, as well as in New Jersey. Memorial Sloan-Kettering Cancer Center was formerly known as New York Cancer Hospital and changed its name to Memorial Sloan-Kettering Cancer Center in 1960. Memorial Sloan-Kettering was founded in 1884 and is based in New York, New York.
NA

Bank of America
Bank of America is one of the world’s largest financial institutions, serving individual consumers, small- and middle-market businesses, institutional investors, large corporations and governments with a full range of banking, investing, asset management and other financial and risk management products and services.
NA

TD Bank
TD Bank is one of the 10 largest banks in the U.S., offering a broad array of retail, small business and commercial banking products and services to nearly 8 million customers through its network of nearly 1,300 locations throughout the Northeast, Mid-Atlantic, Metro D.C., the Carolinas and Florida.  TD Bank operates in 15 states and the District of Columbia. In addition, TD Bank and its subsidiaries offer customized private banking, wealth management services and other financing solutions.
2, 5-year options

AT&T Corporate Real Estate
AT&T Inc. together with its affiliates is a provider of telecommunications services in the United States and the world, offering services and products to consumers in the U.S. and services and products to businesses and other providers of telecommunications services worldwide.  The services and products that AT&T offers vary by market, and include: wireless communications, local exchange services, long-distance services, data/broadband and Internet services, video services, telecommunications equipment, managed networking, wholesale services and directory advertising and publishing.
NA

Bristol 65 Parking LLC (Icon)
Icon Parking Systems is a provider of parking services in New York, New York. Icon Parking Systems has been in business for more than 50 years and operates over 200 parking facilities in many of Manhattan’s residential neighborhoods and business districts. Icon Parking Systems garages are used by New York City residents, commuters and visitors to New York City’s numerous restaurants, Broadway theatres and concert halls, event destinations, shopping outlets and medical facilities.
NA

Dreyfus Foundation of Health
The Dreyfus Health Foundation, founded in 1988, is a not-for-profit organization that serves as a catalyst for better health worldwide by transforming individuals and communities through a problem-solving process that empowers them to change themselves and their environments for the better.
2, 5-year options

New York Bone & Joint Specialists
New York Bone & Joint Specialists is a multi-specialty musculoskeletal center that specializes in the treatment of orthopedic conditions and injuries of the shoulder, elbow, hand, spine, hips, knees and ankles.
NA

Gregory K. Harmon MD PC
Gregory K Harmon MD PC represents the ophthalmology practice of Dr. Gregory Harmon.  Dr. Harmon’s practice provides a full spectrum of eye care services for general ophthalmology with a specialty in cataracts and glaucoma.
1, 5-year option

Manhattan Dental Concepts	Manhattan Dental Concepts represents the dental practice of Dr. David Ingber and Dr. Joel Ingber.	1, 5-year option

Paolini & F. Vahidi, DRS	Paolini & F. Vahidi, DRS represents the dental practices of Dr. Adrian Paolini, Dr. Farhad Vahidi and Dr. Elsa Wong.	NA

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BRISTOL PORTFOLIO

The following table presents certain information relating to the retail, office and garage lease rollover schedule at the Bristol Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	2,200	1.6	1.6%	660,268	6.4	300.12	1
2014	7,161	5.3	6.9%	510,982	4.9	71.36	2
2015	2,892	2.1	9.0%	236,107	2.3	81.64	1
2016	6,050	4.5	13.5%	1,295,029	12.5	214.05	1
2017	3,364	2.5	16.0%	235,921	2.3	70.13	1
2018	11,786	8.7	24.6%	1,300,000	12.5	110.30	1
2019	0	0.0	24.6%	0	0.0	0.00	0
2020	2,564	1.9	26.5%	213,475	2.1	83.26	1
2021	0	0.0	26.5%	0	0.0	0.00	0
2022	0	0.0	26.5%	0	0.0	0.00	0
2023 & Thereafter	99,791	73.5	100.0%	5,916,000	57.1	59.28	2
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	135,808	100.0%		$10,367,783	100.0%	$76.34	10

(1)	Calculated based on approximate square footage occupied by each retail, office and garage Owned Tenant.

The following table presents certain information relating to historical leasing at the Bristol Portfolio Properties:

Historical Leased %(1)(2)
	2007	2008	2009	2010	2011	In-Place
Commercial Space	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Bristol Plaza Furnished Apartments	80.8%	69.0%	38.6%	44.7%	48.0%	51.4%
Bristol Plaza Unfurnished Apartments	75.0%	75.0%	72.7%	87.5%	95.3%	88.9%
East 71st Street	96.6%	96.6%	96.6%	96.6%	96.6%	93.1%

(1)	The Commercial, Bristol Plaza Unfurnished Apartment, and East 71st Street historical occupancies represent year end values.
(2)	The Bristol Plaza Furnished Apartment occupancy represents an average occupancy for the indicated year. The in-place occupancy is the TTM average occupancy as of 7/31/2012.

The following table presents certain information relating to the historical average annual rent per SF at the Bristol Portfolio Properties:

Historical Average Base Rent per SF/Unit(1)(2)(3)
	2009	2010	2011
Commercial Base Rent per SF	$65.94	$69.27	$71.35
Bristol Plaza Furnished Apartment Monthly Rent(4)	$11,706	$11,667	$11,697
Unfurnished Residential Apartment Monthly(4)(5)	$2,724	$2,193	$2,517

(1)	Commercial Base Rent per SF is calculated based on annual revenue divided by the year end occupancy.
(2)	Bristol Plaza Furnished Apartment Rent is calculated based on annual revenue divided by the product of (i) annual average occupancy, (ii) the average number of units available, and (ii) 12 (months).
(3)	Unfurnished Apartment Rent is calculated based on annual revenue divided by the product of (i) year end occupancy, (ii) the average number of units available, and (ii) 12 (months)
(4)
From time to time, the borrower has converted Bristol Plaza Furnished Units to Bristol Plaza Unfurnished Units.  Accordingly, rent calculations are based on the average units available during the period.  As of year end 2008, there were 152 Bristol Plaza Furnished Units and 21 Bristol Plaza Unfurnished Units.  As of year end 2011, there were 129 Bristol Plaza Furnished Units and 44 Bristol Plaza Unfurnished Units.

(5)	Unfurnished Residential Apartment rents are a blend of Bristol Plaza Unfurnished Units and East 71st Street Units.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BRISTOL PORTFOLIO

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bristol Portfolio Properties:

Cash Flow Analysis
	2008	2009	2010	2011	TTM 9/30/2012	Underwritten(1)	Underwritten $ per SF
Commercial Base Rent(2)	$10,111,325	$10,832,421	$9,407,563	$9,690,560	$9,957,695	$10,367,783	$37.48
Furnished Apartment Rent	12,858,160	8,241,997	8,860,894	8,871,239	9,416,912	0	0.00
Unfurnished Apartment Rent	1,154,621	1,188,730	1,390,967	2,025,362	2,271,588	9,686,227	35.01
Gross Up Vacancy	0	0	0	0	0	0	0.00
Total Rent	$24,124,106	$20,263,148	$19,659,424	$20,587,161	$21,646,195	$20,054,010	$72.50
Total Reimbursables	0	0	1,653,145	1,725,209	1,031,640	412,919	1.49
Other Income	202,899	181,754	178,880	163,966	150,905	164,000	0.59
Rent Abatement, Vacancy & Credit Loss	0	0	(348,270)	(464,442)	(138,802)	(798,267)	(2.89)
Effective Gross Income	$24,327,005	$20,444,902	$21,143,179	$22,011,894	$22,689,938	$19,832,662	$71.70

Commercial Operating Expenses	NA	NA	$3,700,197	$3,854,612	$3,775,031	$3,948,474	$14.28
Residential Operating Expenses	NA	NA	7,511,736	8,021,480	8,139,351	3,256,638	11.77
Total Operating Expenses	$11,714,368	$10,819,138	$11,211,933	$11,876,092	$11,914,382	$7,205,111	$26.05

Net Operating Income	$12,612,637	$9,625,764	$9,931,246	$10,135,802	$10,775,556	$12,627,550	$45.65
TI/LC	0	0	0	0	0	62,786	0.23
Capital Expenditures	0	0	0	0	0	67,249	0.24
Net Cash Flow	$12,612,637	$9,625,764	$9,931,246	$10,135,802	$10,775,556	$12,497,515	$45.18

(1)
The underwriting assumes that all 173 of the Bristol Plaza residential units are rented as unfurnished units, at an average of $75 per square foot, and using a vacancy rate of 5%.  The residential expenses are adjusted to reflect an expense load typical for comparable New York City unfurnished rental apartment buildings.  The underwriting assumes $23.13 of expense per square foot of residential space vs. $16.66 for comparable properties. As of the Cut-off Date the property currently operates with 45 unfurnished units and 128 furnished units.

(2)	Detailed Commercial income breakdown for 2008 and 2009 is not available. The values shown in 2008 and 2009 represent the cumulative amounts.

■	Appraisal. According to the appraisals performed by Cushman and Wakefield, the Bristol Portfolio Properties have an aggregate “as-is” appraised value of $345,700,000.

■	Environmental Matters. None.

■
Market Overview and Competition.   The Bristol Portfolio Properties are located in New York City’s Upper East Side, one of New York’s prominent residential neighborhoods.  Bristol Plaza’s 3rd Avenue frontage between 64th and 65th streets is also a prime retail location. The surrounding street corners include retail bank branches and a pharmacy/drug store. The medical office space benefits from close proximity to the Memorial Sloan-Kettering Cancer Center network. The Hospital for Special Surgery and Rockefeller Hospital are also nearby.

The following table presents certain information relating to the primary competition for the Bristol Portfolio Properties:

Competitive Properties(1)

	Bristol Plaza / East 71st Street	AKA Sutton Place	300 East 64th Street	429 East 75th Street
Address	200 East 65th Street / 336 East 71st Street	330 East 56th Street	300 East 64th Street	429 East 75th Street
Distance from Subject	NAP	< 1.0 Miles	< 1.0 Miles	< 1.0 Miles
Property Type	Various	Furnished Apartments	Unfurnished Apartments	Medical Office
Year Built	1988 /1910	1929	1996	2009
Total GLA / Units	276,597	76 Units	103 Units	30,073
Total Occupancy	Various	90.0%	NA	NA

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BRISTOL PORTFOLIO

■
The Borrowers.  The borrowers are 336 East 71 LLC and 200/210 East 65 LLC, both of which are single-purpose, single-asset entities.  336 East 71 LLC owns East 71st Street and 200/210 East 65 LLC owns Bristol Plaza.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Bristol Portfolio Loan.  The borrowers are indirectly owned by six trusts. Howard P. Milstein and Irma Milstein are the trustees for two of the trusts, each of which hold a 33.333% indirect interest in the borrowers under the Bristol Portfolio Loan.  Sylvia Olnick is the trustee for the remaining four trusts, which collectively hold 33.333% of the indirect interests in the borrowers under the Bristol Portfolio Loan.  The guarantor of the non-recourse carveouts is Howard P. Milstein.

■
Escrows.  There were no reserves as of the loan origination date.  During the continuance of an event of default under the Bristol Portfolio Loan, or following any failure by the borrowers under the Bristol Portfolio Loan to make payments required in respect of property taxes or insurance premiums prior to the date on which such payments would be delinquent (subject to a 10 business day cure period), the borrowers under the Bristol Portfolio Loan will be required to fund a tax and insurance reserve in an amount sufficient to pay all property taxes and insurance premiums by the 30th day prior to the date they come due, assuming subsequent monthly fundings on one-twelfth of projected annual property taxes and insurance premiums.  Thereafter, on each due date, the borrowers under the Bristol Portfolio Loan will be required to reserve one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period.

■
Lockbox and Cash Management.  The Bristol Portfolio Loan requires a hard lockbox with respect to commercial units/tenants at the Bristol Portfolio Properties, which is already in place (the “Bristol Plaza Lockbox Account”).  A soft lockbox has been instituted with respect to residents at the East 71st Street Property (the “East 71st Street Lockbox Account”).  With respect to residential tenants at Bristol Plaza and East 71st Street, credit card receivables at each of Bristol Plaza and East 71st Street must be deposited directly into the lockbox account related to the Bristol Portfolio Property from which such income is derived. All other revenues at Bristol Plaza and East 71st Street must be deposited into the related lockbox account by the second business day following receipt thereof by the borrowers or property manager.  At the end of each business day, funds in the Bristol Plaza Lockbox Account are remitted into a cash management account controlled by lender.  At the end of each business day, funds in the East 71st Street Lockbox Account are remitted to the borrowers’ operating account.  On each business day that no event of default under the Bristol Portfolio Loan is continuing, all funds in the cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to the borrowers’ operating account.  During the continuance of an event of default, the lender may apply any funds in the cash management account to amounts payable under the Bristol Portfolio Loan and/or toward the payment of expenses of the Bristol Portfolio Properties, in such order of priority as the lender may determine.  Also, during an event of default, amounts in the East 71st Street Lockbox Account will be swept to the cash management account, rather than the borrowers’ operating account.

■
Property Management.  The Bristol Portfolio Properties are currently managed by Milford Management Corp., an affiliate of the borrowers, pursuant to two management agreements (one in respect of East 71st Street and the other in respect of Bristol Plaza).  Under the loan documents, the Bristol Portfolio Properties may not be managed by any other party, other than that which is approved by the lender in its reasonable discretion and with respect to which the Rating Agency Confirmation has been obtained. During the continuance of an event of default under the Bristol Portfolio Loan (or upon a foreclosure, conveyance in lieu of foreclosure or similar transaction), or the continuance of a material default by the property manager under the management agreement, or if the property manager files for or is the subject of a bankruptcy, the lender can, in its sole discretion, terminate or require the borrowers to terminate the property manager and engage another property manager approved by lender.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BRISTOL PORTFOLIO

■
Release of Collateral.  From and after the second anniversary of the Closing Date, the borrowers may, from time to time, obtain a release of up to 20 residential units (or a greater number, if required by law) to an unaffiliated third party in an arms’-length transaction subject to certain conditions set forth in the loan documents, including (i) no continuing event of default, (ii) 5 business days prior written notice, (iii) defeasance of the Bristol Portfolio Loan in an amount equal to greater of (x) the minimum release price for the applicable unit (as set forth in a schedule to the Bristol Plaza loan agreement) and  (y) 100% of net sales proceeds of the applicable unit, (iv) the unit being released must be a legally separate tax lot from the remainder of the Bristol Portfolio Properties and (v) after giving effect to the release of a residential unit, there shall be no less than 42 unfurnished residential units at the Bristol Portfolio Properties, unless such requirement is contrary to applicable legal requirements.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  So long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) or a similar or subsequent statute is in effect, terrorism insurance for foreign and domestic acts (as such terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Bristol Portfolio Properties (rental loss and/or business interruption insurance coverage on terms set forth in the Loan Agreement).  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers are required to carry terrorism insurance throughout the term of the loan as required by the preceding sentence, but in such event the borrowers are not required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the loan agreement on a stand alone-basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrowers are required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  In either such case, such insurance may not have a deductible in excess of $50,000.

■
Condominium Structure.  200/210 East 65 LLC is the fee owner of 173 residential units and the commercial unit and a 54.4219% share of the common elements at Bristol Plaza.  The balance of units at Bristol Plaza are substantially owned by unaffiliated third parties.  Interests in the common elements are determined upon the basis of floor area of the particular unit, relative value of a unit to other space at the building, the uniqueness of a unit and other factors.  The condominium board at Bristol Plaza consists of 7 members, 3 of whom can be chosen by the borrowers under the Bristol Portfolio Loan so long as the borrowers under the Bristol Portfolio Loan own not less than 15% of the common elements.  Votes by the condominium board require a majority of members present at a meeting, though in certain circumstances the approval of 75% of board members is necessary (with respect to increasing number of employees at the property, providing new or additional services, imposing any common charge or special assessment for the purpose of making a capital or major improvement, or alteration or addition to the common elements and establishing any reserves except a 12-month reserve for contingences not exceeding 5% of the budgeted operating expenses for the next 12 month period).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

PINNACLE I

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PINNACLE I

CARTIFACT
Pinnacle I
3400 West Olive Avenue
Burbank, CA 91505
Burbank
Glendale
West Hollywood
Beverly Hills
LOS ANGELES
BOB HOPE AIRPORT
FOOTHILL FWY
VENTURA FWY
GOLDEN STATE FWY
HOLLYWOOD FWY
SANTA MONICA FWY
VALLEY GLEN
NORTH HOLLYWOOD
VALLEY VILLAGE
TOLUCA LAKE
STUDIO CITY
DOWNTOWN BURBANK
CASTLE HEIGHTS
GLENWOOD
DOWNTOWN GLENDALE
ATWATER VILLAGE
HOLLYWOOD KNOLLS
HOLLYWOODLAND
BEACHWOOD CANYON
LOS FELIZ
FRANKLIN HILLS
HOLLYWOOD
EAST HOLLYWOOD
SILVER LAKE
ECHO PARK
MID-CITY
MELROSE
WILSHIRE CENTER
MIRACLE MILE
WESTSIDE
WESTWOOD
CARTHAY
WEST LOS ANGELES
SOUTH ROBERTSON
LITTLE ETHIOPIA
MID WILSHIRE
KOREATOWN
HARVARD HEIGHTS
WESTLAKE
HISTORIC FILIPINOTOWN
DOWNTOWN LOS ANGELES
CHEVIOT HILLS
FAIRFAX
JEFFERSON PARK
WEST ADAMS
NORTH UNIVERSITY PARK
PALMS
WARNER BROS RANCH
WARNER BROS STUDIOS
NBC
DISNEY STUDIOS
NICKELODEON STUDIOS
DISNEY IMAGINEERING
DREAMWORKS
UNIVERSAL STUDIOS
Universal Studios Theme Park
CBS STUDIOS
HENSON STUDIOS
SUNSET & GOWER STUDIOS
RALEIGH STUDIOS
PARAMOUNT STUDIOS
CBS TELEVISION CITY
SONY PICTURES
FOX STUDIOS
CULVER CITY STUDIOS
LOS ANGELES CENTER STUDIOS
HOLLYWOOD
Griffith Park
Santa Monica Mountains
Forest Lawn Cemetery
LA Zoo and Botanical Gardens
Autry National Center
Children's Hospital
Cedars-Sinai Medical Center
Petersen Auto Museum
Museum of Tolerance
USC

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PINNACLE I

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	Burbank, California	Cut-off Date Principal Balance	$129,000,000
Property Type	Office	Cut-off Date Principal Balance per SF	$327.90
Size (SF)	393,411	Percentage of Initial Pool Balance	9.3%
Total Occupancy as of 6/30/2012	91.8%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/30/2012	91.8%	Type of Security	Fee Simple
Year Built / Latest Renovation	2002 / NAP	Mortgage Rate	3.9540%
Appraised Value	$224,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)(1)	360
Underwritten Revenues	$18,786,753
Underwritten Expenses	$5,666,522	Escrows
Underwritten Net Operating Income (NOI)	$13,120,231	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$12,186,037	Taxes	$200,864	$200,864
Cut-off Date LTV Ratio	57.6%	Insurance(2)	$0	$0
Maturity Date LTV Ratio	52.2%	Replacement Reserves(3)	$0	$0
DSCR Based on Underwritten NOI / NCF	1.79x / 1.66x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.2% / 9.4%	Other(4)	$3,155,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$129,000,000	59.5%	Purchase Price(5)	$212,500,000	98.0%
Principal’s New Cash Contribution	87,760,402	40.5	Reserves	3,355,864	1.5
			Closing Costs	904,538	0.4
Total Sources	$216,760,402	100.0%	Total Uses	$216,760,402	100.0%

(1)	Interest only for the first 60 months.
(2)
The ongoing insurance escrow will be waived as long as there is: (i) no event of default under the Pinnacle I Loan; (ii) an acceptable blanket policy is in effect; (iii) the guarantor meets minimum net worth requirements; and (iv) the borrower provides evidence of renewal.

(3)
The ongoing replacement reserves are required commencing on the due date that the debt service coverage ratio is less than or equal to 1.30x based on a trailing three month basis and continues until the debt service coverage ratio is greater than 1.35x based on a trailing three month basis.

(4)	At origination, the other upfront reserve represents 100% of the outstanding rent abatements pursuant to Warner Music Group lease.
(5)	Purchase Price represents the acquisition price for a 95% ownership interest in the Pinnacle I Property from a former joint venture partner.

■
The Mortgage Loan.  The mortgage loan (the “Pinnacle I Loan”) is evidenced by a note in the original principal amount of $129,000,000 and is secured by a first mortgage encumbering an office building located in Burbank, California (the “Pinnacle I Property”).  The Pinnacle I Loan was originated by Jefferies LoanCore LLC on November 8, 2012 and represents approximately 9.3% of the Initial Pool Balance.  The Pinnacle I Loan had an outstanding principal balance as of the Cut-off Date of $129,000,000 and an interest rate of 3.9540% per annum.  The proceeds of the Pinnacle I Loan were used for the recapitalization of the Pinnacle I Property.

The Pinnacle I Loan has an initial term of 120 months and has a remaining term of 120 months.  The Pinnacle I Loan requires payments of interest only through and including November 6, 2017, followed by interest and principal payments based on a 360 month amortization schedule and a 3.9540% per annum interest rate until maturity.  The scheduled maturity date is the due date in November 2022.  Voluntary prepayment of the Pinnacle I Loan is prohibited prior to June 6, 2014.  Prepayments in whole, but not in part, are permitted with a yield maintenance payment at any time from and after June 6, 2014, but prior to August 6, 2022.  No yield maintenance payment is required with respect to any prepayments on or after August 6, 2022.

■
The Mortgaged Property. The Pinnacle I Property is a 393,411 SF, Class A general suburban office building which also contains a retail component. The Pinnacle I Property is comprised of 377,542 SF of office space (96.0% of the NRA) and 15,869 SF of retail space (4.0% of the NRA) in a six-story office tower and also includes a four-level subterranean parking structure containing a total of 1,857 parking spaces which is shared with another phase of the project, Pinnacle II.  The Pinnacle II property is not part of the collateral and the parking spaces are allocated on a pro rata basis resulting in the Pinnacle I Property with 63.1% or 1,169 parking spaces.  The Pinnacle I Property is located in the heart of the Burbank Media District immediately adjacent to the Ventura (134) Freeway.  The Pinnacle I Property was built in 2002 and the amenities include: a Morton’s Steakhouse restaurant, a “tenant only” health club, manned 24/7 security and on-site management.  The Pinnacle I Property is anchored by Warner Music Group (49.6% of the NRA, exp. December 2019), AM/FM Operating, Inc. (27.4% of the NRA, exp. September 2016) and NBC Universal (9.4% of the NRA, exp. December 2014).  Cumulatively, the three largest tenants represent 86.4% of the NRA.  As of June 30, 2012, the office portion of the Pinnacle I

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PINNACLE I

Property was 93.5% leased, while the retail portion was 52.0% leased, and Total Occupancy and Owned Occupancy were both 91.8%.

The following table presents certain information relating to the tenants at the Pinnacle I Property:

Tenants Based On Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Warner Music Group	NR / NR / B+	195,166	49.6%	$7,881,178	53.1%	$40.38	12/31/2019	2, 5-year option
AM/FM Operating, Inc.	NR / NR / CCC+	107,715	27.4	4,480,039	30.2	41.59	9/30/2016	2, 5-year option
NBC Universal	BBB+ / Baa1 / BBB+	37,066	9.4	1,556,470	10.5	41.99	12/31/2014	1, 5-year option
Sony Pictures Television Inc.	BBB- / Baa2 / BBB	9,005	2.3	417,382	2.8	46.35	10/31/2013	1, 5-year option
Morton’s Steakhouse	NR / NR / NR	8,257	2.1	322,023	2.2	39.00	11/3/2017	2, 5-year option
Starz Entertainment	NR / NR / NR	4,040	1.0	184,757	1.2	45.73	4/30/2014	NA
Tenants		361,249	91.8%	$14,841,849	100.0%	$41.08
Vacant		32,162	8.2	0	0.0	0.00
Total / Wtd. Avg. All Tenants		393,411	100.0%	$14,841,849	100.0%	$41.08

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents the lease rollover schedule at the Pinnacle I Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	9,005	2.3	2.3%	417,382	2.8	46.35	1
2014	41,106	10.4	12.7%	1,741,227	11.7	42.36	2
2015	0	0.0	12.7%	0	0.0	0.00	0
2016	107,715	27.4	40.1%	4,480,039	30.2	41.59	1
2017	8,257	2.1	42.2%	322,023	2.2	39.00	1
2018	0	0.0	42.2%	0	0.0	0.00	0
2019	195,166	49.6	91.8%	7,881,178	53.1	40.38	1
2020	0	0.0	91.8%	0	0.0	0.00	0
2021	0	0.0	91.8%	0	0.0	0.00	0
2022	0	0.0	91.8%	0	0.0	0.00	0
2023 & Thereafter	0	0.0	91.8%	0	0.0	0.00	0
Vacant	32,162	8.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	393,411	100.0%		$14,841,849	100.0%	$41.08	6

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Pinnacle I Property:

Historical Leased %(1)
	2009	2010	2011	As of 6/30/2012
Owned Space	98.1%	98.1%	98.1%	91.8%

(1)	As provided by the borrower and, except as otherwise indicated, which reflects year-end occupancy.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PINNACLE I

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pinnacle I Property:

Cash Flow Analysis(1)
	2009	2010	2011	TTM 7/31/2012	Underwritten(2)	Underwritten $ per SF
Base Rental Income	$13,200,433	$13,555,343	$13,867,882	$13,769,022	$14,841,849	$37.73
Overage Rent	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$13,200,433	$13,555,343	$13,867,882	$13,769,022	$14,841,849	$37.73
Total Reimbursables	681,536	766,835	887,249	901,142	1,616,894	4.11
Other Income(3)	2,190,687	2,048,893	2,179,212	2,146,849	2,328,010	5.92
Less Vacancy & Credit Loss	0	0	0	0	0	0.00
Effective Gross Income	$16,072,656	$16,371,071	$16,934,343	$16,817,013	$18,786,753	$47.75

Total Operating Expenses	$4,682,966	$4,805,130	$4,781,308	$4,815,008	$5,666,522	$14.40

Net Operating Income	$11,389,690	$11,565,941	$12,153,035	$12,002,005	$13,120,231	$33.35
TI/LC	0	17,879	4,800	0	855,512	2.17
Capital Expenditures	0	8,110	12,504	5,203	78,682	0.20
Net Cash Flow	$11,389,690	$11,539,952	$12,135,731	$11,996,802	$12,186,037	$30.98

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten base rent is based on the 6/30/2012 rent roll with rent steps taken through 5/31/2013.
(3)	Other income includes parking income, storage income, health center income, telecom income and miscellaneous other income.

■	Appraisal. According to the appraisal, the Pinnacle I Property had an “as-is” appraised value of $224,000,000 as of an effective date of September 11, 2012.

■	Environmental Matters. According to the Phase I, dated September 21, 2012, there are no recommendations for further action at the Pinnacle I Property.

■	Seismic Matters. According to seismic reports dated September 21, 2012 the probable maximum loss was concluded to be 11%.

■
Market Overview and Competition.  The Pinnacle I Property is located in the Burbank Media District office submarket, within the larger 23.2 million SF, Class A Tri-Cities (Burbank/Glendale/Pasadena) office market. The Tri-Cities tenant base has historically been dominated by the entertainment industry with several major television networks and movie studios headquartered in the market.  Due to the entertainment industry’s expansion into video distribution, animation, theme parks, and retail stores, many entertainment-related companies also occupy space within the Tri-Cities.  According to the appraisal, the current direct vacancy rate in the submarket is 15.2%.  However, a significant component of the total submarket vacancy is concentrated in three buildings, including The Pointe, a 480,000 SF, 14-story office building owned by affiliates of borrower which was completed in 2009.  When excluding The Pointe from the competitive set, the Media District had a vacancy rate of 5.5% as of second quarter 2012.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Pinnacle I Property:

Office Lease Comparables(1)
	Pinnacle I	The Pointe (Phase I)	3500 W. Olive Ave	3601 W. Olive Ave	4000 W. Alameda Ave
Year Built	2002	2009	1985	1985	1983
Total GLA	393,411	480,645	249,000	152,469	145,201
Total Occupancy	91.8%	31.6%	73.2%	92.8%	78.1%
Quoted Rent Rate per SF	$44.40 - $46.35	$43.80	$42.00 - $44.40	$37.80 - $39.00	$35.40
Expense Basis	FSG	FSG	FSG	FSG	FSG

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PINNACLE I

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the Pinnacle I Property:

Office Sales Comparables(1)
Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF	Occupancy
Wilshire Courtyard	Los Angeles	July 2012	1987	1,002,766	$425,000,000	$423.83	97.0%
550 N. Brand Blvd.	Glendale	September 2012	1987	303,030	$73,000,000	$240.90	84.0%
Western Asset Plaza	Pasadena	July 2012	2003	267,564	$144,500,000	$540.06	96.0%
10 UCP	Universal City	December 2011	1984	773,495	$330,000,000	$426.63	81.0%
The Campus at Playa Vista	Los Angeles	September 2011	2009	324,955	$200,000,000	$615.47	83.0%
Horizon at Playa Vista	Los Angeles	February 2011	2009	486,673	$291,000,000	$597.94	89.0%

(1)	Source: Appraisal.

■
The Borrower.  The borrower is P1 Hudson MC Partners, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pinnacle I Loan.  The borrower of the Pinnacle I Loan is owned and controlled by Hudson MC Partners, LLC, a joint venture between subsidiaries of Hudson Pacific Properties, L.P. and M. David Paul Ventures LLC.  The non-recourse carveout guarantors under the Pinnacle I Loan are Hudson MC Partners LLC and, subject to an aggregate $20 million maximum liability, Hudson Pacific Properties, L.P. and M. David Paul Ventures LLC. Hudson MC Partners, LLC is permitted to acquire Pinnacle II (the building adjacent to the Pinnacle I Property), directly or indirectly.  In the event of such acquisition, Hudson Pacific Properties, LP and M. David Paul Ventures LLC will be released as the non-recourse carveout guarantors and environmental indemnitors under the Pinnacle I Loan, provided that Hudson MC Partners, LLC satisfies the minimum net worth and liquidity requirements set forth in the guaranty and agrees to continue to satisfy.

■
Escrows.  At origination, the borrower funded an escrow reserve in the amount of $200,864 in respect of certain tax expenses.  On each due date, the borrower is required to fund a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding twelve month period.  The upfront and ongoing insurance escrow will be waived as long as, among other things, there is: (i) no event of default under the Pinnacle I Loan; (ii) an acceptable blanket policy is in effect; (iii) the guarantor meets minimum net worth requirements; and (iv) the borrower provides evidence of renewal.

At origination, the borrower also funded $3,155,000 for the purpose of creating a reserve in the amount equal to all free rent periods and rent abatements that are in effect under the Warner Music Group lease.  An amount equal to $117,491 will be released to the borrower on each due date so long as no Pinnacle I Cash Management Period is continuing, and otherwise such funds are swept to the cash management account monthly.

Commencing on the due date that that debt service coverage ratio (as calculated pursuant to the Pinnacle I Loan documents) for the Pinnacle I Property is less than or equal to 1.30x, calculated on a trailing three (3) month basis and thereafter until such time as the debt service coverage ratio is greater than 1.35x, calculated on a trailing three (3) month basis, the borrower pays to lender on each due date an amount equal to $6,557 for replacements and repairs required to be made.

Beginning on the first due date that follows the date which is 12 calendar months prior to the then effective expiration of the Clear Channel lease and 15 calendar months prior to the then effective expiration of the Warner Music Group lease, if either such lease is not extended or renewed with respect to all or any portion of the premises demised under the applicable lease on the date of origination, the borrower is required to deposit on each of the next 12 consecutive due dates with respect to the Clear Channel lease and the next 15 consecutive due dates with respect to the Warner Music Group lease, an amount equal to one-twelfth (with respect to the Clear Channel lease and an amount equal to one-fifteenth (with respect to the Warner Music Group lease) of the aggregate of the full, unabated base rent attributable to the applicable lease premises during the last full twelve or

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PINNACLE I

fifteen months, as applicable, of the term of the applicable lease  until such time as the amounts on reserve equal the sum of (x) with respect to any portion of the applicable lease premises which are then subject to a qualified replacement lease, the sum of (i) one hundred and ten percent (110%) of the actual tenant improvements and lost rent during the downtime (if any) for such applicable lease space, plus (ii) the actual leasing commissions payable with respect to such space; provided however, if the quotient of (I) the sum of the immediately foregoing clauses (i) and (ii), and (II) the square footage of such portion of applicable lease non-renewal premises which are then subject to a qualified re-lease, exceeds forty (40), the sum of the immediately foregoing clauses (i) and (ii) will be deemed to be a number which would yield a quotient of forty (40), plus (y) the product of (i) $40.00, multiplied by (ii) the difference between (A) the aggregate square footage of all applicable lease non-renewal premises, minus (B) the aggregate square footage of all qualifying re-lease space.

■
Lockbox and Cash Management.  The Pinnacle I Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled clearing account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the clearing account within three business day after receipt.  All amounts in the clearing account are swept on a daily basis into the applicable borrower’s operating account unless a Pinnacle I Cash Management Period is continuing, in which event such funds will be swept on a daily basis into a lender-controlled cash management account.  During a Pinnacle I Cash Management Period, all funds in the cash management account are required to be used to pay debt service, budgeted operating expenses and extraordinary expenses and to fund the required monthly escrows for real estate taxes, insurance, capital expenditures and the amounts payable, if any, with respect to the Warner Music Group lease and/or Clear Channel lease in accordance with the section entitled “Escrows” above.  All excess cash after making the foregoing payments will be returned to the borrower, unless a Pinnacle I Cash Trap Period is continuing, in which event such funds will be held in a reserve as additional cash collateral for the Pinnacle I Loan. During the continuance of an event of default under the Pinnacle I Loan, the lender may apply any funds in such reserve in such order of priority and in such manner as the lender may determine.

A “Pinnacle I Cash Management Period” commences upon: (i) the commencement of any Pinnacle I Cash Trap Period; (ii) the entry into of any “Approved Mezzanine Loan” (as described under the “Mezzanine or Subordinate Indebtedness” below); or (iii) the failure by the borrower, after the end of any calendar quarter, to maintain the debt service coverage ratio of at least 1.10x; and ends upon the giving notice to the borrower and the clearing bank that: (1) the Pinnacle I Loan and all other obligations under the loan documents, other than those that, by their terms, survive the repayment in full of the Pinnacle I Loan, have been indefeasibly repaid in full; (2) with respect to the matters described in clause (i) above, such Pinnacle I Cash Trap Period has terminated, (3)  with respect to the matters described in clause (ii) above, the Approved Mezzanine Loan is repaid in full and no replacement Approved Mezzanine Loan is then outstanding, or (4) with respect to the matters described in clause (iii) above, for a period of two consecutive calendar quarters subsequent to the commencement of the existing Pinnacle I Cash Management Period (A) no default or event of default had occurred and is continuing or existed during such calendar quarters, (B) no event that would trigger another Pinnacle I Cash Management Period had occurred during such calendar quarters, and (C) the debt service coverage ratio at the end of such two calendar quarters is at least equal to 1.15x.

A “Pinnacle I Cash Trap Period” commences upon (i) the occurrence of any event of default; or (ii) any bankruptcy action of the borrower, guarantor or property manager has occurred; and (b) terminates, if ever, as: (i) in the case of the foregoing clause (a)(i), lender accepts a cure of the event of default giving rise to such Pinnacle I Cash Trap Period and no other event of default has occurred which is continuing; or (ii) in the case of a bankruptcy action of the property manager only, if the borrower replaces the property manager with a qualified manager under a replacement management agreement in accordance with the terms of the related loan documents; or (iii) in the case of a bankruptcy action of the borrower or the guarantor, such bankruptcy action is discharged, stayed or dismissed, as applicable.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PINNACLE I

■
Property Management.  The Pinnacle I Property is currently managed by Worthe Real Estate Group, Inc pursuant to a sub-management agreement with Hudson OP Management, LLC.  Under the loan documents, the Pinnacle I Property may not be managed by any other party, except for a management company approved by the lender and at the lender’s option with respect to which a Rating Agency Confirmation has been received.  The lender may require the borrower to replace the property manager if  (i) an event of default occurs and is continuing under the Pinnacle I Loan, (ii) the manager is the subject of a bankruptcy action or become insolvent, (iii) a material default occurs under the management agreement, which continues beyond any applicable grace and cure periods, which includes but is not limited to commission by manager of fraud, gross negligence, willful misconduct or misappropriation of funds, (iv) fifty percent (50%) or more of the direct or indirect ownership interest in manager has changed or control of manager has changed, or (v) if at any time the debt service coverage ratio is less than 1.10x for two consecutive calendar quarters and lender determines in its sole but good faith discretion that manager is (I) failing to use commercially reasonable efforts to fulfill its obligations under the management agreement, or (II) not managing the Pinnacle I Property in a manner consistent with the management and operating standards of a third party manager for a materially similar property in size, scope, class, use and value.

■
Mezzanine or Subordinate Indebtedness.  There is currently no mezzanine loan or subordinate indebtedness in place.  The borrowers are permitted to obtain an “Approved Mezzanine Loan”, which Approved Mezzanine Loan, among other things, (i) commences no earlier than the date that is second anniversary of the first due date under the Pinnacle I Loan, (ii) may not provide for additional advances, (iii) is in an amount such that, as of the closing date of such loan, (w) the aggregate debt yield is (inclusive of the Approved Mezzanine Loan) no less than 8.75%, (x) the aggregate debt service coverage ratio (assuming that the debt service for both loans is calculated on an interest only basis) is no less than 2.20x, (y) the aggregate debt service coverage ratio (assuming that the debt service for both loans is calculated on a thirty-year amortization schedule) is no less than 1.50x, and (z) the combined loan to “as is” appraised value (based on an acceptable appraisal) of the Pinnacle I Property is no more than 60%, (iv) is secured only by a pledge of all or a portion of the direct and/or indirect ownership interests in borrowers or any other collateral not mortgaged or pledged to the mortgage lender under the Pinnacle I Loan or is customary preferred equity collateral, (v) creates no obligations or liabilities on the part of the mortgage borrower and results in no liens on any portion of the Pinnacle I Property, (vi) has a term expiring on the maturity date of the Pinnacle I Loan, (vii) is on terms and conditions reasonably acceptable to the mortgage lender, (viii) be subject to an intercreditor agreement between the mortgage lender and the approved mezzanine lender and (ix) Rating Agency Confirmation is obtained.

■	Terrorism Insurance. The borrower is required to obtain and maintain coverage in its property insurance policy (or by a separate policy) against loss or damage by terrorist acts.

■	Earthquake Insurance. Not required.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COOPER HOTEL PORTFOLIO

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COOPER HOTEL PORTFOLIO

CARTIFACT
CANADA
MONTANA
NORTH DAKOTA
MINNESOTA
Minneapolis
SOUTH DAKOTA
WYOMING
WISCONSIN
MICHIGAN
Detroit
MAINE
VT.
N.H.
MASS.
CONN.
R.I.
NEW YORK
Boston
New York
N.J.
Philadelphia
PENNSYLVANIA
IOWA
Chicago
NEBRASKA
Omaha
Denver
COLORADO
ILLINOIS
INDIANA
OHIO
MD.
DEL.
Washington DC
WEST VIRGINIA
VIRGINIA
Kansas City
KANSAS
St. Louis
MISSOURI
KENTUCKY
TENNESSEE
NORTH CAROLINA
Charlotte
NEW MEXICO
OKLAHOMA
ARKANSAS
Little Rock
SOUTH CAROLINA
Atlanta
ATLANTIC OCEAN
Dallas
MISSISSIPPI
ALABAMA
GEORGIA
TEXAS
LOUISIANA
FLORIDA
Houston
New Orleans
Tampa
Orlando
Miami
Gulf of Mexico
MEXICO
1
2
3
4
5
6
7
8
9
10
11

COOPER HOTEL PORTFOLIO

1	Hilton - Naples	5111 Tamiami Trail North	Naples, FL	34103
2	Hilton - Orlando / Altamonte Springs	350 Northlake Boulevard	Altamonte Springs, FL	32701
3	DoubleTree - Memphis	5069 Sanderlin Avenue	Memphis, TN	38117
4	Hilton Garden Inn - Detroit Airport	31800 Smith Road	Romulus, MI	48174
5	Hampton Inn and Suites - Detroit Airport	31700 Smith Road	Romulus, MI	48174
6	DoubleTree - Murfreesboro / Nashville	1850 Old Fort Parkway	Murfreesboro, TN	37129
7	Crowne Plaza - Fort Myers	13051 Bell Tower Drive	Fort Myers, FL	33907
8	DoubleTree - Jackson	1770 Highway 45 Bypass	Jackson , TN	38305
9	DoubleTree - Johnson City	211 Mockingbird Lane	Johnson City, TN	37604
10	DoubleTree - Oak Ridge / Knoxville	215 South Illinois Avenue	Oak Ridge, TN	37830
11	Embassy Suites - Detroit Airport	8600 Wickham Road	Romulus, MI	48174

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COOPER HOTEL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	11	Loan Seller		GSMC
Location (City/State)	Various	Cut-off Date Principal Balance	$95,250,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$44,760.34
Size (Rooms)	2,128	Percentage of Initial Pool Balance		6.9%
Total TTM Occupancy as of 9/30/2012	68.5%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 9/30/2012	68.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate		5.7620997%
Appraised Value	$142,100,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		300
Underwritten Revenues	$70,151,825
Underwritten Expenses	$56,943,206	Escrows
Underwritten Net Operating Income (NOI)	$13,208,619
Underwritten Net Cash Flow (NCF)	$10,402,546		Upfront	Monthly
Cut-off Date LTV Ratio	67.0%	Taxes	$154,492	$438,732
Maturity Date LTV Ratio(1)	52.2%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	1.83x / 1.44x	FF&E	$0	$240,201
Debt Yield Based on Underwritten NOI / NCF	13.9% / 10.9%	Other(2)	$1,850,000	$18,500

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$95,250,000	82.3%	Loan Payoff	$111,056,912	95.9%
Mezzanine Loan	16,750,000	14.5	Closing Costs	2,689,656	2.3
Principal’s New Cash Contribution	3,751,060	3.2	Reserves	2,004,492	1.7

Total Sources	$115,751,060	100.0%	Total Uses	$115,751,060	100.0%

(1)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $164,500,000. The Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value is 60.4%. See “—Appraisal” below.

(2)	Other reserve represents a Hilton Naples PIP reserve ($1,000,000 upfront and $18,500 ongoing) and a debt service reserve ($850,000). See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Cooper Hotel Portfolio Loan”) is evidenced by a note in the original principal amount of $95,250,000 and is secured by first mortgages encumbering 11 hotels, comprised of 2,128 rooms, located in Florida, Michigan and Tennessee (the “Cooper Hotel Portfolio Properties”).  The Cooper Hotel Portfolio Loan was originated on October 24, 2012 by Goldman Sachs Mortgage Company and represents approximately 6.9% of the Initial Pool Balance.  The Cooper Hotel Portfolio Loan has a principal balance as of the Cut-off Date of $95,250,000 and an interest rate of 5.7621% per annum.  The proceeds of the Cooper Hotel Portfolio Loan were primarily used to refinance existing debt secured in part by a lien on the Cooper Hotel Portfolio Properties.

The Cooper Hotel Portfolio Loan had an initial term of 60 months and has a remaining term of 60 months.  The Cooper Hotel Portfolio Loan requires payments of interest and principal during the term of the loan based on a 25-year amortization schedule.  The scheduled maturity date is the due date in November 2017. Voluntary prepayment of the Cooper Hotel Portfolio Loan is prohibited prior to August 6, 2017 except as described below in “Release of Collateral” in connection with certain property releases.  Defeasance with direct obligations of the United States of America, which obligations are not subject to prepayment, call or early redemption, is permitted at any time on or after the first due date following the second anniversary of the Closing Date.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COOPER HOTEL PORTFOLIO

■
The Mortgaged Properties.  The Cooper Hotel Portfolio Properties consist of 11 hotels with a total of 2,128 rooms.  The following table presents certain information relating to the Cooper Hotel Portfolio Properties:

Property Name	City	State	Number of Rooms	Cut-off Date Allocated Trust Loan Amount	% of Cut- off Date Allocated Trust Loan Amount	Year Built / Renovated	Appraised Value	UW NCF	UW NCF per Room
Hilton - Naples	Naples	FL	199	$16,355,000	17.2%	2000/2007- 2009	$24,400,000	$1,672,898	$8,407
Hilton - Orlando / Altamonte Springs	Altamonte Springs	FL	311	11,663,000	12.2	1985/2008- 2010	17,400,000	1,226,167	3,943
DoubleTree - Memphis	Memphis	TN	266	10,122,000	10.6	1986/2009	15,100,000	1,104,282	4,151
Hilton Garden Inn - Detroit Airport	Romulus	MI	165	10,054,000	10.6	2000/NAP	15,000,000	1,095,503	6,639
Hampton Inn and Suites - Detroit Airport	Romulus	MI	126	8,044,000	8.4	2010/NAP	12,000,000	790,475	6,274
DoubleTree - Murfreesboro / Nashville	Murfreesboro	TN	168	7,574,000	8.0	1988/2008	11,300,000	962,523	5,729
Crowne Plaza - Fort Myers	Fort Myers	FL	225	6,837,000	7.2	1987/2005, 2006	10,200,000	480,555	2,136
DoubleTree - Jackson	Jackson	TN	166	6,435,000	6.8	1989/2009	9,600,000	784,326	4,725
DoubleTree - Johnson City	Johnson City	TN	184	6,368,000	6.7	1986/2007	9,500,000	891,943	4,848
DoubleTree - Oak Ridge / Knoxville	Oak Ridge	TN	167	6,100,000	6.4	1986/2007	9,100,000	745,715	4,465
Embassy Suites - Detroit Airport	Romulus	MI	151	5,698,000	6.0	1989/2007	8,500,000	648,160	4,292
Total / Wtd. Avg.			2,128	$95,250,000	100.0%		$142,100,000	$10,402,546	$4,888

The following table presents certain information relating to the 2011 demand analysis with respect to the Cooper Hotel Portfolio Properties based on market segmentation, as provided in the appraisals for the Cooper Hotel Portfolio Properties:

2011 Accommodated Room Night Demand(1)
Property	Meeting and Group	Leisure	Commercial
Hilton - Naples	15%	15%	70%
Hilton - Orlando / Altamonte Springs	30%	66%	3%
DoubleTree - Memphis	24%	25%	51%
Hilton Garden Inn - Detroit Airport	7%	15%	78%
Hampton Inn and Suites - Detroit Airport	5%	20%	75%
DoubleTree - Murfreesboro / Nashville	29%	21%	50%
Crowne Plaza - Fort Myers	22%	17%	61%
DoubleTree - Jackson	19%	19%	62%
DoubleTree - Johnson City	20%	16%	64%
DoubleTree - Oak Ridge / Knoxville	16%	16%	68%
Embassy Suites - Detroit Airport	12%	15%	73%

(1)	Source: Appraisal

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COOPER HOTEL PORTFOLIO

The following table presents certain information relating to the TTM through August 2012 penetration rates relating to the Cooper Hotel Portfolio Properties, as provided in the August 2012 Smith Travel Research report for the Cooper Hotel Portfolio Properties:

TTM Through 8/31/2012 Penetration Rates(1)

	Competitive Set			TTM 8/31/2012			Penetration Factor
Property	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR
Hilton - Naples	70.6%	$105.59	$74.50	79.2%	$129.78	$102.80	112.3%	122.9%	138.0%
Hilton - Orlando / Altamonte Springs	48.9%	$82.43	$40.27	61.6%	$89.45	$55.09	126.1%	108.5%	136.8%
DoubleTree - Memphis	69.2%	$104.78	$72.46	67.9%	$94.19	$64.00	98.2%	89.9%	88.3%
Hilton Garden Inn - Detroit Airport	73.2%	$72.32	$52.91	73.3%	$91.00	$66.74	100.3%	125.8%	126.1%
Hampton Inn and Suites - Detroit Airport	69.1%	$78.81	$54.50	71.4%	$103.12	$73.59	103.2%	130.9%	135.0%
DoubleTree - Murfreesboro / Nashville	60.6%	$95.36	$57.82	70.7%	$97.99	$69.24	116.5%	102.8%	119.8%
Crowne Plaza - Fort Myers	65.8%	$87.22	$57.42	64.7%	$91.31	$59.07	98.3%	104.7%	102.9%
DoubleTree - Jackson	66.3%	$91.88	$60.88	70.0%	$93.31	$65.35	105.7%	101.6%	107.3%
DoubleTree - Johnson City	55.2%	$96.50	$53.29	63.2%	$98.75	$62.39	114.4%	102.3%	117.1%
DoubleTree - Oak Ridge / Knoxville	45.5%	$77.20	$35.12	54.8%	$101.99	$55.88	120.4%	132.1%	159.1%
Embassy Suites - Detroit Airport	72.1%	$72.10	$51.97	82.5%	$105.48	$86.97	114.4%	146.3%	167.3%
Total / Wtd. Avg.	64.0%	$89.41	$57.36	69.8%	$101.65	$71.57	110.1%	114.9%	126.7%

(1)	Source: August 2012 STR Report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Cooper Hotel Portfolio Properties:

	2010(1)			2011(1)			TTM 9/30/2012(1)			Underwritten
Property	Occ	ADR	RevPAR	Occ	ADR	RevPAR	Occ	ADR	RevPAR	Occ	ADR	RevPAR
Hilton - Naples	70.2%	$124.46	$87.35	76.4%	$129.02	$98.60	80.0%	$129.34	$103.41	80.0%	$129.34	$103.41
Hilton - Orlando / Altamonte Springs	45.0%	$89.86	$40.40	57.2%	$89.30	$51.08	61.2%	$89.05	$54.54	61.2%	$89.05	$54.54
DoubleTree - Memphis	61.7%	$92.35	$56.93	64.7%	$94.10	$60.89	67.8%	$95.29	$64.59	67.8%	$95.29	$64.59
Hilton Garden Inn - Detroit Airport	70.8%	$86.35	$61.11	71.7%	$87.11	$62.44	73.0%	$91.55	$66.82	73.0%	$91.55	$66.82
Hampton Inn and Suites - Detroit Airport	46.8%	$101.93	$47.67	68.8%	$99.89	$68.89	71.7%	$103.36	$74.07	71.7%	$103.36	$74.07
DoubleTree - Murfreesboro / Nashville	61.1%	$94.19	$57.56	62.5%	$95.96	$60.00	71.8%	$97.58	$70.07	71.8%	$97.58	$70.07
Crowne Plaza - Fort Myers	65.0%	$87.76	$57.04	63.2%	$89.32	$56.48	64.3%	$92.72	$59.61	64.3%	$92.72	$59.61
DoubleTree - Jackson	74.7%	$92.52	$69.11	70.2%	$95.43	$66.99	70.9%	$92.70	$65.71	70.9%	$92.70	$65.71
DoubleTree - Johnson City	51.7%	$97.47	$50.39	57.6%	$97.89	$56.36	63.9%	$98.45	$62.93	63.9%	$98.45	$62.93
DoubleTree - Oak Ridge / Knoxville	54.7%	$101.99	$55.77	57.3%	$101.96	$58.43	54.4%	$101.77	$55.37	54.4%	$101.77	$55.37
Embassy Suites - Detroit Airport	82.1%	$95.51	$78.43	84.1%	$100.59	$84.57	82.8%	$105.27	$87.21	82.8%	$105.27	$87.21
Total / Wtd. Avg.	61.5%	$96.33	$59.24	65.8%	$98.23	$64.60	68.5%	$99.63	$68.22	68.5%	$99.63	$68.22

(1)	Source: As provided by the borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COOPER HOTEL PORTFOLIO

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cooper Hotel Portfolio Properties:

Cash Flow Analysis(1)
	2010	2011	TTM 9/30/2012	Underwritten	Underwritten $ per Room
Room Revenue	$45,128,488	$50,176,188	$53,131,375	$53,131,375	$24,968
Food & Beverage Revenue	15,990,699	16,655,334	16,574,959	16,574,959	7,789
Other Revenue(2)	411,237	430,105	445,491	445,491	209
Total Revenue	$61,530,424	$67,261,627	$70,151,825	$70,151,825	$32,966

Room Expense	$11,002,095	$11,833,559	$12,498,796	$12,498,796	$5,873
Food & Beverage Expense	14,655,123	14,786,919	14,665,739	14,665,739	6,892
Other Expense(3)	503,973	415,626	429,087	429,087	202
Total Departmental Expense	$26,161,191	$27,036,104	$27,593,622	$27,593,622	$12,967
Total Undistributed Expense	24,146,989	25,407,756	26,622,690	26,758,754	12,575
Total Fixed Charges	2,793,011	2,437,537	2,522,217	2,590,830	1,217
Total Operating Expenses	$53,101,191	$54,881,397	$56,738,529	$56,943,206	$26,759

Net Operating Income	$8,429,233	$12,380,230	$13,413,296	$13,208,619	$6,207
FF&E	2,461,217	2,690,465	2,806,073	2,806,073	1,319
Net Cash Flow	$5,968,016	$9,689,765	$10,607,223	$10,402,546	$4,888

(1)
Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes telephone income, and other hotel income.
(3)	Other expenses include telephone expense and other hotel expense.

■
Appraisal.  According to the appraisals, the Cooper Hotel Portfolio had an “as-is” appraised value of $142,100,000 as of an effective date ranging from August 30, 2012 to September 5, 2012 and an “as stabilized” appraised value of $164,500,000 as of an effective date ranging from September 1, 2014 to September 1, 2015.

■	Environmental Matters. According to the Phase I environmental reports, dated between September 17, 2012 and September 21, 2012, the environmental consultants recommended no further action.

■
The Borrowers.  The borrowers are Naples Hospitality Limited Partnership, Altamonte Hospitality, LP, FM Hotel Company, LTD., Romulus Suites Limited Partnership, Detroit Airport Hotel Limited Partnership, Detroit Airport Hotel Limited Partnership II, GP Memphis, L.P., GP Murfreesboro, L.P., GP Jackson, L.P., GP Oak Ridge, L.P., and GP Johnson City, L.P. each a single-purpose, single-asset entity.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Cooper Hotel Portfolio Loan.  The borrowers of the Cooper Hotel Portfolio are indirectly owned, in part, by Pace Cooper, who is the non-recourse carveout guarantor under the Cooper Hotel Portfolio Loan.

■
Escrows.  At origination, the borrowers funded an escrow reserve in the amount of $154,492 in respect of certain tax payments, $850,000 in respect of a debt service reserve, and $1,000,000 in respect of a potential property improvement plan relating to the Hilton - Naples Property (the “Naples PIP”) as described in “—Property Improvement Plan” below.  On each due date, the borrowers are required to fund a tax and insurance reserve in an amount equal to (a) one-twelfth of the amount the lender reasonably estimates will be necessary to pay taxes over the then succeeding twelve month period, and (b) if an event of default under the loan agreement or a Cooper Hotel Portfolio Trigger Period is continuing or if the borrowers fail to deliver to the lender evidence that the insurance requirements under the loan agreement are being maintained, an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay insurance premiums for the next 12 months.  Additionally, the borrowers are required to fund a furniture, fixtures and equipment reserve in the monthly amount of (a) for the first 12 payment dates, an amount set forth in the loan agreement, ranging from $11,624 to $39,773, with an aggregate combined amount of $240,201 for all of the Cooper Hotel Portfolio Properties, and (b) beginning on the 13th payment date, an amount equal to the greater of (a) the amount required to be reserved for fixtures, filings and equipment under the related franchise agreement and (b)(i) for the DoubleTree - Memphis property, one-

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COOPER HOTEL PORTFOLIO

twelfth of 5% of actual annual revenue for the previous 12-month period, and (ii) for each of the other Cooper Hotel Portfolio Properties, one-twelfth of 4% of actual annual revenue of such property for the previous 12-month period.  In addition, on each payment date until the earlier of (a) the implementation of the PIP for the Hilton - Naples Property and (b) the payment date that occurs in February 2015, the borrowers are required to reserve an amount equal to $18,500.  At such time as a Naples PIP is implemented for the Hilton - Naples Property, (y) if the balance in the PIP account is greater than 110% of the budgeted amount necessary to satisfy the Naples PIP requirements (such amount, the “PIP Amount”), any excess amount will be transferred to the FF&E reserve account established for the Hilton - Naples Property, and (z) if the balance in the PIP account is less than the PIP Amount, the borrowers are required to deposit any deficiency in the PIP account within 30 days. If the borrowers fail to make such deposit within 30 days, a Cooper Hotel Portfolio Trigger Period will commence and funds will be deposited into the applicable PIP account in accordance with the loan agreement.  If, following the implementation of the Naples PIP, a change in the PIP requirements causes an increase in the reasonable estimate of the cost of completion of $25,000 or more (any such increase, a “PIP Additional Amount”), the borrowers are required to deposit such amount into the PIP account on the first payment date thereafter.

A “Cooper Hotel Portfolio Trigger Period” means (a) any period commencing when the borrowers fail to deliver certain financial reports to the lender as required under the loan agreement and terminating when such reports are so delivered, unless and until such reports are delivered and they indicate that, in fact, no Cooper Hotel Portfolio Trigger Period is ongoing, (b) any period (i) from the date the borrowers fail to timely remit all required funds to replenish the debt service reserve available amount pursuant to the loan agreement until the debt service coverage ratio for two successive quarters is greater than 1.05x and the balance in the debt service reserve account is equal to $850,000, (c) if the borrowers have not satisfied the requirements in the loan agreement for the delivery of a new franchise agreement, the period beginning on the expiration of an existing franchise agreement and continuing until the borrowers comply with such requirements to the lender’s satisfaction and, to the extent a PIP is required as a condition to the delivery of a new franchise agreement, the PIP Amount and any PIP Additional Amount is on deposit in the PIP Reserve Account, (d) the period from the failure of the borrowers to deposit any deficiency in the PIP account established for the Hilton - Naples Property within the 30-day period following the delivery of a PIP for such Property as described in the loan agreement to the date the amount on deposit in the PIP account is equal to 110% of the PIP Amount, or (e) any period during the occurrence of any event of default under the mezzanine loan agreement.

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Lockbox and Cash Management.  The Cooper Hotel Portfolio Loan requires a hard lockbox for each mortgaged property, which are already in place.  The loan documents require the borrowers to direct each credit card company which provides credit card services for the Cooper Hotel Portfolio Properties to pay their credit card receivables directly to the lender-controlled lockbox accounts.  The loan documents also require that all revenues relating to the Cooper Hotel Portfolio Properties and all other money received by the borrowers or the property managers relating to the Cooper Hotel Portfolio Properties be deposited into the lockbox accounts within one business day after receipt.  Provided no Cooper Hotel Portfolio Trigger Period or event of default under the loan agreement is ongoing, all amounts in the lockbox accounts are swept on a daily basis to operating accounts designated and accessible by the borrowers and pledged to the lender.  During the continuance of a Cooper Hotel Portfolio Trigger Period or event of default under the loan agreement, all amounts in the lockbox accounts will be swept on a daily basis to a cash management account designated and controlled by the lender.  During the continuance of an event of default under the Cooper Hotel Portfolio Loan, the lender may apply any funds in the cash management account to amounts payable under the Cooper Hotel Portfolio Loan and/or toward the payment of expenses of the Cooper Hotel Portfolio Properties, in such order of priority as the lender may determine.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COOPER HOTEL PORTFOLIO

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Property Management.  The Cooper Hotel Portfolio Properties is currently managed by Cooper Hotel Services, Inc. or Cooper Realty Company, which are both affiliates of the borrowers and the sponsor, pursuant to a management agreement.  Under the loan documents, the Cooper Hotel Portfolio Properties may not be managed by any other party, other than a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may replace or require the borrowers to replace the property manager during the continuance of an event of default under the Cooper Hotel Portfolio Loan, following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, during the continuance of a material default by the property manager under the management agreement after the expiration of any applicable cure periods, if the property manager files or is the subject of a petition in bankruptcy, if a trustee or receiver is appointed for the property manager’s assets, if the property manager makes an assignment for the benefit of creditors or if the property manager is adjudicated insolvent.

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Mezzanine or Subordinate Indebtedness.  There is currently mezzanine debt, originated by Goldman Sachs Mortgage Company, with an outstanding principal balance of $16,750,000 as of the Cut-off Date that is secured by direct or indirect equity interests in the borrowers. No additional subordinate indebtedness is permitted other than customary exclusion for trade payables. The mezzanine loan is coterminous with the Cooper Hotel Portfolio Loan and requires interest payments based on an interest rate of 12.0000% per annum on an actual/360 basis. The intercreditor agreement executed between the holder of the Cooper Hotel Portfolio Loan and the holder of the mezzanine loan provides, among other things, that the holder of the mezzanine loan will have certain rights and remedies with respect to the Cooper Hotel Portfolio Loan, including purchase options, cure rights and approval rights, as further described under “Description of the Mortgage Pool–Statistical Characteristics of the Mortgage Loan–Additional Indebtedness” in the Free Writing Prospectus.

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Release of Collateral. Provided no event of default is then continuing under the Cooper Hotel Portfolio Loan or under the Cooper Hotel Portfolio mezzanine loan, the borrowers have the right to obtain the release of the Cooper Hotel Portfolio Properties, subject to the satisfaction of certain conditions, including among others: (a) if such release occurs prior to December 6, 2014, (i) thirty (30) days prior written notice to the lender, (ii) the borrower seeks to obtain the release of a single Cooper Hotel Portfolio Property (other than the Hilton - Naples Property, the DoubleTree - Memphis Property, the Hilton - Orlando / Altamonte Springs Property and the Hilton Garden Inn - Detroit Airport Property) in connection with a bona fide third party sale of such property, (iii) payment of a release price equal to 115% or 125% of the allocated loan amount (as designated in the loan documents) for the applicable property and a yield maintenance premium of at least 2% of the amount prepaid, (iv) after giving effect to the release, the debt service coverage ratio for the remaining Cooper Hotel Portfolio Properties is no less than the greater of (a) 1.10x and (b) the debt service coverage ratio immediately prior to the release; (v) after giving effect to the release, the fair market value of the remaining Cooper Hotel Portfolio Properties (as calculated in a manner satisfactory to the lender) is at least 80% of the loan’s principal balance; (vi) if the mezzanine loan is outstanding, the mezzanine lender has consented in writing, and the mezzanine borrowers have prepaid a portion of the mezzanine loan to comply with any prepayment requirements under the mezzanine loan agreement and (vii) delivery of Rating Agency Confirmation, and (b) if such release occurs on or after December 6, 2014, (i) the borrower seeks to obtain the release of one or more of the Cooper Hotel Portfolio Properties, (ii) (A) defeasance of the entire loan, or (B) payment of a release price equal to 115% or 125% of the allocated loan amount (as designated in the loan documents) for the applicable property, (iii) if only defeasing a portion of the loan, after giving effect to the release, the debt service coverage ratio for the remaining Cooper Hotel Portfolio Properties is no less than the greater of (a) 1.10x and (b) the debt service coverage ratio immediately prior to the release; (iv) delivery of defeasance collateral sufficient to defease an amount equal to (A) pay the interest and principal due on the due dates in respect of a portion of the loan being defeased and (B) repay the outstanding principal balance of such portion of the loan on August 6, 2017, (v) the satisfaction of any conditions in the mezzanine loan agreement, (vi) the delivery of a REMIC opinion from counsel, and (vii) delivery of Rating Agency Confirmation.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COOPER HOTEL PORTFOLIO

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Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Cooper Hotel Portfolio Properties, plus twelve months of rental loss/business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers are required to carry terrorism insurance throughout the term of the Cooper Hotel Portfolio Loan as required by the preceding sentence, but in that event the borrowers will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (not including the terrorism and earthquake components of that insurance), and if the cost of terrorism insurance exceeds that amount, the borrowers are required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The terrorism insurance is required to contain a deductible that is approved by the lender, is no larger than is customary for similar policies covering similar properties in the geographic market in which the Cooper Hotel Portfolio Properties is located and is no larger than $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for the Cooper Hotel Portfolio Properties are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus

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Property Improvement Plan.  The loan documents require that borrowers complete any work under a potential Naples PIP consisting of interior and exterior improvements necessary for the Hilton - Naples Property.  The work required under the Naples PIP is a condition to the renewal or extension of the current franchise agreement or the entering into of a replacement franchise or license agreement.

As described in “—Escrows” above, at origination, the borrowers reserved $1,000,000 and will also reserve $18,500 on a monthly basis in respect of the foregoing work.  Additionally, a Cooper Portfolio Trigger Period will exist if the borrowers fail to deposit any deficiency in the Hilton - Naples Property PIP account within the 30-day period following the delivery of a PIP for such property and will end the date the amount on deposit in the applicable PIP account, plus the amount on deposit in the FF&E account, is equal to 110% of the PIP Amount (such resulting Cooper Portfolio Trigger Period, a “PIP Trigger”).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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JAMAICA CENTER

CARVER
K&G FASHION
K&G FASHION
MULTIPLEX CINEMAS
MULTIPLEX CINEMAS

OLD NAVY

NYPD FORENSICS LAB
QUEENS FAMILY COURT
KING MANOR MUSEUM AND PARK
SOCIAL SECURITY ADMINISTRATION
SUBWAY E J Z
Jamaica Center Parsons | Archer
New York City Subway
Bus
Jamaica Center
LONG ISLAND RAILROAD
Archer Avenue
160th Street

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

JAMAICA CENTER

CARTIFACT
Jamaica Center
15902 Jamaica Avenue
Jamaica, NY 11432
Queens
Jamaica
LA GUARDIA INTERNATIONAL AIRPORT
JOHN F KENNEDY INTERNATIONAL AIRPORT
GRAND CENTRAL PKWY
WHITESTONE EXPY
HORACE HARDING EXPY
LONG ISLAND EXPY
CLEARVIEW EXPY
JACKIE ROBINSON PKWY
VAN WYCK EXPY
BELT PKWY
NASSAU EXPY
20TH AVE
WILLETS POINT BLVD
BAYSIDE AVE
NORTHERN BLVD
ASTORIA BLVD
31ST AVE
37TH AVE
ROOSEVELT AVE
QUEENS BLVD
JAMAICA AVE
HILLSIDE AVE
LIBERTY AVE
SOUTH RD
ATLANTIC AVE
ROCKAWAY BLVD
N CONDUIT AVE
LINDEN BLVD
MERRICK BLVD
SUTPHIN BLVD
UNION TPKE
HEMPSTEAD AVE
HOLLIS AVE
SPRINGFIELD BLVD
FARMERS BLVD
WOODHAVEN BLVD
CROSS BAY BLVD
METROPOLITAN AVE
MYRTLE AVE
ELIOT AVE
BELL BLVD
MAIN ST
UTOPIA PKWY
KISSENA BLVD
PARSONS BLVD
COLLEGE POINT BLVD
QUEENSBORO HILL
FLUSHING
AUBURNDALE
CORONA
JACKSON HEIGHTS
UTOPIA
POMONOK
FRESH MEADOWS
DOUGLASTOWN-LITTLE NECK
MIDDLE VILLAGE
FOREST HILLS
GLENDALE
WOODHAVEN-RICHMOND HILL
SAINTALBANS
QUEENS VILLAGE
SPRINGFIELD GARDENS
LAURELTON
EAST BROOKLYN
ROSEDALE
Flushing Bay
Jamaica Bay
Shea Stadium
Flushing Meadows - Corona Park
Meadow Lake
Kissena Park
Kissena Park Golf Course
Flushing Cemetery
Cunningham Park
Alley Park
Crocheron Park
Clearview Golf Course
The Bay Terrace at Bayside
Saint Marys Hospital
Parsons Hospital
Elmhurst Hospital
Queens Center
Rego Park Center
Fresh Meadow Shopping Center
Baison Stadium
St Johns University
Queens Hospital
Saint Johns Cemetery
Forest Park
Forest Park Golf Course
King Park
Liberty Park
Metro Mall
Highland Park
Baisley Pond Park
St Albans Primary and Extended Care Center
Aqueduct Race Track Nyra
Gateway Center
Spring Creek Park
Brookville Park
Five Towns Shopping Center
Gateway National Recreation Area

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

JAMAICA CENTER

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	Jamaica, New York	Cut-off Date Principal Balance	$81,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF	$375.34
Size (SF)	215,806	Percentage of Initial Pool Balance	5.8%
Total Occupancy as of 8/31/2012	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/31/2012	100.0%	Type of Security	Leasehold
Year Built / Latest Renovation	2002 / NAP	Mortgage Rate	4.2700%
Appraised Value	$125,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360

Underwritten Revenues	$10,650,775	Escrows
Underwritten Expenses	$2,686,060	Upfront	Monthly
Underwritten Net Operating Income (NOI)	$7,964,715	Taxes	$83,000	$20,090
Underwritten Net Cash Flow (NCF)	$7,725,731	Insurance	$12,750	$20,700
Cut-off Date LTV Ratio	64.5%	Replacement Reserves(1)	$0	$5,395
Maturity Date LTV Ratio	51.8%	TI/LC(2)	$200,000	$11,200
DSCR Based on Underwritten NOI / NCF	1.66x / 1.61x	Ground Rent Reserve	$0	$12,500
Debt Yield Based on Underwritten NOI / NCF	9.8% / 9.5%	Other(3)	$11,250	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$81,000,000	100.0%	Loan Payoff	$56,666,530	70.0%
			Principal Equity Distribution	15,429,607	19.0
			City of NY Equity Distribution	5,143,202	6.3
			Fee Purchase Option Distribution	2,000,000	2.5
			Closing Costs	1,453,661	1.8
			Reserves	307,000	0.4
Total Sources	$81,000,000	100.0%	Total Uses	$81,000,000	100.0%

(1)	The replacement reserve is subject to a $130,000 cap.
(2)
At origination, the TI/LC Reserve consisted of $200,000 of outstanding TI/LC landlord obligations.  Monthly TI/LC collections commence on December 6, 2013 and each due date thereafter, subject to a $400,000 cap.

(3)	Other escrows include a deferred maintenance reserve of $11,250.

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The Mortgage Loan.  The mortgage loan (the “Jamaica Center Loan”) is evidenced by a note in the original principal amount of $81,000,000 and is secured by a first mortgage encumbering a retail and office building located in Queens, New York (the “Jamaica Center Property”).  The Jamaica Center Loan was originated by Jefferies LoanCore LLC on October 31, 2012 and represents approximately 5.8% of the Initial Pool Balance.  The note evidencing the Jamaica Center Loan had an outstanding principal balance as of the Cut-off Date of $81,000,000 and has an interest rate of 4.2700% per annum.  Proceeds of the Jamaica Center Loan were used to refinance existing debt on the Jamaica Center Property.

The Jamaica Center Loan has an initial term of 120 months and has a remaining term of 120 months.  The Jamaica Center Loan requires monthly payments of interest and principal based on a 30-year amortization schedule.  The scheduled maturity date is the due date in November 2022.  Voluntary prepayment of the Jamaica Center Loan is prohibited prior to August 6, 2022.  Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

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The Mortgaged Property. The Jamaica Center Property is a three-story, 215,806 SF urban retail and office building that includes an additional 155,703 SF, two-level, below grade parking garage that contains 375 stalls.  The Jamaica Center Property is comprised of 178,295 SF of retail space (82.6% of the NRA) and 37,511 SF of office space (17.4% of the NRA). The Jamaica Center Property was built in 2002 is anchored by National Amusements (operating as a 15 screen movie theater) (38.5% of the NRA, exp. May 2022), Queens Educational Opportunity Center (17.4% of the NRA, exp. June 2022), Old Navy (13.8% of NRA, exp. May 2017), Bally Total Fitness (12.1% of NRA, exp. June 2017), K&G Fashion Superstore (7.0% of NRA, exp. May 2022) and Walgreens (6.0% of the NRA, exp. August 2017).  Cumulatively, the six largest tenants represent 94.8% of the NRA.  As of August 31, 2012, the Jamaica Center Property was 100.0% leased.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

JAMAICA CENTER

The Jamaica Center Property currently benefits from a real estate tax exemption.  The Jamaica Center Property is exempt from real estate taxes on the improvements at the Jamaica Center Property for a period of 16 years from the completion of the Jamaica Center Property (until June 2016). For each subsequent year, the exemption declines by 10% per annum until the exemption is eliminated (full taxes will be payable beginning July 2025).

The mortgage encumbers a leasehold interest in the Jamaica Center Property, which is subject to a ground lease between The City of New York, as ground lessor, and Mattone Group Jamaica Co., LLC, as ground lessee.  Required ground lease payments are for base rent of $150,000 per annum (which payments are only required to be made after payment of operating expenses and debt service payments under the Jamaica Center Loan). Payments are permitted to accrue, on a 3% per annum basis, to the extent sufficient net cash flow is not available to pay the base rent due under the ground lease.  In addition the ground lessor is entitled to payments of 20% of any excess net cash flow (i.e. after payment of operating expenses, debt service payments under the Jamaica Center Loan, and base rent under the ground lease).  The ground lessor also has the right to participate in capital proceeds from a sale or refinancing, with net proceeds from such sale or refinancing being split the between borrower and the ground lessor 50-50, on a pari-passu basis.

The borrower has the right at any time to purchase the fee estate in the Jamaica Center Property for a purchase price equal to the greater of (i) the amount that would produce a 5% IRR (through the date of purchase) on the ground lessor’s initial equity investment of $11 million (inclusive of all historical payments made to the ground lessor) or (ii) the capitalized value of the ground rent, as determined by appraisal, for the 18 months prior to the purchase date and projected payments for the following 18 months; subject to a cap of the amount which would produce a 6.5% IRR (based on the same terms as (i)).  The ground lessor’s IRR will be calculated based upon all payments received by the ground lessor under the lease other than tax exemption payments (i.e., the base rent, excess cash flow rent and net capital proceeds).

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Jamaica Center Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF/Screen(2)	Occupancy Cost	Renewal / Extension Options
Anchors
National Amusements	NR / NR / B+	83,000	38.5%	Yes	$2,661,810	$32.07	5/31/2022	$536,523	33.1%	5, 5-year options
QEOC	AA / Aa2 / AA	37,511	17.4	Yes	$1,800,528	$48.00	11/30/2022	NA	NA	NA
Old Navy	BBB- / Baa3 / BB+	29,885	13.8	Yes	$1,048,665	$35.09	5/31/2017	$274	12.8%	2, 5-year options
Bally Total Fitness	NR / NR / NR	26,055	12.1	Yes	$787,643	$30.23	6/30/2017	NA	NA	3, 5-year options
Total Anchors		176,451	81.8%

Jr. Anchors
K&G Fashion Superstore(3)	NR / NR / NR	15,115	7.0%	Yes	$604,600	$40.00	5/31/2022	NA	NA	2, 5-year options
Walgreens(4)	NR / Baa1 / BBB	13,000	6.0	Yes	$911,300	$70.10	8/31/2017	$580	12.1%	NA
Total Jr. Anchors		28,115	13.0%

Occupied In-line		11,240	5.2%		$570,107	$50.72
Vacant Spaces		0	0.0%		$0	$0.00
Total Owned SF		215,806	100.0%
Total SF		215,806	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of trailing twelve months ended August 31, 2012. All other tenants do not report sales.
(3)
Tenant is required to report sales within 60 days of the end of each lease year.  Tenant sales were not available as the lease commenced in April 2012.  Tenant has a termination option at the end of the sixth lease year if sales do not exceed $5,500,000 for the fifth lease year.  Tenant may terminate its rent or reduce its rent to 75% of the minimum base rent if the landlord leases space to a another tenant that sells men’s suits, formalwear, sport coats and unfinished bottom slacks in more than 20% of its space.

(4)
Walgreen’s lease expiration date per the lease is July 2035.  Tenant has termination options after the 15th, 20th and 30th year of the lease with 12 months’ prior notice.  Lease expiration date shown assumes Walgreen’s exercises their termination option in August 2017.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

JAMAICA CENTER

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Jamaica Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(2)	Occupancy Cost	Renewal / Extension Options
National Amusements(3)	NR / NR / B+	83,000	38.5%	$2,661,810	31.7%	$32.07	5/31/2022	$536,523	33.1%	5, 5-year options
QEOC	AA / Aa2 / AA	37,511	17.4	1,800,528	21.5	48.00	11/30/2022	NA	NA	NA
Old Navy	BBB- / Baa3 / BB+	29,885	13.8	1,048,665	12.5	35.09	5/31/2017	$274	12.8%	2, 5-year options
Bally Total Fitness	NR / NR / NR	26,055	12.1	787,643	9.4	30.23	6/30/2017	NA	NA	3, 5-year options
K&G Fashion Superstore(4)	NR / NR / NR	15,115	7.0	604,600	7.2	40.00	5/31/2022	NA	NA	2, 5-year options
Walgreens(5)	NR / Baa1 / BBB	13,000	6.0	911,300	10.9	70.10	8/31/2017	$580	12.1%	NA
Carver Federal	NR / Aaa / NR	2,741	1.3	101,307	1.2	36.96	7/31/2018	NA	NA	2, 5-year options
Popeye’s	NR / NR / NR	2,600	1.2	144,222	1.7	55.47	6/30/2026	NA	NA	2, 5-year options
Golden Krust	NR / NR / NR	2,178	1.0	131,769	1.6	60.50	5/31/2017	NA	NA	3, 5-year options
Subway/Dunkin’ Donuts	NR / NR / B+	1,765	0.8	107,729	1.3	61.04	9/30/2017	NA	NA	2, 5-year options
Ten Largest Owned Tenants		213,850	99.1%	$8,299,573	99.0%	$38.81
Remaining Owned Tenants		1,956	0.9	85,080	1.0	43.50
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		215,806	100.0%	$8,384,653	100.0%	$38.85

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of trailing twelve months ended August 31, 2012. All other tenants do not report sales.
(3)	Tenant has five, five-year renewal options and an additional one, four-year renewal option.
(4)	K&G Fashion is required to report sales within 60 days of the end of each lease year. Tenant sales were not available as K&G Fashion’s lease commenced in April 2012.
(5)
Walgreen’s lease expiration date per the lease is July 2035.  Tenant has termination options after the 15th, 20th and 30th year of the lease with 12 months’ prior notice.  Lease expiration date shown assumes Walgreen’s exercises their termination option in August 2017.

  The following table presents certain information relating to the lease rollover schedule at the Jamaica Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017(2)	74,175	34.4	34.4%	3,034,006	36.2	40.90	6
2018	2,741	1.3	35.6%	101,307	1.2	36.96	1
2019	0	0.0	35.6%	0	0.0	0.00	0
2020	664	0.3	35.9%	38,180	0.5	57.50	1
2021	0	0.0	35.9%	0	0.0	0.00	0
2022	135,626	62.8	98.8%	5,066,938	60.4	37.36	3
2023 & Thereafter	2,600	1.2	100.0%	144,222	1.7	55.47	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	215,806	100.0%		$8,384,653	100.0%	$38.85	12

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)
Walgreen’s lease expiration date per the lease is July 2035.  Tenant has termination options after the 15th, 20th and 30th year of the lease with 12 months’ prior notice.  Lease expiration date shown assumes Walgreen’s exercises their termination option in August 2017.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

JAMAICA CENTER

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Jamaica Center Property:

Cash Flow Analysis(1)

	2009	2010	2011	TTM 6/30/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$7,761,913	$7,516,362	$7,498,296	$7,604,645	$8,384,653	$38.85
Overage Rent	0	0	0	0	0	0.00
Other Rental Revenue(3)	0	0	0	0	21,176	0.10
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$7,761,913	$7,516,362	$7,498,296	$7,604,645	$8,405,829	$38.95
Total Reimbursables	1,327,580	1,277,484	1,304,904	1,262,980	2,205,513	10.22
Other Income(4)	560,731	535,486	510,431	644,710	570,000	2.64
Vacancy & Credit Loss	0	0	0	0	(530,567)	(2.46)
Effective Gross Income	$9,650,223	$9,329,332	$9,313,632	$9,512,335	$10,650,775	$49.35

Total Operating Expenses	$2,050,495	$2,070,595	$2,188,108	$1,912,757	$2,686,060	$12.45

Net Operating Income	$7,599,728	$7,258,737	$7,125,523	$7,599,578	$7,964,715	$36.91
TI/LC	0	0	0	0	185,032	0.86
Capital Expenditures	0	0	0	0	53,952	0.25
Net Cash Flow	$7,599,728	$7,258,737	$7,125,523	$7,599,578	$7,725,731	$35.80

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 8/31/2012 rent roll with rent steps through 6/30/2013.
(3)	Underwritten Other Rental Revenue includes the present value of QEOC’s annual rent increases through the term of the lease (6/30/2022).
(4)	Other Income includes parking income and other miscellaneous income.

■	Appraisal. According to the appraisal, the Jamaica Center Property had an “as-is” appraised value of $125,500,000 as of an effective date of October 1, 2012.

■	Environmental Matters. According to the Phase I, dated September 27, 2012, there are no recommendations for further action at the Jamaica Center Property.

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Market Overview and Competition.  The Jamaica Center Property is an urban retail and office building in the Jamaica section of Queens, New York, occupying a full block between Jamaica Avenue and Archer Avenue.  The property is situated in the southeastern part of Queens, directly north of the John F. Kennedy International Airport, at the intersection of two major thoroughfares, Jamaica Avenue and 160th Street, which provide the Jamaica Center Property with exceptional visibility.  Major highway access includes the Van Wyck Expressway, Belt Parkway and the Grand Central Parkway, and public transportation is also available including several bus routes directly adjacent to the Jamaica Center Property and on-site subway station access (E, J and Z lines).  Additionally, the Long Island Railroad (Jamaica Station) is located less than one mile southeast of the Jamaica Center Property.  As of 2011, the population within a 5-mile radius of the Jamaica Center Property was 1,462,977 with an average household income of $72,128.

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The Borrower.  The borrower is Mattone Group Jamaica Co., LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Jamaica Center Loan.  The borrower of the Jamaica Center Loan is indirectly owned by The Mattone Group.  Michael X. Mattone and Carl F. Mattone are the principals of The Mattone Group and serve as the non-recourse carveout guarantors under the Jamaica Center Loan. There is a $10 million cap, in the aggregate, on recourse for voluntary bankruptcy, voluntary assignment for the benefit of creditors and collusive involuntary bankruptcy. There is also a $10 million cap on recourse for interference with the lender’s exercise of its rights and remedies which a court finds is frivolous or made in bad faith. The liability is uncapped for other actions. Founded in 1955 by Joseph Mattone, The Mattone Group is a Queens-based commercial and residential development, management and construction company.  The Mattone Group currently owns and manages 2,000,000 SF of property in New York City, Georgia and Florida.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

JAMAICA CENTER

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Escrows.  At origination, the borrowers funded an escrow reserve in the amount of $11,250 in respect of certain deferred maintenance.  In addition, at origination, the borrower funded an escrow reserve in the amount of $83,000 in respect of certain tax expenses and $12,750 in respect of certain insurance premiums.  On each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve month period. In addition, at origination, the borrower deposited $200,000 into a leasing reserve to cover certain existing unfunded obligations of the borrower in respect of certain tenant improvements and leasing commissions in connection with the State University of New York (Queens Educational Opportunity Center) lease.  On each due date after December 2013, the borrower is required to fund the leasing reserve to cover future unfunded obligations of the borrower in respect of tenant improvements and leasing commissions (other than with respect to the National Amusements, Inc. lease) in the monthly amount of $11,200, subject to a maximum total escrowed amount of $400,000 (exclusive of the initial deposit to the leasing reserve and any leasing termination payments deposited by the borrower into the leasing reserve).  During the continuance of a National Amusements Rollover Period, on each due date the borrower is required to fund a reserve in the monthly amount of $50,000 to cover future unfunded obligations of the borrower in respect of tenant improvements and leasing commissions with respect to the National Amusements lease.  In addition, on each due date, the borrower is required to fund a ground rent reserve in the monthly amount of $12,500 in order to accumulate with lender sufficient funds to pay the then next installment of annual rent due under the ground lease at least thirty days prior to the date such rent is due.  In addition, on each due date, the borrower is required to fund a capital expenditure reserve in the monthly amount of $5,395, subject to a maximum total escrowed amount of $130,000.

Furthermore, during the continuance of a Jamaica Center Cash Management Period, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and the funding of required monthly escrows be reserved and held as additional collateral for the Jamaica Center Loan.

A “National Amusements Rollover Period” will commence on the first due date following the date that is fifteen (15) months prior to the end of the term of the National Amusements, Inc. lease (unless the tenant thereunder has renewed the National Amusements, Inc. lease for a term of not less than five (5) years pursuant to the terms of the renewal option set forth in the National Amusements, Inc. lease) and end upon the earlier to occur of: (x) at such time as the aggregate deposits into the National Amusements reserve is equal to $750,000, or (y) upon the earlier to occur of (i) the date on which the tenant under the National Amusements, Inc. lease irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to lender) with respect to all or substantially all of the space demised under the National Amusements, Inc. lease, and in lender’s judgment, sufficient funds have been accumulated in the National Amusements reserve to pay for all anticipated tenant improvements and leasing commissions and any other anticipated expenses in connection with such renewal or extension of the National Amusements, Inc. lease, or (ii) the date on which all or substantially all of the space demised under the National Amusements, Inc. lease has been fully leased pursuant to a replacement lease or replacement leases entered into in accordance with the loan documents, and all tenant improvements and leasing commissions in connection with National Amusements, Inc. lease (and any other expenses in connection with the re-tenanting of such space) have been paid in full.

A “Jamaica Center Cash Management Period” will commence, if, (i) an event of default has occurred and is continuing under the Jamaica Center Loan, and end if such event of default has been cured and no other event of default has occurred and is continuing under the Jamaica Center Loan or (ii) as of the last day of any calendar quarter, the debt service coverage ratio is less than 1.10x, and end upon lender’s determination that the Jamaica Center Property has achieved a debt service coverage ratio of at least 1.10x for two (2) consecutive calendar quarters.

■
Lockbox and Cash Management.  The Jamaica Center Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account.  The loan documents also require that all rents and other amounts received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt.  All amounts

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

JAMAICA CENTER

in the lockbox account are swept to the borrower’s operating account on a daily basis unless a Jamaica Center Cash Management Period is continuing, in which event all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis.  During the continuance of a Jamaica Center Cash Management Period, all amounts in the cash management account will be used to pay debt service on the Jamaica Center Loan and to fund required reserves on the next due date.  During the continuance of a Jamaica Center Cash Management Period, all excess funds in the cash management account (after payment of debt service and required reserves) will be held by lender as cash collateral for the Jamaica Center Loan.  During the continuance of an event of default under the Jamaica Center Loan, the lender may apply any funds in the cash management account to amounts payable under the Jamaica Center Loan and/or toward the payment of expenses of the Jamaica Center Property, in such order of priority as the lender may determine.

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Property Management.  The Jamaica Center Property is currently managed by Mattone Group Management, LLC, an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the Jamaica Center Property may not be managed by any other party, other than a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may require the borrower to replace the property manager if there is a default by the property manager under the management agreement for a period greater than thirty (30) days, or upon the gross negligence, malfeasance or willful misconduct of the property manager, or if the borrower fails to maintain a debt service coverage ratio of at least 1.00x as of the last day of any calendar quarter or if an event of default under the Jamaica Center Loan continuing.

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Terrorism Insurance.  The borrower is required to obtain and maintain coverage in its property insurance policy (or by a separate policy) against loss or damage by terrorist acts in an amount equal to 100% of the full replacement cost of the Jamaica Center Property; provided that such coverage is available.  In the event that such coverage is not included as part of the “all risk” property policy, borrower is required, nevertheless be required to obtain coverage for terrorism (as standalone coverage) in an amount equal to 100% of the “Full Replacement Cost” of the Jamaica Center Property plus rental loss and/or business interruption coverage provided that such coverage is available.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

9201 SUNSET

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

9201 SUNSET

9201 Sunset
9201 Sunset Boulevard
West Hollywood, CA 90069
BOB HOPE AIRPORT
Burbank
West Hollywood
Beverly Hills
LOS ANGELES
Santa Monica
Culver City
VENTURA FWY
SANTA MONICA FWY
SAN DIEGO FWY
HOLLYWOOD FWY
Santa Monica Mountains
VAN NUYS
VALLEY GLEN
NORTH HOLLYWOOD
VALLEY VILLAGE
TOLUCA LAKE
SHERMAN OAKS
STUDIO CITY
HOLLYWOOD
MELROSE
MID-CITY
WESTSIDE
WESTWOOD
BRENTWOOD
CARTHAY
MIRACLE MILE
WEST LOS ANGELES
CHEVIOT HILLS
PALMS
MAR VISTA
VENICE
DEL REY
LADERA HEIGHTS
BALDWIN HILLS ESTATES
LEIMERT PARK
CRENSHAW
JEFFERSON PARK
WEST ADAMS
KOREATOWN
HARVARD HEIGHTS
LOS FELIZ
EAST HOLLYWOOD
WILSHIRE CENTER
MID WILSHIRE
LITTLE ETHIOPIA
FAIRFAX
SOUTH ROBERTSON
SUNSET PARK
OCEAN PARK
BEL AIR ESTATES
HOLMBY HILLS
UCLA
LACMA
SANTA MONICA MUNICIPAL AIRPORT
Universal Studios Theme Park
WARNER BROS STUDIOS
CBS STUDIOS
SONY PICTURES
FOX STUDIOS
PARAMOUNT STUDIOS
Cedars-Sinai Medical Center

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

9201 SUNSET

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	West Hollywood, California	Cut-off Date Principal Balance	$70,000,000
Property Type	Office	Cut-off Date Principal Balance per SF	$414.39
Size (SF)	168,923	Percentage of Initial Pool Balance	5.0%
Total Occupancy as of 6/30/2012	94.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/30/2012	94.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	1963 / 2003, 2005	Mortgage Rate	3.9500%
Appraised Value	$128,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	0
Underwritten Revenues	$10,549,836
Underwritten Expenses	$2,768,110	Escrows
Underwritten Net Operating Income (NOI)	$7,781,726	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,300,394	Taxes	$311,343	$44,478
Cut-off Date LTV Ratio	54.5%	Insurance	$8,747	$2,916
Maturity Date LTV Ratio	54.5%	Replacement Reserves	$0	$2,112
DSCR Based on Underwritten NOI / NCF	2.78x / 2.60x	TI/LC(1)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.1% / 10.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$70,000,000	100.0%	Loan Payoff	$50,276,290	71.8%
			Principal Equity Distribution	18,893,701	27.0
			Reserves	320,089	0.5
			Closing Costs	509,920	0.7
Total Sources	$70,000,000	100.0%	Total Uses	$70,000,000	100.0%

(1)
Commencing on the first due date to occur after (a) the occupancy rate for the property falls below 70% or (b) debt service coverage ratio falls below 1.50x, borrower is required to pay $25,000 monthly subject to a maximum amount of $600,000.

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Mortgage Loan.  The mortgage loan (the “9201 Sunset Loan”) is evidenced by a note in the original principal amount of $70,000,000 and is secured by a first mortgage encumbering a medical office building located in West Hollywood, California (the “9201 Sunset Property”).  The 9201 Sunset Loan was originated by Jefferies LoanCore LLC on October 31, 2012 and represents approximately 5.0% of the Initial Pool Balance.  The 9201 Sunset Loan had an outstanding principal balance as of the Cut-off Date of $70,000,000 and an interest rate of 3.9500% per annum.  The proceeds of the 9201 Sunset Loan were used to refinance existing debt on the 9201 Sunset Property.

The 9201 Sunset Loan has an initial term of 120 months and has a remaining term of 120 months.  The 9201 Sunset Loan requires payments of interest only based on a 3.9500% interest rate.  The scheduled maturity date is November 6, 2022.  Voluntary prepayment of the 9201 Sunset Loan is prohibited prior to August 6, 2022.  Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

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The Mortgaged Property. The 9201 Sunset Property is a 9-story, class A, 168,923 SF office building located in West Hollywood, California.  The 9201 Sunset Property was constructed in 1963 and was renovated in 2005.  As of June 30, 2012, the 9201 Sunset Property was leased to 61 tenants with a Total Occupancy of 94.1%.  The 9201 Sunset Property is located on a 1.87-acre site at the northeast corner of Sunset Boulevard and Sunset Hills Drive in the city of West Hollywood in the county of Los Angeles.   Parking at the property is provided by a 3-story attached garage with a parking ratio of 2.9 spaces per 1,000 SF of net rentable area.  The 9201 Sunset Property is located within a 3-mile radius of several major healthcare centers including Cedars-Sinai Hospital, Olympic Medical Center, and Kaiser Permanente Hospital.  The largest ten tenants at the 9201 Sunset Property represent 40.9% of the overall GLA and 39.9% of the base rent.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

9201 SUNSET

The following table presents certain information relating to the tenants at the 9201 Sunset Property:

Ten Largest Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
HH Sunset – Innovative Dining(1)	NR / NR / NR	13,258	7.8%	$463,560	5.8%	$34.96	9/30/2022	2, 5-year options
Oncotherapeutics	NR / NR / NR	9,815	5.8	410,301	5.1	41.80	6/30/2014	2, 5-year options
Gary Motykie	NR / NR / NR	7,746	4.6	402,298	5.0	51.94	2/28/2022	1, 5-year option
David L. Matlock M.D	NR / NR / NR	7,109	4.2	334,908	4.2	47.11	12/31/2016	NA
Hair Club for Men(2)	NR / NR / NR	7,062	4.2	331,081	4.1	46.88	11/30/2015	2, 5-year options
Anthony Mills, M.D.(3)	NR / NR / NR	6,441	3.8	319,369	4.0	49.58	4/30/2014	NA
Richard Ellenbogen, M.D.	NR / NR / NR	5,764	3.4	285,690	3.6	49.56	11/30/2016	NA
Back2 Health Physical Therapy(4)	NR / NR / NR	5,456	3.2	232,745	2.9	42.66	5/31/2018	2, 5-year options
Robert Smith Conrad J. Sack	NR / NR / NR	3,183	1.9	212,741	2.7	66.84	1/31/2018	NA
F. Isaac Hakim D.M.D.	NR / NR / NR	3,216	1.9	200,617	2.5	62.38	9/30/2015	2, 5-year options
Ten Largest Tenants		69,050	40.9%	$3,193,310	39.9%	$46.25
Remaining Tenants		89,913	53.2	4,808,733	60.1	52.06
Vacant		9,960	5.9	0	0.0	0.00
Total / Wtd. Avg. All Tenants		168,923	100.0%	$8,002,043	100.0%	$50.34

(1)
Tenant rent increases to $550,164 ($41.49 psf) on the date which is six months after the Chinese restaurant commencement date.  The tenant is a restaurant paying NNN rent, unlike the office tenants and the tenant also pays percentage rent.

(2)	Termination option at any time after the seventh anniversary of the lease commencement date.
(3)	Lease may be terminated if Anthony Mills becomes permanently disabled and is unable to continue his practice or dies.
(4)	Termination option exists if Vladislav Shut is permanently disabled, unable to practice or dies.

The following table presents certain information relating to the lease rollover schedule at the 9201 Sunset Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of GLA	Cumulative % of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	2,780	1.6%	1.6%	$111,017	1.4%	$39.93	1
2012	1,890	1.1	2.8%	65,956	0.8	34.90	1
2013	4,232	2.5	5.3%	218,290	2.7	51.58	4
2014	26,370	15.6	20.9%	1,231,395	15.4	46.70	7
2015	27,780	16.4	37.3%	1,470,316	18.4	52.93	13
2016	35,755	21.2	58.5%	1,689,666	21.1	47.26	11
2017	9,353	5.5	64.0%	506,284	6.3	54.13	5
2018	10,597	6.3	70.3%	567,447	7.1	53.55	4
2019	2,532	1.5	71.8%	208,236	2.6	82.24	2
2020	4,530	2.7	74.5%	298,918	3.7	65.99	3
2021	6,979	4.1	78.6%	447,441	5.6	64.11	4
2022	26,165	15.5	94.1%	1,187,078	14.8	45.37	6
2023 & Thereafter	0	0.0	94.1%	0	0.0	0.00	0
Vacant	9,960	5.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	168,923	100.0%		$8,002,043	100.0%	$50.34	61

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to recent leasing activity at the 9201 Sunset Property:

Recent Leasing Activity(1)(2)

Tenant Name	SF	Lease Begin	Lease Term (mos.)	Total Rent ($ per SF)	Tenant Improvements ($ per SF)
HH Sunset – Innovative Dining	13,258	October 2012	120	$34.96	$0.00
Virginia Van Osdel D.D.S.	1,415	November 2012	122	$66.12	$10.00
Implicitcare, LLC	833	September 2012	36	$63.65	$0.00
Gary London	492	December 2012	36	$63.00	$0.00

(1)    As provided by the borrower.
(2)    Certain lease comparables shown in the above table may be renewals.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

9201 SUNSET

The following table presents certain information relating to historical leasing at the 9201 Sunset Property:

Historical Leased %(1)(2)
	2009	2010	2011
Owned Space	94.4%	93.7%	93.5%

(1)	Source: Provided by the borrower.
(2)	Reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 9201 Sunset Property:

Cash Flow Analysis(1)
	2010	2011	TTM 6/1/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$6,404,621	$6,945,613	$7,064,603	$8,002,043	$47.37
Mark-to-Market Rent Reduction	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	501,377	2.97
Total Rent	$6,404,621	$6,945,613	$7,064,603	$8,503,420	$50.34
Total Reimbursables	197,002	160,560	141,975	258,329	1.53
Other Income(3)	2,558,533	2,454,687	2,365,985	2,445,219	14.48
Less Vacancy & Credit Loss	0	0	0	657,131	3.89
Effective Gross Income	$9,160,156	$9,560,860	$9,572,563	$10,549,836	$62.45

Total Operating Expenses	$2,595,295	$2,606,129	$2,587,756	$2,768,110	$16.39
Net Operating Income	$6,564,861	$6,954,731	$6,984,807	$7,781,726	$46.07
TI/LC	0	0	0	430,655	2.55
Capital Expenditures	0	0	0	50,677	0.30
Net Cash Flow	$6,564,861	$6,954,731	$6,984,807	$7,300,394	$43.22

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flows based on the rent roll as of 06/30/2012 with rent steps through 04/30/2013.
(3)	Other income includes parking, signage and other miscellaneous income.

■	Appraisal. According to the appraisal, the 9201 Sunset Property had an “as-is” appraised value of $128,500,000 as of an effective date of October 8, 2012.

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Environmental Matters.  According to the Phase I environmental report, dated October 2, 2012 there are no recommendations for further action at the 9201 Sunset Property.  An O&M Program for Asbestos-Containing Materials has been in-place since December 1, 2006.

■	Seismic Matters. According to seismic reports dated October 22, 2012 the probable maximum loss was concluded to be 14%.

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Market Overview and Competition. The 9201 Sunset Property is located in West Hollywood. The West Hollywood submarket accounts for 4.6% of the total rentable area in the West Los Angeles market.  The West Hollywood submarket has an overall vacancy rate of 9.7%, lower than the overall market.  As stated in the appraisal, the 9201 Sunset Property’s direct competitive set includes 11 buildings within a 2-mile radius of the property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

9201 SUNSET

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 9201 Sunset Property:

Office Lease Comparables(1)(2)
	La Cienega Center	Wilshire Beverly Hills Medical Center	8901-8929 Wilshire	Rox-San Medical Plaza	The Roxbury
Year Built	2001	1983	1953	1963	1970
Total NRA	84,000	49,224	48,457	56,872	101,653
Total Occupancy	95%	88%	66%	90%	88%
Quoted Rent Rate PSF	$5.25	$4.35-$4.70	$4.50-$5.00	$5.50	$5.15-5.50
Expense Basis	Modified Gross	Base Year	Base Year	Base Year	Base Year

(1)	Source: Appraisal.
(2)	Certain lease comparables shown in the above table may be renewals.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the 9201 Sunset Property:

Office Sales Comparables(1)
Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF(2)	Occupancy
Westwood Plaza	Westwood	June 2012	1972	143,377	$72,000,000	$502.17	99%
331 North Maple	Beverly Hills	March 2012	2000	82,576	$46,000,000	$557.06	100%
150 & 151 S. El Camino	Beverly Hills	December 2011	1955	127,141	$47,800,000	$588.32	52%
Santa Monica Physicians Center	Santa Monica	July 2011	1972	36,765	$18,360,000	$499.39	94%
Wilshire Beverly Hills Medical Center	Beverly Hills	May 2011	1982	49,224	$26,413,000	$536.59	81%

(1)	Source: Appraisal.
(2)	Transaction amount adjusted for cash equivalency and/or deferred maintenance (where applicable).

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The Borrower.  The borrower is Mani Brothers Sunset Medical Tower (DE), LLC, a Delaware limited liability, single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 9201 Sunset Loan.  The borrower of the 9201 Sunset Loan is indirectly owned by Daniel Mani and Simon Mani, who are also the non-recourse carve-out guarantors under the 9201 Sunset Loan.

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Escrows.  At origination, the borrower funded an escrow reserve in the amount of $311,343 in respect of certain tax expenses and $8,747 in respect of certain insurance premiums.  On each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve month period.  In addition, on each due date the borrower is required to fund $2,112, into a capital expenditure reserve account.  At any time that the occupancy of the property is less than 70% of the net rentable area or (b) the debt service coverage ratio of the property is less than 1.50x, the borrower is required to fund the amount of $25,000 monthly until the occupancy rate equals or exceeds 70% and the debt service coverage ratio equals or exceeds 1.50x, subject to a cap of $600,000.  All lease termination payments, and security deposits which are to be applied to lease termination payments, shall be transferred into a rollover reserve subaccount.  During the continuance of a 9201 Sunset Cash Management Period, a portion of rents that have been deposited into the clearing account during the immediately preceding month in an amount equal to the monthly amount set forth in the approved operating budget for the following month as being necessary for payment of approved operating expenses at the property for such month, is required to be transferred into a subaccount for the payment of approved operating expenses.  In addition, the borrower is required to establish a reserve account for the deposit of any casualty or condemnation loss proceeds.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

9201 SUNSET

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Lockbox and Cash Management.  The 9201 Sunset Loan requires a soft lockbox, which is already in place.  The loan documents require the borrower or property manager to deposit all rents to a lender-controlled lockbox account.  All funds will be swept to the borrower’s operating account periodically.  During a 9201 Sunset Cash Management Period, (a) the loan documents require the borrower to direct the tenants to pay their rents directly to the clearing account, (b) amounts in any clearing account are required to be swept to the lender-controlled cash management account on a daily basis, and (c) all available cash to be paid to lender, which amounts will be transferred by lender into a cash collateral account.  During the continuance of 9201 Sunset Cash Management Period, amounts in excess of the remaining debt service, required reserves and operating expenses will be required to be held in a cash collateral account as security for the 9201 Sunset Loan.  At any time after the second quarterly calculation date following the commencement of a 9201 Sunset Cash Management Period resulting from a debt service coverage ratio that is less than 1.10x (whether or not an event of default is then continuing), the lender, in its sole and absolute discretion, may either (i) apply amounts on deposit in the cash collateral subaccount to a prepayment of the 9201 Sunset Loan or (ii) apply amounts on deposit in the cash collateral subaccount to the 9201 Sunset Loan, in such order as the lender may elect in its discretion, including to make a prepayment of principal, and provided that no event of default is continuing, together with the yield maintenance premium.

A “9201 Sunset Cash Management Period” will commence upon (i) a default (beyond any applicable notice and cure period) or event of default has occurred and is continuing, (ii) the maturity date of November 6, 2022, or (iii) as of any quarter and the debt service coverage ratio is less than 1.10x (based on the outstanding principal amount of the 9201 Sunset Loan).

■
Property Management.  The 9201 Sunset Property is currently managed by Mani Brothers, LLC, d/b/a Mani Brothers Real Estate Group, pursuant to a management agreement.  Under the loan documents, the 9201 Sunset Property may not be managed by any other party, except for a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may require the borrower to replace the property manager if (i) the debt service coverage ratio is less than 1.10x, (ii) an event of default is continuing under the loan documents, (iii) there is a default by the property manager under the management agreement, or (iv) there is gross negligence, malfeasance or willful misconduct on the part of the property manager.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Tenant in Common Transfers.  The borrower is permitted to transfer up to 49% of its interest in the property to tenants-in-common, provided that there are never more than three (3) tenants-in-common owning the property.  Transfer of a tenancy in common interest is subject to the satisfaction of certain conditions, including the following: (a) no event of default may be continuing; (b)  the transferee is satisfactory to lender; (c) the transferee is a newly-formed SPE; (d) the equity owners of the transferee shall execute a guaranty of recourse obligations in favor of the lender; (f) the transferee shall assume all of the borrowers’ liabilities and obligations under the loan documents (which include tenancy in common representations, warranties and covenants, including waiver of partition rights); (g) the transferee enters into the applicable tenant-in-common agreement and assumes  the borrower’s obligations under the property management agreement; (h) the transferee delivers to the lender opinions of counsel including a substantive non-consolidation opinion; (i) Rating Agency Confirmation and a related REMIC opinion.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

9201 SUNSET

■
Terrorism Insurance. The borrower is required to obtain and maintain coverage in its property insurance policy (or by a separate policy) against loss or damage by terrorist acts in an amount equal to 100% of the full replacement cost of the 9201 Sunset Property; provided that such coverage is available.  In the event that such coverage is not included as part of the “all risk” property policy, borrower will nevertheless be required to obtain coverage for terrorism (as standalone coverage) in an amount equal to 100% of the “Full Replacement Cost” of the 9201 Sunset Property plus rental loss and/or business interruption coverage provided that such coverage is available.  The terror insurance premium is subject to a cap equal to 150% of the aggregate insurance premiums payable respect to the last policy year in which coverage for terrorism was included as part of the “all risk” property policy.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

■	Earthquake Insurance. Not required.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GANSEVOORT PARK AVENUE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GANSEVOORT PARK AVENUE

MAP © 2012 CARTIFACT, INC. LOS ANGELES, CA
Gansevoort Park Avenue
420 Park Avenue South
New York, NY 10016
MIDTOWN SOUTH
LITTLE KOREA
KIPS BAY
FLOWER MARKET
FLATIRON DISTRICT
MANHATTAN
MADISON SQUARE PARK
GRAMERCY PARK
UNION SQUARE
STUYVESANT SQUARE
HERALD SQUARE
EMPIRE STATE BUILDING
SIXTH AVENUE (AVENUE OF THE AMERICAS)
FIFTH AVENUE
MADISON AVENUE
PARK AVE. SOUTH
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SECOND AVENUE
BROADWAY
W 34TH STREET
E 34TH STREET
W 23RD STREET
E 23RD STREET
W 14TH STREET
E 14TH STREET
UNION SQUARE NORTH
UNION SQUARE WEST
UNION SQUARE EAST
GRAMERCY PARK NORTH
GRAMERCY PARK SOUTH
IRVING PLACE
RUTHERFORD PLACE
PERLMAN PLACE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GANSEVOORT PARK AVENUE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(1)		$65,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(2)		$562,249.00
Size (Rooms)	249	Percentage of Initial Pool Balance		4.7%
Total TTM Occupancy as of 8/31/2012	84.0%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 8/31/2012	84.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2010 / NAP	Mortgage Rate		5.0200%
Appraised Value	$278,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
Underwritten Revenues	$43,419,651
Underwritten Expenses	$25,920,845
Underwritten Net Operating Income (NOI)	$17,498,806	Escrows
Underwritten Net Cash Flow (NCF)	$15,979,840		Upfront	Monthly
Cut-off Date LTV Ratio(2)	50.4%	Taxes	$572,300	$100,775
Maturity Date LTV Ratio(2)	39.9%	Insurance	$35,444	$38,101
DSCR Based on Underwritten NOI / NCF(2)	1.94x / 1.77x	FF&E(3)	$0	$73,134
Debt Yield Based on Underwritten NOI / NCF(2)	12.5% / 11.4%	Other(4)	$0	$250,000

Sources and Uses(2)
Sources	$	%	Uses	$	%
Loan Amount	$140,000,000	87.4%	Loan Payoff	$158,319,800	98.9%
Subordinate Debt	20,000,000	12.5	Closing Costs	850,626	0.5
Other Sources	100,000	0.1	Reserves	607,744	0.4
			Principal Equity Distribution	310,181	0.2
			Other Uses	11,650	0.0
Total Sources	$160,100,000	100.0%	Total Uses	$160,100,000	100.0%

(1)
The Cut-off Date Principal Balance of $65.0 million represents the note A-2 of a $140.0 million whole loan evidenced by two pari passu notes.  The companion loan is the note A-1 in the original principal amount of $75.0 million that is held outside the Issuing Entity and was securitized in the CGCMT 2012-GC8 transaction.

(2)	Calculated based on the entire Gansevoort Park Avenue Whole Loan.
(3)	For time period July 2012 – June 2013. See “—Escrows” below.
(4)	Other reserve is a seasonality reserve which is required to be funded during the months of October, November, and December.

■
The Mortgage Loan. The mortgage loan (the “Gansevoort Park Avenue Loan”) is part of a whole loan structure (the “Gansevoort Park Avenue Whole Loan”) comprised of two pari passu notes that are together secured by a first mortgage encumbering a 249-room full service hotel located in New York, New York (the “Gansevoort Park Avenue Property”).  The Gansevoort Park Avenue Loan (evidenced by note A-2), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $65,000,000 and represents approximately 4.7% of the Initial Pool Balance and the related companion loan (the “Gansevoort Park Avenue Companion Loan”) (evidenced by note A-1), which was contributed to the CGCMT 2012-GC8 securitization transaction, has an outstanding principal balance as of the Cut-off Date of $75,000,000. The Gansevoort Park Avenue Whole Loan was originated on June 1, 2012 by Citigroup Global Markets Realty Corp.  The Gansevoort Park Avenue Whole Loan had an original principal balance of $140,000,000 and each note has an interest rate of 5.0200% per annum.  The proceeds of the Gansevoort Park Avenue Whole Loan were used to refinance existing debt secured by a lien on the Gansevoort Park Avenue Property. The Gansevoort Park Avenue Whole Loan will be serviced under the 2012-GC8 pooling and servicing agreement. See “Description of the Mortgage Pool – Non-Serviced Whole Loans” for more information regarding the co-lender agreement that governs the relative rights of the holders of the Gansevoort Park Avenue Loan and the Gansevoort Park Avenue Companion Loan, and see “The Pooling and Servicing Agreement – Servicing of the Non-Serviced Loans” in the Free Writing Prospectus.

The Gansevoort Park Avenue Whole Loan had an initial term of 120 months, has a remaining term of 115 months as of the Cut-off Date and requires interest only payments for the first 24 payments following origination and thereafter will require payments of interest and principal based on a 30-year amortization schedule.  The Gansevoort Park Avenue Whole Loan matures on June 6, 2022.  Voluntary prepayment of the Gansevoort Park Avenue Whole Loan is prohibited prior to March 6, 2022.  Defeasance of the Gansevoort Park Avenue Whole Loan (which will be applied pro rata to note A-1 and note A-2) with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America or other obligations which are “government securities” permitted under the loan documents, is permitted at any time on or after one day after the second anniversary of the Closing Date.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GANSEVOORT PARK AVENUE

■
The Mortgaged Property. The Gansevoort Park Avenue Property is a 249-room, full service luxury boutique hotel located in New York, New York that was constructed in 2010.  The Gansevoort Park Avenue Property features a restaurant and bar (currently Ristorante Asellina), a champagne bar (currently Winston’s), and a tri-level, 20,000-square foot rooftop bar which includes a swimming pool (currently Gansevoort Park Rooftop).  Additional amenities at the Gansevoort Park Avenue Property include 24-hour in-room dining, guestroom private bar, meeting space, a salon (currently Cutler), a spa with sauna, fitness center, a yoga studio (currently Exhale Spa), a retail outlet (currently Lacoste), a 24-hour business center, concierge service, valet parking, and laundry/dry cleaning service.  The weighted average hotel room size at the hotel is 459 square feet.

The following table presents certain information relating to the room mix at The Gansevoort Park Avenue Property:

Room Type	Number of Rooms	Average Room Size (SF)	Room Features
Superior	76	350	King or queen bed, living area, oversized bathroom
Deluxe King / Double	97	370	One king or two queen beds, living area, sleeper sofa in most rooms, oversized bathroom
Grand Deluxe	40	450	King bed, living area with sleeper sofa, oversized five-fixture bathroom, Juliet balcony
Gansevoort Loft Suites	9	700(1)	Private bedroom with queen or king bed, separate living area with sleeper sofa, five-fixture marble and tile bathroom with deep soaking tub
Gansevoort Suites	13	900(1)	Private bedroom with king size bed and en-suite five-fixture glass tile bathroom with deep soaking tub, separate living area with sleeper sofa, Juliet balcony, guest bathroom, dining area
Park Avenue Suites	13	775
Corner suite,  private bedroom with king size bed and en-suite five-fixture glass tile bathroom with deep soaking tub, wraparound Juliet balcony, separate living area with sleeper sofa,  guest half bathroom

Presidential Suite	1	2,000
Fireplace,  terrace with city views, AV system designed by Infinite Audio Systems, dining area and living area with floor-to-ceiling windows, private bedroom with six-fixture  bathroom including steam shower and freestanding soaking whirlpool tub

Total / Wtd. Avg.	249	459

  Source: Appraisal
(1)	Represents minimum square footage, not average square footage.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GANSEVOORT PARK AVENUE

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Gansevoort Park Avenue Property:

Cash Flow Analysis
	2011	TTM 8/31/2012	Underwritten	Underwritten $ per Room
Room Revenue	$26,122,286	$28,068,363	$29,391,365	$118,038
Food & Beverage Revenue	7,295,006	7,032,909	7,819,413	31,403
Other Revenue	6,111,843	6,647,287	6,208,873	24,935
Total Revenue	$39,529,135	41,748,559	$43,419,651	$174,376

Room Expense	$6,966,044	$7,687,592	$7,506,822	$30,148
Food & Beverage Expense	5,467,944	5,218,158	5,433,164	21,820
Other Expense	2,706,343	3,009,321	2,655,182	10,663
Total Departmental Expense	$15,140,331	$15,915,071	$15,595,168	$62,631
Total Undistributed Expense	7,931,861	8,403,182	8,594,250	34,515
Total Fixed Charges	2,017,339	2,444,084	1,731,427	6,954
Total Operating Expenses	$25,089,531	$26,762,337	$25,920,845	$104,100

Net Operating Income	$14,439,604	$14,986,222	$17,498,806	$70,276
FF&E	776,973	885,965	1,518,966	6,100
Net Cash Flow	$13,662,631	$14,100,257	$15,979,840	$64,176

■
Appraisal.  According to the appraisal, the Gansevoort Park Avenue Property had an “as-is” appraised value of $278,000,000 as of an effective date of May 4, 2012 and is expected to have an “as stabilized” appraised value of $304,000,000 as of an effective date of May 1, 2015.

■
Environmental Matters.  According to the Phase I environmental report, dated June 5, 2012, other than developing an operations and maintenance program plan to address any potential asbestos present at the Gansevoort Park Avenue Property, there are no recommendations for further action at the Gansevoort Park Avenue Property.

■
Market Overview and Competition.  The Gansevoort Park Avenue Property represents a luxury, boutique lodging facility located in the Midtown South Central area of Manhattan and features a corner location at the intersection of Park Avenue South and East 29th Street.  The hotel’s main entrance is located along East 29th Street, a one-way thoroughfare carrying westbound traffic. The entrance to the hotel’s signature restaurant, Ristorante Asellina, is located on Park Avenue South.

Commercial and residential uses are predominant in this neighborhood, which features a variety of office buildings, condominium and rental apartment towers, hotels, and restaurants. Several hotels are located in the vicinity of the Gansevoort Park Avenue Property.  Notable buildings within the broader area include the Flatiron Building and the Metropolitan Life Insurance Company building.  In addition, the Gansevoort Park Avenue Property is located within close proximity of Gramercy Park, Madison Square Park, and Union Square.  The Gansevoort Park Avenue Property is also proximate to a number of other lodging demand generators located in the area, such as the Empire State Building, the Morgan Library, and the New York Public Library.

According to the appraisal, New York City accommodated roughly 50.2 million visitors in 2011.  Of the overall visitation figure, roughly 10.1 million visitors were from international markets, maintaining New York’s rank as a key U.S. destination for overseas travelers.  Further, according to the appraisal, New York maintained its status as the number one destination for tourism spending in the U.S., with approximately $32 billion spent by tourists during 2011.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GANSEVOORT PARK AVENUE

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Gansevoort Park Avenue Property and its competitive set, as provided in a market report for the Gansevoort Park Avenue Property:

	Gansevoort Park Avenue		Competitive Set		Penetration
	TTM 8/31/2011(1)	TTM 8/31/2012(1)	TTM 8/31/2011(1)	TTM 8/31/2012(1)	TTM 8/31/2011(1)	TTM 8/31/2012(1)
Occupancy	75.8%	83.3%	81.1%	81.4%	93.5%	102.4%
ADR	$345.12	$368.33	$353.81	$353.38	97.5%	104.2%
RevPAR	$261.69	$306.94	$287.08	$287.65	91.2%	106.7%

(1)	As per market reports.

The following table presents certain information relating to the demand analysis based on market segmentation respect to the Gansevoort Park Avenue Property and its competitive set, as provided in the appraisal for the Gansevoort Park Avenue Property:

Gansevoort Park Avenue Competitive Set
Property	Number of Rooms	Year Built	Meeting and Group Segmentation	Leisure Segmentation	Commercial Segmentation
Gansevoort Park Avenue	249	2010	10%	35%	55%
W Union Square	270	2000	20%	25%	55%
Bryant Park Hotel	128	2001	10%	30%	60%
Gramercy Park Hotel	185	1924	10%	45%	45%
Royalton Hotel	168	1988	10%	30%	60%
Ace Hotel	273	2009	10%	45%	45%
Kimpton Hotel Eventi	292	2010	25%	25%	50%
Andaz Fifth Avenue	184	2010	15%	35%	50%

Source: Appraisal.

■
The Borrower.  The borrower is TGA II, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Gansevoort Park Avenue Whole Loan.  The non-recourse carve-out guarantors are William Achenbaum and Saul Tawil.

Saul Tawil is CEO of Ventura Enterprise Co, Inc., a full service manufacturer of women’s woven apparel.  He is also a principal and co-founder of Centurion Realty.  Centurion Realty is a family owned real estate management and development firm with financial interest in the ownership, management, acquisition, and development of income-producing real estate in the United States. Centurion Realty’s portfolio includes a wide array of properties, including retail centers, office buildings, and mixed-use projects.  Currently, Centurion Realty owns or operates over 50 properties totaling four million square feet.

William Achenbaum is Chairman of the Gansevoort Hotel Group. The Gansevoort Hotel Group is a global full-service hotel management company.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GANSEVOORT PARK AVENUE

■
Escrows.  At origination, the borrower funded an escrow reserve in the amount of $572,300 in respect of certain tax expenses and $35,444 in respect of certain insurance premiums.  On each monthly payment date, the borrower is required to fund: (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding 12-month period (unless a blanket or umbrella insurance policy is approved by lender and lender waives such insurance reserve requirements); and (ii) a reserve for furniture, fixtures and equipment in an amount equal to one-twelfth of 2% of the adjusted gross revenues for such 12-month period as set forth in the borrower’s approved annual budget prior to July 6, 2013 and in an amount equal to one-twelfth of 4% of the adjusted gross revenues for such 12-month period as set forth in each subsequent approved annual budget of the borrower.  On each due date occurring in the months of October, November, and December, the borrower is required to deposit into a seasonality reserve, an amount equal to $250,000, provided such deposit amount will be re-determined by the lender annually.

In addition, on each monthly payment date during the continuance of a Gansevoort Park Avenue Trigger Period, the borrower is required to deposit (or cause to be deposited) into the Gansevoort Cash Management Account from excess cash flow generated by the Gansevoort Park Avenue Property after payment of debt service and all required reserves described above, an amount equal to (x) the aggregate amount of approved operating expenses and approved extraordinary expenses for the subject month for disbursement to borrower for payment of operating expenses and extraordinary operating expenses associated with the Gansevoort Park Avenue Property and (y) all remaining excess cash flow generated by the Gansevoort Park Avenue Property to be held in an excess cash subaccount (the “Gansevoort Park Avenue Excess Cash Reserve”), as additional collateral for the Gansevoort Park Avenue Loan, provided, however, subject to certain terms and conditions more particularly described in the loan documents, excess cash flow retained by the lender will be made available to the borrower for reimbursement of the borrower’s expenses in connection with any new property improvement plan work required in connection with any new or replacement franchise agreement with a replacement franchisor.  Upon termination of a Gansevoort Park Avenue Trigger Period, lender will disburse amounts in the Gansevoort Park Avenue Excess Cash Reserve to borrower.

A “Gansevoort Park Avenue Trigger Period” means any period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio (as calculated under the loan documents) being less than 1.10x, (iii) the borrower or franchisor being under default of, terminating, or cancelling the new or replacement franchise agreement, if applicable (or there being a bankruptcy of the manager or franchisor, as applicable), and (iv) the new or replacement franchise agreement is not renewed on or before the date which is 12 months prior to the expiration of such franchise agreement; and (B) expiring upon (w) with regard to any Gansevoort Park Avenue Trigger Period commenced in connection with clause (i) above, the cure of such event of default, (x) with regard to any Gansevoort Park Avenue Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio (as calculated under the loan documents) is equal to or greater than 1.15x for two consecutive calendar quarters, (y) with regard to any Gansevoort Park Avenue Trigger Period commenced in connection with clause (iii) above, the conditions in (iii) above ceasing to exist or the borrower entering into a replacement franchise agreement in accordance with the applicable terms of the loan documents, among other things, and (z) with regard to any Gansevoort Park Avenue Trigger Period commenced in connection with clause (iv) above, the franchise agreement being extended or a replacement franchise agreement being entered into for a term expiring no earlier than three years after the maturity date of the Gansevoort Park Avenue Whole Loan, among other things.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GANSEVOORT PARK AVENUE

■
Lockbox and Cash Management.  The Gansevoort Park Avenue Whole Loan is structured with a hard lockbox.  The borrower is required to cause all gross revenues to be directly deposited into a clearing account under the sole dominion and control of the lender (the “Gansevoort Lockbox”).  The funds in the Gansevoort Lockbox are swept on a daily basis into an eligible cash management account controlled by the lender (the “Gansevoort Cash Management Account”) and disbursed on each monthly payment date to pay debt service and fund required reserves in accordance with the loan documents.  During the continuance of an event of default under the Gansevoort Park Avenue Loan, the lender may apply any funds in the Gansevoort Cash Management Account to amounts payable under the Gansevoort Park Avenue Loan and/or toward the payment of expenses of the Gansevoort Park Avenue Property, in such order of priority as the lender may determine.

■
Property Management.  The Gansevoort Park Avenue Property is currently managed by Gansevoort Park Management LLC, an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, Gansevoort Park Management LLC cannot be replaced by the borrower as manager, except with a management company meeting certain criteria specified in the loan documents or a manager approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may replace Gansevoort Park Management LLC as hotel manager if there is a material default by Gansevoort Park Management LLC under the hotel management agreement, if Gansevoort Park Management LLC files a bankruptcy petition or a similar event occurs, or during a Gansevoort Park Avenue Trigger Period.

In addition to the hotel management agreement with Gansevoort Park Management LLC, there are separate management agreements for Exhale Spa, Cutler, Ristorante Asellina, and Gansevoort Park Rooftop.  Exhale Enterprises XIV, Inc. manages Exhale Spa, Cutler Park Avenue, LLC manages Cutler, and One 29 Park, LLC manages the Ristorante Asellina and Gansevoort Park Rooftop.  Cutler Park Avenue, LLC and One 29 Park, LLC entered into conditional assignments and subordinations of their respective management agreements.

■
Mezzanine or Subordinate Indebtedness.  Redwood Commercial Mortgage Corporation provided a $20,000,000 mezzanine loan at the closing of the Gansevoort Park Avenue Whole Loan.  The mezzanine loan carries a 10-year term at a 10.5000% per annum interest rate.  The mezzanine loan is interest only throughout the term and is coterminous with the Gansevoort Park Avenue Whole Loan.  The intercreditor agreement executed between the holder of the Gansevoort Park Avenue Whole Loan and the holder of the mezzanine loan provides, among other things, that the holder of the mezzanine loan will have certain rights and remedies with respect to the Gansevoort Park Avenue Whole Loan, including purchase options, cure rights and approval rights, as further described under “Description of the Mortgage Pool–Statistical Characteristics of the Mortgage Loan–Additional Indebtedness” in the Prospectus Supplement.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Gansevoort Park Avenue Property, plus eighteen (18) months of business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses from the Gansevoort Park Avenue Property for a period continuing until the restoration of the Gansevoort Park Avenue Property has been completed.  The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $10,000.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIAMI CENTER

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIAMI CENTER

Miami Center
201 South Biscayne Boulevard
Miami, FL 33131
MIAMI
OVERTON
MEDIA & ENTERTAINMENT
VENETIAN ISLAND
WATSON ISLAND
SOUTHEAST OVERTON
PARK WEST
CENTRAL BUSINESS DISTRICT
PORT OF MIAMI
EAST LITTLE HAVANA
BRICKELL KEY
BRISCAYNE BAY
BRICKELL
THE ROADS
MACARTHUR CAUSEWAY
Bayside Marketplace
American Airlines Arena
Bicentennial Park
Bayfront Park Station
The Shops at Mary Brickell Village
MIAMI RAIL DOWNTOWN SERVICE
MetroRail
MetroMover
MAP © 2012 CARTIFACT, INC. LOS ANGELES, CA

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIAMI CENTER

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Miami, Florida	Cut-off Date Principal Balance(1)	$57,256,493
Property Type	Office	Cut-off Date Principal Balance per SF(2)	$218.30
Size (SF)	786,836	Percentage of Initial Pool Balance	4.1%
Total Occupancy as of 6/1/2012	83.7%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/1/2012	83.7%	Type of Security	Fee Simple
Year Built / Latest Renovation	1983 / NAP	Mortgage Rate	5.1900%
Appraised Value	$268,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues	$28,571,950
Underwritten Expenses	$11,100,950	Escrows
Underwritten Net Operating Income (NOI)	$17,471,000	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$16,043,480	Taxes	$2,993,565	$332,618
Cut-off Date LTV Ratio(2)	64.1%	Insurance	$279,650	$139,825
Maturity Date LTV Ratio(2)	53.2%	Replacement Reserves	$16,664	$16,664
DSCR Based on Underwritten NOI / NCF(2)	1.54x / 1.41x	TI/LC	$0	$98,355
Debt Yield Based on Underwritten NOI / NCF(2)	10.2% / 9.3%	Other(3)	$5,171,311	$0

Sources and Uses(2)
Sources	$	%	Uses	$	%
Loan Amount	$172,500,000	62.7%	Purchase Price	$262,500,000	95.5%
Principal’s New Cash Contribution	84,132,608	30.6	Reserves	8,461,190	3.1
Other Sources	18,288,475	6.7	Closing Costs	3,959,892	1.4

Total Sources	$274,921,082	100.0%	Total Uses	$274,921,082	100.0%

(1)
The Cut-off Date Balance of $57,256,493 represents the note A-2 of a $171,769,480 whole loan evidenced by two pari passu notes.  The companion loan is the note A-1 in the principal amount of $114,512,986 as of the Cut-off Date that is held outside the Issuing Entity and was securitized in the CGCMT 2012-GC8 transaction.

(2)	Calculated based on the entire Miami Center Whole Loan.
(3)
The other upfront reserve of $5,171,311 represents an unfunded obligation reserve for certain unfunded obligations of the borrower (including, without limitation, obligations related to tenant improvements) ($3,264,337), a rent abatement reserve for future rent credits or abatements under the existing leases ($1,242,479), and a deferred maintenance reserve ($664,495).  See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Miami Center Loan”) is part of a whole loan structure (the “Miami Center Whole Loan”) comprised of two pari passu notes that are together secured by a first mortgage encumbering the office condominium unit (the “Miami Center Property”) of the Miami Center Condominium.  The Miami Center Condominium is comprised of an office building and the adjoining Intercontinental-flagged hotel located in Miami, Florida.  The adjoining Intercontinental-flagged hotel is under separate ownership and is not collateral for the Miami Center Whole Loan.  The Miami Center Loan (evidenced by note A-2), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $57,256,493 and represents approximately 4.1% of the Initial Pool Balance and the related companion loan (the “Miami Center Companion Loan”) (evidenced by note A-1), which was contributed to the CGCMT 2012-GC8 securitization transaction, has an outstanding principal balance as of the Cut-off Date of $114,512,986. The Miami Center Whole Loan was originated on June 8, 2012 by Citigroup Global Markets Realty Corp.  The Miami Center Whole Loan had an original principal balance of $172,500,000 and each note has an interest rate of 5.1900% per annum.  The proceeds of the Miami Center Whole Loan were used to acquire the Miami Center Property. The Miami Center Whole Loan will be serviced under the 2012-GC8 pooling and servicing agreement. See “Description of the Mortgage Pool – Non-Serviced Whole Loans” for more information regarding the co-lender agreement that governs the relative rights of the holders of the Miami Center Loan and the Miami Center Companion Loan, and see “The Pooling and Servicing Agreement – Servicing of the Non-Serviced Loans” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIAMI CENTER

The borrower has the right to voluntarily prepay the Miami Center Whole Loan in whole on any business day after the second anniversary of the Closing Date and prior to April 6, 2022.  Any such prepayment is required to be accompanied by the payment of the greater of (i) a yield maintenance premium and (ii) 1% of the unpaid principal balance.  On and after April 6, 2022, the borrower may prepay the Miami Center Whole Loan in whole without penalty.  In addition, defeasance of the Miami Center Whole Loan (which will be applied pro rata to note A-1 and note A-2) with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America or other obligations which are “government securities” permitted under the loan documents, is permitted at any time on or after one day after the second anniversary of the Closing Date.

■
The Mortgaged Property.  The Miami Center Property is a 786,836 SF, 35-story, Class A office building located in the central business district of Miami, Florida.  The Miami Center Property is situated on a 5.36 acre site fronting Biscayne Bay and includes an integrated enclosed nine-story parking garage that contains, according to the appraisal for the Miami Center Property, 918 parking spaces.  The office tower is designed with column-free 24,000 SF floor plates and features a marble lobby and office suites with scenic views of the Biscayne Bay.  Additional building amenities include 24-hour on-premises security, a security-card access system, a sundries shop, ATM machines, and a two-story atrium.  The Miami Center Property also has access to the adjoining Intercontinental-flagged hotel’s three restaurants/cocktail lounges, full service spa, and 101,000 SF of indoor and outdoor meeting space.  As of June 1, 2012, the Total Occupancy was 83.7%.

The following table presents certain information relating to the tenants at the Miami Center Property:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Citicorp(2)	A / Baa2 / A-	157,553	20.0%	$6,554,878	25.4%	$41.60	1/31/2020	2, 5-year options
Shook Hardy & Bacon LLP(3)	NR / NR / NR	86,151	10.9	3,687,897	14.3	42.81	7/31/2022	1, 5-year option
Shutts & Bowen LLP	NR / NR / NR	68,727	8.7	2,368,332	9.2	34.46	10/31/2015	1, 5-year option
Morgan Stanley Smith Barney(2)	A / Baa1 / A-	46,404	5.9	1,995,335	7.7	43.00	1/31/2020	2, 5-year options
BNP Paribas(4)	A+ / A2 / AA-	28,261	3.6	1,340,065	5.2	47.42	4/30/2019	2, 5-year options
Ernst & Young	NR / NR / NR	23,540	3.0	955,018	3.7	40.57	10/31/2017	1, 5-year option
Regus(5)	NR / NR / NR	23,544	3.0	893,024	3.5	37.93	12/31/2021	1, 5-year option
Kenny Nachwalter	NR / NR / NR	22,904	2.9	881,804	3.4	38.50	3/31/2016	1, 5-year option
Hughes Hubbard(6)	NR / NR / NR	23,596	3.0	875,430	3.4	37.10	9/30/2015	2, 5-year options
Kluger Peretz(7)	NR / NR / NR	22,905	2.9	847,485	3.3	37.00	5/31/2018	NA
Ten Largest Tenants		503,585	64.0%	$20,399,268	78.9%	$40.51
Remaining Tenants		154,667	19.7	5,456,001	21.1	35.28
Vacant		128,584	16.3	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		786,836	100.0%	$25,855,269	100.0%	$39.28

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Citicorp and Morgan Stanley Smith Barney have a one-time early termination option on January 31, 2016 with 12 months’ notice and payment of a termination fee equal to 6 months of base rent plus unamortized tenant improvement allowances, leasing commissions, and rent abatements.

(3)
Shook Hardy & Bacon LLP has the option to terminate its lease on either July 13, 2014 or October 31, 2016 with 12 months’ notice and a termination fee equal to 4 months of base rent plus unamortized tenant improvement allowances, leasing commissions, and rent abatements.

(4)
BNP Paribas has the option to terminate its lease on April 30, 2016 with 12 months’ notice and a termination fee equal to 3 months of base rent plus unamortized tenant improvement allowances, leasing commissions, and rent abatements.

(5)	Regus has the option to terminate its lease on March 31, 2018 with 12 months’ notice and a termination fee equal to $876,000.
(6)	Hughes Hubbard has the option to terminate its lease on March 31, 2013 with a termination fee equal to unamortized leasing commissions.
(7)	Kluger Peretz has the option to terminate its lease on May 31, 2014 with 12 months’ notice.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIAMI CENTER

The following table presents the general descriptions of the major tenants at the Miami Center Property:

Tenant Name	Tenant Description
Citicorp
Citicorp is a major segment of Citigroup Inc. Citigroup Inc. (Citigroup) is a global diversified financial services holding company whose businesses provide consumers, corporations, governments and institutions with a broad range of financial products and services. Citigroup has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions.

Shook Hardy & Bacon LLP
Shook, Hardy & Bacon L.L.P. is an international law firm with a legacy spanning more than a century. Established in Kansas City in 1889, today the firm has grown to approximately 1,500 employees worldwide, with more than 470 attorneys and 200 research analysts and paraprofessionals. The firm has 10 offices strategically located in Geneva, Houston, Kansas City, London, Miami, Orange County, Philadelphia, San Francisco, Tampa, Florida, and Washington, D.C.

Shutts & Bowen LLP	Shutts & Bowen is a Florida-based law firm with more than 225 attorneys in six offices in the State of Florida.

Morgan Stanley Smith Barney
Morgan Stanley is a global financial services company that, through its subsidiaries and affiliates, provides its products and services to a range of clients and customers, including corporations, governments, financial institutions and individuals.

BNP Paribas	BNP Paribas SA is a France-based bank group with four core businesses: Retail Banking, Corporate & Investment Banking, Investment Solutions and Other Activities.

The following table presents the lease rollover schedule at the Miami Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent (2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	414	0.1	0.1%	0	0.0	0.00	1
2013	28,159	3.6	3.6%	1,099,194	4.3	39.04	3
2014	16,101	2.0	5.7%	616,232	2.4	38.27	2
2015	92,323	11.7	17.4%	3,243,762	12.5	35.13	2
2016	52,953	6.7	24.1%	1,982,793	7.7	37.44	5
2017	45,718	5.8	30.0%	1,767,909	6.8	38.67	4
2018	51,238	6.5	36.5%	1,927,709	7.5	37.62	5
2019	28,905	3.7	40.1%	1,363,281	5.3	47.16	2
2020	203,957	25.9	66.1%	8,550,212	33.1	41.92	7
2021	23,544	3.0	69.1%	893,024	3.5	37.93	1
2022	100,625	12.8	81.8%	4,201,724	16.3	41.76	3
2023 & Thereafter	14,315	1.8	83.7%	209,428	0.8	14.63	1
Vacant	128,584	16.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	786,836	100.0%		$25,855,269	100.0%	$39.28	36

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)
UW Base Rent includes contractual rent steps through March 31, 2013.  UW Base Rent includes the present value of contractual rent steps (discounted at an 11% discount rate) pursuant to the following tenants’ leases: Citicorp, Morgan Stanley Smith Barney, BNP Paribas, Shook Hardy & Bacon LLP, and Hughes Hubbard.

The following table presents certain information relating to historical leasing at the Miami Center Property:

Historical Leased %(1)
	2007	2008	2009	2010	2011
Owned Space	94.0%	91.1%	80.4%	79.5%	81.7%

(1)	As provided by the borrower which reflects average occupancy for the specified year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIAMI CENTER

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Miami Center Property:

Cash Flow Analysis(1)
	TTM 3/31/2010	TTM 3/31/2011	TTM 5/31/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$16,483,297	$19,847,410	$22,602,684	$24,189,249	$30.74
Contractual Rent Steps	0	0	0	1,666,020	2.12
Gross Up Vacancy	0	0	0	4,501,524	5.72
Total Rent	$16,483,297	$19,847,410	$22,602,684	$30,356,793	$38.58
Total Reimbursables	1,265,454	1,158,225	0	992,096	1.26
Parking Income	1,463,102	1,611,855	1,687,889	1,751,399	2.23
Other Income(3)	813,392	323,075	260,662	173,995	0.22
Less Vacancy & Credit Loss	0	0	0	(4,702,333)	(5.98)
Effective Gross Income	$20,025,245	$22,940,565	$24,551,235	$28,571,950	$36.31

Total Operating Expenses	$11,278,395	$10,565,722	$9,103,335	$11,100,950	$14.11

Net Operating Income	$8,746,850	$12,374,843	$15,447,900	$17,471,000	$22.20
TI/LC	0	0	0	1,227,546	1.56
Capital Expenditures	0	0	0	199,973	0.25
Net Cash Flow	$8,746,850	$12,374,843	$15,447,900	$16,043,480	$20.39

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten base rent includes contractual rent steps through March 31, 2013. UW Base Rent includes the present value of contractual rent steps (discounted at an 11% discount rate) pursuant to the following tenants’ leases: Citicorp, Morgan Stanley Smith Barney, BNP Paribas, Shook Hardy & Bacon LLP, and Hughes Hubbard.

(3)	Includes late fees, storage income, antenna income, and other miscellaneous income sources.

■	Appraisal. According to the appraisal, the Miami Center Property had an “as-is” appraised value of $268,000,000 as of an effective date of March 28, 2012.

■
Environmental Matters.  Based on a Phase I environmental report dated April 12, 2012, the environmental consultant recommended no further action other than adhering to an asbestos operations and maintenance plan which is already in place.

■
Market Overview and Competition.  The Miami Center Property is located in the downtown section of the central business district of Miami, Florida, at the intersection of Chopin Plaza and Biscayne Boulevard.  The Miami Center Property is in close proximity to major transportation arteries such as Interstate 95, the Dolphin Expressway (State Road No. 836), Biscayne Boulevard, and Brickell Avenue, as well as, the Metrorail and Metromover elevated train systems.

According to a market report, as of the second quarter of 2012, the Miami-Dade County office market consisted of 99.6 million SF comprised of 4,309 buildings.  The direct vacancy rate was 13.8% and the average gross rental rate was $28.55 per SF.  Year-to-date net absorption was 763,819 SF through June 2012.  Class A office properties within the overall Miami-Dade County market reported a direct vacancy of 20.9% and an average gross rent of $35.33 per SF.  Year-to-date class A net absorption was 620,790 SF through June 2012.

The Miami Center Property is located in the downtown Miami submarket, which consists of 10,489,889 SF comprised of 77 buildings.  The downtown Miami submarket ended the second quarter of 2012 with a direct vacancy rate of 18.6% and an average gross rent of $32.64 per SF.  Year-to-date net absorption for the downtown Miami submarket was 40,327 SF. There are currently no properties under construction in the downtown Miami submarket.  Per the appraisal, the downtown submarket is characterized by high vacancy as a result of the new 749,850 SF Wells Fargo Financial Center, which was constructed in 2010.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIAMI CENTER

Within the downtown Miami submarket, there is approximately 4,814,743 SF, comprised of 8 buildings, of class A product which reported a direct vacancy rate of 21.4% and an average gross rent of $39.25 per SF.  The class A segment of the downtown Miami submarket experienced 33,938 SF of year-to-date positive absorption through June 2012.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Miami Center Property:

Office Lease Comparables(1)
	Miami Center	Wells Fargo Center(2)	Southeast Financial Center(2)	Miami Tower(2)	701 Brickell Avenue(2)	One Brickell Square(2)	One Biscayne Tower(2)
Year Built	1983	2010	1984	1987	1986	1985	1971
Total GLA	786,836	749,850	1,157,939	600,959	676,129	415,150	691,783
Total Occupancy	84%	43%	83%	85%	90%	90%	93%
Quoted Rent Rate per SF	$35.00-$55.00	$40.00-$42.00	$38.00-$47.00	$34.00-$39.00	$30.00-$44.00	$35.00-$42.50	$34.00-$36.00
Expense Basis	Full Service	Full Service	Full Service	Full Service	Full Service	Full Service	Base Stop

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the Miami Center Property:

Office Sales Comparables(1)

Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price(2)	Sale Price per SF(2)	Occupancy
Las Olas Center	Ft. Lauderdale	September 2010	1996	468,814	$170,000,000	$362.62	88%
Las Olas Place	Ft. Lauderdale	December 2010	2000	102,246	$32,600,000	$318.84	98%
One Turnberry Place	Aventura	July 2011	1990	136,411	$53,000,000	$388.53	97%
SunTrust International Center	Miami	July 2011	1973	420,857	$82,500,000	$196.03	81%
Bank of America Tower	Ft. Lauderdale	September 2011	2002	408,079	$163,000,000	$399.43	96%
Boca Village Corporate Center	Boca Raton	October 2011	2008	108,316	$32,850,000	$303.28	100%

(1)	Source: Appraisal
(2)	Transaction amount adjusted for cash equivalency and/or deferred maintenance (where applicable).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIAMI CENTER

■
The Borrower.  The borrower is CP Miami Center LLC (f/k/a SCOA Miami Center LLC and Crescent Miami Center, LLC), a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Miami Center Whole Loan.  The sole member of the borrower is a newly formed limited liability company, which is owned by a newly formed limited partnership, each of which was formed in connection with the closing of the Miami Center Whole Loan.  The limited partnership is owned by CP MCV LLC, Public Sector Pension Investment Board, and Cayuga Lake Fund, L.P.  The general partner of the limited partnership is MCV GP LLC.  MCV GP LLC and CP MCV LLC are each owned by Crocker Partners V LP.  Crocker Partners V LP is owned by SGCP LLC, a Delaware limited liability company that is a joint venture between entities controlled by Siguler Guff Advisers, LLC and by Crocker Partners V Incentive Vehicle LP.  The joint venture is controlled by Crocker Partners Management Company LLC, its non-member manager.  Crocker Partners V Incentive Vehicle LP and Crocker Partners Management Company LLC are directly or indirectly controlled by Thomas J. Crocker. Crocker Partners V LP and Thomas J. Crocker are the carveout indemnitors for the Miami Center Whole Loan; however, the liability of Crocker Partners V LP for the carveouts does not take effect until the earlier to occur of (i) the first date on which Crocker Partners V LP has more than one limited partner that has executed a binding subscription agreement to contribute capital to Crocker Partners V LP and (ii) the first date on which Crocker Partners V LP has a net worth (excluding 50% of any equity of Crocker Partners V LP attributable to the Miami Center Property) equal to or greater than $125,000,000.  Provided no event of default is then continuing, Thomas J. Crocker may be released from liability for the carveouts on a going-forward basis provided that certain terms and conditions set forth in the loan documents are satisfied.  Such conditions include the following: (i) Crocker Partners V LP must then have a net worth of $175,000,000 (excluding 50% of any equity of Crocker Partners V LP attributable to the Miami Center Property) and a liquidity of $17,500,000; (ii) Crocker Partners V LP must then be an affiliate of the borrower; and (iii) each of the borrower and Crocker Partners V LP must affirm its obligations under the guaranty and the other loan documents to which it is a party.

■
Escrows.  At origination, the borrower funded aggregate reserves of $8,461,190 with respect to the Miami Center Property, comprised of: (i) $2,993,565 for real estate taxes, (ii) $279,650 for insurance, (iii) $16,664 for replacement reserves, (iv) $664,495 for deferred maintenance, (v) $3,264,337 for certain unfunded obligations of the borrower (including, without limitation, obligations related to tenant improvements), and (vi) $1,242,479 for future rent abatements given to seven tenants under the existing leases.

On each monthly payment date, the borrower is required to fund the following reserves with respect to the Miami Center Property: (i) a tax reserve in an amount equal to one-twelfth of amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period (unless a blanket or umbrella insurance policy is approved by lender and lender waives such insurance reserve account); (iii) a replacement reserve in the amount of $16,664; and (iv) a tenant improvement and leasing commission reserve in the amount of $98,355.

In addition, on each monthly payment date during a Miami Center Trigger Period, the borrower is required to deposit (or cause to be deposited) into the Miami Center Cash Management Account (as defined below), from excess cash flow generated by the Miami Center Property after payment of debt service and all required reserves described above, an amount equal to (x) the aggregate amount of approved operating expenses and approved extraordinary expenses for the subject month for disbursement to borrower for payment of operating expenses and extraordinary operating expenses associated with the Miami Center Property and (y) all remaining excess cash flow generated by the Miami Center Property to be held in an excess cash subaccount, as additional collateral for the Miami Center Loan (the “Miami Center Excess Cash Reserve”).  Upon termination of a Miami Center Trigger Period, lender will disburse amounts in the Miami Center Excess Cash Reserve to borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIAMI CENTER

A “Miami Center Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio (as calculated under the loan documents) being less than 1.15x, and (iii) the occurrence of a Specified Tenant Trigger Period and (B) expiring upon (x) with regard to any Miami Center Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Miami Center Trigger Period commenced in connection with clause (ii) above, the date on which the debt service coverage ratio (as calculated under the loan documents) is equal to or greater than 1.18x for two (2) consecutive calendar quarters, and (z) with regard to any Miami Center Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist, in each case, so long as no other Miami Center Trigger Period shall then exist.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the earliest to occur of (i) Citigroup Technology, Inc. or Citigroup Inc. (“Citi”) being in default under its lease beyond applicable notice and cure periods, (ii) Citi failing to be in actual, physical possession of its space, failing to be open to the public for business during customary hours, and/or “going dark”, (iii) Citi giving notice that it is terminating its lease for (x) all of its space or (y) any portion of its space (unless the debt service coverage ratio (which must be calculated excluding the rent and other amounts payable under the Citi lease with respect to such portion of the Citi space to be terminated) equals or exceeds 1.15x), (iv) any termination or cancellation of the Citi lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) with respect to (x) all of its space or (y) any portion of its space (unless the debt service coverage ratio (which must be calculated excluding the rent and other amounts payable under the Citi lease with respect to such portion of the Citi space to be terminated) equals or exceeds 1.15x), (v) the lease with Citi failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Citi and (vii) Citi failing to extend or renew its lease on or prior to the date occurring at least more than 12 months prior to the expiration date of its lease for five years or more with respect to (x) all of its space or (y) any portion of its space (unless the debt service coverage ratio (which must be calculated excluding the rent and other amounts payable under the Citi lease with respect to such portion of the Citi space not renewed or extended) equals or exceeds 1.15x); and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence must include, without limitation, a duly executed estoppel certificate from Citi, in form and substance acceptable to the lender) of (1) the curing of the preceding conditions by Citi, (2) the borrower leasing all of the Citi space in accordance with the terms and conditions of the loan documents pursuant to one or more replacement leases, with the replacement tenant(s) under such replacement lease(s) being in actual, physical occupancy of, and open to the public for business in, the space demised under such replacement lease(s), or (3) the date on which the debt service coverage ratio (which must be calculated excluding the rent and other amounts payable under the Citi lease with respect to any portion of the Citi space that was the subject of the applicable Specified Tenant Trigger Period and with respect to which the lender did not receive evidence of the satisfaction of the (x) cure conditions or (y) conditions set forth in the immediately preceding clause (2)) is equal to or greater than 1.18x for at least two consecutive calendar quarters.

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Lockbox and Cash Management.  The Miami Center Whole Loan requires a hard lockbox, and the borrower is required to direct tenants to pay rent directly to the lender controlled lockbox account (the “Miami Center Lockbox”).  So long as a Miami Center Trigger Period is not then in effect, all funds in the Miami Center Lockbox will be remitted on each business day to the borrower’s operating account.  Upon the first occurrence of a Miami Center Trigger Period, the lender will establish an eligible cash management account with the lender or the servicer (the “Miami Center Cash Management Account”).  If a Miami Center Trigger Period has occurred and is continuing, all funds in the Miami Center Lockbox will be transferred on each business day to the Miami Center Cash Management Account, and the lender will apply funds on deposit in the Miami Center Cash Management Account to pay debt service and fund required reserves in accordance with the loan documents.  During the continuance of an event of default under the Miami Center Loan, the lender may apply any funds in the Miami Center Cash Management Account to amounts payable under the Miami Center Loan and/or toward the payment of expenses of the Miami Property, in such order of priority as the lender may determine.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIAMI CENTER

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Property Management.  The Miami Center Property is currently managed by Crocker Partners Property Management LLC.  Crocker Partners Property Management LLC is an affiliate of the borrower.  The management fee of up to three percent (3%) of rents from the Miami Center Property paid to Crocker Partners Property Management LLC is not subordinated to the Miami Center Whole Loan, but any amounts in excess of three percent are subordinated.  Under the loan documents, the Miami Center Property may be managed by a Qualified Manager pursuant to a Qualified Management Agreement. The lender has the right to require that the borrower terminate the management agreement and replace the manager (i) during an event of default by the borrower under the Miami Center Whole Loan, after taking into account any applicable notice and cure periods, (ii) upon the filing of a voluntary bankruptcy or insolvency proceeding with respect to the manager, and/or (iii) if the manager is in default under the management agreement beyond any applicable notice and cure period.

A “Qualified Manager” means a reputable and experienced professional management organization reasonable approved by lender (which such approval may, at the lender’s option, be conditioned upon a Rating Agency Confirmation with regard to both the identity of the property manager and the replacement management agreement pursuant to which such manager will be employed); provided, that a property manager which (i) is a reputable management company having at least five years’ experience in the management of commercial properties with similar uses as the Miami Center Property, (ii) has, for at least five years prior to its engagement as property manager, managed at least five properties of the same class as the Miami Center Property, (iii) at the time of its engagement as property manager has leasable square footage equal to the lesser of (A) 1,000,000 leasable square feet and (B) five times the leasable square feet of the Miami Center Property, and (iv) is not the subject of a bankruptcy or similar insolvency proceeding, does not require a Rating Agency Confirmation.

A “Qualified Management Agreement” means a management agreement with a Qualified Manager with respect to the Miami Center Property which is approved by the lender in writing (which such approval may be conditioned upon a Rating Agency Confirmation with respect to such management agreement).

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Mezzanine or Subordinate Indebtedness.  The borrower is permitted to incur mezzanine financing provided that the following terms and conditions, among others under the loan documents, are each satisfied: (i) either (A) three years have passed since the origination date of the Miami Center Whole Loan or (B) the borrower has entered into a contract to sell the Miami Center Property and have the Miami Center Whole Loan concurrently assumed, (ii) no event of default has occurred or is continuing, (iii) written notice is given to the lender at least 30 days prior, and no more than 90 days prior, to the mezzanine financing, (iv) if the interest rate is to be a floating rate, if reasonably required by the lender, the borrower has obtained and will maintain an interest rate cap agreement pursuant to the mezzanine loan documents, (v) the debt yield will be equal to or greater than 9.0% (without giving effect to the mezzanine loan), (vi) after giving effect to the mezzanine loan, the debt service coverage ratio would be equal to or greater than 1.20x and the debt yield shall be equal to or greater than 9.0%, (vii) the loan term of the mezzanine loan is coterminous with or longer than the term of the Miami Center Whole Loan, (viii) after giving effect to the mezzanine loan, the loan to value ratio would be equal to or less than 75%, (ix) execution of an intercreditor agreement with the mezzanine lender, in form and substance acceptable to lender, and (x) Rating Agency Confirmation (at the lender’s option).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIAMI CENTER

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Condominium. The Miami Center Property is subject to a condominium regime comprised of an office condominium unit and a hotel condominium unit (collectively, the “Miami Center Condominium”).  The borrower owns the condominium unit that comprises the office building, constituting the Miami Center Property, which unit is subject to the mortgage that secures the Miami Center Whole Loan.  The other condominium unit comprises the hotel portion (currently flagged as Intercontinental) of the condominium and does not constitute collateral for the Miami Center Whole Loan.  The borrower under the Miami Center Whole Loan has a 50% undivided interest in the common elements of and appoints two of the four condominium board members of the Miami Center Condominium.  The condominium is comprised of one (1) board with four (4) members.  Two (2) members of the board are appointed by the owner of the Mortgaged Property, and the other two (2) members are appointed by the owner of the hotel unit.  All actions of the board must be unanimously approved by all four (4) board members.

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Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for certified and non-certified acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Miami Center Property, plus 18 months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then the borrower’s policy may not exclude terrorism coverage unless terrorism insurance is not commercially available, in which case the borrower is required to obtain standalone coverage in commercially reasonable amounts (namely, amounts that would be (A) obtained by property owners of properties located in markets similar to that of the Miami Center Property and similar in size and type to the Miami Center Property and (B) required by prudent institutional lenders). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

NORTH STREET PORTFOLIO

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NORTH STREET PORTFOLIO

Haysville
Glenfield
Ben Avon Heights
Ross Township
Carnot-Moon
Coraopolis
Emsworth
West View
Ben Avon
Avalon
Bellevue
Pittsburgh International Airport
Kennedy Township
Stowe Township
McKees Rocks
Robinson Township
Imperial-Enlow
Coraopolis
PITTSBURGH
Ingram
Thornburg
Crafton
Pennsbury Village
Rosslyn Farms
Green Tree
Carnegie
Penn Lincoln Pkwy
Ohio River
1

Lincolnwood
Roselle
Bloomingdale
Norridge
Carol Stream
Addison
Elmwood Park
Elmhurst
Oak Park
Elburn
Geneva
West Chicago
Glen Ellyn
Lombard
Wheaton
CHICAGO
Lake Michigan
Berwyn
Cicero
Brookfield
North Aurora
Downers Grove
Sugar Grove
Ronald Reagan Memorial Hwy
Naperville
Aurora
Willowbrook
Montgomery
Burbank
Bolingbrook
Oak Lawn
Oswego
Lemont
Evergreen Park
Yorkville
Stevenson Expy
Blue Island
Calumet Park
Burnham
Romeoville
Orland Park
Midlothian
Harvey
Plainfield
Crystal Lawns
Homer Glen
Orland Hills
South Holland
Hammond
Gary
Burns Harbor
Chesterton
ILLINOIS
Lockport
Tinley Park
Crest Hill
Highland
Lake Station
Southhaven
Shorewood
Mokena
Flossmoor
Griffith
Joliet
Ingalls Park
Frankfort Square
Chicago Heights
INDIANA
Rockdale
Preston Heights
New Lenox
Frankfort
Lisbon
Richton Park
Sauk Village
Schererville
Merrillville
Minooka
Channahon
Elwood
Manhattan
Monee
Crown Point
2
MAP © 2012 CARTIFACT
DATA © BROADMAP

NORTH STREET PORTFOLIO

1	The Highlands	100 Lincoln Highlands Drive	Coraopolis, PA	15108
2	Park Towers	3905 Tower Drive	Richton Park, IL	60471

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NORTH STREET PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		JLC
Location (City/State)	Various	Cut-off Date Principal Balance		$50,954,089
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$94,710.20
Size (Units)	538	Percentage of Initial Pool Balance		3.7%
Total Occupancy as of 8/15/2012	93.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/15/2012	93.9%	Type of Security		Both Fee Simple/Leasehold
Year Built / Latest Renovation	Various	Mortgage Rate		5.6800%
Appraised Value	$71,250,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
Underwritten Revenues	$7,240,697
Underwritten Expenses	$2,836,495	Escrows
Underwritten Net Operating Income (NOI)	$4,404,202		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,269,702	Taxes	$75,000	$69,500
Cut-off Date LTV Ratio	71.5%	Insurance	$10,000	$10,400
Maturity Date LTV Ratio	60.1%	Replacement Reserves(1)	$0	$11,208
DSCR Based on Underwritten NOI / NCF	1.24x / 1.20x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.6% / 8.4%	Other(2)	$100,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$51,000,000	97.3%	Loan Payoff	$49,524,662	94.5%
Mezzanine Loan Amount	1,000,000	1.9	Closing Costs	2,686,706	5.1
Principal’s New Cash Contribution	396,368	0.8	Reserves	185,000	0.4

Total Sources	$52,396,368	100.0%	Total Uses	$52,396,368	100.0%

(1)	Upfront Replacement Reserve is for capital expenditures and monthly deposits to such reserve are suspended at any time that funds on deposit in such reserve are equal to at least $403,500.
(2)	Other is for immediate repairs and deferred maintenance.

■
The Mortgage Loan.  The mortgage loan (the “North Street Portfolio Loan”) is evidenced by a note in the original principal amount of $51,000,000 and is secured by a first mortgage encumbering the fee interest in a 270-unit multifamily complex located in Richton Park, Illinois (the “Park Towers Property”) and a first mortgage encumbering the fee and leasehold interest in a 268-unit multifamily complex located in Coraopolis, Pennsylvania (“The Highlands Property”; and together with the Park Towers Property, the “North Street Portfolio Properties”).  The North Street Portfolio Loan was originated by Jefferies LoanCore LLC.  The North Street Portfolio Loan was originated on September 7, 2012 and represents approximately 3.7% of the Initial Pool Balance.  The note evidencing the North Street Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $50,954,089 and has an interest rate of 5.6800% per annum.  The proceeds of the North Street Portfolio Loan were used to refinance existing debt on the Park Towers Property and The Highlands Property.

The North Street Portfolio Loan had an initial term of 120 months and has a remaining term of 119 months.  The North Street Portfolio Loan requires monthly payments of interest and principal based on a 30-year amortization schedule.  The scheduled maturity date is October 6, 2022.  Voluntary prepayment of the North Street Portfolio Loan is prohibited prior to July 6, 2022.  Defeasance with direct, non callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

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The Mortgaged Properties. The North Street Portfolio Properties consist of two multifamily assets located in Illinois and Pennsylvania with a total of 538 units.  As of August 15, 2012, the North Street Portfolio Properties’ Total and Owned Occupancy was 93.9%.

The Park Towers Property is a three-building, apartment complex located in Richton Park, Cook County, Illinois.  Built in 1974, the Park Towers Property offers one, two and three bedroom units with an average unit size of 927 SF.  As of August 15, 2012, the Park Towers Property’s Total and Owned Occupancy was 91.5%. Surface parking lots offer parking for approximately 426 vehicles (1.58 spaces per unit).  Amenities include a picnic area, garage parking, and laundry facilities, and all units have balconies. The Park Towers Property is adjacent to the Richton Park METRA rapid transit station.  The original allocated loan amount on the Park Towers Property was $21,630,662.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NORTH STREET PORTFOLIO

The following table presents certain information relating to the units and rent at the Park Towers Property:
Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Yearly Market Rent	Monthly Actual Rent per Unit	Yearly Actual Rent
1 Bed	76	770	$1,019	$929,328	$924	$687,288
2 Bed	72	908	1,194	1,031,616	1,066	895,425
3 Bed	122	1,036	1,215	1,779,387	1,174	1,620,108
Total / Wtd. Avg.	270	927	$1,154	$3,740,331	$1,081	$3,202,821

Source: As provided by the borrower.

The following table presents certain information relating to historical average leasing at the Park Towers Property:

Historical Leased %(1)
	2009	2010	2011
Owned Space	85.5%	84.5%	91.2%

(1)	As provided by the borrower.

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The Highlands Property is a garden-style apartment complex with 14 buildings located in Coraopolis, Allegheny County, Pennsylvania, approximately 13 miles west of central Pittsburgh.  Built in 1999, The Highlands Property offers 268 one, two and three bedroom units with an average unit size of 980 SF.  As of August 15, 2012, the Park Towers Property’s Total and Owned Occupancy was 96.3%. Surface parking lots offer parking for approximately 722 vehicles (2.69 spaces per unit).  Amenities include a swimming pool, playground, clubhouse and recreation building, fitness room, basketball court, and business center.  The northern portion of The Highlands Property includes 11 unimproved acres that are zoned for approximately 96 additional apartment units. The original allocated loan amount on The Highlands Property was $29,369,338. The Highlands Property is subject to a ground lease that expires in August 21, 2042 and has an annual rent obligation of $10.00.  The Highlands Property’s ground lessor and The Highlands Property Borrower have executed The Highlands Property mortgage which encumbers both the fee and leasehold interests in The Highlands Property. The North Street Portfolio Loan is secured by both the fee simple and leasehold interests in The Highlands Property along with the fee simple interest in the Park Towers Property.

The following table presents certain information relating to the units and rent at The Highlands Property:

Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Yearly Market Rent	Monthly Actual Rent per Unit	Yearly Actual Rent
1 Bed	84	705	$1,011	$1,018,752	$973	$946,152
2 Bed	160	1,063	1,326	2,545,280	1,240	2,291,784
3 Bed	24	1,390	1,514	436,032	1,530	422,244
Total / Wtd. Avg.	268	980	$1,244	$4,000,064	$1,182	$3,660,180

Source: As provided by the borrower.

The following table presents certain information relating to historical average leasing at The Highlands Property:

Historical Leased %(1)
	2009	2010	2011
Owned Space	89.6%	93.7%	94.4%

(1)	As provided by the borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NORTH STREET PORTFOLIO

■
Operating Histories and Underwritten Net Cash Flows.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the North Street Portfolio Properties:

Cash Flow Analysis(1)
	2009	2010	2011	TTM 6/30/2012	Underwritten	Underwritten $ per Unit
Base Rent	$6,712,054	$6,790,006	$6,921,607	7,087,056	$7,314,945	$13,596.55
Vacancy Loss	(913,292)	(817,532)	(457,972)	(464,257)	(542,461)	(1,008.29)
Credit Loss	(0)	(0)	(0)	(0)	(0)	(0)
Concessions	(132,876)	(158,860)	(108,912)	(108,794)	(106,269)	(197.53)
Total Rent Revenue	$5,665,886	$5,813,614	$6,354,723	$6,514,005	$6,666,215	$12,390.73
Other Rental Revenue	0	0	0	0	0	0
Reimbursement Revenue	0	0	0	0	0	0
Parking Revenue	96,813	103,882	115,333	115,407	115,407	214.51
Miscellaneous Revenue	400,104	403,097	445,426	459,075	459,075	853.30
Effective Gross Income	$6,162,803	$6,320,593	$6,915,482	$7,088,487	$7,240,697	$13,458.54

Total Operating Expenses	$2,890,731	$3,117,149	$3,233,042	$3,102,587	$2,836,495	$5,272.29

Net Operating Income	$3,272,072	$3,203,445	$3,682,440	$3,985,900	$4,404,202	$8,186.25
Replacement Reserves	0	0	0	0	134,500	250.00
Net Cash Flow	$3,272,072	$3,203,445	$3,682,440	$3,985,900	$4,269,702	$7,936.25

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Appraisal.  According to the appraisals, the North Street Portfolio Properties had an aggregate “as-is” appraised value of $71,250,000 as of effective dates of May 25, 2012 and July 27, 2012.  The Highlands Property had an “as-is” appraised value of $37,000,000 as of May 25, 2012 and the Park Towers Property had an “as-is” appraised value of $34,250,000 as of July 27, 2012.

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Environmental Matters.  According to the Phase I, dated August 7, 2012, there are no recommendations for further action at the North Street Portfolio Properties, except for an operations and maintenance plan to address any potential asbestos and/or lead paint present at the Park Towers Property which was put into place on August 7, 2012.

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Market Overview and Competition.  The Highlands Property is located in the Pittsburgh area, specifically in the west Pittsburgh submarket.  Surrounding land users include various multifamily, light industrial, commercial, retail, and residential properties. As of 2012, the population within a 3-mile radius of The Highlands Property was over 18,328 with an estimated median household income of $62,423.

The following table presents certain information relating to the primary competition for The Highlands Property:

Competitive Set
	Chestnut Ridge	Polo Club	Waterford Landing	Waterford at Nevillewood	Ventana Hills
Location	Robinson Twp.	Moon Twp.	Moon Twp.	Collier Twp.	Robinson Twp.
Year Built	1986	1990	1999	2000	2002
Occupancy	98%	100%	99%	98%	96%
No of Units	468	280	308	316	470
Avg. Unit Size	769	NAV	NAV	877	954
Avg. Rent per Unit	NAV	NAV	NAV	NAV	NAV
Avg. Rent per SF	NAV	NAV	NAV	NAV	NAV

Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NORTH STREET PORTFOLIO

The Park Towers Property is located in the Chicago area, specifically in the Southeast Cook County submarket.  Surrounding land users include various residential and retail properties. As of 2012, the population within a 3-mile radius of the Park Towers Property was over 58,389 with an estimated median household income of $54,405.

The following table presents certain information relating to the primary competition for the Park Towers Property:

Competitive Set
	Cedar Ridge	Carriage Creek	Autumn Ridge	Richton Square
Location	Richton Park	Richton Park	Park Forest	Richton Park
Year Built	1983	1972	1994	1972
Occupancy	96%	98%	95%	97%
No of Units	192	226	386	342
Avg. Unit Size	833	1,040	1,085	723
Avg. Rent per Unit	NAV	NAV	NAV	NAV
Avg. Rent per SF	NAV	NAV	NAV	NAV

Source: Appraisal.

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The Borrower.  The borrowers are Park Towers Owner, LLC (the “Park Towers Borrower”) and Highlands Operator, LLC (“The Highlands Borrower”), each a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the North Street Portfolio Loan (The Highlands Borrower; and together with the Park Towers Borrower, the “North Street Portfolio Borrowers”).  The Park Towers Borrower is wholly owned by Park Towers MB, LLC, a Delaware limited liability company that is wholly owned by Lioncrest Towers, L.L.C., a Delaware limited liability company that is owned by the Angelina Djurin Self Declaration of Trust (90%) and by the Teresa M. Baldwin Trust Dated April 8, 1994 n/k/a Teresa Flanagan Matre Restatement of Trust Dated February 7, 2007 (10%).  The Highlands Borrower is wholly owned by Highlands MB, LLC, a Delaware limited liability company that is owned by the Angelina Djurin Self Declaration of Trust (98%) and North Street Properties, Inc. (2%).  North Street Properties, Inc. is wholly owned by Angelina Djurin.  The fee owner of The Highlands Property is The Highlands of Montour Run, LLC, an Illinois limited liability company that is under common ownership with The Highlands Borrower.  Angelina Djurin is the guarantor of the non-recourse carve-outs under the North Street Portfolio Loan.

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Escrows.  At origination, the North Street Portfolio Borrowers funded an escrow reserve in the amount of $75,000 in respect of certain tax expenses and $10,000 in respect of certain insurance premiums.  On each due date, the North Street Portfolio Borrowers are required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve month period.  In addition, on each due date, the North Street Portfolio Borrowers are required to fund a capital expenditure reserve account in the amount of $11,208.33, provided, however, such monthly deposit will be suspended in any month when funds on deposit in the capital expenditure reserve equal or exceed $403,500.

Furthermore, during the continuance of a North Street Portfolio Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance and capital expenditures be reserved and held as additional collateral for the North Street Portfolio Loan.

A “North Street Portfolio Trigger Period” means any period commencing as of the end of any fiscal quarter in which the North Street Portfolio Properties fail to maintain a debt service coverage ratio as calculated under the loan agreement of 1.03x and terminating as of the end of any two consecutive fiscal quarters in which the North Street Portfolio Properties achieve a debt service coverage ratio of 1.03x for the prior twelve-month period.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NORTH STREET PORTFOLIO

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Lockbox and Cash Management.  The North Street Portfolio Loan requires a soft lockbox, which is already in place.  The loan documents require the North Street Portfolio Borrowers to cause all revenues received by the North Street Portfolio Borrowers or property manager to be deposited to a lender-controlled lockbox account.  All amounts in any lockbox account are swept to the lender-controlled cash management account on each business day.  Provided that no event of default under the North Street Portfolio Loan is continuing and no North Street Portfolio Trigger Period is continuing, all funds in the cash management account in excess of the amount required to pay debt service, fund required reserves and pay any monthly mezzanine loan debt service will be remitted to the North Street Portfolio Borrowers.  During the continuance of a North Street Portfolio Trigger Period, all excess funds (after payment of debt service, reserves and monthly mezzanine debt service as noted above) shall be held by the lender as cash collateral for the North Street Portfolio Loan.  During the continuance of an event of default under the North Street Portfolio Loan, the lender may apply any funds in the cash management account and any blocked account to amounts payable under the North Street Loan and/or toward the payment of expenses of the North Street Portfolio Properties, in such order of priority as the lender may determine.

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Property Management.  The North Street Portfolio Properties are currently managed by North Street Properties, Inc., an affiliate of the North Street Portfolio Borrowers, pursuant to management agreements.  Under the loan documents, the North Street Portfolio Properties may not be managed by any other party, other than a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may require the North Street Portfolio Borrowers to replace the property manager if there is a material default by the property manager under the management agreement after the expiration of any applicable cure period, the filing of a bankruptcy petition or a similar event with respect to the property manager or if an event of default under the North Street Portfolio Loan has occurred and is continuing.

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Release of Collateral.  Provided no event of default is then continuing under the North Street Portfolio Loan, at any time on or after the first due date following the second anniversary of the securitization closing date, the North Street Portfolio Borrowers may obtain the release of either North Street Portfolio Property, subject to the satisfaction of certain conditions, including among others: (i) that North Street Portfolio Borrowers defease a portion of the North Street Portfolio Loan in an amount equal to 120% of the allocated loan amount of the property being released and (ii) after giving effect to the release, the debt yield (as calculated pursuant to the loan documents) shall be no less than the greater of (i) the debt yield (as calculated pursuant to the loan documents) for all of the North Street Portfolio Properties then remaining subject to the liens of the mortgages immediately preceding such release and (ii) 8.0%.

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Mezzanine or Subordinate Indebtedness.  There is currently mezzanine debt with an original principal balance of $1,000,000 and an outstanding principal balance of $1,000,000 as of the Cut-off Date.  The mezzanine debt is secured by direct or indirect equity interests in the mortgage borrower and is evidenced by a floating rate note which requires interest payments based on an interest rate of LIBOR plus 12%.  No additional subordinate indebtedness is permitted (other than certain permitted unsecured trade payables). The mezzanine loan is co-terminus with the North Street Portfolio Loan but may be prepaid by the mezzanine borrowers at any time.  Additionally, after the occurrence of the amortization commencement date on October 6, 2014, all available cash (as described in the mezzanine loan documents) is required to be trapped by the mezzanine lender and applied to a repayment of the mezzanine loan.  As of September 7, 2012, the mezzanine lender is Jefferies LoanCore LLC.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NORTH STREET PORTFOLIO

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Terrorism Insurance. The North Street Portfolio Borrowers are required to maintain terrorism insurance for certified and non-certified acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the North Street Portfolio Property, plus eighteen months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is available.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

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Historical Bankruptcy Issues.  The previous owners of the North Street Portfolio Properties (entities that were indirectly owned by the spouse of the non-recourse guarantor for the North Street Portfolio Loan) filed for bankruptcy protection in connection with a default under a mortgage loan that had been secured by the North Street Portfolio Properties.  During settlement proceedings with the prior mortgage lender, the North Street Portfolio Properties were transferred to entities controlled by the non-recourse guarantor.  At the completion of the Bankruptcy proceedings, the Bankruptcy court affirmed a discounted pay off of the loan previously secured by the North Street Properties, the transfer of the fee and leasehold interests (as applicable) in the North Street Portfolio Properties to the North Street Portfolio Borrowers and the entering into the North Street Portfolio Loan by the North Street Portfolio Borrowers.  See “Risk Factors—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

TMI HOTEL PORTFOLIO

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

TMI HOTEL PORTFOLIO

CANADA
Seattle
Portland
Boise
Salt Lake City
San Francisco
Los Angeles
Las Vegas
San Diego
PEORIA
Phoenix
CHEYENNE
Denver
Albuquerque
MANKATO
Minneapolis
Omaha
Kansas City
St. Louis
Oklahoma City
SHAWNEE
Dallas
WACO
San Antonio
HOUSTON
MOUNT PLEASANT
Chicago
GRAND RAPIDS
Detroit
MAUMEE
Nashville
Little Rock
Atlanta
Charlotte
New Orleans
Jacksonville
Orlando
Tampa
Miami
Boston
New York
Philadelphia
Washington DC
ATLANTIC OCEAN
PACIFIC OCEAN
MEXICO
Gulf of Mexico
CARTIFACT

TMI HOTEL PORTFOLIO

	Property Name	*Address*	*City/State*	*Zip Code*
1	Homewood Suites - Houston, TX	2424 Rogerdale Road	Houston, TX	77042
2	Residence Inn - Peoria, AZ	8435 West Paradise Lane	Peoria, AZ	85382
3	Residence Inn - Waco, TX	501 South University Parks Drive	Waco, TX	76706
4	Homewood Suites- Maumee, OH	1410 Arrowhead Road	Maumee, OH	43537
5	Fairfield Inn - Cheyenne, WY	1415 Stillwater Avenue	Cheyenne, WY	82009
6	Hampton Inn - Shawnee, OK	4851 North Kickapoo Avenue	Shawnee, OK	74804
7	Homewood Suites - Grand Rapids, MI	3920 Stahl Drive Southeast	Grand Rapids, MI	49546
8	TownePlace Suites - Houston, TX	15155 Katy Freeway	Houston, TX	77094
9	Fairfield Inn & Suites - Racine, WI	6421 Washington Avenue	Mount Pleasant, WI	53406
10	Fairfield Inn - Mankato, MN	141 Apache Place	Mankato, MN	56001

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

TMI HOTEL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	10	Loan Seller		CGMRC
Location (City/State)	Various	Cut-off Date Principal Balance		$47,326,591
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$61,784.06
Size (Rooms)	766	Percentage of Initial Pool Balance		3.4%
Total TTM Occupancy as of 7/31/2012(1)	76.8%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 7/31/2012(1)	76.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate		4.9700%
Appraised Value	$76,300,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		300
Underwritten Revenues	$19,733,286
Underwritten Expenses	$13,183,837	Escrows
Underwritten Net Operating Income (NOI)	$6,549,448
Underwritten Net Cash Flow (NCF)	$5,760,116		Upfront	Monthly
Cut-off Date LTV Ratio	62.0%	Taxes	$501,730	$16,463
Maturity Date LTV Ratio(2)	45.4%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	1.98x / 1.74x	FF&E(3)	$0	$65,778
Debt Yield Based on Underwritten NOI / NCF	13.8% / 12.2%	Other(4)	$8,545,131	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$47,400,000	99.6%	Loan Payoff	$34,829,559	73.2%
Other Sources	185,000	0.4	Reserves	9,046,861	19.0
			Principal Equity Distribution	2,411,113	5.1
			Closing Costs	1,297,467	2.7
Total Sources	$47,585,000	100.0%	Total Uses	$47,585,000	100.0%

(1)	Reflects the average Total Occupancy and Owned Occupancy, respectively, for TTM ended 7/31/2012.
(2)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $92,800,000. The Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value is 55.2%.
(3)	See “—Escrows” below.
(4)	Upfront other escrow represents the deferred maintenance reserve ($60,656) and property improvement plan (“PIP”) reserve ($8,484,475). See “—Escrows” and “—Property Improvement Plan” below.

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The Mortgage Loan.  The mortgage loan (the “TMI Hotel Portfolio  Loan”) is evidenced by a note in the original principal amount of $47,400,000 and is secured by separate first priority mortgages or deeds of trust, as applicable, encumbering 10 hotels with an aggregate of 766 rooms, located in Arizona, Michigan, Minnesota, Ohio, Oklahoma, Texas, Wisconsin, and Wyoming (the “TMI Hotel Portfolio Properties”).  The TMI Hotel Portfolio Loan was originated on September 14, 2012 by Citigroup Global Markets Realty Corp. and represents approximately 3.4% of the Initial Pool Balance.  The TMI Hotel Portfolio Loan has a principal balance as of the Cut-off Date of $47,326,591 and an interest rate of 4.9700% per annum.  The proceeds of the TMI Hotel Portfolio Loan were primarily used to refinance existing debt, fund reserves, and return capital to the borrower.

The TMI Hotel Portfolio Loan had an initial term of 60 months and has a remaining term of 59 months.  The TMI Hotel Portfolio Loan requires payments of interest and principal during the term of the loan based on a 25-year amortization schedule.  The scheduled maturity date is the due date in October 2017.  Prior to July 6, 2017, the borrower has the right to voluntarily prepay the TMI Hotel Portfolio Loan at any time provided that the borrower pays an additional amount equal to the greater of (a) a yield maintenance premium or (b) an amount equal to 1% of the principal amount being prepaid. On or after July 6, 2017, the borrower may voluntarily prepay the TMI Hotel Portfolio Loan without penalty.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

TMI HOTEL PORTFOLIO

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The Mortgaged Properties.  The TMI Hotel Portfolio Properties consist of 10 hotels with a total of 766 rooms.  The following table presents certain information relating to the TMI Hotel Portfolio  Properties:

Property	Allocated Cut-off Date Balance	% of Portfolio Allocated Cut-off Date Balance	Number of Rooms	Allocated Cut-off Date Balance / Room	Year Built / Latest Renovation	Appraised Value	Appraisal Date	UW NCF
Homewood Suites - Houston, TX	$7,393,532	15.6%	96	$77,016	1998 / NAP	$12,100,000	7/2/2012	$851,775
Residence Inn - Peoria, AZ	5,935,793	12.5	90	$65,953	1998 / NAP	10,000,000	7/6/2012	698,872
Residence Inn - Waco, TX	5,306,769	11.2	78	$68,035	1997 / NAP	8,700,000	7/6/2012	624,853
Homewood Suites - Maumee, OH	5,161,993	10.9	78	$66,179	1997 / 2010	7,600,000	7/9/2012	683,321
Fairfield Inn - Cheyenne, WY	4,937,342	10.4	62	$79,635	1994 / 2004	7,300,000	7/5/2012	618,551
Hampton Inn - Shawnee, OK	4,522,984	9.6	63	$71,793	1996 / 2008	6,600,000	7/5/2012	554,981
Homewood Suites - Grand Rapids, MI	4,298,333	9.1	78	$55,107	1997 / 2010	7,400,000	7/2/2012	506,055
TownePlace Suites - Houston, TX	4,143,573	8.8	94	$44,081	1997 / NAP	6,100,000	7/5/2012	549,996
Fairfield Inn & Suites - Racine, WI	3,564,471	7.5	63	$56,579	1991 / NAP	6,100,000	7/6/2012	428,591
Fairfield Inn - Mankato, MN	2,061,802	4.4	64	$32,216	1997 / 2010	4,400,000	7/6/2012	243,122
Total / Wtd. Avg.	$47,326,591	100.0%	766	$61,784		$76,300,000		$5,760,116

The following table presents certain information relating to the TTM ended 8/31/2012 penetration rates relating to the TMI Hotel Portfolio Properties, as provided in travel research reports for the TMI Hotel Portfolio Properties:

TTM Ended 8/31/2012 Penetration Rates

	Competitive Set(1)			TTM 8/31/2012(1)			Penetration Factor(1)
Property	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR
Homewood Suites - Houston, TX	67.8%	$106.69	$72.29	83.3%	$112.67	$93.88	123.0%	105.6%	129.9%
Residence Inn - Peoria, AZ	63.9%	$75.44	$48.19	68.6%	$101.56	$69.69	107.4%	134.6%	144.6%
Residence Inn - Waco, TX	61.9%	$103.45	$64.02	74.5%	$98.61	$73.49	120.4%	95.3%	114.8%
Homewood Suites - Maumee, OH	68.7%	$82.68	$56.84	78.8%	$101.51	$79.97	114.6%	122.8%	140.7%
Fairfield Inn - Cheyenne, WY	74.4%	$95.37	$70.95	81.9%	$95.39	$78.09	110.0%	100.0%	110.1%
Hampton Inn - Shawnee, OK	70.1%	$75.12	$52.67	79.4%	$92.54	$73.46	113.2%	123.2%	139.5%
Homewood Suites - Grand Rapids, MI	70.1%	$93.13	$65.32	84.9%	$93.14	$79.05	121.0%	100.0%	121.0%
TownePlace Suites - Houston, TX	74.5%	$67.08	$49.94	80.7%	$75.26	$60.71	108.3%	112.2%	121.6%
Fairfield Inn & Suites - Racine, WI	54.2%	$64.57	$34.99	66.5%	$90.89	$60.45	122.7%	140.8%	172.8%
Fairfield Inn - Mankato, MN	54.1%	$75.13	$40.61	65.8%	$76.06	$50.05	121.7%	101.2%	123.2%
Total / Wtd. Avg.	66.3%	$84.39	$56.15	76.8%	$94.31	$72.60	116.0%	113.5%	131.4%

(1)	Source: Travel research reports.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

TMI HOTEL PORTFOLIO

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the TMI Hotel Portfolio Properties:

	TTM 8/31/2010 (1)			TTM 8/31/2011(1)			TTM 8/31/2012(1)			Underwritten
Property	Occ	ADR	RevPAR	Occ	ADR	RevPAR	Occ	ADR	RevPAR	Occ	ADR	RevPAR
Homewood Suites - Houston, TX	58.4%	$117.23	$68.50	67.2%	$116.87	$78.56	83.3%	$112.67	$93.88	80.0%	$112.33	$89.86
Residence Inn - Peoria, AZ	66.1%	$97.34	$64.38	70.4%	$98.74	$69.56	68.6%	$101.56	$69.69	70.9%	$100.75	$71.44
Residence Inn - Waco, TX	75.3%	$96.68	$72.80	75.0%	$93.78	$70.37	74.5%	$98.61	$73.49	77.8%	$96.62	$75.13
Homewood Suites - Maumee, OH	74.9%	$91.43	$68.47	79.1%	$96.09	$75.97	78.8%	$101.51	$79.97	79.5%	$100.37	$79.77
Fairfield Inn - Cheyenne, WY	76.0%	$81.26	$61.75	81.9%	$89.08	$73.00	81.9%	$95.39	$78.09	75.0%	$94.10	$70.57
Hampton Inn - Shawnee, OK	72.3%	$79.55	$57.51	74.4%	$86.48	$64.33	79.4%	$92.54	$73.46	75.0%	$91.55	$68.66
Homewood Suites - Grand Rapids, MI	76.0%	$86.76	$65.98	84.5%	$87.79	$74.20	84.9%	$93.14	$79.05	80.0%	$92.72	$74.17
TownePlace Suites - Houston, TX	50.3%	$76.26	$38.38	70.3%	$68.27	$48.02	80.7%	$75.26	$60.71	76.0%	$74.47	$56.60
Fairfield Inn & Suites - Racine, WI	65.1%	$75.41	$49.07	69.0%	$84.03	$57.96	66.5%	$90.89	$60.45	67.1%	$89.75	$60.21
Fairfield Inn - Mankato, MN	67.8%	$67.91	$46.05	62.0%	$71.93	$44.63	65.8%	$76.06	$50.05	62.0%	$75.54	$46.84
Total / Wtd. Avg.	67.4%	$88.47	$59.57	73.2%	$90.14	$66.06	76.8%	$94.31	$72.60	74.8%	$93.39	$70.15

(1)	Source: Travel research report.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the TMI Hotel Portfolio Properties:

Cash Flow Analysis
	2010	2011	TTM 7/31/2012	Underwritten	Underwritten $ per Room
Room Revenue	$17,030,650	$19,133,737	$20,234,594	$19,528,172	$25,494
Food & Beverage Revenue	0	0	2,092	2,086	3
Other Revenue	353,213	214,193	207,930	203,027	265
Total Revenue	$17,383,862	$19,347,930	$20,444,616	$19,733,286	$25,761

Room Expense	$4,074,798	$4,422,448	$4,720,548	$4,556,179	$5,948
Food & Beverage Expense	0	0	0	0	0
Other Expense	246,458	264,796	342,521	330,559	432
Total Departmental Expense	$4,321,256	$4,687,244	$5,063,069	$4,886,738	$6,380
Total Undistributed Expense	6,437,186	7,028,223	7,191,905	7,066,436	9,225
Total Fixed Charges	1,150,096	1,152,075	1,114,996	1,230,664	1,607
Total Operating Expenses	$11,908,537	$12,867,542	$13,369,969	$13,183,837	$17,211

Net Operating Income	$5,475,327	$6,480,389	$7,074,647	$6,549,448	$8,550
FF&E	0	0	0	789,330	1,030
Net Cash Flow	$5,475,327	$6,480,389	$7,074,647	$5,760,116	$7,520

■
Appraisal.  According to the appraisals, the TMI Hotel Portfolio Properties had a combined “as-is” appraised value of $76,300,000 as of the appraisal effective date between July 2, 2012 and July 9, 2012.

■	Environmental Matters. According to the Phase I environmental reports, each dated July 18, 2012, there are no recommendations for further action at any of the TMI Hotel Portfolio Properties.

■
The Borrowers.  The borrowers are seven North Dakota corporations and three North Dakota limited partnerships, each a single-purpose, single-asset entity.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the TMI Hotel Portfolio Loan. TMI Hospitality, Inc. (“TMI”), a North Dakota corporation, is the non-recourse carveout guarantor of the TMI Hotel Portfolio Loan and indirectly owns the TMI Hotel Portfolio Properties. TMI is directly owned by TMI Hospitality, Inc. Employee Stock Ownership Plan and Trust (“TMI ESOP”).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

TMI HOTEL PORTFOLIO

■
Escrows.  On the origination date, the borrower funded aggregate reserves of $9,046,861 with respect to the TMI Hotel Portfolio  Loan, comprised of (i) $8,484,475 in respect of a property improvement plan relating to the TMI Hotel Portfolio Properties as described in “—Property Improvement Plan and Capital Plan” below (the “PIP Reserve”); (ii) $501,730 for real estate taxes; and (iii) $60,656 for deferred maintenance. For so long as no event of default is continuing, the borrower is permitted to substitute a letter of credit, for the PIP Reserve and is entitled to the return of the funds on deposit in the PIP Reserve at such time as such letter of credit is provided in lieu of reserve deposits.

On each monthly due date, the borrower is required to fund the following reserves with respect to the TMI Hotel Portfolio  Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) at lender’s option, if the liability or casualty insurance policies are not maintained by the borrower under blanket or umbrella policies, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; and (iii) a reserve for furniture, fixtures and equipment (the “FF&E Reserve”) in an amount equal to the greater of (a) 1/12 of 4% of the greater of (x) the annual gross revenues for each individual TMI Hotel Portfolio Property for the immediately preceding calendar year and (y) the projected annual gross revenues for such individual TMI Hotel Portfolio Property for the then current calendar year as set forth in the annual budget and (b) the amount required by the applicable franchisor under each respective franchise agreement.

In addition, on each monthly due date occurring on and after the monthly due date occurring in January 2013, the borrower is required to deposit into an account (the “Seasonality Reserve”) an amount equal to the then applicable Seasonality Reserve Monthly Deposit. The “Seasonality Reserve Monthly Deposit” are required to be (i) determined by lender for each loan year on or prior to the monthly due date occurring in January of each loan year and (ii) in amounts such that, on each monthly due date occurring prior to the commencement of each UCF Shortfall Month, the Seasonality Reserve funds will be at least equal to the UCF Shortfall for such UCF Shortfall Month. The UCF Shortfalls and UCF Shortfall Months will be determined by the lender based upon the annual budget; provided, however, if (A) no annual budget is provided to the lender at least ten (10) business days prior to the monthly due date occurring in January of each loan year, the lender will determine the UCF Shortfalls and UCF Shortfall Months for the applicable Loan Year and (B) the aggregate annual amount of the UCF Shortfalls for any loan year is determined to be less than $50,000, no Seasonality Reserve deposits will be required for such loan year.

“UCF Shortfall Month” means any interest accrual period occurring in any loan year in which a UCF Shortfall is projected to occur or has occurred (as applicable).

“UCF Shortfall” means, for any applicable UCF Shortfall Month, the amount by which cash flow (as determined by lender) is projected to be or was (as applicable) insufficient to support a debt service coverage ratio of at least 1.10x.

Furthermore, on each monthly due date occurring during the continuance of a TMI Hotel Portfolio Trigger Period, the borrower is required to deposit an amount equal to (1) the aggregate amount of approved operating expenses and approved extraordinary expenses for each month into the operating expense account and (2) the excess cash flow generated by the TMI Hotel Portfolio Properties after payment of debt service and required reserves for each month into an excess cash flow account, provided, however, that if any TMI Hotel Portfolio Trigger Period that is then continuing is (x) due solely to the existence of one or more trigger periods resulting from the occurrence of certain adverse events relating to the renewal of the franchise agreement for any TMI Hotel Portfolio Property (each, a “Franchise Renewal Trigger”) and (y) the lender has received evidence satisfactory to lender that a blocked account has been established for each TMI Hotel Portfolio Property subject to such Franchise Renewal Trigger (the “Franchise Renewal Trigger Event Property”), borrower’s required deposit of excess cash flow, as described in (2) above, is limited to the excess cash flow generated by each Franchise Renewal Trigger Event Property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

TMI HOTEL PORTFOLIO

A “TMI Hotel Portfolio Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio (as calculated under the loan agreement) being less than 1.20x, (iii) the occurrence of certain adverse events relating to the status and good standing of the then existing franchise agreement (the “Existing Franchise Agreement”) or related franchisor for any TMI Hotel Portfolio Property (each, a “Franchise Agreement Trigger Event”), (iv) the naming of TMI (as distinguished from the TMI ESOP, in its capacity as a nominal defendant) as a defendant in a class action described below under “—Litigation”, (v) the occurrence of a Franchise Renewal Trigger and (vi) the occurrence of a PIP Trigger (as defined below under “—Property Improvement Plan”); and (B) expiring upon (u) with regard to any TMI Hotel Portfolio Trigger Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default, (v) with regard to any TMI Hotel Portfolio Trigger Period commenced in connection with clause (A)(ii) above, the date that the debt service coverage ratio (as calculated under the loan agreement) is equal to or greater than 1.25x for two (2) consecutive calendar quarters, (w) with regard to any TMI Hotel Portfolio Trigger Period commenced in connection with clause (A)(iii) above, the related Franchise Agreement Trigger Event ceasing to exist as a result of the lender receiving satisfactory evidence confirming the existence and good standing of the Existing Franchise Agreement or an acceptable replacement franchise agreement for the applicable TMI Hotel Portfolio Property, (x) with regard to any TMI Hotel Portfolio Trigger Period commenced in connection with clause (A)(iv) above, borrowers’ delivery to lender of evidence of (1) the dismissal of the applicable Class Action with prejudice, (2) the unconditional, irrevocable withdrawal of all claims asserted against TMI in the applicable Class Action, (3) the issuance of a final, non-appealable judgment in favor of TMI in the applicable Class Action or (4) the discharge of any judgment issued against TMI in the applicable Class Action, (y) with regard to any TMI Hotel Portfolio Trigger Period commenced in connection with clause (A)(v) above, lender’s receipt of evidence of the renewal of the Existing Franchise Agreement or the entering into of an acceptable replacement franchise agreement for the applicable TMI Hotel Portfolio Property, and the payment (or, to the extent not previously paid by the borrower, the deposit in the PIP Reserve (which deposit may be funded, to the extent the applicable property improvement plan includes FF&E, via a transfer to the PIP Reserve from funds then on deposit in the FF&E Reserve of the amount (if any) the lender reasonably determines is then sufficiently reserved for in the FF&E Reserve)) of any funds required in connection with any new property improvement plan required in connection with such renewal or replacement franchise agreement as applicable, and (z) with regard to any TMI Hotel Portfolio Trigger Period commenced in connection with clause (A)(vi) above, the first to occur of (1) borrowers’ completion of the associated PIP work and lender’s receipt of the related PIP completion evidence or (ii) borrower’s depositing in the PIP reserve account an amount equal to 120% (or such lesser percentage as may be acceptable to lender in its sole discretion, but in no event less than 110%) of the applicable Excess PIP Costs (as defined below under “—Property Improvement Plan”). Notwithstanding the foregoing, a TMI Hotel Portfolio Trigger Period will not be deemed to expire in the event that a TMI Hotel Portfolio Trigger Period then exists for any other reason.

■
Lockbox and Cash Management.  The TMI Hotel Portfolio Loan requires various lender-controlled lockbox accounts, which are already in place. The TMI Hotel Portfolio Loan requires all revenue and credit card receipts payable with respect to the TMI Hotel Portfolio  Properties to be deposited directly into each respective lockbox account; provided, however, that with respect to the cash and check receipts, as distinguished from credit card receipts, for the Homewood Suites - Grand Rapids Property, the Homewood Suites - Maumee Property, and the Hampton Inn – Shawnee Property, (collectively the “OH, MI, and OK Check and Cash Receipts”), these cash and check receipts are first deposited into local borrower-controlled operating accounts (each such account, a “Property Account”). The borrower is required to request a wire transfer of all amounts on deposit in such Property Accounts (less the amount of $1,000, to be held as a minimum balance in each account) to the lender-controlled lockbox accounts not less than one time each week during the loan term.  On each monthly due date and on the last business day of each calendar week (other than any calendar week which includes a monthly due date), the lender is required to allocate all funds, if any, on deposit in the cash management account and disburse such funds in amounts and order of priority pursuant to the loan documents.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

TMI HOTEL PORTFOLIO

With respect to the OH, MI, and OK Check and Cash Receipts, (i) upon the occurrence and during the continuance of a TMI Hotel Portfolio Trigger Period, (ii) if sums deposited in any Property Account during any calendar month exceed 15% of the applicable TMI Hotel Portfolio Property’s gross receipts for such calendar month, or (iii) if sums deposited in the Property Accounts during any calendar month exceed 5% of the aggregate amount of the gross receipts for all of the individual TMI Hotel Portfolio Properties for such calendar month, the lender has the right to require the related borrower(s) to each open a controlled account in the name of the borrower for the sole and exclusive benefit of lender with a new bank and cause the applicable OH, MI, and OK Check and Cash Receipts to be directly deposited into such accounts.

■
Property Management.  Each of the TMI Hotel Portfolio Properties is currently managed by TMI Property Management, Inc., a manager affiliated with the borrower, pursuant to a hotel management agreement.  Under the loan documents, the TMI Hotel Portfolio Properties may be managed by TMI Property Management, Inc. or any other management company approved by lender (which approval may be conditioned upon receipt of a Rating Agency Confirmation) and, to the extent the management company is an affiliate of the borrower, with respect to which a new non-consolidation opinion has been received.  The lender has the right to require the borrower to replace TMI Property Management, Inc. as property manager upon the occurrence of certain events (including, among others, a material default by TMI Property Management, Inc. under the hotel management agreement or if TMI Property Management, Inc. files a voluntary bankruptcy or insolvency proceeding).

■
Release of Collateral. Provided no event of default is then continuing under the TMI Hotel Portfolio  Loan, the borrower has the right at any time, upon prior written notice to lender, to release one or more of the TMI Hotel Portfolio Properties from the liens of the loan documents, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) prepayment in an amount equal to the greater of (a) 125% of the allocated loan amount with respect to such individual TMI Hotel Portfolio  Property and (b) 80% of the net sales proceeds applicable to such individual TMI Hotel Portfolio Property, (ii) for any prepayment prior to July 6, 2017, payment of a yield maintenance premium, (iii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan agreement) for the remaining TMI Hotel Portfolio  Properties would be no less than the greater of (a) 1.74x and (b) the debt service coverage ratio immediately prior to the release; (iv) after giving effect to the release, the debt yield (as calculated under the loan agreement) for the remaining TMI Hotel Portfolio  Properties would be no less than the greater of (a) 12.15% and (b) the debt yield immediately prior to the release; (v) after giving effect to the release, the loan-to-value ratio (as calculated under the loan agreement) for the remaining TMI Hotel Portfolio  Properties would be no greater than the lesser of (a) 62.10% and (b) the loan-to-value ratio immediately prior to the release; and (vi) delivery of Rating Agency Confirmation.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the TMI Hotel Portfolio Properties, plus eighteen (18) months of business interruption coverage in an amount equal to 100% of the projected net profit plus fixed expenses from the TMI Hotel Portfolio Properties for a period continuing until the restoration of the TMI Hotel Portfolio Properties have been completed. The terrorism insurance is required to contain a deductible that is no larger than $100,000. The required terrorism insurance may be included in a blanket policy, subject to lender’s approval. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

TMI HOTEL PORTFOLIO

■
Property Improvement Plan.  The loan documents require that borrower complete the remaining work under the property improvement plan (“PIP”) with an estimated cost of $7,070,396 as detailed in the table below.  The remaining work mostly entails interior and exterior improvements necessary to comply with chain-mandated PIPs at each of the respective TMI Hotel Portfolio Properties.

Property	Rooms	Year Built	Year Renovated	Budgeted Cost	Allocated PIP Reserve Funds
Homewood Suites – Houston, TX	96	1998	2009	$765,903	$919,084
Residence Inn - Peoria, AZ	90	1999	2012	949,451	1,139,341
Residence Inn - Waco, TX	78	1997	2009	758,252	909,902
Homewood Suites - Maumee, OH	78	1997	2010	655,525	786,630
Fairfield Inn - Cheyenne, WY	60	1994	2012	785,265	942,318
Hampton Inn - Shawnee, OK	63	1996	2008	456,000	547,200
Homewood Suites - Grand Rapids, MI	78	1997	2010	1,500,000	1,800,000
TownePlace Suites - Houston, TX	94	1998	2008	1,200,000	1,440,000
Fairfield Inn & Suites - Racine, WI	63	1991	2010	0	0
Fairfield Inn - Mankato, MN	62	1997	2010	0	0
Total	762			$7,070,396	$8,484,475

As described in “—Escrows” above, at origination, the borrower reserved $8,484,475 in respect of the foregoing work, plus $60,656 for certain deferred maintenance work required per the loan documents.  Additionally, a TMI Hotel Portfolio Trigger Period will exist if estimated costs for the related PIP work (exclusive of any portion thereof which has previously been performed and paid for by borrower in accordance with the terms of the loan documents) exceed the corresponding available allocated PIP reserve funds (such excess, “Excess PIP Costs”) by an amount greater than $50,000 (such resulting TMI Hotel Portfolio Trigger Period, a “PIP Trigger”).

■
Litigation.  Two class action lawsuits (each, a “Class Action”) have been brought against a party or parties affiliated with and/or constituting the sellers of the ownership interests in TMI, relating to, among other things, the transactions by which such ownership interests were acquired, and the party(ies) defendant to such lawsuits have claimed to be entitled to indemnification for such lawsuits from TMI.  Any such indemnification required to be made by TMI that is not covered by TMI’s D&O insurance could cause TMI to fail to satisfy certain net worth and liquidity covenants set forth in the loan documents, which such failure would constitute an event of default under the TMI Hotel Portfolio Loan.  In addition, while TMI is currently not a named defendant in either such Class Action, if TMI is named as a defendant in either Class Action, a TMI Hotel Portfolio Trigger Period will commence.  See “—Escrows” above.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

222 BROADWAY

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

222 BROADWAY

222 Broadway
222 Broadway
New York, NY 10038
TRIBECA
CIVIC CENTER
CITY HALL PARK
INSURANCE DISTRICT
FINANCIAL DISTRICT
BATTERY PARK CITY
BATTERY PARK
Hudson River
East River
WEST STREET
BROADWAY
CHURCH STREET
WEST BROADWAY
CHAMBERS STREET
WARREN STREET
MURRAY STREET
PARK PLACE
BARCLAY STREET
VESEY STREET
FULTON STREET
ANN STREET
DEY STREET
CORTLAND STREET
LIBERTY STREET
CEDAR STREET
PINE STREET
WALL STREET
RECTOR STREET
BEAVER STREET
NASSAU STREET
WILLIAM STREET
PEARL STREET
WATER STREET
FRONT STREET
MAIDEN LANE
JOHN STREET
GREENWICH STREET
TRINITY PLACE
BROAD STREET
HANOVER SQUARE
STATE STREET
WHITEHALL STREET
FDR / SOUTH STREET VIADUCT
BROOKLYN BATTERY TUNNEL
WORLD TRADE CENTER MEMORIAL
LIBERTY PARK
WINTER GARDEN
GATEWAY PLAZA
WOOLWORTH BLDG
FULTON STREET TRANSIT SITE
FEDERAL RESERVE BANK
TRINITY CHURCH
NEW YORK STOCK EXCHANGE
AMERICAN STOCK EXCHANGE
120 BROADWAY
BOWLING GREEN
VIETNAM VETERANS PLAZA
SOUTHBRIDGE TOWERS
55 WATER
4 NEW YORK PLAZA
1 NEW YORK PLAZA
DOWNTOWN MANHATTAN HELIPORT
ROBERT F. WAGNER JR. PARK
ESPLANADE
MAP © 2012 CARTIFACT, INC.
DATA © BROADMAP

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

222 BROADWAY

Floor	RSF	Tenant(s)
31	0	Mechanical Floor
30	0	Mechanical Floor
29	0	Mechanical Floor
28	0	Mechanical Floor
27	9,280	Bank of America
26	9,266	Bank of America
25	8,250	Peltz Walker
24	9,267	Bank of America
23	11,454	Bank of America
22	15,676	Vacant
21	16,627	Vacant
20	16,594	Vacant
19	17,508	Vacant
18	24,121	Vacant
17	25,678	Bank of America
16	26,664	Bank of America
15	30,755	Vacant
14	36,344	Bank of America
13	36,344	Bank of America
12	35,999	Bank of America
11	37,580	Bank of America
10	36,553	Bank of America
9	39,088	Bank of America
8	39,116	Bank of America
7	39,443	Bank of America
6	39,287	Bank of America
5	39,576	Bank of America
4	39,461	Bank of America
3	39,580	Bank of America
2	34,707	Bank of America
1 Retal/ Lobby	16,026	Au Bon Pain; Vacant; Lobby; JP Morgan; Vacant
Basement 1	19,622	Vacant; BofA; Au Bon Pain; JP Morgan; Peltz & Walker
Basement 2	24,601	BofA; Vacant; Engineer/ Conf; Verizon
Basement 3	1,981	Mgmt Office; Vacant
Total NRA	**776,448**	

May 2022
March 2014
Vacant
June 2021
MTM

Retail Unit Release 96,937 sf

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

222 BROADWAY

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GSMC
Location (City/State)	New York, New York		Cut-off Date Principal Balance(1)		$35,000,000
Property Type	Office		Cut-off Date Principal Balance per SF(2)		$173.87
Size (SF)	776,448		Percentage of Initial Pool Balance		2.5%
Total Occupancy as of 11/1/2012	80.2%		Number of Related Mortgage Loans		None
Owned Occupancy as of 11/1/2012	80.2%		Type of Security		Fee Simple
Year Built / Latest Renovation	1961 / 2008–2011		Mortgage Rate		4.8990%
Appraised Value	$230,000,000		Original Term to Maturity (Months)		60
			Original Amortization Term (Months)		0
Underwritten Revenues	$34,139,182
Underwritten Expenses	$19,575,604		Escrows
Underwritten Net Operating Income (NOI)	$14,563,578			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,938,573		Taxes	$2,424,670	$404,112
Cut-off Date LTV Ratio(2)	58.7%		Insurance	$0	$0
Maturity Date LTV Ratio(2)(3)	50.0%		Replacement Reserves	$0	$18,353
DSCR Based on Underwritten NOI / NCF(2)	2.17x / 2.08x		TI/LC	$9,000,000	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.8% / 10.3%		Other	$0	$0

Sources and Uses(2)
Sources	$	%	Uses	$	%
Loan Amount	$135,000,000	55.8%	Purchase Price	$230,000,000	95.1%
Principal’s New Cash Contribution	106,827,924	44.2	Reserves	11,424,670	4.7
			Closing Costs	231,410	0.1
			Other Uses	171,844	0.1
Total Sources	$241,827,924	100.0%	Total Uses	$241,827,924	100.0%

(1)
The Cut-off Date Principal Balance of $35,000,000 represents the note A-2 of a $135,000,000 whole loan evidenced by two pari passu notes.  The companion loan is the note A-1 in the principal amount of $100,000,000 as of the Cut-off Date that is held outside the Issuing Entity.

(2)	Calculated based on the entire 222 Broadway Whole Loan.
(3)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $270,000,000. The Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value is 58.7%. See “—Appraisal” below.

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The Mortgage Loan. The mortgage loan (the “222 Broadway Loan”) is part of a whole loan structure (the “222 Broadway Whole Loan”) comprised of two pari passu notes that are together secured by a first mortgage encumbering an office building located in New York, New York (the “222 Broadway Property”).  The 222 Broadway Loan (evidenced by note A-2), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $35,000,000 and represents approximately 2.5% of the Initial Pool Balance, and the related companion loan (the “222 Broadway Companion Loan”) (evidenced by note A-1), which was contributed to the CGCMT 2012-GC8 securitization transaction, has an outstanding principal balance as of the Cut-off Date of $100,000,000. The 222 Broadway Whole Loan was originated on May 29, 2012 by Goldman Sachs Commercial Mortgage Capital, L.P., and was subsequently purchased by Goldman Sachs Mortgage Company.  The 222 Broadway Whole Loan had an original principal balance of $135,000,000 and each note has an interest rate of 4.8990% per annum.  The proceeds of the 222 Broadway Whole Loan were used to acquire the 222 Broadway Property. The 222 Broadway Whole Loan will be serviced under the 2012-GC8 pooling and servicing agreement. See “Description of the Mortgage Pool – Non-Serviced Whole Loans” for more information regarding the co-lender agreement that governs the relative rights of the holders of the 222 Broadway Loan and the 222 Broadway Companion Loan, and see “The Pooling and Servicing Agreement – Servicing of the Non-Serviced Loans” in Free Writing Prospectus.

The 222 Broadway Loan had an initial term of 60 months and has a remaining term of 55 months.  The 222 Broadway Loan requires payments of interest only during its term.  The scheduled maturity date is the due date in June 2017.  Voluntary prepayment of the 222 Broadway Loan is prohibited prior to March 6, 2017.  Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the second anniversary of the Closing Date.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

222 BROADWAY

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The Mortgaged Property. The 222 Broadway Property is an approximately 776,448 SF office building located in New York, New York and is primarily leased to Bank of America (“BofA”).  The 222 Broadway Property was constructed in 1961 and was partially renovated between 2008 and 2011. As of November 1, 2012, Total and Owned Occupancy was 80.2%.

In June 1997, Merrill Lynch acquired and occupied the 222 Broadway Property until December 2008, when BofA acquired Merrill Lynch and took possession of the 222 Broadway Property. Since 2009, BofA owned and occupied a large portion of the 222 Broadway Property. A joint venture between a subsidiary of BCSP VI U.S. Investments, L.P. (“BCSP VI”) and L&L 222 Broadway, LLC acquired the 222 Broadway Property from BofA as part of a sale/leaseback transaction for a purchase price of approximately $230 million and with a 10-year (initial term) lease to BofA for 595,953 SF, which commenced on the loan origination date, May 29, 2012.

As of November 1, 2012, there was approximately 121,281 SF of vacant office space located on the upper floors of the building and, per the appraisal, market rents are estimated to be between $42.00-$45.00 per SF. Also, as of November 1, 2012, there was approximately 7,478 SF of vacant retail space comprised of approximately 5,550 SF of space on Fulton Street and approximately 1,928 SF of space on Ann Street and, per the appraisal, market rents are estimated to be $200.00 per SF for the Fulton Street space and $75.00 per SF for the Ann Street space. See “—Cash Flow Analysis” below.

The following table presents certain information relating to the tenants at the 222 Broadway Property:

Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Bank of America	A / Baa2 / A-	595,953	76.8%	$8,939,009	75.9%	$15.00	5/31/2022	3, 5-year extensions
JPMorgan Chase(2)	A+ / A2 / A	14,961	1.9	2,530,000	21.5	169.11	6/30/2021	NA
Peltz & Walker	NR / NR / NR	9,000	1.2	275,250	2.3	30.58	3/31/2014	NA
Au Bon Pain(3)	NR / NR / NR	1,325	0.2	28,905	0.2	21.82	MTM	NA
Verizon(4)	A / A3 / A-	140	0.0	4,550	0.0	32.50	MTM	NA
Total Tenants		621,379	80.0%	$11,777,714	100.0%	$18.95
Remaining Tenants(5)		1,325	0.2	0	0.0	0.00
Vacant		153,744	19.8	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		776,448	100.0%	$11,777,714	100.0%	$18.91

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Au Bon Pain subleases 2,200 SF from JPMorgan Chase at a current annual base rent of $280,478 increasing to $332,684 on 11/1/2012. JPMorgan Chase had the option to terminate the sublease at any time prior to 11/1/2012 and elected not to exercise that option.

(3)	Represents basement storage space leased by Au Bon Pain on a MTM basis.
(4)	Represents basement storage space.
(5)	Remaining space is occupied by the management office, a conference room and the chief engineer’s office.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

222 BROADWAY

The following table presents the lease rollover schedule at the 222 Broadway Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM(2)	2,790	0.4%	0.4%	$33,455	0.3%	$11.99	5
2012	0	0.0	0.4%	0	0.0	0.00	0
2013	0	0.0	0.4%	0	0.0	0.00	0
2014	9,000	1.2	1.5%	275,250	2.3	30.58	1
2015	0	0.0	1.5%	0	0.0	0.00	0
2016	0	0.0	1.5%	0	0.0	0.00	0
2017	0	0.0	1.5%	0	0.0	0.00	0
2018	0	0.0	1.5%	0	0.0	0.00	0
2019	0	0.0	1.5%	0	0.0	0.00	0
2020	0	0.0	1.5%	0	0.0	0.00	0
2021	14,961	1.9	3.4%	2,530,000	21.5	169.11	1
2022	595,953	76.8	80.2%	8,939,009	75.9	15.00	1
2023 & Thereafter	0	0.0	80.2%	0	0.0	0.00	0
Vacant	153,744	19.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	776,448	100.0%		$11,777,714	100.0%	$18.91	8

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	MTM space includes storage space, management office, a conference room and a chief engineer’s office.

The following table presents certain information relating to historical leasing at the 222 Broadway Property:

Historical Leased %(1)
	2009	2010	2011
Owned Space	NA	NA	NA

(1)	Prior to the acquisition by the borrower, the 222 Broadway Property was owner-occupied with minimal leasing to third parties.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 222 Broadway Property:

Cash Flow Analysis(1)(2)

	Underwritten(3)	Underwritten $ per SF
Base Rent(4)	$19,813,396	$25.52
Overage Rent	0	0.00
Gross Up Vacancy	0	0.00
Total Rent	$19,813,396	$25.52
Total Reimbursables	16,120,006	20.76
Parking Income	59,155	0.08
Other Income	0	0.00
Less Vacancy & Credit Loss	(1,853,374)	(2.39)
Effective Gross Income	$34,139,182	$43.97

Total Operating Expenses	$19,575,604	$25.21

Net Operating Income	$14,563,578	$18.76
TI/LC	407,600	0.52
Capital Expenditures	217,405	0.28
Net Cash Flow	$13,938,573	$17.95

(1)	As the 222 Broadway Property was recently acquired, no historical financial information is available.
(2)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the presentation and are not considered for the underwritten cash flow.

(3)	Underwritten cash flow based on contractual rents as of 11/1/2012 and also includes certain assumptions made on underwritten base rent as outlined below.
(4)
Underwritten base rent includes $6,628,598 based on the assumption that the current vacant space is leased up at market rates and $1,407,084 from an adjustment of the net present value of rent steps for the BofA and JPMorgan Chase leases that step up in June 2017 and July 2016, respectively. Per the appraisal, market rate assumptions are as follows: Office - floors 2-14 ($35.00 per SF), floors 15-18 ($38.00 per SF), floors 19-22 ($42.00 per SF) and floors 23-27 ($45.00 per SF). Retail - Broadway retail ($300.00 per SF), Fulton Street retail ($200.00 per SF), Ann Street retail ($75.00 per SF), basement retail ($50.00 per SF) and basement storage ($20.00 per SF).  Underwritten net cash flow excluding the assumed lease up and rent steps is $8,349,334 and results in an underwritten DSCR of 1.25x.  We cannot assure you that the vacant space will be leased up at the assumed market rates or at all.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

222 BROADWAY

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Appraisal.  According to the appraisal, the 222 Broadway Property had an “as-is” appraised value of $230,000,000 as of an effective date of May 1, 2012 and an “as stabilized” appraised value of $270,000,000 as of an effective date of May 1, 2015, which assumes stabilized occupancy averaging near 90%.

■	Environmental Matters. According to the Phase I report, dated April 25, 2012, there are no recommendations for further actions.

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Market Overview and Competition. The 222 Broadway Property is located in New York’s Downtown market on the border of Manhattan’s World Financial and Insurance submarkets. According to the appraisal, once the World Trade Center site is completed, an additional 10.6 million SF will be added to the Downtown market inventory.  This excludes Seven World Trade Center, as it has been completed. Published reports indicate that One World Trade Center is expected to be completed in 2013, and tenants are expected to begin taking occupancy in early 2014. According to the appraisal, the total inventory for Class A space in the Insurance District was 5,202,929 SF as of the first quarter of 2012 with an overall vacancy rate of 5.6%. Class A office asking rents in the Insurance District averaged $37.40 per SF in the first quarter of 2012 which is 2.5% higher than the previous year. Class A leasing activity finished the first quarter of 2012 at 79,255 SF, the highest first quarter leasing velocity since 2007 representing a 16.3% increase over the previous year. According to the appraisal, the total inventory for Class A space in the World Financial sub district was 11,902,802 SF as of the first quarter of 2012 with an overall vacancy rate of 3.2%. Class A office asking rents in the World Financial District averaged $58.80 per SF in the first quarter of 2012.

The following table presents certain information relating to certain lease comparables provided in the appraisal for the 222 Broadway Property:

Office Lease Comparables(1)

	22 Cortlandt Street	88 Pine Street	120 Wall Street	100 Church Street	Four World Financial Center
SF	126,715	18,067	13,780	57,817	520,000
Lease Start	January 2012	December 2011	November 2011	October 2011	October 2011
Rent Rate per SF	$33.90	$40.00	$33.00	$33.00	$51.00
Expense Basis	Base Year	Base Year	Base Year	Base Year	Base Year

(1)	Source: Appraisal.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the 222 Broadway Property:

Office Sales Comparables(1)
Property Name	Sale Date	Year Built / Year Renovated	NRA (SF)	Sale Price	Sale Price per SF	Occupancy
222 Broadway	April 2012 Contract	1961 / 2008–2011	786,931	$230,000,000	$292.27	79%
4 New York Plaza	April 2012 Contract	1969 / NAP	1,121,753	$270,000,000	$240.69	95%
14 Wall Street	April 2012	1912 / NAP	1,016,723	$303,000,000	$298.02	82%
33 Maiden Lane	January 2012	1984 / NAP	624,124	$207,500,000	$332.47	86%
195 Broadway	November 2011	1913 / 1985	1,047,287	$287,000,000	$274.04	86%

(1)	Source: Appraisal.

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The Borrower.  The borrower is 222 Broadway Owner LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 222 Broadway Loan. The borrower of the 222 Broadway Loan is indirectly owned by BCSP VI and L&L 222 Broadway, LLC.  BCSP VI and L&L Holding Company, LLC (“L&L Holding”) are the non-recourse carveout guarantors of the 222 Broadway Loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

222 BROADWAY

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Escrows.  At origination, the borrower funded an escrow reserve in the amount of $2,424,670 with respect to certain tax expenses and $9,000,000 for tenant improvement and leasing costs with respect to space at the 222 Broadway Property that was vacant as of the origination date of the 222 Broadway Loan.  If trailing twelve-month net operating income as calculated under the loan agreement for the 222 Broadway Property equals or exceeds $13,000,000, any amounts remaining in the tenant improvement and leasing cost reserve will be released to the borrower.

On each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve month period; however, any such reserve in respect of insurance premiums is not required at any time that the 222 Broadway Property is insured under a blanket policy and no event of default is continuing under the 222 Broadway Loan.  In addition, the borrower is required to fund a capital expenditure reserve in the monthly amount of $18,352.88 (which amount will be proportionately reduced as provided in the loan documents if a retail condominium unit is created and released from the lien of the mortgage securing the 222 Broadway Loan as described under “—Condominium Regime” and “—Release of Collateral” below).

In addition, there is a guaranty of certain future costs incurred by the borrower to re-lease and re-tenant the space left vacated in the event that the Bank of America tenant exercises the First Contraction Option (as defined below), subject to the Guaranty Cap (as defined below). See “—Bank of America Contraction Rights Guaranty” below.

Furthermore, during the continuance of a 222 Broadway Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance premiums (if any) and capital expenditures, be reserved and held as additional collateral for the 222 Broadway Loan, which amounts are available to be disbursed to the borrower for the payment of certain costs in accordance with the terms of the loan documents.

A “222 Broadway Trigger Period” means (a) after May 29, 2013, any period from the conclusion of any fiscal quarter in which the trailing twelve month net operating income (as calculated under the loan agreement) is less than $7,500,000 and terminating at the conclusion of the second of any two consecutive fiscal quarters in which the trailing twelve month net operating income is greater than or equal to $7,500,000 and/or (b) any period commencing on the date on which the Bank of America tenant delivers timely notice that it intends to exercise its First Contraction Option (or if such notice is delivered prior to May 29, 2013, on May 29, 2013) such that, after giving effect to such contraction, net operating income, calculated on a pro forma basis, would be less than $7,500,000 and terminating as of the end of any fiscal quarter in which the trailing twelve month net operating income is equal to or greater than $7,500,000, after giving effect on a pro forma basis to the exercise of such contraction right by the Bank of America tenant for which it has delivered notice and each lease entered into after the date on which such notice is received, to the extent that the applicable tenant has taken occupancy and is paying rent. In the event that a retail condominium unit is created and released from the lien of the mortgage securing the 222 Broadway Loan as described under “—Condominium Regime” and “—Release of Collateral” below, the trigger levels described above would be reduced from $7,500,000 to $6,100,000.

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Lockbox and Cash Management.  The 222 Broadway Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account.  The loan documents also require that the borrower cause all cash revenues relating to the 222 Broadway Property and all other money received by the borrower or the property manager with respect to the 222 Broadway Property (other than lease termination fees, which are required to be remitted to the lender for deposit in the TI/LC reserve account and which are available to be disbursed to the borrower for the payment of certain costs in accordance with the terms of the loan documents, and security deposits) to be deposited into the cash management account or lockbox account by the end of the second business day following receipt.  All amounts in the lockbox account are swept to the lender-controlled cash management account each business day.  On each

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

222 BROADWAY

business day (or at the borrower’s option, on a less frequent basis) that neither an event of default under the 222 Broadway Loan nor a 222 Broadway Trigger Period is continuing, all funds in the cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to an operating account maintained by the borrower.  During the continuance of an event of default under the 222 Broadway Loan, the lender may apply any funds in the cash management account to amounts payable under the 222 Broadway Loan and/or toward the payment of expenses of the 222 Broadway Property, in such order of priority as the lender may determine.

■
Property Management.  The 222 Broadway Property is currently managed by 222 Broadway Property Manager LLC pursuant to a management agreement.  Under the loan documents, the 222 Broadway Property may not be managed by any other party, other than (i) any property management affiliate of BCSP VI and/or L&L Holding, (ii)  a reputable management company with at least five years’ experience in the management of at least five properties substantially similar to the 222 Broadway Property, which at the time of its engagement as property manager has under management leasable square footage of Class-A office space equal to at least five times the leasable square footage of the 222 Broadway Property, provided such management company is not the subject of a bankruptcy or similar insolvency proceeding or (iii) a management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may require the borrower to replace the property manager during the continuance of an event of default under the 222 Broadway Loan, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by the property manager under the management agreement after the expiration of any applicable notice and/or cure period, or if the property manager files or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for the property manager’s assets, or the property manager makes an assignment for the benefit of creditors, or if the property manager is adjudicated insolvent.

■
Bank of America Contraction Rights Guaranty.  The Bank of America tenant at the 222 Broadway Property has the right under its lease to contract the size of the premises that it leases by up to 91,609 rentable square feet effective as of May 31, 2014 (the “First Contraction Option”), and by up to an additional 115,112 rentable square feet effective as of December 31, 2019 (the “Second Contraction Option”).  Such contraction options are exercisable in full floor increments, upon at least 12 months’ notice for the First Contraction Option, and at least 18 months’ notice for the Second Contraction Option.  BCSP VI and L&L Holding have guaranteed the payment of all tenant improvement costs and leasing commissions incurred by the borrower in connection with re-tenanting any space at the 222 Broadway Property that becomes vacant as a result of the exercise of the First Contraction Option.  Such guaranty is capped at an initial amount (the “Guaranty Cap”) equal to $3,000,000 multiplied by a fraction, the numerator of which is the aggregate number of square feet that becomes vacant as a result of the exercise of the First Contraction Option, and the denominator of which is 91,609 SF.  The initial amount of the Guaranty Cap will be reduced on a dollar-for-dollar basis by an amount equal to the sum of all tenant improvement costs and leasing commissions paid by the borrower (other than from funds remitted to the borrower from the excess cash flow or TI/LC reserve accounts described in the loan documents) in respect of re-tenanting the space at the 222 Broadway Property that becomes vacant as a result of the exercise of the First Contraction Option by the Bank of America tenant.

■
Condominium Regime.  Provided that no event of default has occurred and is continuing, the borrower is permitted to subject the 222 Broadway Property to a commercial condominium regime that would create a retail condominium unit comprised of portions of the existing basement, ground level and second floor of the 222 Broadway Property and an office condominium unit comprised of the remainder of the 222 Broadway Property. The creation of any such condominium is subject to the satisfaction of the conditions set forth in the loan documents, including, among other things (i) lender’s reasonable approval of the condominium documents, (ii) each unit having a separate tax identification number, (iii) to the extent permitted by applicable law, condominium documents that permit the borrower to control the condominium board, (iv) lender approval of all amounts payable by the borrower under the condominium documents (other than amounts the borrower would otherwise have the right to incur under the loan documents without the lender’s consent or approval in the absence of the condominium regime), (v) condominium documents that prohibit (for so long as the 222 Broadway Loan is

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

222 BROADWAY

outstanding) the incurrence of any debt secured by the 222 Broadway Property or any common elements of the condominium, (vi) delivery of an endorsement to the title insurance policy, (vii) receipt of Rating Agency Confirmation and (viii) no material adverse effect on the ability of the 222 Broadway Property to generate net cash flow sufficient to service the 222 Broadway Loan.

■
Release of Collateral. If a retail condominium unit is created as described in “—Condominium Regime” above, the retail condominium unit can be released from the lien of the mortgage encumbering the 222 Broadway Property at any time on or after the second anniversary of the date on which the 222 Broadway Whole Loan has been securitized, provided that (i) no event of default is continuing under the 222 Broadway Loan, (ii) after giving effect to such release, the debt service coverage ratio for the 222 Broadway Property for the trailing 12-month period ending in the most recently ended fiscal quarter (recalculated to include only income and expenses attributable to the office condominium unit and to exclude the interest expense on the aggregate amount defeased), is no less than the greater of 1.27x and the debt service coverage ratio for the trailing 12-month period ending in the most recently ended fiscal quarter, (iii) the borrower must have defeased the 222 Broadway Whole Loan in an amount equal to $51,400,000 (or such greater amount as necessary to achieve the debt service coverage ratio required pursuant to preceding clause (ii) which defeasance will be required to be applied to the notes pro rata), (iv) simultaneously with the defeasance described in clause (iii), the borrower transfers the retail condominium unit to another person, and (v) after giving effect to such release, the lender reasonably determines that the fair market value of the 222 Broadway Property is at least 80% of the 222 Broadway Loan’s outstanding principal balance of the loan after giving effect to such release.

■
Bank of America Right of First Offer.  The Bank of America tenant has a right of first offer in the event the borrower offers to sell the 222 Broadway Property to a third party during the term of its lease.  The right of first offer is inapplicable in the case of a foreclosure or deed in lieu of foreclosure by the lender. If the borrower intends to sell the 222 Broadway Property, it is required to send BofA an offer notice that includes the purchase price, determined in the borrower’s sole determination, and all other terms and conditions of the sale. The borrower must also provide BofA a complete rent roll of the 222 Broadway Property, the borrower’s financial summary and any marketing materials the borrower prepared in connection with the proposed sale. BofA is required to accept the offer within 30 days of receipt of the notice of sale or the offer terminates. If BofA exercises its right to purchase and the sale is not consummated within 120 days, the borrower has the right to sell to a third party on any terms within 18 months from the date the borrower delivered the offer notice to BofA. If the borrower does not sell the 222 Broadway Property within such 18 month period, the borrower must then provide BofA with an offer notice (and BofA shall be entitled to exercise its right of first offer as described in this paragraph) if the borrower intends to sell the 222 Broadway Property to a third party after the expiration of such 18 month period.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the 222 Broadway Property, plus 12 months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the 222 Broadway Loan as required by the preceding sentence, but in that event the borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds that amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The terrorism insurance is required to contain a deductible that is reasonably approved by the lender and is no larger than $100,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the 222 Broadway Property are separately allocated to the 222 Broadway Property under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE POINT SHOPPING CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Harrisburg, Pennsylvania	Cut-off Date Principal Balance		$30,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$111.92
Size (SF)	268,037	Percentage of Initial Pool Balance		2.2%
Total Occupancy as of 9/1/2012(1)	96.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/1/2012(1)	96.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	1970, 1999, 2001-2002 / 2011	Mortgage Rate		4.4790%
Appraised Value	$40,200,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Borrower Sponsor(2)	Cedar Realty Trust Partnership, L.P.
Underwritten Revenues	$3,950,881
Underwritten Expenses	$929,570	Escrows
Underwritten Net Operating Income (NOI)	$3,021,311		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,766,678	Taxes	$0	$0
Cut-off Date LTV Ratio	74.6%	Insurance	$0	$0
Maturity Date LTV Ratio	60.3%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.66x / 1.52x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.1% / 9.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,000,000	100.0%	Principal Equity Distribution(3)	29,502,053	98.3%
			Closing Costs	497,947	1.7

Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%

(1)
On 11/5/2012, the borrower informed GSMC of Cokesbury Bookstore’s (5,200 SF; $14.76 base rent per SF) intent to vacate its space. With Cokesbury Bookstore vacant: Total and Owned Occupancy are 94.7%, DSCR Based on Underwritten NOI / NCF are 1.64x and 1.50x, respectively, and Debt Yield Based on Underwritten NOI / NCF are 9.9% and 9.1%, respectively. We cannot assure you that Cokesbury Bookstore’s space will be re-let in a timely manner or at all.

(2)	Cedar Realty Trust Partnership, L.P. is the guarantor of the non-recourse carveouts under The Point Shopping Center Loan.
(3)	The Point Shopping Center Property was previously collateral for the borrower sponsor’s credit facility.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at The Point Shopping Center Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Giant Food	BBB / Baa3 / BBB	73,042	27.3%	Yes	$1,503,460	$20.58	7/29/2021	NA	NA	4, 5-year options
Burlington Coat Factory	NR / Caa1 / B-	76,665	28.6	Yes	$593,539	$7.74	1/31/2016	$90	8.6%	1, 5-year option
Total Anchors		149,707	55.9%

Jr. Anchors
Staples	BBB / Baa2 / BBB	24,000	9.0%	Yes	$337,669	$14.07	8/31/2018	NA	NA	2, 5-year options
A.C. Moore Arts & Crafts	NR / NR / NR	24,890	9.3	Yes	$317,893	$12.77	4/30/2020	$154	8.3%	3, 5-year options
Total Jr. Anchors		48,890	18.2%

Occupied In-line		56,805	21.2%		$1,012,934	$17.83
Occupied Outparcel(3)		3,585	1.3%		$184,477	$51.46
Vacant Spaces(4)(5)		9,050	3.4%		$0	$0.00
Total Owned SF		268,037	100.0%
Total SF		268,037	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales are as of 5/31/2012. Burlington Coat Factory sales as of 12/31/2011.
(3)	The outparcel SF is occupied by Giant Food Fuel (3,585 SF), which is on a ground lease.
(4)	6,500 SF of vacant space represents the space currently occupied by Fashion Bug, which expects to vacate its space in January 2013.
(5)
On 11/5/2012, the borrower informed GSMC of Cokesbury Bookstore’s (5,200 SF; $14.76 base rent per SF) intent to vacate its space. We cannot assure you that Cokesbury Bookstore’s space will be re-let in a timely manner or at all.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE POINT SHOPPING CENTER

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at The Point Shopping Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF (2)	Occupancy Cost	Renewal / Extension Options
Giant Food	BBB / Baa3 / BBB	73,042	27.3%	$1,310,373	40.5%	$17.94	7/29/2021	NA	NA	4, 5-year options
Burlington Coat Factory	NR / Caa1 / B-	76,665	28.6	383,325	11.9	5.00	1/31/2016	$90	8.6%	1, 5-year option
Staples	BBB / Baa2 / BBB	24,000	9.0	276,000	8.5	11.50	8/31/2018	NA	NA	2, 5-year options
A.C. Moore Arts & Crafts	NR / NR / NR	24,890	9.3	236,455	7.3	9.50	4/30/2020	$154	8.3%	3, 5-year options
Giant Food (Fuel)	BBB / Baa3 / BBB	3,585	1.3	175,000	5.4	48.81	7/29/2021	NA	NA	4, 5-year options
PA Liquor Control Board	NR / NR / NR	8,008	3.0	116,028	3.6	14.49	1/31/2015	NA	NA	NA
Dollar Tree	NR / NR / NR	8,140	3.0	107,448	3.3	13.20	12/31/2016	NA	NA	NA
Aspen Dental Mngt, Inc.	NR / NR / B	4,482	1.7	103,534	3.2	23.10	12/31/2015	NA	NA	NA
Infinitos	NR / NR / NR	6,635	2.5	89,573	2.8	13.50	3/31/2019	NA	NA	2, 5-year options
Panera	NR / NR / NR	4,482	1.7	84,038	2.6	18.75	12/31/2017	NA	NA	2, 5-year options
Ten Largest Tenants		233,929	87.3%	$2,881,774	89.2%	$12.32
Remaining Owned Tenants		25,058	9.3	350,267	10.8	13.98
Vacant Spaces(3)(4)		9,050	3.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		268,037	100.0%	$3,232,040	100.0%	$12.48

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales are as of 5/31/2012. Burlington Coat Factory sales as of 12/31/2011.
(3)	6,500 SF of vacant space represents the space currently occupied by Fashion Bug, which expects to vacate its space in January 2013.
(4)
On 11/5/2012, the borrower informed GSMC of Cokesbury Bookstore’s (5,200 SF; $14.76 base rent per SF) intent to vacate its space. We cannot assure you that Cokesbury Bookstore’s space will be re-let in a timely manner or at all.

The following table presents certain information relating to the lease rollover schedule at The Point Shopping Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	5,200	1.9%	1.9%	$76,764	2.4%	$14.76	1
2012	0	0.0	1.9%	0	0.0	0.00	0
2013	0	0.0	1.9%	0	0.0	0.00	0
2014	1,245	0.5	2.4%	19,920	0.6	16.00	1
2015	12,490	4.7	7.1%	219,562	6.8	17.58	2
2016	91,413	34.1	41.2%	602,857	18.7	6.59	5
2017	13,287	5.0	46.1%	185,862	5.8	13.99	3
2018	24,000	9.0	55.1%	276,000	8.5	11.50	1
2019	6,635	2.5	57.6%	89,573	2.8	13.50	1
2020	24,890	9.3	66.8%	236,455	7.3	9.50	1
2021	79,827	29.8	96.6%	1,525,048	47.2	19.10	3
2022	0	0.0	96.6%	0	0.0	0.00	0
2023 & Thereafter	0	0.0	96.6%	0	0.0	0.00	0
Vacant(2)(3)	9,050	3.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	268,037	100.0%		$3,232,040	100.0%	$12.48	18

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	6,500 SF of vacant space represents the space currently occupied by Fashion Bug, which expects to vacate its space in January 2013.
(3)
On 11/5/2012, the borrower informed GSMC of Cokesbury Bookstore’s (5,200 SF; $14.76 base rent per SF) intent to vacate its space. We cannot assure you that Cokesbury Bookstore’s space will be re-let in a timely manner or at all.

The following table presents certain information relating to historical leasing at The Point Shopping Center Property:

Historical Leased %(1)
	2009	2010	2011
Owned Space	94.1%	93.1%	99.0%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year. TTM 2012 occupancy is not available.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE POINT SHOPPING CENTER

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Point Shopping Center Property:

Cash Flow Analysis(1)

	2009	2010	2011	TTM 8/31/2012	Underwritten(2)	Underwritten $ per SF
Base Rent(3)	$2,674,281	$2,781,755	$3,074,584	$3,247,718	$3,232,040	$12.06
Overage Rent	0	0	0	0	0	0.00
Other Rental Revenue	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	158,605	0.59
Total Rent	$2,674,281	$2,781,755	$3,074,584	$3,247,718	$3,390,645	$12.65
Total Reimbursables	680,151	714,707	690,078	768,379	768,176	2.87
Other Income	0	0	0	0	0	0.00
Vacancy & Credit Loss	257	(27,762)	5,879	36,643	(207,941)	(0.78)
Effective Gross Income	$3,354,688	$3,468,700	$3,770,541	$4,052,740	$3,950,881	$14.74

Total Operating Expenses	$846,423	$825,594	$870,424	$894,207	$929,570	$3.47

Net Operating Income	$2,508,265	$2,643,106	$2,900,117	$3,158,534	$3,021,311	$11.27
TI/LC	0	0	0	0	180,119	0.67
Capital Expenditures	0	0	0	0	74,514	0.28
Net Cash Flow	$2,508,265	$2,643,106	$2,900,117	$3,158,534	$2,766,678	$10.32

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 9/1/2012 rent roll with rent steps through 6/30/2013.
(3)
On 11/5/2012, the borrower informed GSMC of Cokesbury Bookstore’s (5,200 SF; $14.76 base rent per SF) intent to vacate its space. DSCR Based on Underwritten NOI / NCF are 1.64x and 1.50x, respectively, with Cokesbury Bookstore vacant, We cannot assure you that Cokesbury Bookstore’s space will be re-let in a timely manner.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREEN EXCHANGE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	Chicago, Illinois	Cut-off Date Principal Balance	$26,500,00
Property Type	Office	Cut-off Date Principal Balance per SF	$116.21
Size (SF)	228,043	Percentage of Initial Pool Balance	1.9%
Total Occupancy as of 9/10/2012(1)	80.2%	Number of Related Mortgage Loans(2)	2
Owned Occupancy as of 9/10/2012(1)	80.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	1913 / 2011	Mortgage Rate	4.7500%
Appraised Value	$38,200,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues(1)	$4,896,155	Borrower Sponsor(3)	David Baum & Douglas Baum
Underwritten Expenses	$1,355,771	Escrows
Underwritten Net Operating Income (NOI)(1)	$3,540,384	Upfront	Monthly
Underwritten Net Cash Flow (NCF)(1)	$3,403,775	Taxes	$106,000	$36,700
Cut-off Date LTV Ratio	69.4%	Insurance	$27,000	$4,500
Maturity Date LTV Ratio	47.0%	Replacement Reserves	$0	$4,570
DSCR Based on Underwritten NOI / NCF	2.13x / 2.05x	TI/LC(4)	$0	$28,505
Debt Yield Based on Underwritten NOI / NCF	13.4% / 12.8%	Other(5)	$4,928,972	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$26,500,000(6)	95.3%	Loan Payoff	$18,142,107	65.2%
Principal’s New Cash Contribution	1,315,878	4.7	Reserves	5,061,972	18.2
			Closing Costs	4,611,800	16.6

Total Sources	$27,815,878	100.0%	Total Uses	$27,815,878	100.0%

(1)
Total and Owned Occupancy each includes, and the Underwritten Revenues, Underwritten Net Operating Income and Underwritten New Flow each reflects, Coyote Logistics’ 14,720 SF “must-take” space.  This is space for which Coyote Logistics has already signed a lease, but it does not take possession of such space until April 2014. Funds were reserved by the lender at origination to cover rents not paid for this space from the origination date until April 2014.

(2)	An indirect owner of the borrower is also an indirect owner of the Barry Plaza Loan.
(3)	David Baum and Douglas Baum are the guarantors of the non-recourse carveouts under the Green Exchange Loan.
(4)
In the event that at any time the balance in the TI/LC reserve balance exceeds $2,500,000, monthly payments will be reduced to an amount equal to $14,253 until the first due date following the date on which the amount in the TI/LC reserve falls below $2,000,000, at which time the monthly payments will increase to $28,505.

(5)
Other reserve consists of the following: (i) Required Repairs reserve ($500), (ii) Adjacent Property Acquisition Reserve ($1,227,000), (iii) Contingency Reserve ($1,000,000), Free Rent Reserve ($350,246) and Outstanding TI/LC Reserve ($2,309,226).  Funds in the Outstanding TI/LC Reserve is intended for the following: $1,578,526 for the lease-up of the space vacant at closing, (ii) $42,000 for the a lease currently out for signature and (iii) $730,700 to cover leasing costs and rental income for the period until Coyote Logistics takes its “must-take” space on 4/1/2014.  In the event that the sponsor of the borrower has acquired the adjacent property and satisfied all outstanding TI/LC obligations, and provided that there is no (a) shortage in any other reserve, (b) cash management period or (c) event of default continuing, the lender may disburse one-half of the remaining funds in the Contingency Reserve to the TI/LC reserve and one-half to the sponsor.

(6)
The Green Exchange Property is subject to a $15,000,000 second lien mortgage loan held by the City of Chicago, Illinois (the “Green Exchange Second Lien Loan”).  The Green Exchange Second Lien Loan is subordinate to only $20,000,000 of the Green Exchange mortgage loan that is to be securitized (such mortgage loan, in its entirety, the “Green Exchange Loan”), but approval to increase this amount to $26,500,000 is pending with the City Counsel of the City of Chicago.  If such approvals are not obtained by January 15, 2013, a $6,500,000 reserve will be applied to prepay the Green Exchange Loan with yield maintenance, and if such approvals are obtained by that date, such reserve funds will be released to the borrower to, among other things, fund certain fees and escrows.  The statistical presentation of the Green Exchange Loan in this Term Sheet assumes that the Green Exchange Loan is entirely senior to the Green Exchange Second Lien Loan.

The following table presents certain information relating to the tenants at the Green Exchange Property:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Coyote Logistics(2)	NR / NR / NR	145,438	63.8%	$3,637,477	80.4%	$25.01	4/30/2022	2, 5-year options
Rainforest Learning Center, Inc.	NR / NR / NR	9,922	4.4	241,142	5.3	24.30	2/28/2022	1, 7-year option
The Greenhouse Loft LLC	NR / NR / NR	7,479	3.3	198,225	4.4	26.50	1/13/2017	1, 5-year option
St. Augustine College	NR / NR / NR	9,746	4.3	172,767	3.8	17.73	3/14/2015	NA
Family Federal Savings of Illinois	NR / NR / NR	3,805	1.7	123,624	2.7	32.49	9/28/2018	1, 7-year option
The Smithereen Company	NR / NR / NR	1,006	0.4	21,715	0.5	21.59	1/31/2015	1, 3-year option
2 Point Perspective, LLC	NR / NR / NR	833	0.4	16,608	0.4	19.94	1/29/2015	NA
Intelli-Building Control & Solutions, LLC	NR / NR / NR	995	0.4	14,400	0.3	14.47	2/10/2015	NA
Pivotal Productions, LLC	NR / NR / NR	409	0.2	11,280	0.2	27.58	2/5/2013	NA
R-Sub-I Similortoa	NR / NR / NR	392	0.2	10,500	0.2	26.79	2/16/2013	NA
Ten Largest Tenants		180,025	78.9%	$4,447,739	98.3%	$24.71
Remaining Tenants		2,790	1.2	75,804	1.7	27.17
Vacant(3)		45,228	19.8	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		228,043	100.0%	$4,523,543	100.0%	$24.74

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Upon notice to landlord no later than June 16, 2018, tenant has the right to terminate its lease, effective on June 16, 2019.
(3)	Vacant space is based on underwritten rent roll. Actual occupancy was 80.2% as of 9/10/2012, including Coyote Logistics’ “must-take” space.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREEN EXCHANGE

The following table presents certain information relating to the lease rollover schedule at the Green Exchange Property:

Lease Expiration Schedule(1)(2)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	2,955	1.3	1.3%	78,684	1.7	26.63	10
2014	636	0.3	1.6%	18,900	0.4	29.72	2
2015	12,580	5.5	7.1%	225,490	5.0	17.92	4
2016	0	0.0	7.1%	0	0.0	0.00	0
2017	7,479	3.3	10.4%	198,225	4.4	26.50	1
2018	3,805	1.7	12.0%	123,624	2.7	32.49	1
2019	0	0.0	12.0%	0	0.0	0.00	0
2020	0	0.0	12.0%	0	0.0	0.00	0
2021	0	0.0	12.0%	0	0.0	0.00	0
2022	155,360	68.1	80.2%	3,878,619	85.7	24.97	2
2023 & Thereafter	0	0.0	80.2%	0	0.0	0.00	0
Vacant	45,228	19.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	228,043	100.0%		$4,523,543	100.0%	$24.74	20

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Lease Expiration Schedule based on underwritten rent roll. Owned Occupancy is 80.2% based on 9/10/2012 rent roll, including Coyote Logistics’ “must-take” space.

The following table presents certain information relating to historical leasing at the Green Exchange Property:

Historical Leased %(1)(2)
	2009	2010	2011
Owned Space	0.0%	0.0%	46.0%

(1)	As provided by the borrower and, except as otherwise indicated, represents occupancy as of December 31 of the specified year.
(2)	The Green Exchange Property was originally built in 1913 as a lamp factory and redeveloped in 2011 for office and retail use.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Green Exchange Property:

Cash Flow Analysis(1)

	Underwritten(2)	Underwritten $ per SF
Base Rent	$4,523,543	$19.84
Contractual Rent Steps	0	0.00
Gross Up Vacancy	0	0.00
Total Rent	$4,523,543	$19.84
Total Reimbursables	343,812	1.51
Parking Income	28,800	0.13
Other Income	0	0.00
Less Vacancy & Credit Loss	0	0.00
Effective Gross Income	$4,896,155	$21.47

Total Operating Expenses(3)	$1,355,771	$5.95

Net Operating Income	$3,540,384	$15.53
TI/LC	91,000	0.40
Capital Expenditures	45,609	0.20
Net Cash Flow	$3,403,775	$14.93

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 9/10/2012 rent roll with rent steps through 3/31/2013.
(3)
Underwritten real estate taxes is based on the estimated 2013 real estate taxes ($1,058,926) less the sum of (i) NPV of savings from the property’s Class L Reduction as a landmark property (60% reduction in years 1-10, 40% in year 11, 20% in year 12), and (ii) NPV of tax savings from TIF tax credit, which captures 95% of the tax increases over a 20-year period limited to a maximum of $10 million.  Excluding the benefits of the TIF from the underwriting and underwriting $3.25 psf for stabilized annual taxes will result in an Underwritten NOI of $2.9 million and an Underwritten NCF of $2.8 million.  The sponsor projects stabilized annual taxes to be as high as $1.0 million ($4.59 psf); however tax comparables per CBRE’s appraisal as of September 2012 are within the range of approximately $1-3 psf.  Therefore when underwriting the property’s income without the benefit of the Class L or TIF, JLC underwrote $3.25 psf, or $741,140.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CHASE TOWER MILWAUKEE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Milwaukee, Wisconsin	Cut-off Date Principal Balance		$25,500,000
Property Type	Office	Cut-off Date Principal Balance per SF		$52.93
Size (SF)	481,801	Percentage of Initial Pool Balance		1.8%
Total Occupancy as of 10/31/2012	82.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/31/2012	82.6%	Type of Security(2)	Both Fee Simple/Leasehold
Year Built / Latest Renovation	1961 / 2000, 2002, 2004-2006, 2010-2012	Mortgage Rate		4.4630%
Appraised Value	$46,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Borrower Sponsor(3)	Brookfield US Real Estate Opportunity Fund I, L.P.
Underwritten Revenues	$8,254,251
Underwritten Expenses	$5,126,936	Escrows
Underwritten Net Operating Income (NOI)	$3,127,315		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,533,993	Taxes(4)	$0	$0
Cut-off Date LTV Ratio	55.4%	Insurance(5)	$110,384	$9,105
Maturity Date LTV Ratio(1)	39.6%	Replacement Reserves(6)	$1,056,000	$33,750
DSCR Based on Underwritten NOI / NCF	2.03x / 1.64x	TI/LC(7)	$0	$41,667
Debt Yield Based on Underwritten NOI / NCF	12.3% / 9.9%	Other(8)	$1,247,779	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,500,000	100.0%	Principal Equity Distribution	$22,541,679	88.4%
			Reserves	2,414,163	9.5
			Closing Costs	544,159	2.1

Total Sources	$25,500,000	100.0%	Total Uses	$25,500,000	100.0%

(1)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $52,000,000. The Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value is 44.8%.
(2)
The fee simple interest in the Chase Tower Milwaukee Property is owned by a party affiliated with the borrower and leased to the borrower for a term of 30 years. Lender’s collateral consists of both the fee and leasehold interest in the Chase Tower Milwaukee Property.

(3)	Brookfield US Real Estate Opportunity Fund I, L.P. is the guarantor of the non-recourse carveouts under the Chase Tower Milwaukee Loan.
(4)	Monthly escrows for taxes are not required so long as borrower provides evidence of timely payment directly to the taxing authority and there is no continuing event of default.
(5)
Monthly escrows for insurance are not required so long as borrower provides evidence of timely payment of applicable premiums and renewal of the existing insurance policies required to be maintained in accordance with the loan documents.

(6)	Monthly replacement reserves are currently $33,750 for the 1st through 36th due dates and $5,883 beginning with the 37th due date.
(7)	TI/LC reserve capped at $2,000,000.
(8)	Other reserve represents a deferred maintenance reserve ($1,146,365) with respect to maintenance of the garage and office tower and an unfunded obligation reserve ($101,414).

The following table presents certain information relating to the tenants at the Chase Tower Milwaukee Property:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
JPMorgan Chase Bank N.A.(2)	A+ / A2 / A	226,817	47.1%	$3,329,145	57.7%	$14.68	9/30/2021	4, 5-year options
Infinity Healthcare(3)	NR / NR / NR	62,610	13.0	760,608	13.2	12.15	2/29/2028	NA
ONeil Cannon Hollman & Dejong SC	NR / NR / NR	21,390	4.4	388,873	6.7	18.18	4/30/2019	1, 5 year option
Gonzalez, Saggio & Harlan LLP(4)	NR / NR / NR	18,995	3.9	336,389	5.8	17.71	4/30/2022	1, 5 year option
JPMorgan Chase Bank – Retail(5)	A+ / A2 / A	10,188	2.1	185,033	3.2	18.16	9/30/2021	4, 5-year options
WUWM Milwaukee Public Radio	NR / NR / NR	21,085	4.4	184,705	3.2	8.76	1/31/2025	2, 5-year options
Lichtsinn & Haensel SC	NR / NR / NR	8,442	1.8	144,573	2.5	17.13	10/31/2013	1, 5-year option
Associated Press	NR / NR / NR	5,858	1.2	108,854	1.9	18.58	1/31/2017	2, 5 year options
Humber Mundie & McCleary, LLP	NR / NR / NR	4,261	0.9	81,412	1.4	19.11	11/30/2018	NA
Petrie and Stocking SC	NR / NR / NR	6,252	1.3	68,334	1.2	10.93	10/31/2016	1, 5 year option
Ten Largest Tenants		385,898	80.1%	$5,587,927	96.8%	$14.48
Remaining Tenants		12,258	2.5	182,895	3.2	14.92
Vacant		83,645	17.4	0	0.0	0.00
Total / Wtd. Avg. All Tenants		481,801	100.0%	$5,770,821	100.0%	$14.49

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant has the right to terminate its office lease space (226,817 SF), in its entirety, without a termination fee on 9/30/2016 by giving written notice no later than 12/30/2015.
(3)
Tenant has the right to terminate its lease in its entirety with three termination options: (1) terminate effective 2/28/2015 with 9 months notice and a $7.13 million ($113.88 per SF) penalty, (2) terminate effective 2/28/2018 with 9 months notice and a $6.07 million ($96.95 per SF) penalty, or (3) terminate effective 2/28/2023 with 9 months notice and a $3.64 million ($58.14 per SF) penalty.

(4)	Tenant has the right to terminate on 1/20/2017 with 12 months notice and a termination fee equal to the sum of three months total rent plus unamortized leasing costs.
(5)	Represents 10,188 SF of retail space. Tenant has no termination options under the lease on the retail space.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CHASE TOWER MILWAUKEE

The following table presents the lease rollover schedule at the Chase Tower Milwaukee Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	9,576	2.0	2.0%	169,521	2.9	17.70	2
2014	6,234	1.3	3.3%	65,912	1.1	10.57	3
2015	700	0.1	3.4%	14,854	0.3	21.22	1
2016	6,252	1.3	4.7%	68,334	1.2	10.93	1
2017	5,858	1.2	5.9%	108,854	1.9	18.58	1
2018	4,261	0.9	6.8%	81,412	1.4	19.11	1
2019	23,953	5.0	11.8%	442,055	7.7	18.46	2
2020	1,627	0.3	12.1%	23,998	0.4	14.75	1
2021	237,005	49.2	61.3%	3,514,179	60.9	14.83	2
2022	18,995	3.9	65.3%	336,389	5.8	17.71	1
2023 & Thereafter	83,695	17.4	82.6%	945,313	16.4	11.29	2
Vacant	83,645	17.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	481,801	100.0%		$5,770,821	100.0%	$14.49	17

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Chase Tower Milwaukee Property:

Historical Leased %(1)
	2009	2010	2011
Owned Space	88.0%	90.0%	82.0%

(1)	As provided by the borrower which reflects average occupancy for the indicated year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Chase Tower Milwaukee Property:

Cash Flow Analysis(1)
	2010	2011	TTM 8/31/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$6,071,894	$6,024,385	$5,662,002	$5,770,821	$11.98
Overage Rent	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	1,725,311	3.58
Total Rent	$6,071,894	$6,024,385	$5,662,002	$7,496,132	$15.56
Total Reimbursables	1,302,856	1,788,334	1,905,555	1,584,660	3.29
Parking Income	737,054	727,258	746,670	791,797	1.64
Other Income(3)	127,201	117,332	123,159	106,973	0.22
Less Vacancy & Credit Loss	0	0	0	(1,725,311)	(3.58)
Effective Gross Income	$8,239,005	$8,657,309	$8,437,387	$8,254,251	$17.13

Total Operating Expenses	$4,592,118	$4,932,682	$4,749,054	$5,126,936	$10.64

Net Operating Income	$3,646,887	$3,724,627	$3,688,333	$3,127,315	$6.49
TI/LC	0	0	0	439,146	0.91
Capital Expenditures	0	0	0	154,176	0.32
Net Cash Flow	$3,646,887	$3,724,627	$3,688,333	$2,533,993	$5.26

(1)
Certain items such as prior year adjustments, straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 10/31/2012 and rent steps through 6/30/2013.
(3)	Includes other rental charges, signage income and other income line items.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SIGNATURE PLACE OFFICE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	Greensboro, North Carolina	Cut-off Date Principal Balance	$24,979,279
Property Type	Office	Cut-off Date Principal Balance per SF	$83.29
Size (SF)	299,897	Percentage of Initial Pool Balance	1.8%
Total Occupancy as of 9/11/2012	96.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/11/2012	96.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1975 / 1998	Mortgage Rate	6.0000%
Appraised Value	$36,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Borrower Sponsor(1)	Christopher K. Sadler and
Stevens M. Sadler
Underwritten Revenues	$4,880,172
Underwritten Expenses	$1,918,161	Escrows
Underwritten Net Operating Income (NOI)	$2,962,011	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,553,642	Taxes	$377,089	$39,075
Cut-off Date LTV Ratio	69.4%	Insurance	$23,451	$2,951
Maturity Date LTV Ratio	58.9%	Replacement Reserves	$0	$6,248
DSCR Based on Underwritten NOI / NCF	1.65x / 1.42x	TI/LC(2)	$1,500,000	$31,239
Debt Yield Based on Underwritten NOI / NCF	11.9% / 10.2%	Other(3)	$854,202	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,000,000	98.9%	Loan Payoff	$22,063,805	87.3%
Principal’s New Cash Contribution	286,063	1.1	Reserves	2,754,741	10.9
			Closing Costs	467,517	1.8

Total Sources	$25,286,063	100.0%	Total Uses	$25,286,063	100.0%

(1)	Christopher K. Sadler and Stevens M. Sadler are the guarantors of the non-recourse carveouts under the Signature Place Office Loan
(2)
At origination, the TI/LC reserve consisted of $1,500,000 to be utilized to cover potential and future re-tenanting costs during the loan term.  The TI/LC reserve is subject to a cap of $1,500,000 (except when a cash management period is in effect).  A cash management period commenced at origination and will be triggered at the occurrence of, among other things, (i) an event of default and (ii) if the debt yield is less than 9.00% for  two consecutive quarters.  The cash management period which commenced at origination will cease upon the occurrence of (i) Novartis exercising the renewal or extension option contained in its existing lease for at least 80% of its current space or if a replacement tenant occupies 80% of Novartis’ current space, (ii) curing a continuing event of default or (iii) the Signature Place Office Property achieving a debt yield of at least 9.00% for two consecutive quarters.

(3)
At closing, other upfront reserve consisted of outstanding landlord obligations of $800,000 and $54,202 to address prepaid rent obligations due under the Novartis Animal Health US lease and free rent obligations due under the Southeastern Heart & Vascular lease, respectively.

The following table presents certain information relating to the tenants at the Signature Place Office Property:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Novartis Animal Health US	AA / Aa2 / AA-	106,799	35.6%	$1,965,102	40.3%	$18.40	6/30/2014	NA
Greensboro Orthopaedics(2)	NR / NR / NR	58,398	19.5	846,772	17.4	14.50	1/31/2025	2, 5-year options
Tanger Properties Ltd.	NR / Baa2 / BBB	34,378	11.5	627,399	12.9	18.25	3/31/2021	NA
Piedmont Healthcare for Women(3)	NR / NR / NR	16,370	5.5	315,122	6.5	19.25	3/31/2024	3, 5-year options
K&W Cafeterias, Inc.	NR / NR / NR	20,694	6.9	227,634	4.7	11.00	9/30/2023	NA
UBS Financial Services, Inc.	A / A2 / A	10,868	3.6	211,926	4.3	19.50	1/31/2014	1, 3-year option
Southeastern Heart & Vascular	NR / NR / NR	12,389	4.1	185,835	3.8	15.00	5/31/2022	2, 5-year options
Bank of North Carolina	NR / NR / NR	8,500	2.8	72,500	1.5	8.53	6/30/2016	5, 5-year options
Miles-McClellen Construction(4)	NR / NR / NR	4,423	1.5	65,682	1.3	14.85	5/31/2015	NA
Continuum Care Services, Inc.	NR / NR / NR	3,685	1.2	63,566	1.3	17.25	1/31/2017	NA
Ten Largest Tenants		276,504	92.2%	$4,581,538	93.9%	$16.57
Remaining Tenants(5)		11,314	3.8	297,820	6.1	15.01
Vacant (6)		12,079	4.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		299,897	100.0%	$4,879,358	100.0%	$16.95

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant has a one-time option to terminate the lease as of the 60th month after the expansion commencement date (2/1/2010). Tenant must give 270 day notice and pay a termination fee of $1.9 million.
(3)
Tenant may terminate the lease in the 84th month of the term (3/1/2019) with six months prior notice and payment of a termination fee equal to six months base rent plus unamortized TI’s and leasing commissions.

(4)	Tenant has a one-time termination right after 36 months (1/1/2013) with 90 day notice and payment of two months base rent and unamortized leasing costs is required.
(5)
“Remaining Tenant” income includes UW Antennae lease income of $128,043, which is excluded from total “Remaining Tenant” rents for purposes of calculating UW Base Rent $ per SF for “Remaining Tenants”.

(6)	Vacant space is based on underwritten rent roll. Actual occupancy was 96.0% as of 9/11/2012.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SIGNATURE PLACE OFFICE

The following table presents certain information relating to the lease rollover schedule at the Signature Place Office Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	3,933	1.3	1.3%	47,304	1.0	12.03	2
2014	117,667	39.2	40.5%	2,177,028	44.6	18.50	2
2015	5,998	2.0	42.5%	159,091	3.3	26.52	4
2016	13,114	4.4	46.9%	204,575	4.2	15.60	5
2017	3,685	1.2	48.1%	63,566	1.3	17.25	1
2018	0	0.0	48.1%	0	0.0	0.00	0
2019	0	0.0	48.1%	0	0.0	0.00	0
2020	0	0.0	48.1%	0	0.0	0.00	0
2021	34,378	11.5	59.6%	627,399	12.9	18.25	1
2022	12,389	4.1	63.7%	185,835	3.8	15.00	1
2023 & Thereafter	96,654	32.2	96.0%	1,414,560	29.0	14.64	6
Vacant	12,079	4.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	299,897	100.0%		$4,879,358	100.0%	$16.95	22

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Lease Expiration Schedule based on underwritten rent roll. Occupancy is 96.0% based on 9/11/2012 rent roll.

The following table presents certain information relating to historical leasing at the Signature Place Office Property:

Historical Leased %(1)

	2009(2)	2010(3)	2011(4)	As of 9/11/2012
Owned Space	86.2%	91.2%	93.0%	96.0%

(1)	As provided by the borrower.
(2)	2009 occupancy is as of October 2009.
(3)	As provided by the borrower and represents occupancy as of December 31, 2010.
(4)
As provided by the borrower and represents average month-end occupancy for the year.  Data points as of June 7, 2011 and August 5, 2011 were substituted for May and July month-end occupancy for purposes of the average occupancy calculation.  No month-end rent rolls were available for May and July 2011.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SIGNATURE PLACE OFFICE

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Signature Place Office Property:

Cash Flow Analysis(1)

	2010	2011	TTM 5/31/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$4,596,899	$4,450,004	$4,426,594	$5,099,489	$17.00
Contractual Rent Steps	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$4,596,899	$4,450,004	$4,426,594	$5,099,489	$17.00
Total Reimbursables	159,432	47,141	91,242	97,360	0.32
Parking Income	0	0	0	0	0.00
Other Income	0	305,857	303,959	49,519	0.17
Less Vacancy & Credit Loss	0	0	0	(366,196)	(1.22)
Effective Gross Income	$4,756,331	$4,803,002	$4,821,795	$4,880,172	$16.27

Total Operating Expenses	$1,729,801	$1,818,992	$1,843,639	$1,918,161	$6.40

Net Operating Income	$3,026,530	$2,984,010	$2,978,156	$2,962,011	$9.88
TI/LC	0	0	0	333,394	1.11
Capital Expenditures	0	0	0	74,974	0.25
Net Cash Flow	$3,026,530	$2,984,010	$2,978,156	$2,553,642	$8.52

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 9/11/2012 rent roll with rent steps through 12/31/2012.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RESTON COMMONS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Reston, Virginia	Cut-off Date Principal Balance		$22,700,000
Property Type	Office	Cut-off Date Principal Balance per SF		$169.65
Size (SF)	133,806	Percentage of Initial Pool Balance		1.6%
Total Occupancy as of 9/1/2012	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/1/2012	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2002 / 2012-2013	Mortgage Rate		4.3100%
Appraised Value(1)	$32,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)(2)		360
		Borrower Sponsor(3)		None
Underwritten Revenues	$4,498,147
Underwritten Expenses	$1,347,778	Escrows
Underwritten Net Operating Income (NOI)	$3,150,369		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,997,556	Taxes	$224,592	$44,918
Cut-off Date LTV Ratio(1)	56.8%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	51.8%	Replacement Reserves	$0	$2,230
DSCR Based on Underwritten NOI / NCF	2.33x / 2.22x	TI/LC(4)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	13.9% / 13.2%	Other(5)	$6,280,571	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$22,700,000	75.1%	Loan Payoff	$22,426,308	74.2%
Principal’s New Cash Contribution	7,523,945	24.9	Reserves	6,505,163	21.5
			Closing Costs	1,292,473	4.3
Total Sources	$30,223,945	100.0%	Total Uses	$30,223,945	100.0%

(1)
The Reston Commons Loan has an “as stabilized” value of $40,000,000 as of 3/1/2013 when the rent abatement period for BAE Systems Information Solutions, Inc. (“BAE”) expires, at which time BAE will begin paying full, unabated rent. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio are calculated on the basis of the “as stabilized” appraised value. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value are 70.9% and 64.7%, respectively.

(2)	Interest only for the first 60 months.
(3)	Prism Office Holdings LLC is the guarantor of the non-recourse carveouts under the Reston Commons Loan.
(4)
The TI/LC reserve is required to be funded beginning on the fifth year anniversary of the first due date in the amount of $25,000 per month, capped at $1,500,000. If BAE gives notice to exercise their contractual option to terminate the lease on 4/30/2019, the borrower is required to deposit BAE’s termination penalty of $4,320,797 into the TI/LC reserve, no further deposits into the TI/LC reserve would be required and all funds in excess of the termination penalty would be returned to borrower.

(5)
Other reserves include the unfunded tenant improvement obligations reserve ($5,753,658) and the BAE reserve ($526,913). The unfunded tenant improvement obligations reserve includes the amount of the tenant improvement allowance provided to BAE in connection with their lease extension. BAE has a four month rent abatement period (11/1/2012-2/28/2013) and the BAE reserve is equal to four months of debt service payments, tax impounds and replacement reserves. The lender will withdraw 25% of the reserve balance each month to pay all such amounts until the free rent period expires.

The following table presents certain information relating to the single tenant at the Reston Commons Property:

Largest Tenant Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
BAE Systems Information Solutions, Inc.(2)	BBB+ / Baa2 / BBB+	133,806	100.0%	$4,081,083	$30.50	2/28/2023	2, 5-year options

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
BAE occupies 100% of the property. They have two remaining five-year renewal options at 95% of then fair market rental rate. BAE can terminate its lease effective 4/30/2019 by giving twelve months written notice and payment of a $4,320,797 lease termination penalty.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RESTON COMMONS

The following table presents the lease rollover schedule at the Reston Commons Property, based on initial lease expiration dates:

Lease Expiration Schedule
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023 & Thereafter	133,806	100.0	100.0%	4,081,083	100.0	30.50	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	133,806	100.0%		$4,081,083	100.0%	$30.50	1

The following table presents certain information relating to historical leasing at the Reston Commons Property:

Historical Leased %(1)
	2009	2010	2011
Owned Space	100%	100%	100%

(1)	As provided by the borrower which reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Reston Commons Property:

Cash Flow Analysis(1)
	2010	2011	TTM 9/30/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$4,348,026	$4,457,078	$4,492,823	$4,081,083	$30.50
Contractual Rent Steps(3)	0	0	0	636,248	4.76
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$4,348,026	$4,457,078	$4,492,823	$4,717,331	$35.26
Total Reimbursables	439,106	287,788	289,497	0	0.00
Parking Income	0	0	0	0	0.00
Other Income(4)	352,618	206,560	206,562	57,537	0.43
Less Vacancy & Credit Loss	0	0	0	(276,720)	(2.07)
Effective Gross Income	$5,139,750	$4,951,426	$4,988,882	$4,498,147	$33.62

Total Operating Expenses	$1,464,397	$1,320,127	$1,286,973	$1,347,778	$10.07

Net Operating Income	$3,675,353	$3,631,299	$3,701,909	$3,150,369	$23.54
TI/LC	0	0	0	126,051	0.94
Capital Expenditures	0	0	0	26,761	0.20
Net Cash Flow	$3,675,353	$3,631,299	$3,701,909	$2,997,556	$22.40

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rent as of 9/1/2012 and rent steps through 6/30/2013.
(3)	Straight line average of increased rents over the term.
(4)	Other income includes additional basic rent.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ABBOTT’S PROPERTES

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller	JLC
Location (City/State)	Fayetteville, North Carolina	Cut-off Date Principal Balance	$20,230,453
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$56,827.11
Size (Units)	356	Percentage of Initial Pool Balance	1.5%
Total Occupancy as of 9/1/2012	88.8%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/1/2012	88.8%	Type of Security	Fee Simple
Year Built / Latest Renovation	2006 / NAP	Mortgage Rate	5.4000%
Appraised Value	$25,725,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Borrower Sponsor(2)	John Edward Littlefield
Underwritten Revenues	$2,941,455
Underwritten Expenses	$1,040,626	Escrows
Underwritten Net Operating Income (NOI)	$1,900,829		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,794,029	Taxes	$0	$22,334
Cut-off Date LTV Ratio	78.6%	Insurance	$37,057	$5,294
Maturity Date LTV Ratio(1)	64.7%	Replacement Reserves(3)	$0	$8,900
DSCR Based on Underwritten NOI / NCF	1.39x / 1.31x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.4% / 8.9%	Other(4)	$19,580	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$20,250,000	100.0%	Loan Payoff	$16,152,447	79.8%
			Principal Equity Distribution	3,474,622	17.2
			Closing Costs	566,294	2.8
			Reserves	56,637	0.3
Total Sources	$20,250,000	100.0%	Total Uses	$20,250,000	100.0%

(1)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $26,050,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 65.5%.
(2)	John Edward Littlefield is the guarantor of the non-recourse carveouts under the Abbott’s Properties Loan.
(3)	The replacement reserve is subject to a $320,000 cap.
(4)	Other reserve is deferred maintenance.

The following table presents certain information relating to the Abbott’s Properties:

Property Name	City	State	Total Units	Occupancy(1)	Year Built / Renovated	UW NCF	UW NCF per Unit
Abbott’s Park	Fayetteville	NC	232	90.1%	2006 / NAP	$1,171,707	$5,050
Abbott’s Landing	Fayetteville	NC	124	86.3%	2006 / NAP	622,322	$5,019
Total / Wtd. Avg. Portfolio			356	88.8%		$1,794,029	$5,039

(1)	Occupancy as of 9/1/2012.

The following table presents certain information relating to the units and rent at the Abbott’s Properties:

Unit Type	Renovated	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Yearly Market Rent	Monthly Actual Rent per Unit	Yearly Actual Rent
1 Bed / 1 Bath	No	96	622	$628	$723,840	$593	$683,253
2 Bed / 2 Bath	No	216	963	753	1,952,640	717	1,859,129
3 Bed / 2 Bath	No	44	1,214	925	488,400	841	444,271
Total / Wtd. Avg.		356	902	$741	$3,164,880	$699	$2,986,654

Source: As provided by the borrower.

The following table presents certain information relating to historical leasing at Abbott’s Properties:

Historical Leased %(1)(2)
	2010(3)	2011(3)	As of 9/1/2012
Owned Space	97.5%	90.2%	88.8%

(1)	As provided by the borrower.
(2)	Occupancy data prior to October 2010 was not provided.
(3)	Occupancy is as of December 31 for the specified year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ABBOTT’S PROPERTIES

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Abbott’s Properties:

Cash Flow Analysis(1)

	2009	2010	2011	TTM 7/31/2012	Underwritten(2)	Underwritten $ per Unit
Base Rent	$3,065,035	$3,172,676	$3,230,240	$3,157,671	$3,191,880	$8,965.96
Vacancy Loss	(192,696)	(210,990)	(226,642)	(380,908)	(255,351)	(717.28)
Concessions	(113,581)	(143,834)	(134,567)	(102,046)	(175,560)	(493.15)
Total Rent Revenue	$2,758,758	$2,817,852	$2,869,031	$2,674,717	$2,760,969	$7,755.53
Other Rental Revenue	79,187	85,447	121,390	124,104	124,104	348.61
Parking Revenue	51,465	55,084	54,423	50,261	50,261	141.18
Laundry Revenue	7,771	4,730	7,900	6,121	6,121	17.19
Effective Gross Income	$2,897,181	$2,963,113	$3,052,744	$2,855,202	$2,941,455	$8,262.51

Total Operating Expenses	$986,045	$1,013,355	$1,033,073	$1,034,426	$1,040,626	$2,923.11

Net Operating Income	$1,911,136	$1,949,757	$2,019,671	$1,820,776	$1,900,829	$5,339.41
Replacement Reserves	0	2,700	7,184	6,888	106,800	300.00
Net Cash Flow	$1,911,136	$1,947,057	$2,012,487	$1,813,887	$1,794,029	$5,039.41

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 9/1/2012 rent roll.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

HANES COMMONS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Winston-Salem, North Carolina	Cut-off Date Principal Balance		$19,800,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$129.83
Size (SF)	152,503	Percentage of Initial Pool Balance		1.4%
Total Occupancy as of 8/17/2012	96.4%	Number of Related Mortgage Loans(1)		2
Owned Occupancy as of 8/17/2012	96.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	2001 / NAP	Mortgage Rate		4.4020%
Appraised Value	$27,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)(2)		360
		Borrower Sponsor(3)	Stanley Werb and Jonathan S. Gaines
Underwritten Revenues	$2,539,446
Underwritten Expenses	$635,848	Escrows
Underwritten Net Operating Income (NOI)	$1,903,598		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,784,242	Taxes	$258,811	$25,881
Cut-off Date LTV Ratio	73.3%	Insurance	$2,816	$666
Maturity Date LTV Ratio	62.5%	Replacement Reserves	$0	$1,950
DSCR Based on Underwritten NOI / NCF	1.60x / 1.50x	TI/LC(4)	$0	$4,167
Debt Yield Based on Underwritten NOI / NCF	9.6% / 9.0%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$19,800,000	100.0%	Loan Payoff	$12,522,355	63.2%
			Principal Equity Distribution	6,839,634	34.5
			Reserves	261,626	1.3
			Closing Costs	176,386	0.9
Total Sources	$19,800,000	100.0%	Total Uses	$19,800,000	100.0%

(1)	An indirect owner of the borrower is also an indirect owner of the borrower of the Kinderton Place Loan.
(2)	Interest only for the first 24 months.
(3)	Stanley Werb and Jonathan S. Gaines are the guarantors of the non-recourse carveouts under the Hanes Commons Loan.
(4)	TI/LC reserves are capped at $150,000.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Hanes Commons Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Ross Dress for Less	NR / NR / BBB+	30,187	19.8%	Yes	$450,859	$14.94	1/31/2017	NA	NA	3, 5-year options
Babies R Us (GL)(3)	CC / B3 / B	30,000	19.7	Yes	$268,066	$8.94	1/31/2017	NA	NA	5, 5-year options
Total Anchors		60,187	39.5%

Jr. Anchors
HomeGoods	NR / A3 / A	25,000	16.4%	Yes	$310,888	$12.44	1/31/2017	$194	6.4%	2, 5-year options
Cost Plus World Market	NR / NR / BBB+	18,294	12.0	Yes	$296,336	$16.20	1/31/2015	$124	13.1%	3, 5-year options
Total Jr. Anchors		43,294	28.4%

Occupied In-line		37,967	24.9%		$1,024,570	$26.99
Occupied Outparcel/Other		5,500	3.6%		$128,544	$23.37
Vacant Spaces		5,555	3.6%		$0	$0.00
Total Owned SF		152,503	100.0%
Total SF		152,503	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales are as of 12/31/2011.
(3)	Babies R Us (GL) is an outparcel and only pays ground rent. The improvements are not collateral for the Hanes Commons Loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

HANES COMMONS

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Hanes Commons Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Ross Dress for Less	NR / NR / BBB+	30,187	19.8%	$362,244	17.8%	$12.00	1/31/2017	NA	NA	3, 5-year options
HomeGoods	NR / A3 / A	25,000	16.4	237,500	11.7	9.50	1/31/2017	$194	6.4%	2, 5-year options
Cost Plus World Market	NR / NR / BBB+	18,294	12.0	246,969	12.1	13.50	1/31/2015	$124	13.1%	3, 5-year options
Babies R Us (GL)(3)	CC / B3 / B	30,000	19.7	180,000	8.8	6.00	1/31/2017	NA	NA	5, 5-year options
Buffalo Wild Wings	NR / NR / NR	5,580	3.7	132,246	6.5	23.70	5/31/2014	$382	7.1%	2, 5-year options
Longhorn Steakhouse (GL)(4)	BBB / Baa2 / BBB	5,500	3.6	110,000	5.4	20.00	11/12/2016	NA	NA	3, 5-year options
Jason’s Deli	NR / NR / NR	4,500	3.0	108,000	5.3	24.00	1/31/2017	$534	5.1%	1, 5-year option
N Touch Wireless	NR / NR / NR	3,316	2.2	72,952	3.6	22.00	8/31/2015	NA	NA	2, 5-year options
Sweet Frog – Yogurt(4)	NR / NR / NR	2,633	1.7	72,408	3.6	27.50	2/28/2018	NA	NA	2, 5-year options
Qdoba	NR / NR / NR	2,660	1.7	65,542	3.2	24.64	7/31/2017	$230	12.4%	1, 5-year option
Ten Largest Owned Tenants		127,670	83.7%	$1,587,861	77.9%	$12.44
Remaining Owned Tenants		19,278	12.6	449,950	22.1	23.34
Vacant Spaces (Owned Space)		5,555	3.6	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		152,503	100.0%	$2,037,811	100.0%	$13.87

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales are as of 12/31/2011.
(3)	Babies R Us (GL) and Longhorn Steakhouse (GL) are outparcels and only pay ground rent. The improvements are not collateral for the Hanes Commons Loan.
(4)	Sweet Frog – Yogurt has a signed lease and is expected to open and begin paying rent in March 2013.

The following table presents certain information relating to the lease rollover schedule at the Hanes Commons Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	4,500	3.0	3.0%	106,200	5.2	23.60	2
2014	5,580	3.7	6.6%	132,246	6.5	23.70	1
2015	27,117	17.8	24.4%	442,304	21.7	16.31	5
2016	8,000	5.2	29.6%	170,000	8.3	21.25	2
2017	97,964	64.2	93.9%	1,083,495	53.2	11.06	8
2018	3,787	2.5	96.4%	103,566	5.1	27.35	2
2019	0	0.0	96.4%	0	0.0	0.00	0
2020	0	0.0	96.4%	0	0.0	0.00	0
2021	0	0.0	96.4%	0	0.0	0.00	0
2022	0	0.0	96.4%	0	0.0	0.00	0
2023 & Thereafter	0	0.0	96.4%	0	0.0	0.00	0
Vacant	5,555	3.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	152,503	100.0%		$2,037,811	100.0%	$13.87	20

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Hanes Commons Property:

Historical Leased %(1)
	2009	2010	2011	TTM 8/31/2012
Owned Space	99.2%	99.3%	99.8%	98.1%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

HANES COMMONS

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hanes Commons Property:

Cash Flow Analysis(1)

	2009	2010	2011	TTM 8/31/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,022,872	$2,040,063	$2,089,970	$2,068,060	$2,037,811	$13.36
Overage Rent	0	0	0	0	0	0.00
Other Rental Revenue	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	156,484	1.03
Total Rent	$2,022,872	$2,040,063	$2,089,970	$2,068,060	$2,194,295	$14.39
Total Reimbursables	554,672	467,660	497,270	487,841	501,635	3.29
Other Income	0	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	0	(156,484)	(1.03)
Effective Gross Income	$2,577,444	$2,507,723	$2,587,240	$2,555,901	$2,539,446	$16.65

Total Operating Expenses	$633,459	$619,072	$634,968	$609,915	$635,848	$4.17

Net Operating Income	$1,944,085	$1,888,651	$1,952,272	$1,945,986	$1,903,598	$12.48
TI/LC	0	0	0	0	87,040	0.57
Capital Expenditures	0	0	0	0	32,316	0.21
Net Cash Flow	$1,944,085	$1,888,651	$1,952,272	$1,945,986	$1,784,242	$11.70

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 8/17/2012 rent roll with rent steps through 6/30/2013.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

FIRST STATE PLAZA

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	Stanton, Delaware	Cut-off Date Principal Balance	$19,456,146
Property Type	Retail	Cut-off Date Principal Balance per SF	$121.09
Size (SF)	160,673	Percentage of Initial Pool Balance	1.4%
Total Occupancy as of 10/1/2012	84.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/1/2012	84.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	1987-1993 / NAP	Mortgage Rate	6.7000%
Appraised Value	$25,350,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Borrower Sponsor(1)	Bernard Kenny
Underwritten Revenues	$2,738,124
Underwritten Expenses	$771,416	Escrows
Underwritten Net Operating Income (NOI)	$1,966,708	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,874,483	Taxes	$140,000	$12,930
Cut-off Date LTV Ratio	76.8%	Insurance	$25,000	$25,000
Maturity Date LTV Ratio	66.5%	Replacement Reserves	$0	$2,678
DSCR Based on Underwritten NOI / NCF	1.30x / 1.24x	TI/LC(2)	$750,000	$0
Debt Yield Based on Underwritten NOI / NCF	10.1% / 9.6%	Other(3)	$150,229	$0

Sources and Uses
Sources	$	%	Uses	$	%
First Mortgage Loan Amount	$19,500,000	74.5%	Purchase Price	$24,354,706	93.0%
Principal’s New Cash Contribution	3,643,821	13.9	Reserves	1,065,229	4.1
Subordinate Debt	3,045,000	11.6	Closing Costs	768,886	2.9

Total Sources	$26,188,821	100.0%	Total Uses	$26,188,821	100.0%

(1)	Bernard Kenny is the guarantor of the non-recourse carveouts under the First State Plaza Loan.
(2)
At origination, the TI/LC reserve consisted of $750,000, in the form of a letter of credit, to be utilized to cover potential and future re-tenanting costs during the loan term.  If the property is not 87.3% leased with fully executed leases by the due date occurring in January 2013, borrower is required to deposit an additional $50,000 into the TI/LC reserve increasing the upfront balance to $800,000.  The TI/LC reserve has a required minimum balance of $250,000.  Should the TI/LC reserve drop below this $250,000 threshold, ongoing monthly collections will commence equal to $20,084.  Upon commencement of ongoing collections, the TI/LC reserve is subject to a cap of $750,000.

(3)
Other reserve is deferred maintenance.  At origination, $150,229 was deposited into an immediate repairs reserve to complete the strip center required repairs as identified in the property condition report.  The borrower is also required to deposit $20,761 on each of the first three due dates of the term as being required to complete the vacant parcel required repairs as identified in the property condition report.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the First State Plaza Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Shop-Rite	NR / NR / NR	57,319	35.7%	Yes	$687,828	$12.00	9/30/2030	$938	1.3%	2, 7-year options
Cinemark(3)	NR / NR / BB-	29,452	18.3	Yes	$360,787	$12.25	10/31/2016	$108	11.3%	3, 5-year options
Dollar Tree(4)	NR / NR / NR	12,882	8.0	Yes	$241,538	$18.75	11/30/2017	NA	NA	2, 5-year options
US Post Office	AAA / Aaa / AA+	10,072	6.3	Yes	$196,908	$19.55	5/31/2021	NA	NA	2, 5-year options
Total Anchors		109,725	68.3%

Occupied Anchors		109,725	68.3%		$1,487,061	$13.55
Occupied In-line/Pads		26,653	16.6%		$623,330	$23.39
Vacant Spaces		24,295	15.1%		$0	$0.00
Total SF		160,673	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of trailing twelve months ended January 31, 2012.
(3)
In the event any store space, land, or building on any adjacent property owned by landlord is sold, leased, or otherwise used for the operation of a motion picture theatre during the term and any extended terms of the lease then, during the balance of the term and any extended terms of the lease, tenant has a right to terminate the lease upon 90 days prior notice if sales drop 50% from any prior year.

(4)	Tenant may terminate lease upon 30 days prior notice if landlord leases any space to a single price point variety retail store.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

FIRST STATE PLAZA

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the First State Plaza Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Shop-Rite	NR / NR / NR	57,319	35.7%	$687,828	32.6%	$12.00	9/30/2030	$938	1.3%	2, 7-year options
Cinemark(3)	NR / NR / BB-	29,452	18.3	360,787	17.1	12.25	10/31/2016	$108	11.3%	3, 5-year options
Dollar Tree(4)	NR / NR / NR	12,882	8.0	241,538	11.4	18.75	11/30/2017	NA	NA	2, 5-year options
US Post Office	AAA / Aaa / AA+	10,072	6.3	196,908	9.3	19.55	5/31/2021	NA	NA	2, 5-year options
La Tonalteca	NR / NR / NR	4,859	3.0	87,462	4.1	18.00	10/31/2015	$165	10.9%	1, 5-year option
Rainbow Fashions	NR / NR / NR	5,800	3.6	79,750	3.8	13.75	1/31/2016	$77	17.9%	NA
Plaza Liquors	NR / NR / NR	2,700	1.7	49,221	2.3	18.23	12/31/2014	$228	8.0%	1, 4-year option
China House(5)	NR / NR / NR	1,603	1.0	43,666	2.1	27.24	12/31/2012	$64	42.4%	NA
InTouch Wireless	NR / NR / NR	1,626	1.0	43,089	2.0	26.50	9/30/2015	$155	17.1%	NA
Great Clips	NR / NR / NR	1,600	1.0	34,400	1.6	21.50	7/31/2015	$217	9.9%	NA
Ten Largest Owned Tenants		127,913	79.6%	$1,824,649	86.5%	$14.26
Remaining Owned Tenants		8,465	5.3	285,742	13.5	33.76
Vacant Spaces (Owned Space)		24,295	15.1	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		160,673	100.0%	$2,110,391	100.0%	$15.47

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of trailing twelve months ended January 31, 2012.
(3)
In the event any store space, land, or building on any adjacent property owned by landlord is sold, leased, or otherwise used for the operation of a motion picture theatre during the term and any extended terms of the lease then, during the balance of the term and any extended terms of the lease, tenant has a right to terminate lease upon 90 days prior notice if sales drop 50% from any prior year.

(4)	Tenant may terminate lease upon 30 days prior notice if landlord leases any space to a single price point variety retail store.
(5)
China House’s lease expires in December 31, 2012 and tenant and landlord are currently negotiating a 5-year renewal option.  China House has been in occupancy since the property was constructed in 1987 and has renewed their lease three (3) times since 1987.

The following table presents certain information relating to the lease rollover schedule at the First State Plaza Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012(2)	1,603	1.0	1.0%	43,666	2.1	27.24	1
2013	0	0.0	1.0%	0	0.0	0.00	0
2014	5,680	3.5	4.5%	132,967	6.3	23.41	3
2015	9,285	5.8	10.3%	190,415	9.0	20.51	4
2016	35,253	21.9	32.3%	519,242	24.6	14.73	3
2017	17,166	10.7	42.9%	339,365	16.1	19.77	4
2018	0	0.0	42.9%	0	0.0	0.00	0
2019	0	0.0	42.9%	0	0.0	0.00	0
2020	0	0.0	42.9%	0	0.0	0.00	0
2021	10,072	6.3	49.2%	196,908	9.3	19.55	1
2022	0	0.0	49.2%	0	0.0	0.00	0
2023 & Thereafter	57,319	35.7	84.9%	687,828	32.6	12.00	1
Vacant	24,295	15.1	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	160,673	100.0%		$2,110,391	100.0%	$15.47	17

(1)	Calculated based on approximate square footage occupied by each owned tenant.
(2)
China House’s lease expires in December 31, 2012 and tenant and landlord are currently negotiating a 5-year renewal option.  China House has been in occupancy since the property was constructed in 1987 and has renewed their lease three (3) times since 1987.

The following table presents certain information relating to historical leasing at the First State Plaza Property:

Historical Leased %(1)

	2009	2010	2011	As of 10/1/2012
Owned Space	86.4%	84.7%	86.4%	84.9%

(1)	As provided by the borrower and, represents average occupancy for the year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

FIRST STATE PLAZA

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the First State Plaza Property:

Cash Flow Analysis(1)

	2009	2010	2011	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,140,896	$2,172,950	$2,060,107	$2,110,391	$13.13
Overage Rent	0	0	0	0	0.00
Other Rental Revenue	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$2,140,896	$2,172,950	$2,060,107	$2,110,391	$13.13
Total Reimbursables	486,415	534,386	582,795	610,252	3.80
Other Income(3)	11,773	27,242	13,428	17,481	0.11
Vacancy & Credit Loss	0	0	0	0	0.00
Effective Gross Income	$2,639,084	$2,734,578	$2,656,330	$2,738,124	$17.04

Total Operating Expenses	$610,178	$747,877	$736,894	$771,416	$4.80

Net Operating Income	$2,028,906	$1,986,701	$1,919,436	$1,966,708	$12.24
TI/LC	0	0	0	140,091	0.87
Capital Expenditures	0	0	0	32,1355	0.20
Capital Items Credit(4)	0	0	0	(80,000)	(0.50)
Net Cash Flow	$2,028,906	$1,986,701	$1,919,436	$1,874,483	$11.67

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 10/1/2012 rent roll with rent steps through 3/31/2013.
(3)	Other income includes satellite dish fees, overtime HVAC fees, parking income and miscellaneous other income.
(4)
Capital Items Credit includes a credit equal to 1/10th of the $800,000 upfront leasing reserve which is required to have a minimum balance of $250,000 throughout the 10-year loan term. Please note that the current upfront balance is $750,000 but is required to increase by $50,000 to $800,000 on January 1, 2013 if property is not leased up to 87.3%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ABERCORN COMMON

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	AMF I
Location (City/State)	Savannah, Georgia	Cut-off Date Principal Balance	$19,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$102.57
Size (SF)	185,244	Percentage of Initial Pool Balance	1.4%
Total Occupancy as of 10/12/2012	95.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/12/2012	95.6%	Type of Security	Both Fee Simple/Leasehold
Year Built / Latest Renovation	1969 / 2005-2006	Mortgage Rate	4.7000%
Appraised Value	$26,800,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)(1)	360
Underwritten Revenues	$2,942,985	Borrower Sponsor(2)	David Garfunkel
Underwritten Expenses	$867,227	Escrows
Underwritten Net Operating Income (NOI)	$2,075,758	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,890,514	Taxes	$61,911	$30,955
Cut-off Date LTV Ratio	70.9%	Insurance	$17,161	$7,265
Maturity Date LTV Ratio	59.3%	Replacement Reserves(3)	$0	$0
DSCR Based on Underwritten NOI / NCF	1.76x / 1.60x	TI/LC(3)	$300,000	$0
Debt Yield Based on Underwritten NOI / NCF	10.9% / 10.0%	Other(3)(4)	$230,477	$10,328

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$19,000,000	72.1%	Purchase Price	$25,200,000	95.6%
Principal’s New Cash Contribution	7,348,334	27.9	Reserves	609,549	2.3
Closing Costs	538,786	2.0

Total Sources	$26,348,334	100.0%	Total Uses	$26,348,334	100.0%

(1)	Interest only for the first 12 months.
(2)	David Garfunkel is the guarantor of the non-recourse carveouts under the Abercorn Common Loan.
(3)
Borrower funded a $300,000 combined TI/LC and replacement reserve at origination and is required to deposit an additional $15,438 per month if the balance of the reserve is less than $300,000.  Borrower also funded a $230,477 tenant specific TI/LC reserve at origination.

(4)	Borrower is required to deposit $10,328 per month into a ground rent reserve, which amount will be adjusted periodically in accordance with the payments due under the ground lease.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Abercorn Common Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Ashley Home Store	NR / NR / NR	34,069	18.4%	Yes	$170,345	$5.00	9/30/2020	$141	6.3%	3, 5-year options
HomeGoods	NR / A3 / A	30,528	16.5	Yes	$224,984	$7.37	10/31/2023	$244	4.4%	1, 5-year option
		64,597	34.9%
Jr. Anchors
Michaels Stores Inc.	NR / B3 / B	25,012	13.5%	Yes	$250,120	$10.00	2/28/2015	$250	5.3%	3, 5-year options
Office Depot	NR / Caa1 / B-	19,747	10.7	Yes	$265,991	$13.47	6/30/2022	NA	NA	4, 5-year options
Total Anchors		44,759	24.2%

Occupied In-line		67,672	36.5%		$1,417,910	$20.95
Vacant Spaces		8,216	4.4%		$0	$0.00
Total SF		185,244	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of fiscal year end 2012 for Home Goods and fiscal year end 2011 for other tenants.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ABERCORN COMMON

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Abercorn Common Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
ULTA Salon Cosmetics	NR / NR / NR	11,455	6.2%	$269,422	11.6%	$23.52	9/30/2017	$402	6.5%	2, 5-year options
Office Depot	NR / Caa1 / B-	19,747	10.7	265,991	11.4	13.47	6/30/2022	NA	NA	4, 5-year options
Michaels Stores Inc.	NR / B3 / B	25,012	13.5	250,120	10.7	10.00	2/28/2015	$250	5.3%	3, 5-year options
HomeGoods	NR / A3 / A	30,528	16.5	224,984	9.7	7.37	10/31/2023	$244	4.4%	1, 5-year option
Mattress Firm	NR / B2 / NR	8,000	4.3	179,520	7.7	22.44	4/30/2015	NA	NA	2, 5-year options
Ashley Home Store	NR / NR / NR	34,069	18.4	170,345	7.3	5.00	9/30/2020	$141	6.3%	3, 5-year options
MovieStop(3)	NR / NR / NR	4,200	2.3	126,000	5.4	30.00	10/31/2012	$182	18.4%	3, 5-year options
Panera Bread Company	NR / NR / NR	4,600	2.5	119,048	5.1	25.88	12/31/2015	NA	NA	3, 5-year options
McDonalds Corporation(4)	A / A2 / A	4,533	2.4	82,041	3.5	18.10	12/19/2025	NA	NA	4, 5-year options
Party City of Savannah(5)	NR / B2 / B	14,582	7.9	80,859	3.5	5.55	8/31/2020	$246	4.2%	2, 10-year options
Ten Largest Owned Tenants		156,762	84.6%	$1,768,330	75.9%	$11.28
Remaining Owned Tenants		20,302	11.0	561,019	24.1	27.63
Vacant Spaces (Owned Space)		8,216	4.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		185,244	100.0%	$2,329,349	100.0%	$12.57

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of fiscal year end 2012 for Home Goods and fiscal year end 2011 for other tenants.
(3)	MovieStop is reportedly in the process of negotiating an amendment to its lease, inclusive of a 3-year extension through 10/31/2015 with 1, 3-year extension option.
(4)	Ground lease.
(5)	Includes 2,653 SF of storage space which expires on 9/30/2014.

The following table presents certain information relating to the lease rollover schedule at the Abercorn Common Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$ 0	0.0%	$0.00	0
2012	4,200	2.3	2.3%	126,000	5.4	30.00	1
2013	3,656	2.0	4.2%	124,236	5.3	33.98	2
2014	4,226	2.3	6.5%	52,260	2.2	12.37	1
2015	42,721	23.1	29.6%	706,651	30.3	16.54	6
2016	2,950	1.6	31.2%	64,900	2.8	22.00	1
2017	11,455	6.2	37.4%	269,422	11.6	23.52	1
2018	4,442	2.4	39.8%	122,334	5.3	27.54	2
2019	2,572	1.4	41.1%	48,612	2.1	18.90	1
2020	45,998	24.8	66.0%	241,919	10.4	5.26	2
2021	0	0.0	66.0%	0	0.0	0.00	0
2022 & Thereafter	54,808	29.6	95.6%	573,016	24.6	10.45	3
Vacant	8,216	4.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	185,244	100.0%		$2,329,349	100.0%	$12.57	20

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Abercorn Common Property:

Historical Leased %(1)
	2009	2010	2011	As of 10/12/2012
Owned Space(2)	81.6%	100.0%	95.6%	95.6%

(1)	As provided by the prior owner and represents occupancy as of 12/31/2009, 11/3/2010, 12/31/2011 and 10/12/2012 respectively.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ABERCORN COMMON

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Abercorn Common Property:

Cash Flow Analysis(1)

	2009	2010	2011	TTM 8/31/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,214,538	$2,130,691	$2,122,807	$2,254,681	$2,493,669	$13.46
Overage Rent	0	0	0	0	0	0.00
Other Rental Revenue	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$2,214,538	$2,130,691	$2,122,807	$2,254,681	$2,493,669	$13.46
Total Reimbursables	470,496	328,059	627,894	658,844	650,000	3.51
Other Income	1,528	0	691	471	0	0.00
Vacancy & Credit Loss	(140,908)	(82,279)	0	0	(200,685)	(1.08)
Effective Gross Income	$2,545,654	$2,376,471	$2,751,392	$2,913,996	$2,942,985	$15.89

Total Operating Expenses	$884,463	$828,391	$863,989	$883,923	$867,227	$4.68

Net Operating Income	$1,661,191	$1,548,081	$1,887,403	$2,030,073	$2,075,758	$11.21
TI/LC	0	0	0	0	148,195	0.80
Capital Expenditures	0	0	0	0	37,049	0.20
Net Cash Flow	$1,661,191	$1,548,081	$1,887,403	$2,030,073	$1,890,514	$10.21

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 10/12/2012 rent roll with rent adjustments for MovieStop, Firehouse Subs and Sprintcom. Rent for dark tenant Lasik Plus Vision is excluded.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SST STOCKADE SELF STORAGE PORTFOLIO PHASE I

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	10	Loan Seller	CGMRC
Location (City/State)	Various	Cut-off Date Principal Balance	$18,200,000
Property Type	Self Storage	Cut-off Date Principal Balance per SF	$33.12
Size (SF)	549,598	Percentage of Initial Pool Balance	1.3%
Total Occupancy as of 7/31/2012	66.7%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/31/2012	66.7%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate	4.6000%
Appraised Value	$36,675,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)(2)	360
Borrower Sponsor(3)	Strategic Storage Trust, Inc.
Underwritten Revenues	$3,632,791
Underwritten Expenses	$1,768,504	Escrows
Underwritten Net Operating Income (NOI)	$1,864,288	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,781,848	Taxes	$236,488	$39,415
Cut-off Date LTV Ratio	49.6%	Insurance	$64,471	$5,373
Maturity Date LTV Ratio(1)	38.9%	Replacement Reserves	$0	$6,870
DSCR Based on Underwritten NOI / NCF	1.67x / 1.59x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.2% / 9.8%	Other(4)	$226,958	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,200,000	48.8%	Purchase Price	$36,400,000	97.7%
Principal’s New Cash Contribution	18,917,268	50.8	Reserves	527,917	1.4
Other Sources	150,000	0.4	Closing Costs	339,351	0.9
Total Sources	$37,267,268	100.0%	Total Uses	$37,267,268	100.0%

(1)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $40,050,000. The Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value is 42.5%.
(2)	Interest only for the first 24 months.
(3)	Strategic Storage Trust, Inc. is the guarantor of the non-recourse carveouts under the SST Stockade Self Storage Portfolio Phase I Loan.
(4)	Upfront other reserve represents a deferred maintenance reserve of $226,958.

The following table presents certain information relating to the SST Stockade Self Storage Portfolio Phase I Properties:

Property Name	City	State	Allocated Cut-off Date Loan Amount	Total GLA	Occupancy(1)	Year Built	Year Renovated	UW NCF
4777 Highway 80 East	Wilmington Island	GA	$4,330,000	69,355	96.8%	1999	NAP	$500,837
298 Red Cedar Street	Bluffton	SC	2,500,000	68,390	82.9%	2008	NAP	287,195
6195 South Kanner Highway	Stuart	FL	2,085,000	45,400	64.2%	2006	NAP	216,552
120 Northpoint Drive	Lexington	SC	1,875,000	76,850	58.1%	1998, 2003	NAP	145,495
3015 Ricks Industrial Park Drive	Myrtle Beach	SC	1,500,000	57,051	62.3%	2001	NAP	129,845
1990 Northwest Federal Highway	Stuart	FL	1,425,000	30,735	59.5%	2002	NAP	137,137
1060 King George Boulevard	Savannah	GA	1,400,000	68,440	51.7%	2002	NAP	125,691
782 King George Boulevard	Savannah	GA	1,250,000	43,776	58.8%	2001	NAP	95,641
512 Percival Road	Columbia	SC	935,000	59,676	46.0%	2003	NAP	49,454
890 Saint Peters Church Road	Lexington	SC	900,000	29,925	88.3%	2010	NAP	94,002
Total / Wtd. Avg. Portfolio			$18,200,000	549,598	66.7%			$1,781,848

(1)	Occupancy as of July 31, 2012.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SST STOCKADE SELF STORAGE PORTFOLIO PHASE I

The following table presents certain information relating to historical leasing at the SST Stockade Self Storage Portfolio Phase I Properties:

Historical Leased %(1)
	2010	2011	2012
4777 Highway 80 East	72.7%	91.2%	96.8%
298 Red Cedar Street	46.9%	59.3%	82.9%
6195 South Kanner Highway	47.6%	64.3%	64.2%
120 Northpoint Drive	48.4%	51.8%	58.1%
3015 Ricks Industrial Park Drive	43.5%	58.0%	62.3%
1990 Northwest Federal Highway	46.2%	53.0%	59.5%
1060 King George Boulevard	41.1%	44.4%	51.7%
782 King George Boulevard	43.9%	44.5%	58.8%
512 Percival Road	43.6%	46.6%	46.0%
890 Saint Peters Church Road	17.1%	62.6%	88.3%

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the SST Stockade Self Storage Portfolio Phase I Properties:

Cash Flow Analysis(1)
	2010	2011	TTM 7/31/2012	Underwritten	Underwritten $ per SF
Base Rent	$2,815,727	$3,164,874	$3,371,028	$3,732,364	$6.79
Gross Up Vacancy	0	0	0	1,937,163	3.52
Total Rent Revenue	$2,815,727	$3,164,874	$3,371,028	$5,669,527	$10.32
Other Rental Revenue	129,959	161,487	175,026	181,762	0.33
Less Vacancy & Credit Loss	(12,691)	(4,558)	(4,633)	(2,218,498)	(4.04)
Effective Gross Income	$2,932,995	$3,321,803	$3,541,421	$3,632,791	$6.61

Total Operating Expenses	$1,443,924	$1,679,056	$1,716,265	$1,768,504	$3.22

Net Operating Income	$1,489,071	$1,642,747	$1,825,156	$1,864,288	$3.39
Replacement Reserves	0	0	0	82,440	0.15
Net Cash Flow	$1,489,071	$1,642,747	$1,825,156	$1,781,848	$3.24

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the adjusted in-place cash flows.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Free Writing Prospectus and the Base Prospectus, including the description of risk factors contained in the Free Writing Prospectus and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet.  The Free Writing Prospectus and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types.  Any decision to invest in the offered certificates should be made after reviewing the Free Writing Prospectus and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates.  Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Free Writing Prospectus or, if not defined therein, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—
In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility.  We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—
The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—
An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—
The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—
The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Free Writing Prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—
Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—
Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—
The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—
We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—
Member States of the European Union (“EU”) have implemented Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended) (“Article 122a”), which applies to new securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date only where new assets are added or substituted after December 31, 2014.  Article 122a imposes a severe capital charge on a securitization position acquired by an EU-regulated credit institution unless, among other conditions, (a) the originator, sponsor or original lender for the securitization has explicitly disclosed to the EU-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of certain specified credit risk tranches or asset exposures, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an on-going basis.  For purposes of Article 122a, an EU-regulated credit institution may be subject to the capital requirements as a result of activities of its overseas affiliates, possibly including those that are based in the United States.  Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by EEA insurance and reinsurance undertakings and by investment funds managed by EEA alternative investment fund managers. None of the Sponsors, the Depositor or the Issuing Entity has taken, or intends to take, any steps to comply with the requirements of Article 122a.  As neither the Depositor nor any Sponsor will retain a 5% net economic interest with respect to the offered certificates in one of the forms prescribed by Article 122a, the adverse effect of Article 122a to EU–regulated institutions and their affiliates may cause them not to invest in the Certificates.

—
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions. Such regulations, including those that have been proposed  to implement  the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the attractiveness of investments in CMBS for regulatory purposes.

—
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—
The repayment of the mortgage loans in the pool will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan at any given time.  The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—
The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers.  The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—
A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date

—
Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—
We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases by a subordinate mortgagee or mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—
Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the Depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency except that Archetype Mortgage Capital LLC will guarantee the obligations of Archetype Mortgage Funding I LLC. We cannot provide assurances that the applicable sponsor will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—
There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—
Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan  by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—
Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as stabilized” values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” values may not be the values of the related mortgaged properties at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—
The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—
Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Availability of Earthquake, Flood and Other Insurance

—
Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—
Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—
In the event of the bankruptcy or insolvency of an originator, a sponsor or the Depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—
The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the "FDIC Safe Harbor") from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfers of the applicable mortgage loans by Goldman Sachs Mortgage Company (“GSMC”), to the depositor, will not qualify for the FDIC Safe Harbor.  However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the Depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC and therefore beyond the FDIC’s repudiation powers if GS Bank became subject to a receivership or conservatorship. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor and the Controlling Class Representative

—
The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the Series 2012-GC8 master servicer, Series 2012-GC8 special servicer and the controlling class on the Series 2012-GC8 transaction, the subordinate mortgagee or holder of a mezzanine loan or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the Series 2012-GC8 master servicer, Series 2012-GC8 special servicer and the controlling class on the Series 2012-GC8 transaction, subordinate mortgagee or holder of a mezzanine loan or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower.  Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—
The anticipated initial investor in certain of the subordinate certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans.  The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests. In addition, the B-Piece Buyer received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—
The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates.  The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, one of the sponsors, and of GSCMC, GSCRE, two of the originators, and Goldman, Sachs & Co., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates.  The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—
The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—
The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—
The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—
If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—
In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—
Other nationally recognized statistical rating organizations that the Depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the Depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by the rating agencies engaged by the Depositor may adversely impact the liquidity, market value or regulatory characterization of those offered certificates.

■	Tax Considerations

—	The offered certificates, will be treated as regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of investment.

—
State and local income tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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ANNEX C

MORTGAGE POOL INFORMATION

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Distribution of Loan Purpose

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Loan Purpose	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Refinance	51	$ 826,318,021	59.5%	$ 16,202,314	1.66x	4.991%	106.7	64.9%	52.6%
Acquisition	18	222,146,514	16.0	$ 12,341,473	1.59x	5.092%	106.2	65.3%	54.3%
Recapitalization	5	340,463,690	24.5	$ 68,092,738	1.69x	4.494%	119.1	52.5%	47.5%
Total/Avg./Wtd.Avg.	74	$ 1,388,928,224	100.0%	$ 18,769,300	1.66x	4.885%	109.7	61.9%	51.6%

Distribution of Amortization Type (1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Amortization Type	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Amortizing (30 Years)	47	$ 618,020,073	44.5%	$ 13,149,363	1.52x	5.053%	115.7	68.4%	56.0%
Amortizing (25 Years)	11	203,021,214	14.6	$ 18,456,474	1.56x	5.335%	77.3	65.7%	49.3%
Amortizing (20 Years)	4	24,278,170	1.7	$ 6,069,543	1.66x	5.048%	119.6	59.7%	35.8%
Amortizing (27.5 Years)	1	2,730,517	0.2	$ 2,730,517	1.78x	5.300%	118.0	72.8%	46.4%
Interest Only, Then Amortizing(2)	8	295,878,250	21.3	$ 36,984,781	1.69x	4.403%	118.6	58.1%	50.1%
Interest Only	3	245,000,000	17.6	$ 81,666,667	2.06x	4.653%	109.6	47.1%	45.9%
Total/Avg./Wtd.Avg.	74	$ 1,388,928,224	100.0%	$ 18,769,300	1.66x	4.885%	109.7	61.9%	51.6%

(1)  All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only periods range from 3 to 60 months.

Distribution of Cut-off Date Balances

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Balances ($)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
2,065,000 - 5,000,000	21	$ 78,713,119	5.7%	$ 3,748,244	1.67x	5.045%	118.4	65.3%	51.1%
5,000,001 - 10,000,000	23	169,250,634	12.2	$ 7,358,723	1.58x	4.885%	116.8	67.5%	52.3%
10,000,001 - 20,000,000	14	220,267,566	15.9	$ 15,733,398	1.49x	5.165%	111.6	69.3%	58.2%
20,000,001 - 30,000,000	6	149,909,732	10.8	$ 24,984,955	1.70x	4.876%	119.5	67.4%	53.5%
30,000,001 - 50,000,000	2	82,326,591	5.9	$ 41,163,296	1.88x	4.940%	57.3	60.6%	47.4%
50,000,001 - 70,000,000	4	243,210,582	17.5	$ 60,802,645	1.80x	4.890%	117.5	59.2%	51.5%
70,000,001 - 110,000,000	2	176,250,000	12.7	$ 88,125,000	1.52x	5.076%	87.6	65.9%	52.0%
110,000,001 - 140,000,000	2	269,000,000	19.4	$ 134,500,000	1.72x	4.468%	119.0	48.7%	46.1%
Total/Avg./Wtd.Avg.	74	$ 1,388,928,224	100.0%	$ 18,769,300	1.66x	4.885%	109.7	61.9%	51.6%

Min	$2,065,000
Max	$140,000,000
Average	$18,769,300

Distribution of Debt Service Coverage Ratios

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Debt Service	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Coverage Ratios (x)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
1.20 - 1.29	4	$ 88,104,563	6.3%	$ 22,026,141	1.22x	5.951%	108.2	73.0%	62.6%
1.30 - 1.39	8	77,397,541	5.6	$ 9,674,693	1.35x	5.427%	109.7	72.3%	59.1%
1.40 - 1.49	15	261,300,814	18.8	$ 17,420,054	1.43x	5.381%	96.8	67.1%	54.0%
1.50 - 1.59	12	149,807,574	10.8	$ 12,483,964	1.54x	4.780%	119.3	69.9%	57.3%
1.60 - 1.69	16	330,225,494	23.8	$ 20,639,093	1.64x	4.325%	119.7	62.0%	51.7%
1.70 - 1.79	8	288,001,707	20.7	$ 36,000,213	1.77x	4.951%	106.5	49.0%	42.1%
1.80 - 1.99	3	21,109,553	1.5	$ 7,036,518	1.83x	4.873%	118.7	63.5%	43.7%
2.00 - 2.60	8	172,980,978	12.5	$ 21,622,622	2.32x	4.403%	106.6	58.2%	50.8%
Total/Avg./Wtd.Avg.	74	$ 1,388,928,224	100.0%	$ 18,769,300	1.66x	4.885%	109.7	61.9%	51.6%

Min	1.20x
Max	2.60x
Weighted Average	1.66x

Distribution of Mortgage Interest Rates

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Mortgage	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Interest Rates (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
3.950 - 4.250	2	$ 199,000,000	14.3%	$ 99,500,000	1.99x	3.953%	120.0	56.5%	53.0%
4.251 - 4.500	9	206,224,327	14.8	$ 22,913,814	1.67x	4.369%	117.8	65.0%	52.9%
4.501 - 4.750	11	115,191,069	8.3	$ 10,471,915	1.72x	4.675%	119.5	66.4%	50.8%
4.751 - 5.000	25	413,725,225	29.8	$ 16,549,009	1.71x	4.920%	106.4	57.1%	48.0%
5.001 - 5.250	14	177,671,166	12.8	$ 12,690,798	1.59x	5.110%	116.4	59.5%	47.3%
5.251 - 6.700	13	277,116,437	20.0	$ 21,316,649	1.36x	5.831%	92.6	70.5%	58.2%
Total/Avg./Wtd.Avg.	74	$ 1,388,928,224	100.0%	$ 18,769,300	1.66x	4.885%	109.7	61.9%	51.6%

Min	3.950%
Max	6.700%
Weighted Average	4.885%

Distribution of Cut-off Date Loan-to-Value Ratios

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
40.5 - 44.9	1	$ 140,000,000	10.1%	$ 140,000,000	1.78x	4.943%	118.0	40.5%	40.5%
45.0 - 49.9	2	22,944,589	1.7	$ 11,472,295	1.71x	4.621%	119.0	49.7%	39.1%
50.0 - 54.9	4	147,594,014	10.6	$ 36,898,504	2.18x	4.498%	117.8	52.4%	46.3%
55.0 - 59.9	9	250,317,035	18.0	$ 27,813,004	1.76x	4.318%	110.6	57.5%	49.5%
60.0 - 64.9	11	234,411,477	16.9	$ 21,310,134	1.59x	4.770%	106.5	63.6%	50.0%
65.0 - 69.9	19	258,562,209	18.6	$ 13,608,537	1.54x	5.381%	93.1	67.8%	52.9%
70.0 - 74.9	23	275,912,301	19.9	$ 11,996,187	1.46x	5.065%	115.8	72.8%	60.5%
75.0 - 78.6	5	59,186,599	4.3	$ 11,837,320	1.35x	5.669%	118.7	76.8%	64.2%
Total/Avg./Wtd.Avg.	74	$ 1,388,928,224	100.0%	$ 18,769,300	1.66x	4.885%	109.7	61.9%	51.6%

Min	40.5%
Max	78.6%
Weighted Average	61.9%

Distribution of Maturity Date Loan-to-Value Ratios(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Maturity Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
30.0 - 39.9	7	$ 130,322,759	9.4%	$ 18,617,537	1.74x	4.841%	117.3	52.2%	38.9%
40.0 - 44.9	7	179,049,683	12.9	$ 25,578,526	1.76x	4.944%	118.1	44.8%	41.0%
45.0 - 49.9	7	108,369,557	7.8	$ 15,481,365	1.80x	4.910%	93.1	63.9%	46.3%
50.0 - 54.9	17	559,694,588	40.3	$ 32,923,211	1.74x	4.620%	105.2	61.5%	52.3%
55.0 - 59.9	16	142,460,653	10.3	$ 8,903,791	1.55x	5.088%	119.0	70.4%	57.9%
60.0 - 64.9	17	222,847,780	16.0	$ 13,108,693	1.41x	5.164%	114.1	73.2%	61.2%
65.0 - 70.1	3	46,183,205	3.3	$ 15,394,402	1.32x	5.965%	98.4	75.6%	67.5%
Total/Avg./Wtd.Avg.	74	$ 1,388,928,224	100.0%	$ 18,769,300	1.66x	4.885%	109.7	61.9%	51.6%

Min	30.0%
Max	70.1%
Weighted Average	51.6%

(1) Maturity Date Loan-to-Value Ratio is calculated on the basis of the “as stabilized” appraised value for 22 of the mortgage loans.

Distribution of Original Terms to Maturity

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms to Maturity (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
60	6	$ 210,127,184	15.1%	$ 35,021,197	1.61x	5.450%	58.4	65.0%	52.4%
120	68	1,178,801,041	84.9	$ 17,335,309	1.67x	4.785%	118.8	61.4%	51.5%
Total/Avg./Wtd.Avg.	74	$ 1,388,928,224	100.0%	$ 18,769,300	1.66x	4.885%	109.7	61.9%	51.6%

Min	60 months
Max	120 months
Weighted Average	111 months

Distribution of Remaining Terms to Maturity

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Remaining	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms to Maturity (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
55 - 60	6	$ 210,127,184	15.1%	$ 35,021,197	1.61x	5.450%	58.4	65.0%	52.4%
61 - 120	68	1,178,801,041	84.9	$ 17,335,309	1.67x	4.785%	118.8	61.4%	51.5%
Total/Avg./Wtd.Avg.	74	$ 1,388,928,224	100.0%	$ 18,769,300	1.66x	4.885%	109.7	61.9%	51.6%

Min	55 months
Max	120 months
Weighted Average	110 months

Distribution of Original Amortization Terms(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
Range of Original	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Interest Only	3	$ 245,000,000	17.6%	$ 81,666,667	2.06x	4.653%	109.6	47.1%	45.9%
240 - 300	16	237,199,384	17.1	$ 14,824,961	1.56x	5.291%	83.3	64.8%	47.7%
301 - 360	55	906,728,840	65.3	$ 16,485,979	1.58x	4.842%	116.6	65.2%	54.2%
Total/Avg./Wtd.Avg.	74	$ 1,388,928,224	100.0%	$ 18,769,300	1.66x	4.885%	109.7	61.9%	51.6%

Min	240 months
Max	360 months
Weighted Average	346 months

(1) All of the mortgage loans will have balloon payments at maturity date.

Distribution of Remaining Amortization Terms(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
Range of Remaining	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Interest Only	3	$ 245,000,000	17.6%	$ 81,666,667	2.06x	4.653%	109.6	47.1%	45.9%
237 - 300	16	237,199,384	17.1	$ 14,824,961	1.56x	5.291%	83.3	64.8%	47.7%
301 - 360	55	906,728,840	65.3	$ 16,485,979	1.58x	4.842%	116.6	65.2%	54.2%
Total/Avg./Wtd.Avg.	74	$ 1,388,928,224	100.0%	$ 18,769,300	1.66x	4.885%	109.7	61.9%	51.6%

Min	237 months
Max	360 months
Weighted Average	345 months

(1) All of the mortgage loans will have balloon payments at maturity date.

Distribution of Original Partial Interest Only Periods

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original Partial Interest Only	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Periods (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
3 - 24	5	$ 131,900,000	9.5%	$ 26,380,000	1.65x	4.822%	117.0	57.3%	46.3%
25 - 36	1	$ 12,278,250	0.9%	$ 12,278,250	1.51x	4.792%	119.0	74.9%	66.0%
37 - 60	2	$ 151,700,000	10.9%	$ 75,850,000	1.74x	4.007%	119.9	57.5%	52.1%

Distribution of Prepayment Provisions

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Prepayment Provisions	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Defeasance	66	$ 1,107,788,219	79.8%	$ 16,784,670	1.66x	4.986%	110.2	62.3%	51.7%
Yield Maintenance	7	223,883,512	16.1	$ 31,983,359	1.74x	4.307%	105.2	59.5%	50.9%
Defeasance or Yield Maintenance	1	57,256,493	4.1	$ 57,256,493	1.41x	5.190%	116.0	64.1%	53.2%
Total/Avg./Wtd.Avg.	74	$ 1,388,928,224	100.0%	$ 18,769,300	1.66x	4.885%	109.7	61.9%	51.6%

Distribution of Debt Yields on Underwritten Net Operating Income

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
Range of Debt Yields on	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Underwritten Net	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Operating Income (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
8.6 - 9.9	12	$ 364,485,079	26.2%	$ 30,373,757	1.56x	4.935%	116.3	58.5%	51.2%
10.0 - 10.9	27	466,706,868	33.6	$ 17,285,440	1.57x	4.741%	114.2	65.1%	54.7%
11.0 - 11.9	13	186,617,937	13.4	$ 14,355,226	1.95x	4.770%	113.4	62.6%	56.0%
12.0 - 12.9	7	118,231,977	8.5	$ 16,890,282	1.73x	4.861%	116.9	55.1%	42.6%
13.0 - 13.9	7	212,382,948	15.3	$ 30,340,421	1.68x	5.226%	79.3	65.0%	49.1%
14.0 - 15.9	5	23,861,039	1.7	$ 4,772,208	1.91x	4.813%	118.8	57.1%	39.6%
16.0 - 18.4	3	16,642,375	1.2	$ 5,547,458	2.04x	5.054%	119.2	57.7%	38.6%
Total/Avg./Wtd.Avg.	74	$ 1,388,928,224	100.0%	$ 18,769,300	1.66x	4.885%	109.7	61.9%	51.6%

Min	8.6%
Max	18.4%
Weighted Average	11.1%

Distribution of Debt Yields on Underwritten Net Cash Flow

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Underwritten Net Cash Flow (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
8.4 - 8.9	6	$ 240,905,482	17.3%	$ 40,150,914	1.57x	5.129%	118.5	54.2%	49.0%
9.0 - 9.9	25	505,644,623	36.4	$ 20,225,785	1.54x	4.620%	117.3	64.8%	54.3%
10.0 - 10.9	24	400,600,424	28.8	$ 16,691,684	1.75x	5.080%	96.8	64.6%	54.4%
11.0 - 11.9	7	98,589,109	7.1	$ 14,084,158	1.72x	4.979%	116.2	55.5%	42.6%
12.0 - 12.9	4	84,829,438	6.1	$ 21,207,359	1.84x	4.895%	85.7	65.3%	46.0%
13.0 - 14.9	6	49,316,773	3.6	$ 8,219,462	2.07x	4.609%	119.2	55.7%	43.2%
15.0 - 15.9	2	9,042,375	0.7	$ 4,521,188	2.20x	5.015%	118.5	63.6%	45.7%
Total/Avg./Wtd.Avg.	74	$ 1,388,928,224	100.0%	$ 18,769,300	1.66x	4.885%	109.7	61.9%	51.6%

Min	8.4%
Max	15.9%
Weighted Average	10.1%

Distribution of Lockbox Types

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Lockbox Type	Loans	Balance	Balance
Hard	29	$ 752,586,703	54.2%
Soft	16	250,354,371	18.0
Springing	19	152,385,864	11.0
Hard(Commercial)/Soft(Residential)	1	140,000,000	10.1
None	9	93,601,286	6.7
Total	74	$ 1,388,928,224	100.0%

Distribution of Escrows

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Escrow Type	Loans	Balance	Balance
Replacement Reserves(1)	70	$ 1,070,928,224	77.1%
Real Estate Tax	69	$ 1,188,274,847	85.6%
Insurance	64	$ 881,006,182	63.4%
TI/LC(2)	32	$ 478,372,826	53.6%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total office, retail, mixed use and industrial properties only.

Distribution of Property Types

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Property Types	Properties	Balance(1)	Balance	Balance	Ratio (2)	Interest Rate(2)	Maturity (mos)(2)	LTV(2)	LTV(2)
Office	19	$ 479,730,503	34.5%	$ 25,248,974	1.80x	4.538%	114.6	61.5%	52.9%
General Suburban	11	247,525,010	17.8	$ 22,502,274	1.64x	4.458%	119.6	62.0%	54.1%
CBD	4	144,256,493	10.4	$ 36,064,123	1.73x	4.910%	102.6	62.2%	48.9%
Medical	4	87,949,000	6.3	$ 21,987,250	2.37x	4.153%	120.0	58.6%	55.8%
Hospitality	28	$ 248,960,323	17.9%	$ 8,891,440	1.64x	5.289%	84.0	61.0%	45.6%
Full Service	10	142,152,000	10.2	$ 14,215,200	1.59x	5.423%	85.1	59.4%	46.6%
Extended Stay	9	54,217,367	3.9	$ 6,024,152	1.76x	5.009%	83.5	60.8%	42.2%
Limited Service	9	52,590,956	3.8	$ 5,843,440	1.64x	5.215%	81.4	65.6%	46.6%
Mixed Use	4	$ 234,535,826	16.9%	$ 58,633,956	1.69x	4.802%	115.6	50.6%	45.9%
Retail/Office/Multifamily	1	137,691,640	9.9	$ 137,691,640	1.78x	4.943%	118.0	40.5%	40.5%
Retail/Office	1	81,000,000	5.8	$ 81,000,000	1.61x	4.270%	120.0	64.5%	51.8%
Warehouse/Office/Retail	1	11,651,784	0.8	$ 11,651,784	1.32x	6.400%	55.0	65.5%	61.8%
Mixed Use Self Storage/Retail/Office	1	4,192,402	0.3	$ 4,192,402	1.35x	6.050%	118.0	74.1%	63.0%
Retail	21	$ 178,107,661	12.8%	$ 8,481,317	1.53x	4.937%	118.9	71.2%	58.6%
Anchored	9	124,913,721	9.0	$ 13,879,302	1.50x	4.947%	119.1	72.3%	59.5%
Unanchored	6	27,447,319	2.0	$ 4,574,553	1.67x	4.926%	118.7	66.8%	54.6%
Power Center / Big Box	1	12,278,250	0.9	$ 12,278,250	1.51x	4.792%	119.0	74.9%	66.0%
Single Tenant Retail	4	7,289,378	0.5	$ 1,822,344	1.47x	5.250%	117.2	66.8%	54.7%
Shadow Anchored	1	6,178,994	0.4	$ 6,178,994	1.65x	4.700%	118.0	67.6%	50.2%
Multifamily	40	$ 170,546,608	12.3%	$ 4,263,665	1.43x	5.323%	113.6	69.3%	57.5%
Garden	29	95,256,592	6.9	$ 3,284,710	1.48x	5.204%	109.6	68.6%	57.0%
Mid Rise	6	27,175,482	2.0	$ 4,529,247	1.31x	5.517%	119.0	67.2%	56.9%
Garden/Military	2	20,230,453	1.5	$ 10,115,226	1.31x	5.400%	119.0	78.6%	64.7%
Senior Living	2	17,984,082	1.3	$ 8,992,041	1.50x	5.750%	119.0	71.8%	60.5%
Student Housing	1	9,900,000	0.7	$ 9,900,000	1.43x	5.000%	117.0	58.2%	44.0%
Self Storage	19	$ 56,168,474	4.0%	$ 2,956,235	1.55x	4.870%	112.3	62.8%	50.1%
Manufactured Housing	4	$ 20,878,830	1.5%	$ 5,219,707	1.56x	5.007%	118.3	69.2%	55.1%
Total/Avg./Wtd. Avg.	135	$ 1,388,928,224	100.0%	$ 10,288,357	1.66x	4.885%	109.7	61.9%	51.6%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

Geographic Distribution

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Geographic Distribution	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Property State	Properties	Balance(1)	Balance	Balance	Ratio (2)	Interest Rate(2)	Maturity (mos)(2)	LTV(2)	LTV(2)
New York	7	$ 336,000,000	24.2%	$ 48,000,000	1.76x	4.798%	111.4	50.9%	43.9%
California	7	231,432,606	16.7	$ 33,061,801	1.90x	4.170%	115.9	58.5%	54.3%
Florida	13	115,074,735	8.3	$ 8,851,903	1.45x	5.315%	99.4	65.1%	52.4%
Illinois	28	103,372,378	7.4	$ 3,691,871	1.62x	5.032%	119.6	67.3%	53.0%
North Carolina	8	83,416,283	6.0	$ 10,427,035	1.45x	5.213%	119.1	72.6%	60.7%
Pennsylvania	4	75,442,899	5.4	$ 18,860,725	1.40x	5.052%	119.2	70.6%	56.2%
Georgia	8	61,585,583	4.4	$ 7,698,198	1.58x	5.135%	106.9	65.5%	55.1%
Tennessee	8	59,427,348	4.3	$ 7,428,419	1.48x	5.695%	82.6	67.9%	54.1%
Michigan	11	56,685,102	4.1	$ 5,153,191	1.61x	5.146%	89.8	66.7%	51.9%
Texas	8	52,756,072	3.8	$ 6,594,509	1.57x	5.015%	99.6	68.2%	54.0%
Wisconsin	2	29,064,471	2.1	$ 14,532,236	1.65x	4.525%	112.5	56.2%	40.3%
South Carolina	8	23,259,715	1.7	$ 2,907,464	1.66x	4.872%	118.2	62.0%	44.6%
Virginia	1	22,700,000	1.6	$ 22,700,000	2.22x	4.310%	119.0	56.8%	51.8%
Delaware	1	19,456,146	1.4	$ 19,456,146	1.24x	6.700%	117.0	76.8%	66.5%
Kentucky	3	16,500,000	1.2	$ 5,500,000	1.39x	4.776%	120.0	73.8%	60.2%
Connecticut	2	16,030,313	1.2	$ 8,015,157	1.47x	4.686%	119.0	74.6%	60.7%
Alabama	1	13,984,806	1.0	$ 13,984,806	1.57x	4.910%	119.0	73.2%	56.8%
Arizona	2	13,935,793	1.0	$ 6,967,896	1.69x	4.700%	94.0	63.1%	49.0%
Ohio	3	10,892,510	0.8	$ 3,630,837	1.71x	5.042%	90.6	68.3%	50.1%
New Jersey	1	8,250,000	0.6	$ 8,250,000	1.48x	4.955%	120.0	75.0%	61.6%
West Virginia	1	6,977,375	0.5	$ 6,977,375	2.13x	4.990%	118.0	61.7%	42.2%
Nevada	1	6,450,000	0.5	$ 6,450,000	1.78x	4.450%	60.0	68.6%	62.7%
Indiana	2	6,291,111	0.5	$ 3,145,555	1.49x	4.823%	119.2	71.0%	53.3%
Maryland	1	4,994,599	0.4	$ 4,994,599	1.71x	4.930%	119.0	59.5%	48.8%
Wyoming	1	4,937,342	0.4	$ 4,937,342	1.74x	4.970%	59.0	62.0%	45.4%
Oklahoma	1	4,522,984	0.3	$ 4,522,984	1.74x	4.970%	59.0	62.0%	45.4%
Colorado	1	3,426,251	0.2	$ 3,426,251	1.58x	4.880%	119.0	68.5%	56.2%
Minnesota	1	2,061,802	0.1	$ 2,061,802	1.74x	4.970%	59.0	62.0%	45.4%
Total/Wtd.Avg	135	$ 1,388,928,224	100.0%	$ 10,288,357	1.66x	4.885%	109.7	61.9%	51.6%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

usbank

GS Mortgage Securities Trust 2012-GCJ9

Commercial Mortgage Pass-Through Certificates, Series 2012-GCJ9

December 2012

DATES

Payment Date:		First Payment Date:	
Prior Payment:		Closing Date:	
Next Payment:		Cut-off Date:	
Record Date:		Final Distribution Date:	
Determination Date:			

TABLE OF CONTENTS

- Statement to Certificateholders Page 1
  - * Payment Detail
  - * Factor Detail
  - * Principal Detail
  - * Interest Detail
  - * Reconciliation of Funds
  - * Miscellaneous Detail
  - * Additional Loan Detail
  - * REO Additional Detail
  - * Material Modifications, Extensions, Waivers Loan Detail
  - * Historical Bond/Collateral Liquidation Realized Loss Reconciliation
- Historical Delinquency & Liquidation Summary Page 15
- REO Status Report Page 16
- Historical Liquidation Loss Loan Detail Page 17
- Interest Shortfall Reconciliation Page 18
- Appraisal Reduction Report Page 19
- Loan Level Detail Page 20
- Historical Loan Modification Report Page 21
- Material Breaches and Document Defects Page 22
- Mortgage Loan Characteristics Page 23

ADMINISTRATOR

Name:

Title:

Address:

Phone:

Email:

Website: www.usbank.com/abs

PARTIES TO TRANSACTION

Mortgage Loan Seller:	Jefferies LoanCore LLC
	Goldman Sachs Mortgage Company
	Citigroup Global Markets Realty Corp.
	Archetype Mortgage Funding I LLC
Depositor:	GS Mortgage Securities Corporation II
Trustee:	U.S. Bank National Association
Certificate Administrator:	U.S. Bank National Association
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC
Operating Advisor:	Pentalpha Surveillance LLC
Rating Agency:	Moody's Investors Service, Inc.
Rating Agency:	Fitch, Inc.
Rating Agency:	Kroll Bond Rating Agency, Inc.

This report has been prepared by, or is based on information furnished to U.S. Bank Corporate Trust Services ("U.S. Bank") by, one or more third parties (e.g. Servicers, Master Servicer, etc.). U.S. Bank has not independently verified information received from or prepared by any such third party. U.S. Bank shall not and does not undertake responsibility for the accuracy, completeness, or sufficiency of this report or the information contained herein for any purpose, and U.S. Bank makes no representations or warranties with respect thereto. The information in this report is presented here with the approval of the Issuer solely as a convenience for the user, and should not be relied upon without further investigation by any user contemplating an investment decision with respect to the related securities.

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D-1

PAYMENT DETAIL

Class	Pass-Thru Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Total Distribution	Realized Loss	Ending Balance
A-1								
A-2								
A-3								
A-AB								
X-A								
X-B								
A-S								
B								
C								
D								
E								
F								
G								
R								
Totals:								

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Page 1 of 23
D-2

FACTOR DETAIL

Class	Cusip	Beginning Balance	Principal Distribution	Interest Distribution	Total Distribution	Realized Loss	Ending Balance
A-1							
A-2							
A-3							
A-AB							
X-A							
X-B							
A-S							
B							
C							
D							
E							
F							
G							
R							

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Page 2 of 23
D-3

PRINCIPAL DETAIL

Class	Beginning Balance	Scheduled Principal	Unscheduled Principal	Realized Loss	Ending Balance	Cumulative Loss
A-1						
A-2						
A-3						
A-AB						
A-S						
B						
C						
D						
E						
F						
G						

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Page 3 of 23
D-4

INTEREST DETAIL

Class	Accrued Certificate Interest	Net Prepay Interest Shortfall	Interest Adjustment	Current Interest Shortfall	Yield Maintenance Charges	Total Interest Distribution Amount	Cumulative Interest Shortfall
A-1							
A-2							
A-3							
A-AB							
X-A							
X-B							
A-S							
B							
C							
D							
E							
F							
G							
R							
Totals:							

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Page 4 of 23
D-5

usbank

GS Mortgage Securities Trust 2012-GCJ9

Commercial Mortgage Pass-Through Certificates, Series 2012-GCJ9

December 2012

RECONCILIATION OF FUNDS

Funds Collection

Interest

Scheduled Interest	
Interest Adjustments	
Deferred Interest	
Net Prepayment Shortfall	
Net Prepayment Interest Excess	
Interest Reserve (Deposit)/Withdrawal	
Interest Collections	

Principal

Scheduled Principal	
Unscheduled Principal	
Principal Adjustments	
Principal Collections	

Other

Prepayment Premium	
Other Collections	
Total Collections	

Funds Distribution

Fees

Master Servicing Fee	
Special Servicing Fee	
Trustee/Certificate Administrator Fee	
Operating Advisor Fee	
Other/Miscellaneous Fee	
Fee Distributions	

Other Expenses of the Trust

Reimbursed for Interest on Advances	
Net ASER Amount	
Non-Recoverable Advances	
Other Expenses or Shortfalls	
Other Expenses of the Trust	

Payments to Certificateholders

Interest Distribution	
Principal Distribution	
Prepayment Premium	
Available Distribution Amount	
Total Distributions	

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D-6

usbank

GS Mortgage Securities Trust 2012-GCJ9

Commercial Mortgage Pass-Through Certificates, Series 2012-GCJ9

December 2012

MISCELLANEOUS DETAIL

P&I Advances

	Current Advance	Outstanding Advance
Principal	0.00	0.00
Interest	0.00	0.00
Total	0.00	0.00

Aggregate Realized Losses during Related Collection Period 0.00

Agg Add'l Trust Fund Expenses during Related Collection Period 0.00

Disclosable Special Servicer Fees

	Special Servicer/Affiliates
	0.00
	0.00
	0.00
	0.00
Total	0.00

Controlling Class

Controlling Class Representative

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D-7

ADDITIONAL LOAN DETAIL

P&I Advances With Respect To Each Serviced Whole Loan

Serviced Whole Loan	Outstanding P&I Advances
Totals:	

Stated Principal Balance With Respect To Each Whole Loan And Percentage Of Cut-Off Principal Balance Outstanding

Whole Loan	Beginning Stated Principal Balance	Ending Stated Principal Balance	% of Cut-Off Prin Bal Remaining
Totals:			

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D-8

ADDITIONAL LOAN DETAIL

Specially Serviced Loans That Are Not Delinquent

Count	Balance
Totals:	

Current But Not Specially Serviced Loans (Foreclosure Proceedings Commenced)

Count	Balance
Totals:	

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D-9

ADDITIONAL LOAN DETAIL

Mortgage Loans As To Which Related Mortgagor Is Subject Or Is Expected To Be Subject To Bankruptcy Proceeding

Count	Stated Principal Balance
Totals:	

Mortgage Loan Repurchased, Substituted For Or Otherwise Liquidated Or Disposed During Related Collection Period

Loan ID	Amount of Any Liq Proceeds	Portion Included in Avail Funds
Totals:		

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D-10

REO ADDITIONAL DETAIL

Mortgage Property That Became REO Property During Related Prepayment Period

Loan ID	Current Principal Balance	Unpaid Principal Balance	Most Recent Appraisal Value	Date Appraisal Performed
Totals:				

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D-11

REO ADDITIONAL DETAIL

REO Property Included In Trust Fund As Of Last Day Of Related Prepayment Period

Loan ID	Book Value	Income Collected (Net of Related Expenses)	Other Amounts Received	Portion Included in Available Funds	Most Recent Appraised Value	Date Appraisal Performed
Totals:						

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D-12

GS Mortgage Securities Trust 2012-GCJ9

Commercial Mortgage Pass-Through Certificates, Series 2012-GCJ9

December 2012

REO ADDITIONAL DETAIL

REO Property Sold Or Disposed During Related Prepayment Period

Loan ID	Realized Loss on Mortgage Loan	Liq Proceeds and Other Amounts Rec'd	Portion of Liq Proceeds in Available Funds	Balance of Excess Liq Proceeds Acct
Totals:				

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D-13

MATERIAL MODIFICATIONS, EXTENSIONS, WAIVERS LOAN DETAIL

Effective Distribution Date	Loan ID	Group	Original/ Modified Amounts:	Interest Rate	P&I	Fees	Penalties	Beg Sched Bal as of Eff. Due Prd	Current Sched Balance	Current Actual Balance	Maturity Date	Delinquency	Loan Status
Totals:													

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D-14

HISTORICAL BOND/COLLATERAL REALIZED LOSS RECONCILIATION

Distribution Date	Loan ID	Curr Beg Sch Bal of Loan at Liquidation	Aggregate Realized Loss on Loans	Prior Real'd Loss Appl'd to Cert	Amt Covered by OC/other Credit Support	Int (Shortage)/ Excess Appl'd to Real'd Loss	Mod Adj/ Appraisal Reduction Adj	Addt'l (Recov) Exp Appl'd to Real'd Loss	Real'd Loss Appl'd to Cert to Date	Recov of Real'd Loss Paid as Cash	(Recov)/Real'd Loss Appl'd to Cert Int
Totals:											

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D-15

HISTORICAL DELINQUENCY & LIQUIDATION SUMMARY

	30 Days Delinq		60 Days Delinq		90+ Days Delinq		Bankruptcy		Foreclosure		REO		Prepayments	
Month	Count	Balance	Count	Balance	Count	Balance	Count	Balance	Count	Balance	Count	Balance	Count	Balance

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D-16

REO STATUS REPORT

Loan ID	State	Ending Sched Loan Amount	REO Date	Total Exposure	Most Recent Value	Ending Reduction Amount	Date Asset Exp to be Resolved or Foreclosed	Net Proceeds on Liquidation	Other Revenues Collected	Liquidation/ Prepayment Date
Totals:										

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D-17

HISTORICAL LIQUIDATION LOSS LOAN DETAIL

Loan ID	Current Beg Scheduled Balance	Most Recent Value	Liquidation Sales Price	Net Proceeds Received on Liquidation	Liquidation Expense	Net Proceeds Available for Distribution	Realized Loss to Trust	Curr Period Adjustment to Trust	Date of Curr Period Adj to Trust	Loss to Loan with Cumul Adj to Trust
Totals:										

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D-18

GS Mortgage Securities Trust 2012-GCJ9

Commercial Mortgage Pass-Through Certificates, Series 2012-GCJ9

December 2012

INTEREST SHORTFALL RECONCILIATION

Loan ID	Curr Ending Scheduled Balance	Spec Serv Fee Amt plus Adj	Liquidation Fee Amount	Workout Fee Amount	Most Recent Net ASER Amount	Prepayment Int Excess (Shortfall)	Non-Recov (Scheduled Interest)	Reimbursed Interest on Advances	Mod Int Rate (Reduction)/ Excess	Reimbursement of Advances to Servicer Curr Month	Reimbursement of Advances to Servicer Outstanding	Other (Shortfalls)/ Refunds
Totals:												

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D-19

APPRAISAL REDUCTION REPORT

Loan ID	Property Name	Paid-Through Date	ARA (Appraisal Reduction Amt)	ARA Date	Most Recent Value	Most Recent Valuation Date	Most Recent Net ASER Amount	Cumulative ASER Amount
Totals:								

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D-20

LOAN LEVEL DETAIL

Loan ID	Property Type	Transfer Date	State	Maturity Date	Neg Am (Y/N)	End Schedule Balance	Note Rate	Sched P&I	Prepay Liquid/Adj	Prepay Date	Paid Thru Date	Prepay Premium	Loan Status	Interest Payment	Yield Maint Charges
Totals:															

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D-21

GS Mortgage Securities Trust 2012-GCJ9

Commercial Mortgage Pass-Through Certificates, Series 2012-GCJ9

December 2012

HISTORICAL LOAN MODIFICATION REPORT

Loan ID	Date of Last Modification	Balance When Sent to Special Servicer	Modified Balance	Old Note Rate	Modified Note Rate	Old P&I	Modified Payment Amount	Old Maturity Date	Maturity Date	Total Months for Change of Modification	Modification Code
Totals:											

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Page 21 of 23

D-22

MATERIAL BREACHES AND DOCUMENT DEFECTS

Disclosure Control #	Ending Principal Balance	Material Breach Date	Date Received Notice	Description

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Page 22 of 23
D-23

MORTGAGE LOAN CHARACTERISTICS

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D-24

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below.  The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans.  Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  Each Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note.  At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment, the 2012-GC8 Pooling and Servicing Agreement or similar agreement and rights of the holder of a related Companion Loan pursuant to an Intercreditor Agreement.  Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to an Intercreditor Agreement.

(2)
Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the

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related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)
Mortgage Provisions.  The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)
Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity.  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real

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property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Whole Loan, the rights of the holder of the related Companion Loan pursuant to an Intercreditor Agreement; provided that none of which items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)
Assignment of Leases and Rents.  There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)
UCC Filings.  If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and

E-1-3

enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property.  Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than thirteen months prior to the Cut-off Date.  To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits.  All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Seller to Depositor or its servicer.

(15)
No Holdbacks.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the

E-1-4

related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

(16)
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as “a Special Flood Hazard Area,” the related Mortgagor  is required to maintain insurance  in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-”  by Standard & Poor’s Ratings Service in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse

E-1-5

such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)
Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access  via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments.  To Seller’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)
No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by Seller.

(20)
REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date

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the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)
Local Law Compliance.  To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property.  The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits.  Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The Mortgage Loan requires the related

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Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations.  The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property.

(27)
Mortgage Releases.  The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned

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restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls.  Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount  of terrorism insurance available with funds equal to the Terrorism Cap Amount.  The “Terrorism Cap Amount”  is the specified percentage (which is at least equal to 200%)  of the amount of the insurance premium that is payable at such time  in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a

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controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth on Annex E-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances.  The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance.  With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (i) 110% of the allocated loan amount for the real property to be released and (ii) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to

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make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

(34)
Ground Leases.   For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)     The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage.  No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)     The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or  modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)     The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)     The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii)  is subject to a subordination, non disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)     The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its

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successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)      The Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)     The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)     The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)      The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)      Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)     In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)      Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing.  The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)
Origination and Underwriting.  The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

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(37)
No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Annex E-1 (including, but not limited to, the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)
Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Mortgagor.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Mortgage Loan that is cross-collateralized and cross defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(40)
Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent)

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by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is a Member of the Appraisal Institute(“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(42)
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

(44)
Advance of Funds by the Seller.  After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents).  Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” shall mean the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

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ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this free writing prospectus and the Mortgage Loan name and number identified on Annex A to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Jefferies LoanCore LLC

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(6)	Permitted Liens; Title Insurance	Green Exchange (No. 12)
The related Mortgaged Property is subject to a $15,000,000 second lien mortgage loan held by the City of Chicago (the “Green Exchange Second Lien Loan”). The Green Exchange Second Lien Loan is subordinate to only $20,000,000 of the subject Mortgage Loan, but approval to increase this amount to $26,500,000 is pending with the City Counsel of the City of Chicago, Illinois.

(7)	Junior Liens	Green Exchange (No. 12)
There is a subordinate lien evidenced by that certain Junior Mortgage, Security Agreement and Financing Statement dated December 27, 2010 and recorded January 10, 2011 as Document No. 1101033194 made by GX Chicago, LLC to the City of Chicago to secure a Note for $15,000,000 which note was given by the mortgagor in connection with obtaining a HUD Section 108 Loan.

(7)	Junior Liens	Mansell Commons (No. 29)
The following notes are outstanding:
(1) a note in the amount of $3.15 million, held by MC Lender, LLC (comprised of partners of Rodbell Properties, LLLP), secured by a pledge of the partnership interests in Rodbell Properties, LLLP, the sole member of the borrower, which note is subject to a Consent, Subordination and Standstill Agreement dated May 9, 2012; and
(2) notes to third parties and partners of Rodbell Properties LLLP, totaling $2.8 million, also secured by pledges of partnership interests in Rodbell Properties, LLLP, which notes are subject to a Consent, Subordination and Standstill Agreement dated May 9, 2012.

(16)	Insurance	Jamaica Center (No. 4)
The Loan Agreement insurance provisions are subject to the related Ground Lease, which provides that the mortgagee may act as the trustee of the restoration proceeds if the ground lessor reasonably approves of such mortgagee as the trustee.

(26)	Recourse Obligations	Jamaica Center (No. 4)
Certain of the non-recourse carveouts are capped at $10,000,000 in the aggregate, including bankruptcy related items.  Other customary non-recourse carevouts are uncapped, except that the interference with lender’s remedies related carveout is subject to a separate $10,000,000 cap which is in addition to the aggregate cap described above.

(26)	Recourse Obligations	Pinnacle I (No. 2)
The primary guarantor’s only asset is currently its interest in the related mortgage borrower.  The secondary guarantor’s liability is capped at $20,000,000 which secondary guarantor will be released at such time as the primary guarantor acquires a certain additional asset.

(31)	Single Purpose Entity	Abbott’s Properties (No. 16)	No counsel’s opinion regarding non-consolidation of the Mortgagor.

(31)	Single Purpose Entity	Signature Place Office (No. 14)	Mortgagor did not provide a non-consolidation opinion.

(34)	Ground Lease	Jamaica Center (No. 4)
(j) The Loan Agreement insurance provisions are subject to the related Ground Lease, which provides that the mortgagee may only act as the trustee of the restoration proceeds if the ground lessor reasonably approves of such mortgagee as the trustee.

(39)	Organization of Mortgagor	Green Exchange (No. 12)	The mortgagor under the subject Mortgage Loan is affiliated with the mortgagor under the Mortgage Loan identified on Annex A to this free writing prospectus as Barry Plaza.

E-2-1

Goldman Sachs Mortgage Company

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(13)	Actions Concerning Mortgage Loan	Bristol Portfolio (No. 1)
The related nonrecourse carveout guarantor, Howard P. Milstein is subject to a lawsuit brought by HSH Nordbank on a loan made to Enforsys, Inc., an entity indirectly owned by Mr. Milstein, pursuant to which HSH Nordbank is seeking recovery under a full recourse guaranty provided by Mr. Milstein and others in connection with such loan.  HSH Nordbank’s suit seeks $12,500,000 from Mr. Milstein and the other guarantors, and is currently in deposition stage.  In connection with the origination of the Bristol Portfolio Mortgage Loan, Mr. Milstein reported a net worth and liquidity substantially in excess of the amount sought in the lawsuit.

(13)	Actions Concerning Mortgage Loan	Central Plaza (No. 28)
Dunhill Partners Inc., an affiliate of the related borrower, hired the law firm Fish & Richardson, PC on a contingency basis to sue a seller for not closing a real estate transaction in 2008. The case was settled without economic compensation. Four years later, Fish & Richardson, PC filed a lawsuit against three parties, including Dunhill Partners Inc. and William L. Hutchinson, the nonrecourse carveout guarantor under the Mortgage Loan, seeking the payment of $250,000 for unpaid legal fees. Dunhill Partners Inc. maintains that the representation was agreed to be on a contingency fee basis rather than an hourly basis, and expects the suit to be settled for an amount less than the total amount sought in the lawsuit.

(16)	Insurance	All GSMC Loans
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least  “A-” by S&P and “A2” by Moody's, if Moody's rates such insurer and is rating the Certificates, and all such insurers are required to have ratings of not less than  “BBB+” by S&P and “Baa1” by Moody's, if Moody's rates such insurer and is rating the Certificates).

(16)	Insurance	Bristol Portfolio (No. 1)
(i) - FM Global and Greater New York Mutual are approved as providers of all-risk coverage to the extent the carriers maintain insurer ratings no lower than those in effect as of the origination date.
(ii) – The receipt of loss proceeds are subject to the condominium documents and, if the amount received is equal to or greater than $750,000, must be immediately deposited into the loss proceeds account and subsequently deposited into the cash management account in installments as and when the lost rental income covered by such proceeds would have been payable.

(16)	Insurance	Cooper Hotel Portfolio (No. 3)	The mortgagor is required to maintain business interruption or rental loss insurance for a period of 12 months with 30 days of indemnity.

(16)	Insurance	222 Broadway (No. 10)
Insurance coverage may be provided by FM Global companies with respect to insurance on the property level, provided it maintains a minimum rating of “Api” with S&P, and by Liberty Mutual Insurance Company with respect to the liability insurance, provided it maintains a minimum rating of “A-” with S&P.

(24)	Local Law Compliance	Cooper Hotel Portfolio (No. 3)
The Mortgaged Property identified as Hilton – Naples is deficient 46 required parking spaces.  The mortgagor has covenanted to add the parking spaces if required by governmental authority and mortgagor and the non-recourse carveout guarantor have agreed to recourse liability for any losses for failure to comply with the minimum parking requirement.  In addition, there is sufficient space on the Mortgaged Property to add the required number of parking spaces.

(24)	Local Law Compliance	The Point Shopping Center (No. 11)
According to a survey received at origination, the Mortgaged Property is deficient 91 of the 1,125 parking spaces required under the current zoning ordinance. The mortgagor has covenanted to ensure that the Mortgaged Property is in compliance with applicable laws. Currently, adequate space exists to add the deficient parking, including an area with unmarked spaces that is currently being used for parking.

(25)	Licenses and Permits	Hanes Commons (No. 17)
The City of Winston-Salem, NC confirmed issuance of certificates of occupancy but copies were not available from the City or mortgagor. The lender received confirmation that the absence of a certificate of occupancy is not a violation or an enforceable event under the local building code.

E-2-2

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(27)	Mortgage Releases	Bristol Portfolio (No. 1)
Releases of certain units are permitted, provided the aggregate number of units so released while the Mortgage Loan is outstanding may not exceed the greater of (x) 20 and (y) the minimum number of units required to be released pursuant to legal requirements.  In such cases, a portion of the Mortgage Loan must be defeased equal to the sum of the release prices of the units so released.  The release price, with respect to the sale of any released unit is the greater of (x) the minimum release price set forth in the loan agreement and (y) 100% of the net sales proceeds of such sale.

(30)	Due on Sale or Encumbrance	Chase Tower Milwaukee (No. 13)
There are no restrictions on transfers of interests in the non-recourse carveout guarantor, a REIT that indirectly owns 100% of the interests in mortgagor, so long as management control is held by BREOF Asset Management LLC (i.e., Brookfield affiliate).

(30)	Due on Sale or Encumbrance	The Point Shopping Center (No. 11)
The transfer of up to 80% of the limited partnership interests in mortgagor (in one or a series of transfers) to any person is permitted, provided that Cedar Realty Trust Partnership, L.P. retains management control of mortgagor and Cedar Realty Trust, Inc. remains the general partner and has management control of Cedar Realty Trust Partnership, L.P.

(30)	Due on Sale or Encumbrance	Reston Commons (No. 15)
The mortgagor is a special purpose entity ultimately 100% owned by a third party service provider hired by Teresa Tsai, the initial owner representative. So long as the owner representative maintains management control of mortgagor, equity interests in mortgagor are freely transferable.

(31)	Single-Purpose Entity	Reston Commons (No. 15)	The loan documents did not require a non-consolidation opinion, and one was not delivered at origination. The mortgagor has one (1) independent manager/director.

(32)	Defeasance	Bristol Portfolio (No. 1)
Releases of certain units are permitted, provided the aggregate number of units so released while the mortgage loan is outstanding may not exceed the greater of (x) 20 and (y) the minimum number of units required to be released pursuant to legal requirements.  In such cases, a portion of the mortgage loan must be defeased equal to the sum of the release prices of the units so released.  The release price, with respect to the sale of any released unit is the greater of (x) the minimum release price set forth in the loan agreement and (y) 100% of the net sales proceeds of such sale.

(39)	Organization of Mortgagor	Hanes Commons (No. 17) Kinderton Place (No. 33)	The Mortgagors under these Mortgage Loans are affiliated.

(39)	Organization of Mortgagor	Residence Inn – Albany Airport (No. 43) Residence Inn - Buffalo (No. 44)	The Mortgagors under these Mortgage Loans are affiliated.

E-2-3

Citigroup Global Markets Realty Corp.

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(13)	Actions Concerning Mortgage Loan	TMI Hotel Portfolio (No. 9)
Two class action lawsuits have been brought against a party or parties involved in the transactions by which the ownership interests in the guarantor of certain non-recourse carve-out obligations of the related Mortgage Loan (who also owns equity interests in the related Mortgagor) were acquired, and the party(ies) defendant to such lawsuits has claimed to be entitled to indemnification for such lawsuits from such guarantor.

(16)	Actions Concerning Mortgage Loan	Pinewood MHC (No. 39)
The sponsor of the related Mortgage Loan is subject to a lawsuit brought by a mortgage lender on a loan made to an affiliate of the related Mortgagor, pursuant to which the mortgage lender is seeking recovery under the recourse carveout guaranty provided by sponsor in connection with such loan.  Seller has been advised by sponsor that the sponsor and the lender under such mortgage loan have completed a discounted pay-off of the related loan and the case was dismissed without prejudice.

(16)	Insurance	Lehigh Student Housing Portfolio (No. 31)
A portion of an individual Mortgaged Property is subject to a condominium declaration and regime, pursuant to which the executive board maintains a portion of the property insurance required under the related Mortgage Loan Documents, for the benefit of borrower and Seller.  So long as the executive board of the condominium association maintains such insurance as is required to comply with the Mortgage Loan Documents, Mortgagor is not required to separately maintain such insurance in its own name; provided, however, in the event the condominium executive board fails to do so, in Seller’s sole discretion, borrower shall be required to obtain and maintain all such required insurance coverage.   In addition, the Mortgage Loan Documents provide that Seller is entitled to hold and disburse insurance proceeds for each individual property subject to the related mortgage in excess of $30,000, rather than an amount equal to 5% of the outstanding principal balance of the Mortgage Loan.  There is no assurance that the amount permitted to be retained by or disbursed directly to the related Mortgage will not exceed 5% of the outstanding principal amount of the related Mortgage Loan.

(16)	Insurance	Pinewood MHC (No. 39)
The Mortgage Loan Documents provide that insurance policies may not be terminated or cancelled without at least fifteen (15) days written notice to the Mortgagee (except in the event that such termination is caused by non-payment of premiums, in which the Mortgage Loan Documents require at least ten (10) days written notice).

(16)	Insurance	Southern Highlands Self Storage (No. 46)	The Mortgage Loan Documents provide that insurance policies may not be terminated or cancelled without at least ten (10) days written notice to the Mortgagee.

(16)	Insurance	SST Stockade Self Storage Portfolio Phase I (No. 20); 1300 Woodfield (No. 34)
For each of the Mortgage Loans, the Mortgage Loan Documents provide that Seller is entitled to hold and disburse insurance proceeds in excess of 5% of the original loan amount (as opposed to the then outstanding loan amount).  As the Mortgage Loan amortizes, therefore, the Mortgage Loan Documents impose a higher threshold than what the representation states regarding when Seller can hold and disburse the proceeds.

(16)	Insurance	Miami Center (No. 7)
The Mortgaged Property is subject to certain condominium documents, which documents permit insurance proceeds to be held by an insurance trustee appointed pursuant to the condominium documents.  The insurance trustee is selected jointly by Mortgagor and the other unit owner(s) under the condominium documents and Seller has an approval right with respect to any insurance trustee so selected by Mortgagor and such other unit owner(s).

(24)	Local Law Compliance	Lehigh Student Housing Portfolio (No. 31)
A portion of an individual Mortgaged Property is a non-permitted office use.  The related Mortgagor is required under the Mortgage Loan Documents to use commercially reasonable efforts to obtain all permits and approvals necessary for the continued office use within one hundred eighty (180) days of the Mortgage Loan closing.  In the event the related Mortgagor fails to obtain such permits and approvals within such time period, the Mortgage

E-2-4

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

Loan Documents require that the Mortgagor relocate such office. Additionally, portions of individual Mortgaged Properties being operated as parking lots do not have all necessary permits and approvals for such operation. The related Mortgagor is required under the Mortgage Loan Documents to use all commercially reasonable efforts to acquire such permits and approvals within one hundred eighty (180) days of Mortgage Loan closing.

(25)	Licenses and Permits	Lehigh Student Housing Portfolio (No. 31)
A portion of an individual Mortgaged Property is a non-permitted office use.  The related Mortgagor is required under the Mortgage Loan Documents to use commercially reasonable efforts to obtain all permits and approvals necessary for the continued office use within one hundred eighty (180) days of the Mortgage Loan closing.  In the event the related Mortgagor fails to obtain such permits and approvals within such time period, the Mortgage Loan Documents require that the Mortgagor relocate such office.  Additionally, portions of individual Mortgaged Properties being operated as parking lots do not have all necessary permits and approvals for such operation.  The related Mortgagor is required under the Mortgage Loan Documents to use all commercially reasonable efforts to acquire such permits and approvals within one hundred eighty (180) days of Mortgage Loan closing.

(25)	Licenses and Permits	1300 Woodfield (No. 34)
The related Mortgagor was unable to confirm as of the date of origination of the Mortgage Loan or as of the Cut-Off Date whether certificates of occupancy were issued and in effect with respect to four (4) tenants at the Mortgaged Property.  The applicable tenants occupy approximately 6.6% of the rentable square footage of the building.  Per local zoning requirements, such certificates of occupancy are required to be maintained by each tenant occupying space at the Mortgaged Property.

(26)	Recourse Obligations	Miami Center (No. 7)
In lieu of recourse for the commission of intentional material physical waste at the Mortgaged Property, the loan agreement provides for recourse to the extent of losses in connection with damage or destruction to the Mortgaged Property caused by the willful or grossly negligent acts or omissions of Mortgagor and/or the removal or disposal of any portion of the Mortgaged Property after an event of default under the Mortgage Loan Documents.

(26)	Recourse Obligations	Gansevoort Park Avenue (No. 6)
The loan agreement provides that voluntary transfers of the Mortgaged Property or equity interests in Mortgagor is recourse to the extent of losses, rather than being full recourse to Mortgagor and guarantor.

(26)	Recourse Obligations	1300 Woodfield (No. 34)
The loan agreement provides that recourse for losses and damages sustained by reason of the commission of intentional material physical waste is limited to the extent there is sufficient cash flow from the Mortgaged Property to allow Mortgagor to affirmatively prevent such waste.

(28)	Financial Reporting	Southern Highlands Self Storage (No. 46)	The related Mortgagors are tenants-in-common and the Mortgage Loan Documents do not require annual combined balance sheets.

(29)	Act of Terrorism Exclusion	Miami Center (No. 7)
So long as TRIA is in effect, Mortgagor must obtain and maintain terrorism insurance for Certified and Non-Certified acts (as such terms are defined in TRIA) in an amount equal to the full replacement cost of the Mortgaged Property plus 18 months of business interruption coverage.  If TRIA or a similar or subsequent statute is not in effect, then the policies shall not exclude coverage for acts of terror or similar acts of sabotage unless terrorism insurance is not commercially available, in which case, Mortgagor shall obtain stand-alone coverage in commercially reasonable amounts (i.e., amounts that would be (x) obtained by property owners of properties located in markets similar to that of the Property and similar in size and type to the Property and (y) required by prudent institutional lenders).

(31)	Single-Purpose Entity	Gansevoort Park Avenue (No. 6)	Mortgagor is a recycled entity and it previously owned a neighboring lot that was transferred to a different entity at the time of loan closing.

(31)	Single-Purpose Entity	Sumter Crossing SC (No. 68)
The Mortgagor previously owned certain real property related to the Mortgaged Property but not securing the Mortgage Loan which was transferred to the State of Florida through eminent domain proceedings completed prior to the origination of the Mortgage Loan.

(31)	Single-Purpose Entity	Robin MHC (No. 70)
As of the Closing Date, Mortgagor owned seven (7) unrelated mobile home units on the Mortgaged Property.  The Mortgage Loan Documents required that Mortgagor transfer such assets post-closing to an affiliated entity, and such transfer has been completed.

(31)	Single-Purpose	Pinewood MHC (No. 39)	As of the Closing Date, Mortgagor owned forty one (41) unrelated mobile home

E-2-5

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

	Entity		units on the Mortgaged Property. The Mortgage Loan Documents required that Mortgagor transfer such assets post-closing to an affiliated entity, and such transfer has been completed.

(39)	Organization of Mortgagor	Barry Plaza (No. 63)	The Mortgagor under the subject Mortgage Loan is affiliated with the Mortgagor under the Mortgage Loan identified on Annex A to this free writing prospectus as Green Exchange.

(39)	Organization of Mortgagor	Residence Inn – Florence, SC (No. 35); Springhill Suites – Florence, SC (No. 56)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor.

(39)	Organization of Mortgagor	CVS – Tavares, FL (No. 71); CVS – Inverness, FL (No. 72)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor.

E-2-6

Archetype Mortgage Funding I LLC

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(24)	Local Law Compliance	Battle Creek Multifamily Portfolio (No. 30)
The amount of law & ordinance insurance on the Mortgaged Property may be less than the potential loss in the event that the Mortgaged Property must be rebuilt to comply with the applicable Zoning Regulations.  The Mortgagor is required to deposit the deficient amount with the lender and both the Mortgagor and guarantor have recourse liability for the amount of such deficiency.  Alternatively, the Mortgagor has the right to release a portion of the Mortgaged Property upon the satisfaction of certain conditions contained in the Mortgage Loan documents.

(30)	Due on Sale or Encumbrance	Paramus Medical Plaza (No. 36)
The Mortgage Loan documents allow, without the consent of the lender, subject to satisfaction of conditions set forth therein, constituent partners of the Mortgagor (other than the general partner or managing member, as applicable) to incur indebtedness secured by its ownership interest in the Mortgagor.

(30)	Due on Sale or Encumbrance	40 Hart Street (No. 37)
The Mortgage Loan documents allow, without the consent of the lender, subject to satisfaction of conditions set forth therein, constituent partners of the Mortgagor (other than the general partner or managing member, as applicable) to incur indebtedness secured by its ownership interest in the Mortgagor.

(39)	Organization of Mortgagor	Glen Hill North (No. 26) Crossroads Executive Center (No. 40)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor.

(39)	Organization of Mortgagor	Paramus Medical Plaza (No. 36) 40 Hart Street (No. 37)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor.

E-2-7

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ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
11/29/2012	$90,017,000.00	9/10/2017	$90,017,000.00
12/10/2012	$90,017,000.00	10/10/2017	$90,017,000.00
1/10/2013	$90,017,000.00	11/10/2017	$90,016,587.57
2/10/2013	$90,017,000.00	12/10/2017	$88,473,231.35
3/10/2013	$90,017,000.00	1/10/2018	$87,044,370.38
4/10/2013	$90,017,000.00	2/10/2018	$85,609,597.52
5/10/2013	$90,017,000.00	3/10/2018	$83,807,986.10
6/10/2013	$90,017,000.00	4/10/2018	$82,359,796.00
7/10/2013	$90,017,000.00	5/10/2018	$80,785,746.84
8/10/2013	$90,017,000.00	6/10/2018	$79,325,040.99
9/10/2013	$90,017,000.00	7/10/2018	$77,738,828.99
10/10/2013	$90,017,000.00	8/10/2018	$76,265,503.83
11/10/2013	$90,017,000.00	9/10/2018	$74,786,080.13
12/10/2013	$90,017,000.00	10/10/2018	$73,181,678.08
1/10/2014	$90,017,000.00	11/10/2018	$71,689,480.19
2/10/2014	$90,017,000.00	12/10/2018	$70,072,664.13
3/10/2014	$90,017,000.00	1/10/2019	$68,567,586.32
4/10/2014	$90,017,000.00	2/10/2019	$67,056,276.71
5/10/2014	$90,017,000.00	3/10/2019	$65,185,245.11
6/10/2014	$90,017,000.00	4/10/2019	$63,659,905.53
7/10/2014	$90,017,000.00	5/10/2019	$62,010,882.14
8/10/2014	$90,017,000.00	6/10/2019	$60,472,388.14
9/10/2014	$90,017,000.00	7/10/2019	$58,810,581.21
10/10/2014	$90,017,000.00	8/10/2019	$57,258,823.86
11/10/2014	$90,017,000.00	9/10/2019	$55,700,638.62
12/10/2014	$90,017,000.00	10/10/2019	$54,019,695.64
1/10/2015	$90,017,000.00	11/10/2019	$52,448,084.01
2/10/2015	$90,017,000.00	12/10/2019	$50,754,093.17
3/10/2015	$90,017,000.00	1/10/2020	$49,168,943.93
4/10/2015	$90,017,000.00	2/10/2020	$47,577,226.55
5/10/2015	$90,017,000.00	3/10/2020	$45,748,480.16
6/10/2015	$90,017,000.00	4/10/2020	$44,142,573.67
7/10/2015	$90,017,000.00	5/10/2020	$42,415,254.78
8/10/2015	$90,017,000.00	6/10/2020	$40,795,526.52
9/10/2015	$90,017,000.00	7/10/2020	$39,054,775.52
10/10/2015	$90,017,000.00	8/10/2020	$37,421,110.96
11/10/2015	$90,017,000.00	9/10/2020	$35,780,674.37
12/10/2015	$90,017,000.00	10/10/2020	$34,019,798.84
1/10/2016	$90,017,000.00	11/10/2020	$32,365,254.36
2/10/2016	$90,017,000.00	12/10/2020	$30,590,668.65
3/10/2016	$90,017,000.00	1/10/2021	$28,921,899.34
4/10/2016	$90,017,000.00	2/10/2021	$27,246,210.45
5/10/2016	$90,017,000.00	3/10/2021	$25,226,083.40
6/10/2016	$90,017,000.00	4/10/2021	$23,535,047.32
7/10/2016	$90,017,000.00	5/10/2021	$21,724,998.64
8/10/2016	$90,017,000.00	6/10/2021	$20,019,435.10
9/10/2016	$90,017,000.00	7/10/2021	$18,195,268.46
10/10/2016	$90,017,000.00	8/10/2021	$16,475,057.01
11/10/2016	$90,017,000.00	9/10/2021	$14,747,709.59
12/10/2016	$90,017,000.00	10/10/2021	$12,902,373.13
1/10/2017	$90,017,000.00	11/10/2021	$11,160,197.17
2/10/2017	$90,017,000.00	12/10/2021	$9,300,450.14
3/10/2017	$90,017,000.00	1/10/2022	$7,543,322.62
4/10/2017	$90,017,000.00	2/10/2022	$5,778,903.88
5/10/2017	$90,017,000.00	3/10/2022	$3,678,296.62
6/10/2017	$90,017,000.00	4/10/2022	$1,897,818.90
7/10/2017	$90,017,000.00	5/10/2022	$849.67
8/10/2017	$90,017,000.00	6/10/2022	$0.00

F-1

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PROSPECTUS

GS MORTGAGE SECURITIES CORPORATION II
Depositor
Commercial Mortgage Pass-Through
Certificates (Issuable in Series by Separate Issuing Entities)

GS Mortgage Securities Corporation II from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are a trust. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of  mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and the underlying mortgage loans will not be insured or guaranteed by any governmental agency or other person.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

Investing in the offered certificates involves risks. See “RISK FACTORS” beginning on page 4 of this prospectus. For each series, see “RISK FACTORS” in the related prospectus supplement.

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under “PLAN OF DISTRIBUTION” on page 103 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

November 8, 2012

Important Notice About Information Presented in this
Prospectus and the Related Prospectus Supplement

We provide information about the certificates in two separate documents that progressively provide more detail.  These documents are:

•	this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

•	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering to sell the certificates in any state where the offer or sale is not permitted.

We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed.  The table of contents of this prospectus and the table of contents included in the related prospectus supplement list the pages on which these captions are located.

You can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption “Index of Defined Terms” beginning on page 107 of this prospectus.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.

If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 200 West Street, New York, New York 10282 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” beginning on page 105 of this prospectus.

SUMMARY OF PROSPECTUS	3
RISK FACTORS	4
THE PROSPECTUS SUPPLEMENT	23
THE DEPOSITOR	24
THE SPONSORS	25
USE OF PROCEEDS	25
DESCRIPTION OF THE CERTIFICATES	25
THE MORTGAGE POOLS	33
SERVICING OF THE MORTGAGE LOANS	37
CREDIT ENHANCEMENT	44
SWAP AGREEMENT	47
YIELD CONSIDERATIONS	48
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	49
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	70
STATE AND LOCAL TAX CONSIDERATIONS	100
ERISA CONSIDERATIONS	100
LEGAL INVESTMENT	102
THE APPRAISAL REGULATIONS	103
PLAN OF DISTRIBUTION	103
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	105
LEGAL MATTERS	106
RATINGS	106
INDEX OF DEFINED TERMS	107

SUMMARY OF PROSPECTUS

This summary includes selected information from this prospectus.  It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates.  To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the related prospectus supplement.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. Our telephone number is (212) 902-1000.

Description of Certificates;
Ratings
The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes.  The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund.  Each trust fund will consist primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement.  Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations at the date of issuance.

The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

•
the name of the servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

•	the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

•	the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

•	the tax status of certificates; and

•
whether the certificates will be eligible to be purchased by investors subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA.

RISK FACTORS

An investment in the certificates of any series involves significant risks and are not suitable investments for all investors.  Before making an investment decision, you should carefully review the following information and the information under the caption “Risk Factors” in the related prospectus supplement.  Such risks give rise to the potential for significant loss over the life of the certificates and could result in the failure of investors in the certificates to fully recover their initial investments.

The Certificates May Not Be a Suitable Investment for You

For the reasons set forth in this section and in the “Risk Factors” section in the related prospectus supplement, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates, including as a result of variations in the performance of the mortgage loans in a trust or trust fund.  As a result, investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties.  The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  The repayment of a mortgage loan secured by a residential cooperative property typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the mortgaged property.  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in the prospectus supplement.

It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

Office Properties Have Special Risks

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenant;

•
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

•
in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers.  Issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

  Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration.  Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants.  Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.  However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants.  An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	if the anchor tenant or shadow anchor tenant decides to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self owned anchor; or

•
the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.  In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents.  In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced.  If an anchor tenant goes dark, generally the borrower's only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor stores of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans (or related whole loans) that identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower.  We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in the related prospectus supplement or that the net operating income contributed by the mortgaged properties will remain at the level specified in the related prospectus supplement or past levels.

Borrowers and property managers of mortgaged properties may own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer dollars:  factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing.  Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.  Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Retail properties may have theater tenants.  Properties with theater tenants are exposed to certain unique risks.  Aspects of building site design and adaptability affect the value of a theater.  In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.  See “Risk Factors—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” in the prospectus supplement.  In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail properties may have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	the quality and philosophy of management;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Hospitality Properties Have Special Risks

Various factors may adversely affect the economic performance of a hospitality property, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the quality of hospitality property management;

•	the presence or construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	ability to convert to alternative uses which may not be readily made;

•	The lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

•	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

•
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

•	whether management contracts or franchise agreements are renewed or extended upon expiration;

•	desirability of particular locations;

•	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

•	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.  Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.  Furthermore, the previous terrorist attacks in the United States and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The liquor licenses for hospitality properties are usually held by affiliates of the borrowers, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person.  In the event of a foreclosure of a hospitality property that holds a liquor license, the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement.  There can be no assurance that a replacement franchise could be obtained in the event of termination.  In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel managers.  Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.

Multifamily Properties Have Special Risks

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the quality of property management;

•	the location of the property, for example, a change in the neighborhood over time or increased crime in the neighborhood;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	the presence of competing properties and residential developments in the local market;

•
the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

•
in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	restrictions on the age of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•
adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;

•	government assistance/rent subsidy programs; and

•	national, state or local politics.

Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties.  The limitations and restrictions imposed by these programs could result in losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation.  The cooperative owns all the units in the building and all common areas.  Its tenants own stock, shares or membership certificates in the corporation.  This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive.  These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property.  Some of these factors include:

•	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

•
the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

•
the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

•
that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

Manufactured Housing Community Properties Have Special Risks
Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing property;

•
the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgaged loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

•	the ability of management to provide adequate maintenance and insurance;

•	the type of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Industrial Properties Have Special Risks

A large number of factors may adversely affect the value of industrial properties, including:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center).  In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Self Storage Properties Have Special Risks

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

•	decreased demand;

•	competition;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	age of improvements; or

•	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit.  No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement.  The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans included in a trust may have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally.  As a result, if a tenant in common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants in common under the mortgage loans will be special purpose entities.  Unless otherwise stated in the related prospectus supplement, each related tenant in common borrower waived its right to partition, reducing the risk of partition.  However, there can be no assurance that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant in common borrower or the guarantor if a tenant in common files for partition.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans included in a trust or trust fund, the related mortgaged property may consist of the borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans.  Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums.  The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered.  In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.  Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Risks Related to Ground Leases and Other Leasehold Interests

For purposes of each prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders.  Certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

Except as noted in the related prospectus supplement, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan or 10 years past the stated maturity if the mortgage loan fully amortizes by the stated maturity (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans included in a trust, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks.  In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements.  Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan.  While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest.  However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord.  In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land.  In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer.  Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law.  Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” and “—Bankruptcy Issues” in this prospectus.

Your Certificates Are Not Obligations of Any Other Person or Entity

Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or any private mortgage or other insurer.

Limited Liquidity

There will have been no secondary market for any series of certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.  The market value of the certificates will fluctuate with changes in prevailing rates of interest, a change in the ratings of the certificates or other credit related market changes.  Consequently, the sale of the certificates in any market that may develop may be at a discount from the certificates’ par value or purchase price.

Modifications of the Mortgage Loans

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the related trust or trust fund, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the related trust or trust fund may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust or trust fund, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan.

The ability to modify mortgage loans by the applicable servicer may be limited by several factors.  First, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers.  Furthermore, the terms of the related servicing agreement may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing delinquent or defaulted mortgage loans.  In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates.  In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction.  The applicable servicing agreement will obligate the servicer not to consider the interests of individual classes of certificates.  You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of securities may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”).  If a servicer for any series of securities were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the related servicing agreement provides that such an event would be an event of default entitling the trust or trust fund to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the servicing agreement in a receivership under the FDIA would be treated as a breach of the servicing agreement and give the trust or trust fund a claim for damages and the ability to appoint a successor servicer.  An assumption under the Bankruptcy Code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or the trust or that trust fund would be entitled to terminate servicer in a timely manner or at all.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s or trust fund's claim to collections in that servicer's possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Investors in the securities do not have the direct right to make decisions with respect to the administration of the trust or trust fund.  These decisions are generally made, subject to the express terms of the applicable servicing agreement, by a servicer, a securities administrator or the trustee.  Any decision made by any of those parties in respect of the trust or trust fund in accordance with the terms of such servicing agreement, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests. In certain limited circumstances, the holders of certificates have the right to vote on matters affecting the trust or trust fund.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee.  In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Variability in Average Life of Offered Certificates

The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

•	the prepayment provisions of the related mortgage notes; and

•	a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See “DESCRIPTION OF THE MORTGAGE POOL” in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions—Prepayment Provisions” in this prospectus. We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

Certain Legal Aspects of the Mortgage Loans

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders.

  Environmental Law Considerations

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the “owner” or “operator” of the Mortgaged Property. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Environmental Risks” in this prospectus.

Risk of Early Termination

The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

THE PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

•	any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

•	whether the trust will be treated for federal income tax purposes as one or more grantor trusts, or REMICs;

•	the identity of each class within a series;

•	the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

•
certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

•	the identity of the master servicer;

•	the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

•	the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

•	the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

•	the final scheduled distribution date of each class of offered certificates;

•	the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

•	the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

•	the extent of subordination of any subordinate certificates;

•	for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

•	the distribution dates for each class of offered certificates;

•	the representations and warranties to be made by us or another entity relating to the mortgage loans;

•	information with respect to the terms of the subordinate certificates or residual certificates, if any;

•
additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

•	additional information with respect to the plan of distribution;

•	whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;

•
any significant obligors in accordance with Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time-to-time (“Regulation AB”), promulgated by the U.S. Securities and Exchange Commission (the “SEC”);

•
if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

•
if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

•
if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus; and

•
whether any class of offered certificates qualifies as “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under “LEGAL INVESTMENT” in this prospectus.

THE DEPOSITOR

GS Mortgage Securities Corporation II (the “Depositor”) was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Depositor are located at 200 West Street, New York, New York 10282. Its telephone number is (212) 902-1000. The Depositor will not have any material assets.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Depositor or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Depositor or an affiliate of the Depositor, if specifically disclosed in the related prospectus supplement.

The certificate of incorporation, as amended, of the Depositor provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the bylaws of the Depositor provide that the Depositor shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person or the person’s testator or intestate is or was a director, officer or employee of the Depositor or serves or served, at the request of the Depositor, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, or otherwise, the Depositor has been advised that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE SPONSORS

The prospectus supplement for each series of securities will identify and provide information as to the sponsor or sponsors for the related series.

USE OF PROCEEDS

The Depositor intends to apply all or substantially all of the net proceeds from the sale of each series offered in this prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Depositor for mortgage loans.

DESCRIPTION OF THE CERTIFICATES*

The certificates of each series will be issued pursuant to a pooling and servicing agreement (the “Agreement”) to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part or in such other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that prospectus supplement and any additional provisions of the related Agreement.

*      Whenever used in this prospectus the terms “certificates”, “trust fund” and “mortgage pool” will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

At the time of issuance, it is anticipated that the offered certificates of each series will be rated “investment grade”, typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization (“NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at the request of the Depositor. Each of the NRSROs engaged by the Depositor to rate the offered certificates of the related series will be referred to as a “Rating Agency” in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. We cannot assure you as to whether any NRSRO not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by an NRSRO that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor’s request, and may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.  Further, the SEC may determine that a Rating Agency rating the offered certificates no longer qualifies as an NRSRO, or is no longer qualified to rate such offered certificates, which may also adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.

  General

The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the “Trust Fund”) for each series will consist of the following, to the extent provided in the Agreement:

(i)       a pool primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties conveyed to the Trustee pursuant to the Agreement;

(ii)      all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement; and

(iii)     all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.

In addition, the Trust Fund for a series may include various forms of credit enhancement.  Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.  See “CREDIT ENHANCEMENT” in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

(i)       mortgage principal prepayment effects on the weighted average lives of the classes;

(ii)      the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

(iii)     the degree to which an investor’s yield is sensitive to principal prepayments.

The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

If the certificates of a class are transferable only on the books of The Depository Trust Company (the “Depository”), no person acquiring a certificate that is in book-entry form (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Depositor has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

If the certificates of a class are transferable only on the books of the Depository, each beneficial owner’s ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for this purpose. In turn, the Financial Intermediary’s ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner’s Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Depositor and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee or other applicable certificate registrar may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the Depository’s normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

  Distributions on Certificates

Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates (“Certificateholders” or “Holders”) by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the “Distribution Date”) specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the Trustee (or any other paying agent as may be identified in the related prospectus supplement), by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

With respect to each series of certificates on each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) after a date specified in the related prospectus supplement (the “Cut-Off Date”) and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

Accounts

It is expected that the Agreement for each series of certificates will provide that the Trustee (or any other paying agent as may be identified in the related prospectus supplement) establish an account (the

“Distribution Account”) into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the “Collection Account”) in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

(1)        all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)        all payments on account of interest on the mortgage loans and all Prepayment Premiums;

(3)        all proceeds from any insurance policy relating to a mortgage loan (“Insurance Proceeds”) other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(4)        all proceeds from the liquidation of a mortgage loan, including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (“REO Property”);

(5)        all proceeds received in connection with the taking of a Mortgaged Property by eminent domain other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(6)        any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

(7)        any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

(8)        any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

The Special Servicer, if any, will be required to remit, as specified in the related prospectus supplement, to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. “Prepayment Premium” means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. “Property Protection Expenses” comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account or advance amounts to, among other things:

(i)       remit certain amounts for the related Distribution Date into the Distribution Account;

(ii)      to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

(iii)      pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

(iv)     reimburse the Master Servicer, the Special Servicer, if any, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and, if applicable, the Special Servicer, as described in the Agreement.

The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the “Master Servicer Remittance Date”). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

It is expected that the Agreement for each series of certificates will provide that a special trust account (the “REO Account”) will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

(i)       make remittances to the Collection Account as required by the Agreement;

(ii)      pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

(iii)      provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

“Permitted Investments” will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

Amendment

The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:

(i)       to cure any ambiguity;

(ii)      to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

(iii)     to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

(iv)     for the other reasons specified in the related prospectus supplement.

To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

•
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder; or

•
reduce the aforesaid percentage of certificates of any class the Holders of which are required to consent to any amendment, without the consent of the Holders of all certificates of that class then outstanding.

Further, the Agreement for each series may provide that the parties to the Agreement, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a “real estate mortgage investment conduit” (a “REMIC” ) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that (unless otherwise disclosed in the related prospectus supplement) the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

The Agreement relating to each series may provide that no amendment to the Agreement will be made unless there has been delivered in accordance with the Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

Termination

As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

(i)      the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

(ii)      the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

(iii)     the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

(iv)      mutual consent of the parties and all Certificateholders.

With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

  Reports to Certificateholders

Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

(i)       information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

(ii)      updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

(iii)     financial information relating to the underlying Mortgaged Properties;

(iv)     information with respect to delinquent mortgage loans;

(v)      information on mortgage loans which have been modified; and

(vi)     information with respect to REO Properties.

The Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will be required to mail or otherwise make available to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement). The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. We will file or cause to be filed with the SEC the periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. Reports that we have filed with the SEC pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and, therefore, should be available at the SEC’s site on the World Wide Web.

The Trustee

The Depositor will select a bank or trust company to act as trustee (the “Trustee”) under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

THE MORTGAGE POOLS

General

Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments (“Mortgages”) on fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a “Mortgaged Property”). Each mortgage loan in a mortgage pool is referred to as a mortgage loan in this prospectus.

Mortgage loans will be of one or more of the following types:

1.       mortgage loans with fixed interest rates;

2.       mortgage loans with adjustable interest rates;

3.       mortgage loans with principal balances that fully amortize over their remaining terms to maturity or anticipated maturity date;

4.       mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity or anticipated maturity date of the loan;

5.       mortgage loans that provide incentives (such as an increase in the applicable interest rate, among other things) for, but do not require, repayment in full on an anticipated repayment date prior to maturity;

6.       mortgage loans that provide for recourse against only the Mortgaged Properties; and

7.       mortgage loans that provide for recourse against the other assets of the related borrowers.

Certain mortgage loans may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Leases and Rents” in this prospectus.

Certain mortgage loans may provide for “equity participations” which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Depositor into an escrow account held by the Trustee as provided in the related prospectus supplement.

The mortgage loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

(i)       the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

(ii)      the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

(iii)     the interest rate or range of interest rates of the mortgage loans and the weighted average mortgage interest rate of the mortgage loans;

(iv)     the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

(v)      the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

(vi)     the current loan balance-to-original valuation ratios of the mortgage loans;

(vii)    the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

(viii)    the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

(ix)     the debt service coverage ratios relating to the mortgage loans;

(x)      information with respect to the prepayment provisions, if any, of the mortgage loans;

(xi)     information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

(xii)    payment delinquencies, if any, relating to the mortgage loans.

If specified in the related prospectus supplement, the Depositor may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Depositor may disclose the above-specified information by mortgage loan group.

In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Depositor will file a current report on Form 8-K (the “Form 8-K”) with the SEC on or prior to the date of the filing of the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the initial issuance of each series of certificates (each, a “Closing Date”) as specified in the related prospectus supplement. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans

The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

Assignment of Mortgage Loans

At the time of issuance of the certificates of each series, the Depositor will cause the mortgage loans  to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

In addition, the Depositor will, as to each mortgage loan, deliver to the Trustee or other designated custodian, to the extent required by the Agreement:

(i)       the mortgage note, endorsed to the order of the Trustee or in blank without recourse;

(ii)      the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

(iii)     any assumption, modification or substitution agreements relating to the mortgage loan;

(iv)     a lender’s title insurance policy, together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of the mortgage loan;

(v)      if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

(vi)     a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

(vii)     any other documents as may be described in the Agreement (the documents, collectively, the “Mortgage Loan File”).

Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Depositor’s interest in the mortgage loan to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

The Trustee or other designated custodian will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee or other designated custodian is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee or other designated custodian will promptly notify the Depositor, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the “Responsible Party”) and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee, within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to (unless otherwise specified in the related prospectus supplement) the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage interest rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the “Repurchase Price”). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

Representations and Warranties

To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the Depositor will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Depositor, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan (or a portion thereof) with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan (or a portion thereof) at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Depositor for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Depositor to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Depositor.

The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Depositor, as the case may be, may deliver to the Trustee mortgage loans (“Substitute Mortgage Loans”) in substitution for any one or more of the mortgage loans (“Defective Mortgage Loans”) initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that the Substitute Mortgage Loan on the date of substitution, will:

(i)      have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

(ii)      have a mortgage interest rate not less than (and not more than 1% greater than) the mortgage interest rate of the Defective Mortgage Loan;

(iii)     have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

(iv)     comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the Responsible Party or the Depositor as more fully described in the prospectus supplement.

A brief summary of certain representations and warranties that are applicable to a particular series will be described in the prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The prospectus supplement related to a series will identify the master servicer (the “Master Servicer”) to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Depositor and its affiliates.

If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the “Specially Serviced Mortgage Loans”) will be performed by a special servicer (the “Special Servicer”). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

•
negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under
“—Modifications, Waivers and Amendments” below;

•	foreclosing on the Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

•	supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

The Special Servicer may have other business relationships with the Depositor and its affiliates.

If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Depositor and its affiliates.

Servicing Standards

The Master Servicer and the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as if they were one lender), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

Operating Advisor

If so specified in the related prospectus supplement, an advisor (the “Operating Advisor”) may be selected to approve, direct or consult with, the special servicer as to recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor may be entitled to approve or consult regarding certain actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, and extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

Collections and Other Servicing Procedures

The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow the collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

Insurance

The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

The standard hazard insurance policies typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will typically provide that the insurer’s liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest on the costs, as provided by the Agreement.

Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

Fidelity Bonds and Errors and Omissions Insurance

The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

The Master Servicer’s principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a “Servicing Fee” (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer’s servicing compensation will ordinarily decrease as the mortgage loans amortize.

In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under “DESCRIPTION OF THE CERTIFICATES—Accounts” in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

Advances

The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances (“Advances”) with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer’s Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

The Master Servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining housing values, make non-recoverability determinations with increasing frequency.  Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to the holders of certificates.

Modifications, Waivers and Amendments

If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, may give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of or consultation with an Operating Advisor.

Evidence of Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to us, the trustee or certificate administrator or any other party as may be identified in the related prospectus supplement, as applicable, on or before the date specified in the applicable Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Agreement in all material respects throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee

The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any,

nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer’s obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer’s obligations and duties under the Agreement.

The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor or other party specified in the related prospectus supplement will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

Events of Default

Events of default (each, an “Event of Default”) with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

(i)       with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement (subject to any applicable grace period);

(ii)      with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required (subject to any applicable grace period) any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

(iii)     with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of the failure has been given to the applicable party;

(iv)     with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)      with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

(vi)     with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement, at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee or as otherwise selected as described in the related prospectus supplement will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. “Voting Rights” means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

CREDIT ENHANCEMENT

General

If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of (a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the “Subordinate Certificates”) to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the Holders of senior certificates (the “Senior Certificates”) to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

Cross-Support Features

If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Letter of Credit

If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the “Letter of Credit Bank”). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Certificate Guarantee Insurance

If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a “voidable preference” payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Reserve Funds

If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Depositor may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Depositor or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of mortgage loans in a Trust Fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the mortgage loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released. Instead, either the excess cash will (a) be paid to one or more senior classes of certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the certificates; the difference is overcollateralization or (b) available to offset principal losses and delinquencies after the principal balances of the classes of certificates specified in the related prospectus supplement have been paid in full.  If so specified, the prospectus supplement will describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.

SWAP AGREEMENT

If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.

Interest Rate Swap.  In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

Interest Rate Caps.  In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

Interest Rate Floors.  In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

Interest Rate Collars.  An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

Currency Swap:  In a currency swap, the Trust Fund will exchange a stream of interest and principal payments on a class  for the rate of interest on  that class multiplied by the outstanding principal balance of the related class denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class.

YIELD CONSIDERATIONS
General

The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in or as contemplated by the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions” in this prospectus for a description of certain provisions of the mortgage loans and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

Prepayment and Maturity Assumptions

The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers’ net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note or loan agreement. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities (“Balloon Payments”). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower’s equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions” in this prospectus.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect of an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month (expressed as a rate per annum) relative to the then outstanding principal balance of a pool of new mortgage loans.

We cannot assure you that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the mortgage interest rates on the mortgage loans, the rate of prepayment can be expected to increase.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

Mortgages and Deeds of Trust Generally

The mortgage loans for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property  and by the mortgagee’s or beneficiary’s knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic’s liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See “—Environmental Risks” below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

Rights of Mortgagees or Beneficiaries

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

The borrower, or any other person having a junior encumbrance on the real estate, may, after acceleration but not after a foreclosure sale has occurred, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, prior to the trustee’s sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of  the mortgage or deed of trust and the redemption rights that may exist (see “—Rights of Redemption” below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee’s sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee’s ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute “fair consideration”. The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) was rejected, however, by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994).  The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisor’s) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See “—Environmental Risks” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower’s defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

Bankruptcy Issues

Automatic Stay

The Bankruptcy Code may affect the ability to enforce certain rights under a mortgage in the event that a borrower becomes the subject of a bankruptcy or reorganization proceeding under the Bankruptcy Code.  Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor’s estate, which may delay the mortgagee’s exercise of such remedies, including foreclosure, in the event that such borrower becomes the subject of a proceeding under the Bankruptcy Code.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor, the sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Modification of Lender’s Rights

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount, terms and priority of a mortgage securing a loan to a debtor may be modified under certain circumstances.  The amount of the loan secured by the real property may be reduced to the then current value of the property pursuant to a confirmed plan of reorganization or lien avoidance proceeding, thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances.  Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan.  Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.

Leases and Rents

The legal proceedings necessary to resolve the above described bankruptcy issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Federal bankruptcy law may also interfere with or affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases. In addition, under Section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. For example, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. Rents and leases may also escape an assignment of such rents and leases (i) if the  assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.  The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”.  The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents.  Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Lease Assumption or Rejection by Tenant

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court,

(a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to (a) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the property, plus (b) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that the mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered shopping centers by a court considering the question.

Lease Rejection by Lessor – Tenant’s Rights

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.  To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Intercreditor Issues

Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  We cannot assure you that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.  In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which at least one court has followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee.  Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization.  A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the Mortgaged Properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such Mortgaged Property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related  general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the Mortgaged Property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the mortgage loans included in a Trust Fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), for example, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

State Law Limitations on Lenders

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See “—Rights of Redemption” below.

Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See “—Anti-Deficiency Legislation” below.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which are, have been the site of, or are located near other properties that have been the site of, manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any mortgage loan or, (b) in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, and for natural resource damages, at such property, which liabilities could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Environmental reports are generally prepared for mortgage properties that will be included in each mortgage pool.  The environmental reports will generally be prepared pursuant to the American Society for Testing and Materials standard for a  “Phase I” environmental assessment unless otherwise specified in the related prospectus supplement. In addition to the Phase I standards, many of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations will have been completed for some mortgaged properties to evaluate further certain environmental issues. Phase II investigation consists of sampling and/or testing.

Except as set forth below and in the related prospectus supplement, none of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

•	in which the adverse conditions were remediated or abated before the origination date of the related mortgage loan or date the related certificates are issued;

•	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties will be in place or recommended;

•	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related mortgage loan;

•	for which an environmental insurance policy will have been obtained from a third party insurer;

•
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

•
as to which the borrower or other responsible party will have obtained a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

•	involving radon; or

•	in which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the identified condition was related to the presence of asbestos containing materials, lead based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the mortgaged properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”) may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as a Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), a secured lender such as a Trust

Fund may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA’s definition of “owner or operator”, however, is a person “who without participating in the management of a ... facility, holds indicia of ownership primarily to protect his security interest” (the “Secured-Creditor Exemption”). This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Notwithstanding the Secured-Creditor Exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) defines the term “participating in management” to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as “workout” steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

Amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the Secured-Creditor Exemption.  In addition, under the amendments, a lender continues to be protected from CERCLA liability as an “owner or operator” after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the Secured-Creditor Exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the Secured-Creditor Exemption.

The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for an exemption similar to the Secured-Creditor Exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “—Anti-Deficiency Legislation” below) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

Rights of Redemption

In some states, after a foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of state specific provisions that may be material to investors for states where Mortgaged Properties securing a substantial principal amount of mortgage loans backing a particular series are located. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgagees

The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

Anti-Deficiency Legislation

Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower’s other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower’s assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.  Also, the enforcement of remedial actions in one state may adversely affect the enforcement of remedial actions in other states.

Statutory Liabilities

The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of mortgages. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

Prepayment Provisions

Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Due-on-Sale Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”).  The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses. Although the Garn-St Germain Act provides that due-on-sale clauses are enforceable, the Garn-St Germain Act states that a mortgagee is “encouraged” to permit an assumption of a loan at the existing mortgage rate of interest or at some other rate less than the average of the mortgage rates and the market rate. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Acceleration on Default

Some of the mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by  a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code (“California Military Code”) provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, also known as USA Patriot Act, and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, we cannot assure you that the defense will be successful.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure  expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of a Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or (ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

Leases and Rents

Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The U.S. Department of Treasury (the “Treasury”) has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

IRS Circular 230 Notice

The following summary is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.  The following summary is written and provided in connection with the promotion or marketing by the Depositor and the underwriters of the transactions or matters addressed in this prospectus and the related prospectus supplement.  You should seek advice based on your particular circumstances from an independent tax advisor.

General

The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, as to the matters discussed in this section. The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, where the related prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a “holder” or “Certificateholder” in this discussion generally mean the beneficial owner of a certificate.

This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under “—Federal Income Tax Consequences for REMIC Certificates” below and as a grantor trust under “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Federal Income Tax Consequences For REMIC Certificates
General

With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a “REMIC Pool“. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i) the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool.  The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to “REMIC” or “REMIC Pool” in this prospectus shall be deemed to refer to each REMIC Pool. If so specified in the related prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below. For purposes of this discussion, unless otherwise specified, the term “mortgage loans” will be used to refer to mortgage loans.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care” (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent “qualified mortgages”, within the meaning of Code Section 860G(a)(3), for other REMICs.  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day”, which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or participation interests in whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (a) the fair market value of the real property security, including its land, buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan, and (ii) regular interests in another REMIC. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (a) of the preceding sentence as of the date of the last modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a “defective obligation” within a two-year period after the Startup Day. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service (the “IRS”).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Regular Certificates

Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income on the Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust Fund would be so treated.  For purposes of the foregoing tests, the REMIC Pools are treated as a single REMIC.  If at all times 95% or more of the assets of the Trust Fund qualify for each of the foregoing treatments, the Regular Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  Certificates held by a domestic building and loan association will not be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Certificates

General

In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable to that Regular Certificate (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

Original Issue Discount

Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent the issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price”. The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder of such class for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below); provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates. Likewise, the Depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of and non-qualified stated interest payments due on the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.

The Conference Committee Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest (including original issue discount) distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the total stated redemption price at maturity of the Regular Certificate.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. A Regular Certificateholder that makes an election to amortize such premium will be deemed to have made an election to amortize bond premium on other debt instruments acquired by such holder with amortizable bond premium during that taxable year or thereafter.  Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See

“—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or the following years. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making this election.

Prepayment Premiums

Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium.  Prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale, Exchange or Retirement of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, or such Regular Certificate is redeemed or retired, such Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses on the Regular Certificate.  Similarly, a holder who receives payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the Regular Certificate.  A Regular Certificateholder who receives a final payment that is less than the Certificateholder’s adjusted basis in the Regular Certificate will generally recognize less.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to the Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the Regular Certificateholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless. Under Code Section 166, except as provided below, it appears that the Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained (and not previously deducted) with respect to principal during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, the Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the class. Although not free from doubt, a Regular Certificateholder with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Certificates are entitled to any deduction under Code Section 166 for bad debt loss.  Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Prospective investors in the Residual Certificates should carefully read the following discussion. Prospective investors are cautioned that the REMIC taxable income on the Residual Certificates and the tax liabilities on the Residual Certificates will exceed cash distributions to the holder of the Residual Certificates during some or all periods, in which event such holder must have sufficient sources of funds to pay such tax liabilities.  Due to the special tax treatment of REMIC residual interests, the after-tax return on the Class R Certificates may be zero or negative.  In the following discussion, the term “Residual Certificateholder” refers to the holder of the Residual Certificates.  Unless otherwise noted below, the following discussion applies separately to the Residual Certificates’ residual interest in each REMIC in the issuing entity.  A Residual Certificateholder must account separately for its interest in the REMIC Pool and cannot offset gains from one REMIC Pool with losses from another REMIC Pool.

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of Residual Certificateholders, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss of the Residual Certificateholder for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC’s gross income less deductions.  The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of purchase premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates. However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income”. The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return. In addition, a Residual Certificateholder’s taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

A REMIC Pool will have a net loss for any calendar quarter in which its deductions exceed its gross income.  The net loss would be allocated among the Residual Certificateholders in the same manner as such REMIC Pool’s taxable income.  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool.  A cash distribution to a Residual Certificateholder that exceeds such holder’s adjusted basis will be treated as a gain from the sale or exchange of the Residual Certificate.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under “—Taxation of REMIC Income”, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income:  (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition. Residual Certificateholders should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the Trustee intends to compute REMIC income and expense in accordance with the Code and applicable Treasury regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”, without regard to the de minimis rule described in those sections, and “—Taxation of Regular Certificates—Premium” above.

Market Discount.  The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

Premium.  Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium”, a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant interest method. Amortizable bond premium, if any, will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

The Code provides that a portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion”, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased (but not below zero) by any distributions made with respect to the Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and that portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations.  If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they apply to the date of the transfer.  This tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during such period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) ”Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis; and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless, among other things (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affirmations made by the transferee pursuant to such affidavit are false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. For purposes of this discussion, “Disqualified Non-U.S. Person” means with respect to the Residual Certificates, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Person; (b) any person other than a U.S. Person (a “Non-U.S. Person”) or its agent other than (i) a Non-U.S. Person that holds the Residual Certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or (ii) a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes; or (c) a U.S. Person with respect to which income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Taxation of Certain Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations”. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

(A)     the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of the present value off: (1) any consideration given to the transferee to acquire the residual interest (the inducement payment), (2) future distributions on the residual interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

(B)     the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through (iii), but not (iv) above as part of the affidavit described above under “—Disqualified Organizations”. The transferor must have no actual knowledge or reason to know that any statements are false.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person.  The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under temporary and final Treasury regulations, effective generally for partnership interests first acquired on August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner.  Similar rules apply to excess inclusions allocable to Non-U.S. Persons through certain other pass-through entities.  Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of the Residual Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the

Residual Certificateholder has an adjusted basis in the Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Code Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark-to-Market Regulations

Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a Mortgaged Property to qualify as foreclosure property, any operation of the Mortgaged Property by the REMIC Pool generally must be conducted through an independent contractor.  Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate.  Payment of such tax by the REMIC Pool would reduce amounts available for distribution to Certificateholders.

The Master Servicer or Special Servicer, if any, is required to determine generally whether the operation of foreclosure property in a manner that would subject the REMIC Pool to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the REMIC Pool to such tax.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the related prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, a REMIC Pool generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners.  In general, the holder of the largest percentage interest of the Residual Certificates will be the “tax matters person” of the REMIC Pool for purposes of representing Residual Certificateholders in connection with any IRS proceeding.  However, the duties of the tax matters person will be delegated to the Trustee under the related Agreement.  Certain tax information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC Pool’s returns, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the Trustee, in a manner to be provided in the Treasury regulations, with the name and address of such person and other information.

Limitations on Deduction of Certain Expenses

An investor in the Residual Certificates that is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified statutory amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  The applicable limitation is reduced to zero for taxable years beginning in 2010-2012. Under current law, the limitation will be fully reinstated for the taxable year beginning in 2013 and thereafter.  In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other non-interest expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to the Regular Certificateholders that are non resident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the REMIC (or possibly one or more borrowers) and (ii) provides the Trustee, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.  The appropriate documentation includes IRS Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.  With respect to IRS Forms W-8BEN, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account.  A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.  The term “intermediary” means a person acting as a custodian, broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person.  In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates.  Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest”, subject to the conditions described in “—Regular Certificates” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion”. See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that (i) are Non-U.S. Persons, or (ii) are U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) Non-U.S. Persons, will be prohibited under the related Agreement.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a rate of 28% (increasing to 31% after 2012) on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Certificates, is a Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Information reporting requirements may also apply regardless of whether withholding is required.  Any amounts to be withheld from distribution on the regular certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Regular Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request the information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “—Limitations on Deduction of Certain Expenses” above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Status of REMIC Certificates”.

Federal Income Tax Consequences for Certificates
as to Which No REMIC Election Is Made

Standard Certificates

General

In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as “Stripped Certificates”, as described below, as a REMIC (Certificates of this series shall be referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i).

Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a “Standard Certificateholder”) in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees”. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  The applicable limitation is reduced by two-thirds for the taxable year beginning in 2009 and is reduced to zero for the taxable years beginning in 2010-2012.  Under current law, the limitation will be fully reinstated for taxable year beginning in 2013.  As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Recharacterization of Servicing Fees” and “—Stripped Certificates”, respectively.

Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.       A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.       A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to the extent within the meaning of Code Section 856(c)(3)(B).

3.       A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium”.

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

Recharacterization of Servicing Fees

If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as “stripped coupons” and “stripped bonds”. Subject to the de minimis rule discussed below under “—Stripped Certificates”, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates”.

The certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certificates—Recharacterization of Servicing Fees” above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certificates—General”, subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations”, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See “—Standard Certificates—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “—General”, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”. However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under “—General”, the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in the Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Sale, Exchange or Retirement of Regular Certificates”. To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during the year, the information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file the original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations establishing a reporting framework for interests in “widely held fixed investment trusts” and placing the responsibility for reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with the Trust Fund, the trustee will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Standard Certificates or Stripped Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the Agreement, the Trust Fund’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any Trust Fund assets were disposed of or the Standard Certificates or Stripped Certificates, as applicable, are sold in secondary market sales, the portion of the gross proceeds relating to the Trust Fund assets that are attributable to such Certificateholder. The same requirements would be imposed on middlemen holding such certificates on behalf of Certificateholders. Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or

Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates”.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the Federal income tax consequences described in “FEDERAL INCOME TAX CONSEQUENCES” in this prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”) and on persons who are “parties in interest” (as defined in Section 3(14) of ERISA) or “disqualified persons” (as defined in Section 4975(e)(2) of the Code) with respect to such ERISA Plans.  Sections 401-414 of ERISA impose certain duties on persons who are fiduciaries (as defined in Section 3(21) of ERISA) of ERISA Plans.  Section 406 of ERISA prohibits certain transactions between an ERISA Plan and fiduciaries and/or parties in interest with respect to such ERISA Plan and Section 4975 of the Code imposes a tax on certain prohibited transactions between an ERISA Plan and a disqualified person with respect to such Plan.  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and, provided no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or the Code.  However, such plans (collectively, with ERISA Plans, “Plans”) may be subject to the provisions of applicable federal, state and local law (“Similar Law”) materially similar to the foregoing provisions of ERISA and the Code.

Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans from engaging in certain transactions involving the Plans and their assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Depositor, the

Master Servicer, the Special Servicer, if any, the Trustee or certain affiliates of the Depositor, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan. If so, the acquisition or holding of certificates by or on behalf of the Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to the assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Depositor, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

Further, if the assets included in a Trust Fund were deemed to constitute “plan assets”, it is possible that an ERISA Plan’s investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.

The U.S. Department of Labor (the “Department”) has issued regulations (the “Plan Asset Regulations”) concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an “equity interest” (such as a certificate) in the entity.  The Pension Protection Act of 2006 adds a provision, Section 3(42) of ERISA, which modifies the Plan Asset Regulations in certain respects.

Certain exceptions are provided in the Plan Asset Regulations, through which an investing Plan’s assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can we assure you whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors”, which are defined as ERISA Plans, and entities whose underlying assets include plan assets by reason of an ERISA Plan’s investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Pursuant to the Plan Asset Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan’s investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an “Underwriter’s Exemption”). This Underwriter’s Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If the Underwriter’s Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

Unrelated Business Taxable Income — Residual Interests

The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a “Disqualified Organization”, which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under “FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates”.

Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of certificates.  Individuals responsible for investment decisions for Plans not subject to ERISA or the Code should consult with the counsel regarding the applicability of, and restrictions imposed by, Similar Law with respect to the acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the offered certificates, are subject to significant interpretive uncertainties.  Except as may be specified in the prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of offered certificates by any NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

THE APPRAISAL REGULATIONS

Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the “Appraisal Regulations”) applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. §§ 225.61-225.67), national banks (12 C.F.R. §§ 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a “FIRREA Appraisal”) in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

We cannot assure you that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

PLAN OF DISTRIBUTION

The certificates offered by this prospectus and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of certificates will describe the method of offering of that series of certificates, including the initial public offering or purchase price of each class of offered certificates or the method by which the price will be determined and the net proceeds to the Depositor of the sale.

The offered certificates will be offered through the following methods from time to time and offerings of different series may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

1.	By negotiated firm commitment underwriting and public reoffering by underwriters specified in the related prospectus supplement;

2.	By placements by the Depositor with investors through dealers; and

3.	By direct placements by the Depositor with investors.

As more fully described in the related prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co., acting as sole underwriter or together with such other underwriters, if any, named in the prospectus supplement. The Depositor is an affiliate of Goldman, Sachs & Co. and, as such, Goldman, Sachs & Co. will have a conflict of interest in underwriting any offered certificates.  The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of offered certificates will be obligated to purchase all the certificates if any are purchased. The Depositor and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the certificates.

If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the offered certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the offered certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of offered certificates by a selling certificateholder will be set forth on the cover of the prospectus supplement applicable to the certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the selling certificateholder to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a selling Certificateholder’s offering of certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

If the offered certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and the purchasers of the offered certificates. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

The place and time of delivery for each series of certificates offered by means of this prospectus and the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

If specified in the prospectus supplement relating to certificates of a particular series offered by means of this prospectus, the Depositor, any affiliate of the Depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the offered certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the offered certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.  The offering may be restricted in the manner specified in the prospectus supplement.  The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved).  Any dealer that participates in the distribution of the offered certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

INCORPORATION OF CERTAIN INFORMATION
BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and the related prospectus supplement.  Information that we file later with the SEC will automatically update the information in this prospectus and the related prospectus supplement.  All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing.  In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement.  As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the office of the Secretary, 200 West Street, New York, New York 10282 (phone: 212-902-1000).

This prospectus and the related prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC, including annual reports on Form 10-K, distribution reports on Form 10-D, and current reports on Form 8-K, can be inspected, read and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C.  20549.  Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E. Washington, D.C.  20549, at prescribed rates.

You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 200 West Street, New York, New York 10282 (phone: 1-866-471-2526), Attention: Prospectus Department.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates offered by this prospectus and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated the certificates in one of the four highest rating categories.

Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets to which such securityholders are entitled.  These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any.  Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.  As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.  Furthermore, ratings on mortgage-backed securities do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  You should evaluate each security rating independently of any other security rating.

INDEX OF DEFINED TERMS

		FIRREA	103
1		FIRREA Appraisal	103
1986 Act	73	Form 8-K	34

A		G
ADA	69	Garn-St Germain Act	65
Advances	41
Agreement	25	H
Appraisal Regulations	103	Holders	28
Assessment of Compliance	42
Attestation Report	42	I
		Insurance Proceeds	29
B		IRS	72
Balloon Payments	48
Bankruptcy Code	52	L
beneficial owner	27	Lender Liability Act	62
		Letter of Credit Bank	45
C
California Military Code	66	M
CERCLA	61	Master Servicer	37
Certificateholders	28	Master Servicer Remittance Date	30
Closing Date	34	Mortgage Loan File	35
Code	70	Mortgage Loan Schedule	35
Collection Account	29	Mortgaged Property	33
Cut-Off Date	28	Mortgages	32

D		N
Defective Mortgage Loans	36	Non-U.S. Person	85
Department	101	NRSRO	25
Depositor	24
Depository	27	O
Disqualified Non-U.S. Person	85	OID Regulations	74
Disqualified Organization	101	Operating Advisor	38
Distribution Account	28
Distribution Date	28	P
		Pass-Through Entity	85
E		Permitted Investments	30
EDGAR	32	Plan Asset Regulations	101
Environmental Condition	61	Plans	100
ERISA	100	Prepayment Assumption	75
ERISA Plans	100	Prepayment Premium	29
Event of Default	43	Property Protection Expenses	29
Exchange Act	25
		R
F		Random Lot Certificates	74
FDIA	20
Financial Intermediary	27

Rating Agency	25	Specially Serviced Mortgage Loans	37
REA	6	Standard Certificateholder	93
Regular Certificateholder	73	Standard Certificates	92
Regular Certificates	71	Startup Day	71
Regulation AB	24	Stripped Certificateholder	97
Relief Act	66	Stripped Certificates	92, 96
REMIC	31	Subordinate Certificates	45
REMIC Certificates	71	Substitute Mortgage Loans	36
REMIC Pool	70
REMIC Regulations	70	T
REO Account	30	Title V	67
REO Property	29	Title VIII	67
Repurchase Price	36	Treasury	69
Residual Certificateholder	81	TRIPRA	69
Residual Certificates	71	Trust Fund	26
Responsible Party	35	Trustee	32

S		U
SEC	24	U.S. Person	87
Secured-Creditor Exemption	61	Underwriter’s Exemption	101
Securities Act	25
Senior Certificates	45	V
Servicing Fee	40	Voting Rights	44
Similar Law	100
SMMEA	102
Special Servicer	37

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and free writing prospectus.  You must not rely on any unauthorized information or representations.  This prospectus and free writing prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus and free writing prospectus is current only as of its date.

$1,083,364,000
(Approximate)

GS Mortgage Securities Trust
2012-GCJ9
(as Issuing Entity)

GS Mortgage
Securities Corporation II
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2012-GCJ9

Free Writing Prospectus
Summary of Free Writing Prospectus	14
Risk Factors	51
Description of the Mortgage Pool	92
Transaction Parties	147
Description of the Offered Certificates	201
Yield, Prepayment and Maturity Considerations	223
The Pooling and Servicing Agreement	233
Material Federal Income Tax Consequences	282
State and Local Tax Considerations	285
ERISA Considerations	285
Legal Investment	287
Certain Legal Aspects of the Mortgage Loans	288
Ratings	289
Legal Matters	290
Index of Significant Definitions	291
Annex A	–	Statistical Characteristics of the Mortgage Loans	A-1
Annex B	–	Structural and Collateral Term Sheet	B-1
Annex C	–	Mortgage Pool Information	C-1	Class A-1	$ 72,318,000
Annex D	–	Form of Distribution Date Statement	D-1	Class A-2	$ 202,504,000
Annex E-1	–	Sponsor Representations and Warranties	E-1-1	Class A-3	$ 607,410,000
Annex E-2	–	Exceptions to Sponsor Representations and Warranties	E-2-1	Class A-AB	$ 90,017,000
Annex F	–	Class A-AB Scheduled Principal Balance Schedule	F-1	Class X-A	$ 1,083,364,000
Class A-S	$ 111,115,000
Prospectus
Table of Contents	2	FREE WRITING PROSPECTUS
Summary of Prospectus	3
Risk Factors	4
The Prospectus Supplement	23
The Depositor	24
The Sponsors	25
Use of Proceeds	25	Co-Lead Managers and Joint Bookrunners Goldman, Sachs & Co. Jefferies Citigroup November , 2012
Description of the Certificates	25
The Mortgage Pools	33
Servicing of the Mortgage Loans	37
Credit Enhancement	44
Swap Agreement	47
Yield Considerations	48
Certain Legal Aspects of the Mortgage Loans	49
Material Federal Income Tax Consequences	70
State and Local Tax Considerations	100
ERISA Considerations	100
Legal Investment	102
The Appraisal Regulations	103
Plan of Distribution	103
Incorporation of Certain Information by Reference	105
Legal Matters	106
Ratings	106
Index of Defined Terms	107